PROSPECTUS SUPPLEMENT
(to Prospectus dated February 12, 2007)

$6,007,389,000 (Approximate)

Greenwich Capital Commercial Funding Corp.

as Depositor

Greenwich Capital Financial Products, Inc.
Goldman Sachs Mortgage Company

as Sponsors

Commercial Mortgage Trust 2007-GG9

as Issuing Entity

Commercial Mortgage Pass-Through Certificates, Series 2007-GG9
Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F

We, Greenwich Capital Commercial Funding Corp., have prepared this prospectus supplement in order to offer the classes of commercial mortgage pass-through certificates identified above. These certificates are the only securities offered by this prospectus supplement. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

The offered certificates will represent interests in, and represent obligations of, the issuing entity only and do not represent the obligations of the depositor, the sponsors or any of their affiliates. None of the offered certificates or the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer or by the depositor, the underwriters, any mortgage loan seller, or any other party. The primary assets of the trust will be a pool of multifamily and commercial mortgage loans. The initial balance of the mortgage loans that we expect to transfer to the trust will be approximately $6,575,923,864 as of the cut-off date.

Each class of offered certificates will receive, to the extent of available funds, monthly distributions of interest, principal or both, on the 10th day of the month, or if such 10th day is not a business day, on the next succeeding business day, commencing in April 2007. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under ‘‘Description of the Offered Certificates—Payments’’ in this prospectus supplement.

You should fully consider the risk factors beginning on page S-45 and on page 14 in the accompanying prospectus prior to investing in the offered certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Class	Approximate Initial Certificate Principal Balance	Initial Pass-Through Rate	Pass-Through Rate Description		Principal Window	Expected Ratings S&P/Moody’s/Fitch(1)
A-1(2)	$84,000,000	5.23300%	Fixed		04/07 – 10/11	AAA/Aaa/AAA
A-2(2)	$1,180,078,000	5.38100%	Fixed		10/11 – 07/12	AAA/Aaa/AAA
A-3(2)	$85,985,000	5.44700%	Fixed		11/13 – 03/14	AAA/Aaa/AAA
A-AB(2)	$88,000,000	5.44100%	Fixed		07/12 – 09/16	AAA/Aaa/AAA
A-4(2)	$2,671,598,000	5.44400%	Fixed		09/16 – 01/17	AAA/Aaa/AAA
A-1-A(2)	$493,485,000	5.42600%	Fixed		12/09 – 01/17	AAA/Aaa/AAA
A-M	$557,593,000	5.47500%	Fixed		01/17 – 02/17	AAA/Aaa/AAA
A-J	$575,393,000	5.50500%	Fixed	(3)	02/17 – 02/17	AAA/Aaa/AAA
B	$32,880,000	5.53400%	Fixed	(3)	02/17 – 02/17	AA+/Aa1/AA+
C	$98,638,000	5.55400%	Fixed	(3)	02/17 – 02/17	AA/Aa2/AA
D	$41,100,000	5.58400%	Fixed	(3)	02/17 – 02/17	AA−/Aa3/AA−
E	$41,099,000	5.61300%	Fixed	(3)	02/17 – 02/17	A+/A1/A+
F	$57,540,000	5.63300%	Fixed	(3)	02/17 – 02/17	A/A2/A

(Footnotes to table on page S-8)

Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC are the underwriters for this offering. The underwriters will purchase their respective allocations of the offered certificates from us, subject to the satisfaction of specified conditions. Our proceeds from the sale of the offered certificates will equal approximately 100.49% of the total initial principal balance of the offered certificates, plus accrued interest, before deducting expenses payable by us. The underwriters currently intend to sell the offered certificates at varying prices to be determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about March 8, 2007. See ‘‘Method of Distribution’’ in this prospectus supplement.

With respect to this offering, Goldman, Sachs & Co. and Greenwich Capital Markets, Inc. are acting as co-lead bookrunning managers and Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC are acting as co-managers.

Goldman, Sachs & Co.

BANC OF AMERICA SECURITIES LLC	CREDIT SUISSE
MORGAN STANLEY	WACHOVIA SECURITIES

February 21, 2007

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.

Commercial Mortgage Pass-Through Certificates, Series 2007-GG9
Geographic Overview of Mortgage Pool

Washington
1 property
$4,843,415
0.1% of total
Missouri
3 properties
$111,050,000
1.7% of total
Illinois
5 properties
$225,123,313
3.4% of total
Minnesota
8 properties
$36,002,000
0.5% of total
Wisconsin
8 properties
$94,783,404
1.4% of total
Indiana
8 properties
$69,650,000
1.1% of total
Michigan
4 properties
$62,822,548
1.0% of total
Pennsylvania
4 properties
$92,120,000
1.4% of total
New Hampshire
1 property
$11,100,000
0.2% of total
Maine
2 properties
$1,976,697
0.0% of total
Massachusetts
3 properties
$659,500,000
10.0% of total
New York
49 properties
$1,444,487,095
22.0% of total
Connecticut
11 properties
$256,610,000
3.9% of total
Oregon
2 properties
$21,360,000
0.3% of total
Ohio
2 properties
$16,700,000
0.3% of total
New Jersey
5 properties
$133,392,000
2.0% of total
Nevada
10 properties
$130,061,173
2.0% of total
Delaware
1 property
$14,000,000
0.2% of total
Maryland
16 properties
$345,922,000
5.3% of total
California
54 properties
$769,904,256
11.7% of total
Virginia
8 properties
$350,796,753
5.3% of total
North Carolina
25 properties
$203,528,434
3.1% of total
Arizona
6 properties
$77,208,530
1.2% of total
Colorado
18 properties
$156,880,631
2.4% of total
Georgia
14 properties
$419,383,904
6.4% of total
South Carolina
2 properties
$8,400,000
0.1% of total
Hawaii
6 properties
$166,120,000
2.5% of total
New Mexico
1 property
$25,000,000
0.4% of total
Texas
26 properties
$427,737,196
6.5% of total
Louisiana
1 property
$13,500,000
0.2% of total
Tennessee
4 properties
$34,882,000
0.5% of total
Kentucky
3 properties
$8,569,668
0.1% of total
Florida
15 properties
$171,126,103
2.6% of total
Arkansas
1 property
$4,382,746
0.1% of total
Alabama
1 property
$7,000,000
0.1% of total
< 1.0% of Cut-Off Date Balance
1.0% - 5.0% of Cut-Off Date Balance
5.1% - 10.0% of Cut-Off Date Balance
> 10.0% of Cut-Off Date Balance

John Hancock Tower & Garage Boston, Massachusetts

590 Madison Avenue New York, New York

Schron Industrial Portfolio Long Island, New York

667 Madison Avenue New York, New York

TIAA RexCorp Long Island Portfolio Long Island, New York

Pickwick Plaza Greenwich, Connecticut

Stafford Place I Arlington, Virginia

Merchandise Mart Chicago, Illinois

Peachtree Center Atlanta, Georgia

COPT Office Portfolio Various

IMPORTANT NOTICE ABOUT THE INFORMATION  CONTAINED IN THIS PROSPECTUS

                                       S-3

     Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust

                                       S-4

                     IMPORTANT NOTICE ABOUT THE INFORMATION
     CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      Information about the offered certificates is contained in two separate documents:

      o     this prospectus supplement, which describes the specific terms of the offered certificates; and

      o     the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

      You should only rely on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement and the accompanying prospectus.

                             EUROPEAN ECONOMIC AREA

      IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS
IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A "RELEVANT MEMBER STATE"), EACH
UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE
DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER
STATE (THE "RELEVANT IMPLEMENTATION DATE") IT HAS NOT MADE AND WILL NOT MAKE AN
OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE
PUBLICATION OF A PROSPECTUS IN RELATION TO THE CERTIFICATES WHICH HAS BEEN
APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE
APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE
COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE
PROSPECTUS DIRECTIVE, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE
RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN
THAT RELEVANT MEMBER STATE AT ANY TIME:

                  (I)   TO LEGAL ENTITIES WHICH ARE AUTHORIZED OR REGULATED TO
            OPERATE IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORIZED OR
            REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN
            SECURITIES;

                  (II)  TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (1) AN
            AVERAGE OF AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR;
            (2) A TOTAL BALANCE SHEET OF MORE THAN (EURO)43,000,000; AND (3) AN
            ANNUAL NET TURNOVER OF MORE THAN (EURO)50,000,000, AS SHOWN IN ITS
            LAST ANNUAL OR CONSOLIDATED ACCOUNTS; OR

                  (III) IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE
            PUBLICATION BY THE TRUST OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF
            THE PROSPECTUS DIRECTIVE.

      FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION AN "OFFER OF
CERTIFICATES TO THE PUBLIC" IN RELATION TO ANY CERTIFICATES IN ANY RELEVANT
MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT
INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS
TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE CERTIFICATES, AS
THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE
PROSPECTUS DIRECTIVE IN THAT MEMBER STATE AND THE EXPRESSION "PROSPECTUS
DIRECTIVE" MEANS DIRECTIVE 2003/71/EC AND INCLUDES ANY RELEVANT IMPLEMENTING
MEASURE IN EACH RELEVANT MEMBER STATE.

                                       S-5

                                 UNITED KINGDOM

      EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

                  (I)   (A) IT IS A PERSON WHOSE ORDINARY ACTIVITIES INVOLVE
            IT IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS
            PRINCIPAL OR AGENT) FOR THE PURPOSES OF ITS BUSINESS AND (B) IT HAS
            NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL THE CERTIFICATES
            OTHER THAN TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN
            ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS
            PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES OR WHO IT
            IS REASONABLE TO EXPECT WILL ACQUIRE, HOLD, MANAGE OR DISPOSE OF
            INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR
            BUSINESSES WHERE THE ISSUE OF THE CERTIFICATES WOULD OTHERWISE
            CONSTITUTE A CONTRAVENTION OF SECTION 19 OF THE FINANCIAL SERVICES
            AND MARKETS ACT 2000 (THE "FSMA");

                  (II)  IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED
            AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION
            OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING
            OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE
            ISSUE OR SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION
            21(1) OF THE FSMA DOES NOT APPLY TO THE TRUST; AND

                  (III) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE
            PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN
            RELATION TO THE CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE
            UNITED KINGDOM.

                       NOTICE TO UNITED KINGDOM INVESTORS

      THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT IF MADE BY A PERSON WHO IS
NOT AN AUTHORISED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY
AT PERSONS WHO (1) ARE OUTSIDE THE UNITED KINGDOM, OR (2) HAVE PROFESSIONAL
EXPERIENCE IN MATTERS RELATING TO INVESTMENTS, OR (3) ARE PERSONS FALLING WITHIN
ARTICLES 49(2)(A) THROUGH (D) ("HIGH NET WORTH COMPANIES, UNINCORPORATED
ASSOCIATIONS, ETC.") OR 19 (INVESTMENT PROFESSIONALS) OF THE FINANCIAL SERVICES
AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (ALL SUCH PERSONS TOGETHER
BEING REFERRED TO AS THE "RELEVANT PERSONS"). THIS PROSPECTUS SUPPLEMENT MUST
NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY
INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES,
INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND
WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

      POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST,
OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT
APPLY TO AN INVESTMENT IN THE TRUST FUND AND THAT COMPENSATION WILL NOT BE
AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

               SELLING LEGENDS FOR HONG KONG, JAPAN AND SINGAPORE

      THE CERTIFICATES MAY NOT BE OFFERED OR SOLD BY MEANS OF ANY DOCUMENT OTHER
THAN TO PERSONS WHOSE ORDINARY BUSINESS IS TO BUY OR SELL SHARES OR DEBENTURES,
WHETHER AS PRINCIPAL OR AGENT, OR IN CIRCUMSTANCES WHICH DO NOT CONSTITUTE AN
OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 32) OF
HONG KONG, AND NO ADVERTISEMENT, INVITATION OR

                                       S-6

DOCUMENT RELATING TO THE CERTIFICATES MAY BE ISSUED, WHETHER IN HONG KONG OR
ELSEWHERE, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE
ACCESSED OR READ BY, THE PUBLIC IN HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER
THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO CERTIFICATES WHICH
ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY
TO "PROFESSIONAL INVESTORS" WITHIN THE MEANING OF THE SECURITIES AND FUTURES
ORDINANCE (CAP. 571) OF HONG KONG AND ANY RULES MADE THEREUNDER.

      THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE
SECURITIES AND EXCHANGE LAW OF JAPAN (THE SECURITIES AND EXCHANGE LAW) AND EACH
UNDERWRITER HAS AGREED THAT IT WILL NOT OFFER OR SELL ANY CERTIFICATES, DIRECTLY
OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN
(WHICH TERM AS USED IN THIS PROSPECTUS SUPPLEMENT MEANS ANY PERSON RESIDENT IN
JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF
JAPAN), OR TO OTHERS FOR REOFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN
OR TO A RESIDENT OF JAPAN, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE SECURITIES AND EXCHANGE
LAW AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF
JAPAN.

      THIS PROSPECTUS SUPPLEMENT HAS NOT BEEN REGISTERED AS A PROSPECTUS WITH
THE MONETARY AUTHORITY OF SINGAPORE. ACCORDINGLY, THIS PROSPECTUS SUPPLEMENT AND
ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR
INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE CERTIFICATES MAY NOT BE
CIRCULATED OR DISTRIBUTED, NOR MAY THE CERTIFICATES BE OFFERED OR SOLD, OR BE
MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY
OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL
INVESTOR UNDER SECTION 274 OF THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF
SINGAPORE (THE "SFA"), (II) TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO
SECTION 275(1A), AND IN ACCORDANCE WITH THE CONDITIONS, SPECIFIED IN SECTION 275
OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS
OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

      WHERE THE CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 BY A
RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED
INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE
CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN
ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED
INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN
ACCREDITED INVESTOR, SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF
THAT CORPORATION OR THE BENEFICIARIES' RIGHTS AND INTEREST IN THAT TRUST SHALL
NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS
ACQUIRED THE CERTIFICATES UNDER SECTION 275 EXCEPT: (1) TO AN INSTITUTIONAL
INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON, OR ANY PERSON
PURSUANT TO SECTION 275(1A), AND IN ACCORDANCE WITH THE CONDITIONS, SPECIFIED IN
SECTION 275 OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; OR
(3) BY OPERATION OF LAW.

                                       S-7

                        SUMMARY OF PROSPECTUS SUPPLEMENT

      This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full.

                         INTRODUCTION TO THE TRANSACTION

      The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2007-GG9 Commercial Mortgage
Pass-Through Certificates, which consist of multiple classes and are referred to in this prospectus supplement as the series 2007-GG9 certificates. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not.

          SERIES 2007-GG9 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                APPROXIMATE
                   TOTAL        APPROX.
                 PRINCIPAL      % TOTAL   APPROX.
                BALANCE OR       CREDIT     % OF                                   APPROX.
                 NOTIONAL       SUPPORT   INITIAL      PASS-                       WEIGHTED
                 AMOUNT AT         AT     MORTGAGE    THROUGH     APPROX. INITIAL  AVERAGE                        RATINGS
                  INITIAL       INITIAL     POOL       RATE        PASS-THROUGH      LIFE       PRINCIPAL       S&P/MOODY'S/
   CLASS         ISSUANCE      ISSUANCE   BALANCE   DESCRIPTION        RATE        (YEARS)        WINDOW          FITCH(1)
-----------   ---------------  --------   --------  -----------   ---------------  --------   --------------    ------------

Offered Certificates
    A-1(2)    $    84,000,000   30.000%    1.277%      Fixed         5.23300%        3.19      04/07 - 10/11    AAA/Aaa/AAA
    A-2(2)    $ 1,180,078,000   30.000%   17.945%      Fixed         5.38100%        4.92      10/11 - 07/12    AAA/Aaa/AAA
    A-3(2)    $    85,985,000   30.000%    1.308%      Fixed         5.44700%        6.87      11/13 - 03/14    AAA/Aaa/AAA
   A-AB(2)    $    88,000,000   30.000%    1.338%      Fixed         5.44100%        7.54      07/12 - 09/16    AAA/Aaa/AAA
    A-4(2)    $ 2,671,598,000   30.000%   40.627%      Fixed         5.44400%        9.77      09/16 - 01/17    AAA/Aaa/AAA
   A-1-A(2)   $   493,485,000   30.000%    7.504%      Fixed         5.42600%        7.99      12/09 - 01/17    AAA/Aaa/AAA
     A-M      $   557,593,000   20.000%    8.479%      Fixed         5.47500%        9.91      01/17 - 02/17    AAA/Aaa/AAA
     A-J      $   575,393,000   11.250%    8.750%     Fixed(3)       5.50500%        9.92      02/17 - 02/17    AAA/Aaa/AAA
      B       $    32,880,000   10.750%    0.500%     Fixed(3)       5.53400%        9.92      02/17 - 02/17    AA+/Aa1/AA+
      C       $    98,638,000    9.250%    1.500%     Fixed(3)       5.55400%        9.92      02/17 - 02/17     AA/Aa2/AA
      D       $    41,100,000    8.625%    0.625%     Fixed(3)       5.58400%        9.92      02/17 - 02/17    AA-/Aa3/AA-
      E       $    41,099,000    8.000%    0.625%     Fixed(3)       5.61300%        9.92      02/17 - 02/17      A+/A1/A+
      F       $    57,540,000    7.125%    0.875%     Fixed(3)       5.63300%        9.92      02/17 - 02/17       A/A2/A
Non-Offered Certificates
   A-MFL(4)   $   100,000,000   20.000%    1.521%   Floating(5)   LIBOR+0.16500%     9.91      01/17 - 02/17    AAA/Aaa/AAA
      G       $    57,539,000    6.250%    0.875%     Fixed(3)       5.66200%        9.92      02/17 - 02/17      A-/A3/A-
      H       $    82,199,000    5.000%    1.250%     Fixed(3)       5.85900%        9.92      02/17 - 02/17   BBB+/Baa1/BBB+
      J       $    65,759,000    4.000%    1.000%      WAC(6)        5.96526%        9.92      02/17 - 02/17    BBB/Baa2/BBB
      K       $    65,760,000    3.000%    1.000%      WAC(6)        5.96526%        9.92      02/17 - 02/17   BBB-/Baa3/BBB-
      L       $    32,879,000    2.500%    0.500%     Fixed(3)       5.19800%        9.92      02/17 - 02/17    BB+/Ba1/BB+
      M       $    16,440,000    2.250%    0.250%     Fixed(3)       5.19800%        9.92      02/17 - 02/17     BB/Ba2/BB
      N       $    24,660,000    1.875%    0.375%     Fixed(3)       5.19800%        9.92      02/17 - 02/17    BB-/Ba3/BB-
      O       $    16,440,000    1.625%    0.250%     Fixed(3)       5.19800%        9.92      02/17 - 02/17      B+/B1/B+
      P       $    16,439,000    1.375%    0.250%     Fixed(3)       5.19800%        9.96      02/17 - 03/17       B/B2/B
      Q       $     8,220,000    1.250%    0.125%     Fixed(3)       5.19800%       10.01      03/17 - 03/17      B-/B3/B-
      S       $    82,199,863    0.000%    1.250%     Fixed(3)       5.19800%       10.01      03/17 - 12/18      NR/NR/NR
     X(7)     $ 6,575,923,863     N/A        N/A    Variable IO      0.51235%         N/A           N/A         AAA/Aaa/AAA
     R-I            N/A           N/A        N/A        N/A            N/A            N/A           N/A            NR/NR
     R-II           N/A           N/A        N/A        N/A            N/A            N/A           N/A            NR/NR

_____________________

(1)   Subject to the discussion under "Ratings" in this prospectus supplement, the ratings on the offered certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each payment date and the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final payment date.

(2)   For purposes of making distributions on the class A-1, class A-2, class
      A-3, class A-AB, class A-4 and class A-1-A certificates, the pool of mortgage loans will be deemed to consist of two distinct sub-pools, sub-pool 1 and sub-pool 2. Sub-pool 1 will consist of 177 mortgage loans, representing approximately 92.5% of the initial mortgage pool balance and includes all mortgage loans other than the mortgage loans secured by multifamily and manufactured housing properties. Sub-pool 2 will consist of 24 mortgage loans, representing approximately 7.5% of the initial mortgage pool balance and includes all of the mortgage loans that are secured by multifamily and manufactured housing properties.

                                       S-8

(3)   If, with respect to any interest accrual period, the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve
      30-day months and amounts transferred into or out of the interest reserve account) included in the trust is below the identified initial pass-through rate for each of the class AJ, class B, class C, class D, class E, class F, class G, class H, class L, class M, class N, class O, class P, class Q and class S certificates, as applicable, then the pass-through rate for that class of certificates for that interest accrual period will be equal to that weighted average of the net interest rates on the mortgage loans.

(4)   The class A-MFL certificates will represent interests in a grantor trust, the assets of which will include, among other things, an uncertificated
      REMIC regular interest designated as the class A-MFL REMIC II regular interest, and the rights of the trust under the swap agreement relating to the class A-MFL certificates. The class A-MFL certificates will be entitled to receive payments distributed to the class A-MFL REMIC II regular interest subject to payments under that swap agreement.

(5)   The pass-through rate of the class A-MFL certificates is variable.
      However, if the swap agreement is terminated, the pass-through rate applicable to the class A-MFL certificates may convert to a fixed rate equal to 5.475% per annum, which is the pass-through rate of the class
      A-MFL REMIC II regular interest.

(6)   The class J and class K certificates will accrue interest at a rate equal to the weighted average of the net interest rates on the mortgage loans as of their respective due dates in the month preceding the month in which the related payment date occurs (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months and amounts transferred into or out of the interest reserve account).

(7)   The class X certificates will not have a principal balance and are sometimes referred to as the interest-only certificates. For purposes of calculating the amount of accrued interest, the interest-only certificates will have a notional amount. The notional amount of and the interest rate applicable to the interest-only certificates is described in this prospectus supplement under "Description of the Offered
      Certificates--General."

      The offered certificates will evidence beneficial ownership interests in a common law trust designated as the Commercial Mortgage Trust 2007-GG9. We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust, which we sometimes collectively refer to as the trust fund, will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement. The assets of the trust will also include a swap agreement that relates to the class
A-MFL certificates. No class of offered certificates will have any beneficial interest in any swap agreement.

      The governing document for purposes of issuing the offered certificates and forming the trust will be a pooling and servicing agreement to be dated as of March 1, 2007. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and other assets that back the offered certificates, except as described in this prospectus supplement.

      The parties to the pooling and servicing agreement will include us as depositor, a trustee, a master servicer and a special servicer. A copy of the pooling and servicing agreement will be filed with the SEC as an exhibit to a current report on Form 8-K after the initial issuance of the offered certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection.

                            KEY CERTIFICATE FEATURES

A.  APPROXIMATE PRINCIPAL
    BALANCE OR NOTIONAL
    AMOUNT AT INITIAL ISSUANCE............   The class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A, class A-M, class A-MFL, class A-J, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P, class Q and class S certificates will be the series
                                             2007-GG9 certificates with principal balances and are sometimes referred to as the principal balance certificates. Only the class A-1, class A-2, class
                                             A-3, class A-AB, class A-4, class A-1-A, class A-M, class A-J, class B, class C, class D, class E and class F certificates are offered by this prospectus supplement. The table on page S-8 of this prospectus supplement identifies for each of those classes of principal balance certificates the approximate total principal balance of that class at initial issuance. The actual total principal balance of any class of principal balance certificates at initial issuance may be larger or smaller

                                       S-9

                                             than the amount shown in the table above, depending on, among other things, the actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

                                             This prospectus supplement contains a description of certain features pertaining to the non-offered classes of the series 2007-GG9 certificates.
                                             These certificates are not offered by this prospectus supplement and are provided only for informational purposes to prospective purchasers of the offered certificates to assist them in evaluating a prospective purchase of a class of the offered certificates.

                                             The class X certificates will not have principal balances and are sometimes referred to in this prospectus supplement as the interest-only certificates. For purposes of calculating the amount of accrued interest, the initial notional amount of the class X certificates will be
                                             $6,575,923,863, although it may be as much as 5% larger or smaller.

                                             On each payment date, the notional amount of the class X certificates will equal the aggregate outstanding principal balance of the class A-1, class
                                             A-2, class A-3, class A-AB, class A-4, class A-1-A, class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P, class Q and class S certificates and the class A-MFL REMIC II regular interest outstanding from time to time.

                                             The class R-I and class R-II certificates will not have principal balances or notional amounts. They will be residual interest certificates. The holders of the class R-I and class R-II certificates are not expected to receive any material payments.

                                             See "Description of the Offered Certificates--Payments--Priority of
                                             Payments" below.

B.  TOTAL CREDIT SUPPORT
    AT INITIAL ISSUANCE...................   The respective classes of the series 2007-GG9 certificates, other than the class R-I and class R-II certificates, will entitle their holders to varying degrees of seniority for purposes of--

                                             o     receiving payments of interest and, if and when applicable, payments of principal, and

                                             o     bearing the effects of losses on the underlying mortgage loans, as well as default-related and other unanticipated expenses of the trust.

                                             The class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A and class X certificates will be the most senior classes of certificates. The class S certificates will be the most subordinate class of certificates.

                                             The class R-I and class R-II certificates will be residual interest certificates and will not provide any credit support to the other series
                                             2007-GG9 certificates. The remaining classes of principal balance certificates (other than the class A-MFL certificates) are listed from top to bottom in the table on page S-8 of this prospectus supplement in

                                      S-10

                                             descending order of seniority. The class A-MFL certificates are pari passu in right of payment with the class A-M certificates.

                                             The table on page S-8 of this prospectus supplement shows the approximate total credit support provided to each class of the offered certificates, through the subordination of other classes of the series 2007-GG9 certificates, other than the class X certificates. In the case of each class of offered certificates, the credit support shown in the table on page S-8 of this prospectus supplement represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, of all classes of the principal balance certificates that are subordinate to the indicated class. No class of certificates will provide any credit support to any of the class A-MFL certificates for a failure by the swap counterparty to make any payment under the swap agreement.

C.  PASS-THROUGH RATE.....................   Each class of the series 2007-GG9 certificates, (other than the class R-I and class R-II certificates) and the class A-MFL REMIC II regular interest will bear interest. The table on page S-8 of this prospectus supplement provides the indicated information regarding the pass-through rate at which each of those classes of the series 2007-GG9 certificates will accrue interest.

                                             The pass-through rate for each of the class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A and class A-M certificates will be fixed at the rate per annum identified in the table on page S-8 of this prospectus supplement as the initial pass-through rate for that class.

                                             The pass-through rate for each of the class A-J, class B, class C, class D, class E, class F, class G, class H, class L, class M, class N, class O, class P, class Q and class S certificates will generally be fixed at the rate per annum identified in the table on page S-8 of this prospectus supplement as the initial pass-through rate for that class. However, with respect to any period that the certificates accrue interest (we refer to any such period as the interest accrual period), if the weighted average of the net interest rates on the pooled mortgage loans is below the applicable pass-through rate for any of the class A-J, class B, class C, class D, class E, class F, class G, class H, class L, class M, class N, class O, class P, class Q and class S certificates, then the pass-through rate that will be in effect for those classes of certificates during that interest accrual period will be the then weighted average of the net interest rates on the pooled mortgage loans (as described below).

                                             The pass-through rate for each of the class J and class K certificates will be equal to the weighted average of the net interest rates on the mortgage loans for that related payment date (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months and amounts transferred into or out of the interest reserve account) as of their respective due dates in the month preceding the month in which the related payment date occurs.

                                             For so long as the swap agreement relating to the class A-MFL certificates is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate applicable to the class A-MFL certificates will be a floating rate equal to "LIBOR" (as set forth in the glossary to this prospectus supplement) plus 0.165% per annum.
                                             However, the pass-through rate with respect

                                      S-11

                                             to the class A-MFL certificates may be effectively reduced as a result of shortfalls allocated to the class A-MFL REMIC II regular interest. In addition, if there is a continuing payment default under the swap agreement, or if the swap agreement is terminated and a replacement swap agreement is not obtained, then the pass-through rate with respect to the class A-MFL certificates will convert to 5.475% per annum, which is the pass-through rate on the class A-MFL REMIC II regular interest, and accordingly the interest accrual period and interest accrual basis for that class of certificates will convert to those of the class A-MFL REMIC II regular interest.

                                             The pass-through rate applicable to the class X certificates for each payment date will equal the weighted average of the class X strip rates, at which interest accrues from time to time on the various components of the class X certificates outstanding immediately prior to such payment date
                                             (weighted on the basis of the balances of those class X components immediately prior to the related payment date). Each class X component will be comprised of the entire principal balance of one of the classes of principal balance certificates (and in the case of the class A-MFL certificates, of the class A-MFL REMIC II regular interest). For each payment date, the class X strip rate for each class X component will equal the excess, if any, of (a) the weighted average net interest rate on the mortgage loans for the payment date, over (b) the pass-through rate in effect for the payment date for the applicable class of principal balance certificates (or in the case of the class A-MFL certificates, the pass-through rate in effect for that payment date for the class A-MFL REMIC
                                             II regular interest).

                                             The references to "net interest rates on the mortgage loans" above in this
                                             "--Pass-Through Rate" subsection mean, as to any particular mortgage loan, an interest rate that is generally equal to the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus the sum of:

                                             o     the annual rate at which the related master servicing fee, including any primary servicing fee, is calculated; and

                                             o     the annual rate at which the trustee fee is calculated;

                                             provided that, for each of the mortgage loans that accrues interest on the basis of the actual number of days elapsed during any one-month interest accrual period in a year assumed to consist of 360-days, in some months, the "related mortgage interest rate" referred to above in this sentence will be converted to an annual rate that would generally produce an equivalent amount of interest accrued on the basis of an assumed 360-day year consisting of twelve 30-day months. In addition, interest accrued in
                                             January, except during a leap year, or February will be decreased to reflect any amounts transferred into the interest reserve account and interest accrued in March will be increased to reflect any amounts transferred out of the interest reserve account. See "Description of the
                                             Offered Certificates--Interest Reserve Account" in this prospectus supplement.

D.  WEIGHTED AVERAGE LIFE AND
    PRINCIPAL WINDOW......................   The weighted average life of any class of offered certificates refers to the average amount of time that will elapse from the date of their issuance until each dollar to be applied in reduction of the total

                                      S-12

                                             principal balance of those certificates is paid to the investor. The principal window for any class of offered certificates is the period during which the holders of that class of offered certificates will receive payments of principal. The weighted average life and principal window shown in the table on page S-8 of this prospectus supplement for each class of offered certificates were calculated based on the following assumptions with respect to each underlying mortgage loan--

                                             o     the related borrower timely makes all payments on the mortgage loan,
                                                   and

                                             o     that the mortgage loan will not otherwise be prepaid prior to stated
                                                   maturity.

                                             The weighted average life and principal window shown in the table on page
                                             S-8 of this prospectus supplement for each class of offered certificates were further calculated based on the other modeling assumptions referred to under "Yield and Maturity Considerations" in, and set forth in the glossary to, this prospectus supplement.

E.  RATINGS...............................   The ratings shown in the table on page S-8 of this prospectus supplement for the offered certificates are those of Standard & Poor's Ratings
                                             Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors
                                             Service, Inc. and Fitch, Inc., respectively. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in that table. Each of the rating agencies identified above is expected to perform ratings surveillance with respect to its ratings for so long as the offered certificates remain outstanding.

                                             The ratings assigned to the respective classes of the offered certificates address the timely payment of interest and the ultimate payment of principal on or before the applicable rated final payment date described under "--Relevant Dates and Periods--Rated Final Payment Date" below.

                                             A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

                                             For a description of the limitations of the ratings of the offered certificates, see "Ratings" in this prospectus supplement.

                                                   RELEVANT PARTIES

ISSUING ENTITY............................   The issuing entity is Commercial Mortgage Trust 2007-GG9, a common law trust fund to be formed on the issue date under the laws of the State of
                                             New York pursuant to a pooling and servicing agreement by and among the depositor, the trustee, the master servicer and the special servicer. See
                                             "The Issuing Entity" in this prospectus supplement and in the prospectus.

WHO WE ARE/DEPOSITOR......................   Our name is Greenwich Capital Commercial Funding Corp. We are a special purpose Delaware corporation. Our principal offices are located at 600
                                             Steamboat Road, Greenwich, Connecticut 06830. Our main telephone number is
                                             (203) 625-2700. We are an indirect wholly

                                      S-13

                                             owned subsidiary of The Royal Bank of Scotland Group plc and an affiliate of Greenwich Capital Financial Products, Inc., one of the sponsors and one of the mortgage loan sellers, and of Greenwich Capital Markets, Inc., one of the underwriters. We will deposit into the trust the mortgage loans that will back the series 2007-GG9 certificates. See "Greenwich Capital
                                             Commercial Funding Corp." in the accompanying prospectus.

INITIAL MASTER SERVICER...................   Wachovia Bank, National Association, will act as the initial master servicer under the pooling and servicing agreement.

                                             The mortgage loans, except for the mortgage loan secured by the Merchandise
                                             Mart property, will be serviced under the pooling and servicing agreement entered into in connection with the issuance of series 2007-GG9 certificates.

                                             The mortgage loan secured by the Merchandise Mart property will be serviced under the pooling and servicing agreement entered into in connection with
                                             J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9 Commercial
                                             Mortgage Pass-Through Certificates, Series 2006-LDP9. The master servicer of the Merchandise Mart loan under that pooling and servicing agreement is
                                             Wachovia Bank, National Association, a national banking association.

                                             See "The Servicers--The Master Servicer" and "Servicing Under the Pooling
                                             and Servicing Agreement--Servicing of the Non-Serviced Loan Group" in this prospectus supplement.

                                             The master servicer will be primarily responsible for servicing and administering the mortgage loans directly or through sub-servicers:

                                             o     as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer; and

                                             o     as to which any such default or reasonably foreseeable default has been corrected, including as part of a work-out.

                                             In addition, the master servicer will be the party primarily responsible for making principal and interest advances and servicing advances under the pooling and servicing agreement. See "The Servicers--The Master Servicer"
                                             in this prospectus supplement.

                                             The fee of the master servicer will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each underlying mortgage loan (prior to application of those interest payments to make payments on the certificates), and will accrue at a rate, calculated on a basis of a 360-day year consisting of twelve 30-day months equal to a rate per annum equal to the administrative fee rate set forth on Annex A of this prospectus supplement (net of the trustee fee rate) and will be computed on the stated principal balance of the related mortgage loan. In addition, the master servicer will be entitled to retain certain borrower paid fees and certain income from investment of certain accounts maintained as part of the trust fund as additional servicing compensation.

                                      S-14

INITIAL SPECIAL SERVICER..................   LNR Partners, Inc., a Florida corporation will act as the initial special servicer under the pooling and servicing agreement.

                                             The mortgage loans, except for the mortgage loan secured by the Merchandise
                                             Mart property, will be specially serviced under the pooling and servicing agreement entered into in connection with the issuance of series 2007-GG9 certificates.

                                             The mortgage loan secured by the Merchandise Mart property will be specially serviced under the pooling and servicing agreement entered into in connection with J.P. Morgan Chase Commercial Mortgage Securities Trust
                                             2006-LDP9 Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9.
                                             The special servicer under that pooling and servicing agreement is LNR
                                             Partners, Inc., a Florida corporation.

                                             See "The Servicers--The Special Servicer" in this prospectus supplement.

                                             Generally, the special servicer will service a mortgage loan upon the occurrence of certain events that cause that mortgage loan to become a
                                             "specially serviced mortgage loan." See "The Servicers--The Special
                                             Servicer" in this prospectus supplement. The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

                                             The special servicing fee will accrue at a rate equal to 0.35% per annum on the stated principal balance of the related specially serviced mortgage loan and will be payable monthly (with a minimum monthly fee of $4,000 for each specially serviced mortgage loan and REO property).

                                             A workout fee will generally be payable with respect to each specially serviced mortgage loan which has become a "corrected mortgage loan" (which will occur (i) with respect to a specially serviced mortgage loan as to which there has been a payment default, when the borrower has brought the mortgage loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout and (ii) with respect to any other specially serviced mortgage loan, when the related default is cured or the other circumstances pursuant to which it became a specially serviced mortgage loan cease to exist in the good faith judgment of the
                                             Special Servicer). The workout fee will be calculated by application of a workout fee rate of 1.0% to each collection of interest and principal
                                             (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the related mortgage loan for so long as it remains a corrected mortgage loan.

                                             A liquidation fee will be payable with respect to each specially serviced mortgage loan as to which the special servicer obtains a full or discounted payoff with respect thereto from the related borrower or which is repurchased by the related mortgage loan seller outside the applicable cure period and, except as otherwise described in this prospectus supplement, with respect to any specially serviced mortgage loan or REO property as to which the special servicer receives any liquidation proceeds. The liquidation fee for each specially serviced

                                      S-15

                                             mortgage loan will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds. The special servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers.

                                             The foregoing compensation to the special servicer will be paid from the applicable distributions on the mortgage loans prior to application of such distributions to make payments on the certificates, and may result in shortfalls in payments to series 2007-GG9 certificateholders.

                                             See "Servicing Under the Pooling and Servicing Agreement--Servicing and
                                             Other Compensation and Payment of Expenses" and "Description of the Offered
                                             Certificates--Fees and Expenses" in this prospectus supplement.

INITIAL TRUSTEE...........................   LaSalle Bank National Association, a national banking association, will act as the initial trustee on behalf of all the series 2007-GG9 certificateholders. See "The Trustee" in this prospectus supplement. The trustee will also act as authenticating agent and certificate registrar with respect to the certificates. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration. In addition, the trustee will be primarily responsible for back up advancing if the master servicer fails to perform its advancing obligations. Following the transfer of the mortgage loans into the trust, the trustee, on behalf of the trust, will become the holder of each mortgage loan transferred to the trust.

                                             The fee of the trustee will be payable monthly on a loan-by-loan basis, and will accrue at a rate, calculated on a basis of a 360-day year consisting of twelve 30-day months, equal to 0.00033% per annum and will be computed on the basis of the stated principal balance of the related mortgage loan.
                                             See "Description of the Offered Certificates--Fees and Expenses" in this prospectus supplement.

SPONSORS..................................   Greenwich Capital Financial Products, Inc., a Delaware corporation and
                                             Goldman Sachs Mortgage Company, a New York limited partnership, have each acted as a sponsor with respect to the issuance of the certificates. The sponsors are the entities that organize and initiate the issuance of the certificates by selling mortgage loans to the depositor, which in turn will transfer the mortgage loans to the issuing entity, which will then issue the certificates.

MORTGAGE LOAN SELLERS.....................   We will acquire the mortgage loans that are to back the offered certificates, from--

                                             o     Greenwich Capital Financial Products, Inc., a Delaware corporation, as to 106 mortgage loans and its 51% interest in one mortgage loan
                                                   (being jointly sold with Lehman Brothers Holdings Inc.), representing approximately 52.1% of the initial mortgage pool balance, of which 87 mortgage loans are in sub-pool 1, representing approximately 49.6% of the initial sub-pool 1 balance, and 19 mortgage loans are in sub-pool
                                                   2, representing approximately 82.8% of the initial sub-pool 2 balance;

                                      S-16

                                             o     Goldman Sachs Mortgage Company, a New York limited partnership, as to
                                                   94 mortgage loans, representing approximately 43.1% of the initial mortgage pool balance, of which 89 mortgage loans are in sub-pool 1, representing approximately 45.2% of the initial sub-pool 1 balance, and 5 mortgage loans are in sub-pool 2, representing approximately
                                                   17.2% of the initial sub-pool 2 balance; and

                                             o     Lehman Brothers Holdings Inc., as to its 49% interest in one mortgage loan, representing approximately 4.8% of the initial mortgage pool balance and representing approximately 5.2% of the initial sub-pool 1 balance (representing its portion of the mortgage loan jointly originated with Greenwich Capital Financial Products, Inc. as described under "--Originators" below).

                                             Greenwich Capital Financial Products, Inc. is an affiliate of the depositor and of Greenwich Capital Markets, Inc., one of the underwriters. Goldman
                                             Sachs Mortgage Company is an affiliate of Goldman, Sachs & Co., one of the underwriters and Goldman Sachs Commercial Mortgage Capital, L.P., an
                                             originator.

                                             See "The Sponsors, Mortgage Loan Sellers and Originators" in this prospectus supplement.

ORIGINATORS...............................   We are not the originator of any of the mortgage loans that we intend to include in the trust. Other than the mortgage loans secured by the mortgaged property identified on Annex A to this prospectus supplement as
                                             1600 North Federal Highway, Hidden Ridge, 520 Post Oak Boulevard, 4605 Post
                                             Oak, Bank of America Motor Bank and Noble Tech, each of which was acquired by Greenwich Capital Financial Products, Inc., each mortgage loan seller or its affiliate originated or co-originated the mortgage loans as to which it is acting as mortgage loan seller. Greenwich Capital Financial Products,
                                             Inc. and Goldman Sachs Commercial Mortgage Capital, L.P. each originated more than 10% of the mortgage loans in the trust fund. The mortgage loan secured by the 1600 North Federal Highway property was originated by Petra
                                             Mortgage Capital LLC, and each of the mortgage loans secured by the Hidden
                                             Ridge property, the 520 Post Oak Boulevard property, the 4605 Post Oak property, the Bank of America Motor Bank property and the Noble Tech property was originated by NY Credit Funding I, LLC, and each of those mortgage loans was subsequently acquired by Greenwich Capital Financial
                                             Products, Inc. The mortgage loan secured by the John Hancock Tower & Garage at Clarendon property was co-originated by Greenwich Capital Financial
                                             Products, Inc. and an affiliate of Lehman Brothers Holdings Inc. That affiliate of Lehman Brothers Holdings Inc. will sell its interest in that mortgage loan to Lehman Brothers Holdings Inc. The mortgage loan which is part of a split loan structure secured by the Merchandise Mart property, was co-originated by Goldman Sachs Commercial Mortgage Capital, L.P. and
                                             Eurohypo AG, New York Branch. See "The Sponsors, Mortgage Loan Sellers and
                                             Originators" in this prospectus supplement.

                                      S-17

DIRECTING HOLDERS.........................   The directing holder with respect to the mortgage loans will be as follows:

                                             Non-Split Loans. With respect to the mortgage loans included in the trust that are not part of a split loan structure, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the series 2007-GG9 certificates. However, the holder of certificates representing a majority interest in the controlling class of the Series 2007-GG9 certificates will have the right to terminate the special servicer with or without cause.

                                             Split Loans - Tier 1. With respect to the mortgage loan secured by the
                                             Victoria Ward Warehouse & Plaza property, which is part of a split loan structure that has one senior mortgage loan and one subordinate non-trust mortgage loan, for so long as a control appraisal event does not exist or the holder or holders of more than 50% of the principal balance of the subordinate non-trust mortgage loan is not the mortgage loan borrower or a party related to the mortgage loan borrower, the directing holder will be the holder of the subordinate non-trust mortgage loan, and while a control appraisal event does exist or the holder or holders of more than 50% of the principal balance of the subordinate non-trust mortgage loan is the mortgage loan borrower or a party related to the mortgage loan borrower, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the series 2007-GG9 certificates. The directing holder with respect to the tier 1 split loan will have the right to replace the applicable special servicer with or without cause. The holders of certificates representing a majority interest in the controlling class of series 2007-GG9 certificates will have non-binding consultation rights with respect to various matters affecting that mortgage loan.

                                             Split Loans - Tier 2. With respect to the mortgage loans secured by the
                                             Poipu Shopping Village property, the Sheraton Portland property and the
                                             Linden Park property, which are each part of a split loan structure that has one senior mortgage loan and one subordinate non-trust mortgage loan, for so long as a control appraisal event does not exist or the holder or holders of more than 50% of the principal balance of the subordinate non-trust mortgage loan is not the mortgage loan borrower or a party related to the mortgage loan borrower, the directing holder will be the holder of the applicable subordinate non-trust mortgage loan, and while a control appraisal event does exist or the holder or holders of more than
                                             50% of the principal balance of the subordinate non-trust mortgage loan is the mortgage loan borrower or a party related to the mortgage loan borrower, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the series 2007-GG9 certificates. The directing holder with respect to each of the tier 2 split loans will not have the right to replace the applicable special servicer. Instead, the holders of certificates representing a majority interest in the controlling class of series 2007-GG9 certificates will have the right to replace the special servicer with respect to each of the tier 2 split loans and will also have non-binding consultation rights with respect to certain other matters affecting that mortgage loan.

                                             Split Loans - Tier 3. With respect to the mortgage loans secured by the
                                             Toringdon III property, the Toringdon V property and the Woodhaven

                                      S-18

                                             property, which are each part of a split loan structure that has one senior mortgage loan and one subordinate non-trust mortgage loan, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the series 2007-GG9 certificates. The directing holder with respect to each of the tier 3 split loans will have the right to replace the applicable special servicer with or without cause.
                                             Although, in the case of the tier 3 loans, the holder of the related subordinate non-trust mortgage loan will not be the directing holder, it will however have certain consent rights with respect to certain waivers or amendments to the mortgage loan unless certain events of default under the mortgage loan have occurred that trigger a purchase option and the subordinate holder failed to exercise its purchase option.

                                             For purposes of determining the directing holder of each of the tier 1 split loan and the tier 2 split loans, a "control appraisal event" will exist if and for so long as the initial principal balance of the applicable non-trust subordinate mortgage loan, less principal payments, appraisal reduction amounts and (without duplication) realized losses allocated thereto is less than 25% of the initial principal balance of such non-trust subordinate mortgage loan.

                                             Split Loans - Pari Passu. With respect to the mortgage loan secured by the
                                             Merchandise Mart property, which is part of a split loan structure that has a non-trust pari passu mortgage loan included in the 2006-LDP9 trust, the directing holder will be the holder of the certificates representing a majority interest in a designated controlling class of the series 2006-LDP9 certificates.

                                             The directing holder with respect to each mortgage loan will have the right to select a representative that may advise the applicable special servicer on various servicing matters.

                                             For a description of certain rights and powers of the directing holder with respect the mortgage loans, "Servicing Under the Pooling and Servicing
                                             Agreement--Replacement of the Special Servicer" in this prospectus supplement.

                                             Unless there are significant losses on the underlying mortgage loans, the controlling class of series 2007-GG9 certificateholders will be the holders of a non-offered class of series 2007-GG9 certificates.

                                             See "Servicing Under the Pooling and Servicing Agreement--The Directing
                                             Holders" in this prospectus supplement.

UNDERWRITERS..............................   Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America
                                             Securities LLC, Credit Suisse Securities (USA) LLC, Morgan Stanley & Co.
                                             Incorporated and Wachovia Capital Markets, LLC are the underwriters of this offering. With respect to this offering--

                                             o     Greenwich Capital Markets, Inc. and Goldman, Sachs & Co. are acting as co-lead bookrunning managers, and

                                             o     Banc of America Securities LLC, Credit Suisse Securities (USA) LLC,
                                                   Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
                                                   are acting as co-managers.

                                      S-19

                                             Greenwich Capital Markets, Inc. is our affiliate and an affiliate of one of the sponsors, mortgage loan sellers and originators. Goldman, Sachs & Co.
                                             is an affiliate of one of the sponsors, mortgage loan sellers and originators. See "Method of Distribution" in this prospectus supplement.

                                               RELEVANT DATES AND PERIODS

CUT-OFF DATE..............................   The cut-off date for each mortgage loan included in the trust that pays in
                                             March 2007 will be its due date in March 2007. The cut-off date for any other mortgage loan included in the trust will be March 6, 2007. Each mortgage loan will be considered part of the trust as of the cut-off date.
                                             All payments and collections received on the mortgage loans included in the trust after the cut-off date, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust.

ISSUE DATE................................   The date of initial issuance for the offered certificates will be on or about March 8, 2007.

PAYMENT DATE..............................   Payments on the offered certificates are scheduled to occur monthly, commencing in April 2007. During any given month, the payment date will be the 10th day of the month, or if the 10th day is not a business day, then the business day immediately following the 10th day, provided that the payment date will be at least 4 business days following the determination date.

DETERMINATION DATE........................   The determination date with respect to any payment date will be the 6th day of the same calendar month as that payment date or, if that 6th day is not a business day, the following business day.

RECORD DATE...............................   The record date for each monthly payment on an offered certificate will be the last business day of the prior calendar month. The registered holders of the series 2007-GG9 certificates at the close of business on each record date will be entitled to receive, on the following payment date, any payments on those certificates, except that the last payment on any offered certificate will be made only upon presentation and surrender of the certificate.

COLLECTION PERIOD.........................   Amounts available for payment on the offered certificates on any payment date will depend on the payments and other collections received, and any advances of payments due, on the underlying mortgage loans during the related collection period. Each collection period--

                                             o     will relate to a particular payment date,

                                             o     will be approximately one month long,

                                             o     will begin immediately after the prior collection period ends or, in the case of the first collection period, will begin immediately after the cut-off date, and

                                             o     will end on the determination date.

                                      S-20

INTEREST ACCRUAL PERIOD...................   The amount of interest payable with respect to the offered certificates on any payment date will be calculated based upon the interest accrued during the related interest accrual period. The interest accrual period for any payment date will be the preceding calendar month, however, for purposes of determining the interest due on each class of certificates each interest accrual period will be assumed to consist of 30 days and each year will be assumed to consist of 360-days.

RATED FINAL PAYMENT DATE..................   As discussed in this prospectus supplement, the ratings assigned to the respective classes of offered certificates will represent the likelihood of--

                                             o     timely receipt of all interest to which each certificateholder is entitled on each payment date, and

                                             o     the ultimate receipt of all principal to which each certificateholder is entitled by the related rated final payment date, which is the final payment date used by the rating agencies in providing their ratings.

                                             The rated final payment date for each class of the offered certificates is the payment date in March 2039.

ASSUMED FINAL PAYMENT DATE................   With respect to any class of offered certificates, the assumed final payment date is the payment date on which the holders of those certificates would be expected to receive their last payment and the total principal balance of those certificates would be expected to be reduced to zero, based upon--

                                             o     the assumption that each borrower timely makes all payments on its mortgage loan;

                                             o     the assumption that no borrower otherwise prepays its mortgage loan prior to stated maturity; and

                                             o     the other modeling assumptions referred to under "Yield and Maturity
                                                   Considerations" in, and set forth in the glossary to, this prospectus supplement.

                                             Accordingly, the assumed final payment date for each class of offered certificates is the payment date in the calendar month and year set forth below for that class:

                                                                                         MONTH AND YEAR OF
                                                           CLASS                     ASSUMED FINAL PAYMENT DATE
                                                        -----------               ---------------------------------

                                                            A-1                             October 2011
                                                            A-2                              July 2012
                                                            A-3                              March 2014
                                                           A-AB                            September 2016
                                                            A-4                             January 2017
                                                           A-1-A                            January 2017
                                                            A-M                            February 2017
                                                            A-J                            February 2017
                                                             B                             February 2017
                                                             C                             February 2017
                                                             D                             February 2017
                                                             E                             February 2017
                                                             F                             February 2017

                                      S-21

                                             The actual final payment date is likely to vary materially from the assumed final payment date due to potential defaults by borrowers, unanticipated expenses of the trust and voluntary and involuntary prepayments on the mortgage loans.

                                         DESCRIPTION OF THE OFFERED CERTIFICATES

REGISTRATION AND DENOMINATIONS............   We intend to deliver the offered certificates in book-entry form in original denominations of $25,000 initial principal balance and in any greater whole dollar denominations.

                                             You will initially hold your offered certificates, directly or indirectly, through The Depository Trust Company, in the United States, or Clearstream
                                             Banking, societe anonyme, or Euroclear Bank as operator of the Euroclear
                                             System, in Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the
                                             Offered Certificates--Registration and Denominations" in this prospectus supplement and under "Description of the Certificates--Book-Entry
                                             Registration" in the accompanying prospectus.

PAYMENTS

A.  GENERAL...............................   The trustee will make payments of interest and principal to the classes of series 2007-GG9 certificateholders (or in the case of the reference to
                                             "A-MFL" below, to the floating rate account established with respect to the class A-MFL REMIC II regular interest) in the following order of priority, subject to available funds:

                                                   PAYMENT ORDER                   CLASS
                                                ------------------      -----------------------------

                                                        1st                A-1, A-2, A-3, A-AB,
                                                                              A-4, A-1-A, X*
                                                        2nd                     A-M, A-MFL*
                                                        3rd                        A-J*
                                                        4th                          B
                                                        5th                          C
                                                        6th                          D
                                                        7th                          E
                                                        8th                          F
                                                        9th                          G
                                                       10th                          H
                                                       11th                          J
                                                       12th                          K
                                                       13th                          L
                                                       14th                          M
                                                       15th                          N
                                                       16th                          O
                                                       17th                          P
                                                       18th                          Q
                                                       19th                          S

                                             __________________

                                             *     The specific allocation of principal payments among the class A-1, class A-2, class A-3, class A-AB, class A-4 and class A-1-A certificates and among the Class A-M certificates and the class A-MFL
                                                   REMIC II regular interest is described under "--C. Payments of
                                                   Principal" below.

                                             For risks associated with owning subordinate certificates see "Risk
                                             Factors--Risks Related to the Offered Certificates."

                                      S-22

                                             For purposes of making the required payments on the series 2007-GG9 certificates, for so long as the class A-4 and class A-1-A certificates are outstanding, the master servicer will separately record the receipt of principal and interest received in respect of the mortgage loans in sub-pool 1 and the mortgage loans in sub-pool 2.

                                             Payment of interest to the holders of the class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A and class X certificates is to be made concurrently as follows:

                                             o     available funds attributable to the mortgage loans in sub-pool 1 and/or sub-pool 2 will be used to pay interest to the holders of the class X certificates;

                                             o     available funds attributable to the mortgage loans in sub-pool 1 will be used to pay interest to the holders of the class A-1, class A-2, class A-3, class A-AB and class A-4 certificates, on a pro rata basis in accordance with the interest payable on each of those classes of certificates; and

                                             o     available funds attributable to the mortgage loans in sub-pool 2 will be used to pay interest to the holders of class A-1-A certificates;

                                             provided that, if the foregoing allocation would result in a shortfall in the payment of interest due in respect of any of the class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A and/or class X certificates, then available funds attributable to the entire mortgage pool will be used to pay interest to the holders of such classes on a pro rata basis in accordance with the respective amounts of interest payable on each of those classes.

                                             Payments of principal to the holders of series 2007-GG9 principal balance certificates are to be made as follows:

                                             o     principal collections attributable to the mortgage loans in sub-pool
                                                   1 will be used to make payments of principal to the holders of the series 2007-GG9 principal balance certificates other than the class
                                                   A-1-A certificates in the manner described under "--C. Payments of
                                                   Principal" below; and

                                             o     principal collections attributable to the mortgage loans in sub-pool
                                                   2 will be used to make payments of principal to the holders of the class A-1-A certificates;

                                             provided that, after the principal balance of the class A-4 certificates is reduced to zero, principal collections attributable to the mortgage loans in sub-pool 1 are to be used to make payments of principal to the holders of the class A-1-A certificates until the principal balance of that class is reduced to zero. Similarly, after the principal balance of the class
                                             A-1-A certificates is reduced to zero, principal collections attributable to the mortgage loans in sub-pool 2 will be allocated to the other classes of series 2007-GG9 principal balance certificates in the manner described under "--C. Payments of Principal" below until the principal balance of each such class is reduced to zero.

                                      S-23

                                             The class X certificates entitle holders to payments of interest at the related pass-through rate, but do not have principal balances and do not entitle holders to payments of principal.

                                             See "Description of the Offered Certificates--Payments--Priority of
                                             Payments" in this prospectus supplement.

B.  PAYMENTS OF INTEREST..................   Each class of series 2007-GG9 certificates (other than the class R-I and class R-II certificates) and the class A-MFL REMIC II regular interest will bear interest. In each case, that interest will accrue during each interest accrual period based upon--

                                             o     the pass-through rate applicable for the particular class or REMIC II regular interest for that interest accrual period,

                                             o     the total principal balance or notional amount, as the case may be, of the particular class or REMIC II regular interest outstanding immediately prior to the related payment date, and

                                             o     the assumption that each year consists of twelve 30-day months (or, in the case of the class A-MFL certificates, for so long as the swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, based on the actual number of days in that interest accrual period and the assumption that each year consists of 360 days).

                                             The borrowers under the mortgage loans are generally prohibited under the related mortgage loan documents from making whole or partial prepayments that are not accompanied by a full month's interest on the prepayment. If, however, a whole or partial voluntary prepayment (or, to the extent it results from the receipt of insurance proceeds or a condemnation award, a whole or partial involuntary prepayment) on an underlying mortgage loan is not accompanied by the amount of one full month's interest on the prepayment, then, as and to the extent described under "Description of the
                                             Offered Certificates--Payments--Payments of Interest" in this prospectus supplement, the resulting shortfall, less--

                                             o     the amount of the master servicing fee that would have been payable from that uncollected interest, and

                                             o     in the case of a voluntary prepayment on a non-specially serviced mortgage loan, the applicable portion of the payment made by the master servicer to cover prepayment interest shortfalls resulting from voluntary prepayments on non-specially serviced mortgage loans during the related collection period,

                                             may be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the series
                                             2007-GG9 certificates, including the offered certificates, on a pro rata basis in accordance with respective amounts of current accrued interest for those classes.

                                             On each payment date, subject to available funds and the payment priorities described under "--A. General" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                                      S-24

                                             See "Description of the Offered Certificates--Payments--Payments of
                                             Interest" and "--Payments--Priority of Payments" in this prospectus supplement.

C.  PAYMENTS OF PRINCIPAL.................   Subject to available funds and the payment priorities described under
                                             "Description of the Offered Certificates--Payments--Priority of Payments"
                                             in this prospectus supplement, the holders of each class of offered certificates will be entitled to receive a total amount of principal over time equal to the total initial principal balance of their particular class.

                                             The trustee will be required to make payments of principal attributable to the mortgage loans in sub-pool 1 in a specified sequential order to ensure that:

                                             o     no payments of principal will be made to the holders of the class A-1 certificates until the principal balance of the class A-AB certificates is reduced to the planned principal balance for the related payment date set forth on Annex F to this prospectus supplement;

                                             o     no payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero and the principal balance of the class A-AB certificates is reduced to the planned principal balance for the related payment date set forth on Annex F to this prospectus supplement;

                                             o     no payments of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-2 certificates is reduced to zero and the principal balance of the class A-AB certificates is reduced to the planned principal balance for the related payment date set forth on Annex F to this prospectus supplement;

                                             o     no payments of principal in excess of the amount necessary to reduce the principal balance of the class A-AB certificates to the planned principal balance set forth on Annex F to this prospectus supplement for the related payment date will be made to the holders of the class
                                                   A-AB certificates until the total principal balance of the class A-3 certificates is reduced to zero;

                                             o     no payments of principal will be made to the holders of the class A-4 certificates until the total principal balance of the class A-3 and class A-AB certificates is reduced to zero;

                                             o     no payments of principal will be made to the holders of the class A-M certificates and the class A-MFL certificates (through the A-MFL
                                                   REMIC II regular interest) until the total balance of the class A-4 and class A-1-A certificates is reduced to zero, and payments of principal will be made to the holders of the class A-M certificates and class A-MFL certificates (through the class A-MFL REMIC II regular interest) on a pro rata basis;

                                      S-25

                                             o     no payments of principal will be made to the holders of the class A-J certificates until the total balance of the class A-M certificates and the class A-MFL certificates (through the class A-MFL REMIC II regular interest) is reduced to zero;

                                             o     no payments of principal will be made to the holders of the class B, class C, class D, class E and class F certificates until, in the case of each of those classes, the total principal balance of all more senior classes of offered certificates is reduced to zero; and

                                             o     no payments of principal will be made to the holders of any non-offered class of series 2007-GG9 certificates (other than the class A-MFL certificates) until the total principal balance of the offered certificates and the class A-MFL REMIC II regular interest is reduced to zero.

                                             The trustee will be required to make payments of principal attributable to the mortgage loans in sub-pool 2 to the holders of the class A-1-A certificates.

                                             After the principal balance of the class A-4 certificates is reduced to zero, the trustee will be required to distribute principal collections attributable to the mortgage loans in sub-pool 1 to the holders of the class A-1-A certificates until the principal balance of such class is reduced to zero. Similarly, after the principal balance of the class A-1-A certificates is reduced to zero, the trustee will be required to distribute principal collections attributable to the mortgage loans in sub-pool 2 to the other classes of series 2007-GG9 principal balance certificates in the manner described above until the principal balance of each such class is reduced to zero.

                                             Because of losses on the underlying mortgage loans and/or default-related or other unanticipated expenses of the trust, the total principal balance of the class A-M certificates, class A-MFL certificates (through the class
                                             A-MFL REMIC II regular interest) and class A-J, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P, class Q and class S certificates could be reduced to zero at a time when the class A-1, class A-2, class A-3, class
                                             A-AB, class A-4 and class A-1-A certificates remain outstanding. See "Risk
                                             Factors--The Investment Performance of Your Offered Certificates Will
                                             Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans;
                                             and Those Payments, Defaults and Losses May Be Highly Unpredictable" in the
                                             accompanying prospectus. Under those circumstances, any payments of principal on the class A-1, class A-2, class A-3, class A-AB, class A-4 and class A-1-A certificates will be made on a pro rata basis in accordance with their respective principal balances.

                                             The interest-only certificates and class R-I and class R-II certificates do not have principal balances and do not entitle their holders to payments of principal.

                                      S-26

                                             The total payments of principal to be made on the series 2007-GG9 certificates on any payment date will be a function of--

                                             o     the amount of scheduled payments of principal due or, in some cases, deemed due on the mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer or the trustee;
                                                   and

                                             o     the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the mortgage loans that are received during the related collection period.

                                             However, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer or trustee under the 2006-LDP9 pooling and servicing agreement with respect to the
                                             Merchandise Mart loan is reimbursed) for advances out of principal collections on the mortgage loans for any advance that it has determined is not recoverable out of collections on the mortgage loan for which those advances were made or for any work-out delayed reimbursement amounts, as described under "Description of the Offered Certificates--Reimbursement of
                                             Advances" in this prospectus supplement, then the total payments of principal to be made on the series 2007-GG9 principal balance certificates on the payment date will be reduced by the amount of such reimbursement.

                                             See "Description of the Offered Certificates--Payments--Payments of
                                             Principal" and "--Payments--Priority of Payments" in this prospectus supplement.

D.  PAYMENTS OF PREPAYMENT
    PREMIUMS AND YIELD
    MAINTENANCE CHARGES...................   If any prepayment premium or yield maintenance charge is collected on any of the mortgage loans, then the trustee will pay that amount in the proportions described under "Description of the Offered
                                             Certificates--Payments--Payments of Prepayment Premiums and Yield
                                             Maintenance Charges" in this prospectus supplement, to--

                                             o     the holders of any of the class A-1, class A-2, class A-3, class
                                                   A-AB, class A-4, class A-1-A, class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J and class K certificates that are then entitled to receive payments of principal on that payment date and/or to the floating rate account established with respect to the class A-MFL REMIC II regular interest, as described in this prospectus supplement from the sub-pool of which the mortgage loan is a part, to the extent funds are available, and

                                             o     any remaining amounts to the holders of the class X certificates.

                                      S-27

REDUCTIONS OF CERTIFICATE
    PRINCIPAL BALANCES IN
    CONNECTION WITH LOSSES ON THE
    UNDERLYING MORTGAGE LOANS
    AND DEFAULT-RELATED AND OTHER
    UNANTICIPATED EXPENSES................   Future losses on the underlying mortgage loans and/or default-related and other unanticipated expenses of the trust may cause the total principal balance of the mortgage pool, net of advances of principal, to fall below the total principal balance of the series 2007-GG9 certificates. If and to the extent that losses and expenses on the mortgage loans cause a deficit to exist following the payments made on the series 2007-GG9 certificates on any payment date, the total principal balances of the following classes of series 2007-GG9 certificates (or in the case of the reference to "A-MFL"
                                             below, the class A-MFL REMIC II regular interest) will be sequentially reduced in the following order, until that deficit is eliminated:

                                                      REDUCTION ORDER                         CLASS
                                                 ------------------------         -------------------------------

                                                           1st                                  S
                                                           2nd                                  Q
                                                           3rd                                  P
                                                           4th                                  O
                                                           5th                                  N
                                                           6th                                  M
                                                           7th                                  L
                                                           8th                                  K
                                                           9th                                  J
                                                           10th                                 H
                                                           11th                                 G
                                                           12th                                 F
                                                           13th                                 E
                                                           14th                                 D
                                                           15th                                 C
                                                           16th                                 B
                                                           17th                                A-J
                                                           18th                            A-M, A-MFL
                                                           19th                   A-1, A-2, A-3, A-AB, A-4 and
                                                                                           class A-1-A

                                             Any reduction to the respective total principal balances of the class A-1, class A-2, class A-3, class A-AB, class A-4 and class A-1-A certificates will be made on a pro rata basis in accordance with the relative sizes of those principal balances at the time of reduction. Any reduction to the respective principal amounts of the class A-M certificates and class A-MFL certificates (through the reduction of the principal amount of the A-MFL
                                             REMIC II regular interest) will be made on a pro rata basis in accordance with the relative sizes of those principal balances at the time of reduction.

                                             Any losses and expenses that are associated with any mortgage loans with pari passu companion mortgage loans will generally be allocated pro rata among the pari passu mortgage loans secured by the respective properties in accordance with the related intercreditor agreement or co-lender agreement, as applicable. In each case, the portion of such losses and expenses that is allocated to the mortgage loan will be allocated among the series
                                             2007-GG9 certificates in the manner described above.

                                      S-28

                                             See "Description of the Offered Certificates--Reductions of Certificate
                                             Principal Balances in Connection With Realized Losses and Additional Trust
                                             Fund Expenses" in this prospectus supplement.

ADVANCES OF DELINQUENT
    MONTHLY DEBT SERVICE PAYMENTS.........   Except as described below in this subsection, the master servicer will be required to make advances with respect to any delinquent scheduled debt service payments, other than balloon payments, due on the mortgage loans, in each case net of related master servicing fees (which include any applicable primary servicing fees) and workout fees. In addition, the trustee must make any of those advances that the master servicer is required, but fails, to make. As described under "Description of the
                                             Offered Certificates--Advances of Delinquent Monthly Debt Service Payments"
                                             in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                                             Notwithstanding the foregoing, neither the master servicer nor the trustee will be required to make any advance that it determines will not be recoverable from proceeds of the related mortgage loan.

                                             In addition, if any of the adverse events or circumstances that we refer to under "Servicing Under the Pooling and Servicing Agreement--Required
                                             Appraisals" in, and identify in the glossary to, this prospectus supplement, occurs or exists with respect to any mortgage loan or the mortgaged property for that mortgage loan (excluding the non-serviced mortgage loans), a new appraisal (or, in some cases involving mortgage loans or mortgaged properties with principal balances or allocated loan amounts, as the case may be, of less than $2,000,000, a valuation estimate of that property) must be obtained or conducted. If, based on that appraisal or other valuation, it is determined that the principal balance of, and other delinquent amounts due under, the mortgage loan, exceed an amount equal to--

                                             o     90% of the new estimated value of that real property, plus

                                             o     certain escrows and reserves and any letters of credit constituting additional security for the mortgage loan, minus

                                             o     the amount of any obligations secured by liens on the property, which liens are prior to the lien of the mortgage loan,

                                             then the amount otherwise required to be advanced with respect to that mortgage loan will be reduced. The reduction will generally be in the same proportion that the excess, sometimes referred to as an appraisal reduction amount, bears to the principal balance of the mortgage loan, net of related advances of principal. Due to the payment priorities, any reduction in advances on the mortgage loans will reduce the funds available to pay interest on the most subordinate interest-bearing class of series 2007-GG9 certificates then outstanding.

                                             With respect to the Merchandise Mart mortgage loan that is in a split loan structure and is being serviced pursuant to a pooling and servicing agreement entered into in connection with another securitization,

                                      S-29

                                             o     the master servicer under this pooling agreement is the party that is responsible for making P&I advances for the mortgage loan in that split loan structure that is included in this trust, and

                                             o     that mortgage loan will be subject to appraisal reduction provisions under the 2006-LDP9 pooling and servicing agreement that are similar, but may not be identical, to the appraisal reduction provisions described above.

                                             See "Description of the Offered Certificates--Advances of Delinquent
                                             Monthly Debt Service Payments" and "Servicing Under the Pooling and
                                             Servicing Agreement--Required Appraisals" in this prospectus supplement.
                                             See also "Description of the Certificates--Advances" in the accompanying prospectus.

REPORTS TO CERTIFICATEHOLDERS.............   On each payment date, the trustee will make available to the registered holders of the series 2007-GG9 certificates a monthly payment date statement substantially in the form of Annex E to this prospectus supplement. The trustee's report will detail, among other things, the payments made to the series 2007-GG9 certificateholders on that payment date, payments made to and by the swap counterparty with respect to the class A-MFL certificates and the performance of the mortgage loans in the trust and the mortgaged properties. The trustee will also make available to the registered holders of the offered certificates, via its website, initially located at "www.etrustee.net," any such report at our request.

                                             You may also review via the trustee's website or upon reasonable prior notice, at the trustee's offices during normal business hours a variety of information and documents that pertain to the mortgage loans in the trust and the properties securing those mortgage loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls and property inspection reports, to the extent received by the trustee.

                                             See "Description of the Offered Certificates--Reports to
                                             Certificateholders; Available Information" in this prospectus supplement.

OPTIONAL TERMINATION......................   Specified parties to the transaction may terminate the trust by purchasing the remaining trust assets when the total principal balance of the mortgage pool, net of advances of principal, is less than 1.0% of the initial mortgage pool balance. See "Description of the Offered
                                             Certificates--Termination" in this prospectus supplement.

REPURCHASE OBLIGATION.....................   Each mortgage loan seller will make certain representations and warranties with respect to the mortgage loans sold by it, as described in this prospectus supplement under "Description of the Mortgage
                                             Pool--Representations and Warranties." If a mortgage loan seller has been notified of a material breach of any of its representations and warranties or a material defect in the documentation of any mortgage loan, then that mortgage loan seller will be required to either cure such breach or repurchase the affected mortgage loan from the trust fund. If the related mortgage loan seller opts to repurchase the affected mortgage loan, the repurchase would have the same effect on the offered certificates as a prepayment in full of that mortgage loan, except that the purchase will not be accompanied by any prepayment premium or

                                      S-30

                                             yield maintenance charge. See "Description of the Mortgage Pool--Cures and
                                             Repurchases" in this prospectus supplement.

SALE OF DEFAULTED LOANS...................   After any mortgage loan in the trust has become a specially serviced mortgage loan as to which an event of default has occurred or is reasonably foreseeable, the special servicer will give notice of that event to the trustee, and the trustee will promptly notify each holder of certificates of the series 2007-GG9 controlling class. The special servicer, any single certificateholder or group of series 2007-GG9 certificateholders with a majority interest in the series 2007-GG9 controlling class and any assignees of the foregoing parties will have the option to purchase that specially serviced mortgage loan at a price generally equal to the sum of--

                                             o     the outstanding principal balance of the mortgage loan,

                                             o     all accrued and unpaid interest on the mortgage loan, other than default interest,

                                             o     all unreimbursed servicing advances with respect to the mortgage loan, and

                                             o     all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan.

                                             See "Servicing Under the Pooling and Servicing Agreement--Fair Value
                                             Option" in this prospectus supplement.

                                             In addition, certain of the mortgage loans are subject to a purchase option upon certain events of default exercisable by a subordinate lender or mezzanine lender.

                               THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED PROPERTIES

GENERAL...................................   In this section, "--The Underlying Mortgage Loans and the Mortgaged
                                             Properties," we provide summary information with respect to the mortgage loans that we intend to include in the trust. The trust's primary assets will be 201 fixed rate mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on 310 commercial and multifamily properties, or in the case of 13 mortgaged properties, the leasehold estate in those properties, or in the case of 5 mortgaged properties, the fee and leasehold estate in those properties. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                                             o     "Description of the Mortgage Pool";

                                             o     "Risk Factors--Risks Related to the Underlying Mortgage Loans";

                                             o     "Annex A--Certain Characteristics of the Underlying Mortgage Loans";
                                                   and

                                             o     "Annex B--Structural and Collateral Term Sheet."

                                      S-31

                                             For purposes of calculating distributions on the respective classes of series 2007-GG9 certificates, the pool of mortgage loans will be divided into the following two sub-pools:

                                             o     Sub-pool 1, which will consist of all of the mortgage loans that are secured by property types other than multifamily and manufactured housing properties. Sub-pool 1 will consist of 177 mortgage loans, with an initial sub-pool 1 balance of $6,082,438,864 representing approximately 92.5% of the initial mortgage pool balance.

                                             o     Sub-pool 2, which will consist of all of the mortgage loans that are secured by multifamily and manufactured housing properties. Sub-pool
                                                   2 will consist of 24 mortgage loans, with an initial sub-pool 2 balance of $493,485,000, representing approximately 7.5% of the initial mortgage pool balance.

                                             Annex A to this prospectus supplement identifies which mortgage loans are included in each of sub-pool 1 and sub-pool 2.

                                             When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that are to back the offered certificates, please note the following:

                                             o     All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

                                             o     The sum of the numerical data in any column of any table presented in this prospectus supplement may not equal the indicated total due to rounding.

                                             o     All weighted average information provided with respect to the mortgage loans reflects a weighting based on their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the mortgage loans to the trust. We show the cut-off date principal balance for each of the mortgage loans on
                                                   Annex A to this prospectus supplement.

                                             o     If any of the mortgage loans are secured by multiple properties located in more than one state, a portion of the principal balance of that mortgage loan has been allocated to each of those properties as set forth in Annex A to this prospectus supplement.

                                             o     When information with respect to mortgaged properties is expressed as a percentage of the initial mortgage pool balance or sub-pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or with respect to an individual property securing a multi-property mortgage loan, the portions of those loan balances allocated to such properties. The allocated loan amount for each mortgaged property securing a multi-property mortgage loan is set forth on Annex A to this prospectus supplement.

                                             o     Certain of the mortgage loans are secured by a mortgaged property that also secures another loan that is not included in the trust, which mortgage loan may be subordinated to or pari passu in right of payment with the other mortgage loan included in the trust. See
                                                   "Description of the Mortgage Pool--Split Loan Structure" and "--

                                      S-32

                                                   Additional Loan and Property Information--Other Financing" in this prospectus supplement.

                                             o     All information presented in this prospectus supplement with respect to a mortgage loan with one or more pari passu or subordinate companion loans was calculated without regard to the related pari passu or subordinate companion loans, unless otherwise indicated.

                                             o     The loan amount used in this prospectus supplement for purposes of calculating the loan-to-value ratio, debt-service coverage ratio and loan per square foot/unit for each of the mortgage loans in a split loan structure with pari passu companion loans is the aggregate principal balance of the mortgage loan and the related pari passu companion loans.

                                             o     Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

                                             o     The general characteristics of the entire mortgage pool are not necessarily representative of the general characteristics of either sub-pool 1 or sub-pool 2. The yield and risk of loss on any class of offered certificates will depend on, among other things, the composition of each of sub-pool 1 and sub-pool 2. The general characteristics of each of those sub-pools should also be analyzed when making an investment decision. See "--Additional Statistical
                                                   Information" below.

PAYMENT AND OTHER TERMS...................   Each of the mortgage loans that we intend to include in the trust is the obligation of a borrower to repay a specified sum with a fixed rate of interest.

                                             The repayment obligation of each of the mortgage loans that we intend to include in the trust is evidenced by a promissory note executed by the related borrower and is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily properties. Except for limited permitted encumbrances, generally described as "Permitted Encumbrances" in the glossary to this prospectus supplement, each mortgage lien will be a first priority lien.

                                             All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse. None of the mortgage loans is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer or by the depositor, the underwriters, any mortgage loan seller, or any other party.

                                             Each of the mortgage loans that we intend to include in the trust currently accrues interest at the annual rate specified with respect to that mortgage loan on Annex A to this prospectus supplement. Except as otherwise described in this prospectus supplement with respect to one mortgage loan that has an interest rate that steps up during the term of the mortgage loan, the mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the loan.

                                      S-33

                                             The following chart identifies payment dates for the mortgage loans, subject, in some cases, to a next business day convention, and the applicable grace periods:

                                             % OF        NUMBER OF                     NUMBER OF
                            NUMBER OF      INITIAL       MORTGAGE     % OF INITIAL     MORTGAGE      % OF INITIAL
                GRACE        MORTGAGE      MORTGAGE      LOANS IN      SUB-POOL 1      LOANS IN       SUB-POOL 2
DUE DATE      PERIOD(1)       LOANS      POOL BALANCE   SUB-POOL 1       BALANCE      SUB-POOL 2        BALANCE
--------      ---------     ---------    ------------   ----------    ------------    ----------     -------------

   1st             (2)           1            5.3%            1            5.8%             0            0.0%
   1st            5             15            2.3%           15            2.5%             0            0.0%
   1st            0              1            0.1%            1            0.1%             0            0.0%
   6th            0            182           91.5%          158           90.8%            24          100.0%
   6th            3(3)           1            0.6%            1            0.7%             0            0.0%
   6th            5(4)           1            0.1%            1            0.2%             0            0.0%

________________

(1)   As used in this prospectus supplement, "grace period" is the number of days before a payment default is an event of default under the mortgage loan. See Annex A to this prospectus supplement for information on the number of days before late payment charges are due under each mortgage loan.

(2)   With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as 590 Madison Avenue, representing approximately 5.3% of the initial mortgage pool balance and
      5.8% of the initial sub-pool 1 balance, the event of default occurs on the later of the 6th day of each month or the second business day after receipt of written notice that the payment is delinquent.

(3)   With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Victoria Ward
      Warehouse & Plaza, representing approximately 0.6% of the initial mortgage pool balance and 0.7% of the initial sub-pool 1 balance, the borrower has a 3-day grace period once per twelve month period.

(4)   With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Marketplace, representing approximately 0.1% of the initial mortgage pool balance and
      0.2% of the initial sub-pool 1 balance, the borrower has a 5-day grace period once per calendar year.

                                             The following chart identifies the amortization characteristics for the mortgage loans:

                                                           % OF
                                                         INITIAL    NUMBER OF     % OF       NUMBER OF      % OF
                                             NUMBER OF   MORTGAGE    MORTGAGE    INITIAL      MORTGAGE     INITIAL
                                             MORTGAGE      POOL      LOANS IN   SUB-POOL      LOANS IN    SUB-POOL
                                               LOANS     BALANCE    SUB-POOL 1  1 BALANCE    SUB-POOL 2   2 BALANCE
                                             ---------   --------   ----------  ---------    ----------   ---------

Interest-Only.............................       87       76.4%        74        76.6%          13          72.8%
Interest-Only then Amortization(1)........       83       18.2%        72        17.4%          11          27.2%
Amortizing Balloon Loans(2)...............       29        5.4%        29         5.8%           0           0.0%
Fully Amortizing..........................        2        0.1%         2         0.1%           0           0.0%

_______________

(1)   Interest-only periods range from 12 to 84 months.

(2)   Does not include partial interest-only loans.

SPLIT LOAN STRUCTURE......................   Each mortgage loan identified in the table below is or may become part of a split loan structure, comprised of two or more mortgage loans that are secured by a single mortgage instrument on the same mortgaged property. The mortgage loans in a split loan structure that are not included in the mortgage pool (also referred to as companion loans) may be subordinated and/or pari passu in right of payment with the mortgage loan included in the trust.

                                      S-34

                                             The payment priority between the mortgage loans in a split loan structure is as follows--

                                             o     with respect to the mortgage loans identified in the table below as
                                                   Victoria Ward Warehouse & Plaza, Poipu Shopping Village, Sheraton
                                                   Portland, Linden Park, Toringdon III, Toringdon V and Woodhaven
                                                   (which are each comprised of one senior and one subordinate mortgage loan), prior to certain defaults, the mortgage loan in the trust and the mortgage loan outside the trust are generally pari passu in right of payment and subsequent to such defaults the mortgage loan in the trust is senior in right of payment to the subordinate mortgage loan outside the trust; and

                                             o     with respect to the mortgage loan identified in the table below as
                                                   Merchandise Mart, the mortgage loan included in the trust is always pari passu in right of payment with the mortgage loan outside the trust. See "Annex B--Structural and Collateral Term Sheet--Ten
                                                   Largest Mortgage Loans--Merchandise Mart" in this prospectus supplement.

                                             See "Description of the Mortgage Pool--Split Loan Structure" in this prospectus supplement.

                                   % OF       % OF
                                  INITIAL    INITIAL    AGGREGATE                               CONTROLLING
                       TRUST     MORTGAGE   SUB-POOL    NON-TRUST     NON-TRUST    NON-TRUST     POOLING &    INITIAL      INITIAL
                     MORTGAGE      POOL         1        MORTGAGE      B NOTE      PARI PASSU    SERVICING     MASTER      SPECIAL
  MORTGAGE LOAN    LOAN BALANCE  BALANCE(1) BALANCE(1) LOAN BALANCE    BALANCE    LOAN BALANCE  AGREEMENT(2) SERVICER(3) SERVICER(4)
-----------------  ------------  ---------- ---------- ------------  -----------  ------------  ------------ ----------- -----------

Merchandise Mart   $175,000,000    2.7%       2.9%     $175,000,000     N/A       $175,000,000   2006-LDP9    Wachovia      LNR
Victoria Ward
   Warehouse &
   Plaza ........  $ 40,000,000    0.6%       0.7%     $ 28,500,000  $28,500,000        N/A      2007-GG9     Wachovia      LNR
Poipu Shopping
   Village.......  $ 29,120,000    0.4%       0.5%     $  2,880,000  $ 2,880,000        N/A      2007-GG9     Wachovia      LNR
Sheraton Portland  $ 15,360,000    0.2%       0.3%     $  2,140,000  $ 2,140,000        N/A      2007-GG9     Wachovia      LNR
Linden Park......  $ 14,000,000    0.2%       0.2%     $  2,300,000  $ 2,300,000        N/A      2007-GG9     Wachovia      LNR
Toringdon III....  $ 12,650,000    0.2%       0.2%     $    790,625  $   790,625        N/A      2007-GG9     Wachovia      LNR
Toringdon V......  $ 10,424,000    0.2%       0.2%     $    651,500  $   651,500        N/A      2007-GG9     Wachovia      LNR
Woodhaven........  $  8,808,600    0.1%       0.1%     $    490,000  $   490,000        N/A      2007-GG9     Wachovia      LNR

________________

(1)   All of the mortgaged properties in this table secure mortgage loans that are part of sub-pool 1.

(2)   2006-LDP9 refers to the pooling and servicing agreement entered into in connection with J.P. Morgan Chase Commercial Mortgage Securities Trust
      2006-LDP9 Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9.
      2007-GG9 refers to the pooling and servicing agreement for this transaction.

(3)   Wachovia refers to Wachovia Bank, National Association.

(4)   LNR refers to LNR Partners, Inc.

OTHER INDEBTEDNESS........................   Except with respect to the mortgage loans in a loan group, as identified above, under "--Split Loan Structure," the mortgage loans generally prohibit the related borrowers from incurring subordinate indebtedness, secured or unsecured, other than debts, including general trade receivables, arising in the ordinary course of business. Certain exceptions are discussed under "Risk Factors--Risks Related to the Underlying Mortgage
                                             Loans--Some of the Mortgaged Properties Are or May Be Encumbered by
                                             Additional Debt" and "Description of the Mortgage Pool--Additional Loan and
                                             Property Information--Other Financing" in this prospectus supplement. For a description of the existing and permitted mezzanine debt, see "Description of the Mortgage Pool--Additional Loan and Property Information--Other
                                             Financing" in this prospectus supplement. For a description of the risks relating to other financings, see "Risk Factors--Risks Related to the

                                      S-35

                                             Underlying Mortgage Loans--Some of the Mortgaged Properties Are or May Be
                                             Encumbered by Additional Debt" in this prospectus supplement.

DELINQUENCY STATUS........................   None of the mortgage loans that we intend to include in the trust was 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or at any time during the 12-month period preceding that date.

LOCKBOX TERMS.............................   88 of the mortgage loans, representing approximately 83.0% of the initial mortgage pool balance, of which 80 mortgage loans are in sub-pool 1, representing approximately 84.6% of the initial sub-pool 1 balance, and 8 mortgage loans are in sub-pool 2, representing approximately 62.8% of the initial sub-pool 2 balance, contain provisions for the payment of all rent and/or other income derived from the related mortgaged properties into a lockbox account.

                                             The above-referenced mortgage loans provide for the following types of lockbox accounts:

                                                                            MORTGAGE POOL

                                                                                   NUMBER OF   % OF INITIAL
                                                                                   MORTGAGE      MORTGAGE
                                                        TYPE OF LOCKBOX              LOANS     POOL BALANCE
                                             ----------------------------------    ---------   ------------

                                             HARD..............................        69          74.8%
                                             SOFT..............................        18          6.7%
                                             SPRINGING.........................        1           1.5%

                                                                            SUB-POOL 1

                                                                                   NUMBER OF
                                                                                    MORTGAGE      INITIAL
                                                                                    LOANS IN    SUB-POOL 1
                                                       TYPE OF LOCKBOX             SUB-POOL 1     BALANCE
                                             ----------------------------------    ----------   -----------

                                             HARD..............................        68          80.1%
                                             SOFT..............................        11          3.0%
                                             SPRINGING.........................        1           1.6%

                                                                            SUB-POOL 2

                                                                                   NUMBER OF
                                                                                    MORTGAGE      INITIAL
                                                                                    LOANS IN    SUB-POOL 2
                                                       TYPE OF LOCKBOX             SUB-POOL 2     BALANCE
                                             ----------------------------------    ----------   -----------

                                             HARD..............................         1          10.1%
                                             SOFT..............................         7          52.7%

                                             In general, "HARD" means that tenants at the mortgaged property have been instructed to send rent payments directly to the lockbox bank; "SPRINGING"
                                             means that the tenants at the mortgaged property are instructed to send rent payments directly to the lockbox bank upon the occurrence of one or more trigger events specified in the loan documents; "SOFT" means that tenants send or deliver rent payments to the borrower or property manager who is required to send rents to the lockbox account. A more complete description of "soft," "springing" and "hard" lockbox accounts with respect to the above referenced mortgage loans is set forth under "Description of the Mortgage Pool--

                                      S-36

                                             Additional Loan and Property Information--Lockboxes" in this prospectus supplement.

PREPAYMENT LOCK-OUT
    PERIODS AND DEFEASANCE................   All of the mortgage loans (other than the mortgage loans identified on
                                             Annex A to this prospectus supplement as Peachtree Center, Southern
                                             California Portfolio, Hidden Ridge, First Industrial 3, Townhouse Center
                                             and First Industrial 5) contain provisions for a prepayment lock-out period that is currently in effect. A lock-out period is a period during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part. See "Description of the Mortgage Pool--Terms and
                                             Conditions of the Trust Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

                                                  DEFEASANCE/PREPAYMENT

                                                                        % OF                                                 % OF
                                                                       INITIAL     NUMBER OF       % OF        NUMBER OF   INITIAL
                                 NUMBER OF                            MORTGAGE     MORTGAGE      INITIAL       MORTGAGE    SUB-POOL
                                 MORTGAGE   AGGREGATE CUT-OFF DATE      POOL       LOANS IN     SUB-POOL 1     LOANS IN     2 POOL
                                   LOANS      PRINCIPAL BALANCE        BALANCE    SUB-POOL 1   POOL BALANCE   SUB-POOL 2   BALANCE
                                 ---------  ----------------------    --------    ----------   ------------   ----------   --------

Lockout/Defeasance(1)(2)(3) ..      169     $        5,502,973,599      83.7%        150           84.7%          19         71.3%
Lockout/Defeasance or Yield
   Maintenance(4) ............        6     $          600,850,736       9.1%          6            9.9%           0          0.0%
Lockout/Yield Maintenance(5) .       21     $          297,366,528       4.5%         17            2.9%           4         25.1%
Yield Maintenance ............        5     $          174,733,000       2.7%          4            2.6%           1          3.6%

                                             _______________

                                             (1)   With respect to one mortgage loan (secured by the mortgaged property identified on Annex A to this prospectus supplement as 4411 West
                                                   Olive Avenue), representing approximately 0.2% of the initial mortgage pool balance and 0.2% of the initial sub-pool 1 balance, the related tenant has an option to purchase the mortgaged property for a purchase price of not less than $19,000,000. If the tenant exercises its purchase option prior to the defeasance period, then the borrower is required to prepay the mortgage loan, together with payment of an amount equal to the greater of (i) the yield maintenance premium and
                                                   (ii) 6% of the amount prepaid. If the tenant exercises its purchase option during the defeasance period, then the borrower is required to defease the loan.

                                             (2)   Includes 1 mortgage loan (secured by the mortgaged property identified on Annex A to this prospectus supplement as Peachtree
                                                   Center), representing approximately 3.2% of the initial mortgage pool balance and 3.4% of the initial sub-pool 1 balance, which permits the borrower to prepay the mortgage loan up to $75,000,000 at any time during the term of the mortgage loan with the payment of prepayment consideration equal to the greater of (x) 1% of the outstanding principal amount being prepaid and (y) the yield maintenance charge and to defease (in whole or in part) the remaining balance of the mortgage loan only after the lock-out period.

                                             (3)   Includes 1 mortgage loan (secured by the mortgaged property identified on Annex A to this prospectus supplement as Fidelity
                                                   Building), representing approximately 0.1% of the initial mortgage pool balance and 0.1% of the initial sub-pool 1 balance, which generally provides for defeasance after a defeasance lockout period.
                                                   However, the developer of the mortgaged property, St. Johns Town
                                                   Center, LLC, has the right to purchase the mortgaged property if the borrower ceases to operate for business for more than 180 consecutive days. If the developer exercises this purchase option prior to the end of the defeasance lockout period, then the borrower has the right to prepay the mortgage loan with a yield maintenance charge equal to an amount equal to the greater of (x) the

                                      S-37

                                                   yield maintenance premium and (y) 1% of the outstanding principal amount being prepaid.

                                             (4)   Includes 1 mortgage loan (secured by the mortgaged properties identified on Annex A to this prospectus supplement as Schron
                                                   Industrial Portfolio), representing approximately 4.6% of the initial mortgage pool balance and 5.0% of the initial sub-pool 1 balance, which generally provides for defeasance only; provided, however that in connection with partial releases the borrower may cause the release of one or more individual mortgaged properties with prepayment that includes yield maintenance premium, as described under "Description of the Mortgage Pool--Terms and Conditions of the
                                                   Trust Mortgage Loans--Release Provisions" in this prospectus supplement.

                                             (5)   Includes one mortgage loan (secured by the mortgaged property identified on Annex A to this prospectus supplement as One Westchase
                                                   Center), representing approximately 1.0% of the initial mortgage pool balance and 1.0% of the initial sub-pool 1 balance, which provides for payment of prepayment consideration equal to the greater of (x)
                                                   0.125% of the outstanding principal amount being prepaid and (y) the yield maintenance charge.

                                                   Set forth below is information regarding the remaining terms of the lock-out period for the mortgage loans:

                                              Maximum remaining lock-out period....................       137 months
                                              Minimum remaining lock-out period....................         0 months
                                              Weighted average remaining lock-out period...........        90 months

                                             Generally, each of the mortgage loans is freely prepayable with no prepayment premium or yield maintenance premium for a specified open period
                                             (generally from one to six months) prior to its maturity date.

PROPERTY, LIABILITY AND OTHER
    INSURANCE.............................   The loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged property the following insurance coverage--

                                             o     property insurance;

                                             o     flood insurance, if the mortgaged property is located in a federally designated flood area;

                                             o     comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property; and

                                             o     business interruption or rent loss insurance.

                                             Substantially all of the mortgage loans that we intend to include in the trust provide that the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property caused by certain acts of terrorism (except that the requirement to obtain terrorism insurance coverage may be subject to the commercial availability of that coverage, the cost of premiums and/or whether such hazards are at the time commonly insured against for property similar to the mortgaged properties that are located in the region in which the mortgaged property is located). Most terrorism

                                      S-38

                                             insurance policies have exclusions for damage caused by nuclear, chemical or biological events.

                                             See "Risk Factors--Risks Related to the Underlying Mortgage Loans--The
                                             Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties
                                             May Adversely Affect Payments on Your Certificates" and "Description of the
                                             Mortgage Pool--Additional Loan and Property Information--Property,
                                             Liability and Other Insurance" in this prospectus supplement.

ADDITIONAL STATISTICAL INFORMATION

A.  GENERAL CHARACTERISTICS...............   The mortgage pool will have the following general characteristics as of the cut-off date:(1)

                                                         MORTGAGE POOL           SUB-POOL 1           SUB-POOL 2
                                                        --------------        --------------         ------------

Initial mortgage pool balance/initial sub-pool
   balances(2)...................................       $6,575,923,864        $6,082,438,864         $493,485,000
Number of mortgage loans.........................                  201                   177                   24
Number of mortgaged properties...................                  328                   271                   57
Maximum cut-off date principal balance...........         $640,500,000          $640,500,000          $63,250,000
Minimum cut-off date principal balance...........           $1,295,000            $1,295,000           $2,700,000
Average cut-off date principal balance...........          $32,716,039           $34,364,061          $20,561,875
Maximum mortgage interest rate...................               6.847%                6.847%               6.800%
Minimum mortgage interest rate...................               5.410%                5.410%               5.480%
Weighted average mortgage interest rate(3).......               5.795%                5.782%               5.955%
Maximum original term to maturity................           144 months            144 months           120 months
Minimum original term to maturity................            36 months             36 months            60 months
Weighted average original term to maturity.......           107 months            108 months            99 months
Maximum remaining term to maturity...............           141 months            141 months           119 months
Minimum remaining term to maturity...............            34 months             34 months            55 months
Weighted average remaining term to maturity......           105 months            106 months            97 months
Weighted average underwritten debt-service
   coverage ratio(3).............................                1.54x                 1.56x                1.27x
Weighted average cut-off date loan-to-appraised
   value ratio(3)................................                66.4%                 65.7%                75.5%

________________

(1)   The initial mortgage pool balance, the initial sub-pool balances and all other financial and statistical information provided in this prospectus supplement, unless indicated otherwise, are based on the cut-off date principal balances of the mortgage loans in the trust and exclude any subordinate companion loans or pari passu companion loans. See "--The
      Underlying Mortgage Loans and the Mortgaged Properties--General" in this prospectus supplement.

(2)   Subject to a permitted variance of plus or minus 5%.

(3)   The loan amount used for purposes of calculating the loan-to-appraised value ratio and debt-service coverage ratio for each of the mortgage loans with funded pari passu companion notes is the aggregate principal balance of the mortgage loan and the related pari passu companion loan. The principal balance of the subordinate companion loans are not included in these calculations, unless otherwise indicated. Additional adjustments to debt service ratios and loan-to-value ratios for the cross-collateralized mortgage loan group and certain of the mortgage loans with escrows and the mortgage loans with earnout provisions or performance guarantees are described in the glossary to this prospectus supplement. With respect to the mortgage loan secured by the Peachtree Center property, the loan-to-appraised value ratio was calculated by adding the combined amounts of the initial debt service reserve, capital expenditures reserve and tenant improvement and leasing commission reserve, totaling approximately $44.48 million, to the appraised value of the property. Not adding the reserves to the appraised value of the property, the cut-off date loan-to-value ratio for the Peachtree Center mortgage loan would be
      93.6%. With respect to the mortgage loan secured by the Apollo Portfolio 1 properties, the loan-to-value ratio was calculated by subtracting a capital improvements escrow of $11,600,000 from the outstanding principal balance of the mortgage loan, and the debt-service coverage ratio was calculated assuming (1) (a) the in-place base rents as per the rent rolls dated October 2006 - December 2006 increase annually by 3% over the current contract rent (b) 4% vacancy, (c) 4% management fee and (d) $250 in capital reserves per unit, (2) 10% of the units are renovated and re-let annually at market rates, (3) in each case discounted to present value based on a discount rate of 8% over the life of the mortgage loan.
      The portfolio weighted average market rate assumed per unit was $882 with
      0% growth projected. The loan-to-value ratio based

                                      S-39

      on the appraised value without netting the $11,600,000 escrow is 103.8%.
      The debt-service coverage as of the cut-off date based on in-place base rents as per the rent rolls dated October 2006 - December 2006 is 0.81x.
      With respect to the mortgage loans secured by the Midland Industrial
      Portfolio property, which has an interest rate that steps up during the term of the mortgage loan, information with respect to the interest rate on the mortgage loan (including without limitation for purposes of calculating the weighted average mortgage interest rate and debt-service coverage ratio) is presented in this prospectus supplement as if the mortgage loan pays at its highest rate throughout the life of such mortgage loan (5.855%).

B.  GEOGRAPHIC CONCENTRATION..............   The tables below show the number of, and percentage of the initial mortgage pool balance, initial sub-pool 1 balance and initial sub-pool 2 balance secured by, mortgaged properties located in the indicated jurisdiction:

                                                                      ALL MORTGAGED PROPERTIES

                                                                                NUMBER OF         % OF INITIAL
                                                                                MORTGAGED        MORTGAGE POOL
                                                     JURISDICTION               PROPERTIES          BALANCE
                                             ---------------------------        ----------       -------------

                                             New York...................            49              22.0%
                                             California.................            54              11.7%
                                             Massachusetts..............             3              10.0%
                                             Texas......................            26               6.5%
                                             Georgia....................            14               6.4%

                                             The remaining mortgaged properties with respect to the mortgage pool are located throughout 30 other states. No more than 5.3% of the initial mortgage pool balance is secured by mortgaged properties located in any of these other states.

                                                                             SUB-POOL 1

                                                                                                  % OF INITIAL
                                                                                NUMBER OF        SUB-POOL 1 POOL
                                                     JURISDICTION               PROPERTIES           BALANCE
                                             ---------------------------        ----------       -------------

                                             New York...................            49               23.7%
                                             Massachusetts..............             3               10.8%
                                             California.................            29               10.3%
                                             Georgia....................            13                6.7%
                                             Texas......................            22                5.8%

                                             The remaining mortgaged properties in sub-pool 1 are located throughout 30 other states. No more than 5.8% of the initial sub-pool 1 balance is secured by mortgaged properties located in any of these other states.

                                                                             SUB-POOL 2

                                                                                                  % OF INITIAL
                                                                                NUMBER OF        SUB-POOL 2 POOL
                                                     JURISDICTION              PROPERTIES            BALANCE
                                             ---------------------------        ----------       -------------

                                             California.................            25               28.6%
                                             North Carolina.............            11               16.4%
                                             Texas......................             4               14.9%
                                             Indiana....................             7               12.8%
                                             Nevada.....................             1               10.1%

                                             The remaining mortgaged properties in sub-pool 2 are located throughout 7 other states. No more than 7.3% of the initial sub-pool 2 balance is secured by mortgaged properties located in any of these other states.

                                      S-40

C.  PROPERTY TYPES........................   The table below shows the number of, and percentage of the initial mortgage pool balance, initial sub-pool 1 balance and initial sub-pool 2 balance secured by, mortgaged properties predominantly operated for each indicated
                                             purpose:

                                                    NUMBER OF      % OF INITIAL     % OF INITIAL     % OF INITIAL
                                                    MORTGAGED      MORTGAGE POOL     SUB-POOL 1       SUB-POOL 2
                                                   PROPERTIES         BALANCE          BALANCE         BALANCE
                                                   ----------      -------------    ------------     ------------

Office.......................................           99             59.6%            64.4%            0.0%
Retail.......................................           63             14.1%            15.2%            0.0%
   Anchored..................................           23              8.7%             9.4%            0.0%
   Unanchored................................           14              3.5%             3.7%            0.0%
   Shadow Anchored...........................           15              1.4%             1.6%            0.0%
   Single Tenant.............................           11              0.5%             0.5%            0.0%
Industrial...................................           66              7.3%             7.9%            0.0%
Multifamily..................................           56              7.4%             0.0%           98.1%
Hospitality..................................           21              7.2%             7.8%            0.0%
Other........................................            7              2.5%             2.7%            0.0%
Mixed Use....................................            6              1.3%             1.4%            0.0%
Self-Storage.................................            9              0.6%             0.6%            0.0%
Mobile Home Park.............................            1              0.1%             0.0%            1.9%

D.  ENCUMBERED INTERESTS..................   The tables below show the number of, and percentage of the initial mortgage pool balance, initial sub-pool 1 balance and initial sub-pool 2 balance secured by, mortgaged properties for which the whole or predominant encumbered interest is as indicated:

                                                                      ALL MORTGAGED PROPERTIES

                                                                               NUMBER OF         % OF INITIAL
                                             ENCUMBERED INTEREST IN THE        MORTGAGED         MORTGAGE POOL
                                               MORTGAGED REAL PROPERTY         PROPERTIES           BALANCE
                                             ----------------------------      ----------        -------------

                                             Fee simple..................         310                88.5%
                                             Leasehold...................          13                 8.6%
                                             Fee simple and Leasehold....           5                 3.0%

                                                                             SUB-POOL 1

                                                                               NUMBER OF
                                                                               MORTGAGED
                                             ENCUMBERED INTEREST IN THE      PROPERTIES IN       % OF INITIAL
                                               MORTGAGED REAL PROPERTY         SUB-POOL 1     SUB-POOL 1 BALANCE
                                             ----------------------------    -------------    ------------------

                                             Fee simple..................         253               87.6%
                                             Leasehold...................          13                9.3%
                                             Fee simple and Leasehold....           5                3.2%

                                                                             SUB-POOL 2

                                                                                NUMBER OF
                                                                                MORTGAGED
                                             ENCUMBERED INTEREST IN THE       PROPERTIES IN       % OF INITIAL
                                               MORTGAGED REAL PROPERTY         SUB-POOL 2      SUB-POOL 2 BALANCE
                                             ----------------------------     -------------    ------------------

                                             Fee simple..................          57               100.0%
                                             Leasehold...................           0                 0.0%
                                             Fee simple and Leasehold....           0                 0.0%

                                      S-41

                                             It should be noted that each mortgage loan secured by overlapping fee and leasehold interests or by a predominant fee interest and a relatively minor leasehold interest, is presented as being secured by a fee simple interest in this prospectus supplement and is therefore included within the category referred to as "fee simple" in the charts above.

                                                  OTHER CONSIDERATIONS

FEDERAL INCOME TAX CONSEQUENCES...........   The trustee or its agent will make elections to treat designated portions of the assets of the trust as two separate real estate mortgage investment conduits, or REMICs, under sections 860A through 860G of the Internal
                                             Revenue Code of 1986, as amended. Those two REMICs are as follows:

                                             o     REMIC I, which will consist of, among other things, the mortgage loans that are included in the trust; and

                                             o     REMIC II, which will hold the regular interests in REMIC I.

                                             The class R-I and R-II certificates will represent the respective residual interests in those REMICs.

                                             Any assets not included in a REMIC will constitute one or more grantor trusts for U.S. federal income tax purposes.

                                             The class A-MFL REMIC II regular interest, the swap agreement and the floating rate account will constitute a grantor trust for federal income tax purposes and will not be part of the REMICs referred to above.

                                             The offered certificates will be treated as regular interests in REMIC II.
                                             This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer.

                                             It is anticipated that each class of the offered certificates will be issued at a premium for federal income tax purposes.

                                             When determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

                                             o     no mortgage loan in the trust will be prepaid prior to maturity, and

                                             o     there will be no extension of maturity for any mortgage loan in the trust.

                                             For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax
                                             Consequences" in each of this prospectus supplement and the accompanying prospectus.

                                      S-42

ERISA ....................................   We anticipate that, subject to satisfaction of the conditions referred to under "Certain ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                                             o     Title I of the Employee Retirement Income Security Act of 1974, as
                                                   amended, or

                                             o     section 4975 of the Internal Revenue Code of 1986, as amended,

                                             will be able to invest in the offered certificates without giving rise to a non-exempt prohibited transaction. This is based upon an individual prohibited transaction exemption granted to Greenwich Capital Markets, Inc.
                                             by the U.S. Department of Labor.

                                             If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or section 4975 of the
                                             Internal Revenue Code of 1986, as amended, you should review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under
                                             ERISA or section 4975 of the Internal Revenue Code of 1986, as amended. See
                                             "Certain ERISA Considerations" in this prospectus supplement and "Certain
                                             ERISA Considerations" in the accompanying prospectus.

LEGAL INVESTMENT..........................   Upon initial issuance, and for so long as such certificates are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, the class A-1, class A-2, class
                                             A-3, class A-AB, class A-4, class A-1-A, class A-M, class A-MFL, class A-J, class B, class C and class D certificates will be mortgage related securities within the meaning of the Secondary Mortgage Market Enhancement
                                             Act of 1984, as amended.

                                             If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulation authorities, then you may be subject to restrictions on investments in the offered certificates. You should consult your own legal advisors to determine whether and to what extent the offered certificates will be legal investments for you. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT CONSIDERATIONS.................   The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate. In the case of any offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of any offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

                                             Holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be affected by the rate and timing of payments and other collections of principal of the mortgage loans in sub-pool 1 and, in the absence of significant losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in sub-pool 2.

                                      S-43

                                             Holders of the class A-1-A certificates will be affected by the rate and timing of payments and other collections of principal of the mortgage loans in sub-pool 2 and, in the absence of significant losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in sub-pool 1.

                                             See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus and "Description of the Mortgage Pool--Terms and Conditions of the Trust Mortgage Loans" in this prospectus supplement.

                                      S-44

                                  RISK FACTORS

      The offered certificates are not suitable investments for all investors.
You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

      The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the relevant legal, tax, accounting and investment expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

      You should consider the following factors, as well as those set forth under "Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.

RISKS RELATED TO THE OFFERED CERTIFICATES

      The Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F
Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1,
Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1-A Certificates and,
With Respect to Interest Distributions, the Class X Certificates. If you
purchase class A-M, class A-J, class B, class C, class D, class E or class F certificates, then your offered certificates will provide credit support to other classes of series 2007-GG9 certificates with an earlier designation. As a result, you will receive payments after, and may bear the effects of losses on the underlying mortgage loans before the holders of those other classes of offered certificates.

      When making an investment decision, you should consider, among other things--

      o     the risk profile you seek for your investment compared to the risk profile of each of the offered certificates;

      o     the payment priorities of the respective classes of the series
            2007-GG9 certificates;

      o     the order in which the principal balances of the respective classes of the series 2007-GG9 certificates with principal balances will be reduced in connection with losses and default-related shortfalls on the mortgage loans;

      o     the characteristics and quality of the mortgage loans; and

      o     each of the risk factors described in this prospectus supplement and the accompanying prospectus.

      See "Description of the Mortgage Pool" and "Description of the Offered
Certificates--Payments" and "--Reductions of Certificate Principal Balances in
Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of
Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable," "--Any Credit Support for Your Offered Certificates May Be
Insufficient to Protect You Against All Potential Losses" and "--Payments on the
Offered Certificates Will Be Made Solely from the Limited Assets of the Related
Trust, and Those Assets May Be Insufficient to Make all Required Payments on
Those Certificates" in the accompanying prospectus.

      The Offered Certificates Have Uncertain Yields to Maturity. The yields on your offered certificates will depend on--

      o     the price you paid for your offered certificates; and

      o     the rate, timing and amount of payments on your offered
            certificates.

                                      S-45

      The rate, timing and amount of payments on your offered certificates will depend on:

      o     the pass-through rate for, and other payment terms of, your offered certificates;

      o     the rate and timing of payments and prepayments and other
            collections of principal on the underlying mortgage loans;

      o     the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans;

      o     the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

      o     the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans;

      o     servicing decisions with respect to the underlying mortgage loans;
            and

      o     the purchase of a mortgage loan whether by (i) a mortgage loan seller as a result of a material breach of a representation or warranty made by that mortgage loan seller or a material defect in the related mortgage loan documents delivered by such mortgage loan seller, (ii) the holder of a related companion loan, (iii) a holder of the fair value purchase option, (iv) a mezzanine lender or (v)
            any other party with a purchase option.

      In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty. Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your offered certificates.

      Additionally, certain of the mortgage loans require prepayment in connection with earnout amounts if the related borrower does not satisfy performance or other criteria set forth in the related loan documents. Certain of the mortgage loans also permit prepayment without penalty or premium if, as a result of a mandatory prepayment due to casualty or condemnation, the outstanding principal balance of the mortgage loan is reduced below a specified amount. See "Description of the Mortgaged Pool--Terms and Conditions of the
Trust Mortgage Loans--Prepayment Provisions" and "--Other Prepayment Provisions"
in this prospectus supplement.

      In addition, if the master servicer or the trustee reimburses itself (or the master servicer, the special servicer, the trustee or any fiscal agent under the pooling and servicing agreement for any non-serviced trust loan) out of general collections on the mortgage loans included in the trust for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that such reimbursement is made from collections of principal on the mortgage loans in the trust, that reimbursement will reduce the amount of principal available to be distributed on the series
2007-GG9 principal balance certificates and will result in a reduction of the certificate principal balance of the series 2007-GG9 principal balance certificates. See "Description of the Offered Certificates--Reductions of
Certificate Principal Balances in Connection With Realized Losses and Additional
Trust Fund Expenses" in this prospectus supplement. Likewise, if the master servicer, the special servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any work-out delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the series 2007-GG9 principal balance certificates on that payment date. Such reimbursement would have the effect of reducing current payments of principal on the offered certificates and extending the weighted average life of the offered certificates. See "Description of the Offered
Certificates--Reimbursement of Advances" below.

      See "Description of the Mortgage Pool," "Servicing Under the Pooling and
Servicing Agreement," "Description of the Offered Certificates--Payments,"
"--Reductions of Certificate Principal Balances in Connection With Realized
Losses and Additional Trust Fund Expenses" and "Yield and Maturity
Considerations" in this prospectus supplement. See also "Risk Factors--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable" and "Yield and Maturity
Considerations" in the accompanying prospectus.

                                      S-46

      The Right of the Master Servicer, the Special Servicer and the Trustee to
Receive Interest on Advances and the Right of the Special Servicer to Receive
Special Servicing Compensation May Result in Additional Losses to the Trust
Fund. The master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it. This interest will accrue from the date on which the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest.
In addition, under certain circumstances, including delinquency of payment of principal and/or interest, a mortgage loan in the trust will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. Such payments may lead to shortfalls in amounts otherwise distributable on your certificates. Each of the non-serviced loan groups included in the trust is serviced under a pooling and servicing agreement with similar provisions, and interest paid on advances and compensation paid to the applicable special servicer may reduce collections on those mortgage loans.

      The Investment Performance of Your Offered Certificates May Vary
Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans
Is Faster or Slower than You Anticipated. If you purchase your offered certificates at a premium, and if payments and other collections of principal on the mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. See "Yield and Maturity Considerations" in the accompanying prospectus.

      You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances or at all. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment. See
"Risk Relating to Enforceability of Prepayment Premiums or Defeasance
Provisions" in this prospectus supplement.

      The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the mortgage loans with higher mortgage interest rates pay principal faster than the mortgage loans with lower mortgage interest rates. This is because those classes bear interest at pass-through rates equal to, based upon or limited by, as applicable, a weighted average of net interest rates derived from the mortgage loans.

      Risks Relating to Enforceability of Prepayment Premiums or Defeasance
Provisions. Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

      Your Lack of Control Over Trust Fund Can Create Risks. You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See
"The Pooling Agreement--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer or the trustee, as applicable. With respect to each non-serviced mortgage loan included in the trust, these decisions will be made by the master servicer, primary servicer (if any), special servicer or trustee under the applicable pooling and servicing agreement. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

                                      S-47

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

      The Absence of or Inadequacy of Insurance Coverage on the Mortgaged
Properties May Adversely Affect Payments on Your Certificates. All of the
mortgage loans that we intend to include in the trust require the related borrower to maintain, or cause to be maintained, property insurance in an amount
(subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements at the mortgaged property or (ii) the outstanding principal balance of the mortgage loan. Notwithstanding the mortgage loan insurance requirements,

      o     a mortgaged property may suffer losses due to risks that are not covered by insurance or for which coverage is inadequate; and

      o     a mortgaged property may be covered under a blanket insurance policy that covers other properties owned by affiliates of the borrower and the amount of coverage available for the mortgaged property will be reduced if insured events occur at such other properties.

      Therefore, insurance proceeds following a casualty may not be sufficient to pay off the entire mortgage loan.

      In addition, 54, 26, 15, 6, 1 and 1 mortgaged properties, representing approximately 11.7%, 6.5%, 2.6%, 2.5%, 0.2% and 0.1%, respectively, of the initial mortgage pool balance, are located in California, Texas, Florida,
Hawaii, Louisiana and Alabama, respectively. 29, 22, 6, 12, 1 and 1 mortgaged properties in sub-pool 1, representing approximately 10.3%, 5.8%, 2.7%, 2.2%,
0.2% and 0.1%, respectively, of the initial sub-pool 1 balance, are located in
California, Texas, Hawaii, Florida, Louisiana and Alabama, respectively. 25, 4 and 3 mortgaged properties in sub-pool 2, representing approximately 28.6%,
14.9% and 7.3%, respectively, of the initial sub-pool 2 balance, are located in
California, Texas and Florida, respectively. Texas, California, Florida,
Louisiana, Alabama and Hawaii have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states.
We cannot assure you that borrowers will be able to maintain adequate insurance in these states or in other states. For instance, with respect to flood insurance, such insurance is typically not included in standard property or casualty policies and such insurance is generally required only if the property is located in a federally designated flood hazard area. Furthermore, the amount of flood insurance required is usually limited to the maximum amount of such insurance available under current federal standards. In addition, flood, windstorm and earthquake insurance is sometimes otherwise capped and/or subject to deductibles, which in some cases may be relatively high. We cannot assure you that all mortgage loans required the borrower to obtain, or that each borrower did obtain, windstorm insurance. This insurance may be inadequate to rebuild the premises or prepay the mortgage loan. In addition, we cannot assure you that acts of nature will occur only in those areas historically at risk for such acts of nature. Moreover, if reconstruction or major repairs are required, changes in laws may materially affect the borrower's ability to reconstruct or repair the premises, due to, for instance, changes in laws that materially increase the costs of the reconstruction or repairs.

      In late August, September and October 2005, hurricanes Katrina, Rita and
Wilma and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage to coastal and inland areas located in the Gulf
Coast region of the United States (parts of Texas, Louisiana, Mississippi,
Alabama and Florida) and certain other parts of the southeastern United States
(including offshore facilities in the Gulf of Mexico) consisting of severe flooding, wind and water damage, forced evacuations, contamination, gas leaks and fire and environmental damage. The long-term national, regional and local economic and other effects of that damage, are not yet fully assessed or known.
Economic effects appear to include nationwide decreases in oil supplies and refining capacity, nationwide increases in gas prices and regional interruptions in travel and transportation, tourism and economic activity generally in some of the affected areas. It is not possible to determine how long these effects may last. These effects could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storm. Other long-term effects on national, regional and local economies, securities, financial and real estate markets, government finances, and spending or travel habits may subsequently arise or become apparent in connection with the hurricanes and their aftermath. Furthermore, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. Because standard hazard insurance policies generally do not provide coverage for damage arising from floods and windstorms, property owners in the affected areas may not be insured

                                      S-48

for the damage to their properties and, in the aggregate, this may affect the timing and extent of local and regional economic recovery.

      The terrorist attacks of September 11, 2001 adversely affected the market for casualty insurance coverage, particularly for policies covering acts of terrorism. Following the attacks many reinsurance companies (which assume some of the risk of policies sold by primary insurers) began to eliminate coverage for acts of terrorism from their reinsurance coverage. Without such reinsurance coverage, primary insurance companies had to assume all of the risk of acts of terrorism themselves, causing them to eliminate such coverage from their policies, increase the deductible for acts of terrorism or charge higher premiums for such coverage.

      In response, in November 2002, Congress passed and the President signed the Terrorism Risk Insurance Act of 2002 ("TRIA") which established a temporary program (the "TERRORISM RISK INSURANCE PROGRAM") intended to ensure that commercial property and casualty insurance for terrorism risk is widely available and affordable by providing a federal risk sharing program to spread the risk of losses in the event of future terrorist attacks among the federal government, insurers and policyholders. Substantially all property and casualty insurers doing business in the United States are required to participate in the program established by TRIA and all terrorism exclusions in effect on the date of enactment of TRIA are void to the extent they would exclude losses covered by
TRIA.

      The Terrorism Risk Insurance Program was originally scheduled to expire on
December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance
Extension Act of 2005 was enacted, which extended the duration of the Terrorism
Risk Insurance Program until December 31, 2007.

      The Terrorism Risk Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2007, will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to
United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States
Government.

      In addition, with respect to any act of terrorism occurring after January
1, 2007, no compensation will be paid under the Terrorism Risk Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million. As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

      The Treasury Department has established procedures for the program under which the federal share of compensation will be equal to 85% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

      Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic "all risk" policies. Any commercial property and casualty terrorism insurance exclusion that was in force on
November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approvals of those types of exclusions in force on November 26, 2002 are also voided.

      There can be no assurance that upon the expiration of the Terrorism Risk
Insurance Program, subsequent terrorism insurance legislation will be passed.
Because it is a temporary program, there is no assurance that it will create any long-term changes in the availability and cost of such insurance.

      Certain mortgaged properties are "trophy" buildings in major cities and may be subject to additional risk of terrorist attacks. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on commercial mortgage loans may result. In addition, the failure to maintain terrorism risk insurance may constitute a default under a commercial mortgage loan, which could result in the acceleration and foreclosure of the commercial mortgage loan. Alternatively, the increased costs of maintaining such insurance could have an adverse effect on the financial condition of the mortgage loan borrowers.

                                      S-49

      Substantially all of the mortgage loans provide that the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property caused by certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to the commercial availability of that coverage, certain limitations with respect to the cost of premiums and/or whether such hazards are at the time commonly insured against at properties similar to the mortgaged property that are located in the region in which such mortgaged property is located). Substantially all of the borrowers have obtained terrorism insurance, although most of the policies have exclusions for damage caused by nuclear, chemical or biological events. In addition in certain cases, terrorism insurance coverage is provided under blanket policies that also cover other properties owned by affiliates of the related borrower and, accordingly, the amount of coverage would be reduced if insured events occur at such other properties. Most insurance policies covering commercial properties such as the mortgaged properties are subject to renewal on an annual basis and there is no assurance that terrorism insurance coverage will continue to be available and covered under the new policies or, if covered, whether such coverage will be adequate. In addition, depending upon the nature and extent of any damage that a mortgaged property may sustain, the coverage amount may be inadequate to cover a full restoration of such mortgaged property.
In the event a mortgaged property securing a mortgage loan is damaged by an act of terrorism or suffers physical damage and the related insurance coverage is inadequate to cover the outstanding balance of the loan, certificateholders will suffer losses on their certificates based on the extent of the shortfall and the payment priority of their certificates. See "Description of the Mortgage
Pool--Additional Loan and Property Information--Property, Liability and Other
Insurance" below.

      Repayment of the Underlying Mortgage Loans Depends on the Operation of the
Mortgaged Properties. The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of property:

      o     office,

      o     retail,

      o     multifamily rental,

      o     industrial/warehouse,

      o     self-storage,

      o     hospitality, and

      o     other types (as described below).

      The risks associated with lending on these types of properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on--

      o     income producing properties that require the successful operation of the related mortgaged property;

      o     the related borrower's ability to refinance the mortgage loan or sell the related mortgaged property, which may be more difficult with respect to a commercial property;

      o     income from, and the market value of, a mortgaged property, which is dependent upon the ability to lease space at the mortgaged property and the length and terms of such leases (many of which have terms that expire prior to the maturity date of the related mortgage loan); and

      o     evaluating the amount of liquidation proceeds that can be obtained from the related mortgaged property, which are more likely to be determined based on a capitalization of the mortgaged property's cash flow than by the absolute value of the mortgaged property and improvements on the mortgaged property.

                                      S-50

      Certain other property types such as automobile dealerships are subject to various risks which may be in addition to those generally associated with retail establishments. Two mortgage loans identified on Annex A to this prospectus supplement as Car Dealership Portfolio and Park Place Motorcars, representing approximately 0.8% and 0.7%, respectively, of the initial mortgage pool balance and 0.8% and 0.7%, respectively, of the initial sub-pool 1 balance are secured by automobile dealerships. The success of an automobile dealership is subject to factors such as the popularity of the brands being sold at the dealership and changes in demographics and consumer tastes which may negatively impact the appeal of the product lines being offered. Further, the United States motor vehicle industry generally is considered a mature industry in which minimal growth is expected in unit sales of new vehicles. Significant factors affecting the sale of motor vehicles include rates of employment, income growth, interest rates and general consumer sentiment. In addition, where automobile dealerships have an on-site service department, it will be necessary for those automobile dealerships to manage and dispose of oil, batteries and other related automotive products. In addition, automobile dealerships may not be readily convertible to alternative uses. See also "--Certain Mortgaged Properties Contain Specialty
Uses" below.

      See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There Is No Assurance" and "Description of the Trust Assets--Mortgage
Loans--A Discussion of the Various Types of Multifamily and Commercial
Properties that May Secure Mortgage Loans Underlying a Series of Offered
Certificates" in the accompanying prospectus.

      The Underlying Mortgage Loans Have a Variety of Characteristics Which May
Expose Investors to Greater Risk of Default and Loss. When making an investment decision, you should consider, among other things, the following characteristics of the underlying mortgage loans and/or the mortgaged properties for those loans. Any or all of these characteristics can affect, perhaps materially and adversely, the investment performance of your offered certificates. Several of the items below include a cross-reference to where the associated risks are further discussed in this prospectus supplement or in the accompanying prospectus.

      The Mortgaged Property Will Be the Sole Asset Available in an Event of
Default With Respect to an Underlying Mortgage Loan. All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults, none of the assets of the borrower (other than the mortgaged property or other collateral pledged as security for the mortgage loan) will be available to satisfy the debt. Even if the related loan documents permit recourse under certain circumstances to the borrower or a guarantor, we have not undertaken an evaluation of the financial condition of any of these persons. In addition, the trust may not be able to ultimately collect amounts due under a recourse obligation or guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer, the depositor, any mortgage loan seller, or by any other party. See "Risk
Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the
Performance and Value of the Underlying Real Property, Which May Decline Over
Time, and the Related Borrower's Ability to Refinance the Property, of Which
There Is No Assurance--Most of the Mortgage Loans Underlying Your Offered
Certificates Will Be Nonrecourse" in the accompanying prospectus.

      Increases in Real Estate Taxes Due to Termination of a PILOT Program or
Other Tax Abatement Arrangements May Reduce Payments to Certificateholders.
Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a PILOT program)
or other tax abatement arrangements. Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher real estate tax obligations for the related borrower. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans. There are no assurances that any such program will continue for the duration of the related mortgage loan or that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or for the investors in such borrower to continue to receive their tax benefits, or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans. The related mortgage loan seller may have underwritten the related mortgage loan on the assumption that such assistance will continue. For example, with respect to the mortgage loan secured by the mortgaged properties identified on Annex A to this prospectus supplement as TIAA RexCorp Long Island Portfolio, representing approximately 3.6% of the initial mortgage pool

                                      S-51

balance and 3.9% of the initial sub-pool 1 balance, two of the related mortgaged properties known as "58 South Service Road" and "68 South Service Road" are
subject to a PILOT program, which expires on February 28, 2012, and with respect to the other related mortgaged properties, the related borrowers have the right to enter into future PILOT programs. With respect to the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as Omni Marathon Reckson and 1305 Walt Whitman Road, each related borrower has the right to enter into future PILOT programs. With respect to the mortgage loan identified on Annex A to this prospectus supplement as Hampton Inn Carbondale, representing approximately 0.1% of the initial mortgage pool balance and 0.1% of the initial sub-pool 1 balance, the mortgaged property currently benefits from a tax abatement. For the past five years, the mortgaged property was subject only to taxes on the value of the land, and for the next five years, the tax will increase to include 50% of the taxes on the improvements. Additionally, in the case of the mortgage loan secured by the mortgaged property identified on Annex
A to this prospectus supplement as 1900 Campus Walk, representing approximately
0.2% of the initial mortgage pool balance and 0.2% of the initial sub-pool 1 balance, the mortgaged property currently benefits from a tax abatement that will expire on December 31, 2011 and with respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as
Branson Landing, representing approximately 1.4% of the initial mortgage pool balance and 1.5% of the initial sub-pool 1 balance, the mortgaged property is subject to a PILOT program.

      Tenant Actions May Affect Anticipated Cash Flow at the Property. In
general, the underwritten cash flow for a particular mortgaged property is based on certain assumptions made by the applicable originator(s) in connection with the origination of the mortgage loan, including assumptions related to tenants at the mortgaged property. Unanticipated actions of a tenant may challenge these assumptions and cause a decline in the cash flow at the mortgaged property.

      See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There Is No Assurance--The Successful Operation of a Multifamily or
Commercial Property Depends on Tenants" in the accompanying prospectus.

      Certain Mortgaged Properties Have Restrictions Limiting Uses. Certain of
the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements, operating agreements, historical landmark designations or, in the case of condominiums, condominium declarations or other condominium use restrictions or regulations. Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

      Certain Mortgaged Properties Contain Specialty Uses. Certain of the
mortgaged properties are special-use in nature and would require capital expenditures in order to retrofit the space for other users in the event that the existing tenant vacates. For example, with respect to the mortgage loan identified on Annex A to this prospectus supplement as Savvis Data Center and
150 South Street representing 1.0% and 0.8%, respectively, of the initial mortgage pool balance and approximately 1.1% and 0.9%, respectively, of the initial sub-pool 1 balance, the mortgaged property will not easily be converted to other uses due to the unique construction requirements of data center buildings. In the case of the mortgage loans identified on Annex A to this prospectus supplement as Car Dealership Portfolio and Park Place Motorcars,
representing approximately 0.8% and 0.7%, respectively, of the initial mortgage pool balance and 0.8% and 0.7%, respectively, of the initial sub-pool 1 balance, the mortgaged properties are automobile dealerships and will not easily be converted to other uses due to the unique construction requirements of the related tenant. In the case of the mortgage loans identified on Annex A to this prospectus supplement as Life Time Fitness Portfolio, Lake Mead and 972
Partnership, representing approximately 1.6%, 0.1% and 0.0%, respectively, of the initial mortgage pool balance and 1.7%, 0.1% and 0.0%, respectively, of the initial sub-pool 1 balance, the mortgaged properties are, or include, fitness centers or yoga studios and will not easily be converted to other uses due to the unique construction requirements of the related tenant. See "--In Some
Cases, a Mortgaged Property Is Dependent on a Single Tenant or on One or a Few
Major Tenants" and "--Lending on Income-Producing Real Properties Entails
Environmental Risks" below for certain other risks associated with this mortgaged property.

                                      S-52

      In Some Cases, a Mortgaged Property Is Dependent on a Single Tenant or on
One or a Few Major Tenants. In the case of 172 mortgaged properties, securing
39.1% of the initial mortgage pool balance, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular mortgaged property. In the case of 61 of those properties, securing 9.7% of the initial mortgage pool balance, the related borrower has leased all or substantially all of the particular mortgaged property to a single tenant.
Accordingly, although the leased space may be re-let at similar rents, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant at the mortgaged property.

      With respect to the mortgage loan, secured by a portfolio of 36 mortgaged properties, identified on Annex A to this prospectus supplement as Schron
Industrial Portfolio, representing approximately 4.6% of the initial mortgage pool balance and 5.0% of the initial sub-pool 1 balance, 8 of the mortgaged properties each are leased wholly to a single tenant or tenant that occupies at least 70% of the mortgaged property, whose leases expire prior to the maturity date of the mortgage loan.

      With respect to the mortgage loan identified on Annex A to this prospectus supplement as Stafford Place I representing approximately 2.7% of the initial mortgage pool balance and approximately 2.9% of the initial sub-pool 1 balance,
97% of the mortgaged property is leased to one tenant (The United States of
America, for use by the National Science Foundation), whose lease expires in
December, 2013 (prior to the maturity date of the mortgage loan). The mortgage loan provides for (i) a cash flow sweep commencing eighteen months prior to the expiration of the lease term and (ii) a letter of credit to be delivered at that time in an amount equal to $20 per square foot, less the amount of excess cash that the lender estimates will be swept during that period. The obligation to deliver that letter of credit is guaranteed by the sponsor of the mortgage loan.

      With respect to the mortgage loan, secured by a portfolio of 14 mortgaged properties, identified on Annex A to this prospectus supplement as COPT Office
Portfolio, representing approximately 2.2% of the initial mortgage pool balance and 2.4% of the initial sub-pool 1 balance, 7 of the mortgaged properties each are leased wholly to a single tenant or a tenant that occupies at least 70% of the mortgaged property, whose lease expires prior to the maturity date of the mortgage loan.

      With respect to the mortgage loan identified on Annex A to this prospectus supplement as Savvis Data Center representing 1.0% of the initial mortgage pool balance and approximately 1.1% of the initial sub-pool 1 balance, the mortgaged property is leased to a single tenant, Savvis, Inc., a global information technology company, whose lease expires on September 30, 2015 (prior to the maturity date of such mortgage loan). Out of the 300,000 square feet of space,
49,000 square feet are occupied by Savvis, Inc. and 251,000 square feet are subleased to Microsoft Corporation. The mortgage loan provides for a cash flow sweep commencing twelve months prior the expiration of the lease term and ending when $1,200,000 has been deposited into a leasing reserve. See "Risk
Factors--Risks Related to the Underlying Mortgage Loans --Lending on
Income-Producing Real Properties Entails Environmental Risks" for certain other risks associated with this mortgaged property.

      With respect to the mortgage loan identified on Annex A to this prospectus supplement as 4411 West Olive Avenue representing 0.2% of the initial mortgage pool balance and approximately 0.2% of the initial sub-pool 1 balance, the mortgaged property is leased to a single tenant, Modem Videofilm, Inc., a feature film and television post-production company, whose lease expires on
February 28, 2012 (prior to the maturity date of such mortgage loan). The mortgage loan provides for a cash flow sweep commencing eighteen months prior to the expiration of the lease term and ending when sufficient funds have been deposited into the leasing reserve to pay for anticipated re-tenanting expenses.
The tenant has an option to purchase the mortgaged property for the purchase price of not less than $19,000,000. If the tenant exercises its purchase option prior to the defeasance period, then the borrower is required to prepay the loan, together with payment of an amount equal to the greater of (i) the yield maintenance premium and (ii) 6% of the amount prepaid. If the tenant exercises its purchase option during the defeasance period, then the borrower is required to defease the loan.

      Certain other mortgage loans may have a single tenant whose lease expires prior to the maturity of the related mortgage loan. See Annex A to this prospectus supplement for the lease expiration dates for the three largest tenants at each mortgaged property.

                                      S-53

      See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There Is No Assurance--The Successful Operation of a Multifamily or
Commercial Property Depends on Tenants," "--Repayment of a Commercial or
Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying
Real Property, Which May Decline Over Time, and the Related Borrower's Ability
to Refinance the Property, of Which There Is No Assurance--Dependence on a
Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral"
and "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the
Performance and Value of the Underlying Real Property, Which May Decline Over
Time, and the Related Borrower's Ability to Refinance the Property, of Which
There Is No Assurance--Tenant Bankruptcy Adversely Affects Property Performance"
in the accompanying prospectus.

      Certain Additional Risks Relating to Tenants

      The mortgaged properties related to many of the mortgage loans will experience substantial (50% of gross leasable area or more) lease rollover prior to the maturity date, and in many cases soon after the closing dates of the mortgage loans or relatively near, or soon after, the maturity dates of the mortgage loans. See "--Retail or Office Properties" below and Annex A to this prospectus supplement for the lease expiration dates for the three largest tenants at each mortgaged property. With respect to the mortgage loans described above and certain other mortgage loans in the trust fund, the related loan documents require tenant improvement and leasing commission reserves (including trapping excess cash flow after notice of lease termination), and in many cases, the leases contain lessee extension options extending the term of such leases for a specified term. However, there can be no assurance that any such extension options will be exercised or that the amount of any such reserves will be adequate to mitigate the lack of rental income associated with these rollovers.
Also, certain of the mortgaged properties may be subject to tenant termination rights prior to the maturity date of the related mortgage loan.

      Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

      With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. This may impede the mortgagee's ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

      Certain Mortgaged Properties Contain Theaters. Theater properties are exposed to certain unique risks. For example, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters and in prior years the theater industry experienced a high level of construction of new theaters, reduced attendance and an overall increase in competition among theater operators. This caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings.

      The inclusion in the mortgage pool of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Description of the Trust Assets--Mortgage Loans--A
Discussion of the Various Types of Multifamily and Commercial Properties that
May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the
accompanying prospectus.

                                      S-54

      Retail or Office Properties. 73.6% of the initial mortgage pool balance and 79.6% of the initial sub-pool 1 balance will be secured by mortgage liens on retail or office properties. Repayment of the mortgage loans secured by retail and office properties will be affected by, among other things:

      o     the exercise of termination options by tenants (including the exercise of such options by government-sponsored tenants that typically have a right to terminate their lease at any time or for lack of appropriations);

      o     the timing of lease expirations (many of which lease expirations occur at varying rates, close in time and/or prior to the related mortgage loan maturity date) (see Annex A to this prospectus supplement for the lease expiration dates for the three largest tenants at each mortgaged property);

      o     the ability to renew leases or re-let space on comparable terms;

      o     a concentration of tenants in a particular industry (at one or more of the mortgaged properties), as such properties may be more vulnerable to industry slumps or other economic downturn (and losses may be more severe) than if tenants were in diverse industries;

      o     a concentration of the same tenant at different mortgaged
            properties;

      o     the ability to build new competing properties in the same area as the mortgaged property; and

      o     the financial difficulties or bankruptcy of a tenant (certain of which tenants may currently be, may have been, or may in the future be the subject of a bankruptcy proceeding).

      In addition, in the case of the retail properties located in Nevada,
Hawaii and/or certain other states, the income from, and the market value of, those properties may be adversely affected by any factors affecting the economy of those areas such as a downturn in the tourist industry, nationwide decreases in oil supplies and regional interruptions in travel and transportation.

      Sixty-three of the mortgaged properties, securing 14.1% of the initial mortgage pool balance and 15.2% of the initial sub-pool 1 balance, are primarily used for retail purposes. We consider 38 of those retail properties, securing
10.1% of the initial mortgage pool balance, to be anchored or shadow anchored.
An anchor tenant is a retail tenant whose space is substantially larger in size than that of other tenants and whose operation is vital in attracting customers to the retail mall or shopping center. A "SHADOW ANCHOR" is a store or business that materially affects the draw of customers to a retail property, but which may be located at a nearby property or on a portion of that retail property that does not secure the related mortgage loan. Despite the importance of a shadow anchor to any particular retail property that is not part of the mortgaged property, the borrower and/or lender may have little or no ability to ensure that any shadow anchor continues operations at or near the mortgaged property.
Retail tenants often have co-tenancy provisions permitting them to, among other things, cease operation or reduce their rent in the event an anchor or other significant tenant ceases operations, goes dark or fails to renew its lease.
Many tenants at retail properties have co-tenancy provisions in their leases.
There can be no assurance that the actions of a significant tenant at a retail center (including a tenant that is not leasing a portion of the mortgaged property) will not have a significant impact on the collateral for the mortgage loan or the related borrower's ability to make its mortgage loan payments. See
"--Certain Additional Risks Relating to Tenants" above and "Description of the
Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily
and Commercial Properties that May Secure Mortgage Loans Underlying a Series of
Certificates--Retail Properties" in the accompanying prospectus.

      We are aware of the following issues with respect to the mortgage loans we intend to include in the trust that may impact a borrower's ability to repay a mortgage loan secured by a retail property:

      o     Ninety-nine of the mortgaged properties, securing 59.6% of the initial mortgage pool balance and 64.4% of the initial sub-pool 1 balance, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of or the entire property.
            See "Description of the Trust Assets--Mortgage Loans--A Discussion
            of the Various Types of Multifamily and Commercial Properties that
            May Secure Mortgage Loans Underlying a Series of
            Certificates--Office Properties" in the accompanying prospectus.

                                      S-55

      o     With respect to certain office properties, the related mortgaged property is a medical office. The performance of a medical office property may depend on reimbursement for patient fees from private or government sponsored insurers. Issues related to reimbursement
            (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. In addition, medical office properties may not be easily converted to other uses.

      o     With respect to the mortgage loan identified on Annex A to this prospectus supplement as Baybrook Gateway, representing
            approximately 0.6% of the initial mortgage pool balance and approximately 0.7% of the initial sub-pool 1 balance, the
            second-largest tenant, Circuit City Stores Inc., has executed a lease, but has not yet taken occupancy. At origination an escrow of
            $1,357,422 was held back as a tenant improvement and leasing commission reserve and an escrow of $730,906 was held back as a rental reserve representing 14 months of rent. Circuit City Stores
            Inc. has recently announced plans to close a number of stores. We cannot assure you that this tenant will take occupancy.

      We are aware of the following issues with respect to the mortgage loans we intend to include in the trust that may impact a borrower's ability to repay a mortgage loan secured by an office property:

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Peachtree
            Center, representing approximately 3.2% of the initial mortgage pool balance and 3.4% of the initial sub-pool 1 balance, 72.8% of the related mortgaged property identified on Annex A this prospectus supplement as Peachtree Center-Marquis is leased to The West Group,
            Inc., a subsidiary of a Canadian publisher, who vacated its entire space in 2002 following its acquisition of the original tenant
            (American Information, Inc.) in 1999. Although the tenant is currently paying rent, the lease expires on January 31, 2008, and there can be no assurance that the vacated space will be relet prior to the expiration of the lease.

      o     With respect to the mortgage loan identified on Annex A to this prospectus supplement as Southern California Portfolio, representing approximately 2.0% of the initial mortgage pool balance and 2.2% of the initial sub-pool 1 balance, 27.7% of the related mortgaged property identified on Annex A to this prospectus supplement as Via
            Frontera Business Park is leased to BAE Systems Mission, who is expected to vacate its space upon its lease expiration in December
            2007. The related mortgaged property identified on Annex A to this prospectus supplement as Poway Industrial is leased to a single tenant (Jabail Circuit, Inc.), whose lease expires in October, 2010.
            Jabil Circuit, Inc. currently subleases 40% of its industrial space
            (44,800 sf) to Bioscan. An escrow of $7,800,000 was held back at closing as a tenant improvement and leasing commission reserve and upon depleting the reserve below $1,000,000, excess cash flow from the mortgaged property after payment of all amounts then due and owing under the loan documents will be trapped up to $2,250,000.
            However, there is no assurance that the amount of any such reserves will be adequate to mitigate the lack of rental income associated with this rollover.

      o     With respect to the mortgage loan identified on Annex A to this prospectus supplement as Lake Marriott and Orchard Parkway, representing approximately 1.6% of the initial mortgage pool balance and approximately 1.8% of the initial sub-pool 1 balance, one of the related mortgaged properties known as "Lake Marriott" is currently
            28% vacant.

      o     With respect to the mortgage loan identified on Annex A to this prospectus supplement as Public Ledger Building, representing approximately 0.6% of the initial mortgage pool balance and approximately 0.7% of the initial sub-pool 1 balance, the related mortgaged property was constructed in 1927 and is listed on the
            Philadelphia National Register of Historic Places. Accordingly, the
            mortgaged property may require more ongoing capital expenditure programs and maintenance than more recently developed properties.
            See also "--Risks Related to Construction, Redevelopment and
            Renovation at the Mortgaged Properties" below and "--Certain
            Mortgaged Properties Have Restrictions Limiting Uses" regarding certain other risks associated with this mortgaged property.

      Risks Particular to Furniture Mart Properties. One (1) mortgage loan identified in Annex A to this prospectus supplement as Merchandise Mart, representing approximately 2.7% of the initial pool balance and 2.9% of the initial sub-pool 1 balance, is secured by a property that is comprised in part by a furniture mart property. Various factors

                                      S-56

affect the viability of furniture mart properties, including location, increased competition, national economic conditions and advances in technology. The success of a furniture mart property is dependent to a certain extent on the location of the property, which affects the accessibility of the property to potential retail customers, the availability of nearby major transportation facilities, including airports, and sufficient hotel facilities to accommodate the seasonal requirements of periodic trade shows, and the public perception of the safety of customers at such properties. Furniture mart centers may be affected adversely by the additional development of other furniture marts, as well as by other types of competing properties or alternate distribution methods by manufacturers, such as outlet centers and discount stores. The mortgaged property competes with other major national and regional apparel marts, wholesale marts and temporary trade shows. These properties also face competition from sources outside a given real estate market including internet commerce. Continued growth of these and other alternative outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the mortgaged property. Increased competition could adversely affect income from and market value of the mortgaged property. As manufacturers open their own outlet centers and discount stores contribute to the decline in the number of certain independent retailers, the number of buyers visiting furniture mart centers could decline. Moreover, furniture marts are not readily adaptable to an alternative use.

      Hospitality Properties. Twenty-one of the mortgage loans, representing approximately 7.2% of the initial mortgage pool balance and 7.8% of the initial sub-pool 1 balance, are secured by one or more hospitality properties.
Hospitality properties can be seasonal in nature, which can be expected to cause periodic fluctuations in room and restaurant revenues, occupancy levels, room rates and operating expenses. The economic success of hospitality properties is generally subject to the factors included in "Risk Factors--Repayment of a
Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of
the Underlying Real Property, Which May Decline Over Time, and the Related
Borrower's Ability to Refinance the Property, of Which There Is No
Assurance--Hospitality Properties" and "Description of the Trust
Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and
Commercial Properties that May Secure Mortgage Loans Underlying a Series of
Certificates--Hospitality Properties" and "--Recreational and Resort Properties"
in the accompanying prospectus.

      Certain mortgage loans included in the trust are secured by hospitality properties that are independent hotels and are not affiliated with a hotel chain. The lack of a franchise affiliation, or of a nationally known franchise affiliation, may adversely affect the performance of a hotel property.

      Multifamily Properties. Fifty-six of the mortgage loans, representing approximately 7.4% of the initial mortgage pool balance, which are all in sub-pool 2, representing approximately 98.1% of the initial sub-pool 2 balance, are secured by one or more multifamily properties. The economic success of multifamily properties is generally subject to the factors included in "Risk
Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the
Performance and Value of the Underlying Real Property, Which May Decline Over
Time, and the Related Borrower's Ability to Refinance the Property, of Which
There Is No Assurance--Many Risk Factors are Common to Most or all Multifamily
and Commercial Properties" and "--The Successful Operation of a Multifamily or
Commercial Property Depends on Tenants" in the accompanying prospectus.

      Certain of the multifamily properties are leased to persons eligible for low income housing tax credits or persons who receive government rent subsidies under various government-funded programs, including the Section 8 Tenant-Based
Assistance Rental Certificate Program of the United States Department of Housing
and Urban Development. There is no assurance that such programs will be continued in their present form or that the level of assistance provided to these tenants will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loan.

      We are aware of the following issues with respect to the mortgage loans we intend to include in the trust that may impact a borrower's ability to repay a mortgage loan secured by a multifamily property:

      With respect to the mortgage loan identified on Annex A to this prospectus supplement as Timberwood Trace Apartments, representing approximately 0.2% of the initial mortgage pool balance and 2.1% of the initial sub-pool 2 balance, the building benefits from a low-income housing credit under Section 42 of the
Internal Revenue Code.

      For a discussion of certain multifamily properties that are undergoing a renovation, see "--Risks Related to Construction, Redevelopment and Renovation
at the Mortgaged Properties" below.

                                      S-57

      Geographic Concentration Risk. The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state. See "Risk Factors--Geographic Concentration Within a Trust Exposes
Investors to Greater Risk of Default and Loss" in the accompanying prospectus.
The mortgaged properties located in any given state may be concentrated in one or more areas within that state. Annex A to this prospectus supplement contains the address for each mortgaged property.

      The tables below show the states with concentrations of mortgaged properties over 5% of the initial mortgage pool balance, initial sub-pool 1 balance and initial sub-pool 2 balance. With respect to multi-property mortgage loans with properties located in different states, the cut-off date balance and percentage of initial mortgage pool balance, initial sub-pool 1 balance and initial sub-pool 2 balances are based on the allocated loan amount for such mortgaged property.

                             GEOGRAPHIC DISTRIBUTION

                            ALL MORTGAGED PROPERTIES

                                                   NUMBER OF            AGGREGATE CUT-OFF     % OF INITIAL MORTGAGE
                  STATE                       MORTGAGED PROPERTIES        DATE BALANCE             POOL BALANCE
---------------------------------------       --------------------      -----------------     ---------------------

New York...............................                49               $1,444,487,094               22.0%
California.............................                54               $  769,904,256               11.7%
Massachusetts..........................                3                $  659,500,000               10.0%
Texas..................................                26               $  427,737,196                6.5%
Georgia................................                14               $  419,383,904                6.4%

                                   SUB-POOL 1

                                                         NUMBER OF
                  STATE                      MORTGAGED PROPERTIES IN SUB-POOL 1     % OF INITIAL SUB-POOL 1 BALANCE
---------------------------------------      ----------------------------------     -------------------------------

New York ..............................                      49                                  23.7%
Massachusetts..........................                      3                                   10.8%
California.............................                      29                                  10.3%
Georgia................................                      13                                  6.7%
Texas..................................                      22                                  5.8%

                                   SUB-POOL 2

                                                         NUMBER OF
                  STATE                      MORTGAGED PROPERTIES IN SUB-POOL 2     % OF INITIAL SUB-POOL 2 BALANCE
---------------------------------------      ----------------------------------     -------------------------------

California.............................                      25                                  28.6%
North Carolina.........................                      11                                  16.4%
Texas..................................                      4                                   14.9%
Indiana................................                      7                                   12.8%
Nevada.................................                      1                                   10.1%

      The Mortgage Pool Will Include Material Concentrations of Balloon Loans.
One hundred ninety-nine of the mortgage loans, representing approximately 99.9%
of the initial mortgage pool balance, of which 175 mortgage loans are in sub-pool 1, representing approximately 99.9% of the initial sub-pool 1 balance and 24 mortgage loans are in sub-pool 2, representing approximately 100.0% of the initial sub-pool 2 balance, are balloon loans where the balloon payment is due on the stated maturity date of the mortgage loan. The ability of a borrower to make the required balloon payment on a balloon loan at maturity depends upon the borrower's ability either to refinance the loan or to sell the mortgaged property, which depends on economic and market factors that cannot be predicted.
See "Description of the Mortgage Pool--Terms and Conditions of the Trust
Mortgage Loans" in this prospectus supplement and "Risk Factors--The Investment
Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and
Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses
May Be Highly Unpredictable--There is an Increased Risk of Default Associated
with Balloon Payments" in the accompanying prospectus.

                                      S-58

      The Mortgage Pool Will Include Some Disproportionately Large Mortgage
Loans. The effect of mortgage pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the total mortgage pool balance. See "Description of the Mortgage
Pool--General," "--Multi-Property Mortgage Loans and Mortgage Loans with
Affiliated Borrowers" and "Annex B--Structural and Collateral Term Sheet--Ten
Largest Mortgage Loans--"John Hancock Tower & Garage at Clarendon," "--590
Madison Avenue," "--Schron Industrial Portfolio," "--667 Madison Avenue,"
"--TIAA RexCorp Long Island Portfolio," "--Peachtree Center," "--Pickwick
Plaza," "--Stafford Place I," "--Merchandise Mart" and "--COPT Office Portfolio"
in this prospectus supplement and "Risk Factors--Loan Concentration Within a
Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

      The table below presents information regarding loan concentration for all mortgage loans in the trust:

                               LOAN CONCENTRATION

                                            AGGREGATE CUT-OFF      % OF INITIAL POOL        % OF THE INITIAL
                                               DATE BALANCE             BALANCE            SUB-POOL 1 BALANCE
                                            -----------------      -----------------       ------------------

Largest Single Mortgage Loan.............    $  640,500,000               9.7%                    10.5%
Largest 5 Mortgage Loans.................    $1,781,400,000              27.1%                    29.3%
Largest 10 Mortgage Loans................    $2,686,500,000              40.9%                    44.2%
Largest Related Borrower Concentration...    $  466,400,000               7.1%                     7.7%
Next Largest Related Borrower
   Concentration.........................    $  145,750,000               2.2%                     2.4%

      The Mortgage Pool Will Include Leasehold Mortgaged Properties. Eighteen
mortgaged properties, representing approximately 11.5% of the initial mortgage pool balance, all of which are in sub-pool 1, representing approximately 12.5%
of the initial sub-pool 1 balance, are secured by a mortgage lien on the related borrower's leasehold interest in all or a material portion of the related mortgaged property, but not by the corresponding fee interest in the property that is subject to the ground lease. Because of possible termination of the related ground lease and potential rental payment increases, lending on a leasehold interest in a property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related ground lease. See "Description of the Mortgage
Pool--Additional Loan and Property Information--Ground Leases" in this prospectus supplement. See also "Risk Factors--Ground Leases Create Risks for
Lenders That Are Not Present When Lending on an Actual Ownership Interest in a
Real Property" and "Legal Aspects of Mortgage Loans--Foreclosure--Leasehold
Considerations" in the accompanying prospectus. Each mortgage loan secured by overlapping fee and leasehold interests or by a predominant fee interest and a relatively minor leasehold interest, is presented as being secured by a fee simple interest in this prospectus supplement.

      Condominium Ownership May Limit Use of the Property and Decision Making
Related to the Property. In the case of the condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the related borrower will have any control over decisions made by the related board of managers. Decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have an adverse impact on the mortgage loans that are secured by condominium interests. We cannot assure you that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a mortgaged property which consists of a condominium interest, due to the possible existence of multiple loss payees on any insurance policy covering the mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon a condominium property could subject you to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium. See "Description of the Trust Assets--Mortgage Loans--A Discussion
of Various Types of

                                      S-59

Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

      We are aware of the following items related to the mortgage loans secured by the condominiums or the mortgaged properties that may be converted into condominiums:

      o     In the case of the mortgage loan identified on Annex A to this prospectus supplement as TIAA RexCorp Long Island Portfolio, representing approximately 3.6% of the initial mortgage pool balance and 3.9% of the initial sub-pool 1 balance, the borrower that owns the mortgaged properties identified on Annex A to this prospectus supplement as 58 South Service Road and 68 South Service Road have the right, in-lieu of effectuating a subdivision of those mortgaged properties, to convert each property into a separate condominium unit.

      o     In the case of the mortgage loan identified on Annex A to this prospectus supplement as 51 JFK Parkway, representing approximately
            1.3% of the initial mortgage pool balance and 1.4% of the initial sub-pool 1 balance, the borrower's interest in the mortgaged property is a fee interest in the office unit of a condominium.
            Pursuant to the related condominium documents, the borrower may appoint 50% of the condominium board and is responsible for maintenance charges on 50% of the common elements.

      o     With respect to the mortgaged property identified on Annex A to this prospectus supplement as Public Ledger Building, representing approximately 0.6% of the initial mortgage pool balance and 0.7% of the initial sub-pool 1 balance, the borrower has the right, subject to compliance with certain terms and conditions set forth in the applicable loan documents, to convert the mortgaged property into a condominium form of ownership pursuant to which floors 2 through 5 in the property would be designated for development as luxury residential apartments and the balance of the property would be a commercial condominium. For a description of certain risks associated with this conversion, see also "--Risks Related to
            Construction, Redevelopment and Renovation at the Mortgaged
            Properties" below.

      o     The borrower's interest in the mortgaged properties identified on
            Annex A to this prospectus supplement as Hartford Square North, representing approximately 0.3% of the initial mortgage pool balance and 0.3% of the initial sub-pool 1 balance, respectively, of the initial mortgage pool balance are fee interests in 12 condominium units in a 13 unit condominium. The borrower's unit represents an
            88.219% interest in the common elements of the condominium; the other unit owner has an 11.781% interest. The related borrower controls the condominium board and the condominium association and has succeeded to all developer and declarant rights, including, without limitation, consent rights with respect to capital improvements, reserves and insurance, under the condominium declaration.

      o     With respect to the mortgaged property identified on Annex A to this prospectus supplement as Woodhaven, representing approximately 0.1%
            of the initial mortgage pool balance and 0.1% of the initial sub-pool 1 balance, the mortgaged property is a fee interest in a condominium unit. In lieu of a condominium association, maintenance and repair of common areas are subject to an agreement between the individual condominium owners, and each individual condominium owner is responsible for maintaining its own unit.

      Risks Related to Construction, Redevelopment and Renovation at the
Mortgaged Properties. Certain of the mortgaged properties are properties which are currently undergoing or are expected to undergo in the future redevelopment or renovation. The construction of improvements on a mortgaged property involves significant risks, including increases in the cost of labor and materials, unavailability or delays in obtaining specified materials, defaults by general contractors and subcontracts, delays in issuance or inability to obtain permits, the greater risk of casualty during construction, the insufficiency of available funds and inability to enforce completion guaranties. We cannot assure you that current or planned construction, redevelopment or renovation will be completed, that such construction, redevelopment or renovation will be completed in the time frame contemplated, or that, when and if construction, redevelopment or renovation is completed, such construction, redevelopment or renovation will improve the operations at, or increase the value of, the subject property.
Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan in the trust. In the event the related borrower fails to pay the costs of

                                      S-60

work completed or material delivered in connection with such ongoing construction, redevelopment or renovation, the portion of the mortgaged property on which there is construction or renovation may be subject to mechanic's or materialmen's liens that may be senior to the lien of the related mortgage loan.

      o     With respect to the mortgage loan identified on Annex A to this prospectus supplement as Public Ledger Building, representing approximately 0.6% of the initial mortgage pool balance and approximately 0.7% of the initial sub-pool 1 balance, the borrower has the right, subject to compliance with certain terms and conditions set forth in the applicable loan documents, to convert the mortgaged property into a condominium form of ownership pursuant to which floors 2 through 5 in the property would be designated for development as luxury residential apartments and the balance of the property would be a commercial condominium. Following such conversion, the borrower will have the right to obtain the release of one or more of such floors 2 through 5 from the lien of the mortgage upon payment of a release price for each such floor calculated as set forth in the applicable loan documents. Following the release of any such floor from the lien of the mortgage, the borrower or its affiliate would have the right to renovate those floors into luxury residential apartments. Although the applicable loan documents contain provisions intended to protect the owner of the commercial condominium from adverse affects of construction that may take place in floors 2 through 5 of the mortgaged property by reason of the their conversion into luxury residential apartments, there is no assurance that there will in fact be no adverse affects on the commercial condominium, including adverse affects on the marketing of vacant space in the commercial condominium, or interference with the business of tenants of the commercial condominium and resulting claims by such tenants against the borrower. In addition, such construction may entail work in the commercial condominium itself or in common areas of the building, which may also result in adverse affects on the commercial condominium.

      o     With respect to the mortgage loan identified on Annex A to this prospectus supplement as 1900 Campus Walk, representing
            approximately 0.2% of the initial mortgage pool balance and 0.2% of the initial sub-pool 1 balance, the related mortgaged property is a multi-use property with hospitality, office and retail space. Under an occupancy guaranty made by the ground lessor, the ground lessor has the right to cause the borrower to convert the hospitality space at the ground lessor's cost to office space and to sublease such converted space back to the ground lessor. Until rent under such sublease commences, the ground lessor remains obligated to pay up to the maximum amount that it would have been liable for during such period under such occupancy guaranty. In addition, the ground lessor may request that the hospitality space be converted to residential units at the borrower's cost. Under the loan documents, however, the borrower may not undertake or permit any such residential conversion without the lender's prior written consent. The borrower also has the right under the loan documents to request that the lender permit the borrower to expand the hospitality space by converting a portion of the current office space to hospitality use, and the lender may grant or deny such request in its sole and absolute discretion.

      o     With respect to the mortgage loan secured by the mortgaged properties identified on Annex A to this prospectus supplement as
            Apollo Portfolio 1, representing approximately 0.7% of the initial mortgage pool balance and 8.8% of the initial sub-pool 2 balance, the borrower intends to renovate units at each mortgaged property on an ongoing basis to re-let. We cannot assure you that this construction would not adversely affect the related mortgage properties or that this renovation would result in the units being rented at market rents.

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Renaissance
            Atlanta Waverly Hotel, representing approximately 1.5% of the initial mortgage pool balance and 1.6% of the initial sub-pool 1 balance, the borrower is permitted to obtain a release of a portion of the mortgaged property currently used for parking in connection with contemplated construction.

      Some of the Mortgaged Properties Are Legal Nonconforming Uses or Legal
Nonconforming Structures. Some of the mortgage loans are secured by a mortgage lien on a property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged property to its current form or use following a major casualty. See "Description of the Mortgage Pool--Additional Loan and
Property Information--Zoning and Building Code Compliance" in this prospectus supplement and "Risk

                                      S-61

Factors--Changes in Zoning Laws May Adversely Affect the Use or Value of a Real
Property" in the accompanying prospectus.

      Some of the Mortgaged Properties May Not Comply with the Americans with
Disabilities Act of 1990 or Similar Laws. Some of the mortgaged properties securing mortgage loans that we intend to include in the trust may not comply with the Americans with Disabilities Act of 1990 or similar state laws.
Compliance, if required, can be expensive. A borrower may be required to comply with other existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws, expenditures of costs associated therewith or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and consequently, its ability to pay its mortgage loan. See "Risk Factors--Compliance with the Americans with
Disabilities Act of 1990 May Be Expensive" and "Legal Aspects of Mortgage
Loans--Americans with Disabilities Act" in the accompanying prospectus.

      Multiple Mortgaged Properties Are Owned by the Same Borrower, Affiliated
Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in
Part, by the Same Tenant or Affiliated Tenants. Certain mortgage loans may have borrowers that are the same or under common control. In addition, there are tenants who lease space at more than one mortgaged property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower. See Annex A to this prospectus supplement for a list of the three largest tenants (based on square feet occupied) at each of the mortgaged properties.

      The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged properties securing mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. A bankruptcy proceeding of a borrower or a tenant could materially and adversely affect the ability to liquidate the related mortgaged property. See "Risk Factors--Repayment of a Commercial or
Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying
Real Property, Which May Decline Over Time, and the Related Borrower's Ability
to Refinance the Property, of Which There Is No Assurance--Tenant Bankruptcy
Adversely Affects Property Performance," "--Borrower Concentration Within a
Trust Exposes Investors to Greater Risk of Default and Loss" and "--Borrower
Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan
Underlying Your Offered Certificates" in the accompanying prospectus.

      The Borrower's Form of Entity May Cause Special Risks. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake.
The terms of the mortgage loans generally require that the borrowers covenant to be single purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

      (i)   operating entities with business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

      (ii)  individuals that have personal liabilities unrelated to the property.

      However, any borrower, even a special purpose entity structured to be bankruptcy remote, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing

                                      S-62

member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

      Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Borrower Bankruptcy Proceedings Can Delay and
Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the
accompanying prospectus.

      Some of the Mortgaged Properties Are Owned by Borrowers That Are
Tenants-In-Common. Fifteen of the mortgage loans, which collectively represent approximately 9.9% of the initial mortgage pool balance (as identified on Annex
A to this prospectus supplement), of which 13 mortgage loans are in sub-pool 1, representing approximately 10.1% of the initial sub-pool 1 balance and 2 mortgage loans are in sub-pool 2, representing approximately 7.5% of the initial sub-pool 2 balance, have borrowers that own the related mortgaged properties as tenants-in-common. Each tenant in common borrower is a single purpose entity. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if a tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) such tenant-in-common has the ability to seek a partition of the property (requesting that a court order a sale of the property and a distribution of the proceeds proportionally). If a tenant in common exercises its right of partition, the related mortgage loan may be subject to prepayment. In order to reduce the likelihood of a partition action, the tenant-in-common borrowers have generally (i) covenanted in their loan documents not to commence a partition action and/or (ii) affirmatively waived their right to seek a partition or covenanted not to exercise their right to commence a partition action under their respective tenant-in-common agreements or it is an event of default under the loan documents to seek to partition the mortgaged property. However, there can be no assurance that, if challenged, a waiver would be enforceable or that it would be enforced in a bankruptcy proceeding. The non-special purpose entity tenant-in-common borrowers are not precluded from commencing a partition action under their organizational documents and have not waived their right to seek a partition action under their organizational documents. As such, there is a greater risk of prepayment as a result of a partition.

      In addition, enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a lender commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. There can be no assurance that a court will consolidate all such cases. With respect to each of the tenant-in-common loans, the loan documents provide that the portion of the loan attributable to each tenant-in-common interest that files for bankruptcy protection (or the entire outstanding loan balance) will become full recourse to such tenant-in-common borrower, and its owner or guarantor, if such tenant-in-common borrower files for bankruptcy. In the event a mortgage loan is cross-collateralized and cross defaulted with a mortgage loan to tenant in common borrowers, the tenant in common concerns discussed above may impact the benefits of the cross-collateralization agreement.

      Some of the Mortgaged Properties Are or May Be Encumbered by Additional
Debt. Certain mortgaged properties that secure mortgage loans that we intend to include in the trust are or may in the future be encumbered by subordinate debt.
Eight of the mortgage loans, which collectively represent approximately 4.6% of the initial mortgage pool balance (as identified on Annex A to this prospectus supplement), all of which mortgage loans are in sub-pool 1, representing approximately 5.0% of the initial sub-pool 1 balance are secured by mortgaged properties that also secure other mortgage loans in a split loan structure, which other mortgage loans (also referred to as companion loans) are either subordinate or pari passu to the mortgage loans included in the mortgage pool.
See "Description of the Mortgage Pool--Additional Loan and Property
Information--Other Financing" in this prospectus supplement. The mortgage loans in each split loan structure are cross-defaulted with each other. See
"Description of the Mortgage Pool--Split Loan Structure" and "Annex
B--Structural and Collateral Term Sheet--Ten Largest Mortgage Loans--
Merchandise Mart" in this prospectus supplement for a discussion of subordinate and pari passu companion loans. See also, "Description of the Mortgage
Pool--Additional Loan and Property Information--Other Financing" in this prospectus supplement.

                                      S-63

      The existence of secured subordinate indebtedness may adversely affect the borrower's financial viability and/or the trust's security interest in the mortgaged property. Any or all of the following may result from the existence of secured subordinate indebtedness on a mortgaged property:

      o     refinancing the related underlying mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

      o     reduced cash flow could result in deferred maintenance at the particular property;

      o     borrower may have difficulty servicing and repaying multiple loans;

      o     if the holder of the other debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular property could be delayed; and

      o     if the mortgaged property depreciates for whatever reason, the related borrower's equity is more likely to be extinguished, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan in the trust.

      The holder of a subordinate companion note may in the future be an affiliate of the borrower; however, the related co-lender agreement will provide that such holder will not be entitled to advise or direct the special servicer.

      Other loans may have secured subordinate debt as described under
"Description of the Mortgage Pool--Additional Loan and Property
Information--Other Financing" in this prospectus supplement.

      In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. Certain of the mortgage loans may permit the owners of the borrower to pledge their right to distributions from the borrower. In addition, the borrowers under certain of the mortgage loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower.

      See "Description of the Mortgage Pool--Additional Loan and Property
Information--Other Financing" in this prospectus supplement.

      The Ownership Interests in Some Borrowers Have Been or May Be Pledged to
Secure Debt. Certain borrowers or affiliates of borrowers under certain mortgage loans we intend to include in the trust have pledged or may in the future pledge their interest in the borrower or right to distributions from the borrower as security for a loan. The mortgage loan sellers have informed us that with respect to 7 mortgage loans that we intend to include in the trust, representing approximately 15.8% of the initial mortgage pool balance and 17.1% of the initial sub-pool 1 balance, certain equity owners of the related borrower have pledged, or are permitted pursuant to the related loan documents to pledge, its equity interest in the related borrower as security for a mezzanine loan. See
"Description of the Mortgage Pool--Additional Loan and Property
Information--Other Financing" in this prospectus supplement.

      In general, with respect to the equity pledges described above, the related mezzanine lender has (or, with respect to a future mezzanine loan, that mezzanine lender may have) the option to purchase the mortgage loan if (i) an acceleration of the mortgage loan has occurred, (ii) certain enforcement actions in respect of the related mortgage loan, such as a foreclosure, have been commenced or (iii) the mortgage loan becomes a specially serviced mortgage loan.
The purchase price must generally be at least equal to the outstanding principal balance of the mortgage loan together with accrued and unpaid interest thereon and other amounts due on the mortgage loan, but in some cases, may exclude any yield maintenance premium, default interest and/or late charges that would have otherwise been payable by the related borrower and, in some cases, may not include a liquidation fee that may be payable by the trust.

      The related mezzanine lender may also have the right to receive notice from the related mortgagee of any borrower default and the right to cure that default after or prior to the expiration of the related borrower's cure period or in some cases for a period extending beyond the related borrower's cure period. The mezzanine lender generally will have a specified period of time, set forth in the related intercreditor agreement, to cure any default.

                                      S-64

The mezzanine lender may be prohibited from curing monetary defaults for longer than a specified number of months or be subject to other requirements. Before the lapse of a mezzanine lender's cure period, neither the master servicer nor the special servicer may foreclose on the related mortgaged property or exercise any other remedies with respect to the mortgaged property.

      While a mezzanine lender has no security interest in or rights to the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to these mortgage loans, the relative rights of the mortgagee and the related mezzanine lender are set forth in an intercreditor agreement, which generally provides that the rights of the mezzanine lender (including the right to payment) are subordinate to the rights of the mortgage loan lender against the mortgage loan borrower and mortgaged property. See "Description of the Mortgage Pool--Additional Loan and
Property Information--Other Financing" and "Annex B--Structural and Collateral
Term Sheet--Ten Largest Mortgage Loans--John Hancock Tower & Garage at
Clarendon," "--Peachtree Center," "--Pickwick Plaza" and "--Merchandise Mart" in
this prospectus supplement.

      The mezzanine debt holder with respect to any mezzanine debt and any future mezzanine debt may in the future be an affiliate of the borrower.
Therefore, the interests of the mezzanine debt holder may conflict with your interests.

      The existence of mezzanine indebtedness may result in reduced cash flow to the related borrowers (after payments of debt service on the mortgage loan and the mezzanine loan), which in turn could result in the deferral of expenditures for property maintenance and/or increase the likelihood of a borrower bankruptcy. See "Risk Factors--Subordinate Debt Increases the Likelihood That a
Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates"
and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the accompanying prospectus. In a bankruptcy proceeding, the trust would face certain limitations, and the holders of mezzanine indebtedness would likely contest any attempt to foreclose on the related property or properties. See, generally,
"Risk Factors--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on
a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

      In addition, the borrowers under certain mortgage loans are permitted to pledge direct interests in themselves or issue preferred equity or debt granting similar rights as preferred equity so long as confirmation has been received from each rating agency that the debt would not result in the downgrade, withdrawal or qualification of the then current ratings of the certificates. See
"Description of the Mortgage Pool--Additional Loan and Property
Information--Other Financing" in this prospectus supplement.

      See "Description of the Mortgage Pool--Additional Loan and Property
Information--Other Financing" in this prospectus supplement and "Risk
Factors--Subordinate Debt Increases the Likelihood That a Borrower Will Default
on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

      The Mortgaged Properties that Secure Certain Mortgage Loans also Secure
Another Mortgage Loan that Is Not in the Trust and the Interests of the Holders of those Other Mortgage Loans May Conflict with Your Interests. Eight mortgage loans, representing approximately 4.6% of the initial mortgage pool balance, all of which are in sub-pool 1, representing approximately 5.0% of the initial sub-pool 1, are each part of a split loan structure, each comprised of two or more mortgage loans that are secured by a single mortgage instrument on the same mortgaged property. Each of such mortgage loans is subject to a co-lender agreement or intercreditor agreement, as applicable, which provides, among other things, that the holder of the mortgage loans that are not included in the trust
(whether subordinate or pari passu in right of payment with the mortgage loan included in the trust) may have certain rights (i) to advise, consult or consent with the special servicer with respect to various servicing matters affecting all of the mortgage loans in the split loan structure and/or (ii) replace the special servicer with respect to the mortgage loans in the split loan structure.
See "Description of the Mortgage Pool--Split Loan Structure" and "Servicing
Under the Pooling and Servicing Agreement--The Directing Holders" in this prospectus supplement. The holders of the mortgage loans that are not included in the trust may have interests that conflict with your interests. See
"--Conflicts of Interest" below.

      Changes in Mortgage Pool Composition Can Change the Nature of Your
Investment. If you purchase any of the class A-2, class A-3, class A-AB, class
A-4, class A-1-A, class A-M, class A-J, class B, class C, class D, class E and class F certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own any other class of offered certificates with a shorter

                                      S-65

weighted average life, such as the class A-1 certificates. This is so because the longer mortgage loans are outstanding in a mortgage pool the greater the chances are that a borrower in such mortgage pool will default or prepay a mortgage loan. Such default or prepayment will in turn increase the concentration of all other borrowers, or other loans or property characteristics and therefore a certificate with a longer weighted average life is more likely to be exposed to such increased concentrations. See "Risk Factors--Changes in
Pool Composition Will Change the Nature of Your Investment" in the accompanying prospectus.

      Lending on Income-Producing Real Properties Entails Environmental Risks.
The trust could become liable for a material adverse environmental condition at any of the mortgaged properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

      With respect to each of the mortgaged properties securing mortgage loans that we intend to include in the trust, a third-party consultant conducted a
Phase I environmental site assessment or updated a previously conducted Phase I environmental site assessment. All of the environmental assessments were completed during the 12-month period ending on the cut-off date. To the extent that any Phase I environmental site assessment recommended a Phase II environmental site assessment or other follow-up measures, such Phase II or other follow-up was or is being performed or an indemnity was obtained in lieu of a Phase II. Phase II investigation typically consists of sampling and/or testing.

      If the environmental assessments identified the presence of material amounts of asbestos-containing materials, lead-based paint and/or radon, the environmental consultant generally recommended, and the related loan documents generally required the establishment of, or there was generally implemented, an operation and maintenance plan or the implementation of a remediation program to address the issue. The presence of such materials could result in a claim for damages.

      If the environmental assessments identified potential problems at properties adjacent or otherwise near to the related mortgaged properties, the related borrower was generally required to monitor the environmental condition and/or to carry out additional testing, or obtain confirmation that a third party is the responsible party. To the extent a third party "responsible party"
was identified, generally the borrower will not be required to take any action regarding potential problems at an adjacent or nearby property.

      In other cases, the environmental testing identified problems at certain of the mortgaged properties. In these cases, unless a state funded program was identified as a source of funding for remediation costs or the related borrower received a "no further action" letter from the relevant governmental department, the related borrower was required to do one or more of the following:

      o     take remedial action if no third party was identified as being responsible for the remediation;

      o     deposit a cash reserve in an amount generally equal to 100% to 125%
            of the estimated cost of the remediation;

      o     monitor the environmental condition and/or carry out additional testing; and/or

      o     obtain an environmental insurance policy (which may contain specific coverage limits and deductibles and which may not be sufficient to cover all losses resulting from certain environmental conditions).

      In a few cases where a responsible party, other than the related borrower, had been identified with respect to a potential adverse environmental condition at a mortgaged property securing a mortgage loan that we intend to include in the trust, the environmental consultant did not recommend that any action be taken by the related borrower. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

      Furthermore, any particular environmental assessment may not have tested for or revealed all potentially adverse conditions and there may be material environmental liabilities of which we are not aware. For example, testing for lead-based paint, lead in drinking water and radon was done only if the originating lender determined or the environmental consultant recommended that the use, age and condition of the subject property warranted that testing. There can be no assurance that--

                                      S-66

      o     the environmental assessments referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

      o     the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

      o     any environmental escrows that may have been established will be sufficient to cover the recommended remediation or other action; or

      o     the required environmental insurance policy will be obtained.

      Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.
If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.

      See "Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments" in this prospectus supplement and "Risk
Factors--Environmental Liabilities Will Adversely Affect the Value and Operation
of the Contaminated Property and May Deter a Lender from Foreclosing" and "Legal
Aspects of Mortgage Loans--Environmental Considerations" in the accompanying prospectus.

      The following is a list of environmental issues at certain mortgaged properties that may affect the value and operation of that property:

      o     With respect to the mortgage loan secured by a portfolio of 36 mortgaged properties, identified on Annex A to this prospectus supplement as Schron Industrial Portfolio, representing 4.6% of the initial mortgage pool balance and 5.0% of the initial sub-pool 1 balance, the Phase I environmental site assessment for 2 of the mortgaged properties recommended Phase II environmental site assessments to determine whether past historical uses have impacted the soil or groundwater at the mortgaged property and it is a condition to the release of environmental escrows that a Phase II be performed or a no further action letter be obtained with respect to
            8 of the properties. Former uses of these mortgaged properties included a lumber yard and possibly a printing operation, laboratory and manufacturing company. Additionally, the presence of an on-site septic system, a transformer oil spill at the mortgaged property and removal of contaminated soil and chemical bulk underground storage tanks at a nearby facility also constituted recognized environmental conditions. The borrower was required to escrow $1,110,625 at origination in connection with environmental holdbacks in connection with these environmental issues. Additionally, in lieu of performing the two recommended Phase II environmental site assessments, the
            Schron Industrial Portfolio sponsors have provided an environmental indemnity. We cannot assure you that the reserves and this indemnity would be sufficient to remediate any environmental conditions.

      o     With respect to the mortgage loan identified on Annex A to this prospectus supplement as Savvis Data Center, representing
            approximately 1.0% of the initial mortgage pool balance and 1.1% of the initial sub pool 1 balance, approximately 100 gallons of diesel fuel was released at the mortgaged property on December 12, 2006, affecting both the mortgaged property and an area waterway.
            Investigation and clean-up is being conducted at the mortgaged property under the supervision of local and State regulatory authorities. The single tenant at the mortgaged property, Savvis
            Communications Inc., has assumed responsibility for the release.
            Digital Realty, Inc., the borrower's sponsor, has indemnified the lender for all losses, liabilities and obligations associated with the release. The costs of the clean-up and resultant fines, if any, have been estimated to be no more than $500,000.

      o     With respect to the mortgage loan identified on Annex A to this prospectus supplement as Hawaiian Retail Portfolio, representing approximately 1.0% of the initial mortgage pool balance and 1.0% of the initial sub-pool 1 balance, environmental issues were found at the related mortgaged properties known as "Azeka I" and "Nimitz
            Center." At the Azeka I property, underground petroleum
            contamination was found due to the former presence of the
            underground gasoline storage tanks at the property. The borrower has completed remedial activities and is currently required to monitor groundwater for 2 years to receive a no further

                                      S-67

            action letter. With respect to the Nimitz Center property, elevated levels of polynuclear aromatic hydrocarbons and metals have been detected on the property above Tier 1 action levels. Two wells installed at the Nimitz Center property are being monitored by the
            Hawaiian Department of Health, and such monitoring may reveal adverse environmental conditions at the property that require clean-up or remediation. Although it is not considered a
            "responsible party," the Iwilei District Participating Parties LLC, an organization formed by the Department of Transportation to address the petroleum contamination problem in the Iwilei District of Honolulu Harbor, has agreed to cover the costs associated with the investigations and characterizations, delineation and
            remediation of the environmental conditions at the property and in the vicinity. At the closing of the mortgage loan, a $70,000 reserve was established (i) with respect to the Azeka I property, to complete the remedial activities and obtain the no further action letter and (ii) with respect to the Nimitz Center property, in the unlikely event that the borrower has liability for the environmental mitigation at the property, in an amount that is greater than the amount that is estimated to be sufficient to address any potential on-going risk which might arise.

      Property Inspectors May Not Adequately Identify Property Conditions and
Such Conditions Could Result in Loss to Certificateholders. In connection with the origination of each mortgage loan, engineering firms inspected each mortgaged property securing all of the mortgage loans that we intend to include in the trust, to assess--

      o     the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

      o     the general condition of the site, buildings and other improvements located at each mortgaged property.

      Except in the case of two mortgaged properties identified on Annex A to this prospectus supplement as Bank of America Motor Bank and 1600 North Federal
Highway, securing approximately 0.2% of the initial mortgage pool balance, 0.2%
of the initial sub-pool 1 balance, the mortgaged properties were inspected during the 12-month period preceding the cut-off date. With respect to two mortgage loans secured by the mortgaged properties, identified on Annex A to this prospectus supplement as Bank of America Motor Bank and 1600 North Federal
Highway, securing approximately 0.1% and 0.1%, respectively, of the initial mortgage pool balance and 0.1% and 0.2%, respectively, of the initial sub-pool 1 balance, no engineering reports were obtained with respect to the mortgaged properties during the 12-month period preceding the cut-off date.

      In some cases, the inspections identified conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of
$100,000. In those cases, the related originator generally required the related borrower to fund reserves, obtain a guaranty from the parent or sponsor or deliver letters of credit or other instruments, to cover these costs.

      There can be no assurance that the above-referenced inspections identified all risks related to property conditions at the mortgaged properties securing the mortgage loans or that adverse property conditions, including deferred maintenance and waste, have not developed at any of the mortgaged properties since that inspection.

      Limitations Related to Multi-property Mortgage Loans and
Cross-Collateralized Mortgage Loans. The mortgage pool will include mortgage loans that are secured by multiple mortgaged properties and mortgage loans cross-collateralized with other mortgage loans, as identified in Annex A to this prospectus supplement. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple properties is to reduce the risk of default or ultimate loss on such mortgage loan or mortgage loans as a result of an inability of any particular mortgaged property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit--

      o     the release of one or more of the mortgaged properties from the related mortgage lien, and/or

      o     a full or partial termination of the applicable
            cross-collateralization,

in each case, upon the satisfaction of the conditions described under
"Description of the Mortgage Pool--Terms and Conditions of the Trust Mortgage
Loans" and "--Multi-Property Mortgage Loans and Mortgage Loans with Affiliated
Borrowers" in this prospectus supplement.

                                      S-68

      When multiple properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those mortgaged properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the mortgaged property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

      Six multi-property mortgage loans identified on Annex A to this prospectus supplement as COPT Office Portfolio, Lifetime Fitness Portfolio, Car Dealership
Portfolio, Drye Portfolio - Concord 5, Rubicon Industrial Portfolio and Advance
Auto Parts I, representing approximately 5.6% of the initial mortgage pool balance, 5.5% of the initial sub-pool balance and 7.3% of the initial sub-pool 2 balance, are secured by mortgaged properties located in two or more states. Upon a default under these mortgage loans, it may not be possible to foreclose on the related mortgaged properties simultaneously because foreclosure actions are brought in state or local court and the courts of one state cannot exercise jurisdiction over property in another state.

      Limited Information Causes Uncertainty. Some of the mortgage loans that we intend to include in the trust are loans that were made to enable the related borrower to acquire the related mortgaged property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those properties.

      No Reunderwriting of the Mortgage Loans. We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, the applicable mortgage loan seller's obligation to repurchase or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage
Pool--Representations and Warranties" and "--Cures and Repurchases" in this prospectus supplement.

      Tax Considerations Related to Foreclosure. If the trust were to acquire an underlying real property through foreclosure or similar action, the special servicer may be required to retain an independent contractor to (i) perform any construction or renovation work on the property (and then only if the construction was at least 10% complete when default on the loan occurred or became imminent) or (ii) operate and manage the property. Any net income from that operation and management, other than qualifying rents from real property within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, as well as any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject REMIC I to federal, and possibly state or local, tax as described under "Federal Income Tax
Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the
accompanying prospectus. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality properties and other property types that rely on business income rather than rental income. Those taxes, and the cost of retaining an independent contractor, would reduce net proceeds available for distribution with respect to the series 2007-GG9 certificates. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes and such extraordinary tax may reduce net proceeds available for distribution with respect to the series 2007-GG9 certificates.

      Prior Bankruptcies. We are aware that, in the case of the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as Lake Marriott and Orchard Parkway and Parmer Business Park, which mortgage loans represent approximately 2.2% of the initial mortgage pool balance and 2.4% of the initial sub-pool 1 balance, a principal or affiliate of the related borrower emerged from bankruptcy less than 10 years ago.

                                      S-69

      We are not aware of any other mortgage loans that we intend to include in the trust as to which a direct principal of the related borrower was a party to a bankruptcy proceeding. However, there can be no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings.
See "Risk Factors--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery
on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus. In addition, certain tenants at some of the mortgaged properties may have been, may currently be or in the future may become a party to a bankruptcy proceeding, as discussed above under "--Retail or Office Properties."

      Litigation and Other Matters Affecting the Mortgaged Properties or
Borrowers. There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs. We cannot assure you that any litigation will not have a material adverse effect on your investment.

      In the case of the mortgage loans identified on Annex A to this prospectus supplement as TIAA RexCorp Long Island Portfolio, Omni Marathon Reckson, 1305
Walt Whitman Road and 51 JFK Parkway, certain indirect owners of the equity interests in the borrower are currently defendants in a lawsuit filed by the shareholders of Reckson Associates Realty Corp. (of which such indirect owners were former officers and directors). The lawsuit claims that the defendants breached their fiduciary duties as members of the board of Reckson Associates
Realty Corp. by approving the merger of Reckson Associates Realty Corp. with SL
Green Realty Corp. for inadequate consideration in exchange for SL Green
Realty's agreement to sell a portfolio of assets (including the mortgaged properties) to New Venture MRE LLC (an entity indirectly owned by the defendants) on allegedly favorable terms to New Venture MRE LLC. The parties to the lawsuit have reached an agreement in principle to settle all of the pending lawsuits relating to the merger. Although the parties agreed that any potential payments or other obligations due in connection with the settlement will not be the obligations of the related borrowers or any entity owned by New Venture MRE
LLC, which indirectly owns interests in the related borrowers. There can be no assurances that the outcome of the settlement will not affect the mortgaged properties.

      In the case of the mortgage loans identified on Annex A to this prospectus supplement as Drye Portfolio-Concord 6 and Drye Portfolio Concord 5, the sponsor
(the David Drye Company) of the borrower has (directly or indirectly through affiliates) executed 11 deeds in lieu of foreclosure within the last three years along with other recent workouts on certain multifamily loans and assets in
North and South Carolina.

      For example, in the case of the mortgage loan identified on Annex A to this prospectus supplement as Arbrook Park Apartments, an affiliate of the borrower defaulted on seven conduit loans totaling $56.6 million in 2004 and
2005. In addition, there is an ongoing lawsuit filed by Capmark Finance Inc.
against an affiliate of the borrower on a property foreclosed upon in Memphis,
Tennessee. That affiliate of the borrower is currently negotiating with Capmark
Finance Inc. to settle the ongoing lawsuit on the Memphis property.

      The Prospective Performance of the Commercial and Multifamily Mortgage
Loans Included in the Trust Fund Should Be Evaluated Separately from the
Performance of the Mortgage Loans in any of Our Other Trusts. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor's trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

                                      S-70

      As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as "STATIC POOL DATA"). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.
Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

      Impact of Current Events on Financial Markets. The impact of recent domestic and international events involving the United States, such as the war in Iraq and terrorist attacks, is uncertain. These events could lead to general economic downturn, including a reduction in travel and personal spending, increased oil prices, loss of jobs and an overall weakened investor confidence.
Among other things, reduced investor confidence may result in substantial volatility in securities markets and a decline in real estate-related investments.

      Furthermore, it is uncertain what effects future terrorist activities and/or any consequent actions on the part of the United States Government and others, including military action, will have on: (a) U.S. and world financial markets; (b) local, regional and national economies; (c) real estate markets across the U.S.; (d) particular business segments, including those that are important to the performance of the mortgaged properties that secure the mortgage loans included in the trust; and/or (e) insurance costs and the availability of insurance coverage for hurricane related losses and terrorist acts.

      As a result of the foregoing, defaults on commercial real estate loans could increase, and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell
Your Offered Certificates and May Have an Adverse Effect on the Market Value of
Your Offered Certificates," "--The Market Value of Your Certificates May Be
Adversely Affected by Factors Unrelated to the Performance of Your Offered
Certificates and the Underlying Mortgage Assets, such as Fluctuations in
Interest Rates and the Supply and Demand of CMBS Generally" and "--Repayment of
a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value
of the Underlying Real Property, Which May Decline Over Time, and the Related
Borrower's Ability to Refinance the Property, of Which There Is No Assurance" in
the accompanying prospectus.

CONFLICTS OF INTEREST

      General. The potential for various conflicts of interest exists with respect to the offered certificates, including conflicts of interest among certain of the borrowers, the holders of the loans in a split loan structure, the property or asset managers, the depositor, Goldman, Sachs & Co. and
Greenwich Capital Markets, Inc., in their capacity as co-lead underwriters, and the master servicer and special servicer, who may purchase some of the non-offered certificates.

      Conflicts of Interest May Arise Between the Trust and the Mortgage Loan
Sellers or Their Affiliates that Engage in the Acquisition, Development,
Operation, Financing and Disposition of Real Estate. Conflicts may arise because the mortgage loan sellers or their affiliates intend to continue to actively acquire, develop, operate, finance or dispose of real estate-related assets in the ordinary course of their business. During the course of their business activities, those affiliates may acquire or sell properties, or finance mortgage loans secured by properties, including the mortgaged properties or properties that are in the same markets as the mortgaged properties. In such case, the interests of those affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the value of the mortgaged properties and therefore the amount and, particularly in the case of a refinancing or sale of a mortgaged property, timing of distributions with respect to the offered certificates.

                                      S-71

      Additionally, certain of the mortgage loans that we intend to include in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

      Conflicts of Interest May Arise in Connection with the Servicing of the
Non-Serviced Mortgage Loans. The mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Merchandise Mart is pari passu with one companion loan that is not an asset of the trust. The Merchandise
Mart mortgage loan will be serviced under a pooling and servicing agreement separate from the pooling and servicing agreement under which the series
2007-GG9 certificates are issued. The master servicer and the special servicer that are parties to that pooling and servicing agreement will service that mortgage loan according to the servicing standards provided for in that pooling and servicing agreement. As a result, you will have less control over the servicing of that mortgage loan than you would if it were being serviced by the master servicer and the special server under the pooling and servicing agreement for this transaction. See "Servicing Under the Pooling and Servicing
Agreement--Servicing of the Non-Serviced Loan Group" in this prospectus supplement.

      Holders of certain interests in the non-serviced loan groups may have certain rights to remove the special servicer under the controlling pooling and servicing agreement and appoint a successor special servicer with respect to such mortgage loans. The parties with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of series 2007-GG9 certificates. In addition, they do not have any duties to the holders of any class of certificates, and may act solely in their own interests, without any liability to any certificateholders. No certificateholder may take any action against the majority certificateholder of the controlling class, the holders of companion loans or any other parties for having acted solely in their respective interests. See "Description of the
Mortgage Pool--Split Loan Structure" in this prospectus supplement.

      With respect to the non-serviced loan group, the holders of the pari passu companion loan and the related controlling class of certificateholders of any trust or operating advisors appointed by them may have certain rights to direct or advise the special servicer with respect to certain servicing matters. The interests of any of these holders or controlling class of certificateholders or operating advisors may also conflict with those of the holders of the controlling class or the interests of the holders of the offered certificates.
As a result, approvals to proposed servicer actions may not be granted in all instances thereby potentially adversely affecting some or all of the classes of offered certificates. No certificateholder may take any action against any of the parties with these approval or consent rights for having acted solely in their respective interests. See "Description of the Mortgage Pool--Split Loan
Structure" in this prospectus supplement.

      The J.P. Morgan Chase 2006-LDP9 special servicer may be removed as special servicer for the Merchandise Mart property loan group at any time for cause or without cause, by the holder of the certificates representing a majority interest in the controlling class of the 2007-GG9 trust who will appoint a replacement special servicer, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the J.P. Morgan Chase 2006-LDP9 series certificates and the series 2007-GG9 certificates.

      The Special Servicer May Experience a Conflict of Interest in Owning
Certain Classes of Non-Offered Certificates. The holder of certain of the non-offered certificates has the right to remove the special servicer and appoint a successor, which may be an affiliate of such holder, and also has the right to direct or advise the special servicer with respect to various servicing matters. The initial special servicer or an affiliate thereof will be the holder of such non-offered certificates. However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of their affiliates. See "Servicing Under the Pooling and
Servicing Agreement--General" in this prospectus supplement.

      Conflicts Between the Directing Holder and Other Certificateholders. With
respect to each mortgage loan, the directing holder will be one of (i) the holder (or its designee) of certificates representing a majority interest in a designated controlling class of the series 2007-GG9 certificates, (ii) the holder of the applicable subordinate non-trust mortgage loan or (iii) the holder of one or more pari passu mortgage loans (or if such pari passu mortgage

                                      S-72

loans are assets in a securitization, the holder of certificates representing a majority interest in a designated controlling class of such securitization). See
"Description of the Pooling and Servicing Agreement--The Directing Holders." The
directing holder will generally have the right, subject to certain limitations described in this prospectus supplement, to direct certain actions of the special servicer with respect to the mortgage loans. In addition, the special servicer generally may be removed and replaced by the directing holder, although in some cases the special servicer may only be removed for cause. See "Servicing
Under the Pooling and Servicing Agreement--Replacement of the Special Servicer"
in this prospectus supplement. The directing holder may have interests that differ from those of the holders of the series 2007-GG9 certificates (if the directing holder is a holder of a companion loan) or from the holders of other classes of the series 2007-GG9 certificates (if the directing holder is the majority holder of the controlling class) and as a result may direct the special servicer to take actions that conflict with the interest of certain classes of the offered certificates. The directing holder will have no duty or liability to any other certificateholder.

      Property Managers and Borrowers May Each Experience Conflicts of Interest
in Managing Multiple Properties. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged properties because:

      o     A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

      o     the property managers also may manage additional properties, including properties that may compete with those mortgaged properties; or

      o     affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged properties.

      Conflicts Where a Mortgage Loan Seller, Borrower or its Affiliate is a
Tenant at the Mortgaged Property. With respect to mortgage loans where the mortgage loan seller, borrower or an affiliate is a tenant at the mortgaged property, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. There can be no assurance that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases this affiliated tenant is physically occupying space related to its business; in other cases, the affiliated tenant is a tenant under a master lease with the borrower, under which the borrower tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a "stabilized" level but may not provide additional economic support for the mortgage loan. There can be no assurance the space "leased" by this borrower affiliate will eventually be occupied by third party tenants.

      In the case of the borrower under the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as 469
North Canon Drive, representing 0.1% of the initial mortgage pool balance and approximately 0.1% of the initial sub-pool 1 balance, the borrower and the sponsor have entered into a master lease for 5,043 square feet (53.4% of total square footage) at an annual rent of $510,949 (expiring on September 30, 2009).
The master lease will terminate upon the property achieving 100% occupancy or a net cash flow of $666,885 per year.

      In the case of the mortgage loan, secured by a portfolio of 14 mortgaged properties, identified on Annex A to this prospectus supplement as COPT Office
Portfolio, representing 2.2% of the initial mortgage pool balance and 2.4% of the initial sub-pool 1 balance, 5 mortgaged properties are master leased to a tenant affiliated with the borrower. With respect to 2 of the mortgaged properties, Airport Square 19 and Airport Tech 1, the affiliated tenant occupies
68.3% and 59.5%, respectively, of each mortgaged property. The master lease is for a term of three years and the master lessee's obligations will be reduced on a pro rata basis upon leasing, occupancy, payment of leasing costs and commencement of rent by third-party tenants on terms equal to or better than the terms of the master lease. As of the cut-off date, the debt service coverage ratio for the mortgage loan including the master lease is 1.35x, and the debt service coverage ratio for the mortgage loan excluding the master lease is
1.06x.

                                      S-73

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

      From time to time we use capitalized terms in this prospectus supplement, including in Annexes A and B to this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the glossary attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

      This prospectus supplement and the accompanying prospectus includes the words "expects," "intends," "anticipates," "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

               THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

THE SPONSORS

      Greenwich Capital Financial Products, Inc. and Goldman Sachs Mortgage
Company are the sponsors that have organized and initiated the issuance of the series 2007-GG9 certificates (collectively, the "SPONSORS"). The information set forth in this prospectus supplement concerning the Sponsors and their underwriting standards has been provided by the Sponsors.

      Greenwich Capital Financial Products, Inc.

      General. Greenwich Capital Financial Products, Inc. ("GCFP") is a sponsor and a loan seller. GCFP was incorporated in the state of Delaware in 1990. GCFP is a wholly owned subsidiary of Greenwich Capital Holdings, Inc. and an indirect subsidiary of The Royal Bank of Scotland Group plc. The Royal Bank of Scotland
Group plc is a public limited company incorporated in Scotland which is engaged in a wide range of banking, financial and finance-related activities in the
United Kingdom and internationally. GCFP is also an affiliate of Greenwich
Capital Commercial Funding Corp., the depositor, and Greenwich Capital Markets,
Inc., one of the underwriters. The principal offices of GCFP are located at 600
Steamboat Road, Greenwich, Connecticut 06830. The main telephone number of GCFP is (203) 625-2700.

      GCFP's Commercial Mortgage Securitization Program. GCFP has been engaged in commercial mortgage lending since its formation. The vast majority of mortgage loans originated by GCFP are intended to be either sold through securitization transactions in which GCFP acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that GCFP originates:

      o     Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hospitality, multifamily, residential, healthcare, self storage and industrial properties. These loans are GCFP's principal loan product and are primarily originated for the purpose of securitization.

      o     Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties.
            These loans are primarily originated for securitization, though in certain cases only a senior participation interest in the loan is intended to be securitized.

      o     Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization by GCFP and are sold in individual loan sale transactions.

                                      S-74

      In general, GCFP does not hold the loans it originates until maturity. As of December 31, 2006, GCFP had a portfolio of commercial mortgage loans in excess of $5.225 billion of assets.

      As a sponsor, GCFP originates mortgage loans and, together with other sponsors or mortgage loan sellers, initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. GCFP's role as sponsor also includes engaging third-party service providers such as the servicer, special servicer and trustee, and engaging the rating agencies. In coordination with the underwriters for the related offering, GCFP works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. Currently, GCFP engages in multiple seller transactions as the "GG"
program in which GCFP and Goldman Sachs Mortgage Company generally are mortgage loan sellers.

      Neither GCFP nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, GCFP and/or the depositor contracts with other entities to service the mortgage loans in the securitization transactions.

      GCFP commenced selling mortgage loans into securitizations in 1998. During the period commencing on January 1, 1998 and ending on December 31, 2006, GCFP was the sponsor of 26 commercial mortgage-backed securitization transactions.
Approximately $28.1 billion of the mortgage loans included in those transactions were originated by GCFP. As of December 31, 2006, GCFP originated approximately
$16.2 billion of commercial mortgage loans for the GG program, of which approximately $7.5 billion was included in a securitization for which an affiliate of GCFP acting as depositor, and approximately $8.7 billion was originated for securitization with an unaffiliated entity acting as depositor.

      The following tables set forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by GCFP for the three years ending on December 31, 2006.

                      FIXED RATE COMMERCIAL MORTGAGE LOANS

                               TOTAL GCFP                  TOTAL GCFP
                               FIXED RATE                  FIXED RATE
                            LOANS ORIGINATED            LOANS SECURITIZED
         YEAR                 (APPROXIMATE)               (APPROXIMATE)
-----------------------   ----------------------    -------------------------
         2006                 $8.0 billion                $7.0 billion
         2005                 $7.3 billion                $7.0 billion
         2004                 $4.3 billion                $2.7 billion

                     FLOATING RATE COMMERCIAL MORTGAGE LOANS

                               TOTAL GCFP                  TOTAL GCFP
                              FLOATING RATE               FLOATING RATE
                            LOANS ORIGINATED            LOANS SECURITIZED
         YEAR                 (APPROXIMATE)               (APPROXIMATE)
-----------------------   ----------------------    -------------------------
         2006                 $2.87 billion               $1.0 billion
         2005                 $2.0 billion                $0.8 billion
         2004                 $2.4 billion                $0.9 billion

      Underwriting Standards.

      General. GCFP originates commercial mortgage loans from its headquarters in Greenwich, Connecticut as well as from its origination offices in Los Angeles and Irvine, California, Chicago, Illinois, Atlanta, Georgia and Baltimore,
Maryland. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans' originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria.
All mortgage loans must be approved by at least two or more members of GCFP's credit committee, depending on the size of the mortgage loan.

                                      S-75

      Loans originated by GCFP generally conform to the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. These underwriting criteria are general, and there is no assurance that every loan originated by GCFP will comply in all respects with the guidelines.

      Loan Analysis. Generally, GCFP performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property's historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property's historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of GCFP. The borrower's and property manager's experience and presence in the subject market are also received. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

      Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent direction are required.

      Loan Approval. All mortgage loans must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to commitment for loans with principal balances of $25 million or greater, an investment committee memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

      Property Characteristics. Post-1980 construction is preferred; however, older properties in good repair and having had material renovation performed within the last five years will be considered. The remaining useful life of the mortgaged property should extend at least five years beyond the end of the amortization period.

      Location. Generally, established or emerging markets with a minimum population of 50,000 (25,000 for retail properties), and no population declines since 1980 based upon established census data are preferred. Regional and trade area demographics should be flat to rising. The market should not be dependent on a single employment source or industry.

      Operating History. Operating history is a significant factor in the evaluation of an established mortgaged property, but may be given less weight with respect to mortgage loans on newly constructed or rehabilitated properties.
Generally, for established properties, the mortgaged property must be open and have stable occupancy history (or operating performance in the case of retail properties). The mortgaged property should not have experienced material declines in operating performance over the previous two years. Newly-constructed or recently rehabilitated properties which have not reached stabilized occupancy are considered on a case-by-case basis.

      Debt-service coverage ratio and LTV Ratio. GCFP's underwriting standards generally mandate minimum debt-service coverage ratios and maximum loan-to-value ratios. An LTV Ratio generally based upon the appraiser's determination of value as well as the value derived using a stressed capitalization rate is considered.
The debt-service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt-service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by GCFP may vary from these guidelines.

      Escrow Requirements. Generally, GCFP requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by GCFP are as follows:

                                      S-76

      o     Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. GCFP may waive this escrow requirement under certain circumstances.

      o     Insurance--If the property is insured under an individual policy
            (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. GCFP may waive this escrow requirement under certain circumstances.

      o     Replacement Reserves--Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus 2 years. GCFP relies on information provided by an independent engineer to make this determination. GCFP may waive this escrow requirement under certain circumstances.

      o     Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, GCFP generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. GCFP may waive this escrow requirement under certain circumstances.

      o     Tenant Improvement/Lease Commissions--In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

      Other Factors. Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

      Goldman Sachs Mortgage Company

      General. Goldman Sachs Mortgage Company ("GSMC") is a sponsor and a loan seller. GSMC is a New York limited partnership. GSMC is an affiliate, through common parent ownership, of one of the underwriters. GSMC was formed in 1984.
Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is The Goldman Sachs Group, Inc. (NYSE: GS). GSMC's executive offices are located at 85 Broad Street, New York, New York 10004, telephone number (212)
902-1000.

      GSMC's Commercial Mortgage Securitization Program. As a sponsor, GSMC acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor or another entity that acts in a similar capacity. In coordination with its affiliate, Goldman
Sachs Commercial Mortgage Capital, L.P., and other underwriters, GSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. As of December 31, 2006, GSMC has acted as a sponsor and mortgage loan seller on 47 fixed and floating-rate commercial mortgage backed securitization transactions.

      Many of the commercial mortgage loans acquired by GSMC are sold to securitizations in which GSMC acts as either sponsor or commercial mortgage loan seller. GSMC acquires both fixed-rate and floating-rate commercial mortgage loans which are included in both public and private securitizations. GSMC also acquires subordinate and mezzanine debt for investment, syndication or securitization. From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2006, GSMC acquired approximately 1,618 fixed- and floating-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $39.3 billion. Approximately 1,540 fixed- and floating-rate commercial mortgage loans with an aggregate original principal balance of approximately $34.6 billion were included in 47 securitization transactions. As of December 31, 2006, GSMC securitized approximately $12.7 billion of fixed-rate commercial mortgage loans through the GG program, of which approximately $6.0 billion was securitized by an affiliate of GSMC acting as

                                      S-77

depositor, and approximately $6.7 billion was securitized by unaffiliated entities acting as depositor. The properties securing these loans include office, retail, multifamily, industrial, hospitality, manufactured housing and self-storage properties.

THE MORTGAGE LOAN SELLERS AND ORIGINATORS

      The Mortgage Loan Sellers are Greenwich Capital Financial Products, Inc.,
Goldman Sachs Mortgage Company and Lehman Brothers Holdings Inc. The originators are Greenwich Capital Financial Products, Inc. and Goldman Sachs Commercial
Mortgage Capital, L.P., a Delaware limited partnership ("GSCMC") and, in the case of one mortgage loan co-originated by GSCMC with Eurohypo AG, New York
Branch, Eurohypo AG, New York Branch, in the case of one mortgage loan acquired by Greenwich Capital Financial Products, Inc., Petra Mortgage Capital LLC, in
the case of five mortgage loans acquired by Greenwich Capital Financial
Products, Inc., NY Credit Funding I, LLC, and in the case of one mortgage loan co-originated by Greenwich Capital Financial Products, Inc. with an affiliate of
Lehman Brothers Holdings Inc. (the "LEHMAN ORIGINATOR"). The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers,
Originators and their underwriting standards has been provided by the Mortgage
Loan Sellers and Originators.

      Greenwich Capital Financial Products, Inc. Greenwich Capital Financial
Products, Inc. is a loan seller and originator. See "--The Sponsors--Greenwich
Capital Financial Products, Inc." above.

      Goldman Sachs Mortgage Company. Goldman Sachs Mortgage Company is a loan seller. See "--The Sponsors--Goldman Sachs Mortgage Company" above.

      Lehman Brothers Holdings Inc. Lehman Brother's Holdings Inc. is a loan seller and an affiliate of the Lehman Originator.

      Goldman Sachs Commercial Mortgage Capital, L.P. GSCMC is an originator.
GSCMC is an affiliate of GSMC, one of the loan sellers and sponsors and Goldman,
Sachs & Co., one of the underwriters. GSCMC's primary business is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties.
The commercial mortgage loans originated by GSCMC include both fixed and floating-rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations. GSCMC has been an active participant in securitizations of commercial mortgage loans since 1996.
Many of the commercial mortgage loans originated by GSCMC are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or mortgage loan seller. Multiple seller transactions in which GSCMC has participated historically include the "GMAC" program in which GSMC, GMAC Commercial Mortgage
Corporation, Morgan Stanley Mortgage Capital Inc. and German American Capital
Corporation generally were loan sellers and sponsors. Currently, GSCMC engages in multiple seller transactions as the "GG" program in which GSMC and Greenwich
Capital Financial Products, Inc. generally are mortgage loan sellers.

      Between the inception of its commercial mortgage securitization program in
1996 and December 31, 2006, GSCMC originated approximately 1,616 fixed and floating-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $39.3 billion, of which approximately 1,538 commercial mortgage loans with an aggregate original principal balance of approximately $34.6 billion, was included in 47 securitization transactions. As of December 31, 2006, GSCMC originated approximately $12.7 billion of commercial mortgage loans for the GG program, of which approximately $6.0 billion was included in a securitization for which an affiliate of GSCMC acting as depositor, and approximately $6.7 billion was originated for securitizations with an unaffiliated entity acting as depositor.

                      FIXED RATE COMMERCIAL MORTGAGE LOANS

                 TOTAL GSCMC FIXED RATE LOANS     TOTAL GSCMC FIXED RATE LOANS
    YEAR           ORIGINATED (APPROXIMATE)         SECURITIZED (APPROXIMATE)
--------------   ----------------------------    ------------------------------
    2006                $5.3 billion                      $4.8 billion
    2005                $5.6 billion                      $6.1 billion
    2004                $3.4 billion                      $3.0 billion

                                      S-78

                     FLOATING RATE COMMERCIAL MORTGAGE LOANS

                TOTAL GSCMC FLOATING RATE LOANS  TOTAL GSCMC FLOATING RATE LOANS
     YEAR           ORIGINATED (APPROXIMATE)         SECURITIZED (APPROXIMATE)
--------------   ----------------------------    ------------------------------
     2006               $2.1 billion                        $0.6 billion
     2005               $1.5 billion                        $0.6 billion
     2004               $1.5 billion                        $0.0 billion

      Underwriting Standards

      Overview. GSCMC's commercial mortgage loans are primarily originated in accordance with the underwriting criteria described below. However, variations from these guidelines may be implemented as a result of various conditions including each loan's specific terms, the quality or location of the underlying real estate, the property's tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by GSCMC. Therefore, this general description of GSCMC's underwriting standards is not intended as a representation that every commercial mortgage loan complies entirely with all criteria set forth below.

      Process. The credit underwriting process for each GSCMC loan is performed by a deal team comprised of real estate professionals, which typically includes a senior member, originator, analyst and commercial closer. This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering (see "--Escrow Requirements" below and "--Third
Party Reports--Property Analysis," "--Appraisal and Loan-to-Value Ratio,"
"--Environmental Report," "--Physical Condition Report," "--Title Insurance
Policy" and "--Property Insurance" in this prospectus supplement).

      A member of the GSCMC team or its affiliates thereof is required to perform an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property's competitiveness within its market.

      The GSCMC deal team or its affiliates thereof also performs a detailed review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants' ongoing occupancy or ability to pay rent.

      After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property's cash flow in accordance with GSCMC's property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above-referenced information.

      Credit Approval. All commercial mortgage loans must be presented to one or more of credit committees which consist of senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

      Debt Service Coverage and LTV Requirements. GSCMC's underwriting standards generally require a minimum debt-service coverage ratio (DSCR) of 1.20x and maximum LTV of 80%. However these thresholds are guidelines and exceptions may be made on the merits of each individual loan. Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters.

                                      S-79

      The aforementioned DSCR requirements pertain to the underwritten cash flow at origination and may not hold true for each mortgage loan as reported in this prospectus supplement and Annex C. Property and loan information is typically updated for securitization, including a complete re-underwriting of the property's cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the DSCR.

      Amortization Requirements. While GSCMC's underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the commercial mortgage loan term. However, if the loan entails only a partial interest-only period, the monthly debt service, the annual debt service and DSCR set forth in this prospectus supplement and Annex C reflects a calculation on the future (larger) amortizing loan payment. See "Description of the Mortgage
Pool" in this prospectus supplement.

      Escrow Requirements. GSCMC may require borrowers to fund escrows for taxes, insurance and replacement reserves. In addition, GSCMC may identify certain risks that warrant additional escrows or holdbacks for items such as tenant improvements/leasing commissions, deferred maintenance, environmental costs or unpaid obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all GSCMC commercial mortgage loans.

      Servicing. Interim servicing for all GSCMC loans prior to securitization is typically performed by Archon Group, L.P., an affiliate of GSCMC. However, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with GSCMC, which may be retained post-securitization including the applicable fees. Otherwise, servicing responsibilities are transferred from Archon Group, L.P. to the Master
Servicer of the securitization trust (and a primary servicer when applicable) at closing. From time to time, Archon Group, L.P. may retain primary servicing.

      Third Party Reports

      General. In addition to the guidelines described above, each of the
Originators generally has established guidelines outlining certain procedures with respect to third party reports with respect to the mortgage loans, as described more fully below. The Mortgage Loans were generally originated in accordance with such guidelines, however, in many instances, one or more provisions of the guidelines were waived or modified. The Mortgage Loans were originated for securitization and were generally originated from August 2006 to the present by the Originators.

      Property Analysis. Prior to origination of a loan, each Originator typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

      Appraisal and Loan-to-Value Ratio. Each Originator typically obtains an appraisal that complies, or the appraiser certifies that it complies, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act
of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

      Environmental Report. Each Originator generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the applicable
Originator. Each Originator or their designated agents typically review the
Phase I site assessment to verify the presence or absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the Phase I site assessment identifies material violations and no third party is identified as responsible for such violations, each Originator generally requires the borrower to conduct

                                      S-80

remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation.

      Physical Condition Report. Each Originator generally obtains a current physical condition report ("PCR") for each mortgaged property prepared by a structural engineering firm approved by the Originators. Each Originator, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, each Originator often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

      Title Insurance Policy. The borrower is required to provide, and each
Originator or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c)
protection and benefits run to the mortgagee and its successors and assigns, (d)
written on an American Land Title Association ("ALTA") form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e)
if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

      Property Insurance. Each Originator typically require the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All
Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage;
and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance.

                                  THE DEPOSITOR

      Greenwich Capital Commercial Funding Corp. will be the depositor for this securitization transaction. We are a direct, wholly owned subsidiary of GCFP and were incorporated in the State of Delaware on November 18, 1999. The principal executive offices of the Depositor are located at 600 Steamboat Road, Greenwich,
Connecticut 06830. Its telephone number is (203) 625-2700.

      We do not have, nor are we expected in the future to have, any significant assets.

      Since our formation, we have acted as depositor with respect to 12 securitization transactions, in an aggregate amount of $15.7 billion. GCFP has acted as sponsor of all of such transactions.

      The Depositor does not engage in any business operations other than securitizing mortgage assets and related activities.

      The Depositor has minimal ongoing duties with respect to the certificates and the mortgage loans. The Depositor's duties pursuant to the pooling and servicing agreement include, without limitation, the duty:

      o     to keep in full force its existence, rights and franchises (subject to the right to merge, consolidate or sell substantially all of its assets so long as it receives a rating agency confirmation that such event would not result in the downgrade, withdrawal or qualification of the then current ratings of the series 2007-GG9 certificates),

      o     to appoint a successor trustee in the event of the resignation or removal of the trustee,

      o     to provide the trustee with a copy of any private placement memorandum used by the Depositor or an affiliate in connection with the resale of any certificates that have been privately offered,

      o     to provide information in its possession to the trustee to the extent necessary to perform REMIC tax administration,

                                      S-81

      o     to notify the trustee of certain events that might require reporting under the Securities Exchange Act of 1934, as amended, and

      o     to sign any Annual Report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act of 2002, and the rules and regulations of the Securities Exchange Commission promulgated thereunder, required to be filed by the trust.

      We are required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

                               THE ISSUING ENTITY

      The issuing entity for the certificates will be Commercial Mortgage Trust
2007-GG9. The trust is a New York common law trust that will be formed on the closing date pursuant to the pooling and servicing agreement. The only activities that the trust may perform are those set forth in the pooling and servicing agreement, which are generally limited to owning and administering the underlying mortgage loans and any REO Property, disposing of defaulted underlying mortgage loans and REO Property, issuing the certificates and making distributions and providing reports to series 2007-GG9 certificateholders.
Accordingly, the trust may not issue securities other than the certificates, or invest in securities, other than investment of funds in the custodial account and other accounts maintained under the pooling and servicing agreement in certain short-term high-quality investments. The trust may not lend or borrow money, except that the master servicer (or, if the master servicer fails to do so, the trustee) may make advances of delinquent monthly debt service payments and servicing advances to the trust, but only to the extent such party deems such advances to be recoverable from the related mortgage loan; such advances are intended to be in the nature of a liquidity, rather than a credit, facility.
The pooling and servicing agreement may be amended as set forth in the prospectus under "Description of the Governing Documents--Amendment." The trust administers the underlying mortgage loans through the master servicer and special servicer. A discussion of the duties of the master servicer and special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under "Servicing Under the Pooling and
Servicing Agreement."

      The only assets of the trust other than the underlying mortgage loans and any REO Properties are the custodial accounts and other accounts maintained pursuant to the pooling and servicing agreement and the short-term investments in which funds in the custodial account and other accounts are invested. The trust has no present liabilities, but has potential liability relating to ownership of the underlying mortgage loans and any REO Properties and indemnity obligations to the trustee, master servicer and special servicer. The fiscal year of the trust is the calendar year. The trust has no executive officers or board of directors. It acts through the trustee, master servicer and special servicer.

      We are contributing the underlying mortgage loans to the trust. We are purchasing the underlying mortgage loans from the loan sellers, as described in this prospectus supplement under "Description of the Mortgage
Pool--Representations and Warranties."

      Since the trust fund is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a
"business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a "business trust."

                                  THE SERVICERS

THE MASTER SERVICER

      Wachovia Bank, National Association ("WACHOVIA") will act as the Servicer under the pooling and servicing agreement with respect to the mortgage loans.
Wachovia is a national banking association organized under the laws of the
United States of America and is a wholly-owned subsidiary of Wachovia
Corporation. Wachovia's principal servicing offices are located at NC 1075, 8739
Research Drive URP4, Charlotte, North Carolina 28262.

                                      S-82

      Wachovia has been servicing commercial and multifamily mortgage loans in excess of ten years. Wachovia's primary servicing system runs on EnableUs software. Wachovia reports to trustees in the CMSA format. The table below sets forth information about Wachovia's portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

                                                                  AS OF        AS OF        AS OF         AS OF
COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS                      12/31/2003   12/31/2004   12/31/2005    12/31/2006
-----------------------------------------------------------    ----------   ----------   ----------    ----------

By Approximate Number......................................      10,015       15,531       17,641         20,725
By Approximate Aggregate Unpaid Principal Balance
   (in billions)...........................................     $  88.6      $ 141.3      $ 182.5        $ 262.1

      Within this portfolio, as of December 31, 2006, are approximately 20,725 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $262.1 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wachovia also services whole loans for itself and a variety of investors. The properties securing loans in Wachovia's servicing portfolio as of December 31, 2006 were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands
and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

      Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

      The table below sets forth information regarding the aggregate amount of principal and interest advances and servicing advances (i) made by Wachovia, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii)
outstanding as of the dates indicated:

                                 APPROXIMATE SECURITIZED
                                MASTER-SERVICED PORTFOLIO      APPROXIMATE OUTSTANDING     APPROXIMATE OUTSTANDING
            DATE                         (UPB)*                ADVANCES (P&I AND PPA)*       ADVANCES AS % OF UPB
---------------------------   -----------------------------   -------------------------   -------------------------

      December 31, 2003             $ 74,461,414,561                  $ 84,616,014                   0.1%
      December 31, 2004             $113,159,013,933                  $129,858,178                   0.1%
      December 31, 2005             $142,222,662,628                  $164,516,780                   0.1%
      December 31, 2006             $201,283,960,215                  $162,396,491                   0.1%

________________

*     "UPB" means unpaid principal balance, "P&I" means principal and interest advances and "PPA" means property protection advances.

      Pursuant to an interim servicing agreement between Wachovia and Greenwich
Capital Financial Products, Inc., a sponsor and a loan seller, Wachovia acts as primary servicer with respect to mortgage loans owned by Greenwich Capital
Financial Products, Inc. from time to time, including, prior to their inclusion in the trust, some or all of the mortgage loans being contributed by Greenwich
Capital Financial Products, Inc. There are currently no outstanding property protection advances made by Wachovia on those mortgage loans being contributed by Greenwich Capital Financial Products, Inc. that were serviced by Wachovia prior to their inclusion in the trust.

      Wachovia is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia's ratings by each of these agencies is outlined below:

                                        FITCH                        S&P
                                --------------------          ------------------
        Primary Servicer                CPS2+                       Strong
        Master Servicer                  CMS2                       Strong

      The short-term debt ratings of Wachovia are "A-1+" by S&P, "P-1" by
Moody's and "F1+" by Fitch.

                                      S-83

      Wachovia has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.
Wachovia's servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia's policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage
Association or the Federal Home Loan Mortgage Corporation.

      Wachovia may perform any of its obligations under the pooling and servicing agreement through one or more third-party vendors, affiliates or subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

      o     monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents;

      o     provision of Strategy and Strategy CS software;

      o     identification, classification, imaging and storage of documents;

      o     analysis and determination of amounts to be escrowed for payment of taxes and insurance;

      o     entry of rent roll information and property performance data from operating statements;

      o     tracking and reporting of flood zone changes;

      o     tracking, maintenance and payment of rents due under ground leases;

      o     abstracting of insurance requirements contained in loan documents;

      o     comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any;

      o     abstracting of leasing consent requirements contained in loan documents;

      o     legal representation;

      o     assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia;

      o     maintenance and storage of letters of credit;

      o     tracking of anticipated repayment dates for loans with such terms;

      o     reconciliation of deal pricing, tapes and annexes prior to securitization;

      o     entry of new loan data and document collection;

      o     initiation of loan payoff process and provision of payoff quotes;

      o     printing, imaging and mailing of statements to borrowers;

      o     performance of property inspections;

      o     performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

                                      S-84

      o     review of financial spreads performed by sub-servicers;

      o     review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to Wachovia for approval; and

      o     performance of UCC searches and filing of UCCs.

      Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans. Generally, all amounts received by Wachovia on the mortgage loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account described under "Servicing Under the Pooling and
Servicing Agreement--Custodial Account--General" in this prospectus supplement within the time required by the pooling and servicing agreement. On the day any amount is to be disbursed by Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

      Wachovia will not have primary responsibility for custody services of original documents evidencing the mortgage loans. On occasion, Wachovia may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Wachovia performs custodial functions as the master servicer, documents will be maintained in a manner consistent with the servicing standard.

      There are no legal proceedings pending against Wachovia, or to which any property of Wachovia is subject, that are material to the certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

      The mortgage loans, except for the mortgage loan secured by the
Merchandise Mart property, will be serviced by the master servicer under the pooling and servicing agreement. The mortgage loan secured by the Merchandise
Mart property will be serviced under the pooling and servicing agreement entered into in connection with J.P. Morgan Chase Commercial Mortgage Securities Trust
2006-LDP9 Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9. The
master servicer of the Merchandise Mart loan under that pooling and servicing agreement is Wachovia.

      The master servicer will be responsible for master servicing of all of the underlying mortgage loans. The master servicer may elect to sub-service some or all of its servicing duties with respect to each of the mortgage loans.

      Certain of the duties of the master servicer and the provisions of the pooling and servicing agreement are set forth in this prospectus supplement under "Servicing Under the Pooling and Servicing Agreement." The manner in which collections on the underlying mortgage loans are to be maintained is described in this prospectus supplement under "Servicing Under the Pooling and Servicing
Agreement--Custodial Account." The advance obligations of the master servicer are described under "Description of the Offered Certificates--Advances of
Delinquent Monthly Debt Service Payments" in this prospectus supplement. Certain limitations on the master servicer's liability under the pooling and servicing agreement are described in this prospectus supplement under "Servicing Under the
Pooling and Servicing Agreement--Certain Matters Regarding the Master Servicer,
the Special Servicer and the Depositor" in this prospectus supplement. Certain terms of the pooling and servicing agreement regarding the master servicer's removal, replacement, resignation or transfer are described under "Servicing
Under the Pooling and Servicing Agreement--Events of Default," "--Rights Upon
Events of Default" and "--Certain Matters Regarding the Master Servicer, the
Special Servicer and the Depositor" in this prospectus supplement.

      The information set forth in this prospectus supplement concerning the master servicer has been provided by the master servicer.

THE SPECIAL SERVICER

      LNR Partners, Inc. ("LNR PARTNERS"), a Florida corporation and a subsidiary of LNR Property Holdings, Ltd. ("LNR"), will initially be appointed as special servicer for the mortgage pool. The principal executive offices of
LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach,
Florida 33139 and its telephone

                                      S-85

number is (305)-695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

      o     acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

      o     investing in high-yielding real estate loans, and

      o     investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities
            ("CMBS").

      LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the series 2007-GG9 pooling and servicing agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over
14 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 193 as of December 31,
2006. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December
31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; (e) 142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion and (f) 143 domestic CMBS pools as of December 31, 2006, with a then current face value in excess of $201 billion.
Additionally, LNR Partners has resolved over $17.4 billion of U.S. commercial and multifamily loans over the past 14 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005 and $0.9 billion for the twelve months ended December 31, 2006.

      LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia,
Texas, Massachusetts, North Carolina, California and Colorado, and in Europe in
England and Germany. As of December 31, 2006, LNR Partners had approximately 180 employees responsible for the special servicing of commercial real estate assets. As of December 31, 2006, LNR Partners and its affiliates specially service a portfolio, which included over 23,000 assets in the 50 states and in
Europe with a then current face value in excess of $252 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the series 2007-GG9 certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

      LNR Partners maintains internal and external watch lists, performs monthly calls with master servicers and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the Servicing Standard.
Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners' strategy is guided by the Servicing Standard and all relevant

                                      S-86

provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

      LNR Partners has the highest ratings afforded to special servicers by
Moody's, S&P and Fitch, respectively.

      There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the series 2007-GG9 pooling and servicing agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the series
2007-GG9 pooling and servicing agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the series 2007-GG9 certificates. Generally, LNR Partners' servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to
REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the Servicing Standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in five commercial mortgage securitization transactions, and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction. Under certain circumstances, LNR
Partners also has the obligation to make servicing advances and advances of delinquent debt service payments with respect to one collateralized debt obligation transaction.

      LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR
Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

      No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by
LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

      There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its specially servicing of commercial mortgaged backed securitization pools generally.

      There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the series
2007-GG9 certificateholders.

      LNR Partners is not an affiliate of the depositor, the sponsor(s), the trust, the master servicer, the trustee or any originator of any of the underlying mortgage loans identified in this prospectus supplement.

      LNR Securities Holdings, LLC, an affiliate of LNR Partners, will acquire an interest in one or more classes of the certificates and will be the initial directing holder. Otherwise, except for LNR Partners acting as special servicer for this securitization transaction, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the depositor, sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings

                                      S-87

that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party - apart from the subject securitization transaction - between LNR
Partners or any of its affiliates, on the one hand, and the depositor, the sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years and that are material to an investor's understanding of the offered certificates.

      The mortgage loan secured by the Merchandise Mart property will be specially serviced under the pooling and servicing agreement entered into in connection with J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9
Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9. The special servicer under that pooling and servicing agreement is LNR Partners.

      Certain of the duties of the special servicer and the provisions of the pooling and servicing agreement regarding the special servicer, including without limitation information regarding the rights of the special servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the special servicer to waive or modify the terms of the mortgage loans are set forth in this prospectus supplement under "Servicing Under the Pooling and
Servicing Agreement--Modifications, Waivers, Amendments and Consents" and
"--Realization Upon Defaulted Mortgage Loans." Certain limitations on the special servicer's liability under the pooling and servicing agreement are described in this prospectus supplement under "Servicing Under the Pooling and
Servicing Agreement--Certain Matters Regarding the Master Servicer, the Special
Servicer and the Depositor." Certain terms of the pooling and servicing agreement regarding the Special Servicer's removal, replacement, resignation or transfer are described in this prospectus supplement under "Servicing of the
Underlying Mortgage Loans--Replacement of the Special Servicer," "Events of
Default," "--Rights Upon Events of Default" and "--Certain Matters Regarding the
Master Servicer, the Special Servicer and the Depositor" in this prospectus supplement.

      The information set forth in this prospectus supplement concerning the special servicer has been provided by the special servicer.

                                   THE TRUSTEE

GENERAL

      LaSalle Bank National Association ("LASALLE") will serve as trustee and custodian under the pooling and servicing agreement pursuant to which the series
2007-GG9 certificates are being issued. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO
Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since 1994,
LaSalle has served as trustee or paying agent on over 685 commercial mortgage backed security transactions involving assets similar to the mortgage loans that we intend to include in the trust. As of December 31, 2006, LaSalle serves as trustee or paying agent on over 460 commercial mortgage-backed security transactions. The long-term unsecured debt of the trustee is rated "A+" by S&P,
"Aa3" by Moody's and "AA-" by Fitch, Inc. The depositor, the master servicer or the special servicer may maintain other banking relationships in the ordinary course of business with the trustee and its affiliates. The corporate trust office of the trustee responsible for administration of the trust is located for certificate transfer purposes and for all other purposes, at 135 South LaSalle
Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and
Trust Services--Greenwich Capital Commercial Funding Corp., Commercial Mortgage
Trust Series 2007-GG9.

      In its capacity as custodian under the pooling and servicing agreement,
LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the pooling and servicing agreement. LaSalle provides custodial services on over
1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk
Grove, Illinois and Irvine, California. LaSalle's two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie
Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of

                                      S-88

custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

      Using information set forth in this prospectus supplement, the trustee will develop the cashflow model for the trust. Based on the monthly loan information provided by the master servicer, the trustee will calculate the amount of principal and interest to be paid to each class of certificates on each payment date. In accordance with the cashflow model and based on the monthly loan information provided by the master servicer, the trustee will perform distribution calculations, remit distributions on the payment date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the mortgage loans during the collection period. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the master servicer, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the master servicer.

      LaSalle and Greenwich Capital Financial Products, Inc. are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to Greenwich Capital Financial Products, Inc. for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services to most of the mortgage loans to be sold by Greenwich Capital Financial Products, Inc. to the
Depositor in connection with this securitization. LaSalle is also currently providing custodial services to Goldman Sachs Mortgage Company with respect to most of the mortgage loans to be sold by Goldman Sachs Mortgage Company pursuant to a custodial agreement. The terms of each of these custodial agreements are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

      In addition to having express duties under the pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York
common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

      The information set forth under this heading "--General" has been provided by the trustee.

DUTIES OF THE TRUSTEE

      The trustee will make no representation as to the validity or sufficiency of the pooling and servicing agreement, the offered certificates or any mortgage loan or related document and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the mortgage loans to the trust, or any funds deposited in or withdrawn from a custodial account or any other account by or on behalf of the depositor, the master servicer or the special servicer. The trustee will not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the depositor, the master servicer or the special servicer, and accepted by the trustee in good faith, pursuant to the pooling and servicing agreement. The pooling and servicing agreement provides that no provision of such agreement shall be construed to relieve the trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that if no event of default has occurred and is continuing, the trustee will be required to perform, and will be liable for, only those duties specifically required under the pooling and servicing

                                      S-89

agreement, and in the absence of bad faith on the part of the trustee, the trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the trustee and conforming to the requirements of the pooling and servicing agreement. Upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, however, the trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

      As compensation for the performance of its routine duties, the trustee will be paid a fee. The trustee fee will be payable monthly from amounts received in respect of the mortgage loans and will accrue at a rate, calculated on the basis of a 360-day year consisting of twelve 30-day months equal to
0.00033% per annum, and will be computed on the basis of the stated principal balance of the related mortgage loan as of the preceding payment date. In addition, the trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the trustee in accordance with any of the provisions of the pooling and servicing agreement, but not including routine expenses incurred in the ordinary course of performing its duties as trustee under the pooling and servicing agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

      The pooling and servicing agreement provides that the trustee will not be liable for an error of judgment made in good faith by a responsible officer of the trustee, unless it shall be proved that the trustee was negligent in ascertaining the pertinent facts. In addition, the trustee is not liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to at least
25 percent of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee, under the pooling and servicing agreement (unless a higher percentage of voting rights is required for such action). If no event of default shall have occurred and be continuing, the trustee shall not be bound to make any investigation into the facts or matters stated in any document, unless requested in writing to do so by holders of certificates entitled to at least 25 percent of the voting rights; provided, however, that if the payment within a reasonable time to the trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the trustee, not reasonably assured to the trustee by the security afforded to it by the terms of the pooling and servicing agreement, the trustee may require reasonable indemnity from such requesting holders against such expense or liability as a condition to taking any such action.

      The trustee and any director, officer, employee or agent of the trustee, will be entitled to indemnification by the trust, to the extent of amounts held in the custodial account from time to time, for any loss, liability or reasonable out of pocket expense arising out of or incurred by the trustee in connection with any act or omission of the trustee relating to the exercise and performance of any of the powers and duties of the trustee under the pooling and servicing agreement. However, the indemnification will not extend to (i) any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling and servicing agreement, (ii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the pooling and servicing agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement or (iii) any loss, liability or expense that constitute allocable overhead. If the indemnification of any loss, liability or reasonable out-of-pocket expenses of the trustee provided in the pooling and servicing agreement is invalid and unenforceable, then the trust fund will contribute to the amount paid or payable by the trustee as a result of such loss, liability or out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of any of the other parties on the one hand and the trustee on the other in connection with the actions or omissions which resulted in such loss, liability or out-of-pocket expenses, as well as any other relevant equitable considerations.

      The trustee and any of its respective affiliates may hold certificates in their own names. For purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, singly upon the separate trustee

                                      S-90

or co-trustee who will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee. In addition, the trustee will be entitled to execute any of its trusts or powers under the pooling and servicing agreement or perform any of its duties under the pooling and servicing agreement either directly or by or through agents or attorneys; provided, however, that the trustee will remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions under the pooling and servicing agreement; provided, further, that, in the case of an agent appointed to authenticate the certificates, such agent must satisfy certain eligibility requirements set forth in the pooling and servicing agreement.

      The trustee will at all times be required to be, and will be required to resign if it fails to be,

      o     a bank, a trust company, an association or a corporation organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state banking authority;

      o     an entity that is not affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be);

      o     a long term unsecured debt rating of at least "Aa3" by Moody's and
            "AA-" by S&P and Fitch (or "A+" by S&P if the short-term unsecured debt rating of the trustee is rated at least "A-1" by S&P)(or, in the case of either Rating Agency, such other rating as shall not result in a downgrade, withdrawal or qualification of the then current ratings of any class of series 2007-GG9 certificates, as confirmed in writing by such Rating Agency);

provided that if the trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $50,000,000, and if the trustee proposes to the depositor, the master servicer and the special servicer to enter into an agreement with (and reasonably acceptable to) each of them, and if in light of such agreement the trustee's continuing to act as trustee under the pooling and servicing agreement would not (as evidenced in writing by each
Rating Agency) cause a downgrade, withdrawal or qualification of the then current ratings of any class of series 2007-GG9 certificates, then upon the execution and delivery of such agreement the trustee will not be required to resign, and may continue in such capacity, for so long as none of the ratings assigned by the Rating Agencies to the series 2007-GG9 certificates are adversely affected by the trustee's continuing to act as trustee under the pooling and servicing agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The trustee will be permitted at any time to resign from its obligations and duties under the pooling and servicing agreement by giving written notice to us, the master servicer, the special servicer, all series 2007-GG9 certificateholders and the Companion Loan Holders. Upon receiving this notice of resignation, we will be required to promptly appoint a successor trustee acceptable to the master servicer. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

      If at any time a trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, or if the trustee shall fail (other than by reason of the failure of either the master servicer or the special servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the trustee's reasonable control) to deliver or otherwise make available certain reports and such failure shall continue for five days after receipt of written notice by the trustee of such failure, or if a tax is imposed or threatened with respect to the trust fund by any state in which the trustee is located or in which it holds any portion of the trust fund, we will be authorized to remove the trustee and appoint a successor trustee acceptable to us and the master servicer. In addition, holders of the certificates entitled to at least 51 percent of the voting rights may at any time, with or without cause, remove the trustee under the pooling and servicing agreement and appoint a successor trustee.

                                      S-91

      Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee. Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the pooling and servicing agreement for services rendered and expenses incurred. The pooling and servicing agreement provides that expenses relating to resignation of the trustee or any removal of the trustee for cause will be required to be paid by the trustee, and expenses relating to the removal of the trustee without cause will be paid by the parties effecting such removal.

      If the trustee resigns or is terminated or removed, then any and all costs and expenses associated with transferring the duties of the trustee to a successor trustee, including those associated with the transfer of mortgage files and other documents and statements held by the predecessor trustee to the successor trustee, are to be paid:

      (a)   by the predecessor trustee, if such predecessor trustee has resigned or been removed with cause, including by the Depositor in accordance with the pooling and servicing agreement;

      (b)   by the certificateholders that effected the removal, if the predecessor trustee has been removed without cause by such certificateholders; and

      (c)   out of the trust assets, if such costs and expenses are not paid by the predecessor trustee, as contemplated by the immediately preceding clause (a), within a specified period after they are incurred (except that such predecessor trustee will remain liable to the trust for those costs and expenses).

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

      We intend to include the 201 mortgage loans identified on Annex A to this prospectus supplement in the trust. The mortgage loans will have an Initial
Mortgage Pool Balance as of the cut-off date of $6,575,923,864. However, the actual initial mortgage loan balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the Mortgage Pool or any other mortgage loans are added to the Mortgage Pool. See "--Changes In
Mortgage Pool Characteristics" below.

      For purposes of calculating distributions on the respective classes of the series 2007-GG9 certificates, the mortgage loans will be divided into the following two sub-pools:

      o     Sub-pool 1 will consist of all of the mortgage loans that are secured by property types other than multifamily and manufactured housing properties. Sub-pool 1 will consist of 177 mortgage loans, with an Initial Sub-pool 1 Balance of $6,082,438,684, representing approximately 92.5% of the Initial Mortgage Pool Balance.

      o     Sub-pool 2 will consist of all of the mortgage loans that are secured by multifamily and manufactured housing properties. Sub-pool
            2 will consist of 24 mortgage loans, with an Initial Sub-pool 2
            Balance of $493,485,000, representing approximately 7.5% of the
            Initial Mortgage Pool Balance.

      Annex A to this prospectus supplement identifies which mortgage loans are included in each of sub-pool 1 and sub-pool 2.

      Eight of the mortgage loans, representing approximately 4.6% of the
Initial Mortgage Pool Balance and 5.0% of the Initial Sub-pool 1 Balance, are each part of a split loan structure, comprised of two or more mortgage loans that are secured by the same mortgage instrument on the same mortgaged property or mortgaged properties. See "--Split Loan Structure" below.

      The Initial Mortgage Pool Balance will equal the total cut-off date principal balance of all the underlying mortgage loans, the Initial Sub-pool 1
Balance will equal the total cut-off date principal balance of the mortgage loans in sub-pool 1, and the Initial Sub-pool 2 Balance will equal the total cut-off date principal balance of the mortgage loans in sub-pool 2. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal

                                      S-92

balance of each mortgage loan that we intend to include in the trust is shown on
Annex A to this prospectus supplement. Those cut-off date principal balances range from $1,295,000 to $640,500,000, and the average of those cut-off date principal balances is $32,716,039.

      Of the mortgage loans to be included in the trust:

      o     One hundred mortgage loans, representing approximately 45.8% of the
            Initial Mortgage Pool Balance, of which 82 mortgage loans are in sub-pool 1, representing approximately 43.1% of the Initial Sub-pool
            1 Balance, and 18 mortgage loans are in sub-pool 2, representing approximately 79.1% of the Initial Sub-pool 2 Balance, were originated by Greenwich Capital Financial Products, Inc. ("GCFP"),
            one mortgage loan, representing approximately 0.1% of the Initial
            Mortgage Pool Balance, representing approximately 0.2% of the
            Initial Sub-pool 1 Balance was acquired by GCFP from Petra Mortgage
            Capital LLC, and five mortgage loans, representing approximately
            1.2% of the Initial Mortgage Pool Balance, four of which
            representing approximately 1.0% of the Initial Sub-pool 1 Balance and one loan representing approximately 3.6% of the Initial Sub-pool
            2 Balance were acquired by GCFP from NY Credit Funding I, LLC;

      o     Ninety-three mortgage loans (the "GSCMC LOANS"), representing approximately 40.5% of the Initial Mortgage Pool Balance, of which
            88 mortgage loans are in sub-pool 1, representing approximately
            42.4% of the Initial Sub-pool 1 Balance, and of which 5 mortgage loans are in sub-pool 2, representing approximately 17.2% of the
            Initial Sub-pool 2 Balance, were originated by Goldman Sachs
            Commercial Mortgage Capital, L.P. ("GSCMC" and together with GCFP, the "ORIGINATORS") and in the case of 1 mortgage loan, representing approximately 2.7% of the Initial Mortgage Pool Balance and 2.9% of
            the Initial Sub-pool 1 Balance, was co-originated with Eurohypo AG,
            New York Branch;

      o     One mortgage loan, representing approximately 9.7% of the Initial
            Mortgage Pool Balance and approximately 10.5% of the Initial
            Sub-pool 1 Balance, was co-originated by GCFP and the Lehman
            Originator. Lehman Brothers Holdings Inc. ("LEHMAN") will acquire its interest in that mortgage loan from the Lehman Originator.

      The GSCMC Loans were originated for sale to, and acquired by, Goldman
Sachs Mortgage Company ("GSMC"). We will acquire the mortgage loans from GCFP,
GSMC and Lehman (collectively, the "MORTGAGE LOAN SELLERS") on or about March 8,
2007. We will cause the mortgage loans that we intend to include in the trust to be assigned to the trustee pursuant to the pooling and servicing agreement.

      Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily properties. That mortgage lien will, in all cases (other than as described in the next sentence), be a first priority lien, subject only to Permitted Encumbrances.

      You should consider each of the mortgage loans that we intend to include in the trust to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer, any
Mortgage Loan Seller or any other party.

      We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that--

      o     All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

                                      S-93

      o     All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the mortgage loans to the trust. We show the cut-off date principal balance for each of the mortgage loans on
            Annex A to this prospectus supplement.

      o     If any mortgage loan is secured by multiple mortgaged properties located in more than one state, a portion of the principal balance of that mortgage loan has been allocated to each of those
            properties.

      o     When information with respect to mortgaged properties is expressed as a percentage of the Initial Mortgage Pool Balance, the Initial
            Sub-pool 1 Balance, or the Initial Sub-pool 2 Balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans included in the trust or the portions of those balances allocated to such properties. We show the allocated loan amount for each individual mortgaged property securing a multi-property mortgage loan on Annex A to this prospectus supplement.

      o     Certain of the mortgage loans included in the trust are secured by properties that also secure another mortgage loan that is not included in the trust, which mortgage loan may be subordinated to or pari passu in right to payment with the mortgage loan included in the trust. See "Description of the Mortgage Pool--Split Loan
            Structure" and "--Additional Loan and Property Information--Other
            Financing" in this prospectus supplement.

      o     The Initial Mortgage Pool Balance, the Initial Sub-pool 1 Balance and the Initial Sub-pool 2 Balance and all other financial and statistical information provided in this prospectus supplement, unless indicated otherwise, is based on the cut-off date principal balances of the mortgage loans and excludes any subordinate or pari passu mortgage loans.

      o     With respect to the mortgage loans that are part of a Loan Group, the underwritten debt-service coverage ratio was calculated based on the monthly debt service payment due in respect of the mortgage loan included in the trust fund plus the non-trust pari passu mortgage loan(s) in that Loan Group, if any, without regard to the monthly debt service that is due in connection with any subordinate mortgage loan in that Loan Group.

      o     With respect to the mortgage loan secured by the mortgaged properties identified on Annex A to this prospectus supplement as
            Midland Industrial Portfolio, representing approximately 0.4% of the
            Initial Mortgage Pool Balance and 0.4% of the Initial Sub-pool 1
            Balance, which has an interest rate that steps up during the term of the mortgage loan, information with respect to the interest rates on the mortgage loan (including without limitation for purposes of calculating the weighted average mortgage interest rate and debt-service coverage ratio) is presented in this prospectus supplement as if the mortgage loan pays at its highest rate throughout the life of such mortgage loan (5.855%).

      o     With respect to the mortgage loans that are part of a Loan Group, the cut-off date principal balance used in the calculation of
            Cut-Off Date Loan-to-Appraised Value ratio includes the cut-off date principal balance of the mortgage loan that has been included in the trust plus any related non-trust pari passu mortgage loan, but excludes the principal balance of any subordinate mortgage loan in that Loan Group.

      o     Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the Mortgage Pool prior to that date.

      A description of the underwriting standards of GCFP is set forth above under "The Sponsors, Mortgage Loan Sellers and Originators--Sponsors--Greenwich
Capital Financial Products, Inc.--Underwriting Standards." A description of the underwriting standards of GSCMC is set forth above under "The Sponsors, Mortgage
Loan Sellers and Originators--The Mortgage Loan Sellers and Originators--Goldman
Sachs Commercial Mortgage Capital, L.P."

      The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated or acquired for securitizations of this type by the Sponsors, taking into account rating agency criteria and feedback, subordinate investor feedback, property type and geographic location.

                                      S-94

CROSS-COLLATERALIZED MORTGAGE LOANS AND MULTI-PROPERTY MORTGAGE LOANS

      The Mortgage Pool will include 27 mortgage loans, representing approximately 35.5% of the Initial Mortgage Pool Balance, 21 of which are in sub-pool 1, representing approximately 35.1% of the Initial Sub-pool 1 Balance,
6 of which are in sub-pool 2, representing approximately 39.8% of the Initial
Sub-pool 2 Balance that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties. In certain cases, in order to minimize the amount of mortgage recording tax due in connection with the transaction, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

      With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Lake Marriott and Orchard
Parkway, representing approximately 1.6% of the Initial Mortgage Pool Balance and 1.8% of the Initial Sub-pool 1 if either of the properties is transferred and amended, the cross collateralization will be terminated upon satisfaction of certain conditions set forth in the loan documents, including that (i) the transferee assumes the obligations of the borrower; and (ii) after giving effect to the consummation of such transfer, (x) the loan to value ratio of the transferred mortgaged property will not exceed 70% and (y) the allocated underwritten debt service coverage ratio for each of the mortgaged properties will not be less than the greater of (A) the allocated underwritten debt service coverage ratio for such mortgaged property immediately preceding such release and (B) the underwritten debt service coverage ratio for the mortgaged properties immediately preceding such release. In connection with such transfer, the borrower is permitted to reallocate and increase the allocated loan amount for the transferred mortgaged property by an amount not to exceed $10,000,000, provided that such re-allocation and increase will only be permitted to the extent that the borrower defeases an amount (which defeasance will apply with respect to the allocated loan amount for the remaining mortgaged property and reduce the allocated loan amount for the remaining mortgaged property by such defeased amount) equal to the positive difference, if any, between (x) 70% of the net sales proceeds from the sale of the transferred mortgaged property and
(y) the sum of (1) the allocated loan amount for the transferred mortgaged property as of the date of the closing of the mortgage loan and (2) the portion of the $10,000,000 used to increase the allocated loan amount for the transferred mortgaged property.

MORTGAGE LOANS WITH AFFILIATED BORROWERS

      The mortgage pool includes 4 separate groups of mortgaged real properties
(with a combined Initial Mortgage Pool Balance of at least 1.8% and a combined
Initial Sub-pool 1 Balance of at least 2.0%) that are under common ownership and/or control and that secure two or more mortgage loans that are not cross-collateralized, as identified in the following table:

                                                                              COMBINED % OF      COMBINED % OF
                                                              NUMBER OF     INITIAL MORTGAGE    INITIAL SUB-POOL
                     MORTGAGE LOANS                        MORTGAGE LOANS     POOL BALANCE        1 BALANCE(1)
--------------------------------------------------------   --------------   ----------------    ----------------

TIAA RexCorp Long Island Portfolio, 1305 Walt Whitman
   Road, 51 JFK Parkway, Omni Marathon Reckson..........          4                7.1%               7.7%
Lake Marriott and Orchard Parkway, Parmer Business Park.          2                2.2%               2.4%
Summerfield Suites-White Plains, Summerfield
   Suites-Pleasant Hill, Summerfield Suites-Scottsdale,
   Summerfield Suites-Pleasanton, Summerfield
   Suites-Bridgewater, Summerfield Suites-Gaithersburg,
   Summerfield Suites-Charlotte.........................          7                1.8%               2.0%
Savvis Data Center, 150 South Street....................          2                1.8%               2.0%

________________

(1)   All of the mortgaged properties in this table secure mortgage loans that are part of sub-pool 1.

There are other groups of mortgaged properties that are under common ownership and/or control that secure two or more mortgage loans that are not cross-collateralized.

                                      S-95

TERMS AND CONDITIONS OF THE TRUST MORTGAGE LOANS

      Due Dates. The following chart identifies the days on which scheduled debt service payments are due with respect to the mortgage loans we intend to include in the trust, subject, in some cases, to a next business day convention, and the applicable grace periods:

                                              % OF       NUMBER OF                      NUMBER OF
                             NUMBER OF      INITIAL       MORTGAGE     % OF INITIAL     MORTGAGE      % OF INITIAL
                 GRACE        MORTGAGE      MORTGAGE      LOANS IN      SUB-POOL 1      LOANS IN       SUB-POOL 2
 DUE DATE      PERIOD(1)       LOANS      POOL BALANCE   SUB-POOL 1      BALANCE       SUB-POOL 2       BALANCE
----------    ----------     ---------    ------------   ----------    ------------    -----------    ------------

   1st              (2)           1           5.3%           1            5.8%              0             0.0%
   1st             5             15           2.3%          15            2.5%              0             0.0%
   1st             0              1           0.1%           1            0.1%              0             0.0%
   6th             0            182          91.5%         158           90.8%             24           100.0%
   6th             3(3)           1           0.6%           1            0.7%              0             0.0%
   6th             5(4)           1           0.1%           1            0.2%              0             0.0%

_______________

(1)   As used in this prospectus supplement, "GRACE PERIOD" is the number of days before a payment default is an event of default under the mortgage loan. See Annex A to this prospectus supplement for information on the number of days before late payment charges are due under each mortgage loan.

(2)   With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as 590 Madison Avenue, representing approximately 5.3% of the initial mortgage pool balance and
      5.8% of the initial sub-pool 1 balance, the event of default occurs on the later of the 6th day of each month or the second business day after receipt of written notice that the payment is delinquent.

(3)   With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement, as Victoria Ward
      Warehouse & Plaza, representing approximately 0.6% of the initial mortgage pool balance and 0.7% of the initial sub-pool 1 balance, the borrower has a 3-day grace period once per twelve month period.

(4)   With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Marketplace, representing approximately 0.1% of the initial mortgage pool balance and
      0.2% of the initial sub-pool 1 balance, the borrower has a 5-day grace period once per twelve month period.

      Mortgage Rates; Calculations of Interest. Except as otherwise described below with respect to one mortgage loan that has an interest rate that steps up as described below, each of the other mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity.

      With respect to one mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Midland Industrial
Portfolio, representing approximately 0.4% of the Initial Mortgage Pool Balance and 0.4% of the Initial Sub-pool 1 Balance, the interest rate on that mortgage loan is 5.755% per annum through the day prior to the January 2009 payment date and increases on that payment date to a rate of 5.855% per annum. The DSCR as of the cut-off date assuming the highest interest rate payable under that mortgage loan of 5.855% is 1.55x.

      The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A to this prospectus supplement. As of the cut-off date, the mortgage interest rates for the mortgage loans included in the trust ranged from 5.410% per annum to 6.847% per annum, and the weighted average of those mortgage interest rates was 5.795% per annum.
For purposes of calculating the weighted average of the mortgage interest rate, with respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Midland Industrial Portfolio, which has an interest rate that steps up during the term of the mortgage loan, we assumed that the mortgage loan pays at its highest rate throughout the life of such mortgage loan (5.855%).

      None of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

      Balloon Loans. One hundred ninety-nine of the mortgage loans, representing approximately 99.9% of the Initial Mortgage Pool Balance, of which 175 mortgage loans are in sub-pool 1, representing approximately 99.9% of the Initial
Sub-pool 1 Balance and 24 mortgage loans are in sub-pool 2, representing approximately 100.0% of the Initial Sub-pool 2 Balance, are each characterized by:

                                      S-96

      o     an amortization schedule that is significantly longer than the actual term of the mortgage loan, and

      o     a substantial balloon payment being due with respect to the mortgage loan on its stated maturity date.

      Eighty-three of the mortgage loans, representing approximately 18.2% of the Initial Mortgage Pool Balance of which 72 mortgage loans are in sub-pool 1, representing approximately 17.4% of the Initial Sub-pool 1 Balance and 11 mortgage loans are in sub-pool 2, representing approximately 27.2% of the
Initial Sub-pool 2 Balance, are interest-only loans for a certain period, then amortizing.

      Eighty-seven of the mortgage loans, representing approximately 76.4% of the Initial Mortgage Pool Balance of which 74 mortgage loans are in sub-pool 1, representing approximately 76.6% of the Initial Sub-pool 1 Balance and 13 mortgage loans are in sub-pool 2, representing approximately 72.8% of the
Initial Sub-pool 2 Balance, are interest-only loans that provide for a balloon payment being due on their respective stated maturity dates.

      Twenty-nine of the mortgage loans, representing approximately 5.4% of the
Initial Mortgage Pool Balance, of which all mortgage loans are in sub-pool 1, representing approximately 5.8% of the Initial Sub-pool 1 Balance, are amortizing loans that provide for a balloon payment being due on their respective stated maturity dates.

      Amortization of Principal. The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates.

                                                          POOLED MORTGAGE
                                                               LOANS            SUB-POOL 1       SUB-POOL 2
                                                        -------------------   --------------   --------------

ORIGINAL TERM TO MATURITY (MOS.)
Maximum..............................................           144               144                 120
Minimum..............................................            36                36                  60
Weighted Average.....................................           107               108                  99
REMAINING TERM TO MATURITY (MOS.)
Maximum..............................................           141               141                 119
Minimum..............................................            34                34                  55
Weighted Average.....................................           105               106                  97
ORIGINAL AMORTIZATION TERM (MOS.)(1)
Maximum..............................................           360               360                 360
Minimum..............................................           120               120                 360
Weighted Average.....................................           356               356                 360
REMAINING AMORTIZATION TERM (MOS.)(1)
Maximum..............................................           360               360                 360
Minimum..............................................           116               116                 360
Weighted Average.....................................           356               355                 360

________________

(1)   Calculation excludes interest-only loans.

      Eighty-three mortgage loans, representing approximately 18.2% of the
Initial Mortgage Pool Balance, of which 72 mortgage loans are in sub-pool 1, representing approximately 17.4% of the Initial Sub-pool 1 Balance and 11 mortgage loans are in sub-pool 2, representing approximately 27.2% of the
Initial Sub-pool 2 Balance, require that payments of interest only be made during a 12 month to 84 month period following origination of such mortgage loans. Accordingly, with respect to the calculation of original and remaining amortization terms in the table above, such mortgage loans are assumed to have amortizations terms ranging from 300 months to 360 months.

      Some of the mortgage loans included in the trust provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

      Prepayment Provisions. All of the mortgage loans, other than the mortgage loans identified on Annex A to this prospectus supplement as Peachtree Center,
Southern California Portfolio, Hidden Ridge, First Industrial 3, Townhouse
Center and First Industrial 5 provide for a prepayment lock-out period, during which voluntary principal prepayments are prohibited, followed by generally one or more of the following:

                                      S-97

      o     a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged property through defeasance,

      o     a defeasance period, or

      o     a prepayment consideration period, during which voluntary
            prepayments are permitted, subject to the payment of an amount equal to the greater of the prepayment premium specified in the related loan documents and the yield maintenance premium specified in the related loan documents.

      The following chart sets forth the number of mortgage loans that we intend to include in the trust fund that have each of the defeasance or prepayment provisions described above.

                              DEFEASANCE/PREPAYMENT

                                                               % OF                    % OF                     % OF
                                 NUMBER       AGGREGATE      INITIAL    NUMBER OF     INITIAL     NUMBER OF   INITIAL
                                   OF        CUT-OFF DATE    MORTGAGE   MORTGAGE    SUB-POOL 1    MORTGAGE    SUB-POOL
                                MORTGAGE      PRINCIPAL        POOL     LOANS IN       POOL       LOANS IN     2 POOL
                                 LOANS         BALANCE       BALANCE    SUB-POOL 1    BALANCE    SUB-POOL 2   BALANCE
                                --------   ---------------   --------   ----------  ----------   ----------   --------

Lockout/Defeasance(1)(2)(3)        169     $ 5,502,973,599     83.7%       150        84.7%          19         71.3%
Lockout/Defeasance or Yield
   Maintenance (4).........         6      $   600,850,736      9.1%         6         9.9%           0          0.0%
Lockout/Yield Maintenance(5)       21      $   297,366,528      4.5%        17         2.9%           4         25.1%
Yield Maintenance..........         5      $   174,733,000      2.7%         4         2.6%           1          3.6%

_______________

(1)   With respect to one mortgage loan (secured by the mortgaged property identified on Annex A to this prospectus supplement as 4411 West Olive
      Avenue), representing approximately 0.2% of the Initial Mortgage Pool
      Balance and 0.2% of the Initial Sub-pool 1 Balance, the related tenant has an option to purchase the mortgaged property for a purchase price of not less than $19,000,000. If the tenant exercises its purchase option prior to the defeasance period, then the borrower is required to prepay the mortgage loan, together with payment of an amount equal to the greater of
      (i) the yield maintenance premium and (ii) 6% of the amount prepaid. If the tenant exercises its purchase option during the defeasance period, then the borrower is required to defease the loan.

(2)   Includes 1 mortgage loan (secured by the mortgaged property identified on
      Annex A to this prospectus supplement as Peachtree Center), representing approximately 3.2% of the Initial Mortgage Pool Balance and 3.4% of the
      Initial Sub-pool 1 Balance, which permits the borrower to prepay the mortgage loan up to $75,000,000 at any time during the term of the mortgage loan with the payment of prepayment consideration equal to the greater of (x) 1% of the outstanding principal amount being prepaid and
      (y) the yield maintenance charge and to defease (in whole or in part) the remaining balance of the mortgage loan only after the lock-out period.

(3)   Includes 1 mortgage loan (secured by the mortgaged property identified on
      Annex A to this prospectus supplement as Fidelity Building), representing approximately 0.1% of the Initial Mortgage Pool Balance and 0.1% of the
      Initial Sub-pool 1 Balance, which generally provides for defeasance after a defeasance lockout period. However, the developer of the mortgaged property, St. Johns Town Center, LLC, has the right to purchase the mortgaged property if the borrower ceases to operate for business for more than 180 consecutive days. If the developer exercises this purchase option prior to the end of the defeasance lockout period, then the borrower has the right to prepay the mortgage loan with a yield maintenance charge equal to an amount equal to the greater of (x) the yield maintenance premium and (y) 1% of the outstanding principal amount being prepaid.

(4)   Includes 1 mortgage loan (secured by the mortgaged properties identified on Annex A to this prospectus supplement as Schron Industrial Portfolio), representing approximately 4.6% of the Initial Mortgage Pool Balance and
      5.0% of the Initial Sub-pool 1 Balance, which generally provides for defeasance only; provided, however that in connection with partial releases the borrower may cause the release of one or more individual mortgaged properties with prepayment that includes yield maintenance premium, as described under "Description of the Mortgage Pool--Terms and
      Conditions of the Trust Mortgage Loans--Release Provisions" in this prospectus supplement.

(5)   Includes one mortgage loan (secured by the mortgaged property identified on Annex A to this prospectus supplement as One Westchase Center), representing approximately 1.0% of the Initial Mortgage Pool Balance and
      1.0% of the Initial Sub-pool 1 Balance, which provides for payment of prepayment consideration equal to the greater of (x) 0.125% of the outstanding principal amount being prepaid and (y) the yield maintenance charge.

                                      S-98

      All of the mortgage loans, other than the mortgage loans identified on
Annex A to this prospectus supplement as Peachtree Center, Southern California
Portfolio, Hidden Ridge, First Industrial 3, Townhouse Center and First
Industrial 5 contain provisions for a prepayment lock-out period that is currently in effect. A lock-out period is a period during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part.
With respect to the mortgage loans that are in a prepayment lock-out period--

      o     the maximum remaining prepayment lock-out period as of the cut-off date is 137 months;

      o     the minimum remaining prepayment lock-out period as of the cut-off date is 9 months; and

      o     the weighted average remaining prepayment lock-out period as of the cut-off date is 90 months.

      Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the mortgage loans may occur under the circumstances described under
"--Other Prepayment Provisions" below.

      The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A to this prospectus supplement.

      Prepayment premiums and yield maintenance charges received on the mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the persons, in the amounts and in accordance with the priorities described under "Description of the Offered
Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance
Charges" in this prospectus supplement. See "Risk Factors--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as
Being Unenforceable--Prepayment Premiums, Fees and Charges" and "Legal Aspects
of Mortgage Loans--Default Interest and Limitations on Prepayments" in the
accompanying prospectus.

      Open Prepayment Periods. All of the mortgage loans that we intend to include in the trust (other than two mortgage loans, which provide for an open prepayment period that begins more than six months prior to stated maturity)
provide for an open prepayment period that generally begins not more than six months prior to stated maturity, although certain mortgage loans secured by multiple properties may permit prepayment in part during the applicable open period based on the allocated loan amount for such parcel and contain restrictions on any partial prepayment (including, for example, satisfaction of a DSCR test).

      Other Prepayment Provisions. Generally, the mortgage loans that we intend to include in the trust provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans that we intend to include in the trust may also in certain cases permit, in connection with the lender's application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration.

      Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in the prior paragraph.

      With respect to the mortgage loans secured by the mortgaged properties listed below (the "EARNOUT LOANS"), the amounts specified in the table below were funded into earnout reserves, pending satisfaction of certain conditions, including without limitation, achievement of certain debt-service coverage ratios, loan-to-value ratios, occupancy or other tests. If these tests are met by the borrower by a specified date, these amounts will be released to the borrower. If these tests are not met by the specified target date, these earnout amounts will be used by the related master servicer to prepay the related
Earnout Loan. If these earnout amounts are used to prepay the related Earnout
Loan, the related master servicer will reduce the monthly debt service payments accordingly to account for the new outstanding Earnout Loan balance. The DSCRs and LTVs shown in this prospectus supplement and in Annex A were calculated based on the principal balance of the Earnout Loans net of the related earnout amount or a portion thereof which may be applied to prepay the Earnout Loans. In addition, the LTVs at maturity for the Earnout Loans shown in this prospectus supplement and in the foldout pages on Annex A were calculated based on the as stabilized appraised values and under the assumption that the performance conditions were satisfied and the

                                      S-99

earnout amounts were released to the related borrower. The amounts beneath the captions "Full Loan Amount LTV" and "Full Loan Amount DSCR" are calculated based on the principal balance of those Earnout Loans including the related earnout amount. The following table sets forth certain information regarding the Earnout
Loans for which the master servicer will be required to use such earnout amount to prepay the related Earnout Loan. For each of the Earnout Loans, the earliest date, if any, on which any amounts may be so applied is set forth beneath the caption "Earliest Defeasance or Prepay Date."

                                                           % OF          % OF                                  FULL       NET OF
                                                          INITIAL      INITIAL      FULL LOAN      NET OF      LOAN      EARNOUT
                             EARNOUT        EARNOUT      MORTGAGE     SUB-POOL 1      AMOUNT      EARNOUT     AMOUNT       NCF
     PROPERTY NAMES          AMOUNT         RESERVE        POOL        BALANCE         LTV          LTV        DSCR        DSCR
-----------------------   ------------   ------------    --------     ----------    ---------     -------     ------     --------

The District II           $ 16,750,000   $ 17,973,000       0.7%         0.7%        86.40%        54.40%     0.76x       1.20x
Tuileries Plaza Phase I   $  1,050,000   $  1,155,000       0.2%         0.2%        80.50%        74.60%     1.14x       1.24x

                           EARLIEST                IF PREPAY,
                          DEFEASANCE                  YIELD
                          OR PREPAY     DEFEASE/     MAINT.
     PROPERTY NAMES          DATE        PREPAY    APPLICABLE
-----------------------   ----------    --------   ----------

The District II            11/6/2008     Prepay        Yes
Tuileries Plaza Phase I     7/1/2008     Prepay        Yes

      With respect to certain mortgage loans (other than the Earnout Loans), certain amounts were escrowed or a letter of credit was established at closing.
Such amounts placed in escrow or letter of credit may be released to the related borrower upon the satisfaction of certain conditions specified in the related mortgage loan documents. In the event such conditions are not satisfied, the related loan documents provide that the lender may hold the escrowed funds or the letter of credit as additional collateral for the related mortgage loan or, after expiration of the related defeasance lockout period, use such amounts or letter credit to partially defease the related mortgage loan. In addition, with respect to certain other mortgage loans with a performance related escrow or reserve, in the event such performance condition is not satisfied, the related loan documents may provide the master servicer with the option to hold such escrow amounts or the letter of credit as additional collateral or use such amounts or letter of credit to partially prepay the mortgage loan. The master servicer may determine, based on the servicing standard, that such amounts should be used to reduce the principal balance of the related mortgage loan.
Unless otherwise indicated in this prospectus supplement or Annex A to this prospectus supplement, all calculations with respect to the mortgage loans with reserves that are not Earnout Loans treat any reserves as fully disbursed.

      Release Provisions. Twenty-one multi-property mortgage loans, representing approximately 24.5% of the Initial Mortgage Pool Balance of which 16 mortgage loans are in Sub-pool 1, representing 23.4% of the Initial Sub-pool 1 Balance and the remaining 5 mortgage loans are in Sub-pool 2 representing 37.2% of the
Initial Sub-pool 2, permit the borrower to obtain a release of one or more of its properties from the lien of the mortgage in connection with a partial defeasance following the expiration of the Defeasance Lock-Out Period, subject to the satisfaction of certain conditions, including: (i) the deposit of
Government Securities in an amount generally equal to at least 125% of the allocated loan amount of the property or properties to be released (exceptions are listed below), (ii) in some cases, satisfaction of certain debt-service coverage ratio tests and (iii) no event of default. In some cases, the loan documents require that the Government Securities be in an amount equal to the greater of (i) the sale or refinancing proceeds and (ii) the specified percentage of the allocated loan amount for such mortgaged property. The following multi-property mortgage loans permit partial defeasance or partial prepayment with a release price in an amount less than 125% of the allocated loan amount for the mortgaged property to be released:

      o     With respect to the mortgage loan secured by a portfolio of 36 mortgaged properties, identified on Annex A to this prospectus supplement as Schron Industrial Portfolio, representing 4.6% of the
            Initial Mortgage Pool Balance and 5.0% of the Initial Sub-pool 1
            Balance, the loan documents permit the release of one or more individual mortgaged properties from the lien of the mortgage, subject to the satisfaction of certain conditions, including among others: (i) the aggregate amount of substituted and released properties does not exceed $50,000,000, (ii) prepayment in an amount equal to a yield maintenance premium and the greater of (x) 90% of the gross purchase price paid by a third-party purchaser of the applicable property and (y) 125% of the mortgage loan amount allocated to the applicable mortgaged property, and (iii) except with respect to the release of 95 Seaview Boulevard and 95
            Horseblock Road occurring prior to December 28, 2011, (a) the debt service coverage ratio for the 12 months ending on the most recently ended fiscal quarter (calculated to give effect to the release) must be equal to or greater than the debt service coverage ratio immediately prior to the release, (b) the ratio of the outstanding principal balance of the mortgage loan to the aggregate value of the remaining mortgaged properties may not increase and (c) rating agency confirmation that the release would not result in a downgrade, withdrawal or qualification of the then current ratings of any class of series 2007-GG9 certificates.

      o     With respect to the mortgage loan secured by the mortgaged properties, identified on Annex A to this prospectus supplement as
            TIAA RexCorp Long Island Portfolio, representing approximately 3.6%
            of the

                                      S-100

            Initial Mortgage Pool Balance and 3.9% of the Initial Sub-pool 1
            Balance, the related loan documents permit the release of any one or more of the related mortgaged properties, subject to the
            satisfaction of certain conditions, including among others that (i)
            the borrower delivers to the lender defeasance collateral in an amount equal to (a) 105% of the allocated loan amount for the property being released, if the allocated loan amount for the property being released (when combined with the allocated loan amounts of any prior properties released) is less than or equal to
            $94,360,000 or (b) 115% of the allocated loan amount for the property being released, if the property being released (when combined with the allocated loan amounts of any prior properties released) is greater than $94,360,000, (ii) after giving effect to such release and defeasance, the DSCR (calculated using actual cash flow and the actual debt service constant) for all of the remaining mortgaged properties is no less than 1.20x and (iii) if the date of the proposed release occurs on or after February 6, 2015, after giving effect to such release and partial defeasance, the aggregate
            LTV for all of the then remaining properties is not greater than
            61.8%. If the date of a proposed release occurs on or after February
            6, 2014, such release will only be permitted in connection with a sale of such mortgaged properties which is pursuant to an arms'
            length agreement with a third party not affiliated with any borrower and in which no borrower and no affiliate of any borrower has any controlling interest or any beneficial or economic interest in excess of 25% of the entire beneficial and economic interests in such third-party.

      o     With respect to the mortgage loan secured by the mortgaged properties, identified on Annex A to this prospectus supplement as
            Peachtree Center, representing approximately 3.2% of the Initial
            Mortgage Pool Balance and 3.4% of the Initial Sub-pool 1 Balance, the loan documents permit the related borrowers to obtain a release of any mortgaged property from the lien of the mortgage and obtain the release of the related borrower owning such mortgaged property from liability under the loan documents, subject to satisfaction of certain conditions, including among others: (i) either (or a combination of) prepayment with payment of prepayment consideration specified in the loan documents (provided that not more than
            $75,000,000 of the mortgage loan may be prepaid rather than defeased) and/or partial defeasance of the mortgage loan in an amount equal to the greater of (a) between 105% and 120% of the allocated loan amount for the mortgaged property being released
            (with the applicable percentage described in this clause (a) (the
            "PEACHTREE ALA PERCENTAGE") determined as described below), or (b)
            between 80% and 100% (with the applicable percentage described in this clause (b) (the "PEACHTREE PROCEEDS PERCENTAGE") determined as described below) of either the net sales proceeds (after costs and expenses of sale) from the third party sale of the mortgaged property or, if the mortgaged property is not sold in a third party sale, the fair market value of the mortgaged property as determined by appraisal; (ii) achievement of a debt service coverage ratio with respect to the mortgaged properties remaining immediately after such release (calculated on the basis of a debt service constant of
            7.22858% applied to the undefeased loan balance) not less than the greater of (x) the debt service coverage ratio with respect to the mortgaged properties immediately prior to such release and (y)
            between 1.00x and 1.20x (with the applicable debt service coverage ratio described in this clause (y) (the "PEACHTREE DSCR RATIO")
            determined as described below); and (iii) satisfaction, based upon then current appraised market values, of a loan to value ratio for the remaining mortgaged properties of not greater than the lesser of
            (xx) the loan to value ratio with respect to the mortgaged properties immediately prior to such release and (yy) between 75%
            and 80% (with the applicable loan to value ratio described in this clause (yy) (the "PEACHTREE LTV RATIO") determined as described below). The Peachtree ALA Percentage is determined pursuant to the loan documents and is either (a) 120% if the mortgaged property to be released is not being sold in a third party sale if and to the extent the total partial release prepayments and/or partial defeasance amounts in connection with the release of mortgaged properties not sold in third party sales exceeds $25,000,000 during the term of the loan, or otherwise (b) 105% for the portion of the prepayments and/or partial defeasances that aggregate up to the first $20,760,000 of the prepaid and/or partially defeased loan,
            110% for the next portion of the prepayments and/or partial defeasances until the total prepayments and/or partial defeasances aggregate $51,900,000, and 115% thereafter. The Peachtree Proceeds
            Percentage is determined pursuant to the loan documents and is either (x) 100% if the mortgaged property to be released is not being sold in a third party sale, or otherwise (y) 90% for the portion of the prepayments and/or partial defeasances that aggregate up to the first $20,760,000 of the prepaid and/or partially defeased loan, and 80% thereafter. The Peachtree DSCR Ratio is determined pursuant to the loan documents and is 1.00x for the portion of the prepayments and/or partial defeasances that aggregate up to the first $20,760,000 of the prepaid and/or partially defeased loan,
            1.10x for the next portion of the prepayments and/or partial defeasances until the total prepayments

                                      S-101

            and/or partial defeasances aggregate $51,900,000, and 1.20x thereafter. The Peachtree LTV Ratio is determined pursuant to the loan documents and is 80% for the portion of the prepayments and/or partial defeasances that aggregate up to the first $20,760,000 of the prepaid and/or partially defeased loan, and 75% thereafter.

      o     With respect to the mortgage loan secured by a portfolio of 14 mortgaged properties, identified on Annex A to this prospectus supplement as COPT Office Portfolio, representing 2.2% of the
            Initial Mortgage Pool Balance and 2.4% of the Initial Sub-pool 1
            Balance, the loan documents permit the defeasance and release of one or more mortgaged properties from the lien of the mortgage, subject to the satisfaction of certain conditions, including among others:
            (i) defeasance in an amount equal to 110% of the mortgage loan amount allocated to the applicable mortgaged property and (ii) after giving effect to the release, the debt service coverage ratio for the remaining mortgaged properties shall be equal to or greater than the greater of (a) the debt service coverage ratio immediately preceding the release and (b) 1.20x.

      o     With respect to the mortgage loan secured by the mortgage properties identified on Annex A to this prospectus supplement as Southern
            California Portfolio, representing approximately 2.0% of the Initial
            Mortgage Pool Balance and 2.2% of the Initial Sub-pool 1 Balance, the loan documents permit the related borrowers to obtain a release of one or more mortgaged properties from the lien of the mortgage, subject to satisfaction of certain conditions, including among others that (i) the related borrower prepays the principal of the mortgage loan in an amount equal to at least (a) the product of 100%
            and the loan amount allocated to such mortgaged property pursuant to the loan documents (until such time as the outstanding principal under the mortgage loan is less than 80% of the original principal under the mortgage loan), (b) thereafter, the product of 110% and the loan amount allocated to such mortgaged property pursuant to the loan documents, until such time as the outstanding principal under the mortgage loan is less than 70% of the original principal under the mortgage loan, (c) thereafter, the product of 115% and the loan amount allocated to such mortgaged property pursuant to the loan documents, until such time as the outstanding principal under the mortgage loan is less than 60% of the original principal under the mortgage loan, and (d) thereafter, the product of 120% and the loan amount allocated to such mortgaged property pursuant to the loan documents (and in the event that the release of a mortgaged property would result in a repayment of principal under the mortgage loan that straddles two or more of the above four categories, then the above percentages will increase incrementally as each such category is attained), together with all accrued and unpaid interest on the principal under the mortgage loan being prepaid, and the yield maintenance premium on the principal under the mortgage loan being prepaid, and (ii) after giving effect to such release and such prepayment, the ratio of (x) the net operating income of the mortgaged properties for the twelve (12) month period ending with the most recently completed calendar month (calculated by
            annualizing, in a customary and reasonable manner, net operating income for the then most recent full calendar month) to (y) the debt service with respect to such period (the "SOUTHERN CALIFORNIA DSCR")
            for all of the remaining mortgaged properties is not less than (a)
            1.035x, if after giving effect to such prepayment of the principal under the mortgage loan, the outstanding principal under the mortgage loan exceeds $120,000,000, and (b), in all other cases, the greater of (x) 90% of the Southern California DSCR immediately preceding such release and prepayment and (y) 1.3x.

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Lake Marriott and Orchard Parkway, representing approximately 1.6% of the Initial
            Mortgage Pool Balance and 1.8% of the Initial Sub-pool 1 Balance, the loan documents permit the partial defeasance and release of one or more mortgaged properties upon satisfaction of certain conditions set forth in the related loan documents, including that (i) the related borrower delivers to the lender an amount equal to the greater of (x) 70% of the net sales proceeds and (y) 120% of the allocated loan amount for the mortgaged property; (ii) the loan to value ratio of the remaining mortgaged properties does not exceed
            70%; and (iii) the underwritten debt service coverage ratio of the remaining mortgaged properties is not lower than the underwritten debt service coverage ratio of the mortgaged properties prior to the release.

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Hawaiian
            Retail Portfolio, representing approximately 1.0% of the Initial
            Mortgage Pool Balance and 1.0% of the Initial Sub-pool 1 Balance, the loan documents permit the partial defeasance and release of one or more mortgaged properties upon satisfaction of certain conditions set forth

                                      S-102

            in the related loan documents, including that: (i) the related borrower partially defeases the mortgage loan in an amount equal to the greater of (x) 100% of the net sales proceeds with respect to such mortgaged property and (y) 120% of the mortgage loan amount allocated to the applicable mortgaged property; (ii) no event of default then exists; and (iii) after giving effect to such release and defeasance, the debt service coverage ratio (calculated using annualized actual 6-month cash flow and the actual debt service constant) for the remaining mortgaged properties is not less than the greater of (x) the debt service coverage ratio immediately preceding the release and (y) 1.20x.

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Public Ledger
            Building, representing approximately 0.6% of the Initial Mortgage
            Pool Balance and 0.7% of the Initial Sub-pool 1 Balance, following the conversion of the mortgaged property to a condominium regime and the conversion of which floors two through five in the mortgage property to luxury residential apartments, the loan documents permit the partial defeasance and release of one or more of such floors two through five upon the sale of such floor and the satisfaction of certain conditions set forth in the related loan documents, including (i) that the related borrower delivers to the lender an amount equal to the greatest of (x) 90% of the net sales proceeds,
            (y) 90% of appraised fair market value and (z) 120% of the allocated loan amount for such floor; (ii) after giving effect to such release and defeasance, the debt service coverage ratio for the remaining property is not less than the greater of (x) 1.35x and (y) the debt service coverage ratio immediately preceding such release; and (iii)
            after giving effect to such release and defeasance, the ratio of the outstanding principal balance to the appraised "as is" fair market value of the remaining property is not more than 80%.

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Buckingham
            Portfolio, representing approximately 1.0% of the Initial Mortgage
            Pool Balance and 12.8% of the Initial Sub-pool 2 Balance, the related borrower may obtain a release of one or more mortgaged properties in connection with a sale of the mortgaged property, subject to the satisfaction of certain conditions set forth in the related loan documents, including among others: (i) prepayment in an amount equal to 110% of the mortgage loan amount allocated to the applicable mortgaged property; (ii) payment of the yield maintenance premium; (iii) no event of default then exists; and (iv) after giving effect to the release and prepayment, the debt service coverage ratio (calculated using annualized actual 3-month cash flow and the actual debt service constant) for the remaining mortgaged properties is not less than the greater of (x) the debt service coverage ratio immediately preceding the release and (y) 1.18x, which was the debt service coverage ratio at the closing of the mortgage loan.

      o     With respect to the mortgage loan secured by a portfolio of 6 mortgaged properties, identified on Annex A to this prospectus supplement as Life Time Fitness Portfolio representing approximately
            1.6% of the Initial Mortgage Pool Balance and 1.7% of the Initial
            Sub-pool 1 Balance, the loan documents permit the defeasance and release of up to two individual mortgaged properties from the lien of the mortgage, subject to the satisfaction of certain conditions, including among others: (i) defeasance in an amount equal to 120% of the mortgage loan amount allocated to the applicable mortgaged property together with the applicable yield maintenance premium on that amount, (ii) the debt service coverage ratio for the most recently ended fiscal quarter excluding the released property shall be equal to or greater than the debt service coverage ratio for the most recently ended fiscal quarter including the released property and (iii) rating agency confirmation that the release would not result in a downgrade, withdrawal or qualification of the then current ratings of any class of series 2007-GG9 certificates.

      o     With respect to the mortgage loan secured by a portfolio of 4 mortgaged properties, identified on Annex A to this prospectus supplement as Car Dealership Portfolio, representing approximately
            0.8% of the Initial Mortgage Pool Balance and 0.8% of the Initial
            Sub-pool 1 Balance, the loan documents permit the defeasance and release of one or more individual mortgaged properties from the lien of the mortgage, subject to the satisfaction of certain conditions, including among others: (i) defeasance in an amount equal to 125% of the mortgage loan amount allocated to the applicable mortgaged property, (ii) the debt service coverage ratio for the 12 month period ending on the most recently ended fiscal quarter (calculated to give effect to the release) shall be equal to or greater than the greater of (a) the debt service coverage ratio at origination and
            (b) the debt service coverage ratio immediately prior to the release and rating agency

                                      S-103

            confirmation that the release would not result in a downgrade, withdrawal or qualification of the then current ratings of any class of series 2007-GG9 certificates.

      o     With respect to the mortgage loan secured by a portfolio of 12 mortgaged properties, identified on Annex A to this prospectus supplement as Apollo Portfolio 1, representing 0.7% of the Initial
            Mortgage Pool Balance and 8.8% of the Initial Sub-pool 2 Balance, the loan documents permit the defeasance and release of one or more individual mortgaged properties from the lien of the mortgage, subject to the satisfaction of certain conditions, including among others: (i) defeasance in an amount equal to (a) a principal sum ranging from $2,600,000 to $6,937,500, depending on the particular mortgaged property and (b) a take out premium ranging from 5% to 20%
            of the principal sum, depending on the ratio of total released mortgaged properties to the original principal balance of the mortgage loan, (ii) payment of a yield maintenance premium and (iii)
            rating agency confirmation that the release would not result in a re-qualification, reduction or withdrawal of the then current ratings of any class of series 2007-GG9 certificates.

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Public Ledger
            Building, representing approximately 0.6% of the Initial Mortgage
            Pool Balance and 0.7% of the Initial Sub-pool 1 Balance, the loan documents permit the partial defeasance and release of one or more mortgaged properties upon satisfaction of certain conditions set forth in the related loan documents, including that the related borrower delivers to the lender an amount equal to the greater of
            (x) 90% of the net sales proceeds and (y) 120% of the allocated loan amount for the mortgaged property.

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Drye
            Portfolio - Concord 6, representing approximately 0.5% of the
            Initial Mortgage Pool Balance and 7.3% of the Initial Sub-pool 2
            Balance, the loan documents permit the partial defeasance and release of one or more mortgaged properties upon satisfaction of certain conditions set forth in the related loan documents, including among others that (a) the debt service coverage ratio for the remaining properties is equal or greater than the greater of (x)
            1.15x and (y) the debt service coverage ratio for the properties immediately prior to the partial release, and (b) the related borrower partially defeases the mortgage loan in an amount equal to the greater of (x) 50% of the net sales proceeds and (y) 110% of the allocated loan amount for the related mortgaged property, provided, however, that the related borrower may obtain a partial release for one individual property in connection with a partial defeasance in an amount equal to 100% of the allocated loan amount.

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Drye
            Portfolio - Concord 5, representing approximately 0.5% of the
            Initial Mortgage Pool Balance and 7.3% of the Initial Sub-pool 2
            Balance, the loan documents permit the partial defeasance and release of one or more mortgaged properties upon satisfaction of certain conditions set forth in the related loan documents, including among others that (a) the debt service coverage ratio for the remaining properties is equal or greater than the greater of (x)
            1.15x and (y) the debt service coverage ratio for the properties immediately prior to the partial release, and (b) the related borrower partially defeases the mortgage loan in an amount equal to the greater of (x) 50% of the net sales proceeds and (y) 110% of the allocated loan amount for the related mortgaged property, provided, however, that the related borrower may obtain a partial release for one individual property in connection with a partial defeasance in an amount equal to 100% of the allocated loan amount.

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Wisconsin
            Hotel Portfolio, representing approximately 0.4% of the Initial
            Mortgage Pool Balance and 0.5% of the Initial Sub-pool 1 Balance, the loan documents permit the partial defeasance and release of the related mortgaged property identified on Annex A to this prospectus supplement as the Holiday Inn Neenah Riverwalk upon satisfaction of certain conditions set forth in the related loan documents, including among others that (i) the related borrower partially defeases the loan in an amount equal to the greater of (x) 75% of the net sales proceeds and (y) 115% of the allocated loan amount for the mortgaged property and (ii) the debt service coverage ratio with respect to the remaining mortgaged properties is not less than the greatest of (x) 1.30x, (y) the debt service coverage ratio for the

                                      S-104

            mortgaged properties immediately prior to the partial release and
            (z) the debt service coverage ratio for the mortgaged properties on the closing date of the mortgage loan.

      o     With respect to the mortgage loan secured by a portfolio of 3 mortgaged properties, identified on Annex A to this prospectus supplement as Rubicon Industrial Portfolio, representing 0.4% of the
            Initial Mortgage Pool Balance and 0.4% of the Initial Sub-pool 1
            Balance, the loan documents permit the release of one or more mortgaged properties from the lien of the mortgage, subject to the satisfaction of certain conditions, including among others: (i) a principal payment in an amount equal to 120% of the mortgage loan amount allocated to the applicable Mortgaged Property, (ii) payment of the principal of the mezzanine debt in an amount equal to (a)
            $1,748,250 with respect to the 1491 Mount Zion Road and 4718-4722
            Helgesen Drive mortgaged properties or (b) $2,978,500 with respect to the 340 Emig Road mortgaged property, (iii) after giving effect to the release, the debt service coverage ratio for the remaining mortgaged properties shall be equal to or greater than (a) 1.30x and
            (b) 1.00x utilizing a mortgage constant equal to 9.5% and (iv) the
            1491 Mount Zion Road mortgaged property is not permitted to be the only remaining mortgaged property.

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as First
            Industrial 5 representing approximately 0.3% of the Initial Mortgage
            Pool Balance and 0.3% of the Initial Sub-pool 1 Balance, the loan documents permit the partial release of one or more mortgaged properties upon satisfaction of certain conditions set forth in the related loan documents, including among others, that the borrower delivers to the lender the sum of (i) a prepayment of principal in an amount equal to the greatest of (x) 115% of the allocated loan amount for the mortgaged property, (y) an amount that will not cause the debt service coverage ratio after the release to be less than the greater of the debt service coverage ratio as of the closing date of the mortgage loan and the debt service coverage ratio immediately prior to the release, and (z) an amount that will not cause the loan to value ratio after the release to be more than the lesser of the loan to value ratio as of the closing date of the mortgage loan and the loan to value ratio immediately prior to the release, and (ii) prepayment consideration in accordance with the loan documents.

      o     With respect to the mortgage loan secured by a portfolio of 7 mortgaged properties, identified on Annex A to this prospectus supplement as HJA Industrial Portfolio, representing 0.3% of the
            Initial Mortgage Pool Balance and 0.3% of the Initial Sub-pool 1
            Balance, the loan documents permit the defeasance and release of one or more mortgaged properties from the lien of the mortgage, subject to the satisfaction of certain conditions, including among others:
            (i) defeasance in an amount ranging between 121% to 125% of the mortgage loan amount allocated to the applicable mortgaged property,
            (ii) after giving effect to the release, the debt service coverage ratio for the remaining mortgaged properties shall be equal to or greater than 0.88x and (iii) after giving effect to the release, the loan-to-value ratio for the remaining mortgaged properties shall be equal to or less than 80%.

      o     With respect to the mortgage loan identified on Annex A to this prospectus supplement as Charlotte Park, representing 0.2% of the
            Initial Mortgage Pool Balance and 0.2% of the Initial Sub-pool 1
            Balance, the loan documents permit the defeasance and release of one or more mortgaged properties from the lien of the mortgage, subject to the satisfaction of certain conditions, including among others:
            (i) defeasance in an amount equal to (a) $5,185,000 with respect to
            4501 Charlotte Park Drive, (b) $5,855,000 with respect to 4601
            Charlotte Park Drive and (c) $6,460,000 with respect to 4651
            Charlotte Park Drive and (ii) after giving effect to the release, the debt service coverage ratio for the remaining mortgaged properties shall be equal to or greater than 1.15x.

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as First
            Industrial 3 representing approximately 0.2% of the Initial Mortgage
            Pool Balance and 0.2% of the Initial Sub-pool 1 Balance, the loan documents permit the partial release of one or more mortgaged properties upon satisfaction of certain conditions set forth in the related loan documents, including among others, that the borrower delivers to the lender the sum of (i) a prepayment of principal in an amount equal to the greatest of (x) 115% of the allocated loan amount for the mortgaged property, (y) an amount that will not cause the debt service coverage ratio after the release to be less than the greater of the debt service coverage ratio as of the closing date of the mortgage loan and the debt service coverage ratio immediately prior to the release, and (z) an amount that will not cause the loan to value ratio after the

                                      S-105

            release to be more than the lesser of the loan to value ratio as of the closing date of the mortgage loan and the loan to value ratio immediately prior to the release, and (ii) prepayment consideration in accordance with the loan documents.

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as StorQuest
            Self Storage Colorado, representing approximately 0.1% of the
            Initial Mortgage Pool Balance and 0.1% of the Initial Sub-pool 1
            Balance, the loan documents permit the partial defeasance and release of one or more mortgaged properties upon satisfaction of certain conditions set forth in the related loan documents, including among others, that the related borrower delivers to the lender an amount equal to the greater of (x) 100% of the net sales proceeds and (y) 115% of the allocated loan amount for the mortgaged property.

      o     With respect to the mortgage loan secured by a portfolio of 2 mortgaged properties, identified on Annex A to this prospectus supplement as Kentucky Retail Portfolio, representing approximately
            0.1% of the Initial Mortgage Pool Balance and 0.1% of the Initial
            Sub-pool 1 Balance, the loan documents permit the defeasance and release of an individual mortgaged property from the lien of the mortgage, subject to the satisfaction of certain conditions, including among others: (i) payment of an amount equal to (a)
            $2,160,000 (120% of the related allocated loan amount) with respect to the Greenway Mare Manor mortgaged property and (b) $4,290,000
            (120% of the related allocated loan amount) with respect to the
            Walgreens mortgaged property, together with interest accrued and unpaid on the mortgage loan amount allocated to the applicable mortgaged property and a partial yield maintenance premium, (ii)
            after giving effect to the release, the debt service coverage ratio shall be equal to or greater than 1.40x and (iii) rating agency confirmation that the release would not result in a
            re-qualification, reduction or withdrawal of the then current ratings of any class of series 2007-GG9 certificates.

      o     With respect to the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as
            7410 Woodman & 20615 Vanowen that are crossed collateralized with each other, representing approximately 0.1% of the Initial Mortgage
            Pool Balance and 0.9% of the Initial Sub-pool 2 Balance, the loan documents permit the partial defeasance and release of one or more mortgaged properties upon satisfaction of certain conditions set forth in the related loan documents, including among others, that
            (a) the related borrower delivers to the lender an amount equal to
            115% of the allocated loan amount for the applicable mortgaged property and (b) the combined debt service coverage ratio is not less than the greater of (x) 1.10x and (y) the combined debt service coverage ratio as determined by the lender based on the aggregate of the payments of principal and interest of the mortgage loan and the crossed mortgage loan, and the aggregate of the net operating income of the related mortgaged property and the related crossed mortgaged property, immediately prior to defeasance.

      In addition to the partial defeasance and partial prepayment releases permitted with respect to multi-property mortgage loans described above, the following mortgage loans contain provisions permitting a portion of the mortgaged property to be released from the lien of the related mortgage:

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as 51 JFK
            Parkway, representing approximately 1.3% of the initial mortgage pool balance and 1.4% of the initial sub-pool 1 balance, the related borrower may seek a release of its 50% condominium interest in an approximately 2.78 acre portion of the related condominium common areas from the lien of the mortgage upon the satisfaction of certain conditions specified in the related mortgage loan documents, including among others: (i) ensuring the condominium common area release parcel and the balance of the mortgaged property comply with all zoning laws and both the condominium common area release parcel and the balance of the mortgaged property will either (x) constitute separate, legally subdivided parcels of land and separate tax lots or (y) constitute a separate unit in the related condominium; (ii)
            endorsements to the related lender's title policy; and (iii) the borrower's payment of a deposit into the cash collateral subaccount in an amount equal to 70% of the fair market value of the borrower's interest in the released common area parcel (e.g., 35% of the fair market value of the entirety of the released common area parcel), in each case, as determined by an acceptable appraisal under the related mortgage loan documents.

                                      S-106

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Public Ledger
            Building, representing approximately 0.6% of the Initial Mortgage
            Pool Balance and 0.7% of the Initial Sub-pool 1 Balance, the borrower has the right, subject to compliance with certain terms and conditions set forth in the applicable loan documents, to convert the mortgaged property into a condominium form of ownership pursuant to which floors 2 through 5 in the property would be designated for development as luxury residential apartments and the balance of the property would be a commercial condominium. Following such conversion, the borrower under the mortgage loan will the right to obtain the release of one or more of such floors 2 through 5 from the lien of the Public Ledger loan documents upon its payment of a release price for each such floor calculated as set forth in the applicable loan documents. See also "--Risks Related to
            Construction, Redevelopment and Renovation at the Mortgaged
            Properties" above.

      o     With respect to the mortgage loan identified on Annex A to this prospectus supplement as Renaissance Atlanta Waverly Hotel, representing approximately 1.5% of the Initial Mortgage Pool Balance and 1.6% of the Initial Sub-pool 1 Balance, the loan documents permit the defeasance and release of a parcel of the mortgaged property used for parking from the lien of the mortgage in connection with the expansion or other development of the mortgaged property, subject to the satisfaction of certain conditions, including among others: (i) defeasance in an amount equal to (a) if the release is in connection with a sale to an unaffiliated third party in an arm's length transaction, the proceeds of the sale less the borrower's reasonable and customary expenses, unless the amount of net proceeds is less than $4,100,000, in which case it will be the greater of (x) the appraised value of the release parcel at the parcel's highest and best use, but no more than $4,100,000 or (y)
            the net proceeds of the sale of the released property or (b) in any other case, $4,100,000, (ii) the release does not result in a decrease in the debt service coverage ratio or an increase in the loan-to-value ratio, (iv) restrictions on use including gas station, dry cleaning, government-related and any use that is reasonably likely to have a material adverse effect on the value or operation of the mortgaged property, and (v) if the improvements on the release parcel will physically connect to or otherwise affect the structural integrity of the mortgaged property, then commencement of construction is conditioned on lender's receipt of a reasonably satisfactory completion guaranty from the sponsor or another guarantor.

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Abercorn
            Common, representing approximately 0.5% of the Initial Mortgage Pool
            Balance and 0.5% of the Initial Sub-pool 1 Balance, the related borrowers may seek a partial release of an approximate 3.33 acre tract of land behind the developed portion of the related mortgaged property, provided that certain conditions specified in the related loan documents are satisfied, among the following: (i) ensuring the release lot and the balance of the related mortgaged property comply with all zoning laws and will be assessed as separate tax parcels,
            (ii) obtaining endorsements to the related lender's title policy and
            (iii) rating agency confirmation that the release would not result in a re-qualification, reduction or withdrawal of the then current ratings of any class of series 2007-GG9 certificates.

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Enterprise
            Mill, representing approximately 0.2% of the Initial Mortgage Pool
            Balance and 0.2% of the Initial Sub-pool 1 Balance, the related borrower may seek a release of approximately 1.49 acres of the mortgaged property from the lien of the mortgage upon the
            satisfaction of certain conditions specified in the related mortgage loan documents, including among others: (i) ensuring the release lot and the balance of the mortgaged property comply with all zoning laws and both the release lot and the balance of the mortgaged property will each be assessed as a separate tax parcel; (ii)
            endorsements to the related lender's title policy and (iii) rating agency confirmation that the release would not result in a re-qualification, reduction or withdrawal of the then current ratings of any class of series 2007-GG9 certificates.

      o     With respect to the mortgage loan identified on Annex A to this prospectus supplement as University Business Park, representing approximately 0.1% of the Initial Mortgage Pool Balance and 0.1% of
            the Initial Sub-pool 1 Balance, the loan documents permit the defeasance and release of up to two of four specified parcels from the lien of the mortgage, subject to the satisfaction of certain conditions, including among others: (i) payment of a defeasance deposit ranging from $1,025,100 to $4,801,140, depending on

                                      S-107

            the particular parcel and the debt service coverage ratio and the loan-to-value ratio for the remaining portion of the Mortgaged
            Property, (ii) after giving effect to the release, the debt service coverage ratio for the remaining portion of the mortgaged property shall be equal to or greater than (a) 1.20x and (b) 0.90x utilizing a mortgage constant equal to 9.5%, (iii) after giving effect to the release, the loan-to-value ratio for the remaining portion of the mortgaged property shall be equal to or less than 80% and (iv)
            rating agency confirmation that the release would not result in a re-qualification, reduction or withdrawal of the then current ratings of any class of series 2007-GG9 certificates.

      o     With respect to the mortgage loan identified on Annex A to this prospectus supplement as Rogers Ranch, representing 0.1% of the
            Initial Mortgage Pool Balance and 0.1% of the Initial Sub-pool 1
            Balance, the loan documents permit the release of one or both of Lot
            1 and Lot 6 of the mortgaged property, subject to the satisfaction of certain conditions, including, among others, the payment of an amount equal to $639,107 for Lot 1 and $673,096 for Lot 6 as well as a yield maintenance premium.

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Townhouse
            Center, representing approximately 0.1% of the Initial Mortgage Pool
            Balance and 0.1% of the Initial Sub-pool 1 Balance, the loan documents permit the related borrower to obtain a release of a portion of the mortgaged property from the lien of the mortgage, subject to the satisfaction of certain conditions set forth in the related loan documents, including among others that (i) the borrower partially defeases the mortgage loan in an amount equal to the greater of (x) $761,875 and (y) 100% of the net sales proceeds from the sale of such portion of the mortgaged property; (ii) after giving effect to such release, the underwritten debt service coverage ratio for the remaining portion of the mortgaged property is not less than the greater of (x) the underwritten debt service coverage ratio immediately preceding such release and (y) 1.15x (the underwritten debt service coverage ratio as of the closing date of the mortgage loan); and (iii) after giving effect to the partial release, the loan to value ratio with respect to the remaining portion of the mortgaged property is not more than 75%.

      In addition, certain mortgage loans provide for the release or substitution of undeveloped land or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process.

      Substitution. The mortgage loans identified below, representing approximately 12.0% of the Initial Mortgage Pool Balance and 13.0% of the
Initial Sub-pool 1 Balance, permit the related borrower to replace one or more of the related mortgaged properties with a substitute property:

      o     With respect to the mortgage loan secured by a portfolio of 6 mortgaged properties, identified on Annex A to this prospectus supplement as Life Time Fitness Portfolio representing 1.6% of the
            Initial Mortgage Pool Balance and 1.7% of the Initial Sub-pool 1
            Balance, the loan documents permit the release of up to two individual mortgaged properties by simultaneously substituting one or more other properties for each released property, subject to the satisfaction of certain conditions, including among others: (i)
            substitutions, when aggregated with all permitted releases under the loan documents (a) may not exceed 20% of the mortgage loan without written rating agency confirmation that the release would not result in a downgrade, withdrawal or qualification of the then current ratings of any class of series 2007-GG9 certificates and (b) may not exceed 50% of the mortgage loan under any circumstances, (ii)
            substitution property is required to be leased to LTF Club
            Operations, Inc., which must be in occupancy, open for business and have commenced payment of rent, (iii) the market value of the substitute property at the time of substitution must equal or exceed the market value at origination of the mortgaged property it replaces, (iv) after giving effect to the substitution, the debt service coverage ratio for the remaining mortgaged properties for the 12-month period ending on the last day of the most recently ended fiscal quarter must be equal to or greater than the debt service coverage ratio immediately prior to the substitution, (v)
            after giving effect to the substitution, each of the aggregate revenue of the remaining mortgaged properties (calculated on a trailing 12-month basis), the earnings before taxes, depreciation, amortization and rent (calculated on a trailing 12-month basis) of
            LTF Club Operations, Inc. attributable to the remaining mortgaged properties and the number of memberships at the remaining mortgaged properties is equal to or greater than the applicable criteria immediately prior to the substitution and (vi) after giving effect to the substitution, the number of individual mortgaged properties is not less than 75% of the individual mortgaged properties prior to the substitution.

                                      S-108

      o     With respect to the mortgage loan secured by a portfolio of 36 mortgaged properties, identified on Annex A to this prospectus supplement as Schron Industrial Portfolio, representing 4.6% of the
            Initial Mortgage Pool Balance and 5.0% of the Initial Sub-pool 1
            Balance, the loan documents permit the release of one or more individual mortgaged properties by simultaneously substituting one or more other properties for each released property, subject to the satisfaction of certain conditions, including among others: (i)
            substitution is permitted no later than December 28, 2015, (ii)
            substitutions, when aggregated with all permitted releases under the loan documents (a) may not exceed 20% of the mortgage loan without written rating agency confirmation that the release would not result in a downgrade, withdrawal or qualification of the then current ratings of any class of series 2007-GG9 certificates and (b) may not exceed 30% of the mortgage loan under any circumstances, (iii) the market value of the substitute property at the time of substitution must equal or exceed the market value at origination of the mortgaged property it replaces, (iv) after giving effect to the substitution, the debt service coverage ratio for the remaining mortgaged properties must exceed the debt service coverage ratio at origination, and (iv) after giving effect to the substitution, the number of individual mortgaged properties is not less than 75% of the individual mortgaged properties prior to the substitution.

      o     With respect to the mortgage loan secured by a portfolio of 14 mortgaged properties, identified on Annex A to this prospectus supplement as COPT Office Portfolio, representing 2.2% of the
            Initial Mortgage Pool Balance and 2.4% of the Initial Sub-pool 1
            Balance, the loan documents permit the certain of the borrowers and guarantors to obtain the release of one or more of their related
            COPT Portfolio Properties by simultaneously substituting one or more other properties for each released property, subject to the satisfaction of certain conditions, including among others: (i) the payment of a fee equal to 0.50% of the allocated loan amount for the released property being released and the payment of all costs and expenses incurred by lender; (ii) no more than two mortgaged properties may be substituted in any one transaction (except with respect to certain mortgaged properties, which will be treated as one property for purposes of this criteria), (iii) after giving effect to the substitution, the debt service coverage ratio for the remaining properties shall be equal to or greater than the greater of (a) the debt service coverage ratio immediately preceding the substitution and (b) 1.10x, (iv) after giving effect to the substitution, the loan-to-value ratio for the remaining properties shall be equal to or less than the lesser of (a) the loan-to-value ratio immediately preceding the release and (b) 80%, (v) the cumulative amount of substituted properties must be less than (a)
            30% of the aggregate allocated loan amount of all of the mortgaged properties if none of the Colorado properties are being or have been substituted and (b) 40% of the aggregate allocated amount of all of the mortgaged properties if any of the Colorado properties are being or have been substituted and (vi) rating agency confirmation that the release would not result in a downgrade, withdrawal or qualification of the then current ratings of any class of series
            2007-GG9 certificates.

            If the substitution of a substitute property for a released property does not take place simultaneously as contemplated in the above paragraph, the proposed released property may still be released, subject to the satisfaction of certain conditions, including among other things: (i) the deposit with lender of substitution collateral in the form of cash or a letter of credit in an amount equal to the greater of (a) the then fair market value of the proposed released property and (b) the amount that would be required to purchase defeasance collateral necessary to release the property through partial defeasance and (ii) the delivery to lender of a REMIC opinion with respect to the substitution. If the proposed
            substitution fails to occur within 90 days after the release of the applicable released property, lender may apply the proceeds of the substitution collateral to purchase the defeasance collateral necessary to effect a partial defeasance of the released property.
            If the substitution collateral is insufficient, the related borrower or guarantor shall, within two business days of lender's demand for payment, pay to the lender the shortfall amount.

      o     With respect to the mortgage loan secured by the mortgaged properties, identified on Annex A to this prospectus supplement as
            TIAA RexCorp Long Island Portfolio, representing 3.6% of the Initial
            Mortgage Pool Balance and 3.9% of the Initial Sub-pool 1 Balance, prior to August 6, 2016, the related loan documents permit the release of one (or two, in the case of a simultaneous
            release/substitution of the 58 and 68 South Service Road properties only) of the mortgaged properties simultaneously substituting one or two (in the case of a simultaneous release/substitution of the 58 and 68 South Service Road properties) properties, subject to the satisfaction of certain conditions set forth in the related loan documents, including: (i) the payment of (A) a fee equal to the greater of (x) 0.25% of the allocated loan amount for the

                                      S-109

            TIAA RexCorp Long Island Portfolio property(ies) being released and
            (y) $50,000 and (B) all costs and expenses incurred by lender; (ii)
            the lender has received an appraisal, which is not more than 90 days old, of the substitute property(ies) indicating an aggregate fair market value of the substitute property(ies) that is equal to or greater than the fair market value of the released property(ies) (in the event that the fair market value of the substitute property(ies)
            is less than the fair market value of the released property, the borrower may partially defease the mortgage loan in an amount at least equal to the difference between the fair market value of the released property(ies) and the fair market value of the substitute property(ies); provided, however, that the borrower may only partially defease an amount up to, but not in excess of, 30% of the fair market value of the released property(ies)), (iii) after giving effect to the applicable release(s) and substitution(s), the debt service coverage ratio (calculated using actual cash flow and the actual debt service constant) for all of the remaining mortgaged properties is not less than 1.20x, provided that the borrower may partially defease the mortgage loan in an amount necessary to meet this debt service coverage ratio condition simultaneously with the release(s) and substitution(s) in question, (iv) after giving effect to the applicable release(s) and substitution(s), the aggregate loan to value for the remaining properties and the substitute
            property(ies) is not greater than 80%, (v) the lender has received confirmation from each rating agency that the substitution would not cause the downgrade, withdrawal or qualification of any rating then assigned to any outstanding certificates, (vi) the weighted average of the then remaining unexpired terms of the leases in effect at the substitute property(ies) will either (x) be equal to or longer than the weighted average of the then remaining unexpired terms of the leases in effect at the released property(ies), or (y) expire no earlier than February 6, 2019.

      Defeasance Loans. One hundred seventy-five of the mortgage loans, representing approximately 92.8% of the Initial Mortgage Pool Balance, of which
156 mortgage loans are in sub-pool 1, representing approximately 94.6% of the
Initial Sub-pool 1 Balance, and 19 mortgage loans are in sub-pool 2 balance, representing approximately 71.3% of the Initial Sub-pool 2 Balance, permit the respective borrowers to defease the subject mortgage loan in whole or, in some cases, in part, as described above under "--Release Provisions" during a period that voluntary prepayments are prohibited. Each of these mortgage loans permits the related borrower to obtain a release of all or a portion of the mortgaged property or properties, as applicable, from the lien of the related mortgage during specified periods and subject to specified conditions, by pledging to the holder of the mortgage loan the requisite amount of Government Securities.

      In general, the Government Securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that:

      o     will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or, in some instances, the expiration of the prepayment lock-out period; and

      o     will, in the case of each due date, be in a total amount at least equal to the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date.

      In connection with a defeasance, the related borrower will generally be required to deliver a security agreement granting a first priority security interest in the collateral to the trust, together with an opinion of counsel confirming, among other things, the first priority status of the security interest and a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related mortgage loan through maturity, or, in certain circumstances, the expiration of the prepayment lockout period.

      None of the mortgage loans permits defeasance prior to the second anniversary of the date of initial issuance of the offered certificates.

      Although many of the mortgage loans require that the Government Securities used as defeasance collateral consist of U.S. Treasury securities, subject to satisfaction of certain conditions set forth in the related loan documents
(including, in most cases, receipt of confirmation from the Rating Agencies that the use of other Government Securities would not cause a downgrade, withdrawal or qualification of the then-current ratings of any class of certificates), other types of obligations that constitute Government Securities may be acceptable as defeasance collateral.

                                      S-110

      Due-on-Sale and Due-on-Encumbrance Provisions. The mortgage loans that we intend to include in the trust generally contain "due-on-sale" and
"due-on-encumbrance" clauses. In general, except for the permitted transfers discussed below in this "--Due-on-Sale and Due-on-Encumbrance Provisions"
subsection, these clauses either:

      o     permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged property, or

      o     prohibit the borrower from transferring or encumbering the corresponding mortgaged property without the consent of the holder of the mortgage.

      See, however, "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage
Loans May Affect the Amount and Timing of Payments on Your Offered Certificates;
and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of
Those Losses, are Highly Unpredictable," "--Some Provisions in the Mortgage
Loans Underlying Your Offered Certificates May Be Challenged as Being
Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal Aspects of
Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in the
accompanying prospectus.

      The mortgage loans that we intend to include in the trust generally permit one or more of the following types of transfers (which transfers will not trigger the "due-on-sale" or "due-on-encumbrance" provisions):

      o     transfers of the corresponding mortgaged property if specified conditions are satisfied, which conditions generally include one or more of the following--

            1.    the Rating Agencies have confirmed that the transfer will not result in a qualification, downgrade or withdrawal of the then current ratings of the Certificates;

            2.    the transferee or its sponsors satisfies eligible transferee provisions set forth in the loan documents; and/or

            3.    the transferee is reasonably acceptable to the lender.

      o     a transfer of the corresponding mortgaged property, or transfers of ownership interests in the related borrower, to a person or persons affiliated with or otherwise related to the borrower;

      o     transfers by the borrower of the corresponding mortgaged property, or transfers of ownership interests in the related borrower, to specified entities or types of entities;

      o     issuance by the borrower of new partnership or membership interests;

      o     changes in ownership between existing shareholders, partners, members or to their respective affiliates, as applicable, of the related borrower;

      o     a transfer of non-controlling ownership interests in the related borrower;

      o     transfers of interests in the related borrower for estate planning purposes or otherwise upon the death or incapacity of a principal;

      o     transfers of undeveloped land or certain portions of the related mortgaged property not considered material in underwriting such mortgage loan;

      o     transfers and pledges of direct or indirect equity interests in borrower to specified entities or types of entities; or

      o     other transfers similar in nature to the foregoing.

                                      S-111

MORTGAGE POOL CHARACTERISTICS

      A detailed presentation of various characteristics of the mortgage loans that we intend to include in the pool, and of the corresponding mortgaged properties, on an individual basis and in tabular format, is shown on Annex A,
Annex B and Annex C to this prospectus supplement. The statistics in the tables and schedules on Annex A, Annex B and Annex C to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

SPLIT LOAN STRUCTURE

      The Mortgage Pool will include 8 mortgage loans that are each part of a split loan structure, also referred to as a Loan Group. A Loan Group generally consists of two or more mortgage loans that are each evidenced by a separate promissory note, but that are both or all, as the case may be, secured by the same mortgage instrument or instruments encumbering the related mortgaged property or properties. The mortgage loans in a Loan Group that are outside the trust may be subordinated or pari passu in right of payment with the mortgage loan included in the trust. The mortgage loans in a Loan Group are generally cross-defaulted and secured by the same mortgaged property. The allocation of payments to the respective mortgage loans in a Loan Group, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is reflected in the promissory notes evidencing those loans, an intercreditor agreement, or a co-lender agreement, as applicable, which also governs the respective rights of the noteholders, including in connection with the servicing of the mortgage loans in the Loan Group.

      The following is a brief description of the Loan Groups of which one mortgage loan is included in the trust--

      o     One of the Loan Groups, which is secured by the Merchandise Mart property, consists of two pari passu mortgage loans, one of which is included in the trust (the "NON-SERVICED TRUST LOAN") and the remaining loan is not included in the trust (the "NON-SERVICED
            COMPANION LOAN"). The Non-Serviced Companion Loan is owned by the trust fund ("2006-LDP9 TRUST") established pursuant to the pooling and servicing agreement related to the J.P. Morgan Chase Commercial
            Mortgage Securities Trust 2006-LDP9 Commercial Mortgage Pass Through
            Certificates, Series 2006 LDP9, among J.P. Morgan Chase Commercial
            Mortgage Securities Corp., as depositor, Midland Loan Services,
            Inc., as a master servicer, Capmark Finance Inc., as a master servicer, Wachovia Bank, National Association, as a master servicer,
            LNR Partners, Inc., as special servicer, LaSalle Bank National
            Association, as trustee, and Wells Fargo Bank, N.A., as paying agent. The Non-Serviced Trust Loan, representing approximately 2.7%
            of the Initial Mortgage Pool Balance and 2.9% of the Initial
            Sub-pool 1 Balance, is one of the ten largest mortgage loans in the
            Mortgage Pool. For a discussion of that mortgage loan, we refer you to "Annex B--Structural and Collateral Term Sheet--Ten Largest
            Mortgage Loans--Merchandise Mart."

      Seven of the Loan Groups, which are respectively secured by the Victoria
Ward Warehouse & Plaza, Poipu Shopping Village, Sheraton Portland, Linden Park,
Toringdon III, Toringdon V and Woodhaven properties consist of two mortgage loans, one senior mortgage loan that is included in the trust and one subordinate mortgage loan that is not included in the trust. With respect to these Loan Groups, to the extent DSCR or LTV ratios are shown in this prospectus supplement, unless otherwise specified, the DSCR and LTV ratio includes any pari passu Companion Loan, if applicable, but does not include the principal balance of the subordinate Companion Loan. The following chart identifies the LTV ratio and the DSCR for the Loan Groups with a subordinate Companion Loan:

         MORTGAGE LOAN               LOAN GROUP DSCR      LOAN GROUP LTV RATIO
-------------------------------  ---------------------  ------------------------
Victoria Ward Warehouse & Plaza          1.39x                  71.7%
Poipu Shopping Village                   1.24x                  87.9%
Sheraton Portland                        1.21x                  91.1%
Linden Park                              0.99x                  87.6%
Toringdon III                            1.11x                  85.0%
Toringdon V                              1.08x                  85.0%
Woodhaven                                1.11x                  79.5%

                                      S-112

      The payment priority between each Loan Group is as follows--

      o     with respect to the Loan Groups identified in the table below as
            Victoria Ward Warehouse & Plaza, Poipu Shopping Village, Sheraton
            Portland, Linden Park, Toringdon III, Toringdon V and Woodhaven
            (which are each comprised of one senior and one subordinate mortgage loan) prior to either (i) a monetary event of default with respect to the Loan Group or (ii) a material non-monetary event of default with respect to the Loan Group (or in the case of the Loan Groups identified in the table below as Toringdon III, Toringdon V and
            Woodhaven, when any portion of the Loan Group is accelerated or there is an event of default caused by certain insolvency events), the mortgage loan and the Companion Loan are pari passu in right of payment (i.e., each of the mortgage loans and each of the
            subordinate Companion Loans are entitled to their respective pro rata share of all payments of principal and interest, although holders of the mortgage loans will be paid their share prior to holders of the subordinate Companion Loans) and subsequent to the events described in clauses (i) and (ii) above, the mortgage loan will be senior in right of payment to its corresponding subordinate
            Companion Loan such that all amounts collected in respect of the
            Loan Group will first be used to pay interest and principal on the mortgage loan until its principal balance has been reduced to zero and then to pay interest and principal on the subordinate Companion
            Loan. With respect to the Loan Groups identified as Toringdon III,
            Toringdon V and Woodhaven, prior to a monetary default or material non-monetary default as described above, the borrower will make monthly debt service payments on the Companion Loan directly to the holder of the Companion Loan or its designee.

      o     with respect to the Loan Group identified in the table below as
            Merchandise Mart, and its corresponding pari passu Companion Loan, the mortgage loan in the trust and the corresponding pari passu
            Companion Loan is always pari passu in right of payment.

      The notes comprising each Loan Group amortize at the same monthly rate and mature at the same maturity date.

      The table below identifies each of the mortgage loans and its corresponding Companion Loan.

                                   LOAN GROUPS

                                          % OF
                                        INITIAL                      AGGREGATE
                           TRUST        MORTGAGE    % OF INITIAL     NON-TRUST                     NON-TRUST
                       MORTGAGE LOAN      POOL       SUB-POOL 1    MORTGAGE LOAN   NON-TRUST B     PARI PASSU
    MORTGAGE LOAN         BALANCE      BALANCE(1)    BALANCE(1)       BALANCE      NOTE BALANCE   LOAN BALANCE
--------------------   -------------   ----------   ------------   -------------   ------------   ------------

Merchandise Mart....   $175,000,000       2.7%          2.9%       $175,000,000        N/A        $175,000,000
Victoria Ward
    Warehouse &
    Plaza...........    $40,000,000       0.6%          0.7%        $28,500,000    $28,500,000        N/A
Poipu Shopping
    Village ........    $29,120,000       0.4%          0.5%         $2,880,000     $2,880,000        N/A
Sheraton Portland...    $15,360,000       0.2%          0.3%         $2,140,000     $2,140,000        N/A
Linden Park.........    $14,000,000       0.2%          0.2%         $2,300,000     $2,300,000        N/A
Toringdon III.......    $12,650,000       0.2%          0.2%           $790,625       $790,625        N/A
Toringdon V.........    $10,424,000       0.2%          0.2%           $651,500       $651,500        N/A
Woodhaven...........     $8,808,600       0.1%          0.1%           $490,000       $490,000        N/A

                       CONTROLLING
                         POOLING &      INITIAL      INITIAL
                         SERVICING      MASTER       SPECIAL
    MORTGAGE LOAN      AGREEMENT(2)   SERVICER(3)  SERVICER(4)
--------------------   ------------   -----------  -----------

Merchandise Mart....     2006-LDP9     Wachovia       LNR
Victoria Ward
    Warehouse &
    Plaza...........     2007-GG9      Wachovia       LNR
Poipu Shopping
    Village ........     2007-GG9      Wachovia       LNR
Sheraton Portland...     2007-GG9      Wachovia       LNR
Linden Park.........     2007-GG9      Wachovia       LNR
Toringdon III.......     2007-GG9      Wachovia       LNR
Toringdon V.........     2007-GG9      Wachovia       LNR
Woodhaven...........     2007-GG9      Wachovia       LNR

________________

(1)   All of the mortgaged properties in this table secure mortgage loans that are part of sub-pool 1.

(2)   2006-LDP9 refers to the pooling and servicing agreement entered into in connection with J.P. Morgan Chase Commercial Mortgage Securities Trust
      2006-LDP9 Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9.
      2007-GG9 refers to the pooling and servicing agreement for this transaction.

(3)   Wachovia refers to Wachovia Bank, National Association.

(4)   LNR refers to LNR Partners, Inc.

      Except for the Non-Serviced Loan Group, the co-lender agreement or intercreditor agreement, as applicable, for each Loan Group generally provides that both the mortgage loan(s) included in the trust and the corresponding
Companion Loan(s) will be serviced and administered pursuant to the pooling and servicing agreement.

      The Non-Serviced Loan Group will be serviced under the 2006-LDP9 PSA.

                                      S-113

      For a discussion regarding the directing holder with respect to the split loans, see "Servicing Under the Pooling and Servicing Agreement--The Directing
Holders" in this prospectus supplement.

      Certain rights of the holders of Subordinate Companion Loans are as follows--

      o     Purchase Option. Each co-lender agreement with respect to the Loan
            Groups identified above as Poipu Shopping Village, Sheraton
            Portland, Linden Park, Toringdon III, Toringdon V and Woodhaven
            provides that in the event that (a) any payment of principal or interest on the Loan Group is 90 days delinquent, (b) the Loan Group has been accelerated, (c) the principal balance of the Loan Group is not paid at maturity, (d) the borrower files a petition for bankruptcy, or (e) the Loan Group is a specially serviced mortgage loan (and the Loan Group is either in default or a default with respect thereto is reasonably foreseeable), the holder of the subordinate Companion Loan will have the right, by written notice to the trustee, given within 85 days (or 30 days in the case of the
            Loan Groups identified above as Toringdon III, Toringdon V and
            Woodhaven) of receipt of notice from the master servicer or the special servicer of such occurrence, to purchase the corresponding mortgage loan at a price equal to the sum of (i) the outstanding principal balance of such mortgage loan, (ii) accrued and unpaid interest thereon at the related interest rate up to (but excluding)
            the date of purchase, (iii) any unreimbursed servicing advances made by the master servicer, the special servicer, the trustee or the fiscal agent, (iv) any unpaid advance interest on any servicing or delinquent payment advances and (v) any unreimbursed fees payable to the master servicer and the special servicer.

            The co-lender agreement for the Loan Group identified above as
            Victoria Ward Warehouse & Plaza provides that in the event that the
            Loan Group is a specially serviced mortgage loan, the holder of the subordinate Companion Loan will have the right, by written notice to the trustee, given at any time that the Loan Group remains a specially serviced mortgage loan, to purchase the corresponding mortgage loan at a price equal to (i) the outstanding principal balance of the mortgage loan, (ii) accrued and unpaid interest thereon at the related interest rate up to (but excluding) the date of purchase, (iii) any other amounts due under the mortgage loan that are allocable to the holder of the senior Companion Loan, (d)
            any unreimbursed property advances and any expenses incurred in enforcing the related mortgage loan documents (including, without limitation, fees and expenses payable or reimbursable to the Master
            Servicer, the Special Servicer and/or the Trustee, including, without limitation, earned and unpaid special servicing fees, liquidation fees and workout fees and additional trust fund expenses), (e) any accrued and unpaid advance interest amount, (f)
            any recovered costs not previously reimbursed to the holder of the senior Companion Loan pursuant to the co-lender agreement, and (g)
            any other amounts owed by the borrower under the related mortgage loan documents.

      o     Cure Rights. The related co-lender agreement generally provides that in the event the related borrower fails to make any payment of principal or interest or the borrower otherwise defaults, the holder of the subordinate Companion Loan will have the right to cure such default within a limited number of days. The related co-lender agreement contains limitations on the number of cures that a holder of a subordinate Companion Loan may effect.

      o     Transfer Restrictions. The related co-lender agreement with respect to each of the Loan Groups with subordinate Companion Loans provides that transfers of more than 49% of the ownership of the related subordinate Companion Loan may only be made to (i) institutional lenders or investment funds exceeding a minimum net worth
            requirement and their affiliates, (ii) trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans, unless a ratings confirmation has been received.

      o     Consent Rights. The related co-lender agreement with respect to each of the Loan Groups identified above as Toringdon III, Toringdon V and Woodhaven provides that, until the holder of the subordinate
            Companion Loan fails to exercise its right to purchase the mortgage loan as discussed under "Purchase Option" above, the holder of the non-trust Companion Loan has the right to consent with respect to certain amendments, deferrals or modifications, including among others:

                                      S-114

                  (i)     increasing the interest rate or principal amount of
                          the mortgage loan or any other material monetary
                          obligations of the borrower under the mortgage loan
                          documents;

                  (ii)    modifying the interest due or the interest rate or
                          principal amount of the subordinate Companion Loan;

                  (iii)   shortening the scheduled maturity date of the mortgage
                          loan;

                  (iv)    increasing the term of the subordinate Companion Loan
                          to a date occurring after the maturity date of the
                          mortgage loan;

                  (v)     accepting a grant of any lien on or security interest
                          in any additional collateral unless the same shall
                          also secure the subordinate Companion Loan;

                  (vi)    cross-defaulting the mortgage loan with any other
                          indebtedness;

                  (vii)   obtaining any contingent interest, additional interest
                          or so-called "kicker"; or

                  (viii)  releasing the lien of the mortgage securing the
                          subordinate Companion Loan (except in connection with
                          a payment in full of the mortgage loan or as otherwise
                          provided in the mortgage loan documents as executed on
                          the date of origination of the mortgage loan).

ADDITIONAL LOAN AND PROPERTY INFORMATION

      Delinquencies. None of the mortgage loans that we intend to include in the trust was, as of the cut-off date, or has been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment.

      Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged properties for the mortgage loans that we intend to include in the trust--

      o     One hundred seventy-two of the mortgaged properties, securing 39.1%
            of the Initial Mortgage Pool Balance and 42.3% of the Initial
            Sub-pool 1 Balance, are each leased to one or more major tenants that each occupy 25% or more of the net rentable area of the particular mortgaged property.

      o     Sixty-one of the mortgaged properties, securing 9.7% of the Initial
            Mortgage Pool Balance and 10.5% of the Initial Sub-pool 1 Balance, are entirely or substantially leased to a single tenant.

      o     A number of companies are major tenants at more than one of the mortgaged properties. Annex A to this prospectus supplement identifies the three largest tenants at each mortgaged property. In addition, the tenants listed on Annex A may also be tenants (but not one of the largest three) at other mortgaged properties.

      Loan Purpose. Eighty-eight of the mortgage loans that we intend to include in the trust, representing approximately 51.0% of the Initial Mortgage Pool
Balance, of which 75 mortgage loans are in sub-pool 1, representing approximately 49.8% of the Initial Sub-pool 1 Balance and 13 mortgage loans are in sub-pool 2, representing approximately 64.8% of the Initial Sub-pool 2
Balance, were originated in connection with the borrowers acquisition of the mortgaged property that secures such mortgage loan and 113 of the mortgage loans that we intend to include in the trust, representing approximately 49.0% of the
Initial Mortgage Pool Balance, of which 102 mortgage loans are in sub-pool 1, representing approximately 50.2% of the Initial Sub-pool 1 Balance and 11 mortgage loans are in sub-pool 2, representing approximately 35.2% of the
Initial Sub-pool 2 Balance, were originated in connection with the borrowers refinancing of a previous mortgage loan.

      Certain tenant leases at the mortgaged properties have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter.

      Ground Leases. Eighteen of the mortgaged properties that we intend to include in the trust, representing approximately 11.5% of the Initial Mortgage
Pool Balance and 12.5% of the Initial Sub-pool 1 Balance, are secured

                                      S-115

by a mortgage lien on the borrower's leasehold interest in all or a material portion of the corresponding mortgaged property, but not by a mortgage lien on the fee interest in the portion of that property subject to the related ground lease. Except as discussed below, each ground lease, taking into account all exercised extension options and all options that may be exercised by the lender
(if not already exercised by the borrower), expires more than 20 years after the stated maturity of the related mortgage loan and the related ground lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee. To the extent "ground leases" are discussed in this prospectus supplement, the information applies to these air rights leases as well.

      In addition, we are aware of the following items related to the mortgage loans secured by leasehold interests:

      o     With respect to the mortgage loan secured by a portfolio of five (5)
            mortgaged properties identified on Annex A to this prospectus supplement as TIAA RexCorp Long Island Portfolio, representing approximately 3.6% of the Initial Mortgage Pool Balance and 3.9% of
            the Initial Sub-pool 1 Balance, with respect to 395 N. Service Road property, the related ground lease affecting such property expires on June 14, 2033. The ground lessor and the borrower have executed a new ground lease on substantially the same terms as the existing ground lease. The new ground lease is expected to become effective on June 14, 2033 and expires on June 14, 2081. Because it is an executory contract, the new ground lease may be rejected in bankruptcy.

      o     With respect to the mortgage loan identified on Annex A to this prospectus supplement as Peachtree Center, representing
            approximately 3.2% of the Initial Mortgage Pool Balance and 3.4% of
            the Initial Sub-pool 1 Balance, portions of the mortgaged property consist of twelve separate leasehold interests under twelve separate ground leases. In the case of each ground lease (i) the ground lessor is not required to enter into a new lease with the mortgagee if the ground lease is terminated due to a default or in connection with a bankruptcy by the ground lessee or otherwise, and (ii) the ground lessor is not required to obtain the consent of the mortgagee prior to entering into any amendment of the ground lease. The related borrowers have covenanted in the loan documents not to amend or terminate any of the ground leases without mortgagee consent, and the borrower's sponsor has provided a personal recourse guaranty with respect to such covenant.

      o     In the case of one mortgage loan identified on Annex A to this prospectus supplement as Peachtree Center, representing
            approximately 3.2% of the initial mortgage pool balance and 3.4% of the initial sub-pool 1 balance, the related mortgaged properties consist of a partial fee interest and partial leasehold interest under twelve separate ground leases. In order to obtain certain tax abatements, the borrowers may, subject to the lender's consent, convey the fee and leasehold interests in all or a portion of the mortgaged properties to the Fulton County Development Authority or similar agency (the "AUTHORITY"), which would enter into a ten year lease of the affected mortgaged property to the borrowers (the
            "AUTHORITY LEASE"), or certain of them (at the end of which the
            Authority would reconvey the affected mortgaged properties to such borrowers); as a result the fee and leasehold interests of the borrowers would become leasehold and subleasehold interests, and the affected mortgaged properties (or the leasehold interest therein, as applicable) would be owned by the Authority, which would not be a special purpose bankruptcy remote entity. The Authority would issue bonds (the "AUTHORITY BONDS") secured by the rental payments under the Authority Lease; while such rental payments may be substantial, the Authority Bonds would be owned by the borrowers or their affiliates such that the net effect of the rental payments would be an offset. The fee and leasehold interest of the Authority in the affected mortgaged property, and the Authority Lease and pledge of rental payments thereunder to secure the Authority Bonds, would be subject and subordinate to the mortgage securing the Peachtree
            Center mortgage loan.

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to the prospectus supplement as Poipu Shopping
            Village, representing approximately 0.4% of the Initial Mortgage
            Pool Balance and 0.5% of the Initial Sub-pool 1 Balance, the ground lease does not contain all of the standard mortgagee protections.
            The ground lease does not require the ground lessor to enter into a new ground lease upon the termination of the ground lease for any reason. To partially mitigate this risk, the loan documents provide for springing recourse to the related borrower and guarantor in the event that the ground lease is terminated as a result of the borrower's default thereunder and the lender's failure to exercise its right to cure such default, provided that such failure by the lender to cure arises as a result of (i)

                                      S-116

            the borrower's failure to provide the lender a copy of the applicable default notice, or (ii) the borrower or any guarantor taking any action intended or reasonably likely to hinder, delay, impair or prevent the lender from curing such default.

      o     In the case of the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Verizon
            Wireless Center, representing approximately 0.4% of the Initial
            Mortgage Pool Balance and 0.4% of the Initial Sub-pool 1 Balance, subsequent to the closing of the mortgage loan, the borrower has transferred the fee interest in the mortgaged property to Bernalillo
            County, New Mexico (the "COUNTY") and has subsequently leased the mortgaged property back from the County as a ground lessee. The lender has a first priority mortgage in the leasehold interest. The borrowers default under the related ground lease will constitute an event of default under the related loan documents. Upon the occurrence of an event of default under the related loan documents, the lender has the right to exercise an option to purchase the fee interest in the mortgaged property for nominal consideration of $1.

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to the prospectus supplement as 1900 Campus
            Walk, representing approximately 0.2% of the Initial Mortgage Pool
            Balance and 0.2% of the Initial Sub-pool 1 Balance, the lessor may terminate the ground lease, upon 90 days prior written notice, in the event that for a period of at least 18 months (not including periods of vacancy due to renovation, alteration or repair and restoration), less than 50% of the rentable square footage of the retail space of the mortgaged property is sublet to subtenants who are operating or actively preparing to commence operations at the mortgaged property. In the event of any such termination, the lessor must pay directly to or at the written direction of the lender the amount necessary to pay in full all of the obligations of the borrower under the mortgage loan (including any prepayment fee) or to defease the mortgage loan.

      o     With respect to the mortgage loan identified on Annex A to this prospectus supplement as Holiday Inn Charlotte representing 0.2% of the Initial Mortgage Pool Balance and approximately 0.2% of the
            Initial Sub-pool 1 Balance, under the terms of the ground lease, the lessor (Bank of America, N.A.) has the right to purchase the borrower's leasehold estate from the lender, at a purchase price equal to the principal of and accrued and unpaid interest on the mortgage loan through the date of purchase (but excluding any default interest or prepayment premiums payable under the loan documents), within thirty days after the date on which the lender forecloses on the mortgage pursuant to the terms of the loan documents. The sponsor of the mortgage loan is personally liable for any difference between the purchase price received from the lessor and all amounts due under the loan documents, including the prepayment premium.

      Other Financing. The borrowers are generally permitted to incur unsecured trade debt in the ordinary course of business and to the extent a borrower does not meet single-purpose entity criteria, such borrower is generally not restricted from incurring unsecured debt. In addition, the terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds as additional collateral for the benefit of the lender under the related mortgage loan. Such obligations may constitute a contingent reimbursement obligation of the related borrower. However, in most or all such cases, the related issuing bank or surety did not agree to subordination and standstill protection benefiting the lender.

      We are aware of the following borrowers that have incurred or are permitted to incur debt secured by the related mortgaged property:

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Noble Tech, representing approximately 0.5% of the Initial Mortgage Pool Balance and 0.6% of the Initial Sub-pool 1 Balance, the related borrower has incurred subordinate debt secured by the mortgaged property having a principal balance of $16 million as of the closing date of the mortgage loan, which debt is subject to a related intercreditor and subordination agreement.

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Town Center
            Apartments, representing approximately 0.2% of the Initial Mortgage
            Pool Balance and 2.8% of the Initial Sub-pool 2 Balance, the related borrower is entitled to incur subordinate debt subject to certain conditions specified in the loan documents including the following:
            (a)

                                      S-117

            the combined loan-to-value ratio does not exceed 60%; (b) the combined debt service coverage ratio is not less than 1.20x; and (c)
            an intercreditor agreement is executed; provided that the
            subordinate debt may not be secured by the mortgaged property without the approval of the special servicer and each rating agency.

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Stafford
            North Plaza, representing 0.1% of the Initial Mortgage Pool Balance and 0.1% of the Initial Sub-pool 1 Balance, the related borrower is entitled to incur subordinate debt in connection with the
            development of an outparcel or the expansion of in-line space, subject to the satisfaction of certain conditions, including among other things: (a) the combined loan-to-value ratio does not exceed
            75%, (b) the combined debt service coverage ratio is not less than
            1.20x, (c) an intercreditor agreement acceptable to the lender is executed and (d) rating agency confirmation that the subordinate debt would not result in a re-qualification, reduction or withdrawal of the then current ratings of any class of series 2007-GG9 certificates.

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Shops at
            Cypress, representing approximately 0.1% of the Initial Mortgage
            Pool Balance and 0.1% of the Initial Sub-pool 1 Balance, the related borrower is entitled to incur subordinate debt beginning on the third anniversary of the loan ordination date, subject to certain conditions specified in the loan documents including the following:
            (a) the combined loan-to-value ratio does not exceed 75%; (b) the combined debt service coverage ratio is not less than 1.05x; and (c)
            an intercreditor agreement acceptable to the lender is executed;
            provided that the subordinate debt may not be secured by the mortgaged property without the approval of the special servicer and each rating agency.

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Fairfield Inn
            & Suites Asheville, representing approximately 0.1% of the Initial
            Mortgage Pool Balance and 0.1% of the Initial Sub-pool 1 Balance, the related borrower is entitled to incur unsecured subordinate debt from its members, subject to certain conditions specified in the loan documents, including that: (a) the combined loan-to-value ratio does not exceed 85%; and (b) a subordination and standstill agreement acceptable to the lender is executed; provided that the subordinate debt may not be secured by the mortgaged property without the approval of the special servicer and each rating agency.

      See "Risk Factors--Risks Related to the Underlying Mortgage Loans--Some of
the Mortgaged Properties Are or May Be Encumbered by Additional Debt" in this prospectus supplement.

      Except as disclosed in the previous paragraphs, as disclosed under
"--Split Loan Structure" and in this subsection, we are not aware of any other borrowers under the mortgage loans that we intend to include in the trust that have incurred or are permitted to incur debt secured by the related mortgaged property.

      Based on information we received from the related Mortgage Loan Sellers, we are aware of the following borrowers (excluding borrowers that do not meet the single-purpose entity criteria) that have incurred or are permitted to incur unsecured debt:

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Branson
            Landing, representing 1.4% of the Initial Mortgage Pool Balance and
            1.5% of the Initial Sub-pool 1 Balance, the related borrower is permitted to incur unsecured subordinate debt up to an amount of
            $500,000 related to the acquisition of kiosks which debt would be secured by the kiosks. Since origination of the mortgage loan, the borrower has incurred $486,564 in debt secured by kiosks.

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Sacramento
            Corporate Center, representing approximately 0.6% of the Initial
            Mortgage Pool Balance and 0.7% of the Initial Sub-pool 1 Balance, the related borrower is entitled to incur unsecured subordinate debt subject to certain conditions specified in the loan documents including the following: (a) the total of the mortgage debt and the subordinate debt does not exceed 80% of the appraised value of the mortgaged property, (b) the ratio of net cash flow to total debt service will not be less than 1.04x and (c) an intercreditor agreement acceptable to lender is executed.

                                      S-118

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as 2121 Ponce de
            Leon Boulevard, representing approximately 0.5% of the Initial
            Mortgage Pool Balance and 0.5% of the Initial Sub-pool 1 Balance, the related borrower is entitled to obtain unsecured loans (the
            "2121 PONCE DE LEON BOULEVARD SUBORDINATE PARTNER LOANS") from the partners of the related borrower, subject to certain conditions specified in the loan documents including the following: (a) the
            2121 Ponce de Leon Boulevard Subordinate Partner Loans are not at
            any time in an aggregate amount in excess of $1,200,000, (b) the proceeds of the 2121 Ponce de Leon Boulevard Subordinate Partner
            Loans are used solely for operating, repairing, restoring or improving the mortgaged property and as operating capital for the related borrower (in each case, subject to the requirements of the loan documents), (c) the 2121 Ponce de Leon Boulevard Subordinate
            Partner Loans (x) are in all respects by their terms subordinate to the obligations and the loan documents, (y) are payable only from excess cash flow from the mortgaged property after payment of all amounts then due and owing under the loan documents, and (z) do not mature prior to the maturity date (but may be paid from excess cash flow as provided in clause (y) above), and (d) each partner of the related borrower executes a subordination and standstill agreement in substantially the form attached to the related loan agreement.

      o     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Homes of
            Azalea Park, representing approximately 0.2% of the Initial Mortgage
            Pool Balance and 2.1% of the Initial Sub-pool 2 Balance, the borrower is permitted to obtain unsecured loans from any member of the borrower, subject to certain conditions specified in the loan documents, including that (i) at any time the total outstanding principal balance of such loan does not exceed $530,000; and (ii) a subordination and standstill agreement acceptable to the lender is executed.

      Although the mortgage loans generally include restrictions on the pledging of the general partnership and managing member equity interests in the borrower, the mortgage loans generally permit the pledge of less than a controlling interest in the partnership or membership interests in a borrower. Mezzanine debt is secured by direct or indirect ownership interests in a borrower. While a mezzanine lender has no security interest in or rights to the related mortgaged properties, a default under the mezzanine loan could cause a change in control of the related borrower. Mortgage Loans with a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. Based on information received from the related Mortgage Loan
Sellers, we are aware of the following existing mezzanine indebtedness with respect to the mortgage loans:

                                                          % OF
                                                         INITIAL       % OF          INITIAL
                                                        MORTGAGE      INITIAL       PRINCIPAL
                                       CUT-OFF DATE       POOL      SUB-POOL 1      AMOUNT OF          HOLDER OF
            MORTGAGE LOAN                 BALANCE        BALANCE    BALANCE(1)    MEZZANINE DEBT    MEZZANINE LOAN
----------------------------------     ------------     --------    ----------   ----------------   --------------

John Hancock Tower & Garage at
  Clarendon (4)...................     $640,500,000        9.7%       10.5%      $ 472,172,000      GCFP/Lehman(5)
Merchandise Mart..................     $175,000,000        2.7%        2.9%      $ 300,000,000(6)         (7)
Southern California Portfolio          $133,500,000        2.0%        2.2%      $  23,500,000           GCFP
Midland Industrial Portfolio......     $ 24,050,000        0.4%        0.4%      $   8,700,000           GCFP
Lake Forest Village...............     $ 24,000,000        0.4%        0.4%      $   6,000,000           GCFP
Rubicon Industrial Portfolio           $ 26,375,000        0.4%        0.4%      $   6,475,000        Rubicon(9)
Linens HQ Clifton.................     $ 15,200,000        0.2%        0.2%      $   3,856,693       111 DAM (10)

                                       INTEREST     MEZZANINE
                                        RATE ON       LOAN
                                       MEZZANINE    MATURITY    INTERCREDITOR
            MORTGAGE LOAN                LOAN        DATE(2)     AGREEMENT(3)
----------------------------------    ----------  -----------   -------------

John Hancock Tower & Garage at
  Clarendon(4) ...................     L +3.940%    1/06/2008        Yes
Merchandise Mart .................      5.5725%    12/06/2016        Yes
Southern California Portfolio ....     L +3.650%   07/06/2007        Yes
Midland Industrial Portfolio .....        (8)      01/06/2008        Yes
Lake Forest Village ..............      9.000%     10/06/2016        Yes
Rubicon Industrial Portfolio .....      12.000%    12/06/2011        Yes
Linens HQ Clifton ................      10.961%    12/06/2013      Yes(11)

________________

(1)   All of the mortgaged properties in this table secure mortgage loans that are part of sub-pool 1

(2)   Co-terminus with the related mortgage loan maturity date.

(3)   Includes provisions stating that the mezzanine loan is subordinate to the mortgage loan and that no payments will be made on the mezzanine loan from funds derived from the related mortgaged property upon an event of default under the related mortgage loan.

(4)   The equity interests in the borrower of the mortgage loan included in the trust are pledged to secure the mezzanine loan made by the related mortgage loan seller, which is also secured by the equity interests in the borrowers of the mortgaged loans secured by eight other mortgaged properties not included in the trust.

(5)   GCFP and Lehman Brothers Holdings Inc. are each currently holding a portion of the mezzanine loan in the amount of $240,807,720 and
      $231,364,280, respectively.

(6)   The mezzanine debt includes three separate $100,000,000 mezzanine loans.

                                      S-119

(7)   Two of the three $100,000,000 mezzanine loans are each jointly held by
      Goldman Sachs Commercial Mortgage Capital, L.P. and Eurohypo AG, New York
      Branch; the third mezzanine loan is held by VNO-MM Mezzanine Lender LLC.

(8)   The mezzanine loan bears interest at (i) 1.5% over one-month LIBOR through
      May 5, 2007; (ii) through September 5, 2007, 1.5% over one-month LIBOR if the combined loan to value is not greater than 85%, or if the combined loan to value is greater than 85%, then 1.75% over one-month LIBOR; and
      (iii) after September 5, 2007, 2.5% over one-month LIBOR if the combined loan to value is not greater than 85% or if the combined loan to value is greater than 85%, then 3.5% over one-month LIBOR.

(9)   Rubicon refers to Rubicon Capital PTY Limited.

(10)  111 DAM refers to 111 Debt Acquisition Mezz LLC. 111 Debt Acquisition Mezz
      LLC may have assigned its rights to another entity following the loan closing.

(11)  There is an Intercreditor Agreement in place between the Mortgage Lender,
      GCFP and 111 Debt Acquisition Mezz LLC.

      In the case of the above described mortgage loans with existing mezzanine debt the holder of the mezzanine loan generally has the right to cure certain defaults occurring on the related mortgage loan and the right to purchase the mortgage loan from the trust if certain mortgage loan defaults occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the mortgage loan. The specific rights of the related mezzanine lender with respect to any future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above.

      With respect to the mortgage loans identified on Annex A to this prospectus supplement as TIAA RexCorp Long Island Portfolio, Omni Marathon
Reckson, 1305 Walt Whitman Road and 51 JFK Parkway, representing approximately
7.1% of the Initial Mortgage Pool Balance and approximately 7.7% of the Initial
Sub-pool 1 Balance, each of those mortgage loans permits certain entities that hold indirect interests in the related borrower to pledge (but not to foreclose
on) their indirect ownership interest in such borrower to an institutional lender providing a corporate line of credit or other financing.

      With respect to the mortgage loan identified on Annex A to this prospectus supplement as Pickwick Plaza, representing approximately 3.0% of the Initial
Mortgage Pool Balance and 3.3% of the Initial Sub-pool 1 Balance, the mortgage loan permits certain entities that hold indirect interests in the related borrower to pledge (but not to foreclose on) their indirect ownership interest in such borrower to an institutional lender providing a corporate line of credit or other financing, capped at the lesser of (i) an amount when added to the loan results in a debt service coverage ratio of 1.02x or (ii) $50,000,000.

      With respect to the mortgage loans identified on Annex A to this prospectus supplement as Two Rivers-Aurora Healthcare Clinic, Hartford-Aurora
Healthcare Clinic and Neenah-Aurora Healthcare Clinic, representing approximately 0.3%, 0.3% and 0.1%, respectively, of the Initial Mortgage Pool
Balance and 0.4%, 0.3% and 0.1%, respectively, of the Initial Sub-pool 1
Balance, the related borrower is permitted to issue preferred equity, subject to the satisfaction of certain conditions, including among other things: (i) the sum of the unpaid principal balance of the mortgage loan together with the preferred equity does not exceed the lesser of (a) a loan-to-value ratio of 93%
of the mortgaged property or (b) $28,682,400, $24,209,700 or $9,939,900, respectively and (ii) rating agency confirmation that the preferred equity would not result in a re-qualification, reduction or withdrawal of the then current ratings of any class of series 2007-GG9 certificates.

      With respect to the mortgage loan identified on Annex A to this prospectus supplement as 300 North Martingale, representing approximately 0.3% of the
Initial Mortgage Pool Balance and 0.3% of the Initial Sub-pool Balance, the related borrower is permitted to issue preferred equity, subject to the satisfaction of certain conditions, including among other things, that the sum of the unpaid principal balance of the mortgage loan together with the preferred equity (i) does not exceed a loan-to-value ratio of 85% of the mortgaged property, (ii) has a debt service coverage ratio greater than or equal to 1.10x and (iii) rating agency confirmation that the preferred equity would not result in a re-qualification, reduction or withdrawal of the then current ratings of any class of series 2007-GG9 certificates.

      With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Sailpointe at Lake
Monroe, representing approximately 0.2% of the Initial Mortgage Pool Balance

                                      S-120

and 3.3% of the Initial Sub-pool 2 Balance, any transfer of any direct membership interests in Germantown Venture, LLC, an Alabama limited liability company and the sole member of Fairway Sailpointe, LLC, to Fairway Investments,
L.L.C., an Alabama limited liability company, or an entity controlled by Fairway
Investments, L.L.C. is permitted so long as The Thompson Development Company,
Inc., an Alabama corporation, controls, directly or indirectly, Germantown
Venture, LLC and Fairway Investments, L.L.C. before and after such transfers.

      With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as 1900 Campus Walk, representing approximately 0.2% of the Initial Mortgage Pool Balance and 0.2% of
the Initial Sub-pool 1 Balance, in connection with a conversion of a portion of the office space subleased to Temple University into additional rooms for the inn located on the mortgaged property (the "INN EXPANSION"), the equity owners of the borrower may obtain a loan secured by their direct or indirect ownership interests in the borrower, subject to the satisfaction of certain conditions specified in the loan documents, including without limitation, that (i) the borrower obtain the lender's prior written consent to the mezzanine loan, in the lender's sole discretion; (ii) the amount of such mezzanine loan shall be strictly limited to the costs of completing the Inn Expansion; (iii) the ratio of the maximum principal balance of such mezzanine loan, plus the then outstanding principal balance of the mortgaged loan to the fair market value of the mortgaged property after giving affect to the Inn Expansion, does not exceed
85%; and (iv) the aggregate debt service coverage ratio after giving affect to the Inn Expansion is not less than 1.15x, as determined by the lender.

      With respect to the mortgage loans listed in the chart below, the related
Mortgage Loan Sellers have informed us that the direct and/or indirect equity owners of the borrower are permitted to pledge its interest in the related borrower as security for a mezzanine loan, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio and/or a combined minimum debt-service coverage ratio, as listed below:

                                                                                                      ACCEPTABLE
                                                                                                    INTERCREDITOR
                                          LOAN CUT-OFF      COMBINED MAXIMUM   COMBINED MINIMUM       AGREEMENT
            MORTGAGE LOAN                 DATE BALANCE         LTV RATIO             DSCR            REQUIRED(1)
-----------------------------------     ---------------     ----------------   ----------------     -------------

590 Madison Avenue.................     $   350,000,000           45%                2.00x               Yes
Schron Industrial Portfolio(2).....     $   305,000,000           80%                1.10x               Yes
TIAA RexCorp Long Island Portfolio.     $   235,900,000           85%                1.00x               Yes
Peachtree Center...................     $   207,600,000           85%                1.20x               Yes
Pickwick Plaza.....................     $   200,000,000           80%                1.02x               Yes
Omni Marathon Reckson..............     $   108,000,000           85%                1.00x               Yes
Lake Marriott and Orchard Parkway..     $   107,250,000           80%                1.15x               Yes
51 JFK Parkway.....................     $    87,500,000           85%                1.00x               Yes
Savvis Data Center.................     $    68,000,000           80%                1.20x               Yes
Buckingham Portfolio...............     $    63,250,000           90%                1.05x               Yes
Hawaiian Retail Portfolio..........     $    63,000,000           80%                1.15x               Yes
Baybrook Gateway...................     $    41,000,000           75%                1.15x               Yes
Victoria Ward Warehouse & Plaza....     $    40,000,000           75%                 (3)                Yes
Parmer Business Park...............     $    38,500,000           80%                1.15x               Yes
1305 Walt Whitman Road.............     $    35,000,000           85%                1.00x               Yes
Pines Center.......................     $    32,400,000           80%                1.10x               Yes
Arbrook Park Apartments............     $    29,000,000           80%                1.25x               Yes
Wisconsin Hotel Portfolio..........     $    27,940,000           80%                1.25x               Yes
Piazza Del Sol.....................     $    25,000,000           80%                1.15x               Yes
9350 Financial.....................     $    24,268,000           80%                1.20x               Yes
Midland Industrial Portfolio.......     $    24,050,000           N/A                1.00x               Yes
825 University.....................     $    19,000,000           N/A                1.00x               Yes
Southpark Corporate Center II......     $    18,000,000           N/A                1.00x               Yes
TBC Place..........................     $    16,850,000           85%                1.15x               Yes
Kihei Kalama.......................     $    16,000,000           80%                1.15x               Yes
1900 Campus Walk...................     $    13,900,000           85%                1.15x               Yes
Town Center Apartments.............     $    13,700,000           60%                1.20x               Yes
4411 West Olive Avenue.............     $    11,700,000           80%                1.20x               Yes
300 Main...........................     $    11,500,000           85%                1.10x               Yes
Orchard Centre.....................     $     9,300,000           75%                1.15x               Yes
University Business Park...........     $     8,500,000           80%                 (4)                Yes

                                      S-121

                                                                                                      ACCEPTABLE
                                                                                                    INTERCREDITOR
                                          LOAN CUT-OFF      COMBINED MAXIMUM   COMBINED MINIMUM       AGREEMENT
            MORTGAGE LOAN                 DATE BALANCE         LTV RATIO             DSCR            REQUIRED(1)
-----------------------------------     ---------------     ----------------   ----------------     -------------

Stafford North Plaza...............     $     7,500,000           75%                 1.20x              Yes
PETsMART Plaza.....................     $     6,500,000           85%                 1.10x              Yes
Memorial Houston CVS...............     $     5,000,000           90%                 1.00x              Yes
Centennial Square..................     $     4,975,000           85%                 1.07x              Yes
Palmhurst Shopping Center..........     $     4,200,000           85%                 1.10x              Yes

________________

(1)   Reasonably acceptable to lender based upon (or subject to) criteria in related loan documents.

(2)   Permitted mezzanine debt is capped at $50,000,000.

(3)   The loan documents require a minimum DSCR calculated on the basis of actual loan constant of 1.20x and a minimum DSCR calculated on the basis of a 9% assumed loan constant of 1.05x.

(4)   The loan documents require a combined minimum DSCR of 1.10x and a minimum
      DSCR on the mortgage debt alone of 1.15x.

      Except as disclosed under this "--Other Financing" subsection, we are not aware of any other mezzanine debt affecting borrowers under the mortgage loans that we intend to include in the trust.

      Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See "Risk Factors--Subordinate Debt
Increases the Likelihood That a Borrower Will Default on a Mortgage Loan
Underlying Your Offered Certificates" and "Legal Aspects of Mortgage
Loans--Subordinate Financing" in the accompanying prospectus.

      Zoning and Building Code Compliance. In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator examined whether the use and operation of the mortgaged property were in material compliance with zoning, land-use, building, fire and safety ordinances, rules, regulations and orders then applicable to that property.
Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. Where the property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, the related originator--

      o     determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

      o     determined that casualty insurance proceeds would be available in an amount estimated by the originator to be sufficient to pay off the related mortgage loan in full;

      o     determined that the mortgaged property, if permitted to be repaired or restored in conformity with current law, would in the
            originator's judgment constitute adequate security for the related mortgage loan; and/or

      o     required law and ordinance insurance.

      Lockboxes. Eighty-eight mortgage loans, representing approximately 83.0%
of the Initial Mortgage Pool Balance, of which 80 mortgage loans are in sub-pool
1, representing approximately 84.6% of the Initial Sub-pool 1 Balance, and 8 mortgage loans are in sub-pool 2, representing approximately 62.8% of the
Initial Sub-pool 2 Balance, generally provide that all rents and other income derived from the related mortgaged properties will be paid into one of the following types of lockboxes:

      o     HARD LOCKBOX. With respect to 69 mortgage loans, representing approximately 74.8% of the Initial Mortgage Pool Balance, of which
            68 mortgage loans are in sub-pool 1, representing approximately
            80.1% of the Initial Sub-pool 1 Balance, and 1 mortgage loan is in sub-pool 2, representing approximately 10.1% of the Initial Sub-pool
            2 Balance, the related borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender.
            With respect to hospitality properties that have a hard

                                      S-122

            lockbox, although cash or "over-the-counter" receipts are deposited into the lockbox account by the manager of the related mortgaged property, credit card receivables are required to be deposited directly into the hard lockbox account.

      o     SPRINGING LOCKBOX. With respect to 1 mortgage loan, representing approximately 1.5% of the Initial Mortgage Pool Balance, in sub-pool
            1, representing approximately 1.6% of the Initial Sub-pool 1
            Balance, the related borrower is required to cause all rents, credit card receipts, accounts, receivables, payments and other income derived from the related mortgaged properties to be directly deposited into a lockbox account controlled by the lender upon the occurrence of one or more trigger events specified in the loan documents. With respect to hospitality properties that have a springing lockbox, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager of the related mortgaged property upon the occurrence of one or more trigger events specified in the loan documents.

      o     SOFT LOCKBOX. With respect to 18 mortgage loans, representing approximately 6.7% of the Initial Mortgage Pool Balance, of which 11 mortgage loans are in sub-pool 1, representing approximately 3.0% of the Initial Sub-pool 1 Balance, and 7 mortgage loans are in sub-pool
            2, representing approximately 52.7% of the Initial Sub-pool 2
            Balance, the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account.

      Cash Management. With respect to lockbox accounts, funds deposited into the lockbox account are disbursed either:

      o     in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, current debt service payments, taxes and insurance and reserve account deposits with the remainder disbursed to the borrower (referred to as
            "in-place" cash management); or

      o     to the borrower on a daily or other periodic basis, until the occurrence of a triggering event, following which the funds will be disbursed to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits (referred to as "springing" cash management).

      Examples of triggering events may include:

      o     a decline, by more than a specified amount, in the net operating income of the related mortgaged property; or

      o     a failure to meet a specified debt-service coverage ratio; or

      o     a failure to satisfy a condition specified in the related loan documents; or

      o     an event of default under the related loan documents.

      The mortgage loans provide for cash management as follows:

                                                 % OF       NUMBER OF                   NUMBER OF
                                 NUMBER OF     INITIAL       MORTGAGE    % OF INITIAL    MORTGAGE     % OF INITIAL
                                 MORTGAGE      MORTGAGE      LOANS IN     SUB-POOL 1     LOANS IN      SUB-POOL 2
 TYPE OF CASH MANAGEMENT           LOANS     POOL BALANCE   SUB-POOL 1     BALANCE      SUB-POOL 2      BALANCE
--------------------------       ---------   ------------   ----------   ------------   ----------    ------------

Springing.................          58           39.8%          52             39.1%          6           48.2%
In-place..................          29           37.8%          27             39.7%          2           14.6%

In addition, certain of the mortgage loans include a "cash trap" feature under which, upon a triggering event such as those listed above, excess cash will not be released from the lender controlled account to the borrower; rather, the lender will be permitted to retain such excess cash as additional collateral for the mortgage loan or, in certain cases, the lender may apply such excess cash as a prepayment of the mortgage loan. Generally, such prepayment will not require yield maintenance. The pooling and servicing agreement will provide that the master servicer will not be permitted to apply any of such excess funds to the prepayment of the mortgage loan without the consent of the special servicer.

                                      S-123

      Property, Liability and Other Insurance. Although exceptions exist, such as in cases where tenants are permitted to self-insure, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged property the following insurance coverage--

      o     property insurance in an amount that generally is, subject to a customary deductible, at least equal to the lesser of--

            1.    the outstanding principal balance of the subject mortgage loan
                  (or, in the case of a Loan Group, the outstanding principal balance of the Loan Group), and

            2.    the full insurable replacement cost of the improvements
                  located on the insured property;

      o     if any portion of the improvements at the property was in an area identified in the federal register by the Federal Emergency
            Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is equal to the lesser of--

            1.    the outstanding principal balance of the subject mortgage loan
                  (or, in the case of a Loan Group, the outstanding principal balance of the Loan Group),

            2.    the full insurable value of the improvements on the insured property that are located in the area identified as having specific flood hazards,

            3.    the maximum amount of insurance available under the National
                  Flood Insurance Act of 1968, and

            4.    the full replacement cost of the improvements located on the mortgaged property;

      o     comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in such an amount as is generally required by reasonably prudent commercial lenders with respect to properties similar to the mortgaged properties in similar locales;
            and

      o     business interruption or rent loss insurance in an amount not less than the projected rental income or revenue from the insured property for at least 12 months.

      Substantially all of the mortgage loans that we intend to include in the trust provide that either (a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged properties and located in or around the region in which such mortgaged property is located) or (b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties. Substantially all of the borrowers have obtained the required insurance against damage caused by terrorism; however, most of these policies have exclusions from coverage for damage caused by nuclear, chemical or biological events.

      The mortgaged properties for the mortgage loans that we intend to include in the trust, including certain of those properties located in California, are generally not insured against earthquake risks. A seismic assessment was conducted with respect to each mortgaged property that is located in California or in seismic zone 3 or 4. The seismic reports concluded that such mortgaged properties were not likely to experience a probable maximum or bounded loss in excess of 20% of the estimated replacement cost of the improvements as a result of an earthquake and, therefore, neither of the borrowers nor any tenant occupying an entire mortgaged property was required to obtain earthquake insurance. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the mortgaged properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

                                      S-124

      Various forms of insurance are maintained with respect to any of the mortgaged properties for the mortgage loans included in the trust, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See "Risk Factors--Lack of Insurance Coverage Exposes a Trust to Risk for
Particular Special Hazard Losses" in the accompanying prospectus.

      The applicable originator(s) and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer may enter into such co insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee (indirectly in the case of the Non-Serviced Trust Loans) for the benefit of the series 2007-GG9 certificateholders for claims made against the trustee regarding the priority and validity of the borrowers' title to the subject mortgaged property.

ASSESSMENTS OF PROPERTY CONDITION

      Property Inspections. Each of the mortgaged properties securing a mortgage loan that we intend to include in the trust was inspected in connection with the origination or acquisition of that mortgage loan to assess its general condition.

      Appraisals. Each of the mortgaged properties securing a mortgage loan that we intend to include in the trust was appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Appraisal Foundation's Uniform Standards of
Professional Appraisal Practices. Each of those appraisals was conducted within
12 months of the origination of the related mortgage loan that we intend to include in the trust. The resulting appraised values and the dates of those appraisals are indicated on Annex A to this prospectus supplement. Each of the resulting appraisal reports or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions
Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. We have not independently verified the accuracy of that statement with respect to any of those properties.

      The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged property. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. There can be no assurance that another appraiser would have arrived at the same opinion of value. Moreover,
Appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus supplement is not intended to be a representation as to the past, present or future market values of the mortgaged properties. Historical operating results of the mortgaged properties used in these appraisals may not be comparable to future operating results. In addition, other factors may impair the mortgaged properties' value without affecting their current net operating income, including:

      o     changes in governmental regulations, zoning or tax laws;

      o     potential environmental or other legal liabilities;

      o     the availability of refinancing; and

      o     changes in interest rate levels.

      Environmental Assessments. A third-party consultant conducted a Phase I environmental assessment or updated a previously conducted Phase I environmental site assessment with respect to each mortgaged property. In all, such assessments or updates were completed during the 12-month period ending on the cut-off date.

                                      S-125

      The environmental testing conducted at any particular mortgaged property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in drinking water were performed in most instances only at multifamily rental properties and only when the originator(s)
of the related mortgage loan or the environmental consultant involved believed this testing was warranted under the circumstances.

      The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged properties. In cases where the testing identified the presence of asbestos-containing materials, lead-based paint and/or radon, the environmental consultant generally recommended, and the related loan documents generally required:

      o     the continuation or the establishment of an operation and
            maintenance plan to address the issue, or

      o     the implementation of a remediation program.

      If the particular asbestos-containing materials or lead-based paint was in poor condition, then this could result in a claim for damages by any party injured by the condition.

      In cases where the environmental assessment identified an adverse or potentially adverse environmental condition at the mortgaged property, the related originator(s) of the mortgage loan generally required the related borrower:

      o     to carry out the specific remedial measures prior to closing if no third party was identified as being responsible for the remediation;
            or

      o     to carry out the specific remedial measures post-closing and deposit with the lender a cash reserve in an amount generally equal to 100%
            to 125% of the estimated cost to complete the remedial measures; or

      o     to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

      o     to obtain environmental insurance (which contains specific coverage limits and deductibles and which may not be sufficient to cover all losses from certain environmental conditions); or

      o     to provide an environmental indemnity.

      Some borrowers under the mortgage loans may not have satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

      In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged property because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

      In several cases, the environmental assessment for a mortgaged property identified environmental problems at nearby properties. Such assessment generally indicated, however, that--

      o     the mortgaged property had not been affected or had been minimally affected,

      o     the potential for the problem to affect the mortgaged property was limited, or

      o     a person responsible for remediation had been identified.

      See "Risk Factors--Risks Related to the Underlying Mortgage Loans--Lending
on Income-Producing Real Properties Entails Environmental Risk" in this prospectus supplement.

      The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged properties is based on the results of the environmental assessments referred to in this "--

                                      S-126

Environmental Assessments" subsection and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

      There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged properties securing the mortgage loans.

      Engineering Assessments. In connection with the origination process, each mortgaged property securing the mortgage loans that we intend to include in the trust, was inspected by an engineering firm to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements with respect to some of those mortgaged properties. In cases where the cost of repair was deemed material, the related borrowers were generally required to deposit with the lender an amount generally equal to 125%
of the engineering firm's estimated cost of the recommended repairs, corrections or replacements to assure their completion or in some cases to have the repairs guaranteed by the sponsor or parent of the borrower in lieu of reserves.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

      On or before the date of initial issuance of the offered certificates, the following transfers of the underlying mortgage loans will occur. In each case, the transferor will assign the mortgage loans to be included in the trust, without recourse (other than the repurchase obligation of the applicable
Mortgage Loan Seller in connection with a breach of a representation or a warranty with respect to a mortgage loan sold by it), to the transferee.

                           ---------------------------
                              Mortgage Loan Sellers

                                      GCFP
                                 $3,099,004,714

                                      GSMC
                                 $2,836,419,150

                            GCFP and Lehman, Jointly
                                  $640,500,000
                           ---------------------------
                                       |
                                       |
                                       |      All mortgage loans
                                       |      $6,575,923,864
                                       |
                                       v
                           ---------------------------

                                Greenwich Capital
                            Commercial Funding Corp.

                           ---------------------------
                                       |
                                       |
                                       |      All mortgage loans
                                       |      $6,575,923,864
                                       |
                                       v
                           ---------------------------

                            Commercial Mortgage Trust
                                    2007-GG9

                           ---------------------------

      In connection with the foregoing transfers, the Mortgage Loan Sellers will be required to deliver to the trustee the following documents, among others, with respect to each mortgage loan, other than the Non-Serviced Trust Loan:

      o     either--

            1.    the original promissory note evidencing that mortgage loan, or

                                      S-127

            2.    if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

      o     the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument;

      o     the original or a copy of the co-lender agreement or intercreditor agreement, if such mortgage loan is part of a split loan structure;

      o     the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

      o     either--

            1.    an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to that mortgage instrument, or

            2.    a certified copy of that assignment as sent for recording;

      o     either--

            1.    an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents, or

            2.    a certified copy of that assignment as sent for recording; and

      o     an original or copy of the related lender's title insurance policy, or if a title insurance policy has not yet been issued, a
            "marked-up" commitment for title insurance or a pro forma policy.

      With respect to the Non-Serviced Loan Group, LaSalle Bank National
Association, as the trustee under the 2006-LDP9 PSA will hold the original documents related to such Loan Groups for the benefit of the 2006-LDP9 Trust and the trust fund formed by the pooling and servicing agreement for this transaction, other than the related note that is not an asset of the trust fund formed by the 2006-LDP9 PSA, which will be held by the trustee under the pooling and servicing agreement for this transaction.

      The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans in the trust, in trust for the benefit of the series 2007-GG9 certificateholders.
Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

      If, as provided in the pooling and servicing agreement--

      o     any of the above-described documents required to be delivered by the applicable Mortgage Loan Seller to the trustee is not delivered or is otherwise defective, and

      o     that omission or defect materially and adversely affects the interests of the series 2007-GG9 certificateholders in the subject loan,

then the omission or defect will constitute a material document defect as to which the trust will have the rights against the applicable Mortgage Loan
Seller, as applicable, described under "--Cures and Repurchases" below.

                                      S-128

      Within a specified period following the later of--

      o     the date on which the offered certificates are initially issued, and

      o     the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee will be required to submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above (other than with respect to the Non-Serviced Loan Group). Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

      As of the date of initial issuance of the offered certificates, each of the Mortgage Loan Sellers will make with respect to each mortgage loan sold by it that we include in the trust, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies as set forth and subject to the exceptions described in the related mortgage loan purchase agreement:

      o     The information pertaining to the mortgage loan set forth in the loan schedule attached to the pooling and servicing agreement is true and accurate in all material respects as of the cut-off date and contains all information required by the pooling and servicing agreement to be contained therein.

      o     Prior to the sale of the mortgage loan to the depositor, the
            Mortgage Loan Seller was the owner of such mortgage loan, had good title to it, had full right, power and authority to sell, assign and transfer such mortgage loan and has transferred such mortgage loan free and clear of any and all liens, pledges and security interests of any nature encumbering such mortgage loan other than with respect to loans in a split loan structure, the applicable companion loans.

      o     As of the date of its origination, the mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the mortgage loan, including applicable usury laws.

      o     The proceeds of the mortgage loan have been fully disbursed (except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the mortgaged property), and there is no requirement for future advances.

      o     The promissory note, each mortgage instrument, and each assignment of leases and rents, if any, with respect to the mortgage loan is the legal, valid and binding obligation of the maker thereof, subject to any nonrecourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a) bankruptcy, insolvency, receivership, reorganization, liquidation, redemption, moratorium and/or other similar laws and
            (b) by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and
            (2) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but those limitations will not render the subject agreement or instrument invalid as a whole or substantially interfere with the mortgagee's realization of the benefits provided by the subject agreement or instrument.

      o     Each related mortgage instrument is a valid and, subject to the exceptions and limitations in the preceding bullet, enforceable first lien on the related mortgaged property, except for Permitted
            Encumbrances and, with respect to mortgage loans with a split loan structure, the applicable companion loan. The Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged property or the current ability of the related mortgaged property to pay its obligations under the

                                      S-129

            subject mortgage loan when they become due (other than a balloon payment, which would require a refinancing).

      o     Subject to the exceptions and limitations on enforceability in the second preceding bullet, there is no valid offset, defense, counterclaim or right of rescission with respect to the promissory note or any related mortgage instrument or other agreement executed by the related borrower in connection with the mortgage loan.

      o     The assignment of each related mortgage instrument in favor of the trustee (or in the case of the Non-Serviced Trust Loan, the assignment in favor of the current holder of the mortgage)
            constitutes the legal, valid, binding and, subject to the
            limitations and exceptions in the third preceding bullet,
            enforceable assignment of that mortgage instrument to the trustee.

      o     All real estate taxes and governmental assessments that prior to the cut-off date became due and payable in respect of, and materially affect, any related mortgaged property, have been paid or are not yet delinquent, or an escrow of funds in an amount sufficient to cover those payments has been established.

      o     To the actual knowledge of the Mortgage Loan Seller, there is no proceeding pending for total or partial condemnation of each related mortgaged property that materially affects its value, and each related mortgaged property was free of material damage. With respect to the mortgaged properties that are located in counties in Alabama,
            Louisiana or Texas that, as of the cut-off date, are listed on the
            FEMA website as having been designated by FEMA for Individual
            Assistance or Public Assistance following Hurricane Katrina or
            Hurricane Rita, as of the cut-off date, there is no material damage.

      o     To the actual knowledge of the Mortgage Loan Seller, except where a tenant under a lease is permitted to self-insure, all insurance required under the mortgage loan was in full force and effect with respect to each related mortgaged property.

      o     As of the date of initial issuance of the offered certificates, the mortgage loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

      o     The related borrower is not a debtor in any bankruptcy,
            reorganization, insolvency or comparable proceeding.

      If, as provided in the pooling and servicing agreement--

      o     there exists a breach of any of the above-described representations and warranties made by the applicable Mortgage Loan Seller, and

      o     that breach materially and adversely affects (or in certain cases is deemed to materially and adversely affect) the interests of the series 2007-GG9 certificateholders in the subject mortgage loan,

then that breach will be a material breach as to which the trust will have the rights against the applicable Mortgage Loan Seller, as applicable, described under "--Cures and Repurchases" below.

CURES AND REPURCHASES

      If there exists a material breach of any of the representations and warranties made by the applicable Mortgage Loan Seller with respect to any of the mortgage loans sold by it, as discussed under "--Representations and
Warranties" above, or if there exists a material document defect with respect to any mortgage loan sold by it, as discussed under "--Assignment of the Underlying
Mortgage Loans" above, then the applicable Mortgage Loan Seller, as applicable, will be required either:

      o     to remedy that material breach or material document defect, as the case may be, in all material respects, or

                                      S-130

      o     to repurchase the affected mortgage loan at a price generally equal to the sum of--

            1.    the unpaid principal balance of that mortgage loan at the time of purchase, plus

            2.    all unpaid interest, other than Default Interest, due with respect to that mortgage loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

            3.    all unreimbursed servicing advances relating to that mortgage loan, plus

            4.    all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan, plus

            5.    to the extent not otherwise covered by clause 4. of this
                  bullet, all special servicing fees (including all unpaid
                  workout fees and liquidation fees due to the special servicer)
                  and other Additional Trust Fund Expenses related to that
                  mortgage loan, plus

            6.    if the affected mortgage loan is not repurchased by the
                  mortgage loan seller within the applicable cure period
                  (generally 90 days after discovery by or notice to the
                  applicable mortgage loan seller of such breach or defect,
                  plus, in certain cases, an additional 90 days as described in the next paragraph), a liquidation fee in connection with such repurchase (to the extent such fee is payable under the terms of the pooling and servicing agreement).

      The time period within which the applicable Mortgage Loan Seller must complete that remedy or repurchase will generally be limited to 90 days following the earlier of the responsible party's discovery or receipt of notice of the subject material breach or material document defect, as the case may be.
However, if the applicable Mortgage Loan Seller is diligently attempting to correct the problem, then, with limited exception, it will be entitled to an additional 90 days (or more in the case of a material document defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy or repurchase.

      If a material breach or a material document defect exists with respect to any mortgage loan (i) that is cross-collateralized with one or more other mortgage loans in the trust and the cross-collateralization can be terminated, or (ii) that is secured by a portfolio of mortgaged properties, then the applicable Mortgage Loan Seller will be permitted, subject to specified conditions including no adverse tax consequence for the trust, to repurchase only the affected mortgage loan or mortgaged property. Otherwise, such entire cross-collateralized group will be treated as a single mortgage loan for purposes of--

      o     determining the materiality of the subject breach or document defect, and

      o     the repurchase remedy.

      The cure/repurchase obligations described above will constitute the sole remedy available to the series 2007-GG9 certificateholders in connection with a material breach of any representations or warranties or a material document defect with respect to any mortgage loan in the trust. None of the depositor, the underwriters, the master servicer, the special servicer, the trustee, any other Mortgage Loan Seller nor any other person will be obligated to repurchase any affected mortgage loan in connection with a material breach of any of the representations and warranties or a material document defect if the applicable
Mortgage Loan Seller defaults on its obligations to do so. There can be no assurance that the applicable Mortgage Loan Seller will have sufficient assets to repurchase a mortgage loan if required to do so. If the breach or defect relates to the mortgage loan jointly originated by GCFP and the Lehman
Originator, each of GCFP and Lehman will be obligated to take these remedial actions only with respect to the portion of that mortgage loan sold by it.
Therefore, it is possible that under certain circumstances only one of those two
Mortgage Loan Sellers will repurchase or otherwise comply with the foregoing obligations.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

      The description in this prospectus supplement of the Mortgage Pool is based upon the Mortgage Pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered

                                      S-131

certificates, one or more mortgage loans may be removed from the Mortgage Pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the mortgage loans included in the trust described in this prospectus supplement, may vary, and the actual Initial Mortgage Pool Balance may be as much as 5% larger or smaller than the Initial Mortgage Pool Balance specified in this prospectus supplement.

      A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. We will file that current report on Form 8-K, together with the pooling and servicing agreement as an exhibit, with the SEC after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the Mortgage Pool, that removal or addition will be noted in that current report on Form 8-K.

               SERVICING UNDER THE POOLING AND SERVICING AGREEMENT

GENERAL

      The pooling and servicing agreement will govern the servicing and administration of the mortgage loans in the trust (other than the Non-Serviced
Trust Loan) as well as the servicing and administration of the Companion Loans
(other than the Non-Serviced Companion Loan), and any REO Properties acquired by the trust as a result of foreclosure or other similar action. The following summaries describe some of the provisions of the pooling and servicing agreement relating to the servicing and administration of those mortgage loans and REO
Properties. You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

      The pooling and servicing agreement provides that, except for the
Non-Serviced Loan Group, the master servicer and the special servicer must each service and administer the mortgage loans and the Companion Loans and any REO
Properties in the trust, directly or through the primary servicer or sub-servicers, in accordance with--

      o     any and all applicable laws,

      o     the express terms of the pooling and servicing agreement and, in the case of the Loan Groups, the related co-lender agreement,

      o     the express terms of the subject mortgage loans, and

      o     to the extent consistent with the foregoing, the Servicing Standard.

      In general, the master servicer will be responsible for the servicing and administration of each mortgage loan and the Companion Loans (other than the
Non-Serviced Loan Group)--

      o     as to which no Servicing Transfer Event has occurred, or

      o     that is a worked-out mortgage loan as to which no new Servicing
            Transfer Event has occurred.

      The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan and each Companion Loan
(other than the Non-Serviced Loan Group) as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each REO Property acquired by the trust.

                                      S-132

      Despite the foregoing, the pooling and servicing agreement will require the master servicer to continue to collect information and prepare all reports to the trustee required to be collected or prepared with respect to any specially serviced mortgage loans and, otherwise, to render other incidental services with respect to any such specially serviced assets to the extent provided in the pooling and servicing agreement. In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the pooling and servicing agreement.

      The master servicer will transfer servicing of a mortgage loan (other than the Non-Serviced Loan Group) to the special servicer upon the occurrence of a
Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist.
In the case of any Loan Group (other than the Non-Serviced Loan Group), the occurrence of a Servicing Transfer Event with respect to any mortgage loan in the Loan Group will automatically result in the occurrence of a Servicing
Transfer Event with respect to the other loans in the Loan Group.

      The Non-Serviced Loan Group is being serviced and administered in accordance with the 2006-LDP9 PSA (and all decisions, consents, waivers, approvals and other actions on the part of the holders of the Non-Serviced Loan
Group will be effected in accordance with the 2006-LDP9 PSA and related intercreditor agreements). Consequently, the servicing provisions set forth in this prospectus supplement and the administration of accounts will not be applicable to the Non-Serviced Loan Group, but instead the servicing and administration of the Non-Serviced Loan Group will be governed by the 2006-LDP9
PSA.

      The 2006-LDP9 PSA provides or will provide for servicing transfer events that are similar but not identical to those set forth in this prospectus supplement. Upon the occurrence of a servicing transfer event under the
2006-LDP9 PSA, servicing of the Non-Serviced Trust Loan and its related
Non-Serviced Companion Loan will be transferred to the related special servicer.

      Some of the mortgage loans that we intend to include in the trust are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

      In general, for so long as any mortgage loan that is part of a Loan Group is included in the trust (other than the Non-Serviced Loan Group), the related
Companion Loan will be serviced and administered under the pooling and servicing agreement generally as if it was a mortgage loan included in the trust.

SERVICING OF THE NON-SERVICED LOAN GROUP

      Merchandise Mart. The Non-Serviced Loan Group and any related REO property are being serviced under the 2006-LDP9 PSA. The 2006-LDP9 PSA provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the 2006-LDP9 PSA are generally similar to, but not identical to, the servicing arrangements under the pooling and servicing agreement for this transaction.

      In that regard:

      o     The 2006-LDP9 Master Servicer is Wachovia Bank, National Association
            and the 2006-LDP9 Special Servicer is LNR Partners, Inc. with respect to the servicing of the Non-Serviced Loan Group.

      o     The 2006-LDP9 Trustee will be the mortgagee of record for the
            Non-Serviced Loan Group.

      o     The master servicer, the special servicer or the trustee under the pooling and servicing agreement for this transaction will have no obligation or authority to supervise the 2006-LDP9 Master Servicer, the 2006-LDP9 Special Servicer or the 2006-LDP9 Trustee or to make servicing advances with respect to the Non-Serviced Loan Group. The obligation of the master servicer and the special servicer to provide information and collections to the trustee and the series
            2007-GG9 certificateholders with respect to the Non-Serviced

                                      S-133

            Loan Group will be dependent on their receipt of the corresponding information and collections from the 2006-LDP9 Master Servicer or the 2006-LDP9 Special Servicer, as applicable.

      o     The 2006-LDP9 Master Servicer will make servicing advances and remit collections on the Non-Serviced Trust Loan to or on behalf of the trust, but will not make P&I advances.

      o     The master servicer will be required to make P&I advances on the
            Non-Serviced Trust Loan, unless it has determined that such advances would not be recoverable from collections on that Trust Loan. The master servicer will be required to rely on a determination by the
            2006-LDP9 Master Servicer that a P&I advance with respect to the
            Non-Serviced Trust Loan is nonrecoverable.

      o     Pursuant to the 2006-LDP9 PSA, the workout fee and liquidation fee with respect to each of the Non-Serviced Trust Loan will be 1.0% and
            1.0%, respectively.

      o     With respect to the Non-Serviced Loan Group, the majority
            certificateholder of the controlling class for this transaction will be able to consult on a non-binding basis with the 2006-LDP9 Special
            Servicer with respect to certain proposed actions to be taken by the
            2006-LDP9 Master Servicer or the 2006-LDP9 Special Servicer. See
            "--The Directing Holders--Non-Serviced Loan Groups" below in this prospectus supplement.

      o     With respect to the Non-Serviced Loan Group, the 2006-LDP9 Special
            Servicer may be removed as special servicer, for cause or without cause, by the holder of the certificates representing a majority interest in the controlling class of the series 2007-GG9
            certificates, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the series 2006-LDP9 certificates and the series 2007-GG9 certificates.

      See "--Servicing Advances--Non-Serviced Loan Groups" and "--Fair Value
      Option--Non-Serviced Loan Groups" below in this prospectus supplement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

      The master servicing fee will be earned with respect to each and every mortgage loan in the trust, including each such mortgage loan--

      o     that is the Non-Serviced Trust Loan,

      o     that is being specially serviced,

      o     as to which the corresponding mortgaged property has become an REO
            Property, or

      o     that has been defeased.

      In the case of each mortgage loan in the trust, the master servicing fee will--

      o     be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a
            360-day year,

      o     accrue at the related master servicing fee rate,

      o     accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

                                      S-134

      o     be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO
            Property, from general collections on the other mortgage loans and
            REO Properties in the trust.

      The master servicer will also be entitled to a primary servicing fee with respect to each Companion Loan (excluding the Non-Serviced Companion Loan), however, such amounts will only be payable out of funds received in respect of such Companion Loans and will not be obligations of the Trust.

      The master servicing fee rate will vary on a loan-by-loan basis and ranges from 0.02% per annum to 0.08% per annum. The master servicing fee rate includes any servicing fee rate payable to any third-party servicers that sub-service or primary service the loans on behalf of the master servicer. See the administrative fee rate, which includes the master servicing fee rate and the trustee fee rate, stated on Annex A under the column heading "Administrative Fee
Rate."

      The Non-Serviced Trust Loan will be serviced by the 2006-LDP9 Master
Servicer under the 2006-LDP9 PSA. A master servicing fee will be payable on the
Non-Serviced Trust Loan to the master servicer by the trust at a master servicing fee rate of 0.01% per annum and a primary servicing fee will be payable to the 2006-LDP9 Master Servicer under the 2006-LDP9 PSA at a per annum primary servicing fee rate of 0.01% per annum.

      Additional Master Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive any and all
Prepayment Interest Excesses collected with respect to the entire Mortgage Pool.

      In addition, the master servicer will generally be authorized to invest or direct the investment of funds held in its custodial account, and in any and all escrow and/or reserve accounts maintained by the master servicer, in Permitted
Investments. See "--Custodial Account" below. In general, the master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the borrowers and, to the extent the investments are made for its benefit, will be required to cover any losses of principal from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

      All modification fees, assumption fees, assumption application fees, defeasance fees, extension fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the mortgage loans included in the trust will be paid to, or allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the pooling and servicing agreement. Similarly, all late payment charges and Default Interest, if any, collected with respect to a particular mortgage loan included in the trust during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

      o     to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances reimbursed to that party during that collection period with respect to that mortgage loan,

      o     to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to that mortgage loan and that, if paid from a source other than late payment charges and Default Interest collected with respect to that mortgage loan, would be an Additional Trust Fund
            Expense, or

      o     to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances but excluding special servicing fees, liquidation fees and workout fees, that were paid with respect to that mortgage loan in the 12-month period preceding the collection of those late payment charges and Default Interest, which payment was made from a source other than late payment charges and Default
            Interest collected with respect to that mortgage loan.

      Some or all of the items referred to in the prior paragraph that are collected in respect of any Companion Loan may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement.

                                      S-135

      Prepayment Interest Shortfalls. The pooling and servicing agreement generally provides that if any Prepayment Interest Shortfalls are incurred in connection with the voluntary prepayment by borrowers of non-specially serviced mortgage loans in the trust during any collection period, the master servicer must make a non-reimbursable payment with respect to the related payment date in an amount equal to the lesser of:

      o     the total amount of those Prepayment Interest Shortfalls, and

      o     with respect to each and every mortgage loan in the trust for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated, in each case, at an annual rate of 0.01% per annum.

      No other master servicing compensation will be available to cover
Prepayment Interest Shortfalls.

      Any payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series 2007-GG9 certificates on that payment date as described under "Description of the Offered
Certificates--Payments" in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any payment date to cover
Prepayment Interest Shortfalls is less than the total of all the Prepayment
Interest Shortfalls incurred with respect to the Mortgage Pool during the related collection period, then the resulting Net Aggregate Prepayment Interest
Shortfall will be allocated among the respective interest-bearing classes of the series 2007-GG9 certificates, in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered
Certificates--Payments--Payments of Interest" in this prospectus supplement.

      Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage loans and the Companion Loans will be--

      o     the special servicing fee,

      o     the workout fee, and

      o     the liquidation fee.

      The Special Servicing Fee. The special servicing fee will be earned with respect to each mortgage loan and each Companion Loan (excluding the
Non-Serviced Loan Group)--

      o     that is being specially serviced, or

      o     as to which the corresponding mortgaged property has become an REO
            Property.

      In the case of each mortgage loan referred to in the prior paragraph, the special servicing fee will--

      o     be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a
            360-day year,

      o     accrue at a special servicing fee rate of 0.35% per annum (with a minimum monthly fee of $4,000 for each specially serviced loan and
            REO property),

      o     accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

      o     generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust.

      The Non-Serviced Loan Group will have a similar special servicing fee payable under the 2006-LDP9 PSA.

      The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each mortgage loan and each Companion Loan
(excluding the Non-Serviced Loan Group) that is a worked-out mortgage

                                      S-136

loan. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of--

      o     interest, other than Default Interest,

      o     principal, and

      o     prepayment consideration,

received on the subject mortgage loan for so long as it remains a worked-out mortgage loan.

      The workout fee with respect to any worked-out mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer
Event occurs with respect to that loan. However, a new workout fee would become payable if that mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

      If the special servicer is terminated or replaced other than for cause or resigns, then it will retain the right to receive any and all workout fees payable with respect to each mortgage loan and Companion Loan that became a worked-out mortgage loan during the period that it acted as special servicer and remained a worked-out mortgage loan at the time of its termination, replacement or resignation. The resigning or terminated special servicer will also receive a workout fee on any worked-out mortgage loan for which the resigning or terminated special servicer has cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a worked-out mortgage loan solely because the borrower had not made three consecutive full and timely monthly payments and which subsequently becomes a worked-out mortgage loan as a result of the borrower making such three consecutive timely monthly payments, but such fee will cease to be payable in each case if the worked-out mortgage loan again becomes a specially serviced mortgage loan. The successor special servicer will not be entitled to any portion of those workout fees.

      Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2007-GG9 certificateholders.

      The Non-Serviced Loan Group will have a similar workout fee payable under the 2006-LDP9 PSA.

      The Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to (i) each specially serviced mortgage loan and
Companion Loan (excluding the Non-Serviced Loan Group) for which it obtains a full, partial or discounted payoff from the related borrower, except as described in the next paragraph and (ii) each specially serviced mortgage loan that was repurchased by the applicable mortgage loan seller, except as described in the next paragraph. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO
Property as to which it receives any Liquidation Proceeds, except as described in the next paragraph. As to each such specially serviced mortgage loan and REO
Property, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest.

      Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, amounts received in connection with:

      o     the repurchase of any mortgage loan in the trust by the applicable
            Mortgage Loan Seller due to a breach of representation or warranty or for defective or deficient mortgage loan documentation within 90 days of the discovery by or notice to the applicable Mortgage Loan
            Seller of such breach, defect or omission, as described under
            "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement. If the applicable Mortgage Loan Seller is entitled to an additional 90 days to repurchase a mortgage loan, as described under "Description of the Mortgage Pool--Cures and
            Repurchases" in this prospectus supplement, no liquidation fee will be payable during that additional 90-day period;

                                      S-137

      o     the purchase of any specially serviced mortgage loan out of the trust by any holder of a fair value purchase option, as described under "--Fair Value Option" below;

      o     the purchase of any defaulted mortgage loan in the trust by a related mezzanine lender in connection with repurchase rights set forth in the applicable intercreditor agreement within 60 days after the purchase right is first exercisable;

      o     the purchase of all of the mortgage loans and REO Properties in the trust by us, a mortgage loan seller, the special servicer, any certificateholder(s) of the series 2007-GG9 controlling class or the master servicer in connection with the termination of the trust or the exchange by a sole remaining series 2007-GG9 certificateholder for the remaining mortgage loans in connection with the termination of the trust, as described under "Description of the Offered
            Certificates--Termination" in this prospectus supplement; or

      o     the purchase of any mortgage loan that is part of a Loan Group by the holder of a related Companion Loan as described under
            "Description of the Mortgage Pool--Split Loan Structure" above in this prospectus supplement and within any period specified in such intercreditor agreement or co-lender agreement and if no such period is specified therein, within 90 days after the purchase right is first exercisable.

      Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2007-GG9 certificateholders.

      The Non-Serviced Loan Group will have a similar liquidation fee payable under the 2006-LDP9 PSA.

      Additional Special Servicing Compensation. As additional special servicing compensation, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO
Properties" below. In general, the special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds without any right to reimbursement.
The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer's REO account.

      All modification fees, assumption fees, assumption application fees, extension fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the mortgage loans will be paid to or allocated between, the master servicer and the special servicer in accordance with the pooling and servicing agreement. Similarly, all late payment charges and Default Interest, if any, collected with respect to a particular mortgage loan during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

      o     to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances reimbursed to that party during that collection period with respect to that mortgage loan,

      o     to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to that mortgage loan and that, if paid from a source other than late payment charges and Default Interest collected with respect to that mortgage loan, would be an Additional Trust Fund
            Expense, or

      o     to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances but excluding special servicing fees, liquidation fees and workout fees, that were paid with respect to that mortgage loan in the 12-month period preceding the collection of those late payment charges and Default Interest, which payment was made from a source other than late payment charges and Default
            Interest collected with respect to that mortgage loan.

      Some or all of the items referred to in the prior paragraph that are collected in respect of any Companion Loan may also be paid to, and allocated between the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement.

                                      S-138

      Payment of Expenses. Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

      Trustee Compensation. The trustee will be entitled to receive monthly, out of general collections with respect to the mortgage pool on deposit in its custodial account, the trustee fee. With respect to each calendar month, the trustee fee will equal one-twelfth of the product of 0.00033% multiplied by the total Stated Principal Balance of the entire Mortgage Pool outstanding immediately prior to the payment date in that month. In addition, the trustee will be authorized to invest or direct the investment of funds held in its custodial account and its interest reserve account in Permitted Investments. See
"--Custodial Account" and "--Interest Reserve Account" below. In general, the trustee will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the trustee's distribution account or interest reserve account meeting the requirements of the pooling and servicing agreement.

      Servicing Advances.

      Serviced Loans. Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer or the special servicer in connection with the servicing of a mortgage loan and any Companion
Loan under the pooling and servicing agreement (excluding the Non-Serviced Loan
Group), if a default is imminent or after a default, delinquency or other unanticipated event has occurred with respect to that loan, or in connection with the administration of any REO Property, will be servicing advances.
Servicing advances will be reimbursable from future payments and other collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation
Proceeds, in connection with the related mortgage loan or REO Property.

      The special servicer may request the master servicer to make servicing advances with respect to a specially serviced mortgage loan or REO Property under the pooling and servicing agreement, in lieu of the special servicer's making that advance itself. The special servicer must make the request a specified number of days in advance of when the servicing advance is required to be made under the pooling and servicing agreement. The master servicer, in turn, must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. The Special Servicer may elect to make certain servicing advances on an emergency basis.

      If the master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

      o     if it has actual knowledge of the failure, to give the master servicer notice of its failure; and

      o     if the failure continues for three more business days, to make the servicing advance.

      Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in the judgment of the master servicer or special servicer, as applicable, exercised in accordance with the Servicing Standard or the trustee, in its good faith business judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines is not recoverable from expected collections on the related mortgage loan or REO
Property, it may obtain reimbursement for that advance, together with interest on the advance, out of general collections on the mortgage loans and any REO
Properties on deposit in the master servicer's custodial account from time to time.

      The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses out of general pool-wide collections on deposit in the master servicer's custodial account. Servicing expenses that may be so paid include the cost to remediate any adverse environmental circumstance or condition at any of the mortgaged properties securing a mortgage loan. In addition, the pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay

                                      S-139

directly out of the master servicer's custodial account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO
Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2007-GG9 certificateholders and, if that specially serviced asset is a Loan Group (other than the Non-Serviced Loan Group), the holder of the related Companion Loan, as a collective whole.

      The master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, and compound annually, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable in the collection period when the advance is reimbursed--

      o     first, out of Default Interest and late payment charges collected on the related mortgage loan in that collection period, and

      o     then, if and to the extent that the Default Interest and late payment charges referred to in the preceding bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

      Non-Serviced Loan Group. None of the master servicer, the special servicer or the trustee will be required to make any servicing advances with respect to the Non-Serviced Loan Group.

      Servicing advances in the case of the Non-Serviced Loan Group will be made by the applicable master servicer or trustee in accordance with the 2006-LDP9
PSA on generally the same terms and conditions as are applicable under the pooling and servicing agreement for this transaction. If any servicing advances are made with respect to the Non-Serviced Loan Group under the 2006-LDP9 PSA, the party making that advance will be entitled to be reimbursed with interest thereon as set forth in the 2006-LDP9 PSA, including in the event that the applicable master servicer or trustee has made a servicing advance that it subsequently determines is not recoverable from expected collections on the
Non-Serviced Loan Group. However, the master servicer under the 2006-LDP9 PSA is entitled to collect their pro rata share of any non-recoverable advance from the
2007-GG9 Trust out of general collections.

THE DIRECTING HOLDERS

      General. The directing holder will be as follows:

      o     Non-Split Loans. With respect to the mortgage loans that are not part of a Loan Group, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the series 2007-GG9 certificates (or such holder's designee).

      o     Split Loans - Tier 1. With respect to the Loan Groups secured by the
            Victoria Ward Warehouse & Plaza property, for so long as a control appraisal event does not exist or the holder or holders of more than
            50% of the principal balance of the subordinate non-trust mortgage loan is not the mortgage loan borrower or a party related to the mortgage loan borrower, the directing holder will be the holder of the subordinate non-trust mortgage loan, and while a control appraisal event does exist or the holder or holders of more than 50%
            of the principal balance of the subordinate non-trust mortgage loan is the mortgage loan borrower or a party related to the mortgage loan borrower, the directing holder will be the holder of
            certificates representing a majority interest in a designated controlling class of the series 2007-GG9 certificates. The directing holder with respect to the tier 1 split loan will have the right to replace the applicable special servicer with or without cause. The holders of certificates representing a majority interest in the controlling class of series 2007-GG9 certificates will have non-binding consultation rights with respect to various matters affecting that mortgage loan.

      o     Split Loans - Tier 2. With respect to the Loan Groups secured by the
            Poipu Shopping Village property, the Sheraton Portland property and the Linden Park property, which are each part of a split loan structure that has one senior mortgage loan and one subordinate non-trust mortgage loan, for so long as a control

                                      S-140

            appraisal event does not exist or the holder or holders of more than
            50% of the principal balance of the subordinate non-trust mortgage loan is not the mortgage loan borrower or a party related to the mortgage loan borrower, the directing holder will be the holder of the applicable subordinate non-trust mortgage loan, and while a control appraisal event does exist or the holder or holders of more than 50% of the principal balance of the subordinate non-trust mortgage loan is the mortgage loan borrower or a party related to the mortgage loan borrower, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the series 2007-GG9 certificates. The directing holder with respect to each of the tier 2 split loans will not have the right to replace the applicable special servicer. Instead, the holders of certificates representing a majority interest in the controlling class of series 2007-GG9 certificates will have the right to replace the special servicer with respect to each of the tier 2 split loans and will also have non-binding consultation rights with respect to certain other matters affecting that mortgage loan.

      o     Split Loans - Tier 3. With respect to the Loan Groups secured by the
            Toringdon III property, the Toringdon V property and the Woodhaven property, which is part of a split loan structure that has one senior mortgage loan and one subordinate non-trust mortgage loan, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the series
            2007-GG9 certificates. The directing holder with respect to each of the tier 3 split loans will have the right to replace the applicable special servicer with or without cause. Although the holder of the applicable subordinate non-trust mortgage loan will not be the directing holder; it will have certain consent rights with respect to various matters affecting that mortgage loan as described under
            "Description of the Mortgage Pool -- Split Loan Structure" in this prospectus supplement.

            For purposes of determining the directing holder of each of the tier
            1 split loan and the tier 2 split loans, a "control appraisal event"
            will exist if and for so long as the initial principal balance of the applicable non-trust subordinate mortgage loan, less principal payments, appraisal reduction amounts and (without duplication)
            realized losses allocated thereto is less than 25% of the initial principal balance of such non-trust subordinate mortgage loan.

      o     Split Loans - Pari Passu. With respect to the Loan Group secured by the Merchandise Mart property, the directing holder will be the holder of the certificates representing a majority interest in a designated controlling class of the series 2006-LDP9 certificates, subject to the non-binding consultation rights of the holder of the
            Non-Serviced Trust Loan.

      The pooling and servicing agreement provides that a directing holder may appoint a representative to exercise the rights of the directing holder. The directing holder (or its representative) with respect to any Loan Group will have the right to advise and approve certain actions of the master servicer or the special servicer, as applicable, only as they relate to the related Loan
Group and any rights to replace the special servicer will be limited to the related Loan Group.

      Series 2007-GG9 Controlling Class. As of any date of determination, the controlling class of series 2007-GG9 certificateholders will be the holders of the most subordinate class of series 2007-GG9 certificates then outstanding (or such holders' designees), other than the class X, class R-I and class R-II certificates, that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series
2007-GG9 certificates, exclusive of the class X, class R-I and class R-II certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2007-GG9 certificateholders will be the holders of the most subordinate class of series 2007-GG9 certificates then outstanding (or such holders' designees), other than the class X, class R-I and class R-II certificates, that has a total principal balance greater than zero.
The class A-1, class A-2, class A-3, class A-AB, class A-4 and class A-1-A certificates will be treated as one class for purposes of determining and exercising the rights of the controlling class of series 2007-GG9 certificates.

      Rights and Powers of the Directing Holder.

      Serviced Loans. Neither the master servicer nor the special servicer will, in general, be permitted to take any of the following actions with respect to the mortgage loans it services as to which the directing holder (or its

                                      S-141

representative) has objected in writing within 10 business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action--

      o     any proposed or actual foreclosure upon or comparable conversion, which may include acquisition as an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

      o     any modification, extension, amendment or waiver of a monetary term, including the timing of payments, or any material non-monetary term
            (including any prohibition on additional debt or any material term relating to insurance other than a determination to allow a borrower to maintain insurance with a qualified insurer rated at least "A"
            from S&P and Fitch and "A2" from Moody's despite a higher standard in the related loan documents) of a mortgage loan in the trust;

      o     any proposed or actual sale of an REO Property in the trust, other than in connection with the termination of the trust as described under "Description of the Offered Certificates--Termination" in this prospectus supplement, for less than the unpaid principal balance of the related mortgage loan, plus accrued interest (other than Default
            Interest) thereon;

      o     any acceptance of a discounted payoff with respect to a mortgage loan in the trust;

      o     any determination to bring an REO Property, or the mortgaged property securing a defaulted mortgage loan, held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

      o     any release of collateral for a mortgage loan or any release of a borrower or any guarantor under a mortgage loan, other than in accordance with the terms of the mortgage loan (with no material discretion by the mortgagee), or upon satisfaction of the mortgage loan;

      o     any acceptance of substitute or additional collateral for a mortgage loan, other than in accordance with the terms of that mortgage loan
            (with no material discretion by the mortgagee);

      o     any waiver of a due-on-sale or due-on-encumbrance clause with respect to a mortgage loan;

      o     any acceptance of an assumption agreement releasing a borrower or a guarantor from liability under a mortgage loan;

      o     any acceptance of a change in the property management company, subject to certain thresholds set forth in the pooling and servicing agreement or, if applicable, hotel franchise for any mortgaged real property securing any mortgage loan in the trust;

      o     any extension of the maturity date of a mortgage loan;

      o     any determination by the special servicer that a Servicing Transfer
            Event pursuant to clause (2), (3) or (4) of that definition has occurred;

      o     any determination by the special servicer that a Servicing Transfer
            Event has occurred with respect to any mortgage loan in the trust solely by reason of the failure of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism; and

      o     taking any action to enforce rights against a mezzanine lender under the related intercreditor agreement;

provided that, in the event that the special servicer determines that immediate action is necessary to protect the interests of the certificateholders (as a collective whole) (or, in the case of a Loan Group (other than the Non-Serviced
Loan Group), to protect the interests of the certificateholders and the related
Companion Loan Holders (as a collective whole)), the special servicer may take any such action without waiting for the directing holder's response.

                                      S-142

      In addition, the directing holder (or its representative) may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the specially serviced mortgage assets in the trust fund that the directing holder (or its representative) may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

      No advice, direction or objection given or made by the directing holder
(or its representative), as contemplated by either of the two preceding paragraphs, may require or cause the special servicer or master servicer to violate any other provision of the pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus (including the special servicer's or master servicer's obligation to act in accordance with the
Servicing Standard), the related mortgage loan documents or the REMIC provisions of the Internal Revenue Code. Furthermore, the special servicer will not be obligated to seek approval from the directing holder (or its representative) for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan in the trust if--

      o     the special servicer has, as described above, notified the directing holder (or its representative) in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan, and

      o     for 60 days following the first of those notices, the directing holder (or its representative) has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing
            Standard.

      Additionally, with respect to the Victoria Ward Warehouse & Plaza Loan, the holder of the non-trust subordinate Companion Loan will have the right to consult with the special servicer on a non-binding basis with respect to:

      o     a modification, extension, amendment or waiver of any monetary term of the mortgage loan (including a change in the timing of payments)
            (other than default interest and late payment charges) or a modification, extension, amendment or waiver of any material non-monetary provision of the mortgage loan;

      o     any acceptance of a discounted payoff on the mortgage loan;

      o     any proposed or actual foreclosure upon or comparable conversion
            (which may include the acquisition of REO Property) of the ownership of the mortgaged property securing the mortgage loan or any acquisition of the mortgaged property by deed in lieu of
            foreclosure;

      o     any proposed or actual sale of the mortgaged property after it become REO Property (other than in connection with the termination of any trust created pursuant to the terms of the pooling and servicing agreement) for less than the purchase price specified in the pooling and servicing agreement;

      o     any release of collateral for the mortgage loan (other than in accordance with the terms of, or upon satisfaction of, the mortgage loan);

      o     any action to bring the mortgaged property securing the mortgage loan into compliance with applicable environmental laws;

      o     any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

      o     any acceptance of an assumption agreement releasing the mortgage loan borrower from liability under the mortgage loan;

      o     any acceptance of substitute or additional collateral for the mortgage loan (other than in accordance with the terms of the mortgage loan);

      o     any renewal or replacement of the then existing insurance policies
            (to the extent that such renewal or replacement policy does not comply with the terms of the mortgage loan) or any waiver, modification or

                                      S-143

            amendment of any insurance requirements under the mortgage loan documents, if Lender consent or approval is required under the mortgage loan documents;

      o     any approval of a material capital expenditure, if approval is required under the mortgage loan documents;

      o     any acceptance of a change in the property management company, if approval is required under the mortgage loan documents;

      o     any modification or waiver of any provision of the mortgage loan that restricts the mortgage loan borrower or its equity owners from incurring additional indebtedness;

      o     any adoption or approval of a plan in bankruptcy or reorganization of the mortgage loan borrower; and

      o     any extension of the maturity date of the mortgage loan.

      For purposes of the foregoing consultation rights, a "control appraisal event" will exist if and for so long as the initial principal balance of the applicable non-trust subordinate mortgage loan, less principal payments, appraisal reduction amounts and (without duplication) realized losses allocated thereto is less than 25% of the initial principal balance of such non-trust subordinate mortgage loan.

      Non-Serviced Loan Group. The rights of the directing holder with respect to the Non-Serviced Loan Group, as set forth in the 2006-LDP9 PSA, are substantially similar, but not necessarily identical, to the rights described above. Additionally, the holder of certificates representing a majority interest in the controlling class of the series 2007-GG9 certificates will have the right to consult with the 2006-LDP9 Special Servicer on a non-binding basis with respect to:

      o     any proposed foreclosure upon or comparable conversion (which may include acquisition as REO Property) of the ownership of the mortgaged property and the other collateral securing the mortgage loan;

      o     any modification, extension, amendment or waiver of a monetary term
            (including, without limitation, the timing of payments) or any material non-monetary term (including any material term relating to insurance) of the non-trust note or the note included in the
            2007-GG9 trust;

      o     any proposed sale of the mortgaged property for less than the unpaid principal amount of the mortgage loan, plus accrued and unpaid interest thereon, all amounts required to be paid or reimbursed to any servicer, special servicer and trustee under the 2006-LDP9 PSA and any unreimbursed advances and realized losses allocated to the non-trust note or the note included in the 2007-GG9 trust;

      o     any acceptance of a discounted payoff of the non-trust note or the note included in the 2007-GG9 trust;

      o     any determination to bring the mortgaged property (including if it is an REO Property) into compliance with applicable environmental laws or to otherwise address hazardous materials located at the mortgaged property;

      o     any release of collateral for the mortgage loan (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of, or upon satisfaction of, the non-trust note and the note included in the 2007-GG9 trust;

      o     any acceptance of substitute or additional collateral for the mortgage loan (other than in accordance with the terms of the mortgage loan);

      o     any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the mortgage loan, including any transfer or pledge of direct or indirect equity interests in the borrower to the extent approval is required under the mortgage loan documents;

      o     any acceptance of an assumption agreement releasing the Borrower from liability under the non-trust note or the note included in the
            2007-GG9 trust;

                                      S-144

      o     any renewal or replacement of the then existing insurance policies with respect to the mortgage loan to the extent that such renewal or replacement policy does not comply with the terms of the mortgage loan documents or any waiver, modification or amendment of any insurance requirements under the mortgage loan documents, in each case if lenders' approval is required under the mortgage loan documents;

      o     any approval of a material capital expenditure, if lenders' approval is required under the mortgage loan documents;

      o     any replacement of the property manager, if lenders' approval is required under the mortgage loan documents;

      o     any approval of the incurrence of additional indebtedness secured by the mortgaged property, if lenders' approval is required under the mortgage loan documents;

      o     any adoption or approval of a plan in bankruptcy of the borrower;

      o     any modification to a ground lease;

      o     any determination to apply casualty proceeds or condemnation awards toward repayment of the non-trust note or the note included in the
            2007-GG9 trust rather than toward restoration of the mortgaged property;

      o     the subordination of any lien created pursuant to the terms of the mortgage loan documents;

      o     any material alteration to the mortgaged property, to the extent the lender has approval rights with respect to such item in the related mortgage loan documents;

      o     any proposed amendment to any single purpose entity provision of the mortgage loan documents;

      o     any determination by any servicer that a servicing transfer event that is based on imminent default has occurred with respect to the non-trust note or the note included in the 2007-GG9 trust.

      Limitation on Liability of the Directing Holder. The directing holder and the directing holder representative will not be liable to the trust or the series 2007-GG9 certificateholders for any action taken, or for refraining from the taking of any action, pursuant to the pooling and servicing agreement, or for errors in judgment; except that the directing holder representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each series 2007-GG9 certificateholder acknowledges and agrees, by its acceptance of its series
2007-GG9 certificates, that:

      o     the directing holder or any directing holder representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2007-GG9 certificates;

      o     the directing holder or any directing holder representative may act solely in the interests of the holders of the series 2007-GG9 controlling class or the related Companion Loan, as applicable;

      o     the directing holder or any directing holder representative do not have any duties to the holders of any class of series 2007-GG9 certificates (other than the series 2007-GG9 controlling class if the directing holder representative was appointed by such class);

      o     the directing holder or any directing holder representative may take actions that favor the interests of the holders of the series
            2007-GG9 controlling class or the related Companion Loan, as the case may be, over the interests of the holders of one or more classes of series 2007-GG9 certificates; and

      o     the directing holder and any directing holder representative will have no liability whatsoever for having acted solely in the interests of the holders of the series 2007-GG9 controlling class or the related Companion Loan, as the case may be, and no series
            2007-GG9 certificateholder may take any action whatsoever against the directing holder or any directing holder representative for having so acted.

                                      S-145

      In addition, the directing holders of the Non-Serviced Loan Group will have limitations on their liability to the holders of the series 2007-GG9 certificates similar to those described above for the directing holder and its representative.

REPLACEMENT OF THE SPECIAL SERVICER

      The directing holder (or its representative) with respect to any mortgage loan (other than the Poipu Shopping Village Loan Group, the Sheraton Portland
Loan Group and the Linden Park Loan Group) may terminate an existing special servicer without cause, and appoint a successor to any special servicer that has resigned or been terminated. With respect to the Poipu Shopping Village Loan
Group, the Sheraton Portland Loan Group and the Linden Park Loan Group, the
holder of certificates representing a majority interest in a designated controlling class of the series 2007-GG9 certificates has the right to terminate the special servicer and appoint a replacement special servicer.

      If a holder of a Companion Loan has the right to terminate the special servicer, such holder will have the right to terminate the special servicer only with respect to the related Loan Group, and the replaced special servicer will continue to act as special servicer for the other mortgage loans.

      Any termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

      o     written confirmation from each of S&P, Moody's and Fitch that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the respective classes of series 2007-GG9 certificates or any Companion
            Loan Securities, and

      o     the written agreement of the proposed successor special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed successor special servicer.

      Any costs and expenses incurred in connection with the removal of a special servicer as described in this section that are not paid by the replacement special servicer will be paid by parties that exercised their rights to replace the special servicer.

      The 2006-LDP9 Special Servicer may be removed as special servicer for the
Non-Serviced Loan Group with or without cause, in each case by the majority holder of the controlling class of the 2007-GG9 trust who will appoint a replacement special servicer, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the certificates issued in any securitization containing a portion of the Non-Serviced Loan Group.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      Due-on-Sale. Subject to the discussion under "--The Directing Holders"
above, the special servicer will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right that the lender under any mortgage loan (other than the Non-Serviced Trust Loan) may have under a due-on-sale clause to accelerate payment of that mortgage loan. The special servicer may not waive any rights of the lender or grant consent under any due-on-sale clause, unless--

      o     the special servicer has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then current ratings then assigned by the rating agency to the series 2007-GG9 certificates or any Companion Loan Securities, or

      o     such mortgage loan (A), together with all mortgage loans
            cross-collateralized with such mortgage loan, represents less than
            5% the principal balance of all of the mortgage loans, (B) together with all mortgage loans cross-collateralized with such mortgage loan, has a principal balance that is $35 million or less, and (C)
            is not one of the 10 largest mortgage loans in the pool based on principal balance.

      Due-on-Encumbrance. Subject to the discussion under "--The Directing
Holders" above, the special servicer will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right that

                                      S-146

the lender under any mortgage loan (other than the Non-Serviced Trust Loan) may have under a due-on-encumbrance clause to accelerate payment of that mortgage loan. The special servicer may not waive any rights of the lender or grant consent under any due-on-encumbrance clause, unless--

      o     the special servicer has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then current ratings then assigned by the rating agency to the series 2007-GG9 certificates or any Companion Loan Securities,

      o     such mortgage loan (A), together with all mortgage loans
            cross-collateralized with such mortgage loan, represents less than
            2% of the principal balance of all of the mortgage loans, (B)
            together with all mortgage loans cross-collateralized with such mortgage loan, has a principal balance that is $20 million or less,
            (C) is not one of the 10 largest mortgage loans in the pool based on principal balance, (D) does not have an aggregate loan-to-value ratio (including existing and proposed additional debt) that is equal to or greater than 85%, and (E) does not have an aggregate debt-service coverage ratio (including the debt service on the existing and proposed additional debt) that is equal to or less than
            1.2x, or

      o     the encumbrance relates to the grant of an easement, right-of-way or similar encumbrance that the special servicer determines will not have a material adverse impact on the value, use or operation of the mortgaged property or the ability of the borrower to perform its obligations under the mortgage loan.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

      The pooling and servicing agreement will permit the special servicer to modify, extend, waive or amend any term (including, with respect to waivers, a term requiring terrorism insurance) of any mortgage loan or Companion Loan
(other than the Non-Serviced Loan Group) if that modification, extension, waiver or amendment:

      o     is consistent with the Servicing Standard, and

      o     except under the circumstances described below, will not--

            1.    affect the amount or timing of any scheduled payments of
                  principal, interest or other amounts, including prepayment premiums and yield maintenance charges, but excluding Default
                  Interest and other amounts constituting additional servicing compensation, payable under the mortgage loan,

            2.    affect the obligation of the related borrower to pay a
                  prepayment premium or yield maintenance charge or permit a principal prepayment during the applicable prepayment lock-out period,

            3.    except as expressly provided by the related mortgage
                  instrument or in connection with a material adverse
                  environmental condition at the related mortgaged property, result in a release of the lien of the related mortgage
                  instrument on any material portion of that property without a corresponding principal prepayment, or

            4.    in the special servicer's judgment, materially impair the
                  security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan.

      Notwithstanding the second bullet of the preceding paragraph, but subject to the following paragraph and the discussion under "--The Directing Holders"
above, the special servicer may--

      o     reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any prepayment premium or yield maintenance charge,

      o     reduce the amount of the monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate,

      o     forbear in the enforcement of any right granted under any mortgage note, mortgage instrument or other loan document relating to a specially serviced mortgage loan,

                                      S-147

      o     accept a principal prepayment on a specially serviced mortgage loan during any prepayment lock-out period, or

      o     subject to the limitations described in the following paragraph, extend the maturity date of a specially serviced mortgage loan;

provided that--

      o     the related borrower is in monetary default or material non-monetary default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, that default is reasonably foreseeable,

      o     in the judgment of the special servicer, that modification, extension, waiver or amendment would increase the recovery to the series 2007-GG9 certificateholders and, if the mortgage loan is part of a Loan Group (other than the Non-Serviced Loan Group), to the related Companion Loan Holder, as a collective whole, on a present value basis, and

      o     that modification, extension, waiver or amendment does not result in a tax on "prohibited transactions" or "contributions" being imposed on the trust after the startup day under the REMIC provisions of the
            Internal Revenue Code or cause any REMIC or grantor trust created pursuant to the pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

      In no event, however, will the master servicer or special servicer be permitted to:

      o     extend the maturity date of a mortgage loan beyond a date that is two years prior to the last rated final payment date;

      o     extend the maturity date of any mortgage loan for more than five years beyond its original maturity date; or

      o     if the mortgage loan is secured solely or primarily by a lien on a ground lease, but not by the related fee interest, extend the maturity date of that mortgage loan beyond the date that is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the term of that ground lease.

      Any modification, extension, waiver or amendment of the payment terms of a mortgage loan that is part of a Loan Group (other than the Non-Serviced Loan
Group) will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related co-lender agreement, such that neither the trust as holder of that mortgage loan nor the Companion Loan Holder gains a priority over the other such holder that is not reflected in the related loan documents and the related co-lender agreement.

      Notwithstanding anything to the contrary herein, the special servicer may agree to any waiver, modification or amendment of a mortgage loan that is not in default or as to which default is not reasonably foreseeable if the special servicer determines that the contemplated waiver, modification or amendment (i)
will not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or (ii) will not cause (x) REMIC I or REMIC II to fail to qualify as a REMIC or (y) REMIC I or REMIC II to be subject to any tax under the REMIC provisions of the Internal Revenue Code. Such determination of the special servicer shall be based on consultation with counsel and, if it is determined in accordance with the Servicing Standard by the special servicer to be necessary or prudent, on an opinion of counsel delivered to the trustee to that effect (which shall be at the expense of the related mortgagor or such other person requesting such modification or, if such expense cannot be collected from the related mortgagor or such other person, to be paid by the master servicer as a servicing expense out of general collections on the mortgage loans).

      Each of the special servicer and the master servicer will be required to notify the trustee of any modification, extension, waiver or amendment of any term of any mortgage loan agreed to by it, and to deliver to the trustee, for deposit in the related mortgage file, an original counterpart of the agreement relating to that modification, extension, waiver or amendment promptly following its execution. Upon reasonable prior written notice to the trustee, copies of each agreement by which any modification, waiver or amendment of any term of any mortgage loan is effected

                                      S-148

are required to be available for review during normal business hours at the offices of the trustee. See "Description of the Offered Certificates--Reports to
Certificateholders; Available Information" in this prospectus supplement.

      Except as described above and in other limited matters, neither the master servicer nor the special servicer may agree to waive, modify or amend any term of any mortgage loan. Furthermore, neither the master servicer nor the special servicer may agree to any modification, extension, waiver or amendment of any term of any mortgage loan that would cause any REMIC created under the pooling and servicing agreement to fail to qualify as such under the Internal Revenue
Code or result in the imposition of any tax on "prohibited transactions" or
"contributions" after the startup day under the REMIC provisions of the Internal
Revenue Code.

REQUIRED APPRAISALS

      Within a specified number of days after the date on which any Appraisal
Trigger Event has occurred with respect to any of the mortgage loans (other than the Non-Serviced Loan Group), the special servicer must obtain, and deliver to the trustee a copy of, an appraisal of the related mortgaged property, from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer believes, in accordance with the
Servicing Standard, there has been no subsequent material change in the circumstances surrounding that property that would draw into question the applicability of that appraisal. Notwithstanding the foregoing, if the Stated
Principal Balance of the subject mortgage loan is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged property instead of obtaining an appraisal. Also notwithstanding the foregoing, if the portion of the Stated Principal Balance of the subject mortgage loan that has been allocated to any particular mortgaged property, assuming there is more than one mortgaged property securing the related mortgage loan, is less than
$2,000,000, the special servicer may perform an internal valuation of the particular mortgaged property instead of obtaining an appraisal.

      As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan.
An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent monthly debt service payments required to be made with respect to the affected mortgage loan. The Appraisal Reduction Amount for any mortgage loan will be determined following either--

      o     the occurrence of the Appraisal Trigger Event, if no new appraisal or estimate is required or obtained, or

      o     the receipt of a new appraisal or estimate, if one is required and obtained.

      See "Description of the Offered Certificates--Advances of Delinquent
Monthly Debt Service Payments" in this prospectus supplement.

      If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust (other than the Non-Serviced Loan Group), then the special servicer will have an ongoing obligation to obtain or perform, as applicable, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease, except in the case of a mortgage loan as to which the Appraisal Trigger Event was the expiration of five years following the initial extension of its maturity, if and when--

      o     if the subject mortgage loan had become a specially serviced mortgage loan, it has become a worked-out mortgage loan as contemplated under "--General" above,

      o     the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

      o     no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

                                      S-149

      The cost of each required appraisal, and any update of that appraisal, will be advanced by the special servicer or, at its request, by the master servicer and will be reimbursable to the special servicer or the master servicer, as the case may be, as a servicing advance.

      At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust or with respect to a mortgage loan that is part of a
Loan Group (excluding the Non-Serviced Loan Group), the applicable directing holder (or its representative) will be entitled, at its own expense, to direct the special servicer to obtain a new appraisal that satisfies the criteria for a required appraisal. The applicable directing holder will pay for such appraisal at the request of the special servicer. Upon request of the directing holder, the special servicer will be required to recalculate the Appraisal Reduction
Amount with respect to the subject mortgage loan(s) based on that appraisal and to report the recalculated Appraisal Reduction Amount to the master servicer.

      With respect to the Non-Serviced Loan Group, the 2006-LDP9 Special
Servicer will be required to calculate an appraisal reduction under the
2006-LDP9 PSA upon the occurrence of events substantially similar, but not identical, to those listed above. The appraisal reduction under the 2006-LDP9
PSA will generally be calculated in a manner similar to but not identical to that set forth above. The resulting appraisal reductions will be applied pro rata to each mortgage loan in that Loan Group.

CUSTODIAL ACCOUNT

      General. The master servicer will be required to establish and maintain a custodial account for purposes of holding payments and other collections that it receives with respect to the mortgage loans included in the trust. Payments and collections received in respect of a Companion Loan will be deposited in a custodial account for such Companion Loan (which may be a sub-account of the custodial account). The custodial account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

      The funds held in the master servicer's custodial account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the pooling and servicing agreement.

      Deposits. Under the pooling and servicing agreement, the master servicer is required to deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the mortgage loans included in the trust, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage loans subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

      o     all payments on account of principal on the subject mortgage loans, including principal prepayments;

      o     all payments on account of interest on the subject mortgage loans, including Default Interest;

      o     all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the subject mortgage loans;

      o     all Insurance Proceeds, Condemnation Proceeds and Liquidation
            Proceeds collected on the subject mortgage loans, except to the extent that any of those proceeds are to be deposited in the special servicer's REO account;

      o     any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted
            Investments of funds held in the custodial account;

      o     all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under "--Maintenance of
            Insurance" below;

                                      S-150

      o     any amount required to be transferred from the special servicer's
            REO account; and

      o     any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans.

      Upon receipt of any of the amounts described in the first four bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust, the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's custodial account.

      Withdrawals. The master servicer may make withdrawals from its custodial account for any of the following purposes, which are not listed in any order of priority and as are more specifically described in the pooling and servicing agreement:

            1.    to remit to the trustee for deposit in the trustee's
                  distribution account described under "Description of the
                  Offered Certificates--Distribution Account," in this
                  prospectus supplement, on the business day preceding each
                  payment date, all payments and other collections on the
                  mortgage loans and any REO Properties in the trust
                  attributable to the mortgage loans that are then on deposit in the custodial account, exclusive of any portion of those
                  payments and other collections that represents one or more of the following--

                  (a)   monthly debt service payments due on a due date
                        subsequent to the end of the related collection period,

                  (b)   payments and other collections received after the end of
                        the related collection period, and

                  (c)   amounts that are payable or reimbursable from the
                        custodial account to any person other than the series
                        2007-GG9 certificateholders in accordance with any of
                        clauses 3. through 8., below;

            2.    to apply amounts held for future distribution on the series
                  2007-GG9 certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments, as and to the extent described under "Description of the
                  Offered Certificates--Advances of Delinquent Monthly Debt
                  Service Payments" in this prospectus supplement;

            3.    to reimburse the trustee, the master servicer or the special servicer (or any other party that has made such advance), as applicable, for any unreimbursed advances (including interest thereon to the extent not paid pursuant to clause 5. below)
                  made by that party under the pooling and servicing agreement or, with respect to the advances made on the Non-Serviced
                  Trust Loan, under the 2006-LDP9 PSA, which reimbursement is to be made first out of collections on the mortgage loan or REO
                  Property as to which the advance was made and then out of
                  general collections on deposit in the custodial account; see
                  "Description of the Offered Certificates--Reimbursement of
                  Advances" in this prospectus supplement;

            4.    to pay out of general collections on deposit in the custodial account: (a) to the master servicer earned and unpaid
                  servicing fees in respect of each mortgage loan and any items of additional servicing compensation on deposit in the
                  custodial account (b) certain servicing expenses that would, if advanced, be nonrecoverable, as discussed under
                  "--Servicing and Other Compensation and Payment of
                  Expenses--Payment of Expenses; Servicing Advances" above; (c)
                  certain other costs and expenses incurred by the trust that are permitted to be paid out of the custodial account pursuant to the pooling and servicing agreement; (d) to the trustee, the master servicer, the special servicer, the depositor or any of their respective members, managers, directors,
                  officers, employees and agents, as the case may be, any of the reimbursements or indemnities to which they are entitled as described under "Description of the Governing
                  Documents--Matters Regarding the Master Servicer, the Special
                  Servicer, the Manager and Us" and "--Matters regarding the
                  Trustee" in the accompanying prospectus; (e) to pay the
                  special servicer earned and unpaid special servicing fees, earned and unpaid workout fees and liquidation fees and any items of additional special servicing compensation on deposit in the custodial account to which it is entitled with respect to any mortgage loan, which payment is to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

                                      S-151

            5.    to pay the trustee, the master servicer or the special
                  servicer, as applicable, unpaid interest on any advance made by and then being reimbursed to that party under the pooling and servicing agreement, which payment is to be made out of
                  Default Interest and late payment charges received with
                  respect to the related mortgage loan during the collection period in which the advance is reimbursed;

            6.    to pay unpaid expenses, other than interest on advances
                  covered by clause 5. above, and other than special servicing fees, workout fees and liquidation fees, that were incurred with respect to any mortgage loan or related REO Property and that, if paid from a source other than the late payment
                  charges and Default Interest referred to below in this clause
                  6., would constitute Additional Trust Fund Expenses, which payment is to be made out of Default Interest and late payment charges received with respect to the related mortgage loan, to the extent such amounts have not been otherwise applied
                  according to clause 5. above;

            7.    to pay any other items described in this prospectus supplement as being payable from the custodial account;

            8.    to withdraw amounts deposited in the custodial account in
                  error; and

            9.    to clear and terminate the custodial account upon the
                  termination of the pooling and servicing agreement.

      With respect to each Loan Group (other than the Non-Serviced Loan Group), the pooling and servicing agreement will provide that a subaccount be established to receive and apply payments as required pursuant to the related co-lender or intercreditor agreement, as applicable.

      The pooling and servicing agreement will prohibit the application of amounts received on any Companion Loan to cover expenses payable or reimbursable out of general collections on non-related mortgage loans and REO Properties in the trust unless such amounts are identifiable as being solely attributable to such Companion Loans.

MAINTENANCE OF INSURANCE

      The pooling and servicing agreement will require the master servicer (with respect to mortgage loans and companion loans) or the special servicer (with respect to REO Property), as applicable, consistent with the Servicing Standard, to cause to be maintained for each mortgaged property (excluding the properties securing the Non-Serviced Loan Group), all insurance coverage as is required under the related mortgage loan. However, the master servicer will be required to cause to be maintained any such insurance that the related borrower is required (but fails) to maintain only to the extent that the trust has an insurable interest, such insurance is available at a commercially reasonable rate and the subject hazards are at the time commonly insured against for properties similar to the subject mortgaged property and located in or around the region in which such mortgaged property is located.

      Notwithstanding the foregoing, the master servicer or special servicer, as applicable, will not be required to cause a borrower to maintain (and shall not cause a borrower to be in default with respect to the failure of the related borrower to obtain such insurance) for a mortgaged property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related mortgage loan, in the event the special servicer, with the consent of the holder or holders of a majority interest in the controlling class of the series 2007-GG9 certificates, determines that such insurance (a) is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in the region in which such mortgaged property is located (but only by reference to such insurance that has been obtained at current market rates) or
(b) is not available at any rate.

      Any holder of a certificate that belongs to the series 2007-GG9 controlling class (or in the case of a Loan Group, the holder of the related
Companion Note) may request that earthquake insurance be secured for one or more mortgaged properties by the related borrower, to the extent that insurance may reasonably be obtained and to the extent the related mortgage loan requires the borrower to obtain earthquake insurance at the mortgagee's request.

      The pooling and servicing agreement will require the special servicer, consistent with the Servicing Standard, to cause to be maintained for each REO
Property no less insurance coverage than was previously required of the

                                      S-152

applicable borrower under the related mortgage loan, but only if and to the extent that (a) such insurance is available at a commercially reasonable rate
(including insurance that covers losses arising from terrorism) and (b) the subject hazards are at the time commonly insured against for properties similar to the subject REO Property and located in or around the region in which such
REO Property is located.

      If either the master servicer or the special servicer obtains and maintains a blanket policy insuring against hazard losses on all the mortgage loans and/or REO Properties that it is required to service and administer under the pooling and servicing agreement, then, to the extent such policy--

      o     is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed or backed in writing by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the pooling and servicing agreement, and

      o     provides protection equivalent to the individual policies otherwise required,

the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged properties and/or REO Properties. That blanket policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged property or REO Property an individual hazard insurance policy complying with the requirements described above in this
"--Maintenance of Insurance" section, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer's custodial account from its own funds the amount of those losses that would have been covered by an individual policy, taking account of any applicable (or, to the extent consistent with the Servicing Standard, deemed)
deductible clause, but are not covered under the blanket policy because of the deductible clause in the blanket policy.

FAIR VALUE OPTION

      Serviced Loans. After any mortgage loan in the trust (excluding the
Non-Serviced Trust Loan) has become a specially serviced mortgage loan as to which an event of default has occurred or is reasonably foreseeable, the special servicer will give notice of that event to the trustee, and the trustee will promptly notify each certificateholder of the series 2007-GG9 controlling class.
Any single certificateholder or group of certificateholders with a majority interest in the series 2007-GG9 controlling class, the special servicer and any assignees of the foregoing parties will have the option to purchase that specially serviced mortgage loan at a price generally equal to the sum of--

      o     the outstanding principal balance of the mortgage loan,

      o     all accrued and unpaid interest on the mortgage loan, other than
            Default Interest,

      o     all unreimbursed servicing advances with respect to the mortgage loan, and

      o     all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan.

      With respect to a Loan Group that consists of two or more pari passu mortgage loans, the party that exercises the foregoing purchase option will only be entitled to purchase the pari passu mortgage loan in the trust.

      If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan as described in the prior paragraph, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan.

      Upon receipt of a written request from any holder of the purchase option to determine the fair value price in contemplation of its intention to exercise its option to purchase that specially serviced mortgage loan at a price that is below the purchase price set forth in the first paragraph under "--Fair Value
Option" above, the special servicer is required to promptly obtain an appraisal of the related mortgaged property by an independent appraiser (unless such an appraisal was obtained within one year of such date and the special servicer has no knowledge of any

                                      S-153

circumstances that would materially affect the validity of that appraisal).
Promptly after obtaining that appraisal, the special servicer must determine the fair value price in accordance with the Servicing Standard and the discussion in the penultimate paragraph of this "--Fair Value Option--Serviced Loans" section.
Promptly after determining the fair value price, the special servicer is required to report such fair value price to the trustee and each holder of the purchase option.

      THERE CAN BE NO ASSURANCE THAT THE SPECIAL SERVICER'S FAIR MARKET VALUE
DETERMINATION FOR ANY SPECIALLY SERVICED MORTGAGE LOAN WILL EQUAL THE AMOUNT
THAT COULD HAVE ACTUALLY BEEN REALIZED IN AN OPEN BID OR WILL EQUAL OR BE
GREATER THAN THE AMOUNT THAT COULD HAVE BEEN REALIZED THROUGH FORECLOSURE OR A
WORKOUT OF THE SUBJECT SPECIALLY SERVICED MORTGAGE LOAN.

      If the special servicer has not accepted a bid at the fair value price prior to the expiration of 120 days from the special servicer's most recent determination of the fair value price and the special servicer thereafter receives a bid at the fair value price or a request from a holder of the purchase option for an updated fair value price, the special servicer is required to, within 45 days, recalculate the fair value price and repeat the notice and bidding procedure described above until the purchase option terminates. In connection with such recalculation, the special servicer may obtain an updated appraisal if it determines that market conditions or conditions at the mortgaged property warrant an updated appraisal.

      If the party exercising the purchase option at the fair value price for any specially serviced mortgage loan is the special servicer or an affiliate thereof, the trustee is required to verify that the fair value price is at least equal to the fair value of such mortgage loan. In determining whether the fair value price is at least equal to the fair value of such mortgage loan the trustee is permitted to conclusively rely on an appraisal obtained by the trustee from an independent appraiser at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the master servicer) with at least five years' experience in valuing or investing in loans, similar to such mortgage loan, that has been selected by the trustee with reasonable care at the expense of the trust.

      Any holder of the purchase option may, once such option is exercisable, assign its purchase option with respect to any specially serviced mortgage loan to a third party other than another holder of the purchase option and, upon such assignment, such third party will have all of the rights that had been granted to the assignor in respect of the purchase option. Such assignment will only be effective after written notice (together with a copy of the executed assignment and assumption agreement) has been delivered to the trustee, the master servicer and the special servicer.

      In determining the fair value price for any specially serviced mortgage loan, the special servicer may take into account and rely upon, among other factors, the results of any appraisal or updated appraisal that it or the master servicer may have obtained in accordance with the pooling and servicing agreement within the prior 12 months; the opinions on fair value expressed by independent investors in mortgage loans comparable to the subject specially serviced mortgage loan; the period and amount of any delinquency on the subject specially serviced mortgage loan; the physical condition of the related mortgaged property; the state of the local economy; and the expected recoveries from the subject specially serviced mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of selling such mortgage loan to a holder of the purchase option.

      The purchase option for any specially serviced mortgage loan will terminate, and will not be exercisable (or if exercised, but the purchase of the subject mortgage loan has not yet occurred, will terminate and be of no further force or effect) if (a) the purchase option has been exercised by an optionholder, (b) such specially serviced mortgage loan has ceased to be a specially serviced mortgage loan, (c) the related mortgaged property has become an REO Property or (d) a final recovery determination has been made with respect to such specially serviced mortgage loan. Until a specially serviced mortgage loan is purchased in the manner set forth above, the special servicer is required to continue to pursue all of the other resolution options available to it with respect to the specially serviced mortgage loan in accordance with the
Servicing Standard.

      Non-Serviced Loan Group.

      With respect to the Non-Serviced Loan Group, the 2006-LDP9 Special
Servicer will use the fair value method determined by the 2006-LDP9 Special
Servicer under the 2006-LDP9 PSA, which generally provides for a similar method of fair value determination as the pooling and servicing agreement for this transaction. The purchase option

                                      S-154

holders under the pooling and servicing agreement described above under
"--Serviced Loans" will be entitled to purchase the Non-Serviced Trust Loan at the purchase price so determined by the 2006-LDP9 Special Servicer. The holder of the Non-Serviced Trust Loan will not be entitled to purchase the Non-Serviced
Companion Loan from the 2006-LDP9 Trust. Conversely, the holder of the purchase option under the 2006-LDP9 PSA will not be entitled to purchase the Non-Serviced
Trust Loan from the trust in connection with the exercise of its option.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      With respect to any specially serviced mortgage loan (excluding the
Non-Serviced Trust Loan) that has become and continues to be in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, then, subject to the discussion under "--The Directing Holders" above, the special servicer may, on behalf of the trust, take any of the following actions:

      o     institute foreclosure proceedings;

      o     exercise any power of sale contained in the related mortgage instrument;

      o     obtain a deed in lieu of foreclosure; or

      o     otherwise acquire title to the corresponding mortgaged property, by operation of law or otherwise.

      Notwithstanding the foregoing, the special servicer may not, on behalf of the trust, obtain title to a mortgaged property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any mortgaged property, if, as a result of that action, the trustee, on behalf of the series
2007-GG9 certificateholders and/or the Companion Loan Holder, could, in the judgment of the special servicer, exercised in accordance with the Servicing
Standard, be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of, that mortgaged property within the meaning of
CERCLA or any comparable law, unless:

      o     the special servicer has previously determined in accordance with the Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the mortgaged property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

      o     in the event that the determination described in the preceding bullet cannot be made--

            1.    the special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the preceding bullet, that it would maximize the recovery to the series 2007-GG9 certificateholders and, if the subject mortgaged property secures a Loan Group, the related Companion
                  Loan Holder, as a collective whole, on a present value basis to acquire title to or possession of the mortgaged property and to take such remedial, corrective and/or other further actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and
                  conditions referred to in the preceding bullet, and

            2.    the applicable directing holder representative has not
                  objected to the special servicer's doing so,

in any event as described under "--The Directing Holders--Rights and Powers of the Directing Holder" above.

      The cost of any environmental testing will be covered by, and reimbursable as, a servicing advance, and the cost of any remedial, corrective or other further action contemplated by the second bullet of the preceding paragraph will generally be payable directly out of the master servicer's custodial account.

      If neither of the conditions set forth in the two bullets of the second preceding paragraph has been satisfied with respect to any mortgaged property securing a defaulted mortgage loan serviced under the pooling and servicing agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard,

                                      S-155

other than proceeding against the mortgaged property. In connection with the foregoing, the special servicer may, on behalf of the trust, but subject to the discussion under "--The Directing Holders--Rights and Powers of the Directing
Holder" above, release all or a portion of the mortgaged property from the lien of the related mortgage.

      If Liquidation Proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the master servicer in connection with that mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the payment of the Liquidation Proceeds to the series 2007-GG9 certificateholders, for--

      o     any and all amounts that represent unpaid servicing compensation with respect to the mortgage loan,

      o     unreimbursed servicing expenses incurred with respect to the mortgage loan, and

      o     any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

      In addition, amounts otherwise payable on the series 2007-GG9 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

REO PROPERTIES

      If title to any mortgaged property is acquired by the special servicer on behalf of the trust, then the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

      o     the IRS grants an extension of time to sell the property, or

      o     the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC or grantor trust created under the pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

      Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that is in accordance with the Servicing Standard. The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

      Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any REO Property.

      In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

      o     maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code, and

      o     would, to the extent consistent with the preceding bullet and is in accordance with the Servicing Standard, maximize the trust's net after-tax proceeds from that property without materially impairing the special servicer's ability to sell the REO Property promptly at a fair price.

      The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax

                                      S-156

reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code.

      This determination is most likely to occur in the case of an REO Property on which an operating business, such as a hotel, is located. To the extent that income the trust receives from an REO Property is subject to a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%.

      The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality properties and other operating businesses. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series
2007-GG9 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's custodial account.

      The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its
REO account, upon receipt, all net income, Insurance Proceeds, Condemnation
Proceeds and Liquidation Proceeds received with respect to each REO Property held by the trust. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

      The REO account and account activity conducted by the special servicer will not be independently verified by any other person or entity. Cash in the
REO account in any collection period will generally be held in such account until required or permitted to be disbursed in accordance with the terms of such account.

      The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts on deposit in the account relating to that particular REO Property.
Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of--

      o     any withdrawals made out of those amounts as described in the preceding sentence, and

      o     any portion of those amounts that may be retained as reserves as described in the next sentence.

      The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account that portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

      The special servicer must keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

                                      S-157

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

      The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged property (excluding the properties securing the Non-Serviced Loan Group) as soon as practicable after the related mortgage loan becomes a specially serviced mortgage loan and annually thereafter for so long as the related mortgage loan remains a specially serviced mortgage loan, provided that the cost of each of those inspections will be reimbursable to the special servicer as a servicing advance. In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO
Properties held by the trust at least once per calendar year, provided that the cost of each of those inspections will be reimbursable to the special servicer as a servicing advance. Beginning in 2008, the master servicer will be required at its expense to perform or cause to be performed a physical inspection of each mortgaged property (excluding the properties securing the Non-Serviced Loan
Group) securing a non-specially serviced mortgage loan--

      o     at least once every two calendar years in the case of mortgaged properties securing mortgage loans that have outstanding principal balances, or with allocated loan amounts, of $2,000,000 or less, and

      o     at least once every calendar year in the case of all other mortgaged properties;

provided that the master servicer will not be required to perform or cause to be performed an inspection on a mortgaged property if such property has been inspected by the master servicer or the special servicer in the preceding six months.

      The master servicer and the special servicer will each be required to prepare or cause to be prepared and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the mortgaged property and that specifies the existence of any sale, transfer or abandonment of the mortgaged property or any material change in its condition or value.

      The special servicer, in the case of any specially serviced mortgage loans, and the master servicer, in the case of all other mortgage loans
(excluding the Non-Serviced Loan Group), will also be required, consistent with the Servicing Standard, to use reasonable efforts to collect from the related borrowers and review the quarterly and annual operating statements and related rent rolls with respect to each of the related mortgaged properties and to the extent required under the loan documents, REO Properties. The special servicer will be required to deliver to the master servicer copies of the operating statements and rent rolls it collects. The master servicer will be required to deliver, based on reports generated by itself and the special servicer, to the trustee, upon request, an operating statement analysis report with respect to each mortgaged property and REO Property for the applicable period. See
"Description of the Offered Certificates--Reports to Certificateholders;
Available Information" in this prospectus supplement. Each of the mortgage loans requires the related borrower to deliver an annual property operating statement or other annual financial information. The foregoing notwithstanding, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing mortgage loan.

EVIDENCE AS TO COMPLIANCE

      On or before March 15 of each year, commencing in March 2008, the master servicer and the special servicer will be required to deliver annually to the trustee and to us an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement in all material respects throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default. Each of the master servicer and the special servicer will be required to use commercially reasonable efforts to cause its respective sub-servicer to provide a similar officer's certificate, if such sub-servicer is either affiliated with the master servicer or special servicer, as applicable, or services 10% or more of the underlying mortgage loans.

                                      S-158

      In addition, the master servicer, the special servicer and the trustee will be required to deliver annually to us and/or the trustee, a report (an
"ASSESSMENT OF COMPLIANCE") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122)
that contains the following:

      o     a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      o     a statement that the party used the criteria in Item 1122(d) of
            Regulation AB to assess compliance with the applicable servicing criteria;

      o     the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party; and

      o     a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "ATTESTATION REPORT") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

      Each of the master servicer and the special servicer will be required to use commercially reasonable efforts to cause its respective sub-servicer to provide an Assessment of Compliance and an Attestation Report, unless such sub-servicer's activities relate to less than 5% of the underlying mortgage loans.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
DEPOSITOR

      Each of the master servicer and the special servicer may assign its rights and delegate its duties and obligations under the pooling and servicing agreement, provided that certain conditions are satisfied including obtaining the written confirmation of each of the Rating Agencies that such assignment or delegation will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to the certificates. The resigning master servicer or special servicer, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation. The pooling and servicing agreement provides that the master servicer or the special servicer, as the case may be, may not otherwise resign from its obligations and duties as master servicer or the special servicer, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the trustee. No such resignation may become effective until a successor master servicer or special servicer has assumed the obligations of the master servicer or the special servicer under the pooling and servicing agreement. The trustee or any other successor master servicer or special servicer assuming the obligations of the master servicer or the special servicer under the pooling and servicing agreement will be entitled to the compensation to which the master servicer or the special servicer would have been entitled after the date of assumption of such obligations (other than certain workout fees which the prior special servicer will be entitled to retain and certain portion of servicing fee which the initial master servicer will be entitled to retain pursuant to the terms of the pooling and servicing agreement).

      The pooling and servicing agreement also provides that none of the depositor, the master servicer, the special servicer, nor any director, officer, employee or agent of the depositor, the master servicer or the special servicer will be under any liability to the trust or the holders of the certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment.
However, none of the depositor, the master servicer, the special servicer nor any such person will be protected against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms of the pooling and servicing agreement or any liability which would otherwise be imposed by reason of (i) any breach of such party's warranty or representation in the pooling and servicing agreement, or (ii) any willful misfeasance, bad faith, fraud or negligence in the performance of their duties under the pooling and servicing agreement or by reason of reckless disregard of obligations or duties under the pooling and servicing agreement. The pooling and servicing agreement further provides that the depositor, the master servicer, the special

                                      S-159

servicer and any director, manager, officer, employee or agent of the depositor, the master servicer or the special servicer will be entitled to indemnification by the trust fund for any loss, liability or expense incurred in connection with any legal action or claim relating to the pooling and servicing agreement or the certificates (including in connection with the dissemination of information and reports as contemplated by the pooling and servicing agreement), other than any such loss, liability or expense: (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the pooling and servicing agreement; (ii) which constitutes a servicing advance that is otherwise reimbursable under the pooling and servicing agreement; (iii) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any breach on the part of that party of a representation or warranty made in the pooling and servicing agreement; or (iv) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any willful misfeasance, bad faith or negligence on the part of that party in the performance of its obligations or duties under the pooling and servicing agreement or negligent disregard of such obligations or duties.

      In addition, the pooling and servicing agreement provides that none of the depositor, the master servicer, nor the special servicer will be under any obligation to appear in, prosecute or defend any administrative or legal action, proceeding, hearing or examination unless such action is related to its duties under the pooling and servicing agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured. The depositor, the master servicer or the special servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the holders of certificates under the pooling and servicing agreement. In such event, the legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the trust fund, and the depositor, the master servicer and the special servicer will be entitled to be reimbursed for those amounts from the Custodial Account.

      The special servicer will have the right to direct, manage, prosecute and/or defend any action brought by a borrower against the trust and/or the special servicer and represent the interests of the trust in any litigation relating to the rights and obligations of the borrower or the lender, or the enforcement of the obligations of a borrower, under the loan documents
("TRUST-RELATED LITIGATION"). To the extent the master servicer is named in
Trust-Related Litigation, and the trust or special servicer is not named, in order to effectuate the role of the special servicer as contemplated above, the master servicer will be required to (i) notify the special servicer of such
Trust-Related Litigation within ten (10) days of the master servicer receiving service of the Trust-Related Litigation; (ii) provide monthly status reports to the special servicer, regarding the Trust-Related Litigation; (iii) seek to have the trust replace the master servicer as the appropriate party to the Trust
Related Litigation; and (iv) so long as the master servicer remains a party to the Trust Related Litigation, consult with and act at the direction of the special servicer with respect to decisions and resolutions related to the interests of the trust in the Trust-Related Litigation, including but not limited to the selection of counsel, provided, however, that if there are claims against the master servicer and the master servicer has not determined that separate counsel is required for the claims, the counsel must be reasonably acceptable to the master servicer.

      Notwithstanding the right of the special servicer to represent the interests of the trust in Trust-Related Litigation, and subject to the rights of the special servicer to direct the master servicer's actions described below, the master servicer will retain the right to make determinations relating to claims against the master servicer, including but not limited to the right to engage separate counsel in the master servicer's reasonable discretion, the cost of which will be subject to indemnification pursuant to the pooling and servicing agreement.

      Notwithstanding the master servicer's right to make determinations relating to claims against the master servicer, the special servicer will have the right at any time to (i) direct the master servicer to settle any claims brought against the trust, including claims asserted against the master servicer
(whether or not the trust or the special servicer is named in any such claims or
Trust-Related Litigation) and (ii) otherwise reasonably direct the actions of the master servicer relating to claims against the master servicer (whether or not the trust or the special servicer is named in any such claims or
Trust-Related Litigation), provided in either case that (a) any settlement or other direction does not require any admission, or is not likely to result in a finding, of liability or wrongdoing on the part of the master servicer, (b) the cost of settlement or any resulting judgment is and will be paid by the trust,
(c) the master servicer is and will be indemnified pursuant to the pooling and servicing agreement for all costs and expenses of the master servicer incurred in defending and settling the Trust-Related Litigation and for any judgment, (d)
any

                                      S-160

action taken by the master servicer at the direction of the special servicer will be deemed (as to the master servicer) to be in compliance with the servicing standard and (e) the special servicer provides the master servicer with assurance reasonably satisfactory to the master servicer as to the items in clauses (a), (b) and (c).

      In the event that both the master servicer and the special servicer or the trust are named in litigation, the master servicer and the special servicer will cooperate with each other to afford the master servicer and the special servicer the rights afforded to such party described above.

      Notwithstanding the foregoing, the special servicer may authorize the master servicer, and the master servicer may agree (both authority and agreement to be in writing), to make certain decisions or control certain Trust-Related
Litigation on behalf of the trust.

      Notwithstanding the foregoing, no advice, direction or objection given or made, or consent withheld, by the holder of certificates representing a majority interest in the controlling class of the series 2007-GG9 certificates may (i)
require or cause the special servicer or the master servicer to violate any applicable law, the terms of any mortgage loan or any related intercreditor, co-lender or similar agreement, any provision of the pooling and servicing agreement, including the special servicer's or the master servicer's obligation to act in accordance with the Servicing Standard or the loan documents for any mortgage loan, (ii) will adversely affect the status of the REMIC trust or the grantor trust or have adverse tax consequences for the trust fund, (iii) expose any of the Mortgage Loan Sellers, the depositor, the master servicer, the special servicer, the trust fund, the trustee, any holder of a Companion Loan, or any of their respective affiliates, officers, directors, shareholders, partners, members, managers, employees or agents to any claim, suit, or liability for which the pooling and servicing agreement does not provide indemnification to such party or expose any such party to prosecution for a criminal offense, or (iv) materially expand the scope of the special servicer's or the master servicer's, as applicable, responsibilities under the pooling and servicing agreement, and neither the special servicer nor the master servicer will follow any such advice, direction, or objection if given by the holder of certificates representing a majority interest in the controlling class of the series 2007-GG9 certificates or initiate any such actions.

      Notwithstanding the foregoing, (a) in the event that any action, suit, litigation or proceeding names the trustee in its individual capacity, or in the event that any judgment is rendered against the trustee in its individual capacity, the trustee, upon prior written notice to the master servicer or the special servicer, as applicable, may retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests;
provided that the master servicer or special servicer, as applicable, will retain the right to manage and direct any such action, suit, litigation or proceeding; (b) in the event of any action, suit, litigation or proceeding, other than an action, suit, litigation or proceeding relating to the enforcement of the obligations of a borrower under the related mortgage loan documents, neither the master servicer nor the special servicer will, without the prior written consent of the trustee, (i) initiate any action, suit, litigation or proceeding in the name of the trustee, whether in such capacity or individually,
(ii) engage counsel to represent the trustee, or (iii) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other similar action with intent to cause, and that actually causes, the trustee to be registered to do business in any state; and (c) in the event that any court finds that the trustee is a necessary party in respect of any action, suit, litigation or proceeding relating to or arising from the pooling and servicing agreement or any mortgage loan, the trustee will have the right to retain counsel and appear in any such proceedings on its own behalf in order to protect and represent its interest, whether as trustee or individually; provided that the master servicer or the special servicer, as applicable, will retain the right to manage and direct any such action, suit, litigation or proceeding.

      The master servicer or the special servicer will not be liable or responsible for any action taken or omitted to be taken by the other of them
(unless they are the same person or affiliates) or for any action taken or omitted to be taken by the Depositor, the trustee, any certificateholders or the
Companion Loan Holders.

      The pooling and servicing agreement will provide that each of the
2006-LDP9 Master Servicer, the 2006-LDP9 Special Servicer, the 2006-LDP9
Depositor and the 2006-LDP9 Trustee under the 2006-LDP9 PSA, and any of their respective directors, officers, employees or agents (each, a "PARI PASSU
INDEMNIFIED PARTY"), shall be indemnified by the trust fund and held harmless against the trust fund's pro rata share (subject to the related intercreditor agreement or co-lender agreement) of any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to the related Loan Group under the
2006-LDP9 PSA or the pooling and servicing

                                      S-161

agreement (but excluding any such losses allocable to the Non-Serviced Companion
Loan), reasonably requiring the use of counsel or the incurring of expenses other than any losses incurred by reason of any Pari Passu Indemnified Party's willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the 2006-LDP9 PSA.

EVENTS OF DEFAULT

      Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

      o     the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's custodial account or the special servicer's REO account, as applicable, any amount required to be so deposited, which failure is not remedied within one business day following the date on which the deposit or remittance was required to be made;

      o     the master servicer fails to remit to the trustee for deposit in the trustee's distribution account any amount required to be so remitted, and that failure continues unremedied until 11:00 a.m.,
            New York City time, on the applicable payment date, or the master servicer fails to make in a timely manner any payments required to be made to any Companion Loan Holder, and that failure continues unremedied until 11:00 a.m., New York City time, on the first business day following the applicable payment date;

      o     the master servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice of such failure has been given to the master servicer by the trustee or any other parties to the pooling and servicing agreement;

      o     the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 30 days (15 days in the case of payment of insurance premiums) or, if the responsible party is diligently attempting to remedy the failure, 60 days after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement, by series 2007-GG9
            certificateholders entitled to not less than 25% of the voting rights for the series or by a Companion Loan Holder, if affected;

      o     it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of series 2007-GG9 certificateholders or a Companion Loan Holder, and that breach continues unremedied for 30 days or, if the responsible party is diligently attempting to cure the breach, 60 days after written notice of the breach has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement, by series 2007-GG9
            certificateholders entitled to not less than 25% of the voting rights for the series or by the affected Companion Loan Holder;

      o     various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the master servicer or the special servicer, or the master servicer or the special servicer takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

      o     one or more ratings assigned by Moody's to the series 2007-GG9 certificates or any securities backed by a Companion Loan are qualified, downgraded or withdrawn, or otherwise made the subject of a "negative" credit watch (and such "watch status" placement shall not have been withdrawn within 60 days of the date such servicing officer obtained actual knowledge), and Moody's has given written notice to the trustee that such action is solely or in material part a result of the master servicer or special servicer acting in that capacity;

                                      S-162

      o     the master servicer or the special servicer is removed from S&P's
            Select Servicer List as a U.S. Commercial Mortgage Master Servicer
            or U.S. Commercial Mortgage Special Servicer, as applicable, and is not restored to such status on such list within 60 days;

      o     one or more ratings assigned by Fitch to the series 2007-GG9 certificates or any securities backed by a Companion Loan are qualified, downgraded or withdrawn, or otherwise made the subject of a "negative" credit watch (and such "watch status" placement has not been withdrawn within 60 days of the date such servicing officer obtained actual knowledge), and Fitch has given written notice to the trustee that such action is solely or in material part a result of the master servicer or special servicer acting in that capacity;

      o     the master servicer or the special servicer is downgraded below
            "CMS3" by Fitch or the master servicer or the special servicer is downgraded below "CSS3" by Fitch and such rating is not raised to at least "CMS3" or "CSS3," as applicable, within 60 days of the master servicer or the special servicer receiving notice of such downgrade;
            and

      o     the master servicer, or any primary servicer or sub-servicer appointed by the master servicer after the closing date (but excluding any primary servicer or sub-servicer which the master servicer has been instructed to retain by the Depositor, a Mortgage
            Loan Seller or the trustee at the direction of a Companion Loan
            Holder) shall, after any applicable notice, grace and/or cure period, fail to deliver the items required by the pooling and servicing agreement to enable the trustee or Depositor to comply with the trust's reporting obligations under the Securities Exchange
            Act of 1934, as amended.

      The pooling and servicing agreement will also provide that upon the master servicer's failure to perform certain of its responsibilities with respect to the Companion Loans, the holders of the Companion Loans will have certain remedies as more particularly described below under "--Rights Upon Event of
Default."

RIGHTS UPON EVENT OF DEFAULT

      If an event of default described above under "--Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of the series
2007-GG9 certificateholders entitled to not less than 25% of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series 2007-GG9 certificateholder. Upon any termination, the trustee must either:

      o     succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the pooling and servicing agreement; or

      o     appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be.

      The holders of series 2007-GG9 certificates entitled to a majority of the voting rights for the series may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor. The appointment of a successor special servicer by the trustee is subject to the rights of the related directing holder to designate a successor special servicer as described under "--Replacement of the Special Servicer"
above.

      Notwithstanding the foregoing discussion in this "--Rights Upon Event of
Default" section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the seventh, eighth, ninth and tenth bullet points under "--Events of Default" above, the master servicer will have the right for a period of 45 days, at its expense, to sell its master servicing rights with respect to the mortgage loans to a master servicer whose appointment S&P, Moody's and Fitch have confirmed will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the series 2007-GG9 certificates.

      Notwithstanding the foregoing in this "--Rights Upon Event of Default"
section, if an event of default on the part of the master servicer affects a
Companion Loan and if the master servicer is not otherwise terminated, the trustee, at the direction of the Companion Loan Holder, will be required to direct the master servicer to appoint a

                                      S-163

sub-servicer (if a sub-servicer or primary servicer is not already in place and an event of default with respect to such sub-servicer or primary servicer has not occurred) that will be responsible for servicing the related Loan Group. If an event of default on the part of the master servicer only affects a Companion
Loan, the master servicer may not be terminated, however, the trustee, at the direction of the Companion Loan Holder, will be required to direct the master servicer to appoint a sub-servicer (if a sub-servicer or primary servicer is not already in place and an event of default with respect to such sub-servicer or primary servicer has not occurred) that will be responsible for servicing the related Loan Group. If an event of default has occurred with respect to the master servicer but not the primary servicer for any mortgage loan or Loan Group under the relevant primary servicing agreement, the primary servicer will remain responsible for servicing such mortgage loan or Loan Group.

      In general, series 2007-GG9 certificateholders entitled to at least 66?%
of the voting rights allocated to each class of series 2007-GG9 certificates affected by any event of default may waive the event of default. However, the events of default described in the first two and last two bullets under
"--Events of Default" above may only be waived by all of the holders of the affected classes of the series 2007-GG9 certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

      No series 2007-GG9 certificateholder will have the right under the pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any mortgage loan unless--

      o     that holder previously has given to the trustee written notice of default,

      o     except in the case of a default by the trustee, series 2007-GG9 certificateholders entitled to not less than 25% of the voting rights for the 2007-GG9 series have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require,
            and

      o     except in the case of a default by the trustee, the trustee for 60 days has neglected or refused to institute that suit, action or proceeding.

      The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under that agreement or in relation to that agreement at the request, order or direction of any of the series 2007-GG9 certificateholders, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result of any investigation or litigation.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

      The series 2007-GG9 certificates will be issued, on or about March 8,
2007, under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

      o     the mortgage loans;

      o     any and all payments under and proceeds of the mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

      o     the loan documents for the mortgage loans (subject to the rights of the holders of any Companion Loans in any Loan Group), including any intercreditor agreement or co-lender agreement with respect to any
            Loan Group;

      o     our rights under our mortgage loan purchase agreement with each
            Mortgage Loan Seller;

                                      S-164

      o     any REO Properties acquired by the trust with respect to defaulted mortgage loans;

      o     those funds or assets as from time to time are deposited in the master servicer's custodial account described under "Servicing Under the Pooling and Servicing Agreement--Custodial Account," the special servicer's REO account described under "Servicing Under the Pooling and Servicing Agreement--REO Properties," the trustee's distribution account described under "--Distribution Account" below or the trustee's interest reserve account described under "--Interest
            Reserve Account" below; and

      o     the swap agreement relating to the class A-MFL certificates;
            provided, that none of the holders of any offered certificates will have any beneficial interest in the swap agreement.

      The series 2007-GG9 certificates will include the following classes:

      o     class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A, class A-M, class A-J, class B, class C, class D, class E and class F which are the classes of series 2007-GG9 certificates that are offered by this prospectus supplement, and

      o     class X, class A-MFL, class G, class H, class J, class K, class L, class M, class N, class O, class P, class Q, class S, class R-I and class R-II, which are the classes of series 2007-GG9 certificates which will be retained or privately placed by us, and are not offered by this prospectus supplement.

      The trust will also include the class A-MFL REMIC II regular interest, which will be represented by the class A-MFL certificates, which are not offered by this prospectus supplement.

      The class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A, class A-M, class A-MFL, class A-J, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P, class Q and class S certificates are the series 2007-GG9 certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each payment date, the principal balance of each of these certificates will be permanently reduced by any payments of principal actually made with respect to the certificate on that payment date. See "--Payments" below. On any particular payment date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional Trust Fund Expenses. However, in limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage pool exceeds the total principal balance of the series 2007-GG9 principal balance certificates immediately following the distributions to be made with respect to those certificates on any payment date, the total principal balance of a class of series 2007-GG9 principal balance certificates that was previously so reduced, without a corresponding payment of principal, may be reinstated, with past due interest on such balance, to the extent of funds available therefor. See "--Reductions of Certificate Principal Balances in
Connection With Realized Losses and Additional Trust Fund Expenses" below.

      The class X certificates will not have principal balances and are sometimes referred to in this prospectus supplement as the interest-only certificates. For purposes of calculating the amount of accrued interest, the class X certificates will have a notional amount. The initial notional amount of the class X certificates will be $6,575,923,863, although it may be as much as
5% larger or smaller.

      On each payment date, the notional amount of the class X certificates will equal the aggregate outstanding principal balance of the class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A, class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P, class Q and class S certificates and the class A-MFL REMIC II regular interest outstanding from time to time.

      The class R-I and class R-II certificates will not have principal balances or notional amounts.

      In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the offered certificates, as specified on the

                                      S-165

face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's payment date statement.

REGISTRATION AND DENOMINATIONS

      General. The offered certificates will be issued in book-entry form in original denominations of $25,000 initial principal balance and in any additional whole dollar denominations.

      Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under
"Description of the Certificates--Book-Entry Registration." For so long as any class of offered certificates is held in book-entry form--

      o     all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

      o     all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those
            certificates, for payment to beneficial owners of offered
            certificates through its participating organizations in accordance with DTC's procedures.

      The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

      DTC, Euroclear and Clearstream. You will hold your certificates through
DTC, in the United States, or Clearstream Banking, societe anonyme, or Euroclear
Bank as operator of the Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or
Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of
DTC, Euroclear and Clearstream, see "Description of the Certificates--Book-Entry
Registration--DTC, Euroclear and Clearstream" in the accompanying prospectus.

      Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or
Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the Certificates--Book-Entry
Registration--Holding and Transferring Book-Entry Certificates" in the
accompanying prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex G to this prospectus supplement.

DISTRIBUTION ACCOUNT

      General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2007-GG9 certificates
(exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest and from which it will make those payments. Each distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account will remain uninvested.

                                      S-166

      Deposits. On the business day prior to each payment date, the master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

      o     All payments and other collections on the mortgage loans and any REO
            Properties in the trust that are then on deposit in the master servicer's custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following:

            1.    monthly debt service payments due on a due date subsequent to the end of the related collection period;

            2.    payments and other collections received after the end of the related collection period;

            3.    amounts that are payable or reimbursable from the master
                  servicer's custodial account to any person other than the
                  series 2007-GG9 certificateholders, including--

                  (a)   amounts payable to the master servicer (including any
                        primary servicer) or the special servicer as
                        compensation, as described under "Servicing Under the
                        Pooling and Servicing Agreement--Servicing and Other
                        Compensation and Payment of Expenses" in this prospectus
                        supplement,

                  (b)   amounts payable in reimbursement of outstanding
                        advances, together with interest on those advances, as
                        permitted under the pooling and servicing agreement,

                  (c)   amounts payable to any other party under the 2006-LDP9
                        PSA or intercreditor agreement, as applicable, with
                        respect to a Loan Group, and

                  (d)   amounts payable with respect to other expenses of the
                        trust; and

            4.    amounts deposited in the master servicer's custodial account in error.

      o     Any advances of delinquent monthly debt service payments made by the master servicer on the mortgage loans with respect to that payment date.

      o     Any payments made by the master servicer to cover Prepayment
            Interest Shortfalls incurred during the related collection period.

      See "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing Under the Pooling and Servicing Agreement--Custodial Account" and
"--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

      With respect to each payment date that occurs during March, commencing in
2008, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account or the sub-account, as applicable, the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans included in the trust that accrue interest on an
Actual/360 Basis.

      Withdrawals. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

      o     to pay itself a monthly fee which is described under "The Trustee"
            above and "--Fees and Expenses" below;

      o     to indemnify itself and various related persons as described under
            "Description of the Governing Documents--Matters Regarding the
            Trustee" in the accompanying prospectus;

      o     to pay for various opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement and the administration of the trust;

                                      S-167

      o     to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--REMICs--Prohibited
            Transactions Tax and Other Taxes" in the accompanying prospectus and
            "Servicing Under the Pooling and Servicing Agreement--REO
            Properties" in this prospectus supplement;

      o     to pay the cost of transferring mortgage files to a successor trustee where the trustee has been terminated without cause and that cost is not otherwise covered;

      o     with respect to each payment date during January of any year, commencing in 2008, that is not a leap year or during February of any year, commencing in 2008 (unless, in either case, the related payment date is the final payment date), to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the mortgage loans included in the trust that accrue interest on an
            Actual/360 Basis; and

      o     to pay to the person entitled thereto any amounts deposited in the distribution account in error.

      On each payment date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the series 2007-GG9 certificates. For any payment date, those funds will consist of three separate components--

      o     the portion of those funds that represent prepayment consideration collected on the mortgage loans included in the trust as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A, class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J, class K and class X certificates and/or to the floating rate account established with respect to the class
            A-MFL REMIC II regular interest, as described under
            "--Payments--Payments of Prepayment Premiums and Yield Maintenance
            Charges" below, and

      o     the remaining portion of those funds, which we refer to as the
            Available P&I Funds and will be paid to the holders of all the series 2007-GG9 certificates as described under
            "--Payments--Priority of Payments" below.

INTEREST RESERVE ACCOUNT

      The trustee will be required to maintain an account in which it will hold the interest reserve amounts described below with respect to the mortgage loans included in the trust that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds held in the trustee's interest reserve account will remain uninvested.

      During January, except in a leap year, and during February of each calendar year, beginning in 2008 (unless, in either case, the related payment date is the final payment date), the trustee will, on or before the payment date in that month, withdraw from its distribution account and deposit in its interest reserve account the interest reserve amounts with respect to those mortgage loans included in the trust that accrue interest on an Actual/360
Basis, and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans included in the trust will equal one day's interest accrued at the related mortgage interest rate on the Stated Principal Balance of that loan as of the end of the related collection period.

      During March of each calendar year, beginning in 2008 (or February, if the related payment date is the final payment date), the trustee will, on or before the payment date in that month, withdraw from its interest reserve account and deposit in its distribution account or the sub-account thereof, as applicable, any and all interest reserve amounts then on deposit in the interest reserve account with respect to the mortgage loans included in the trust that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account or sub-account will be included in the Available P&I Funds for the payment date during the month of transfer.

                                      S-168

FLOATING RATE ACCOUNT

      The trustee, on behalf of the holders of the class A-MFL certificates, will be required to establish and maintain an account in which it will hold funds pending their distribution on the class A-MFL certificates or to the swap counterparty and from which it will make those distributions. No holder of any class of offered certificates will have any beneficial interest in any such floating rate account.

PAYMENTS

      General. On each payment date, the trustee will, subject to the available funds, make all payments required to be made on the series 2007-GG9 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur (or, in the case of the initial payment date, the holders of record as of the close of business on the date of initial issuance). The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

      In order for a series 2007-GG9 certificateholder to receive payments by wire transfer on and after any particular payment date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to (or, in the case of the initial payment date, no later than) the record date for that payment date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

      Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

      For purposes of making the required payments on the series 2007-GG9 certificates, for so long as the class A-4 and class A-1-A certificates are outstanding, the master servicer will separately record the receipt of interest and principal received in respect of the mortgage loans in sub-pool 1 and the mortgage loans in sub-pool 2.

      Payments of Interest. All of the classes of the series 2007-GG9 certificates (except for the class R-I and class R-II certificates) and the class A-MFL REMIC II regular interest will bear interest.

      With respect to each interest-bearing class of the series 2007-GG9 certificates and the class A-MFL REMIC II regular interest, that interest will accrue during each interest accrual period based upon--

      o     the pass-through rate applicable for that class or the class A-MFL
            REMIC II regular interest for that interest accrual period,

      o     the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related payment date, and

      o     the assumption that each year consists of twelve 30-day months (or, in the case of the class A-MFL certificates, for so long as the swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, based on the actual number of days in the applicable interest accrual period and the assumption that each year consists of 360 days).

      If the holders of any interest-bearing class of the series 2007-GG9 certificates or the class A-MFL REMIC II regular interest do not receive all of the interest to which they are entitled on any payment date, then they will continue to be entitled to receive the unpaid portion of that interest on future payment dates, without further interest accrued on the unpaid portion, subject to the Available P&I Funds, for those future payment dates and the priorities of payment described under "--Priority of Payments" below.

      The Net Aggregate Prepayment Interest Shortfall for any payment date will be allocated among the respective interest-bearing classes of the series
2007-GG9 certificates, on a pro rata basis in accordance with the respective amounts of accrued interest in respect of such interest-bearing classes of series 2007-GG9 certificates for the related interest accrual period.

                                      S-169

      Calculation of Pass-Through Rates. The pass-through rate for each of the class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A and class
A-M certificates will be fixed at the rate per annum identified in the table on page S-8 of this prospectus supplement as the initial pass-through rate for that class. The pass-through rate for the class A-MFL REMIC II regular interest will be 5.475% per annum.

      The pass-through rates for each of the class A-J, class B, class C, class
D, class E, class F, class G, class H, class L, class M, class N, class O, class
P, class Q and class S certificates will generally be fixed at the rate per annum identified in the table on page S-8 of this prospectus supplement as the initial pass-through rate for that class. However, with respect to any interest accrual period, if the Weighted Average Pool Pass-Through Rate is below the applicable initial pass-through rate for any of the class A-J, class B, class C, class D, class E, class F, class G, class H, class L, class M, class N, class O, class P, class Q and class S certificates, then the pass-through rate that will be in effect for those classes of certificates during that interest accrual period will be that Weighted Average Pool Pass-Through Rate.

      The pass-through rate for the class J and class K certificates will be equal to the Weighted Average Pool Pass-Through Rate for the related payment date.

      For so long as the swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate applicable to the class A-MFL certificates will be a floating rate equal to LIBOR plus 0.165% per annum. However, the pass-through rate with respect to the class A-MFL certificates may be effectively reduced as a result of shortfalls allocated to the class A-MFL REMIC II regular interest. In addition, if there is a continuing payment default under the swap agreement, or if the swap agreement is terminated and a replacement swap agreement is not obtained, then the pass-through rate with respect to the class A-MFL certificates will convert to the pass-through rate on the class A-MFL REMIC II regular interest, and accordingly the interest accrual period and interest accrual basis for that class of certificates will convert to those of the class
A-MFL REMIC II regular interest.

      The pass-through rate applicable to the class X certificates for each payment date will equal the weighted average of the class X strip rates, at which interest accrues from time to time on the various components of the class
X certificates outstanding immediately prior to such payment date (weighted on the basis of the balances of those class X components immediately prior to the related payment date). Each class X component will be comprised of the entire principal balance of one of the classes of principal balance certificates (and in the case of the class A-MFL certificates, of the class A-MFL REMIC II regular interest). For each payment date, the class X strip rate for each class X component will be the excess, if any, of (a) the Weighted Average Pool
Pass-Through Rate for the payment date, over (b) the pass-through rate in effect for the payment date for the applicable class of principal balance certificates
(or, in the case of the class A-MFL certificates, the pass-through rate in effect for that payment date for the class A-MFL REMIC II regular interest).

      The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any mortgage loan from what it was on the date of initial issuance of the offered certificates, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

      The class R-I and class R-II certificates will not be interest-bearing and, therefore, will not have pass-through rates.

      Payments of Principal. Subject to the Available P&I Funds and the priority of payments described under "--Priority of Payments" below, the total amount of principal payable with respect to each class of the series 2007-GG9 certificates, other than the class X, class R-I and class R-II certificates, on each payment date will equal that class's allocable share of the Total Principal
Payment Amount for that payment date.

      In general, on each payment date, the portion of the Total Principal
Payment Amount that is attributable to the mortgage loans in sub-pool 1 will be distributed to the holders of the class A-1, class A-2, class A-3, class A-AB and class A-4 certificates in the following order of priority:

      o     first, to the class A-AB certificates, until the principal balance of the class A-AB certificates is reduced to the planned principal balance for such payment date set forth on Annex F to this prospectus supplement;

                                      S-170

      o     second, to the class A-1 certificates, until the principal balance of the class A-1 certificates is reduced to zero;

      o     third, to the class A-2 certificates, until the principal balance of the class A-2 certificates is reduced to zero;

      o     fourth, to the class A-3 certificates, until the principal balance of the class A-3 certificates is reduced to zero;

      o     fifth, to the class A-AB certificates, until the principal balance of the class A-AB certificates is reduced to zero; and

      o     sixth, to class A-4 certificates, until the principal balance of the class A-4 certificates is reduced to zero.

      On each payment date, the portion of the Total Principal Payment Amount that is attributable to the mortgage loans in sub-pool 2 will be distributed to the holders of the class A-1-A certificates until the principal balance of such class is reduced to zero.

      On each payment date on which the class A-1-A certificates are outstanding and the class A-1, class A-2, class A-3, class A-AB and class A-4 certificates have been reduced to zero, subject to the Available P&I Funds and the priority of distributions described below, the holders of the class A-1-A certificates, to the extent necessary to reduce the total principal balance of the class A-1-A certificates to zero, will be entitled to an additional distribution of principal up to the remaining portion of the Total Principal Payment Amount for such payment date attributable to the mortgage loans in sub-pool 1.

      Likewise, on each payment date after the principal balance of the class
A-1-A certificates has been reduced to zero, any portion of the Total Principal
Payment Amount attributable to the mortgage loans in sub-pool 2 will be allocated to the other classes of series 2007-GG9 principal balance certificates in the manner described above until the principal balance of each such class is reduced to zero.

      On each payment date coinciding with and following the Cross-Over Date, and in any event on the final payment date, assuming that any two or more of the class A-1, class A-2, class A-3, class A-AB class, A-4 and class A-1-A certificates are outstanding at that time, the Total Principal Payment Amount will be allocable among those outstanding classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that payment date, in each case up to that total principal balance.

      WHILE ANY OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-AB, CLASS A-4 OR
CLASS A-1-A CERTIFICATES ARE OUTSTANDING, NO PORTION OF THE TOTAL PRINCIPAL
PAYMENT AMOUNT FOR ANY PAYMENT DATE WILL BE ALLOCATED TO ANY OTHER CLASS OF
SERIES 2007-GG9 CERTIFICATES.

      Following the retirement of the class A-1, class A-2, class A-3, class
A-AB, class A-4 and class A-1-A certificates, the Total Principal Payment Amount for each payment date will be allocated to the respective classes of series
2007-GG9 certificates (or in the case of the reference to "A-MFL" below, to the class A-MFL REMIC II regular interest) identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of--

      o     the portion of that Total Principal Payment Amount that remains unallocated, and

      o     the total principal balance of the particular class immediately prior to that payment date.

                    ORDER OF ALLOCATION              CLASS
                  -----------------------       ---------------
                            1st                   A-M, A-MFL
                            2nd                       A-J
                            3rd                        B
                            4th                        C
                            5th                        D
                            6th                        E
                            7th                        F
                            8th                        G

                                      S-171

                    ORDER OF ALLOCATION              CLASS
                  -----------------------       ---------------
                            9th                        H
                           10th                        J
                           11th                        K
                           12th                        L
                           13th                        M
                           14th                        N
                           15th                        O
                           16th                        P
                           17th                        Q
                           18th                        S

      In no event will the holders of any class of series 2007-GG9 certificates
(or the class A-MFL REMIC II regular interest) listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of the class A-1, class A-2, class A-3, class A-AB, class A-4 and class A-1-A certificates is reduced to zero. Furthermore, in no event will the holders of any class of series 2007-GG9 certificates (or the class A-MFL REMIC II regular interest) listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of all other classes of series
2007-GG9 certificates, if any, listed above it in the foregoing table is reduced to zero. Distributions of principal with respect to the class A-M certificates and the class A-MFL REMIC II regular interest will be made, pro rata, based on their respective principal balances.

      If the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that such reimbursement is made from collections of principal on the underlying mortgage loans, that reimbursement will reduce the amount of principal available to be distributed on the series 2007-GG9 principal balance certificates and will result in a reduction of the certificate principal balance of the series 2007-GG9 principal balance certificates. See "Description of the Offered Certificates--Reductions of Certificate Principal Balances in
Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. Likewise, if the master servicer, the special servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any Work-out Delayed Reimbursement Amounts, that reimbursement will reduce the amount of principal available to be distributed on the series 2007-GG9 principal balance certificates on that payment date. Such reimbursement would have the effect of reducing current payments of principal on the offered certificates and extending the weighted average life of the offered certificates. See "--Reimbursement of Advances" below. Reimbursements out of principal collections will be deemed to be withdrawn from principal collections attributable to mortgage loans in the related sub-pool until there are no principal payments or collections for that sub-pool for the related collection period, and then out of the payments and other collection of principal on the other sub-pool. If there is a subsequent recovery of a non-recoverable advance or Work-out Delayed Reimbursement Amount that was reimbursed out of general principal collections, that subsequent recovery would generally be included as part of the amounts payable as principal (and will be treated as having been received in respect of the related sub-pool) with respect to the series 2007-GG9 principal balance certificates.

      Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection With Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of series 2007-GG9 certificates, other than the class X, class R-I and class R-II certificates, may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2007-GG9 certificates, then, subject to Available
P&I Funds and the priority of payments described under "--Priority of Payments"
below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to the "loss reimbursement amount" under "--Priority of Payments" below means, in the case of any class of series 2007-GG9 certificates, other than the class X, class R-I and class R-II certificates, for any payment date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior payment dates as discussed under "--Reductions of Certificate
Principal Balances in Connection With Realized Losses and Additional Trust Fund
Expenses" below.

      In limited circumstances, if and to the extent the total Stated Principal
Balance of the mortgage loans exceeds the total principal balance of the series
2007-GG9 principal balance certificates immediately following the distributions to be made with respect to those certificates on any payment date, the total principal balance of a class of series 2007-GG9 principal balance certificates that was previously reduced as described in the preceding

                                      S-172

paragraph, without a corresponding payment of principal, may be reinstated, with past due interest on such balance, to the extent of funds available therefor.
Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount otherwise payable to the holders of the subject class of series 2007-GG9 principal balance certificates. See
"--Reductions of Certificate Principal Balances in Connection With Realized
Losses and Additional Trust Fund Expenses" below.

      Priority of Payments. On each payment date, the trustee will apply the
Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining
Available P&I Funds:

                     RECIPIENT CLASS OR
ORDER OF PAYMENT           CLASSES                                 TYPE AND AMOUNT OF PAYMENT
-----------------  ----------------------   --------------------------------------------------------------------------

        1           A-1, A-2, A-3, A-AB,     Interest up to the total interest payable on those classes, pro rata
                       A-4, A-1-A, X*        based on the respective amounts of interest payable on each of those classes
----------------------------------------------------------------------------------------------------------------------
        2                  A-AB**            Principal up to the portion of the Total Principal Payment Amount necessary to reduce the principal balance of the class A-AB certificates to the planned principal balance for such payment date as set forth on Annex F to this prospectus supplement
----------------------------------------------------------------------------------------------------------------------
        3           A-1, A-2, A-3, A-AB,     Principal up to the total principal payable on those classes, allocable
                       A-4 and A-1-A**       among those classes as described above under "--Payments of Principal"
----------------------------------------------------------------------------------------------------------------------
        4           A-1, A-2, A-3, A-AB,     Reimbursement up to the total loss reimbursement amount for those
                       A-4 and A-1-A**       classes, pro rata based on the loss reimbursement amount for each of those classes
----------------------------------------------------------------------------------------------------------------------
        5                A-M, A-MFL*         Interest up to the total interest payable on the class A-M certificates and the class A-MFL REMIC II Regular Interest, on a pro rata basis, by principal balance

        6                A-M, A-MFL*         Principal up to the total principal payable on the class A-M certificates and the class A-MFL REMIC II Regular Interest, on a pro rata basis, by principal balance

        7                A-M, A-MFL*         Reimbursement up to the loss reimbursement amount for the class A-M certificates and the class A-MFL REMIC II Regular Interest, on a pro rata basis, by principal balance
----------------------------------------------------------------------------------------------------------------------
        8                    A-J             Interest up to the total interest payable on that class

        9                    A-J             Principal up to the total principal payable on that class

       10                    A-J             Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
       11                     B              Interest up to the total interest payable on that class

       12                     B              Principal up to the total principal payable on that class

       13                     B              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
       14                     C              Interest up to the total interest payable on that class

       15                     C              Principal up to the total principal payable on that class

       16                     C              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
       17                     D              Interest up to the total interest payable on that class

       18                     D              Principal up to the total principal payable on that class

       19                     D              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
       20                     E              Interest up to the total interest payable on that class

       21                     E              Principal up to the total principal payable on that class

       22                     E              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
       23                     F              Interest up to the total interest payable on that class

       24                     F              Principal up to the total principal payable on that class

       25                     F              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
       26                     G              Interest up to the total interest payable on that class

       27                     G              Principal up to the total principal payable on that class

                                      S-173

                     RECIPIENT CLASS OR
ORDER OF PAYMENT           CLASSES                                 TYPE AND AMOUNT OF PAYMENT
-----------------  ----------------------   --------------------------------------------------------------------------

       28                     G              Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------
       29                     H              Interest up to the total interest payable on that class

       30                     H              Principal up to the total principal payable on that class

       31                     H              Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------
       32                     J              Interest up to the total interest payable on that class

       33                     J              Principal up to the total principal payable on that class

       34                     J              Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------
       35                     K              Interest up to the total interest payable on that class

       36                     K              Principal up to the total principal payable on that class

       37                     K              Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------
       38                     L              Interest up to the total interest payable on that class

       39                     L              Principal up to the total principal payable on that class

       40                     L              Reimbursement up to the loss reimbursement amount for that class

       41                     M              Interest up to the total interest payable on that class

       42                     M              Principal up to the total principal payable on that class

       43                     M              Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------
       44                     N              Interest up to the total interest payable on that class

       45                     N              Principal up to the total principal payable on that class

       46                     N              Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------
       47                     O              Interest up to the total interest payable on that class

       48                     O              Principal up to the total principal payable on that class

       49                     O              Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------
       50                     P              Interest up to the total interest payable on that class

       51                     P              Principal up to the total principal payable on that class

       52                     P              Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------
       53                     Q              Interest up to the total interest payable on that class

       54                     Q              Principal up to the total principal payable on that class

       55                     Q              Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------
       56                     S              Interest up to the total interest payable on that class

       57                     S              Principal up to the total principal payable on that class

       58                     S              Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------
       59               R-I and R-II         Any remaining Available P&I Funds
-------------------------------------------------------------------------------------------------------------------

_____________________

*     See "--Payments of Interest" above.

**    In general, payments of principal to the holders of the classes of principal balance certificates, other than the class A-1-A certificates, is to be made out of the portion of the Total Principal Payment Amount attributable to the mortgage loans in sub-pool 1 and payments of principal to the holders of the class A-1-A certificates is to be made out of the portion of the Total Principal Payment Amount attributable to the mortgage loans in sub-pool 2. See "--Payment of Principal" above.

      Payments of Prepayment Premiums and Yield Maintenance Charges. If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the payment date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A, class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J and class K

                                      S-174

certificates and/or to the floating rate account established with respect to the class A-MFL REMIC II regular interest that are entitled to payments of principal from the sub-pool which the mortgage loan is a part of on that payment date, up to an amount equal to, in the case of any particular class of those certificates, the product of--

      o     the full amount of that prepayment consideration, net of workout fees and liquidation fees payable from it, multiplied by

      o     a fraction, which in no event may be greater than 1.0 or less than
            0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

      o     (A) with respect to any class A-1, class A-2, class A-3, class A-AB, class A-4 and class A-1-A certificates, a fraction, the numerator of which is equal to the amount of principal from the sub-pool of which the mortgage loan is a part payable to that class of certificates on that payment date, and the denominator of which is the portion of the Total Principal Payment Amount from the sub-pool of which the mortgage loan is a part for that payment date, and (B) with respect to any class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J and class K certificates and the class A-MFL REMIC II regular interest, a fraction, the numerator of which is equal to the amount of principal payable to that class of certificates on that payment date, and the denominator of which is the Total Principal Payment Amount for that payment date.

      The trustee will thereafter pay any remaining portion of that net prepayment consideration to the holders of the class X certificates.

      Any prepayment consideration distributed to the class A-MFL REMIC II regular interest will be deposited into the floating rate account and will be distributed to the swap counterparty for so long as the swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty.

      The discount rate applicable to any class of offered certificates with respect to any prepaid mortgage loan will equal the yield, when compounded monthly, on the U.S. Treasury primary issue with a maturity date closest to the maturity date for the prepaid mortgage loan. In the event that there are two such U.S. Treasury issues--

      o     with the same coupon, the issue with the lower yield will be utilized, or

      o     with maturity dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.

      Neither we nor the underwriters make any representation as to--

      o     the enforceability of the provision of any promissory note evidencing one of the mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

      o     the collectibility of any prepayment premium or yield maintenance charge.

      See "Description of the Mortgage Pool--Terms and Conditions of the Trust
Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

TREATMENT OF REO PROPERTIES

      Notwithstanding that any mortgaged property securing a mortgage loan included in the trust may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

      o     payments on the series 2007-GG9 certificates (exclusive of the class
            A-MFL certificates) and the class A-MFL REMIC II regular interest,

                                      S-175

      o     allocations of Realized Losses and Additional Trust Fund Expenses to
            the series 2007-GG9 certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest, and

      o     the amount of all fees payable to the master servicer, the special servicer and the trustee under the pooling and servicing agreement.

      In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the
Total Principal Payment Amount for each payment date.

      Operating revenues and other proceeds derived from an REO Property will be applied--

      o     first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

      o     thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

      To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments" below, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each mortgage loan included in the trust as to which the corresponding mortgaged property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
  AND ADDITIONAL TRUST FUND EXPENSES

      As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of the Mortgage Pool may decline below the total principal balance of the series 2007-GG9 certificates. If this occurs following the payments made to the certificateholders on any payment date, then the respective total principal balances of the following classes of the series
2007-GG9 certificates (exclusive of the class A-MFL certificates) and the class
A-MFL REMIC II regular interest are to be successively reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following that payment date.

          ORDER OF ALLOCATION                         CLASS
      ----------------------------   ---------------------------------------
                  1st                                   S
                  2nd                                   Q
                  3rd                                   P
                  4th                                   O
                  5th                                   N
                  6th                                   M
                  7th                                   L
                  8th                                   K
                  9th                                   J
                  10th                                  H
                  11th                                  G
                  12th                                  F
                  13th                                  E
                  14th                                  D
                  15th                                  C
                  16th                                  B
                  17th                                 A-J
                  18th                             A-M, A-MFL
                  19th                   A-1, A-2, A-3, A-AB, A-4, A-1-A
                                             pro rata based on total
                                         outstanding principal balances

      The reference in the foregoing table to "A-MFL" means the class A-MFL
REMIC II regular interest. However, any reduction in the total principal balance of the class A-MFL REMIC II regular interest, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the class A-MFL certificates.

                                      S-176

      The reductions in the total principal balances of the respective classes of series 2007-GG9 certificates with principal balances (exclusive of the class
A-MFL certificates), as well as reductions in the total principal balances of the class A-MFL REMIC II regular interest, as described in the previous paragraph, will represent an allocation of the Realized Losses and/or Additional
Trust Fund Expenses that caused the particular mismatch in principal balances between the mortgage loans and those classes of series 2007-GG9 certificates.

      Any amounts similar to Realized Losses or Additional Trust Fund Expenses that are calculated under the 2006-LDP9 PSA and intercreditor agreement and are associated with the Non-Serviced Loan Group will generally be allocated pro rata to the Non-Serviced Companion Loan secured by such properties. The portion of such Realized Losses or Additional Trust Fund Expenses that are allocated to the
Non-Serviced Trust Loan will be allocated among the series 2007-GG9 certificates in the manner described above.

      The Realized Loss with respect to a liquidated mortgage loan, or related
REO Property, is an amount generally equal to the excess, if any, of:

      o     the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred (exclusive, however, of any portion of that interest that represents Default
            Interest), over

      o     the total amount of Liquidation Proceeds, if any, recovered in connection with the liquidation, net of all related unreimbursed servicing advances and unpaid liquidation expenses payable from such
            Liquidation Proceeds;

provided that, in the case of each Loan Group, losses will be allocated as set forth in the related intercreditor agreement and any Realized Loss shall also take into account the principal balance of, and application of the net
Liquidation Proceeds referred to in the second bullet of this sentence to the payment of amounts due in respect of, the related Companion Loans allocated as set forth in the related intercreditor agreement or co-lender agreement.

      If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest, also will be treated as a Realized
Loss.

Some examples of Additional Trust Fund Expenses are:

      o     any special servicing fees, workout fees and liquidation fees paid to the special servicer;

      o     any interest paid to the master servicer, the special servicer and/or the trustee with respect to unreimbursed advances, which interest payment is not covered out of late payment charges and
            Default Interest actually collected on the mortgage loans in the trust;

      o     the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the mortgage loans included in the trust and the administration of the other trust assets that is not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust;

      o     any unanticipated, non-trust mortgage loan specific expense of the trust that is not covered out of late payment charges and Default
            Interest actually collected on the mortgage loans in the trust, including--

            1.    any reimbursements and indemnifications to the trustee
                  described under "Description of the Governing
                  Documents--Matters Regarding the Trustee" in the accompanying prospectus,

            2.    any reimbursements and indemnification to the master servicer, the special servicer and us described under "Description of the Governing Documents--Matters Regarding the Master
                  Servicer, the Special Servicer, the Manager and Us" in the
                  accompanying prospectus, and

                                      S-177

            3.    any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal
                  Income Tax Consequences--REMICs--Prohibited Transactions Tax
                  and Other Taxes" in the accompanying prospectus;

      o     rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid for by the related borrower or covered out of late payment charges and
            Default Interest actually collected on the mortgage loans in the trust; and

      o     any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan as described under "Servicing Under the
            Pooling and Servicing Agreement--Realization Upon Defaulted Mortgage
            Loans" in this prospectus supplement and that are not paid for by the related borrower or covered out of late payment charges and
            Default Interest actually collected on the mortgage loans in the trust.

      The Total Principal Payment Amount may from time to time include Recovered
Amounts. In such circumstances, it is possible that the total Stated Principal
Balance of the mortgage pool may exceed the total principal balance of the series 2007-GG9 principal balance certificates. If and to the extent that any such excess exists as a result of the payment of Recovered Amounts as principal on the series 2007-GG9 principal balance certificates, the total principal balances of one or more classes of series 2007-GG9 principal balance certificates that had previously been reduced as described above in this
"--Reductions of Certificate Principal Balances in Connection With Realized
Losses and Additional Trust Fund Expenses" section may be increased. Any such increases would be made among the respective classes of series 2007-GG9 principal balance certificates in the reverse order that such reductions had been made (i.e., such increases would be made in descending order of seniority);
provided that such increases may not result in the total principal balance of the series 2007-GG9 principal balance certificates being in excess of the Stated
Principal Balance of the mortgage pool. Any such increases will also be accompanied by a reinstatement of the past due interest that would otherwise have accrued if the reinstated principal amounts had never been written off.

FEES AND EXPENSES

      The amounts available for distribution on the Certificates on any payment date will generally be net of the following amounts:

       TYPE/RECIPIENT                      AMOUNT                  FREQUENCY       SOURCE OF PAYMENT
---------------------------   --------------------------------   -------------   ------------------------

Fees
Master Servicing Fee /        The Stated Principal Balance of    monthly         Interest payment on the
Master Servicer               each mortgage loan multiplied by                   related mortgage loan
                              the Master Servicing Fee Rate
                              calculated on a 30/360 basis,
                              except in the case of partial
                              periods of less than a month,
                              when it will be computed on the
                              basis of the actual number of
                              days elapsed in the partial
                              period and a 360-day year.

Non-Serviced Trust Loan       The Stated Principal Balance of    monthly         Interest payment on the
Servicing Fee/Master          the Non-Serviced Trust Loan                        related Non-Serviced
Servicer under the Related    multiplied by the applicable                       Trust Loan
Pooling and Servicing         servicing fee rate under the
Agreement                     related pooling and servicing
                              agreement as calculated under
                              the related pooling and
                              servicing agreement.

Additional Master Servicing   Prepayment interest excess.        time to time    Any actual prepayment
                                                                                 interest excess

                                      S-178

       TYPE/RECIPIENT                      AMOUNT                  FREQUENCY       SOURCE OF PAYMENT
---------------------------   --------------------------------   -------------   ------------------------

Compensation / Master         All late payment fees and net      time to time    The related fees
Servicer                      default interest (other than on
                              specially serviced mortgage
                              loans) not used to pay interest
                              on advances and certain trust
                              expenses.

                              100% (or, if the special
                              servicer's approval is required,
                              50%) of loan modification,
                              extension and assumption fees on
                              non-specially serviced mortgage
                              loans.

                              100% of loan service transaction
                              fees, beneficiary statement
                              charges and or similar items
                              (but excluding prepayment
                              premiums and yield maintenance
                              charges).

                              All investment income earned on    monthly         The investment income
                              amounts on deposit in the
                              Custodial Account.

Special Servicing Fee /       The Stated Principal Balance of    monthly         Collections on the
Special Servicer              each specially serviced loan and                   related mortgage loan
                              REO loan (excluding an REO loan
                              that corresponds to a
                              non-serviced trust loan)
                              multiplied by a special
                              servicing fee rate of 0.35% per
                              annum (with a minimum monthly
                              fee of $4,000 for each specially
                              serviced mortgage loan and REO
                              loan).

Workout Fee / Special         1.0% of each collection of         monthly         The related collection
Servicer                      principal and interest on each                     of principal or interest
                              Corrected Mortgage Loan.

Liquidation Fee / Special     1.0% of each recovery of           upon receipt    The related Liquidation
Servicer                      Liquidation Proceeds, except as    of              Proceeds
                              specified under "Servicing under   Liquidation
                              the Pooling and Servicing          Proceeds
                              Agreement-Servicing and Other
                              Compensation and Payment of
                              Expenses-The Liquidation Fee."

Additional Special            All late payment fees and net      from time to    The related fees
Servicing Compensation /      default interest (on Specially     time
Special Servicer              Serviced Loans) not used to pay
                              interest on Advances and certain
                              trust expenses.

                              50% of loan modification,
                              extension and assumption fees on
                              non-specially serviced mortgage
                              loans (only to the extent that
                              the special servicer's approval
                              is required) and 100% of such
                              fees on specially serviced
                              mortgage loans.

                              All investment income received     monthly         The investment income
                              on funds in any REO Account.

Trustee Fee / Trustee         The trustee fee rate multiplied    monthly         Payment of interest on
                              by the Stated Principal Balance                    the related mortgage
                              of the mortgage loans calculated                   loan
                              on a 30/360 basis.

                                      S-179

       TYPE/RECIPIENT                      AMOUNT                  FREQUENCY       SOURCE OF PAYMENT
---------------------------   --------------------------------   -------------   ------------------------

Expenses
Servicing Advances / Master   To the extent of funds             time to time    Recoveries on the
Servicer and Special          available, the amount of any                       related mortgage loan,
Servicer / Trustee            servicing advances.                                or to the extent that
                                                                                 the party making the
                                                                                 advance determines it
                                                                                 is nonrecoverable, from
                                                                                 collections in the
                                                                                 Custodial Account.

Interest on Servicing         At Prime Rate.                     when advance    First from late payment
Advances / Master Servicer                                       is reimbursed   charges and default
and Special Servicer /                                                           interest in excess of
Trustee                                                                          the regular interest
                                                                                 rate, and then from all
                                                                                 collections in the
                                                                                 Custodial Account.

P&I Advances / Master         To the extent of funds             time to time    Recoveries on the
Servicer / Trustee            available, the amount of any P&I                   related mortgage loan,
                              advances.                                          or to the extent that
                                                                                 the party making the
                                                                                 advance determines it
                                                                                 is nonrecoverable, from
                                                                                 collections in the
                                                                                 Custodial Account.

Interest on P&I Advances /    At Prime Rate.                     when advance    First from late payment
Master Servicer / Trustee                                        is reimbursed   charges and default
                                                                                 interest in excess of
                                                                                 the regular interest
                                                                                 rate, and then from all
                                                                                 collections in the
                                                                                 Custodial Account.

Indemnification Expenses /    Amounts for which the trustee,                     All collections in the
Trustee, Master Servicer      the master servicer and the                        Custodial Account.
and Special Servicer          special servicer are entitled to
                              indemnification.

Trust Fund Expenses not       Based on third party charges.      from time to    First from income on
Advanced (may include                                            time            the related REO
environmental remediation,                                                       Property, if
appraisals, expenses of                                                          applicable, and then
operating REO Property and                                                       from all collections in
any independent contractor                                                       the Custodial Account.
hired to operate REO
Property)

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

      Except as described below in this section, the master servicer will be required to make, for each payment date, a total amount of advances of principal and/or interest generally equal to all monthly debt service payments other than balloon payments, and assumed monthly debt service payments, in each case net of related master servicing fees and workout fees, that--

      o     were due or deemed due, as the case may be, with respect to the mortgage loans (including the Non-Serviced Trust Loan) during the related collection period, and

      o     were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

      The master servicer will not be required to make any advances of delinquent monthly debt service payments with respect to any of the Companion
Loans.

                                      S-180

      If it is determined that an Appraisal Reduction Amount (including such amounts as calculated under the 2006-LDP9 PSA) exists with respect to any mortgage loan then the master servicer will reduce the interest portion, but not the principal portion, of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists.
The interest portion of any P&I advance required to be made with respect to any such mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

      o     the amount of the interest portion of that P&I advance that would otherwise be required to be made for the subject payment date without regard to this sentence and the prior sentence, multiplied by

      o     a fraction, the numerator of which is equal to the Stated Principal
            Balance of the mortgage loan, net of the Appraisal Reduction Amount for such mortgage loan, and the denominator of which is equal to the
            Stated Principal Balance of the mortgage loan.

      With respect to any payment date, the master servicer will be required to make P&I advances either out of its own funds or, subject to replacement as and to the extent provided in the pooling and servicing agreement, funds held in the master servicer's custodial account that are not required to be paid on the series 2007-GG9 certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest on that payment date.

      The trustee will be required to make any P&I advance relating to a mortgage loan that the master servicer is required, but fails, to make. See "The
Trustee" above.

      Neither the master servicer nor the trustee will be obligated to make any
P&I advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. The trustee will be entitled to rely on the master servicer's determination that an advance, if made, would not be ultimately recoverable from collections on the related mortgage loan. See
"Description of the Certificates--Advances" in the accompanying prospectus and
"Servicing Under the Pooling and Servicing Agreement--Custodial Account" in this prospectus supplement.

      A monthly debt service payment will be assumed to be due with respect to:

      o     each mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

      o     each mortgage loan as to which the corresponding mortgaged property has become an REO Property.

      The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property.

      With respect to the Non-Serviced Loan Group, if the master servicer under the 2006-LDP9 PSA makes a determination that a principal and interest advance would not be recoverable on the Non-Serviced Companion Loan, the master servicer under the series 2007-GG9 pooling and servicing agreement will not be permitted to make a principal and interest advance on the Non-Serviced Trust Loan.

REIMBURSEMENT OF ADVANCES

      The master servicer and the trustee will each be entitled to recover any advance made by it out of its own funds from collections on the mortgage loan or related mortgaged property as to which the advance was made.

                                      S-181

      If the master servicer and the trustee makes any advance that it subsequently determines will not be recoverable out of collections on the related mortgage loan or related mortgaged property, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the mortgage loans included in the trust and any REO Properties in the trust on deposit in the master servicer's custodial account from time to time.

      Upon a determination that a previously made advance is not recoverable out of collections on the related mortgage loan or related mortgaged property, instead of obtaining reimbursement immediately out of general collections on the mortgage pool, the master servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such non-recoverable advance over a period of time (not to exceed twelve months in any event), with interest thereon at the prime rate described below. At any time after such determination, the master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the mortgage pool immediately. The fact that a decision to recover a non-recoverable advance over time, or not to do so, benefits some classes of series 2007-GG9 certificateholders to the detriment of other classes of series 2007-GG9 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2007-GG9 pooling and servicing agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the series 2007-GG9 certificateholders. The master servicer's or the trustee's agreement to defer reimbursement of such nonrecoverable advances as set forth above is an accommodation to the series 2007-GG9 certificateholders and is not to be construed as an obligation on the part of the master servicer or the trustee or a right of the series 2007-GG9 certificateholders. Nothing in this prospectus supplement will be deemed to create in the series 2007-GG9 certificateholders a right to prior payment of distributions over the master servicer's or the trustee's right to reimbursement for advances (deferred or otherwise) in accordance with the pooling and servicing agreement. Any requirement of the master servicer or the trustee to make an advance under the pooling and servicing agreement is intended solely to provide liquidity for the benefit of the certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans.

      In addition, the master servicer, the special servicer or the trustee, as applicable, will be entitled to recover any advance that is outstanding at the time that a mortgage loan is modified that is not repaid in full by the borrower in connection with such modification but rather becomes an obligation of the borrower to pay such amounts in the future (such advance, together with interest thereon, a "WORK-OUT DELAYED REIMBURSEMENT AMOUNT"), first out of collections of principal in the custodial account received with respect to the sub-pool of which such mortgage loan is a part and, if related to a Loan Group, the related loan group custodial account, and then out of collections of principal with respect to the other sub-pool, in each case, net of the amount of any principal collection used to reimburse any nonrecoverable advance and interest on those advances as described in the previous paragraph. The master servicer, the special servicer or the trustee will be permitted to recover a Work-out Delayed
Reimbursement Amount first from general collections in the custodial account received with respect to the sub-pool that such mortgage loan is a part of and, if related to a Loan Group, the related loan group custodial account, and then out of general collections with respect to the other sub-pool, if the master servicer or the trustee, as applicable, (a) has determined or the special servicer has determined, that such Work-out Delayed Reimbursement Amount would not be recoverable out of collections on the related mortgage loan or (b) has determined or the special servicer has determined that such Work-out Delayed
Reimbursement Amount would not ultimately be recoverable, along with any other
Work-out Delayed Reimbursement Amounts and non-recoverable advances, out of the principal portion of future collections on the mortgage loans and the REO
Properties.

      When the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance
(together with accrued interest thereon) will be deemed to be reimbursed first out of payments and other collections of principal on the sub-pool that includes the underlying mortgage loans for which the nonrecoverable advances were made, until there are no remaining principal payments or collections of principal for that sub-pool for the related collection period, then out of payments and other collections of principal on the mortgages in the other sub-pool, until there are no remaining principal payments or collections of principal for that sub-pool for the related collection period and lastly out of other collections of interest on the underlying mortgage loans otherwise distributable on the series
2007-GG9 certificates. As a result, the Total Principal Payment Amount for the corresponding payment date and the portions attributable to collections on the mortgage loans in either sub-pool would be reduced, to not less than zero, by the amount of any such reimbursement. Likewise, the total principal

                                      S-182

payment amount for the corresponding payment date would be reduced by a Work-Out
Delayed Reimbursement Amount paid from principal collections on the underlying mortgage loan.

      The master servicer or the trustee will each be entitled to receive interest on advances made by it out of its own funds. That interest will commence accruing upon the date the applicable advance was made and will continue to accrue on the amount of each advance, and compounded annually, for so long as that advance is outstanding at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time.

      Interest accrued with respect to any advance will be payable during the collection period in which that advance is reimbursed--

      o     first, out of Default Interest and late payment charges collected by the trust on the related mortgage loan during that collection period, and

      o     then, if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

      To the extent not offset by Default Interest and/or late payment charges accrued and actually collected, interest accrued on outstanding advances will result in a reduction in amounts payable on one or more classes of the certificates.

      The co-lender agreement for the Non-Serviced Loan Group provides that if any of the master servicer, special servicer or trustee under the 2006-LDP9 PSA has determined that a servicing advance made with respect to the Loan Group is not recoverable out of collections on the related mortgaged property, then the party that made that advance will be entitled to seek reimbursement with interest thereon of a pro rata portion of such servicing advance from the trust or the trust formed under the 2006-LDP9 PSA.

RATED FINAL PAYMENT DATE

      As discussed in this prospectus supplement, the ratings assigned to the respective classes of offered certificates will represent the likelihood of--

      o     timely receipt of all interest to which each certificateholder is entitled on each payment date, and

      o     the ultimate receipt of all principal to which each
            certificateholder is entitled by the related rated final payment date, which is the final payment date used by the rating agencies in providing their ratings.

      The rated final payment dates for each class of the offered certificates is the payment date in March 2039.

ASSUMED FINAL PAYMENT DATE

      With respect to any class of offered certificates, the assumed final payment date is the payment date on which the holders of those certificates would be expected to receive their last payment and the total principal balance of those certificates would be expected to be reduced to zero, based upon--

      o     the assumption that each borrower timely makes all payments on its mortgage loan;

      o     the assumption that no borrower otherwise prepays its mortgage loan prior to stated maturity; and

      o     the other modeling assumptions referred to under "Yield and Maturity
            Considerations" in, and set forth in the glossary to, this prospectus supplement.

                                      S-183

Accordingly, the assumed final payment date for each class of offered certificates is the payment date in the calendar month and year set forth below for that class:

                                           MONTH AND YEAR OF ASSUMED
                     CLASS                     FINAL PAYMENT DATE
                ---------------        ----------------------------------
                      A-1                         October 2011
                      A-2                          July 2012
                      A-3                          March 2014
                     A-AB                        September 2016
                      A-4                         January 2017
                     A-1-A                        January 2017
                      A-M                        February 2017
                      A-J                        February 2017
                       B                         February 2017
                       C                         February 2017
                       D                         February 2017
                       E                         February 2017
                       F                         February 2017

      The actual final payment date is likely to vary materially from the assumed final payment date due to potential defaults by borrowers, unanticipated expenses of the trust and voluntary and involuntary prepayments on the mortgage loans.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

      Certificateholder Reports. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to make available as described under "--Information Available Electronically" below, on each payment date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

      o     A payment date statement substantially in the form of Annex E to this prospectus supplement.

      o     A CMSA Loan Periodic Update File, a CMSA Financial File and a CMSA
            Property File setting forth information with respect to the mortgage loans and the corresponding mortgaged properties, respectively.

      o     A trust data update report, which is to contain substantially the categories of information regarding the mortgage loans set forth on
            Annex A to this prospectus supplement, with that information to be presented in tabular format substantially similar to the format utilized on those annexes. The Mortgage Pool data update report may be included as part of the payment date statement.

      The master servicer or the special servicer, as specified in the pooling and servicing agreement, is required to deliver to the trustee on each payment date (commencing on the fourth payment date), and the trustee is required to make available as described below under "--Information Available
Electronically," a copy of each of the following reports with respect to the mortgage loans and the corresponding mortgaged properties:

      o     A CMSA Delinquent Loan Status Report.

      o     A CMSA Historical Loan Modification and Corrected Mortgage Loan
            Report.

      o     A CMSA Historical Liquidation Report.

      o     A CMSA REO Status Report.

      o     A CMSA Servicer Watch List.

      o     A CMSA Loan Level Reserve/LOC Report.

      o     A CMSA Comparative Financial Status Report.

                                      S-184

      o     A CMSA Advance Recovery Report.

      In addition, upon the request of any holder of a series 2007-GG9 certificate or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

      o     with respect to any mortgaged property or REO Property, a CMSA
            Operating Statement Analysis Report; and

      o     with respect to any mortgaged property or REO Property, a CMSA NOI
            Adjustment Worksheet.

      The reports identified in the preceding three paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities
Association investor reporting package. Forms of these reports are available at the CMSA's internet website, located at www.cmbs.org.

      Within a reasonable period of time after the end of each calendar year, the trustee is required to send to each person who at any time during the calendar year was a series 2007-GG9 certificateholder of record, a report summarizing on an annual basis, if appropriate, certain items of the monthly payment date statements relating to amounts distributed to the certificateholder and such other information as may be required to enable the certificateholder to prepare its federal income tax returns. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Internal
Revenue Code.

      The pooling and servicing agreement provides that, absent manifest error of which it is aware, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the depositor (including information in this prospectus supplement), any mortgage loan seller or other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable, under the pooling and servicing agreement.

      Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the series 2007-GG9 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2007-GG9 certificates are registered on the books and records of the certificate registrar.

      Information Available Electronically. The trustee will make available each month, for the relevant reporting periods, to the series 2007-GG9 certificateholders and beneficial owners of series 2007-GG9 certificates identified to the reasonable satisfaction of the trustee, the payment date statement, any Mortgage Pool data update report, any loan payment notification report, and the mortgage loan information presented in the standard Commercial
Mortgage Securities Association investor reporting package formats via the trustee's internet website. The trustee's internet website will initially be located at www.etrustee.net.

      The master servicer also may make some or all of the reports identified in the preceding paragraph available via its internet website, www.wachovia.com.

      None of the trustee, the master servicer or the special servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source.

                                      S-185

      The trustee and the master servicer may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to their respective internet websites. Neither the trustee nor the master servicer will be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

      At the request of the underwriters, as provided in the pooling and servicing agreement, the trustee will be required to make available electronically, on each payment date, to the Trepp Group, Intex Solutions, Inc.
and any other similar third party information provider, a copy of the reports made available to the series 2007-GG9 certificateholders.

      Other Information. The pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

      o     this prospectus supplement, the accompanying prospectus and any other disclosure documents relating to the non-offered classes of the series 2007-GG9 certificates, in the form most recently provided by us or on our behalf to the trustee;

      o     the pooling and servicing agreement, each sub-servicing agreement delivered to the trustee since the date of initial issuance of the offered certificates, and any amendments to those agreements;

      o     all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2007-GG9 certificateholders since the date of initial issuance of the offered certificates;

      o     all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing
            Under the Pooling and Servicing Agreement--Evidence as to
            Compliance" in this prospectus supplement;

      o     all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under
            "Servicing Under the Pooling and Servicing Agreement--Evidence as to
            Compliance" in this prospectus supplement;

      o     the most recent appraisal, if any, with respect to each mortgaged property for a mortgage loan obtained by the master servicer or the special servicer and delivered to the trustee;

      o     the mortgage files for the mortgage loans included in the trust, including all documents, such as modifications, waivers and amendments of such mortgage loans, that are to be added to the mortgage files from time to time pursuant to the pooling and servicing agreement;

      o     upon request, the most recent inspection report with respect to each mortgaged property with respect to a mortgage loan included in the trust prepared by the master servicer or the special servicer and delivered to the trustee as described under "Servicing Under the
            Pooling and Servicing Agreement--Inspections; Collection of
            Operating Information" in this prospectus supplement; and

      o     upon request, the most recent quarterly and annual operating statement and rent roll for each mortgaged property for a mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "Servicing Under the Pooling and
            Servicing Agreement--Inspections; Collection of Operating
            Information" in this prospectus supplement.

      Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

                                      S-186

      In connection with providing access to or copies of the items described above, the trustee may require:

      o     in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential; and

      o     in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

VOTING RIGHTS

      The voting rights for the series 2007-GG9 certificates will be allocated among the respective classes of those certificates as follows:

      o     99% of the voting rights will be allocated among the holders of the various classes of series 2007-GG9 certificates that have principal balances, pro rata in accordance with those principal balances;

      o     1% of the voting rights will be allocated among the holders of the interest-only certificates pro rata, based on their respective notional amount as of any date of determination; and

      o     0% of the voting rights will be allocated among the holders of the class R-I and class R-II certificates.

      Voting rights allocated to a class of series 2007-GG9 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

TERMINATION

      The obligations created by the pooling and servicing agreement will terminate following the earliest of--

      o     the final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust,

      o     the purchase of all of the mortgage loans and REO Properties remaining in the trust by the special servicer, any single certificateholder or group of certificateholders of the series
            2007-GG9 controlling class, us or the master servicer, in that order of preference, and

      o     after the certificate balances of the class A-1 through class F have been reduced to zero, if (i) all of the then outstanding series
            2007-GG9 certificates (excluding class R-I and class R-II
            certificates) are held by a single certificateholder and (ii) all accrued and unpaid fees and other amounts payable to the master servicer, special servicer and the trustee are paid.

      Written notice of termination of the pooling and servicing agreement will be given to each series 2007-GG9 certificateholder. The final payment with respect to each series 2007-GG9 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2007-GG9 certificate registrar or at any other location specified in the notice of termination.

      Any purchase by us, the special servicer, any single holder or group of holders of the controlling class or the master servicer of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price equal to:

                                      S-187

      o     the sum of--

            1.    the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged properties have become REO Properties, together with (a) interest, other than Default Interest, on those mortgage loans, (b) unreimbursed servicing advances for those mortgage loans and (c) unpaid interest on advances made with respect to those mortgage loans, and

            2.    the appraised value of all REO Properties then included in the trust, minus

      o     solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the pooling and servicing agreement.

      The purchase will result in early retirement of the outstanding series
2007-GG9 certificates. However, our right, and the rights of the special servicer, any single holder or group of holders of the series 2007-GG9 controlling class or the master servicer, to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage loans that are included in the trust be less than 1.0% of the initial balance of the mortgage loans included in the trust. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2007-GG9 certificateholders, will constitute part of the
Available P&I Funds for the final payment date. Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

      With respect to the mortgage loans in the trust that are part of a Loan
Group, references in the preceding paragraph to the value of REO Properties in the trust means the value of the trust's proportionate beneficial interest in any REO Property acquired under the 2006-LDP9 PSA or the pooling and servicing agreement on behalf of the trust as holder of the mortgage loan.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

      General. The yield on any offered certificate will depend on:

      o     the price at which the certificate is purchased by an investor, and

      o     the rate, timing and amount of payments on the certificate.

      The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things--

      o     the pass-through rate for the certificate, which will be fixed or variable, as described in this prospectus supplement,

      o     the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied in reduction of the principal balance of the certificate,

      o     the rate, timing and severity of Realized Losses and Additional
            Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of, or the total payments on, the certificate,

      o     the timing and severity of any Net Aggregate Prepayment Interest
            Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate, and

                                      S-188

      o     the purchase of a mortgage loan whether by the applicable mortgage loan seller as a result of a material breach of a representation or warranty, by the holder of a related Companion Loan, by a holder of the fair value purchase option or by a mezzanine lender.

      See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

      Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied in reduction of the principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases or other removals of underlying mortgage loans from the trust.

      Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2007-GG9 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of the offered certificates.
Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 2007-GG9 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See
"Servicing Under the Pooling and Servicing Agreement--Modifications, Waivers,
Amendments and Consents" in this prospectus supplement.

      In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have a higher interest rate relative to the other underlying mortgage loans, the Weighted Average Pool Pass-Through
Rate would decline. Such a decline in the Weighted Average Pool Pass-Through
Rate could cause a corresponding decline in the pass-through rate on those classes that bear interest at a rate limited by the Weighted Average Pool
Pass-Through Rate and would cause a decline in the pass-through rate on those classes that bear interest at a rate equal to or based on the Weighted Average
Pool Pass Through Rate. The pass-through rates on those classes of certificates may be limited by the Weighted Average Pool Pass-Through Rate even if prepayments and early liquidations do not occur.

      The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid and result in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

      Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of real estate loans comparable to those in the Mortgage Pool.

      Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

      Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates and the rate of principal payments on your offered certificates and the weighted average life

                                      S-189

of your offered certificates. Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

      If--

      o     you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

      o     the additional losses result in a reduction of the total payments on or the principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

      The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

      Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

      In addition, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that such reimbursement is made from collections of principal on the underlying mortgage loans, that reimbursement will reduce the amount of principal available to be distributed on the series
2007-GG9 principal balance certificates and will result in a reduction of the certificate principal balance of the series 2007-GG9 principal balance certificates. See "Description of the Offered Certificates--Reductions of
Certificate Principal Balances in Connection With Realized Losses and Additional
Trust Fund Expenses" in this prospectus supplement. Likewise, if the master servicer, the special servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any Work-out Delayed Reimbursement
Amounts, that reimbursement will reduce the amount of principal available to be distributed on the series 2007-GG9 principal balance certificates on that payment date. Such reimbursement would have the effect of reducing current payments of principal on the offered certificates and extending the weighted average life of the offered certificates.

      The Effect of Sub-pools. Because the mortgage pool has been divided into two sub-pools for purposes of calculating distributions on the series 2007-GG9 certificates, the holders of the class A-1, class A-2, class A-3, class A-AB and class A-4 certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in sub-pool 1 and, in the absence of significant losses, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in sub-pool 2. Similarly, the holders of the class A-1-A certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in sub-pool 2 and, in the absence of significant losses, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in sub-pool 1. Investors should take this into account when reviewing this
"Yield and Maturity Considerations" section.

      Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

      o     prevailing interest rates;

      o     the terms of the mortgage loans, including--

            1.    provisions that require the payment of prepayment premiums and yield maintenance charges,

                                      S-190

            2.    provisions that impose prepayment lock-out periods,

            3.    amortization terms that require balloon payments, and

            4.    provisions requiring amounts held in escrow to be applied to prepay the mortgage loan if the borrower does not achieve
                  specified targets under the loan documents;

      o     the demographics and relative economic vitality of the areas in which the related mortgaged properties are located;

      o     the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged properties in the areas in which those properties are located;

      o     the quality of management of the mortgaged properties;

      o     the servicing of the mortgage loans;

      o     possible changes in tax laws; and

      o     other opportunities for investment.

      See "Risk Factors--Risks Related to the Underlying Mortgage Loans,"
"Description of the Mortgage Pool" and "Servicing Under the Pooling and
Servicing Agreement" in this prospectus supplement and "Description of the
Governing Documents" and "Yield and Maturity Considerations--Yield and
Prepayment Considerations" in the accompanying prospectus.

      The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan.
Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged properties prior to the exhaustion of tax depreciation benefits.

      Certain of the mortgage loans provide for a "cash trap" feature under which, upon the occurrence of certain trigger events, the lender will be permitted to apply excess cash in the lock box to repay the mortgage loan. The pooling and servicing agreement will provide that the master servicer will not be permitted to apply any of such excess funds as a prepayment of the mortgage loan without the consent of the special servicer.

      A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

      We make no representation or warranty regarding:

      o     the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

      o     the relative importance of those factors;

                                      S-191

      o     the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

      o     the overall rate of prepayment or default on the underlying mortgage loans.

      Unpaid Interest. If the portion of the Available P&I Funds payable with respect to interest on any class of offered certificates on any payment date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent payment dates, subject to the Available P&I Funds on those subsequent payment dates and the priority of payments described under "Description of the Offered
Certificates--Payments--Priority of Payments" in this prospectus supplement.
That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

      Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES

      The weighted average life of any offered certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any offered certificate is determined as follows:

      o     multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related payment date;

      o     sum the results; and

      o     divide the sum by the total amount of the reductions in the principal balance of the certificate.

      Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of the class of offered certificates to which the subject certificate belongs.

      As described in this prospectus supplement, the Total Principal Payment
Amount for each payment date will be payable first with respect to the class
A-1, class A-2, class A-3, class A-AB, class A-4 and class A-1-A certificates until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of series 2007-GG9 certificates with principal balances, sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero. Because of the order in which the Total Principal Payment
Amount is applied, the weighted average lives of the class A-1, class A-2, class
A-3, class A-AB, class A-4 and class A-1-A certificates may be shorter, and the weighted average lives of the other classes of series 2007-GG9 certificates with principal balances may be longer, than would otherwise be the case if the principal payment amount for each payment date was being paid on a pro rata basis among the respective classes of certificates with principal balances.

      The tables set forth in Annex D to this prospectus supplement show with respect to each class of offered certificates--

      o     the weighted average life of that class, and

      o     the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

                                      S-192

      We make no representation that--

      o     the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the
            CPRs shown or at any other particular prepayment rate,

      o     all the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

      o     mortgage loans in the trust that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

                                LEGAL PROCEEDINGS

      There are no legal proceedings pending against us, the sponsors, the trustee, the trust or the master servicer, or to which any property of the foregoing parties are subject, that is material to the series 2007-GG9 certificateholders, nor does the depositor have actual knowledge of any proceedings of this type contemplated by governmental authorities.

                                 USE OF PROCEEDS

      Substantially all of the proceeds from the sale of the offered certificates will be used by us to--

      o     purchase the mortgage loans that we will include in the trust, and

      o     pay expenses incurred in connection with the issuance of the series
            2007-GG9 certificates.

                              CERTAIN LEGAL ASPECTS

      The mortgaged real properties are subject to compliance with various federal, state, commonwealth and local statutes and regulations. Failure to so comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged real property which could, together with the limited alternative uses for such mortgaged real property, result in a failure to realize the full principal amount of the related mortgage loan. Any failure to comply with such statutes and regulations, however, would likely result in an event of default by the related borrower under the related mortgage loan documents, enabling the special servicer to pursue remedies available by law or under such mortgage loan documents.

ELECTION OF REMEDIES

      The following discussion contains a summary of certain legal aspects of mortgage loans in California, New York, Massachusetts (22.0%, 11.7% and 10.0% of
the Initial Mortgage Pool Balance, respectively, 10.3%, 23.7% and 10.8% of the
Initial Sub-pool 1 Balance, respectively and 28.6%, 0.0% and 0.0% of the Initial
Sub-pool 2 Balance, respectively), which is general in nature.

      California Law. Mortgage loans in California generally are secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in
California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action" rule requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment, if otherwise permitted, against the borrower

                                      S-193

following a judicial sale to the excess of the outstanding debt over the greater of (a) the fair market value of the property at the time of the public sale and
(b) the amount of the winning bid in the foreclosure. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

      New York Law. New York law requires a mortgagee to elect either a foreclosure action or a personal action against the borrower, and to exhaust the security under the mortgage, or exhaust its personal remedies against the borrower, before it may bring the other such action. The practical effect of the election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

      Massachusetts Law. Mortgage loans involving real property in Massachusetts are secured by mortgages and foreclosures are accomplished by one of the following methods: judicial foreclosure action, sale under statutory power of sale, peaceable entry and possession for three years, or bill in equity under statute. Foreclosure by sale under the statutory power of sale accompanied by an entry prior to the sale is the more commonly followed method of foreclosure in
Massachusetts. If the mortgagee is not a corporation, Massachusetts business trust or limited partnership, the mortgagee will generally first obtain a judgment from the Land Court or Superior Court sitting in the county where the property is located barring the rights of any interested party under the Service
Members' Civil Relief Act of 2003, as amended. Prior to conducting the sale, notice of sale must be published for three successive weeks with the first such publication to take the place at least 21 days prior to the date of sale and notice must be delivered by registered or certified mail to the required parties at least 14 days prior to the date of sale. A mortgagor has no right of redemption after a properly conducted foreclosure sale under the power of sale.
The Commonwealth of Massachusetts does not have a "one action rule" or
"anti-deficiency legislation"; however, a deficiency judgment for a recourse loan cannot be obtained after a foreclosure sale conducted by a power of sale unless certain required steps are taken, including the giving of notice at least
21 days before the sale and generally bringing the action within 2 years after the sale. In Massachusetts, contamination on a property may give rise to a
"super lien" on the property for costs incurred by the Commonwealth of
Massachusetts and such lien has priority over all existing liens, including those of existing mortgages.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      Upon the issuance of the offered certificates, Cadwalader, Wickersham &
Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming (i) the making of appropriate elections, (ii) compliance with the pooling and servicing agreement and (iii) the 2006-LDP9 PSA is administered in accordance with its terms and the REMICs formed thereunder continue to qualify as REMICs, and subject to any other assumptions set forth in the opinion, REMIC
I and REMIC II will qualify as a REMIC under the Internal Revenue Code and the arrangements under which the class A-MFL REMIC II regular interest, the swap agreement and the floating rate account are held will be classified as one or more grantor trusts for U.S. federal income tax purposes.

      The assets of REMIC I will generally include--

      o     the mortgage loans included in the trust,

      o     the trust's interest in any REO Properties (or beneficial interest therein, in the case of the Non-Serviced Trust Loan) acquired on behalf of the series 2007-GG9 certificateholders,

                                      S-194

      o     the master servicer's custodial account (or the trust's interest therein in the case of the Non-Serviced Trust Loan),

      o     the trust's interest in the special servicer's REO account, and

      o     the trustee's distribution account and interest reserve account.

      For federal income tax purposes,

      o     the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

      o     the class R-I certificates will evidence the sole class of residual interests in REMIC I,

      o     the class A-1, class A-2, class A-3, class A-AB, class A-4, class
            A-1-A, class A-M, class A-J, class X, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class
            M, class N, class O, class P, class Q and class S certificates and the class A-MFL REMIC II regular interest will evidence the regular interests in, and will generally be treated as debt obligations of,
            REMIC II,

      o     the class R-II certificates will evidence the sole class of residual interests in REMIC II, and

      o     the class A-MFL certificates will each evidence interests in a grantor trust consisting of the respective REMIC II regular interest, the swap agreement and the floating rate account. No holder of any offered certificates will have any beneficial interest in any such grantor trust.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

      It is anticipated that for federal income tax purposes, (x) each class of the offered certificates and class A-MFL, class G, class H and class J certificates and the class A-MFL REMIC II regular interest will be issued at a premium, (y) each of the class L, class M, class N, class O, class P, class Q and class S certificates will be issued with more than a de minimis amount of original issue discount and (z) the class K certificates will be issued with a de minimis amount of original issue discount. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of
REMIC Regular Certificates--Premium" in the accompanying prospectus.

      When determining the rate of accrual of original issue discount, market discount and amortization of premium, if any, with respect to the series
2007-GG9 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

      o     no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

      o     there will be no extension of maturity for any mortgage loan in the trust.

      For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in each of this prospectus supplement and the accompanying prospectus.

      Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The
IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield

                                      S-195

maintenance charges be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates. In such event, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received.
Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

      Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal
Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as
"real estate assets" within the meaning of section 856(c)(5)(B) of the Internal
Revenue Code.

      Most of the mortgage loans to be included in the trust, representing approximately 0.0% of the Initial Mortgage Pool Balance, are not secured by real estate used for residential or other purposes prescribed in section
7701(a)(19)(C) of the Internal Revenue Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Internal Revenue Code.
The offered certificates will be treated as "qualified mortgages" for another
REMIC under section 860G(a)(3)(C) of the Internal Revenue Code.

      In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

            1.    the borrower pledges substitute collateral that consist solely of Government Securities;

            2.    the mortgage loan documents allow that substitution;

            3.    the lien is released to facilitate the disposition of the
                  property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC
                  offering with obligations that are not real estate mortgages;
                  and

            4.    the release is not within two years of the startup day of the
                  REMIC.

      Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(c)(3)(B) of the Internal Revenue Code, respectively.

      See "Description of the Mortgage Pool" in this prospectus supplement and
"Federal Income Tax Consequences--REMICs--Characterization of Investments in
REMIC Certificates" in the accompanying prospectus.

      For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

                                      S-196

                          CERTAIN ERISA CONSIDERATIONS

      If you are--

      o     a fiduciary of a Plan, or

      o     any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue
Code. See "Certain ERISA Considerations" in the accompanying prospectus.

      If a Plan acquires a series 2007-GG9 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "Certain ERISA
Considerations--Plan Asset Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as entities deemed to include plan assets because of investment by one or more Plans in such entities. This exception will be tested immediately after each acquisition of a series 2007-GG9 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2007-GG9 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2007-GG9 certificates.

      If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust's underlying assets. However, if the trust is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

      The U.S. Department of Labor issued an individual prohibited transaction exemption to Greenwich Capital Markets, Inc., which exemption is identified as
Prohibited Transaction Exemption 90-59. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b)
and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things--

      o     the servicing and operation of pools of real estate loans, such as the Mortgage Pool, and

      o     the purchase, sale and holding of mortgage pass-through
            certificates, such as the offered certificates, that are
            underwritten by an Exemption-Favored Party.

      The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

      o     first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      o     second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by S&P, Fitch or Moody's;

      o     third, the trustee cannot be an affiliate of any other member of the
            Restricted Group other than an underwriter;

                                      S-197

      o     fourth, the following must be true--

            1.    the sum of all payments made to and retained by
                  Exemption-Favored Parties must represent not more than
                  reasonable compensation for underwriting the relevant class of certificates,

            2.    the sum of all payments made to and retained by us in
                  connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the
                  obligations, and

            3.    the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must
                  represent not more than reasonable compensation for that
                  person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in
                  connection therewith; and

      o     fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

      It is a condition of their issuance that the each class of offered certificates receive an investment grade rating from each of S&P, Moody's and
Fitch. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

      The Underwriter Exemption also requires that the trust meet the following requirements:

      o     the trust assets must consist solely of assets of the type that have been included in other investment pools;

      o     certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P, Fitch or Moody's for at least one year prior to the Plan's acquisition of an offered certificate; and

      o     certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

      We believe that these requirements have been satisfied as of the date of this prospectus supplement.

      If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and
407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b)
of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with--

      o     the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an
            Exemption-Favored Party when we are, or any mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing
            Plan,

      o     the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

      o     the continued holding of an offered certificate by a Plan.

                                      S-198

      However, no exemption is provided from the restrictions of sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the
Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

      Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption, are satisfied, it may also provide an exemption from the restrictions imposed by sections
406(b)(1) and (b)(2) of ERISA and the taxes imposed by sections 4975(a) and (b)
of the Internal Revenue Code, by reason of section 4975(c)(1)(E) of the Internal
Revenue Code, in connection with:

      o     the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0 or less of the fair market value of the underlying mortgage loans;

      o     the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

      o     the continued holding of offered certificates by a Plan.

      Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b)
and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the
Internal Revenue Code by reason of section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

      Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a)
and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A)
through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

      o     providing services to the Plan, or

      o     having a specified relationship to this person,

      solely as a result of the Plan's ownership of offered certificates.

      Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that:

      o     the offered certificates are "securities" for purposes of the
            Underwriter Exemption, and

      o     the general and other conditions set forth in the Underwriter
            Exemption, and the other requirements set forth in the Underwriter
            Exemption, would be satisfied at the time of the purchase.

      A governmental plan as defined in section 3(32) of ERISA is not subject to
ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

      With respect to the mortgage loans identified on Annex A to this prospectus supplement as 590 Madison Avenue, TIAA RexCorp Long Island Portfolio,
51 JFK Parkway, Omni Marathon Reckson and 1305 Walt Whitman Road, collectively representing approximately 12.4% of the Initial Mortgage Pool Balance and 13.5%
of the Initial Sub-pool 1 Balance, persons who have an ongoing relationship with the State Teachers Retirement System of Ohio, which is a governmental plan, should note that this plan owns an equity interest in the borrower under these

                                      S-199

mortgage loans. These persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold the certificates.

      Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

      The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

      o     the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

      o     the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

      Upon initial issuance, and for so long as such certificates are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, the class A-1, class A-2, class A-3, class
A-AB, class A-4, class A-1-A, class A-M, class A-MFL, class A-J, class B, class
C and class D certificates will be mortgage related securities for purposes of
SMMEA.

      Neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

      o     are legal investments for them, or

      o     are subject to investment, capital or other restrictions.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, prudent investor provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

      There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for them.

      See "Legal Investment" in the accompanying prospectus.

                                  LEGAL MATTERS

      Particular legal matters relating to the certificates will be passed upon for us and the underwriters by Cadwalader, Wickersham & Taft LLP, New York, New
York.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions of an underwriting agreement dated
February 21, 2007 between us and the underwriters, we have agreed to sell to each of the underwriters the respective certificate principal balance of each class of the offered certificates set forth below.

                                      S-200

                  GREENWICH                                BANC OF         CREDIT SUISSE          MORGAN          WACHOVIA
               CAPITAL MARKETS,      GOLDMAN, SACHS        AMERICA           SECURITIES       STANLEY & CO.       CAPITAL
  CLASS              INC.                & CO.          SECURITIES LLC       (USA) LLC         INCORPORATED     MARKETS, LLC
---------    -------------------   -----------------   ----------------   ---------------   ----------------   --------------

   A-1           $42,000,000          $42,000,000             $0                 $0                 $0               $0
   A-2           $590,039,000        $590,039,000             $0                 $0                 $0               $0
   A-3           $42,992,500          $42,992,500             $0                 $0                 $0               $0
   A-AB          $44,000,000          $44,000,000             $0                 $0                 $0               $0
   A-4          $1,335,799,000      $1,335,799,000            $0                 $0                 $0               $0
  A-1-A          $246,742,500        $246,742,500             $0                 $0                 $0               $0
   A-M           $278,796,500        $278,796,500             $0                 $0                 $0               $0
   A-J           $278,696,500        $278,696,500             $0                 $0                 $0               $0
    B            $16,440,000          $16,440,000             $0                 $0                 $0               $0
    C            $49,319,000          $49,319,000             $0                 $0                 $0               $0
    D            $20,550,000          $20,550,000             $0                 $0                 $0               $0
    E            $20,549,500          $20,549,500             $0                 $0                 $0               $0
    F            $28,770,000          $28,770,000             $0                 $0                 $0               $0

      Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately 100.49% of the total initial principal balance of the offered certificates, plus accrued interest on all the offered certificates from March 1, 2007. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about March 8, 2007, against payment for them in immediately available funds.

      The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things:

      o     the receipt of various legal opinions; and

      o     the satisfaction of various conditions, including that--

            1.    no stop order suspending the effectiveness of our registration statement is in effect, and

            2.    no proceedings for the purpose of obtaining a stop order are pending before or threatened by the SEC.

      The underwriters currently intend to sell the offered certificates from time to time in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may accomplish these transactions by selling the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. The underwriters may be deemed to have received compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be statutory underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of
1933, as amended.

      The underwriting agreement provides that we will indemnify the underwriters, and that under limited circumstances the underwriters will indemnify us, against various civil liabilities under the Securities Act of
1933, as amended, relating to the disclosure in this prospectus supplement, the accompanying prospectus or our registration statement.

      We have also been advised by the underwriters that they presently intend to make a market in the offered certificates. The underwriters have no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See "Risk Factors--Lack of Liquidity Will Impair Your
Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the
Market Value of Your Offered Certificates" in the accompanying prospectus.

                                      S-201

      With respect to this offering--

      o     Greenwich Capital Markets, Inc., one of our affiliates and an affiliate of a Mortgage Loan Seller and Sponsor, and Goldman, Sachs
            & Co., an affiliate of a Mortgage Loan Seller, Originator and
            Sponsor, are acting as co-lead bookrunning managers with respect to
            56.9% and 43.1%, respectively, of the total principal balance of the offered certificates, and

      o     Banc of America Securities LLC, Credit Suisse Securities (USA) LLC,
            Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC
            are acting as co-managers.

                                     RATINGS

      It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

      CLASS                 S&P                 MOODY'S               FITCH
     -------               -----               ---------             -------
       A-1                  AAA                   Aaa                  AAA
       A-2                  AAA                   Aaa                  AAA
       A-3                  AAA                   Aaa                  AAA
      A-AB                  AAA                   Aaa                  AAA
       A-4                  AAA                   Aaa                  AAA
      A-1-A                 AAA                   Aaa                  AAA
       A-M                  AAA                   Aaa                  AAA
       A-J                  AAA                   Aaa                  AAA
        B                   AA+                   Aa1                  AA+
        C                   AA                    Aa2                   AA
        D                   AA-                   Aa3                  AA-
        E                   A+                    A1                    A+
        F                    A                    A2                    A

      The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each payment date and the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final payment date. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the
Mortgage Pool is adequate to make payments of interest and principal required under the offered certificates.

      The ratings on the respective classes of offered certificates do not represent any assessment of--

      o     the tax attributes of the offered certificates or of the trust,

      o     whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

      o     the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

      o     the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

      o     whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
            Prepayment Interest Shortfalls,

      o     whether and to what extent prepayment premiums, yield maintenance charges or Default Interest will be received, and

      o     the yield to maturity that investors may experience.

                                      S-202

      There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P, Moody's or
Fitch.

      The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Rating" in the accompanying prospectus. Each of the rating agencies identified above is expected to perform ratings surveillance with respect to its ratings for so long as the offered certificates remain outstanding.

                                      S-203

                                    GLOSSARY

      The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in Annexes A and B to this prospectus supplement.

      "2006-LDP9 MASTER SERVICER" means Wachovia Bank, National Association as master servicer under the 2006-LDP9 PSA.

      "2006-LDP9 PSA" means the pooling and servicing agreement dated as of
December 1, 2006, among J.P. Morgan Chase Commercial Mortgage Securities Corp.,
as depositor, Midland Loan Services, Inc., as a master servicer, Capmark Finance
Inc., as a master servicer, Wachovia Bank, National Association, as a master servicer, LNR Partners, Inc., as special servicer, LaSalle Bank National
Association, as trustee, and Wells Fargo Bank, N.A., as paying agent.

      "2006-LDP9 SPECIAL SERVICER" means LNR Partners, Inc. as special servicer under the 2006-LDP9 PSA.

      "2006-LDP9 TRUST" means the trust created pursuant to the 2006-LDP9 PSA.

      "2006-LDP9 TRUSTEE" means LaSalle Bank National Association as trustee under the 2006-LDP9 PSA.

      "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

      "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360-days.

      "ADDITIONAL TRUST FUND EXPENSE" means an expense of the trust that--

      o     arises out of a default on a mortgage loan or an otherwise unanticipated event,

      o     is not required to be paid by any party to the pooling and servicing agreement,

      o     is not included in the calculation of a Realized Loss,

      o     is not covered by a servicing advance or a corresponding collection from the related borrower and is not offset by late payment charges and/or Default Interest on the Mortgage Pool, and

      o     causes a shortfall in the payments of interest or principal on any class of series 2007-GG9 certificates.

      We provide some examples of Additional Trust Fund Expenses under
"Description of the Offered Certificates--Reductions of Certificate Principal
Balances in Connection With Realized Losses and Additional Trust Fund Expenses"
in this prospectus supplement.

      "ADMINISTRATIVE FEE RATE" means the sum of the master servicing fee rate, the primary servicing fee rate and the per annum rate at which the monthly fee of the trustee is calculated.

      "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan in the trust
(other than the Non-Serviced Loan Group) as to which an Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of "x" over "y"
where--

      o     "x" is equal to the sum of:

            1.    the Stated Principal Balance of the mortgage loan;

            2.    to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest, other than any Default Interest, accrued on the mortgage loan
                  through the most recent due date prior to the date of
                  determination;

                                      S-204

            3.    all accrued but unpaid special servicing fees, liquidation fees and workout fees with respect to the mortgage loan;

            4.    all related unreimbursed advances made by or on behalf of the master servicer, the special servicer, the trustee or the
                  fiscal agent with respect to the mortgage loan, together with interest on those advances as permitted under the pooling and servicing agreement;

            5.    any other unpaid Additional Trust Fund Expenses in respect of the mortgage loan; and

            6.    all currently due and unpaid real estate taxes and
                  assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement and other applicable
                  reserves, with respect to the related mortgaged property, net of any escrow reserves held by the master servicer or the
                  special servicer which covers any such item; and

      o     "y" is equal to the sum of:

            1.    the excess, if any, of--

                  (a)   90 of the resulting appraised or estimated value (as it
                        may be adjusted downward by the special servicer in
                        accordance with the Servicing Standard (without implying
                        any duty to do so) based upon its review of the
                        appraisal or estimate and such other information as it
                        may deem appropriate) of the related mortgaged property
                        or REO Property, over

                  (b)   the amount of any obligations secured by liens on the
                        property that are prior to the lien of the mortgage
                        loan;

         2.   the amount of escrow payments and reserve funds held by the master servicer with respect to the mortgage loan that--

                  (a)   are not required to be applied to pay real estate taxes
                        and assessments, insurance premiums or ground rents,

                  (b)   are not otherwise scheduled to be applied (except to pay
                        debt service on the mortgage loan) within the next 12
                        months, and

                  (c)   may be used to reduce the principal balance of the
                        mortgage loan; and

         3.   the amount of any letter of credit that constitutes additional security for the mortgage loan that may be used to reduce the principal balance of the mortgage loan.

      If, however--

      o     an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust,

      o     no appraisal or other valuation estimate, as described under
            "Servicing Under the Pooling and Servicing Agreement--Required
            Appraisals," is obtained or performed within 60 days after the occurrence of that Appraisal Trigger Event, and

      o     either--

            (i)   no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal
                  Trigger Event, or

            (ii)  there has been a material change in the circumstances surrounding the related mortgaged property subsequent to any earlier appraisal or other valuation, or any earlier update of an appraisal or other valuation, that, in the special
                  servicer's judgment, materially affects the value of the
                  property,

                                      S-205

then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the
Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition. For purposes of this definition, each mortgage loan that is part of a group of cross-collateralized mortgage loans will be treated separately for purposes of calculating any Appraisal Reduction
Amount.

      Each Loan Group will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to those loans.

      For the Non-Serviced Trust Loan, appraisal reductions will be calculated in a similar, although not identical, manner under the 2006-LDP9 PSA.

      "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust (other than the Non-Serviced Loan Group), any of the following events:

      o     the mortgage loan has been modified by the special servicer in a manner that--

            1.    affects that amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the
                  mortgage loan,

            2.    except as expressly contemplated by the related loan
                  documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged property without a corresponding principal
                  prepayment in an amount, or the delivery by the related
                  borrower of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released, or

            3.    in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or reduces the
                  likelihood of timely payment of amounts due on the mortgage loan;

      o     the mortgage loan is 60 days or more delinquent in respect of any monthly debt service payment (other than a balloon payment);

      o     the mortgage loan is delinquent in respect of its balloon payment, if any, for (A) 20 days, or (B) if the related borrower has delivered a refinancing commitment acceptable to the special servicer prior to the date the subject balloon payment was due, 30 days;

      o     the related borrower becomes the subject of (1) voluntary
            bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain
            undismissed for 60 days;

      o     the mortgaged property securing the mortgage loan becomes an REO
            Property; or

      o     the mortgage loan remains outstanding five years after any extension of its maturity.

      For the Non-Serviced Trust Loan, appraisals will be required under similar but not identical circumstances under the 2006-LDP9 PSA.

      "AVAILABLE P&I FUNDS" means the total amount available to make payments of interest and principal on the series 2007-GG9 certificates on each payment date.

      "BALLOON LOAN" means any mortgage loan in the trust fund that by its original terms or by virtue of any modification entered into as of the issue date for the series 2007-GG9 certificates provides for an amortization schedule extending beyond its stated maturity date and as to which, in accordance with such terms, the scheduled payment due on its stated maturity date is significantly larger than the scheduled payment due on the due date next preceding its stated maturity date.

      "BANKRUPTCY CODE" means the United States Bankruptcy Code, 11 USC Section
101 et seq., as amended from time to time.

                                      S-206

      "CERCLA" means the Federal Comprehensive Environmental, Response,
Compensation and Liability Act of 1980, as amended.

      "CLEARSTREAM" means Clearstream Banking, societe anonyme.

      "COMPANION LOAN" means a mortgage loan that is part of a Loan Group but is not included in the trust. A subordinate Companion Loan is a Companion Loan as to which subsequent to either (i) a monetary event of default with respect to the Loan Group or (ii) a material non-monetary event of default with respect to the Loan Group, the mortgage loan in the trust is senior in right of payment to the Companion Loan. A pari passu Companion Loan is a Companion Loan that is pari passu in right of payment to a mortgage loan in the Trust.

      "COMPANION LOAN HOLDER(S)" means the holder of a note evidencing a
Companion Loan.

      "COMPANION LOAN SECURITIES" means any securities issued in connection with a securitization of any Companion Loan.

      "CONDEMNATION PROCEEDS" means all proceeds and other amounts received in connection with the condemnation or the taking by right of eminent domain of a mortgaged property or an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

      "CONTRACT RENT" means the total rent that is, or is anticipated to be, specified in the lease or other rental contract as payable by the tenant to the property owner for the rental of a dwelling unit, including fees or charges for management and maintenance services. In determining Contract Rent for reach unit, the following rules have been applied:

            (a)   The average Contract Rent for each unit type was based upon a rent roll certified by the owner of the property or as
                  computed by the appraiser based upon information provided by the borrower.

            (b)   Rent concessions were not considered (i.e., Contract Rent was not reduced by any rent concessions). Contract rent also has not been reduced by any policeman's discount.

            (c)   Where the tenant pays a portion of the rent and the remainder is paid by a federal, state, or local rental assistance
                  program, the Contract Rent is the amount of the rent payment by the tenant, and the payment from the assistance program has been disregarded.

            (d)   In computing average Contract Rent for units of each bedroom type, the units described in the following table have been treated as indicated in the table:

                                                          INCLUDED IN
                    UNIT TYPE                             COMPUTATION?         CONTRACT RENT USED IN COMPUTATION
------------------------------------------------------    ------------         ----------------------------------------------

Vacant unit being offered for rent                            Yes              Contract Rent being asked for that unit
Unit that is vacant because undergoing renovation             No               Not applicable
Unit being used as a rental office or model unit              Yes              Not applicable
Unit occupied by an employee at a discounted rent             Yes              Contract Rent being asked for comparable units
Unit shared by multiple tenants under their own leases     Yes, as a           The aggregate Contract Rent being paid by the
  (e.g., student housing or seniors housing)              single unit          tenants sharing the unit.

      "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

      "CROSS-OVER DATE" means the payment date on which--

      o     the class A-1, class A-2, class A-3, class A-AB, class A-4 and class
            A-1-A certificates, or any two or more of those classes, remain outstanding, and

                                      S-207

      o     the total principal balance of the class A-M, class A-MFL, class
            A-J, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P, class
            Q and class S certificates are reduced to zero as described under
            "Description of the Offered Certificates--Reductions of Certificate
            Principal Balances in Connection With Realized Losses and Additional
            Trust Fund Expenses" in this prospectus supplement.

      "CUT-OFF DATE LOAN-TO-VALUE RATIO," "CUT-OFF DATE LOAN-TO-APPRAISED VALUE
RATIO" or "CUT-OFF DATE LTV" means:

      o     with respect to any mortgage loan in the trust, the ratio, expressed as a percentage, of--

            1.    the cut-off date principal balance of that mortgage loan, as shown on Annex A to this prospectus supplement (plus, if
                  applicable, or funded, each related non-trust pari passu
                  Companion Loan), except that in the case of the Earnout Loans and certain other mortgage loans with reserves or a
                  performance guarantee, that are secured by the mortgaged
                  properties identified on Annex A to this prospectus supplement as Apollo Portfolio 1, The District II and Tuileries Plaza
                  Phase I where the cut-off date principal balance is calculated net of the earnout, reserve or performance guarantee, as
                  applicable, to

            2.    the appraised value of the related mortgaged property, as
                  shown on Annex A to this prospectus supplement, except that in the case of the mortgage loan secured by the mortgaged
                  properties identified on Annex A to this prospectus supplement as Peachtree Center, the reserves in the amount of
                  approximately $44.48 million were added to the appraised value of the related mortgaged properties.

      o     with respect to any subordinate Companion Loan, the calculation of
            Cut-off Date LTV Ratio does not include the principal balance of the subordinate Companion Loan;

      o     with respect to any cross-collateralized and cross-defaulted mortgage loans in the trust, the ratio, expressed as a percentage, of the combined cut-off date principal balances of the subject mortgage loans, as shown on Annex A to this prospectus supplement;
            and

      o     With respect to the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as
            Apollo Portfolio 1, The District II and Tuileries Plaza Phase I, the
            Cut-off Date Loan-to-Value Ratios presented in this prospectus supplement were calculated based on the financing reduced by earnouts or other reserves in the amounts of $11,600,000,
            $16,750,000 and $1,050,000, respectively. Not reducing the financing by the related earnout amounts, the Cut-off Date Loan-to-Value
            Ratios for the Apollo Portfolio 1 mortgage loan, the District II mortgage loan and the Tuileries Plaza Phase I mortgage loan would be
            103.8%, 86.4% and 80.5%, respectively.

      "DEFAULT INTEREST" means any interest that--

      o     accrues on a defaulted mortgage loan solely by reason of the subject default, and

      o     is in excess of all interest at the related mortgage interest rate accrued on the mortgage loan.

                                      S-208

      "EARNOUT LOAN" means any of the mortgage loans listed below, each of which
(i) require the related borrower to deposit a portion of the original loan amount in a reserve pending satisfaction of certain conditions, including, without limitation, achievement of certain DSCRs, LTV ratios or satisfaction of certain occupancy or other tests and (ii) permit, in the event the condition is not satisfied by a specified date, the Master Servicer to apply amounts held in reserve to prepay the related mortgage loan. For all of the Earnout Loans, the
Cut-off Date LTV and the U/W NCF DSCR is shown in this prospectus supplement and on the Annexes thereto net of the related earnout amount. Below, under the headings "Full Loan Amount LTV" and "Full Loan Amount NCR DSCR," the Cut-off
Date LTV and U/W NCF DSCR is shown based on the principal balance of the Earnout
Loans, including the related earnout amount.

                                                        % OF                                       EARLIEST                 IF
                                              % OF    INITIAL    FULL             FULL   NET OF   DEFEASANCE             PREPAY,
                                             INITIAL  SUB-POOL   LOAN   NET OF    LOAN   EARNOUT      OR                  YIELD
                    EARNOUT      EARNOUT    MORTGAGE     1      AMOUNT  EARNOUT  AMOUNT    NCF      PREPAY    DEFEASE/    MAINT.
  MORTGAGE LOAN     AMOUNT       RESERVE      POOL    BALANCE    LTV      LTV     DSCR    DSCR     DATE(1)     PREPAY   APPLICABLE
---------------   -----------  -----------  --------  --------  ------  -------  ------  -------  ----------  --------  ----------

The District II
Tuileries Plaza   $16,750,000  $17,973,000    0.7%      0.7%    86.4%    54.4%   0.76x    1.20x   11/6/2008    Prepay      Yes
Phase I           $ 1,050,000  $ 1,155,000    0.2%      0.2%    80.5%    74.6%   1.14x    1.24x   7/1/2008     Prepay      Yes

_____________________

(1)   The earliest date on which the reserve amounts may be used to prepay.

(2)   All of the mortgaged properties in this table secure mortgage loans that are part of sub-pool 1.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

      "ERISA PLAN" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

      "EUROCLEAR" means Euroclear Bank, as operator of the Euroclear System.

      "EXEMPTION-FAVORED PARTY" means any of--

      o     Greenwich Capital Markets, Inc.;

      o     any person directly or indirectly, through one or more
            intermediaries, controlling, controlled by or under common control with Greenwich Capital Markets, Inc.; and

      o     any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to the offered certificates.

      "FITCH" means Fitch, Inc.

      "GCFP" means Greenwich Capital Financial Products, Inc.

      "GOVERNMENT SECURITIES" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

      "GSCMC" means Goldman Sachs Commercial Mortgage Capital, L.P.

      "GSCMC LOANS" means the mortgage loans originated by GSCMC.

      "GSMC" means Goldman Sachs Mortgage Company.

      "HIDDEN RIDGE LOAN GROUP" means, collectively, the two mortgage loans secured by the mortgaged property identified on Annex A as Hidden Ridge. The
Loan Group consists of a subordinate non-trust Companion Loan and a senior trust mortgage loan.

      "INITIAL MORTGAGE POOL BALANCE" means the aggregate principal balance of the mortgage loans included in the trust as of the cut-off date.

      "INITIAL SUB-POOL 1 BALANCE" means the aggregate principal balance of the mortgage loans included in the trust in sub-pool 1 as of the cut-off date.

                                      S-209

      "INITIAL SUB-POOL 2 BALANCE" means the aggregate principal balance of the mortgage loans included in the trust in sub-pool 2 as of the cut-off date.

      "INSURANCE PROCEEDS" means all proceeds and other amounts received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan included in the trust, together with any comparable amounts received with respect to an REO
Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

      "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, and applicable temporary or final regulations of the U.S. Department of the Treasury promulgated pursuant thereto.

      "IRS" means the Internal Revenue Service.

      "ISSUE DATE" means the date of initial issuance for the Series 2007-GG9 certificates, which is expected to be on or about March 8, 2007.

      "LEHMAN" means Lehman Brothers Holdings Inc.

      "LIBOR" means, with respect to the class A-MFL certificates and each interest accrual period for those certificates, the rate for deposits in U.S.
Dollars, for a period equal to one month, which appears on the Dow Jones Market
Service (formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date. If that rate does not appear on Dow Jones
Market Service Page 3750, LIBOR for that interest accrual period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any five major reference banks in the London interbank market selected by the calculation agent under the swap agreement to provide that bank's offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of the subject interest accrual period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The calculation agent under the swap agreement will request the principal London office of any five major reference banks in the London interbank market selected by the calculation agent to provide a quotation of those rates, as offered by each such bank. If at least two such quotations are provided, LIBOR for that interest accrual period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, LIBOR for that interest accrual period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the calculation agent under the swap agreement, at approximately
11:00 a.m., New York City time, on the related LIBOR Determination Date with respect to the subject interest accrual period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the LIBOR
Determination Date with respect to such interest accrual period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The calculation agent under the swap agreement will determine
LIBOR for each interest accrual period and the determination of LIBOR by the calculation agent will be binding absent manifest error.

      "LIBOR BUSINESS DAY" is any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England and/or New York, New York.

      "LIBOR DETERMINATION DATE" for the class A-MFL certificates means (i) with respect to the initial interest accrual period, the date that is two LIBOR business days prior to the date of initial issuance of the certificates, and
(ii) with respect to each applicable interest accrual period thereafter, the date that is two LIBOR Business Days prior to the commencement of the subject interest accrual period.

      "LINDEN PARK LOAN GROUP" means, collectively, the two mortgage loans secured by the mortgaged property identified on Annex A as Linden Park. The Loan
Group consists of a subordinate non-trust Companion Loan and a senior trust mortgage loan.

      "LIQUIDATION PROCEEDS" means all cash proceeds received and retained by the trust in connection with--

      o     the full or partial liquidation of defaulted mortgage loans by foreclosure or otherwise;

                                      S-210

      o     the repurchase of any mortgage loan by the applicable Mortgage Loan
            Seller, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement;

      o     the purchase of any specially serviced mortgage loan by any holder of a purchase option as described under "Servicing Under the Pooling and Servicing Agreement--Fair Value Option" in this prospectus supplement;

      o     the purchase of all remaining mortgage loans and REO Properties in the trust by us, the applicable Mortgage Loan Seller, the special servicer, any certificateholder of the series 2007-GG9 controlling class or the master servicer, as described under "Description of the
            Offered Certificates--Termination" in this prospectus supplement;

      o     the purchase of a mortgage loan in the trust by the related
            Companion Loan Holder as described under "Description of the
            Mortgage Pool--Split Loan Structure" in this prospectus supplement;

      o     the purchase of any defaulted mortgage loan in the trust by a mezzanine lender pursuant to a purchase right as set forth in the related intercreditor agreement; and

      o     the sale of an REO Property.

      "LOAN GROUP" means, a group of two or more mortgage loans secured by a single mortgage instrument on the same mortgaged property or properties. Each of the Loan Groups is more particularly identified on the table entitled "Loan
Groups" under "Description of the Mortgage Pool--Split Loan Structure."

      "MOODY'S" means Moody's Investors Service, Inc.

      "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2007-GG9 certificates and the mortgage loans in the trust:

      o     the mortgage loans have the characteristics set forth on Annex A to this prospectus supplement and the Initial Mortgage Pool Balance is approximately $6,575,923,864;

      o     the initial total principal balance or notional amount, as the case may be, of each class of series 2007-GG9 certificates is as described in this prospectus supplement;

      o     the pass-through rate for each class of series 2007-GG9 certificates is as described in this prospectus supplement;

      o     there are no delinquencies or losses with respect to the mortgage loans;

      o     there are no modifications, extensions, waivers or amendments affecting the monthly payments by borrowers on the mortgage loans;

      o     there are no Appraisal Reduction Amounts with respect to the mortgage loans;

      o     there are no casualties or condemnations affecting the corresponding mortgaged properties;

      o     each of the mortgage loans provides for monthly payments to be due on the first or sixth day of each month, which monthly payments are timely received;

      o     all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

      o     there are no breaches of our representations and warranties or those of any Mortgage Loan Seller regarding the mortgage loans;

      o     no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period or yield maintenance period in each case if any;

                                      S-211

      o     except as otherwise assumed in the immediately preceding bullet, prepayments are made on each of the mortgage loans at the indicated
            CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

      o     no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

      o     no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under
            "Description of the Offered Certificates--Termination";

      o     no mortgage loan is required to be repurchased by us or any Mortgage
            Loan Seller;

      o     there are no Additional Trust Fund Expenses;

      o     payments on the offered certificates are made on the 10th day of each month, commencing in April 2007;

      o     the offered certificates are settled on March 8, 2007; and

      o     no optional termination will occur.

      For purposes of the Modeling Assumptions, a "yield maintenance period" is any period during which a mortgage loan provides that voluntary prepayments be accompanied by a yield maintenance charge.

      "MORTGAGE LOAN SELLER" means any of Greenwich Capital Financial Products,
Inc., Lehman Brothers Holdings Inc. and Goldman Sachs Mortgage Company that have each transferred mortgage loans to us for inclusion in the trust.

      "MORTGAGE POOL" means the pool of mortgage loans comprised of the mortgage loans included in the trust.

      "NAP" means that, with respect to a particular category of data, the data is not applicable.

      "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any payment date, the excess, if any, of--

      o     the Prepayment Interest Shortfalls incurred with respect to the entire Mortgage Pool during the related collection period, over

      o     the total payments made by the master servicer to cover those
            Prepayment Interest Shortfalls.

      "NET CASH FLOW" or "U/W NET CASH FLOW" means for any mortgaged property securing a mortgage loan in the trust:

      o     the revenue derived from the use and operation of that property;
            less

      o     the total of the following items--

            (a)   allowances for vacancies and credit losses,

            (b)   operating expenses, such as utilities, administrative
                  expenses, repairs and maintenance, management fees and
                  advertising,

            (c)   fixed expenses, such as insurance, real estate taxes and
                  ground lease payments, if applicable, and

            (d)   replacement reserves, and reserves for tenant improvement
                  costs and leasing commissions, based either on actual reserves or on underwritten annualized amounts.

                                      S-212

      Net Cash Flow does not reflect interest expenses and non-cash items, such as depreciation and amortization, and generally does not reflect capital expenditures.

      In determining the Net Cash Flow for any mortgaged property securing a mortgage loan in the trust, the related originator relied on one or more of the following items supplied by the related borrower:

      o     rolling 12-month operating statements;

      o     anticipated percentage rents to be collected, as deemed reasonable by the applicable mortgage loan seller;

      o     applicable year-to-date financial statements, if available;

      o     full year budgeted financial statements, if available; and

      o     rent rolls were generally current as of the date not earlier than 6 months prior to the cut-off date.

      In general, these items were not audited or otherwise confirmed by an independent party.

      In determining the "revenue" component of Net Cash Flow for each mortgaged property (other than a hospitality property), the related originator(s)
generally relied on the most recent rent roll supplied by the related borrower.
Where the actual vacancy shown on that rent roll and the market vacancy was less than 5.0%, the originator(s) generally assumed a minimum of 5.0% vacancy, for most property types, and 7.5% vacancy, for office types, in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the applicable originator's underwriting standards.

      In determining rental revenue for multifamily rental, mobile home park and self-storage properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods. In determining the average rent for units in a multifamily property having a given number of bedrooms (referred to as "bedroom type"), as set forth in Annex A to this prospectus supplement, the rent used is the Contract Rent.

      For the other mortgaged properties other than hospitality properties, the related originator(s) generally annualized rental revenue shown on the most recent certified rent roll, after applying the vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

      In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements. Downward adjustments were made to assure that, in the judgment of the applicable mortgage loan seller, occupancy levels and average daily rates were limited to sustainable levels.

      In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation.

      In determining the "expense" component of Net Cash Flow for each mortgaged property, the related originator(s) generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

      o     if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used;

      o     property management fees were generally assumed to be 2% to 5% of effective gross revenue;

                                      S-213

      o     in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; and

      o     expenses were generally assumed to include annual replacement reserves equal to--

            (a)   in the case of retail, office, self-storage and
                  industrial/warehouse properties, generally not less than $0.10 per square foot and not more than $0.25 per square foot of net rentable commercial area;

            (b)   in the case of multifamily rental apartments, generally not less than $250 or more than $400 per residential unit per
                  year, depending on the condition of the property; and

            (c)   in the case of hospitality properties, 5% of the gross
                  revenues received by the property owner on an ongoing basis.

      In some instances, the related originator(s) recharacterized as capital expenditures those items reported by borrowers as operating expenses, thereby increasing "Net Cash Flow," where the originator(s) determined appropriate.

      Notwithstanding the foregoing, certain additional or different assumptions and adjustments were made with respect to the mortgage loan secured by the mortgaged properties identified on Annex A to this prospectus supplement as
Apollo Portfolio 1, the debt service coverage ratio was calculated assuming (1)
(a) the in-place base rents as per the rent rolls, dated October 2006 - December
2006, increase annually by 3% over the current contract rent, (b) 4% vacancy,
(c) 4% management fee, (d) $250 in capital reserves per unit, (e) 10% of the units are renovated and re-let annually at market rates and (2) in each case discounted to present value based on a discount rate of 8% over the life of the mortgage loan. The portfolio weighted average market rate assumed per unit was
$882 with 0% growth projected. The debt-service coverage as of the cut-off date based on in-place base rents as per the rent rolls dated October 2006 - December
2006 is 0.81x.

      "NON-SERVICED COMPANION LOAN" means the mortgage loan that is part of a split loan structure secured by the Merchandise Mart property and that is pari passu with the Non-Serviced Trust Loan but is not an asset of the trust.

      "NON-SERVICED LOAN GROUP" means, collectively, the two mortgage loans secured by the mortgaged properties identified on Annex A as Merchandise Mart.
These loans are pari passu with each other (the Non-Serviced Trust Loan and the
Non-Serviced Companion Loan).

      "NON-SERVICED TRUST LOAN" means the one mortgage loan that is included in the trust and is secured by the mortgaged property identified as the Merchandise
Mart on Annex A to this prospectus supplement. The Non-Serviced Trust Loan is pari passu with the Non-Serviced Companion Loan.

      "ORIGINAL AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months from origination (or, with respect to partial interest-only mortgage loans, the number of payments from the first principal and interest payment date) to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due, and assuming no prepayments of principal and no defaults.

      "ORIGINAL TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months from origination to maturity.

      "P&I" means principal and/or interest.

      "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the
Internal Revenue Code.

      "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged property securing a mortgage loan in the trust, any and all of the following:

      o     liens for real estate taxes, water charges and sewer rents and special assessments not yet due and payable,

                                      S-214

      o     covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

      o     exceptions and exclusion specifically referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy on title policy commitment),

      o     other matters to which like properties are commonly subject, the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related mortgaged property, and condominium declarations, and

      o     if the subject loan is a cross-collateralized mortgage loan, the lien of any other mortgage loan in the trust with which the subject mortgage loan is cross-collateralized or any related Companion Loan.

      "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

      "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or
Keogh plan, that is subject to section 4975 of the Internal Revenue Code.

      "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of
Labor promulgated under ERISA describing what constitutes the assets of a Plan.

      "POIPU SHOPPING VILLAGE LOAN GROUP" means, collectively, the two mortgage loans secured by the mortgaged property identified on Annex A as Poipu Shopping
Village. The Loan Group consists of a subordinate non-trust Companion Loan and a senior trust mortgage loan.

      "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of a mortgage loan included in the trust made by the related borrower or otherwise in connection with a casualty or condemnation, during any collection period after the due date for that loan and prior to the determination date following such due date, the amount of any interest collected on that prepayment for the period from and after that due date to the date of prepayment, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Default Interest included in that interest collection.

      "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of a mortgage loan included in the trust made by the related borrower or otherwise in connection with a casualty or condemnation, during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment prior to that due date, less the amount of related master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have represented Default Interest.

      "RATING AGENCY" means each of S&P, Moody's and Fitch.

      "REALIZED LOSSES" mean losses on or with respect of the mortgage loans in the trust arising from the inability to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged property. We discuss the calculation of Realized Losses under
"Description of the Offered Certificates--Reductions of Certificate Principal
Balances in Connection With Realized Losses and Additional Trust Fund Expenses"
in this prospectus supplement.

      "RECOVERED AMOUNT" has the meaning assigned to that term in the fourth paragraph of the definition of "Total Principal Payment Amount" below in this glossary.

      "RELEVANT PERSONS" has the meaning assigned to that term under "Notice to
Residents of the United Kingdom" in this prospectus supplement.

                                      S-215

      "REMAINING AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months remaining from the cut-off date (or, with respect to partial interest-only mortgage loans, the number of payments from the first principal and interest payment date) to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due and assuming no prepayments of principal and no defaults.

      "REMAINING TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months remaining to maturity.

      "REMIC" means a real estate mortgage investment conduit as defined in section 860D of the Internal Revenue Code.

      "REO PROPERTY" means any mortgaged property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan included in the trust.

      "REPLACEMENT RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In some cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

      "RESTRICTED GROUP" means, collectively--

            1.    the trustee,

            2.    the Exemption-Favored Parties,

            3.    us,

            4.    the master servicer,

            5.    the special servicer,

            6.    any sub-servicers,

            7.    the mortgage loan sellers,

            8.    any swap counterparty,

            9.    each borrower, if any, with respect to mortgage loans
                  constituting more than 5.0 of the total unamortized principal balance of the Mortgage Pool as of the date of initial
                  issuance of the offered certificates, and

            10.   any and all affiliates of any of the aforementioned persons.

      "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

      "SEC" means the Securities and Exchange Commission.

      "SERVICING STANDARD" means, with respect to either the master servicer or special servicer, to service and administer those mortgage loans and any REO
Properties subject to the pooling and servicing agreement:

      o     in accordance with the higher of the following standards of care--

            1.    the same manner in which, and with the same care, skill,
                  prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and
                  comparable REO properties for other third-party portfolios,

                                      S-216

                  giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage
                  lenders servicing their own mortgage loans and REO properties,
                  and

            2.    the same manner in which, and with the same care, skill,
                  prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans owned by the master servicer or
                  special servicer, as the case may be,

            in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective subject mortgage loans;

      o     with a view to--

            1.    the timely recovery of all payments of principal and interest, including balloon payments, under those mortgage loans, or

            2.    in the case of (a) a specially serviced mortgage loan or (b) a mortgage loan in the trust as to which the related mortgaged property is an REO Property, the maximization of recovery on that mortgage loan to the series 2007-GG9 certificateholders
                  (as a collective whole) (or, if a Loan Group is involved, with a view to the maximization of recovery on the Loan Group to the series 2007-GG9 certificateholders and the related
                  Companion Loan Holder(s) (as a collective whole)) of principal and interest, including balloon payments, on a present value basis; and

      o     without regard to--

            1.    any relationship, including as lender on any other debt, that the master servicer or the special servicer, as the case may be, or any affiliate thereof, may have with any of the
                  underlying borrowers, or any affiliate thereof, or any other party to the pooling and servicing agreement,

            2.    the ownership of any series 2007-GG9 certificate (or any
                  security backed by a Companion Loan) by the master servicer or the special servicer, as the case may be, or any affiliate thereof,

            3.    the obligation of the master servicer or the special servicer, as the case may be, to make advances,

            4.    the right of the master servicer or the special servicer, as the case may be, or any affiliate of either of them, to
                  receive compensation or reimbursement of costs under the
                  pooling and servicing agreement generally or with respect to any particular transaction, and

            5.    The ownership, servicing or management for others of any
                  mortgage loan or property not covered by the pooling and
                  servicing agreement by the master servicer or the special
                  servicer, as the case may be, or any affiliate thereof.

      "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan being serviced under the pooling and servicing agreement, any of the following events:

            1.    the related borrower fails to make when due any scheduled debt service payment, including a balloon payment, and either the failure actually continues, or the master servicer or special servicer (in the case of the special servicer, with the
                  consent of the directing holder) determines, in its
                  reasonable, good faith judgment, will continue, unremedied
                  (without regard to any grace period) --

                  (a)   except in the case of a delinquent balloon payment, for
                        60 days beyond the date on which the subject payment was
                        due;

                  (b)   solely in the case of a delinquent balloon payment, for
                        one business day after the subject balloon payment was
                        due or, in the case of a balloon loan as to which the
                        related borrower has delivered a refinancing commitment
                        acceptable to the special servicer prior to the date the
                        subject balloon payment was due, for 30 days beyond the
                        date on which the subject balloon payment was due (or
                        for such shorter period beyond the date on which the
                        subject balloon payment was due during which the
                        refinancing is scheduled to occur);

                                      S-217

            2.    the master servicer or special servicer (in the case of the special servicer, with the consent of the directing holder)
                  determines, in accordance with the servicing standard, that a default in the making of a monthly debt service payment,
                  including a balloon payment, is likely to occur and the
                  default is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated in clause 1. of this definition;

            3.    a default (other than as described in clause 1. of this
                  definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other
                  insurance with respect to a mortgaged property that covers acts of terrorism in the event the special servicer determines that such insurance (a) is not available at commercially
                  reasonable rates and such hazards are not commonly insured against by prudent owners of similar mortgaged properties in similar locales (but only by reference to such insurance that has been obtained by such owners at current market rates) or
                  (b) is not available at any rate) occurs under the mortgage loan that in the judgment of the master servicer or special servicer materially impairs the value of the corresponding mortgaged property as security for the mortgage loan or
                  otherwise materially adversely affects the interests of series
                  2007-GG9 certificateholders or, in the case of the Loan
                  Groups, the interests of the related Companion Loan Holder(s)
                  (provided that any default requiring a servicing advance will be deemed to materially and adversely affect the interests of the Class 2007-GG9 Certificateholders, or, in the case of the
                  Loan Groups, the interests of the related Companion Loan
                  Holder(s)), and the default continues unremedied for the
                  applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to
                  immediate acceleration without application of a grace period under the terms of the mortgage loan);

            4.    the master servicer or special servicer (in the case of the special servicer, with the consent of the directing holder)
                  determines that (i) a default (other than as described in
                  clause 2. of this definition) under the mortgage loan is
                  imminent, (ii) such default will materially impair the value of the corresponding mortgaged property as security for the mortgage loan or otherwise materially adversely affect the interests of series 2007-GG9 certificateholders or, in the case of the Loan Groups, the interests of the related
                  Companion Loan Holder(s), and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days,
                  (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without
                  application of a grace period under the terms of the mortgage loan); provided that any determination that a Servicing
                  Transfer Event has occurred under this clause 4. with respect to any mortgage loan solely by reason of the failure (or
                  imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism will be subject to the approval of the directing holder as described under "Servicing Under the Pooling and Servicing Agreement--The Directing
                  Holders--Rights and Powers of the Directing Holder" in this prospectus supplement;

            5.    various events of bankruptcy, insolvency, readjustment of
                  debt, marshalling of assets and liabilities, or similar
                  proceedings occur with respect to the related borrower or the corresponding mortgaged property, or the related borrower
                  takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

            6.    the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the
                  corresponding mortgaged property.

      A Servicing Transfer Event will cease to exist, if and when:

      o     with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the master servicer or the special servicer;

                                      S-218

      o     with respect to the circumstances described in clauses 2., 4. and 5.
            of this definition, those circumstances cease to exist in the judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 5., no later than the entry of an order or decree dismissing the
            proceeding;

      o     with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

      o     with respect to the circumstances described in clause 6. of this definition, the proceedings are terminated.

      If a Servicing Transfer Event exists with respect to one mortgage loan in a Loan Group, it will also be considered to exist for the remainder of the Loan
Group.

      For the Non-Serviced Trust Loan, similar but not identical events will result in a transfer to special servicing under the 2006-LDP9 PSA.

      "SHERATON PORTLAND LOAN GROUP" means, collectively, the two mortgage loans secured by the mortgaged property identified on Annex A as Sheraton Portland.
The Loan Group consists of a subordinate non-trust Companion Loan and a senior trust mortgage loan.

      "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

      "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust, an amount that:

      o     will initially equal its cut-off date principal balance; and

      o     will be permanently reduced on each payment date, to not less than zero, by--

            1.    all payments of principal (whether received or advanced),
                  including voluntary principal prepayments, received by or on behalf of the trust on such mortgage loan;

            2.    all other collections, including Liquidation Proceeds,
                  Condemnation Proceeds and Insurance Proceeds, that were
                  received by or on behalf of the trust on or with respect to any of the mortgage loans during the related collection period and that were identified and applied by the master servicer as recoveries of principal of such mortgage loan; and

            3.    the principal portion of any Realized Loss incurred with
                  respect to that mortgage loan during the related collection period.

      However, the "Stated Principal Balance" of a mortgage loan in the trust will, in all cases, be zero as of the payment date following the collection period in which it is determined that all amounts ultimately collectable with respect to the mortgage loan or any related REO Property have been received.

      When determining the aggregate Stated Principal Balance of all the mortgage loans in the pool, other than for purposes of determining the Weighted
Average Pool Pass-Through Rate, the Stated Principal Balance of the pool will not be reduced by the amount of principal collections that were used to reimburse the master servicer, the special servicer or the trustee for any
Work-out Delayed Reimbursement Amount unless the corresponding advances are determined to be nonrecoverable.

      "TORINGDON III LOAN GROUP" means, collectively, the two mortgage loans secured by the mortgaged property identified on Annex A as Toringdon III. The
Loan Group consists of a subordinate non-trust Companion Loan and a senior trust mortgage loan.

      "TORINGDON V LOAN GROUP" means, collectively, the two mortgage loans secured by the mortgaged property identified on Annex A as Toringdon V. The Loan
Group consists of a subordinate non-trust Companion Loan and a senior trust mortgage loan.

                                      S-219

      "TOTAL PRINCIPAL PAYMENT AMOUNT" means, for any payment date, an amount equal to the total, without duplication, of the following:

      o     all payments of principal, including voluntary principal
            prepayments, received by or on behalf of the trust on the mortgage loans included in the trust during the related collection period, in each case exclusive of any portion of the particular payment that represents a late collection of principal for which an advance was previously made for a prior payment date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

      o     all monthly payments of principal received by or on behalf of the trust on the mortgage loans included in the trust prior to, but that are due during, the related collection period;

      o     all other collections, including Liquidation Proceeds, Condemnation
            Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject mortgage loan included in the trust or, in the case of an REO Property, of the related mortgage loan included in the trust, in each case net of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior payment date; and

      o     all advances of principal made with respect to the mortgage loans included in the trust for that payment date.

      The Total Principal Payment Amount will not include any payments or other collections of principal with respect to the Companion Loans.

      Notwithstanding the foregoing, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, as described under "Description of the
Offered Certificates--Reimbursement of Advances," then, to the extent such reimbursement is made from collections of principal on the underlying mortgage loans, the Total Principal Payment Amount for the corresponding payment date by the amount of any such reimbursement. Likewise, if the master servicer, the special servicer or the trustee reimburses itself out of principal collections for any Work-Out Delayed Reimbursement Amounts as described under "Description of the Offered Certificates--Reimbursement of Advances," then the Total
Principal Payment Amount for the corresponding payment date will be reduced by the amount of any such reimbursement.

      If any advance is considered to be nonrecoverable and is, therefore, reimbursed out of payments and other collections of principal with respect to the entire mortgage pool or if any Work-out Delayed Reimbursement Amount is reimbursed or paid out of payments or other collections of principal with respect to the entire mortgage pool, as described under "Description of the
Offered Certificates--Reimbursement of Advances," and if there is a subsequent recovery of any such item (such recovery, a "RECOVERED AMOUNT"), that Recovered
Amount would generally be included as part of the Total Principal Payment Amount for the payment date following the collection period in which that Recovered
Amount was received.

      "UNDERWRITER EXEMPTION" means Prohibited Transaction Exemption 90-59, as amended to date, including by Prohibited Transaction Exemption 2002-41, as described under "Certain ERISA Considerations" in this prospectus supplement.

      "UNDERWRITTEN DEBT-SERVICE COVERAGE RATIO," "DSCR NET CASH FLOW," "U/W NCF
DSCR" or "DSCR" means:

      o     with respect to any mortgage loan in the trust, the ratio of--

            1.    the Net Cash Flow for the related mortgaged property, to

            2.    the annualized amount of debt service that will be payable under that mortgage loan (plus, if applicable, each non-trust pari passu Companion Loan) commencing after the cut-off date or, if the

                                      S-220

                  mortgage loan is in an initial interest-only period, after the commencement of amortization (except as otherwise set forth in any of the footnotes in Annex A); provided that (1) in the case of the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as The
                  District II and Tuileries Plaza Phase I, underwritten DSCR was calculated based on the monthly debt service that would be in place based on a loan balance that was reduced by the amount of an earnout reserve, escrow or performance guarantee, as applicable and (2) in the case of the mortgage loan secured by the mortgaged properties identified on Annex A to this
                  prospectus supplement as Apollo Portfolio 1, the debt service coverage ratio was calculated assuming (1) (a) the in-place base rents as per the rent rolls, dated October 2006 -
                  December 2006, increase annually by 3% over the current
                  contract rent, (b) 4% vacancy, (c) 4% management fee, (d) $250 in capital reserves per unit, (e) 10% of the units are
                  renovated and re-let annually at market rates and (2) in each case discounted to present value based on a discount rate of
                  8% over the life of the mortgage loan. The portfolio weighted average market rate assumed per unit was $882 with 0% growth projected. The debt-service coverage as of the cut-off date based on in-place base rents as per the rent rolls dated
                  October 2006 - December 2006 is 0.81x. With respect to any subordinate Companion Loan, the calculation of underwritten
                  DSCR does not include the monthly debt service that is due in connection with such subordinate Companion Loan; and

      o     with respect to any cross-collateralized and cross-defaulted mortgage loans in the trust, the ratio of--

            1.    the combined Net Cash Flow for each mortgage loan that is
                  cross-collateralized and cross-defaulted with another mortgage loan in the trust, to

            2.    the annualized amount of debt service that will be payable under those mortgage loans commencing after the cut-off date or, if the mortgage loan is in an initial interest-only
                  period, after the commencement of amortization (except as
                  otherwise set forth in any of the footnotes in Annex A to this prospectus supplement).

      "VICTORIA WARD WAREHOUSE & PLAZA LOAN GROUP" means, collectively, the two mortgage loans secured by the mortgaged property identified on Annex A as
Victoria Ward Warehouse & Plaza. The Loan Group consists of a subordinate non-trust Companion Loan and a senior trust mortgage loan.

      "WEIGHTED AVERAGE POOL PASS-THROUGH RATE" means, for each interest accrual period, the weighted average of the below-described annual rates with respect to all of the mortgage loans, weighted on the basis of such mortgage loans'
respective Stated Principal Balances immediately prior to the related payment date:

      o     in the case of each mortgage loan that accrues interest on a 30/360
            Basis, an annual rate equal to--

            1.    the mortgage interest rate in effect for that mortgage loan as of the cut-off date, minus

            2.    the related Administrative Fee Rate; and

      o     in the case of each mortgage loan that accrues interest on an
            Actual/360 Basis, an annual rate generally equal to--

            1.    the product of (a) twelve (12), times (b) a fraction,
                  expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as
                  applicable, with respect to that mortgage loan on an
                  Actual/360 Basis during that interest accrual period, based on its Stated Principal Balance immediately preceding the related payment date and its mortgage interest rate in effect as of the cut-off date, and the denominator of which is the Stated
                  Principal Balance of the mortgage loan immediately prior to the related payment date, minus

            2.    the related Administrative Fee Rate.

      Notwithstanding the foregoing, if the related payment date occurs during
January, except during a leap year, or February, commencing in 2008 (unless the related payment date is the final payment date), then the amount of

                                      S-221

interest that comprises the numerator of the fraction described in clause 1(b)
of the second bullet of this definition will be decreased to reflect any interest reserve amount with respect to that mortgage loan that is transferred from the trustee's distribution account to the trustee's interest reserve account during that month. Furthermore, if the related payment date occurs during March, commencing in 2008 (or February, if the related payment date is the final payment date), then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of the second bullet of this definition will be increased to reflect any interest reserve amounts with respect to that mortgage loan that are transferred from the trustee's interest reserve account to the trustee's distribution account during that month.

      "WOODHAVEN LOAN GROUP" means, collectively, the two mortgage loans secured by the mortgaged property identified on Annex A as Woodhaven. The Loan Group consists of a subordinate non-trust Companion Loan and a senior trust mortgage loan.

      "WORK-OUT DELAYED REIMBURSEMENT AMOUNT" means any advance that is outstanding at the time that a mortgage loan becomes corrected that is not repaid in full by the borrower in connection with such correction but rather becomes an obligation of the borrower to pay such amounts in the future.

                                      S-222

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                                     ANNEX A

            CERTAIN CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                       A-1

GG9

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at
www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an
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may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of
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           CONTROL   LOAN
FOOTNOTE   NUMBER    GROUP     SELLER                     PROPERTY NAME                                STREET ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

   2          1        1     GCFP/Lehman   John Hancock Tower & Garage at Clarendon
             1.01      1                   John Hancock Tower                            200 Clarendon Street
             1.02      1                   Garage at Clarendon                           100 Clarendon Street
   3          2        1        GSMC       590 Madison Avenue                            590 Madison Avenue
  4, 5        3        1        GSMC       Schron Industrial Portfolio
             3.01      1                   575 Underhill Boulevard                       575 Underhill Boulevard
             3.02      1                   99 Lafayette Drive                            99 Lafayette Drive
             3.03      1                   600 West John Street                          600 West John Street
             3.04      1                   6851 Jericho Turnpike                         6851 Jericho Turnpike
             3.05      1                   95 Horseblock Road                            95 Horseblock Road
             3.06      1                   270 Duffy Avenue                              270 Duffy Avenue
             3.07      1                   100 Spence Street                             100 Spence Street
             3.08      1                   717 Broadway Avenue                           717 Broadway Avenue
             3.09      1                   101-125 Comac Street                          101-125 Comac Street
             3.10      1                   1140 Motor Parkway                            1140 Motor Parkway
             3.11      1                   200 Finn Court                                200 Finn Court
             3.12      1                   725 Broadway Avenue                           725 Broadway Avenue
             3.13      1                   90 13th Avenue                                90 13th Avenue
             3.14      1                   2905 Veteran's Highway                        2905 Veteran's Highway
             3.15      1                   230 Duffy Avenue                              230 Duffy Avenue
             3.16      1                   One Fairchild Court                           One Fairchild Court
             3.17      1                   511-523 Commack Road                          511-523 Commack Road
             3.18      1                   325 Duffy Avenue                              325 Duffy Avenue
             3.19      1                   80 13th Avenue                                80 13th Avenue
             3.20      1                   33 Comac Loop                                 33 Comac Loop
             3.21      1                   275 Marcus Boulevard                          275 Marcus Boulevard
             3.22      1                   1 Comac Loop                                  1 Comac Loop
             3.23      1                   200 13th Avenue                               200 13th Avenue
             3.24      1                   92 Central Avenue                             92 Central Avenue
             3.25      1                   79 Express Street                             79 Express Street
             3.26      1                   360 Smith Street                              360 Smith Street
             3.27      1                   450 Commack Road                              450 Commack Road
             3.28      1                   100 13th Avenue                               100 13th Avenue
             3.29      1                   95 Seaview Boulevard                          95 Seaview Boulevard
             3.30      1                   171 Milbar Boulevard                          171 Milbar Boulevard
             3.31      1                   290 Duffy Avenue                              290 Duffy Avenue
             3.32      1                   151-169 East 2nd Street                       151-169 East 2nd Street
             3.33      1                   171-175 East 2nd Street                       171-175 East 2nd Street
             3.34      1                   280 Duffy Avenue                              280 Duffy Avenue
             3.35      1                   One Underhill Road                            One Underhill Road
             3.36      1                   939 Motor Parkway                             939 Motor Parkway
              4        1        GSMC       667 Madison Avenue                            667 Madison Avenue
              5        1        GCFP       TIAA RexCorp Long Island Portfolio
             5.01      1                   58 South Service Road                         58 South Service Road
             5.02      1                   68 South Service Road                         68 South Service Road
             5.03      1                   395 North Service Road                        395 North Service Road
             5.04      1                   50 Charles Lindbergh Boulevard                50 Charles Lindbergh Boulevard
             5.05      1                   48 South Service Road                         48 South Service Road
  6, 7        6        1        GCFP       Peachtree Center
             6.01      1                   Peachtree Center - Marquis                    Various
             6.02      1                   Peachtree Center - 4 Pack                     Various
             6.03      1                   Peachtree Mall                                225 Peachtree Center Avenue NE
              7        1        GCFP       Pickwick Plaza                                50 Mason Street
   5          8        1        GCFP       Stafford Place I                              4201 Wilson Boulevard
   8          9        1        GSMC       Merchandise Mart                              222 Merchandise Mart Plaza
              10       1        GSMC       COPT Office Portfolio
            10.01      1                   Airport Square 20                             1199 Winterson Road
            10.02      1                   Airport Square 15                             999 Corporate Boulevard
            10.03      1                   5725 Mark Dabling Boulevard                   5725 Mark Dabling Boulevard
            10.04      1                   5775 Mark Dabling Boulevard                   5775 Mark Dabling Boulevard
            10.05      1                   Airport Square 19                             1099 Winterson Road
            10.06      1                   Airport Square 10                             881 Elkridge Landing Road
            10.07      1                   Airport Square 21                             849 International Drive
            10.08      1                   Airport Square 14                             1190 Winterson Road
            10.09      1                   5755 Mark Dabling Boulevard                   5755 Mark Dabling Boulevard
            10.10      1                   Airport Tech 1                                930 International Drive
            10.11      1                   Airport Tech 4                                800 International Drive
            10.12      1                   Airport Tech 2                                900 International Drive
            10.13      1                   1925 AeroTech                                 1925 AeroTech Drive
            10.14      1                   1915 AeroTech                                 1915 AeroTech Drive
              11       1        GCFP       Hyatt Regency- Bethesda                       7400 Wisconsin Avenue (One Bethesda Metro
                                                                                         Center)
              12       1        GSMC       Plaza America Towers I and II                 11700 & 11710 Plaza America Drive
              13       1        GCFP       Southern California Portfolio
            13.01      1                   Savi Tech Center                              22705-22745 Savi Ranch Pkwy
            13.02      1                   Yorba Linda Business Park                     22343-22349 & 22833 La Palma Avenue
            13.03      1                   Gateway Corporate Center                      1370 Valley Vista Drive
            13.04      1                   Via Frontera Business Park                    10965 & 10993 Via Frontera Drive
            13.05      1                   Poway Industrial                              13550 Stowe Drive
            13.06      1                   South Coast Executive Center                  1503 South Coast Drive
              14       1        GCFP       Omni Marathon Reckson                         333 Earle Ovington Boulevard
              15       1        GSMC       Boulevard Mall                                1285 Niagara Falls Boulevard
              16       1        GCFP       Lake Marriott and Orchard Parkway
            16.01      1                   Lake Marriott                                 3001, 3003 and 3005 Tasman Drive, 3032 and
                                                                                         3053 Bunker Hill Lane, 5101 Patrick Henry
                                                                                         Drive and 5104 Old Ironsides Drive
            16.02      1                   Orchard Parkway                               3000 and 3030 Orchard Parkway
              17       1        GSMC       Life Time Fitness Portfolio
            17.01      1                   Tempe Life Time                               1616 West Ruby Drive
            17.02      1                   Willowbrook Life Time                         7717 Willow Chase Boulevard
            17.03      1                   Garland - Life Time                           5602 Naaman Forest Boulevard
            17.04      1                   Flower Mound Life Time                        3100 Churchill Drive
            17.05      1                   Sugar Land Life Time                          1331 Highway 6
            17.06      1                   Commerce Life Time                            2901 Commerce Crossing Boulevard
              18       1        GSMC       Renaissance Atlanta Waverly Hotel             2450 Galleria Parkway
   9          19       1        GSMC       Branson Landing                               1-1221 Branson Landing Boulevard
              20       1        GCFP       51 JFK Parkway                                51 JFK Parkway
              21       1        GCFP       Savvis Data Center                            2045 Lafayette Street
              22       1        GSMC       One Westchase Center                          10777 Westheimer Road
              23       2        GCFP       Buckingham Portfolio
            23.01      2                   Reserve at Williams Glen                      2201 Williams Glen Boulevard
            23.02      2                   Eagle Creek Apartments                        4061 Eagle Roost Drive
            23.03      2                   Creek Bay at Meridian Woods                   6650 Creek Bay Road
            23.04      2                   Charter Oaks Apartments                       8196 Lincoln Avenue
            23.05      2                   Fontenelle Apartments                         800 West Rainbow Drive
            23.06      2                   Beech Grove Apartments                        3014 Beech Grove Court
            23.07      2                   Regency Royale Apartments                     3430 North Main Street
              24       1        GCFP       Hawaiian Retail Portfolio
            24.01      1                   Azeka I & II                                  1279-1280 South Kihei Road
            24.02      1                   Nimitz Center                                 1130 Nimitz Highway
              25       1        GCFP       150 South Street                              150 South Street
              26       1        GSMC       Car Dealership Portfolio
            26.01      1                   MotorWorld                                    150 Motorworld Drive
            26.02      1                   Wolfchase Toyota                              2201 North Germantown Parkway
            26.03      1                   Capitol Chevrolet                             711 Eastern Boulevard
            26.04      1                   Crest Honda World                             2215 Metrocenter Boulevard
              27       2        GCFP       Fountains at Flamingo                         3275 East Flamingo Road
   10         28       1        GSMC       The District II                               100-190 South Green Valley Parkway
   11         29       2        GSMC       Apollo Portfolio 1
            29.01      2                   4816 West Fountain Avenue Apartments          4816 West Fountain Avenue
            29.02      2                   716 South Berendo Apartments                  716 South Berendo Street
            29.03      2                   The Roxy Apartments                           357 South Alvarado Street
            29.04      2                   Fernwood Apartments                           5600 Fernwood Avenue
            29.05      2                   849 South Oxford Apartments                   849 South Oxford Avenue
            29.06      2                   167 South Normandie Avenue                    167 South Normandie Avenue
            29.07      2                   Valencia Apartments                           734 South Valencia Street
   12       29.08      2                   Royal Lake                                    1109 South Lake Street & 2202-2220 West
                                                                                         11th Street
            29.09      2                   728 South Berendo Apartments                  728 South Berendo Street
            29.10      2                   Park View Apartments                          1021 South Park View Street
            29.11      2                   904 North Hoover Street Apartments            904 North Hoover Street & 859 North Sanborn
                                                                                         Avenue
            29.12      2                   Heliotrope Apartments                         334 North Heliotrope Drive
              30       1        GSMC       Park Place Motorcars                          6113 Lemmon Avenue
              31       1        GCFP       Public Ledger Building                        150 South Independence Mall West
   13         32       1        GSMC       Baybrook Gateway                              929-1041 West Bay Area Boulevard
              33       1        GCFP       Sacramento Corporate Center                   501 J Street
 14, 15       34       1        GSMC       Victoria Ward Warehouse & Plaza               1050 Ala Moana Boulevard & 210 Ward Avenue
              35       1        GCFP       Parmer Business Park                          5300-5301 Riata Park Court
              36       2        GCFP       Drye Portfolio - Concord 6
            36.01      2                   River Park                                    130 Nile Circle
            36.02      2                   Village at Brierfield                         11609 Windy Creek Drive
            36.03      2                   Alexander Place                               200 Hamilton Drive
            36.04      2                   Crossroads at Village Park                    6940 Hidden Forest Drive
            36.05      2                   Forest Ridge                                  110 Ridge Mill Circle
            36.06      2                   Hampton Forest                                1911 Hampton Forest Drive
              37       2        GCFP       Drye Portfolio - Concord 5
            37.01      2                   Parkway Crossing                              100 Samuel Adams Circle
            37.02      2                   Hampton Corners                               3405 Cook Place Drive
            37.03      2                   Coopers Ridge                                 1100 Coopers Ridge Drive
            37.04      2                   Park Place                                    153 Civic Center Boulevard
            37.05      2                   Crown Ridge                                   1635 South Dekalb Street
   5          38       1        GCFP       Noble Tech                                    28201-28213 Van Dyke Ave
              39       1        GCFP       1305 Walt Whitman Road                        1305 Walt Whitman Road
              40       1        GSMC       Central Park Plaza                            2833 and 2841 Junction Avenue & 2860-2890
                                                                                         Zanker Road
              41       2        GCFP       Aqua Via Apartments                           121, 123, 125, 127, 129 2nd Street
              42       1        GCFP       Blackwell I                                   9601 Blackwell Road
              43       1        GSMC       Summerfield Suites - White Plains             101 Corporate Park Drive
              44       1        GSMC       Second & Josephine                            2401 & 2415 East 2nd Avenue, 201 Columbine
                                                                                         Street and 200 & 220 Josephine Street
              45       1        GCFP       Pines Center                                  10501 Pines Boulevard
              46       1        GCFP       Blackwell II                                  9600 Blackwell Road
              47       1        GCFP       2121 Ponce de Leon Boulevard                  2121 Ponce de Leon Boulevard
              48       1        GCFP       Portofino Plaza                               1401 Ocean Avenue
              49       1        GCFP       Abercorn Common                               8108 Abercorn Street
   15         50       1        GCFP       Poipu Shopping Village                        2360 Kaiahuna Plantation Drive
              51       2        GCFP       Arbrook Park Apartments                       1401 Nandina Drive
              52       1        GCFP       Wisconsin Hotel Portfolio
            52.01      1                   Radisson Paper Valley Hotel                   333 West College Avenue
            52.02      1                   Holiday Inn Neenah Riverwalk                  123 East Wisconsin Avenue
              53       1        GSMC       Rubicon Industrial Portfolio
            53.01      1                   340 Emig Road                                 340 Emig Road
            53.02      1                   4718-4722 Helgesen Drive                      4718-4722 Helgesen Drive
            53.03      1                   1791 Mount Zion Road                          1791 Mount Zion Road
              54       1        GCFP       Verizon Wireless Center                       7000 Central Avenue
              55       1        GCFP       Piazza Del Sol                                8439 West Sunset Boulevard
              56       1        GCFP       9350 Financial                                9350 South Dixie Highway
   16         57       1        GCFP       Midland Industrial Portfolio                  220 Midland, 197 King Mill & 90 King Mill
              58       1        GCFP       Lake Forest Village                           22583-24361 Muirlands Boulevard
   5          59       1        GSMC       Two Rivers - Aurora Healthcare Clinic         5300 Memorial Drive
              60       2        GCFP       2310 Fulton Street                            2310 Fulton Street
   5          61       2        GCFP       Valley Lo Towers II                           1900 Chestnut Avenue
              62       1        GSMC       Summerfield Suites - Pleasant Hill            2611 Contra Costa Boulevard
              63       1        GCFP       First Industrial 5
            63.01      1                   Golden Triangle                               7905 Golden Triangle Drive
            63.02      1                   Eagandale                                     1303 Corporate Center Drive
            63.03      1                   6925 Washington                               6925-6943 Washington Avenue
            63.04      1                   6955 Washington                               6955-6973 Washington
              64       1        GCFP       Prestonwood Place                             5290 Belt Line Road
   5          65       1        GSMC       Hartford - Aurora Healthcare Clinic           1640 East Sumner Street
              66       1        GCFP       825 University                                825 University Avenue
              67       1        GCFP       99-193 Aiea Heights                           99-193 Aiea Heights
              68       2        GCFP       Hidden Ridge                                  1290 Hidden Ridge
              69       1        GCFP       Southpark Corporate Center II                 4509 Friedrich Lane
              70       1        GSMC       300 North Martingale                          300 North Martingale Road
              71       1        GCFP       Hartford Square North                         10 Columbus Boulevard
              72       1        GCFP       TBC Place                                     4021 and 4025 Stirrup Creek Drive
              73       1        GSMC       Summerfield Suites - Scottsdale               4245 North Drinkwater Boulevard
              74       1        GSMC       HJA Industrial Portfolio
            74.01      1                   967 Parker Street                             967 Parker Street
            74.02      1                   2-8 Progress Drive                            2-8 Progress Drive
            74.03      1                   186 Adams Street                              186 Adams Street
            74.04      1                   171 Utopia Road                               171 Utopia Road
            74.05      1                   255 Sheldon Road                              255 Sheldon Road
            74.06      1                   200 Adams Street                              200 Adams Street
            74.07      1                   203 Sheldon Road                              203 Sheldon Road
   5          75       2        GCFP       Sailpointe at Lake Monroe                     401 West Seminole Boulevard
              76       1        GCFP       Partridge Inn                                 2211 Walton Way
              77       1        GCFP       Kihei Kalama                                  1913-1945 South Kihei Road
              78       2        GCFP       Fox Trails                                    6300 Roundrock Trail
 15, 17       79       1        GCFP       Sheraton Portland                             8235 N.E. Airport Way
              80       1        GCFP       Linens HQ Clifton                             2, 4 & 6 Brighton Road
              81       1        GSMC       Summerfield Suites - Bridgewater              530 Route 22 East
              82       1        GSMC       Summerfield Suites - Pleasanton               4545 Chabot Drive
   10         83       1        GSMC       Tuileries Plaza Phase I                       6300 North Lucerne Avenue
              84       2        GSMC       Northridge Crossing                           2901 Calliope Way
              85       1        GCFP       520 Post Oak Boulevard                        520 Post Oak Boulevard
              86       1        GCFP       Research Corporate Center                     8610 Explorer Drive
   15         87       1        GCFP       Linden Park                                   4550 New Linden Hill Road
              88       1        GCFP       Polaris Center                                8800 Lyra Drive
              89       1        GSMC       Charlotte Park                                4501, 4601, 4651 Charlotte Park Drive
              90       1        GCFP       1900 Campus Walk                              1900-36 Campus Walk
              91       2        GSMC       3400 Club Drive                               3400 Club Lakes Parkway
              92       1        GSMC       Summerfield Suites - Gaithersburg             200 Skidmore Boulevard
              93       2        GCFP       Town Center Apartments                        3594 Mt. Diablo Boulevard
              94       1        GCFP       7300 East Hampton Avenue                      7300 East Hampton Avenue
              95       1        GCFP       Shoppes at Bellemead                          6535 Youree Drive
              96       1        GSMC       Hillcroft I & II                              6310 & 6315 Hillside Court
              97       1        GSMC       175 Pinelawn Road                             175 Pinelawn Road
              98       1        GCFP       Enterprise Mill                               1450 Greene Street
              99       1        GCFP       Holiday Inn Charlotte                         230 North College Street
   15        100       1        GSMC       Toringdon III                                 3440 Toringdon Way
             101       1        GCFP       Tustin Gateway                                1621-1671 Edinger Avenue
             102       1        GSMC       Corporate Center I                            901 North Green Valley Parkway
             103       2        GCFP       DeMiguel and Johnson Portfolio
            103.01     2                   3730 and 3736 Rolison Road                    3730 and 3736 Rolison Road
            103.02     2                   131 Oak Street                                131 Oak Street
            103.03     2                   36 Edgewood                                   36 Edgewood
            103.04     2                   1408 Middlefield Road                         1408 Middlefield Road
            103.05     2                   2944 Calvin Avenue                            2944 Calvin Avenue
            103.06     2                   875 Beech Street                              875 Beech Street
            103.07     2                   3232 Middlefield Road                         3232 Middlefield Road
             104       1        GSMC       Glendale Center                               5010-5090 West Olive Avenue & 9007-9029
                                                                                         North 51st Avenue
             105       1        GSMC       Palisades II                                  5410 Trinity Road
   5         106       1        GCFP       4411 West Olive Avenue                        4411 West Olive Avenue
             107       2        GCFP       Allston Lofts                                 2161 Allston Way
             108       1        GSMC       300 Main                                      300 Main Street
             109       1        GCFP       First Industrial 3
            109.01     1                   7125 Northland Terrace                        7125 Northland Terrace North
            109.02     1                   7624 Boone Avenue                             7624 Boone Avenue
            109.03     1                   9401 73rd Avenue                              9401 73rd Avenue
             110       1        GSMC       Princess Road Medical Arts Building           2 Princess Road
             111       1        GSMC       Centerra Marketplace                          12 Centerra Parkway
             112       1        GCFP       126-130 Main Street                           126-130 Main Street & 9 Burtis Avenue
             113       2        GCFP       Homes of Azalea Park                          2500 Guerrero Drive
             114       1        GSMC       Atrium Office Building                        5001 East Commercenter Drive
   15        115       1        GSMC       Toringdon V                                   3436 Toringdon Way
             116       2        GSMC       Timberwood Trace Apartments                   12250 Atlantic Boulevard
             117       1        GCFP       Lone Star Storage Portfolio
            117.01     1                   Lone Star Storage Bryan                       1079 North Earl Rudder Freeway
            117.02     1                   Lone Star Storage Odessa                      4415 East 53rd Street
            117.03     1                   Lone Star Storage San Angelo                  6122 Sherwood Way
             118       1        GCFP       1600 North Federal Highway                    1600 North Federal Highway
   5         119       1        GCFP       The Steelyard                                 1900, 1910, 1928 South Boulevard
             120       1        GCFP       Comfort Inn Gunston Corner                    8180 Silverbrook Road
             121       1        GSMC       MarketPlace                                   9307-9329 & 9335-9341 Kingston Pike
             122       1        GSMC       Orchard Centre                                5775 DTC Parkway
             123       2        GCFP       Sunshine Lake Estates MHC                     6530 Accent Lane
             124       1        GCFP       Hampton Inn Titusville                        4760 Helen Hauser Boulevard
   15        125       1        GSMC       Woodhaven                                     23420-23470 Allen Road
             126       1        GSMC       Westwoods Shopping Center                     15200 & 15400 West 64th Avenue
   5         127       1        GCFP       StorQuest Self Storage Colorado
            127.01     1                   StorQuest Self Storage Colorado-Westminster   8834-8889 Marshall Court
            127.02     1                   StorQuest Self Storage Colorado-Centennial    13055 East Briarwood Avenue
             128       1        GSMC       University Business Park                      2076 East University Drive
             129       1        GCFP       469 North Canon Drive                         469 North Canon Drive & 9401-9411 South
                                                                                         Santa Monica Boulevard
             130       1        GSMC       200 Fillmore                                  200 Fillmore Street
   18        131       1        GSMC       Airport Center                                4400, 4828 & 4898 Airport Center Parkway
             132       1        GSMC       Oakley Plaza                                  1200 Oakley Seaver Drive
   5         133       1        GSMC       Neenah - Aurora Healthcare Clinic             1136 Westowne Drive
             134       1        GSMC       Villager Square                               6470-6650 West 120th Avenue
             135       1        GSMC       Frisco Plaza                                  719-815 Ten Mile Drive
             136       1        GSMC       Stafford North Plaza                          261 Garrisonville Road
   19        137       1        GSMC       Summerfield Suites - Charlotte                4920 South Tryon Street
             138       1        GCFP       Shops at Cypress                              5353, 5373, and 5461 Katella Avenue
             139       1        GCFP       Mini U Storage - Chantilly                    13721 Wall Road
             140       1        GSMC       Festival                                      West 3195 Van Roy Road
             141       1        GSMC       Rogers Ranch                                  4920, 5020, 5030 West Baseline Road
             142       1        GCFP       Hampton Inn Carbondale                        2175 Reed Station Parkway
             143       1        GCFP       Chouteau Crossing                             4307-4357 Northeast Chouteau Trafficway
   5         144       1        GCFP       Townhouse Center                              3739-3799 E. Desert Inn Road
             145       1        GCFP       4605 Post Oak                                 4605 Post Oak Place Drive
             146       1        GSMC       Northridge Pavilion III and IV                1301 and 1303 Hightower Trail
             147       1        GCFP       Pasadena Properties
            147.01     1                   959 East Walnut Street                        959 East Walnut Street
            147.02     1                   897 Granite Drive                             897 Granite Drive
             148       1        GSMC       PETsMART Plaza                                865 Colusa Avenue
             149       1        GSMC       Hallock Office Park                           211, 213, 215 Hallock Road
             150       1        GCFP       Chapel Ridge Shopping Center                  10280 Maysville Road
             151       1        GSMC       Academy Sports & Outdoors                     1001 West Arbrook Boulevard
             152       1        GSMC       Grants Pass                                   304-350 Northeast Agness Avenue
             153       1        GCFP       Comfort Inn Colorado Springs                  1410 Harrison Road
   9         154       1        GSMC       Poway Executive Center                        13915 Danielson Street
             155       1        GCFP       Fairfield Inn & Suites Asheville              11 Rocky Ridge Road
             156       1        GSMC       Kentucky Retail Portfolio
            156.01     1                   Walgreens                                     2290 Nicholasville Road
            156.02     1                   Greenway Mare Manor                           363 Versailles Road
             157       1        GSMC       Lakewood at Georgia Avenue                    11510 Georgia Avenue
             158       1        GSMC       West and Ironwood Building                    3711-3721 West Street and 3700-3710
                                                                                         Ironwood Place
             159       1        GCFP       First Industrial 4                            2720 Arthur Street
             160       1        GCFP       Bank of America Motor Bank                    1025 Holcombe Boulevard
             161       1        GCFP       Mini U Storage - North Brunswick              1256 How Lane
             162       1        GCFP       Memorial Houston CVS                          15010 Memorial Drive
             163       1        GSMC       Staverton East                                21480 Pacific Boulevard
             164       1        GSMC       Centennial Square                             2727-2897 West Belleview Avenue
   9         165       1        GSMC       Kent Rite Aid                                 10407 Southeast 256th Street
             166       1        GSMC       Streets of Toringdon                          12105 and 12311 Copper Way
             167       1        GSMC       JAMAD I                                       550 Woodlake Circle
   5         168       1        GSMC       Delray North Business Center                  1395 Northwest 17th Avenue
             169       2        GCFP       7410 Woodman & 20615 Vanowen
            169.01     2                   7410 Woodman Avenue                           7410 Woodman Avenue
            169.02     2                   20615 Vanowen Street                          20615 Vanowen Street
             170       1        GCFP       Holiday Inn Express Gastonia                  1911 Broadcast Drive
             171       1        GCFP       A+ Storage Franklin                           1903 Columbia Avenue
             172       1        GCFP       Hampton Inn Searcy                            3204 East Race Street
             173       1        GSMC       County Line Shopping Center                   1480 and 1490-1496 South Randall Road
             174       1        GSMC       Palmhurst Shopping Center                     4324 and 4416 North Conway Avenue
             175       1        GSMC       8404 North Navarro                            8402-8404 North Navarro Street
   9         176       1        GSMC       Lake Mead                                     6520-6540 East Lake Mead Boulevard
             177       1        GCFP       Sealy Fulton Portfolio
            177.01     1                   6175 Boat Rock Boulevard                      6175 Boat Rock Boulevard
            177.02     1                   5400 Bucknell Drive                           5400 Bucknell Drive
            177.03     1                   5425 Tulane                                   5425 Tulane
             178       1        GCFP       Advance Auto Parts I
            178.01     1                   Advance Auto Parts- Randleman                 981 High Point Street
            178.02     1                   Advance Auto Parts Mexico                     65 River Road
            178.03     1                   Advance Auto Parts South Paris                112 Main Street
            178.04     1                   Advance Auto Parts Danville                   1205 Piney Forest Road
             179       1        GSMC       Arbrook Square Shopping Center                3751 Matlock Road
             180       1        GSMC       Pyramid I                                     4126, 4138 & 4150 John Young Parkway
             181       1        GCFP       Storquest Oakland                             4601 Shattuck Avenue
             182       1        GSMC       Holiday Tower                                 2435 US Highway 19
   5         183       1        GCFP       910 Robb Drive (Winner's Corner)              910 Robb Drive
   20        184       1        GSMC       Fidelity Building                             4671 Town Center Parkway
             185       1        GSMC       2425 East Commercial                          2425 East Commercial Boulevard
   5         186       1        GSMC       Tamarac Business Center                       800 Research Drive
             187       1        GCFP       Eastern Hills Center - Phase L                10845 & 10855 South Eastern Avenue
             188       1        GSMC       Middletown Plaza                              12935 Shelbyville Road
             189       1        GSMC       Bread & Butter                                3500 East Destination Drive
             190       2        GSMC       Knightsbridge Apartments                      955 South Havana Street
   21        191       1        GCFP       656 North Robertson                           656 North Robertson
             192       2        GCFP       Pointe O'Woods Apartments                     4065 Pointe O'Woods Drive
             193       1        GSMC       Third Street Station                          1518 East 3rd Street
             194       1        GSMC       Barnett Medical Center                        1228 Colonial Commons Court
             195       2        GCFP       Meadowview Apartments                         15 Woodhill Drive
             196       1        GSMC       972 Partnership                               972 and 976 North Orange Avenue
             197       1        GCFP       NTB Sachse                                    5420 State Highway 78
   9         198       1        GSMC       Aliante                                       7021 Aliante Parkway
             199       1        GCFP       5301 Longley Lane, Building E                 5301 Longley Lane, Building E
             200       1        GSMC       Social Security Administration                44451 20th Street West
             201       1        GCFP       5325 Louie Lane                               5325 Louie Lane

           CONTROL   LOAN
FOOTNOTE   NUMBER    GROUP          CITY              STATE           COUNTY         ZIP CODE    PROPERTY TYPE
----------------------------------------------------------------------------------------------------------------

   2          1        1
             1.01      1     Boston               Massachusetts    Suffolk             02116    Office
             1.02      1     Boston               Massachusetts    Suffolk County      02116    Other
   3          2        1     New York             New York         New York            10022    Office
  4, 5        3        1
             3.01      1     Syosset              New York         Nassau              11791    Industrial
             3.02      1     Syosset              New York         Nassau              11791    Industrial
             3.03      1     Hicksville           New York         Nassau              11801    Industrial
             3.04      1     Syosset              New York         Nassau              11791    Industrial
             3.05      1     Yaphank              New York         Suffolk             11980    Industrial
             3.06      1     Hicksville           New York         Nassau              11801    Industrial
             3.07      1     Bay Shore            New York         Suffolk             11706    Industrial
             3.08      1     Holbrook             New York         Suffolk             11741    Industrial
             3.09      1     Ronkonkoma           New York         Suffolk             11779    Industrial
             3.10      1     Hauppauge            New York         Suffolk             11788    Industrial
             3.11      1     Farmingdale          New York         Suffolk             11735    Industrial
             3.12      1     Holbrook             New York         Suffolk             11741    Industrial
             3.13      1     Ronkonkoma           New York         Suffolk             11779    Industrial
             3.14      1     Ronkonkoma           New York         Suffolk             11779    Industrial
             3.15      1     Hicksville           New York         Nassau              11801    Industrial
             3.16      1     Plainview            New York         Nassau              11803    Industrial
             3.17      1     Deer Park            New York         Suffolk             11729    Industrial
             3.18      1     Hicksville           New York         Nassau              11801    Industrial
             3.19      1     Ronkonkoma           New York         Suffolk             11779    Industrial
             3.20      1     Ronkonkoma           New York         Suffolk             11779    Industrial
             3.21      1     Hauppauge            New York         Suffolk             11788    Industrial
             3.22      1     Ronkonkoma           New York         Suffolk             11779    Industrial
             3.23      1     Ronkonkoma           New York         Suffolk             11779    Industrial
             3.24      1     Farmingdale          New York         Suffolk             11735    Industrial
             3.25      1     Plainview            New York         Nassau              11803    Industrial
             3.26      1     Farmingdale          New York         Suffolk             11735    Industrial
             3.27      1     Deer Park            New York         Suffolk             11729    Industrial
             3.28      1     Ronkonkoma           New York         Suffolk             11779    Industrial
             3.29      1     Port Washington      New York         Nassau              11050    Industrial
             3.30      1     Farmingdale          New York         Suffolk             11735    Industrial
             3.31      1     Hicksville           New York         Nassau              11801    Industrial
             3.32      1     Huntington Station   New York         Suffolk             11746    Industrial
             3.33      1     Huntington Station   New York         Suffolk             11746    Industrial
             3.34      1     Hicksville           New York         Nassau              11801    Industrial
             3.35      1     Glen Head            New York         Nassau              11545    Industrial
             3.36      1     Hauppauge            New York         Suffolk             11788    Industrial
              4        1     New York             New York         New York            10021    Office
              5        1
             5.01      1     Melville             New York         Suffolk             11747    Office
             5.02      1     Melville             New York         Suffolk             11747    Office
             5.03      1     Melville             New York         Suffolk             11747    Office
             5.04      1     Uniondale            New York         Nassau              11553    Office
             5.05      1     Melville             New York         Suffolk             11747    Office
  6, 7        6        1
             6.01      1     Atlanta              Georgia          Fulton              30303    Office
             6.02      1     Atlanta              Georgia          Fulton              30303    Office
             6.03      1     Atlanta              Georgia          Fulton              30303    Retail
              7        1     Greenwich            Connecticut      Fairfield           06830    Office
   5          8        1     Arlington            Virginia         Arlington           22203    Office
   8          9        1     Chicago              Illinois         Cook                60654    Office
              10       1
            10.01      1     Linthicum            Maryland         Anne Arundel        21090    Office
            10.02      1     Linthicum            Maryland         Anne Arundel        21090    Office
            10.03      1     Colorado Springs     Colorado         El Paso             80919    Office
            10.04      1     Colorado Springs     Colorado         El Paso             80919    Office
            10.05      1     Linthicum            Maryland         Anne Arundel        21090    Office
            10.06      1     Linthicum            Maryland         Anne Arundel        21090    Office
            10.07      1     Linthicum            Maryland         Anne Arundel        21090    Office
            10.08      1     Linthicum            Maryland         Anne Arundel        21090    Office
            10.09      1     Colorado Springs     Colorado         El Paso             80919    Office
            10.10      1     Linthicum            Maryland         Anne Arundel        21090    Office
            10.11      1     Linthicum            Maryland         Anne Arundel        21090    Office
            10.12      1     Linthicum            Maryland         Anne Arundel        21090    Office
            10.13      1     Colorado Springs     Colorado         El Paso             80916    Office
            10.14      1     Colorado Springs     Colorado         El Paso             80916    Office
              11       1     Bethesda             Maryland         Montgomery          20814    Hospitality
              12       1     Reston               Virginia         Fairfax             20190    Office
              13       1
            13.01      1     Yorba Linda          California       Orange              92887    Office
            13.02      1     Yorba Linda          California       Orange              92887    Office
            13.03      1     Diamond Bar          California       Los Angeles         91765    Office
            13.04      1     San Diego            California       San Diego           92127    Office
            13.05      1     Poway                California       San Diego           92064    Office
            13.06      1     Costa Mesa           California       Orange              92626    Office
              14       1     Uniondale            New York         Nassau              11553    Office
              15       1     Amherst              New York         Erie                14226    Retail
              16       1
            16.01      1     Santa Clara          California       Santa Clara         95054    Office
            16.02      1     San Jose             California       Santa Clara         95134    Office
              17       1
            17.01      1     Tempe                Arizona          Maricopa            85284    Retail
            17.02      1     Houston              Texas            Harris              77070    Retail
            17.03      1     Garland              Texas            Dallas              75044    Retail
            17.04      1     Flower Mound         Texas            Denton              75022    Retail
            17.05      1     Sugar Land           Texas            Fort Bend           77478    Retail
            17.06      1     Commerce Township    Michigan         Oakland             48390    Retail
              18       1     Atlanta              Georgia          Cobb                30339    Hospitality
   9          19       1     Branson              Missouri         Taney               65616    Retail
              20       1     Short Hills          New Jersey       Essex               07078    Office
              21       1     Santa Clara          California       Santa Clara         95050    Office
              22       1     Houston              Texas            Harris              77042    Office
              23       2
            23.01      2     Zionsville           Indiana          Boone               46077    Multifamily
            23.02      2     Indianapolis         Indiana          Marion              46234    Multifamily
            23.03      2     Indianapolis         Indiana          Marion              46217    Multifamily
            23.04      2     Evansville           Indiana          Vanderburgh         47715    Multifamily
            23.05      2     Kokomo               Indiana          Howard              46902    Multifamily
            23.06      2     Jeffersonville       Indiana          Clark               47130    Multifamily
            23.07      2     Mishawaka            Indiana          St. Joseph          46545    Multifamily
              24       1
            24.01      1     Kihei                Hawaii           Maui                96753    Retail
            24.02      1     Honolulu             Hawaii           Honolulu            96817    Retail
              25       1     San Jose             California       Santa Clara         95113    Office
              26       1
            26.01      1     Wilkes-Barre         Pennsylvania     Luzerne             18702    Other
            26.02      1     Memphis              Tennessee        Shelby              38138    Other
            26.03      1     Montgomery           Alabama          Montgomery          36117    Other
            26.04      1     Nashville            Tennessee        Davidson            37228    Other
              27       2     Las Vegas            Nevada           Clark               89121    Multifamily
   10         28       1     Henderson            Nevada           Clark               89012    Retail
   11         29       2
            29.01      2     Los Angeles          California       Los Angeles         90029    Multifamily
            29.02      2     Los Angeles          California       Los Angeles         90005    Multifamily
            29.03      2     Los Angeles          California       Los Angeles         90057    Multifamily
            29.04      2     Los Angeles          California       Los Angeles         90028    Multifamily
            29.05      2     Los Angeles          California       Los Angeles         90005    Multifamily
            29.06      2     Los Angeles          California       Los Angeles         90004    Multifamily
            29.07      2     Los Angeles          California       Los Angeles         90017    Multifamily
   12       29.08      2     Los Angeles          California       Los Angeles         90006    Multifamily
            29.09      2     Los Angeles          California       Los Angeles         90005    Multifamily
            29.10      2     Los Angeles          California       Los Angeles         90006    Multifamily
            29.11      2     Los Angeles          California       Los Angeles         90029    Multifamily
            29.12      2     Los Angeles          California       Los Angeles         90004    Multifamily
              30       1     Dallas               Texas            Dallas              75209    Other
              31       1     Philadelphia         Pennsylvania     Philadelphia        19106    Office
   13         32       1     Webster              Texas            Harris              77598    Retail
              33       1     Sacramento           California       Sacramento          95814    Office
 14, 15       34       1     Honolulu             Hawaii           Honolulu            96814    Retail
              35       1     Austin               Texas            Travis              78727    Office
              36       2
            36.01      2     Mooresville          North Carolina   Iredell             28117    Multifamily
            36.02      2     Charlotte            North Carolina   Mecklenburg         28213    Multifamily
            36.03      2     Salisbury            North Carolina   Rowan               28147    Multifamily
            36.04      2     Charlotte            North Carolina   Mecklenburg         28213    Multifamily
            36.05      2     Lexington            North Carolina   Davidson            27295    Multifamily
            36.06      2     Kannapolis           North Carolina   Cabarrus            28027    Multifamily
              37       2
            37.01      2     Concord              North Carolina   Cabarrus            28027    Multifamily
            37.02      2     Clemmons             North Carolina   Forsyth             27012    Multifamily
            37.03      2     Kannapolis           North Carolina   Cabarrus            28083    Multifamily
            37.04      2     Anderson             South Carolina   Anderson            29625    Multifamily
            37.05      2     Shelby               North Carolina   Cleveland           28152    Multifamily
   5          38       1     Warren               Michigan         Macomb              48093    Industrial
              39       1     Melville             New York         Suffolk             11747    Office
              40       1     San Jose             California       Santa Clara         95134    Office
              41       2     Oakland              California       Alameda             94607    Multifamily
              42       1     Rockville            Maryland         Montgomery          20850    Office
              43       1     White Plains         New York         Westchester         10604    Hospitality
              44       1     Denver               Colorado         Denver              80206    Office
              45       1     Pembroke Pines       Florida          Broward             33026    Retail
              46       1     Rockville            Maryland         Montgomery          20850    Office
              47       1     Coral Gables         Florida          Miami-Dade          33134    Office
              48       1     Santa Monica         California       Los Angeles         90401    Office
              49       1     Savannah             Georgia          Chatham             31406    Retail
   15         50       1     Koloa                Hawaii           Kauai               96756    Retail
              51       2     Arlington            Texas            Tarrant             76014    Multifamily
              52       1
            52.01      1     Appleton             Wisconsin        Outagamie           54911    Hospitality
            52.02      1     Neenah               Wisconsin        Winnebago           54956    Hospitality
              53       1
            53.01      1     York                 Pennsylvania     York                17406    Industrial
            53.02      1     Madison              Wisconsin        Dane                53718    Industrial
            53.03      1     Morrow               Georgia          Clayton             30260    Industrial
              54       1     Albuquerque          New Mexico       Bernillo            87121    Office
              55       1     West Hollywood       California       Los Angeles         90069    Office
              56       1     Miami                Florida          Miami-Dade          33156    Office
   16         57       1     McDonough            Georgia          Henry               30253    Industrial
              58       1     Lake Forest          California       Orange              92630    Retail
   5          59       1     Two Rivers           Wisconsin        Manitowoc           54241    Office
              60       2     Berkeley             California       Alameda             94704    Multifamily
   5          61       2     Glenview             Illinois         Cook                60025    Multifamily
              62       1     Pleasant Hill        California       Contra Costa        94523    Hospitality
              63       1
            63.01      1     Eden Prairie         Minnesota        Hennepin            55344    Industrial
            63.02      1     Eagan                Minnesota        Dakota              55121    Industrial
            63.03      1     Edina                Minnesota        Hennepin            55439    Industrial
            63.04      1     Edina                Minnesota        Hennepin            55439    Industrial
              64       1     Addison              Texas            Dallas              75001    Retail
   5          65       1     Hartford             Wisconsin        Washington          53027    Office
              66       1     Norwood              Massachusetts    Norfolk             02062    Office
              67       1     Aiea                 Hawaii           Honolulu            96701    Mixed Use
              68       2     Irving               Texas            Dallas              75038    Multifamily
              69       1     Austin               Texas            Travis              78744    Mixed Use
              70       1     Schaumburg           Illinois         Cook                60173    Office
              71       1     Hartford             Connecticut      Hartford            06106    Office
              72       1     Durham               North Carolina   Durham              27703    Office
              73       1     Scottsdale           Arizona          Maricopa            85251    Hospitality
              74       1
            74.01      1     Manchester           Connecticut      Hartford            06042    Industrial
            74.02      1     Manchester           Connecticut      Hartford            06042    Industrial
            74.03      1     Manchester           Connecticut      Hartford            06042    Industrial
            74.04      1     Manchester           Connecticut      Hartford            06042    Industrial
            74.05      1     Manchester           Connecticut      Hartford            06042    Industrial
            74.06      1     Manchester           Connecticut      Hartford            06042    Industrial
            74.07      1     Manchester           Connecticut      Hartford            06042    Industrial
   5          75       2     Sanford              Florida          Seminole            32771    Multifamily
              76       1     Augusta              Georgia          Richmond            30904    Hospitality
              77       1     Kihei                Hawaii           Maui                96753    Retail
              78       2     Plano                Texas            Collin              75023    Multifamily
 15, 17       79       1     Portland             Oregon           Multnomah           97220    Hospitality
              80       1     Clifton              New Jersey       Passaic             07012    Office
              81       1     Bridgewater          New Jersey       Somerset            08807    Hospitality
              82       1     Pleasanton           California       Alameda             94588    Hospitality
   10         83       1     Kansas City          Missouri         Platte              64151    Retail
              84       2     Raleigh              North Carolina   Wake                27616    Multifamily
              85       1     Houston              Texas            Harris              77027    Office
              86       1     Colorado Springs     Colorado         El Paso             80920    Office
   15         87       1     Wilmington           Delaware         New Castle          19808    Office
              88       1     Columbus             Ohio             Delaware            43240    Office
              89       1     Charlotte            North Carolina   Mecklenburg         28217    Office
              90       1     Philadelphia         Pennsylvania     Philadelphia        19114    Mixed Use
              91       2     Lawrenceville        Georgia          Gwinnett            30044    Multifamily
              92       1     Gaithersburg         Maryland         Montgomery          20877    Hospitality
              93       2     Lafayette            California       Contra Costa        94549    Multifamily
              94       1     Mesa                 Arizona          Maricopa            85208    Office
              95       1     Shreveport           Louisiana        Caddo               71105    Retail
              96       1     Columbia             Maryland         Howard              21046    Office
              97       1     Melville             New York         Suffolk             11747    Office
              98       1     Augusta              Georgia          Richmond            30901    Mixed Use
              99       1     Charlotte            North Carolina   Mecklenburg         28202    Hospitality
   15        100       1     Charlotte            North Carolina   Mecklenburg         28277    Office
             101       1     Tustin               California       Orange              92780    Retail
             102       1     Henderson            Nevada           Clark               89074    Office
             103       2
            103.01     2     Redwood City         California       San Mateo           94063    Multifamily
            103.02     2     Redwood City         California       San Mateo           94061    Multifamily
            103.03     2     Redwood City         California       San Mateo           94062    Multifamily
            103.04     2     Redwood City         California       San Mateo           94063    Multifamily
            103.05     2     Redwood City         California       San Mateo           94063    Multifamily
            103.06     2     Redwood City         California       San Mateo           94063    Multifamily
            103.07     2     Menlo Park           California       San Mateo           94025    Multifamily
             104       1     Glendale             Arizona          Maricopa            85302    Retail
             105       1     Raleigh              North Carolina   Wake                27607    Office
   5         106       1     Burbank              California       Los Angeles         91505    Office
             107       2     Berkeley             California       Alameda             94704    Multifamily
             108       1     Stamford             Connecticut      Fairfield           06901    Office
             109       1
            109.01     1     Brooklyn Park        Minnesota        Hennepin            55428    Industrial
            109.02     1     Brooklyn Park        Minnesota        Hennepin            55428    Industrial
            109.03     1     Brooklyn Park        Minnesota        Hennepin            55428    Industrial
             110       1     Lawrenceville        New Jersey       Mercer              08648    Office
             111       1     Lebanon              New Hampshire    Grafton             03766    Retail
             112       1     New Canaan           Connecticut      Fairfield           06840    Mixed Use
             113       2     Carrollton           Texas            Dallas              75006    Multifamily
             114       1     Bakersfield          California       Kern                93309    Office
   15        115       1     Charlotte            North Carolina   Mecklenburg         28277    Office
             116       2     Jacksonville         Florida          Duval               32225    Multifamily
             117       1
            117.01     1     Bryan                Texas            Brazos              77802    Self-Storage
            117.02     1     Odessa               Texas            Ector               79762    Self-Storage
            117.03     1     San Angelo           Texas            Tom Green           76901    Self-Storage
             118       1     Ft Lauderdale        Florida          Broward             33305    Other
   5         119       1     Charlotte            North Carolina   Mecklenburg         28203    Mixed Use
             120       1     Lorton               Virginia         Fairfax             22079    Hospitality
             121       1     Knoxville            Tennessee        Knox                37922    Retail
             122       1     Englewood            Colorado         Arapahoe            80111    Office
             123       2     New Port Richey      Florida          Pasco               34653    Mobile Home Park
             124       1     Titusville           Florida          Brevard             32780    Hospitality
   15        125       1     Woodhaven            Michigan         Wayne               48183    Retail
             126       1     Arvada               Colorado         Jefferson           80007    Retail
   5         127       1
            127.01     1     Westminster          Colorado         Jefferson           80031    Self-Storage
            127.02     1     Centennial           Colorado         Arapahoe            80112    Self-Storage
             128       1     Tempe                Arizona          Maricopa            85281    Industrial
             129       1     Beverly Hills        California       Los Angeles         90210    Retail
             130       1     Denver               Colorado         Denver              80206    Office
   18        131       1     Charlotte            North Carolina   Mecklenburg         28208    Office
             132       1     Clermont             Florida          Lake                34711    Retail
   5         133       1     Neenah               Wisconsin        Winnebago           54956    Office
             134       1     Broomfield           Colorado         Broomfield          80020    Retail
             135       1     Frisco               Colorado         Summit              80443    Office
             136       1     Stafford             Virginia         Stafford            22554    Retail
   19        137       1     Charlotte            North Carolina   Mecklenburg         28217    Hospitality
             138       1     Cypress              California       Orange              90630    Retail
             139       1     Herndon              Virginia         Fairfax             20171    Self-Storage
             140       1     Buchanan             Wisconsin        Outagamie           54915    Retail
             141       1     Phoenix              Arizona          Maricopa            85041    Retail
             142       1     Carbondale           Illinois         Jackson             62901    Hospitality
             143       1     Kansas City          Missouri         Clay                64117    Retail
   5         144       1     Las Vegas            Nevada           Clark               89121    Retail
             145       1     Houston              Texas            Harris              77027    Office
             146       1     Sandy Springs        Georgia          Fulton              30350    Office
             147       1
            147.01     1     Pasadena             California       Los Angeles         91106    Office
            147.02     1     Pasadena             California       Los Angeles         91101    Office
             148       1     Yuba City            California       Sutter              95991    Retail
             149       1     Stony Brook          New York         Suffolk             11790    Office
             150       1     Fort Wayne           Indiana          Allen               46835    Retail
             151       1     Arlington            Texas            Tarrant             76015    Retail
             152       1     Grants Pass          Oregon           Josephine           97526    Retail
             153       1     Colorado Springs     Colorado         El Paso             80906    Hospitality
   9         154       1     Poway                California       San Diego           92064    Office
             155       1     Asheville            North Carolina   Buncombe            28806    Hospitality
             156       1
            156.01     1     Lexington            Kentucky         Fayette             40503    Retail
            156.02     1     Frankfort            Kentucky         Franklin            40601    Retail
             157       1     Wheaton              Maryland         Montgomery          20902    Office
             158       1     Landover             Maryland         Prince George's     20785    Industrial
             159       1     Roseville            Minnesota        Ramsey              55113    Industrial
             160       1     Houston              Texas            Harris              77030    Retail
             161       1     North Brunswick      New Jersey       Middlesex           08902    Self-Storage
             162       1     Houston              Texas            Harris              77079    Retail
             163       1     Sterling             Virginia         Loudoun             20166    Industrial
             164       1     Littleton            Colorado         Arapahoe            80123    Retail
   9         165       1     Kent                 Washington       King                98030    Retail
             166       1     Charlotte            North Carolina   Mecklenburg         28277    Office
             167       1     Chesapeake           Virginia         Chesapeake City     23320    Industrial
   5         168       1     Delray Beach         Florida          Palm Beach          33445    Industrial
             169       2
            169.01     2     Van Nuys             California       Los Angeles         91405    Multifamily
            169.02     2     Winnetka             California       Los Angeles         91306    Multifamily
             170       1     Gastonia             North Carolina   Gaston              28052    Hospitality
             171       1     Franklin             Tennessee        Williamson          37064    Self-Storage
             172       1     Searcy               Arkansas         White               72143    Hospitality
             173       1     Algonquin            Illinois         McHenry             60102    Retail
             174       1     Palmhurst            Texas            Hidalgo             78573    Retail
             175       1     Victoria             Texas            Victoria            77904    Retail
   9         176       1     Las Vegas            Nevada           Clark               89156    Retail
             177       1
            177.01     1     Atlanta              Georgia          Fulton              30336    Industrial
            177.02     1     Atlanta              Georgia          Fulton              30336    Industrial
            177.03     1     Atlanta              Georgia          Fulton              30336    Industrial
             178       1
            178.01     1     Randleman            North Carolina   Randolph            27317    Retail
            178.02     1     Mexico               Maine            Oxford              04257    Retail
            178.03     1     South Paris          Maine            Oxford              04281    Retail
            178.04     1     Danville             Virginia         Danville            24540    Retail
             179       1     Arlington            Texas            Tarrant             76015    Retail
             180       1     Orlando              Florida          Orange              32804    Office
             181       1     Oakland              California       Alameda             94609    Self-Storage
             182       1     Holiday              Florida          Pasco               34691    Office
   5         183       1     Reno                 Nevada           Washoe              89523    Retail
   20        184       1     Jacksonville         Florida          Duval               32246    Office
             185       1     Fort Lauderdale      Florida          Broward             33308    Office
   5         186       1     Woodland Park        Colorado         Teller              80863    Office
             187       1     Henderson            Nevada           Clark               89052    Retail
             188       1     Louisville           Kentucky         Jefferson           40243    Retail
             189       1     Appleton             Wisconsin        Calumet             54915    Office
             190       2     Denver               Colorado         Arapahoe            80012    Multifamily
   21        191       1     West Hollywood       California       Los Angeles         90069    Retail
             192       2     Grand Rapids         Michigan         Kent                49508    Multifamily
             193       1     Charlotte            North Carolina   Mecklenburg         28204    Office
             194       1     Lancaster            South Carolina   Lancaster           29720    Office
             195       2     Springboro           Ohio             Warren              45066    Multifamily
             196       1     Winter Park          Florida          Orange              32789    Retail
             197       1     Sachse               Texas            Dallas              75048    Retail
   9         198       1     North Las Vegas      Nevada           Clark               89084    Retail
             199       1     Reno                 Nevada           Washoe              89511    Industrial
             200       1     Lancaster            California       Los Angeles         93534    Office
             201       1     Reno                 Nevada           Washoe              89511    Industrial

           CONTROL   LOAN
FOOTNOTE   NUMBER    GROUP         PROPERTY TYPE DETAIL                      YEAR BUILT
--------------------------------------------------------------------------------------------------------

    2         1        1
             1.01      1     General Urban                                        1971
             1.02      1     Parking Garage                                       1973
    3         2        1     General Urban                                        1983
  4, 5        3        1
             3.01      1     Industrial / Warehouse w/ Office                     1967
             3.02      1     Industrial / Warehouse w/ Office                     1964
             3.03      1     Industrial / Warehouse w/ Office                     1955
             3.04      1     Industrial / Warehouse w/ Office                     1969
             3.05      1     Industrial / Warehouse w/ Office                     1971
             3.06      1     Industrial / Warehouse w/ Office                     1956
             3.07      1     Industrial / Warehouse w/ Office                     1965
             3.08      1     Industrial / Warehouse w/ Office                     1967
             3.09      1     Industrial / Warehouse w/ Office                     1985
             3.10      1     Industrial / Warehouse w/ Office                     1978
             3.11      1     Industrial / Warehouse w/ Office                     1965
             3.12      1     Industrial / Warehouse w/ Office                     1967
             3.13      1     Industrial / Warehouse w/ Office                     1982
             3.14      1     Industrial / Warehouse w/ Office                     2000
             3.15      1     Industrial / Warehouse w/ Office                     1956
             3.16      1     Industrial / Warehouse w/ Office                     1959
             3.17      1     Industrial / Warehouse w/ Office                     1977
             3.18      1     Industrial / Warehouse w/ Office                     1970
             3.19      1     Industrial / Warehouse w/ Office                     1983
             3.20      1     Industrial / Warehouse w/ Office                     1983
             3.21      1     Industrial / Warehouse w/ Office                     1985
             3.22      1     Industrial / Warehouse w/ Office                     1980
             3.23      1     Industrial / Warehouse w/ Office                     1979
             3.24      1     Industrial / Warehouse w/ Office                     1961
             3.25      1     Industrial / Warehouse w/ Office                     1972
             3.26      1     Industrial / Warehouse w/ Office                     1965
             3.27      1     Industrial / Warehouse w/ Office                     1964
             3.28      1     Industrial / Warehouse w/ Office                     1979
             3.29      1     Industrial / Warehouse w/ Office                     1985
             3.30      1     Industrial / Warehouse w/ Office                     1961
             3.31      1     Industrial / Warehouse w/ Office                     1974
             3.32      1     Industrial / Warehouse w/ Office                     1968
             3.33      1     Industrial / Warehouse w/ Office                     1969
             3.34      1     Industrial / Warehouse w/ Office                     1956
             3.35      1     Industrial / Warehouse w/ Office                     1960
             3.36      1     Industrial / Warehouse w/ Office                     1977
              4        1     General Urban                                        1988
              5        1
             5.01      1     General Suburban                                     2001
             5.02      1     General Suburban                                     2006
             5.03      1     General Suburban                                     1988
             5.04      1     General Suburban                                     1984
             5.05      1     General Suburban                                     1986
  6, 7        6        1
             6.01      1     General Urban                                        1985
             6.02      1     General Urban                                        1976
             6.03      1     Anchored                                             1974
              7        1     General Suburban                                     1974
    5         8        1     General Urban                                        1992
    8         9        1     General Urban                                        1930
              10       1
            10.01      1     General Urban                                        1988
            10.02      1     General Urban                                        2000
            10.03      1     General Urban                                        1984
            10.04      1     General Urban                                        1985
            10.05      1     General Urban                                        1983
            10.06      1     General Urban                                        1986
            10.07      1     General Urban                                        1988
            10.08      1     General Urban                                        1987
            10.09      1     General Urban                                        1989
            10.10      1     General Urban                                        1986
            10.11      1     General Urban                                        1988
            10.12      1     General Urban                                        1986
            10.13      1     General Urban                                        1985
            10.14      1     General Urban                                        1985
              11       1     Full Service                                         1985
              12       1     General Suburban                                     1999
              13       1
            13.01      1     General Suburban                                     1989
            13.02      1     General Suburban                                     1988
            13.03      1     General Suburban                                     1987
            13.04      1     General Suburban                                     1980
            13.05      1     General Suburban                                     1991
            13.06      1                                                          1979
              14       1     General Suburban                                     1990
              15       1     Anchored                           1962, 1968, 1977, 1993, 1994, 1999, 2000
              16       1
            16.01      1     General Suburban                                     1985
            16.02      1     General Suburban                                     2001
              17       1
            17.01      1     Unanchored                                           2003
            17.02      1     Unanchored                                           2004
            17.03      1     Unanchored                                           2004
            17.04      1     Unanchored                                           2004
            17.05      1     Unanchored                                           2004
            17.06      1     Unanchored                                           2005
              18       1     Full Service                                         1983
    9         19       1     Anchored                                             2006
              20       1     General Suburban                                     1988
              21       1     Data Center                                          2000
              22       1     General Suburban                                     1982
              23       2
            23.01      2     Garden                                               2001
            23.02      2     Garden                                               1974
            23.03      2     Garden                                               1991
            23.04      2     Garden                                               1984
            23.05      2     Garden                                               1964
            23.06      2     Garden                                               1971
            23.07      2     Garden                                               1967
              24       1
            24.01      1     Unanchored                                           1971
            24.02      1     Unanchored                                           1960
              25       1     Data Center                                          1987
              26       1
            26.01      1     Car Dealership                     1987, 1989, 1991, 1996, 2000, 2001, 2006
            26.02      1     Car Dealership                                       2005
            26.03      1     Car Dealership                                       1969
            26.04      1     Car Dealership                                       1998
              27       2     Garden                                               1988
   10         28       1     Anchored                                           2005-2006
   11         29       2
            29.01      2     Conventional                                         1927
            29.02      2     Conventional                                         1926
            29.03      2     Conventional                                         1929
            29.04      2     Conventional                                         1929
            29.05      2     Conventional                                         1930
            29.06      2     Conventional                                         1928
            29.07      2     Conventional                                         1913
   12       29.08      2     Conventional                                         1925
            29.09      2     Conventional                                         1926
            29.10      2     Conventional                                         1922
            29.11      2     Conventional                                         1928
            29.12      2     Conventional                                         1925
              30       1     Car Dealership                                     2005-2006
              31       1     General Urban                                        1927
   13         32       1     Anchored                                           1995-1996
              33       1     General Urban                                        1982
 14, 15       34       1     Anchored                               1968 (office), 1974-1975 (retail)
              35       1     General Urban                                        2000
              36       2
            36.01      2     Garden                                               1999
            36.02      2     Garden                                               2002
            36.03      2     Garden                                               1998
            36.04      2     Garden                                               2002
            36.05      2     Garden                                               2002
            36.06      2     Garden                                               1999
              37       2
            37.01      2     Garden                                               1999
            37.02      2     Garden                                               2003
            37.03      2     Garden                                               1999
            37.04      2     Garden                                               1999
            37.05      2     Garden                                               2003
    5         38       1     Warehouse                                            1941
              39       1     General Suburban                                     1955
              40       1     General Suburban                                     1983
              41       2     Mid rise                                             2006
              42       1     General Suburban                                     2000
              43       1     Limited Service                                      1999
              44       1     General Suburban                               1959, 2000, 2005
              45       1     Anchored                                             1994
              46       1     General Suburban                                     2001
              47       1     General Suburban                                     1971
              48       1     General Urban                                        1987
              49       1     Anchored                                             1969
   15         50       1     Anchored                                             1985
              51       2     Garden                                               1998
              52       1
            52.01      1     Full Service                                         1982
            52.02      1     Full Service                                         1970
              53       1
            53.01      1     Warehouse                                            2000
            53.02      1     Warehouse                                         1981, 2001
            53.03      1     Warehouse                                            1972
              54       1     General Suburban                                     2006
              55       1     General Urban                                        1927
              56       1     General Suburban                                     1989
   16         57       1     Warehouse                                            1998
              58       1     Anchored                                             1972
    5         59       1     Medical                                              2005
              60       2     Student Housing                                      2006
    5         61       2     Mid rise                                             1987
              62       1     Limited Service                                      2002
              63       1
            63.01      1     Warehouse                                            1997
            63.02      1     Warehouse                                            1998
            63.03      1     Warehouse                                            1972
            63.04      1     Warehouse                                            1972
              64       1     Shadow Anchored                                      1979
    5         65       1     Medical                                              2006
              66       1     General Suburban                                     1980
              67       1     Office/Lab                                           1975
              68       2     Garden                                               1984
              69       1     Office/Warehouse                                     2000
              70       1     General Suburban                                     1984
              71       1     General Urban                                        1986
              72       1     General Suburban                                     1999
              73       1     Limited Service                                      1998
              74       1
            74.01      1     Industrial / Warehouse w/ Office                     1985
            74.02      1     Industrial / Warehouse w/ Office                     1968
            74.03      1     Industrial / Warehouse w/ Office                     1980
            74.04      1     Industrial / Warehouse w/ Office                     1987
            74.05      1     Industrial / Warehouse w/ Office                     1987
            74.06      1     Industrial / Warehouse w/ Office                     1985
            74.07      1     Industrial / Warehouse w/ Office                     1976
    5         75       2     Garden                                               1985
              76       1     Full Service                                         1892
              77       1     Unanchored                                           1945
              78       2     Other  Multifamily                                   1981
 15, 17       79       1     Full Service                                         1974
              80       1     General Suburban                                     1983
              81       1     Limited Service                                      1998
              82       1     Limited Service                                      1999
   10         83       1     Shadow Anchored                                      2006
              84       2     Garden                                               1999
              85       1     General Suburban                                     1977
              86       1     General Suburban                                     2000
   15         87       1                                                          1974
              88       1     General Suburban                                     1999
              89       1     General Suburban                               1982, 1984, 1986
              90       1     Office/Retail/Hospitality                            2001
              91       2     Garden                                               1984
              92       1     Limited Service                                      1998
              93       2     Garden                                               2001
              94       1     General Suburban                                     1994
              95       1     Unanchored                                           2005
              96       1     General Suburban                                  2001, 2006
              97       1     General Suburban                                     1990
              98       1     Office/Residential                                   1845
              99       1     Full Service                                         1989
   15        100       1     General Suburban                                     2005
             101       1     Unanchored                                           2006
             102       1     General Suburban                                     1995
             103       2
            103.01     2     Garden                                               1959
            103.02     2     Garden                                               1960
            103.03     2     Garden                                               1957
            103.04     2     Garden                                               1951
            103.05     2     Garden                                               1964
            103.06     2     Garden                                               1960
            103.07     2     Garden                                               1948
             104       1     Anchored                                             1981
             105       1     General Suburban                                     2006
    5        106       1     General Urban                                        1991
             107       2     Student Housing                                      2002
             108       1     General Urban                                        1927
             109       1
            109.01     1     Warehouse                                            1996
            109.02     1     Warehouse                                            2000
            109.03     1     Warehouse                                            1995
             110       1     Medical                                              1975
             111       1     Anchored                                             1997
             112       1     Retail/Office                                        1850
             113       2     Garden                                               1981
             114       1     General Suburban                                     1984
   15        115       1     General Suburban                                     2005
             116       2     Garden                                               1994
             117       1
            117.01     1     Self-Storage                                         1996
            117.02     1     Self-Storage                                         1998
            117.03     1     Self-Storage                                         1998
             118       1     Ground Lease                                          NAP
    5        119       1     Office/Retail                                        1904
             120       1     Limited Service                                      1996
             121       1     Anchored                                       1986, 1988, 1990
             122       1     General Suburban                                  1974, 1980
             123       2     General, suburban                                    1972
             124       1     Limited Service                                      2004
   15        125       1     Anchored                                       1999, 2001, 2006
             126       1     Anchored                                           2002-2004
    5        127       1
            127.01     1     Self-Storage                                         1984
            127.02     1     Self-Storage                                         2000
             128       1     Industrial / Warehouse w/ Office                     1984
             129       1     Unanchored                                           1923
             130       1     General Urban                                        1963
   18        131       1     General Suburban                               1999, 2000, 2006
             132       1     Shadow Anchored                                    2005-2006
    5        133       1     Medical                                              2005
             134       1     Shadow Anchored                                      1983
             135       1     General Suburban                                1976-1978, 1983
             136       1     Anchored                                             1988
   19        137       1     Limited Service                                      1989
             138       1     Shadow Anchored                                      2006
             139       1     Self-Storage                                         1999
             140       1     Anchored                                             2006
             141       1     Shadow Anchored                                      2006
             142       1     Limited Service                                      2000
             143       1     Anchored                                             2001
    5        144       1     Unanchored                                           1975
             145       1     General Suburban                                     1975
             146       1     General Suburban                                     1985
             147       1
            147.01     1     General Urban                                        1977
            147.02     1     General Suburban                                     1950
             148       1     Anchored                                             1973
             149       1     Medical                                              2004
             150       1     Anchored                                             2003
             151       1     Anchored                                             2006
             152       1     Anchored                                     1994-1995, 1998-2001
             153       1     Limited Service                                      1985
    9        154       1     General Suburban                                     2005
             155       1     Limited Service                                      1999
             156       1
            156.01     1     Single Tenant                                        2006
            156.02     1     Shadow Anchored                                      1985
             157       1     General Suburban                                     1981
             158       1     Warehouse                                            1974
             159       1     Warehouse                                            1995
             160       1     Single Tenant
             161       1     Self-Storage                                         2001
             162       1     Single Tenant                                        2005
             163       1     Industrial / Warehouse w/ Office                     1987
             164       1     Shadow Anchored                                   1977, 1980
    9        165       1     Single Tenant                                        2006
             166       1     Medical                                              2006
             167       1     Warehouse                                         1984, 2000
    5        168       1     Industrial / Warehouse w/ Office                     1987
             169       2
            169.01     2     Garden                                               1965
            169.02     2     Garden                                               1988
             170       1     Limited Service                                      2005
             171       1     Self-Storage                                         2004
             172       1     Limited Service                                      1986
             173       1     Shadow Anchored                                      2005
             174       1     Shadow Anchored                                      2005
             175       1     Anchored                                             1980
    9        176       1     Shadow Anchored                                      2006
             177       1
            177.01     1     Warehouse                                            1972
            177.02     1     Warehouse                                            1970
            177.03     1     Warehouse                                            1973
             178       1
            178.01     1     Single Tenant                                        2005
            178.02     1     Single Tenant                                        2004
            178.03     1     Single Tenant                                        2005
            178.04     1     Single Tenant                                        2006
             179       1     Shadow Anchored                                      2004
             180       1     General Suburban                                     1982
             181       1     Self-Storage                                         1920
             182       1     General Suburban                                  1971, 1975
    5        183       1     Single Tenant                                        1998
   20        184       1     General Suburban                                     2005
             185       1     General Suburban                                     1971
    5        186       1     General Suburban                                     1998
             187       1     Shadow Anchored                                      2005
             188       1     Shadow Anchored                                      2006
             189       1     General Suburban                                     2005
             190       2     Garden                                               1971
   21        191       1     Single Tenant                                        1938
             192       2     Garden                                               1969
             193       1     General Urban                                        2004
             194       1     Medical                                              1986
             195       2     Garden                                               1994
             196       1     Unanchored                                        1937, 1946
             197       1     Single Tenant                                        2006
    9        198       1     Shadow Anchored                                      2006
             199       1     Warehouse                                            1990
             200       1     General Suburban                                     2001
             201       1     Warehouse                                            1990

           CONTROL   LOAN                                                     NUMBER OF      UNIT                         LOAN
FOOTNOTE   NUMBER    GROUP                   YEAR RENOVATED                   UNITS       DESCRIPTION   LOAN PURPOSE    PER UNIT
----------------------------------------------------------------------------------------------------------------------------------

    2         1        1                                                      1,751,110   sf            Acquisition    $    365.77
             1.01      1                          2006                        1,723,085   sf
             1.02      1                          2005                           28,025   sf
    3         2        1                        2000-2006                     1,005,330   sf            Refinance      $    348.14
  4, 5        3        1                                                      3,521,766   sf            Refinance      $     86.60
             3.01      1                          1992                          234,969   sf
             3.02      1                       1993, 1999                       222,060   sf
             3.03      1                          1999                          211,292   sf
             3.04      1                       1999, 2001                       143,447   sf
             3.05      1                          1995                          185,791   sf
             3.06      1                          1991                          136,368   sf
             3.07      1                          2002                          167,729   sf
             3.08      1                          1988                          150,000   sf
             3.09      1                           NAP                           99,539   sf
             3.10      1                           NAP                          153,500   sf
             3.11      1                          1995                          105,573   sf
             3.12      1                          1996                          122,160   sf
             3.13      1                           NAP                          107,710   sf
             3.14      1                           NAP                           91,200   sf
             3.15      1                          1998                          122,901   sf
             3.16      1                          1990                           62,202   sf
             3.17      1                       1999, 2004                        85,910   sf
             3.18      1                          2000                           97,220   sf
             3.19      1                           NAP                           87,402   sf
             3.20      1                           NAP                           73,035   sf
             3.21      1                          1999                           53,585   sf
             3.22      1                           NAP                           64,453   sf
             3.23      1                           NAP                           72,987   sf
             3.24      1                          1990                           73,000   sf
             3.25      1                          1993                           71,508   sf
             3.26      1                          1999                           60,000   sf
             3.27      1                          1993                           60,005   sf
             3.28      1                           NAP                           62,898   sf
             3.29      1                           NAP                           51,995   sf
             3.30      1                          1987                           62,165   sf
             3.31      1                          1996                           56,697   sf
             3.32      1                          1986                           44,165   sf
             3.33      1                          1986                           42,466   sf
             3.34      1                          1991                           49,600   sf
             3.35      1                          2000                           14,334   sf
             3.36      1                           NAP                           21,900   sf
              4        1                           NAP                          250,731   sf            Refinance      $    997.08
              5        1                                                      1,178,081   sf            Acquisition    $    200.24
             5.01      1                           NAP                          298,429   sf
             5.02      1                           NAP                          300,218   sf
             5.03      1                           NAP                          198,789   sf
             5.04      1                          2000                          235,958   sf
             5.05      1                          1999                          144,687   sf
  6, 7        6        1                                                      2,548,655   sf            Acquisition    $     81.45
             6.01      1                           NAP                          946,115   sf
             6.02      1                           NAP                        1,468,514   sf
             6.03      1                           NAP                          134,026   sf
              7        1                          1995                          240,149   sf            Acquisition    $    832.82
    5         8        1                           NAP                          485,922   sf            Acquisition    $    362.20
    8         9        1                        1986-2005                     3,448,680   sf            Refinance      $    101.49
              10       1                                                      1,018,982   sf            Refinance      $    143.77
            10.01      1                           NAP                           96,636   sf
            10.02      1                           NAP                           67,455   sf
            10.03      1                           NAP                          108,976   sf
            10.04      1                           NAP                          109,678   sf
            10.05      1                           NAP                           71,076   sf
            10.06      1                           NAP                           73,572   sf
            10.07      1                           NAP                           68,802   sf
            10.08      1                           NAP                           69,072   sf
            10.09      1                           NAP                          105,895   sf
            10.10      1                           NAP                           57,409   sf
            10.11      1                           NAP                           57,379   sf
            10.12      1                           NAP                           57,140   sf
            10.13      1                           NAP                           37,946   sf
            10.14      1                           NAP                           37,946   sf
              11       1                          2004                              390   Rooms         Refinance      $358,974.36
              12       1                           NAP                          509,430   sf            Refinance      $    274.82
              13       1                                                        875,670   sf            Acquisition    $    152.45
            13.01      1                           NAP                          372,327   sf
            13.02      1                           NAP                          166,041   sf
            13.03      1                           NAP                           85,490   sf
            13.04      1                          1996                           78,819   sf
            13.05      1                           NAP                          112,000   sf
            13.06      1                          1997                           60,993   sf
              14       1                          1996                          660,223   sf            Acquisition    $    163.58
              15       1                          2006                          762,412   sf            Refinance      $    141.47
              16       1                                                        528,232   sf            Acquisition    $    203.04
            16.01      1                           NAP                          401,988   sf
            16.02      1                           NAP                          126,244   sf
              17       1                                                        653,340   sf            Refinance      $    160.50
            17.01      1                           NAP                          108,890   sf
            17.02      1                           NAP                          108,890   sf
            17.03      1                           NAP                          108,890   sf
            17.04      1                           NAP                          108,890   sf
            17.05      1                           NAP                          108,890   sf
            17.06      1                           NAP                          108,890   sf
              18       1                     2002, 2005-2006                        521   Rooms         Acquisition    $186,180.42
    9         19       1                           NAP                          432,783   sf            Refinance      $    207.96
              20       1                           NAP                          256,009   sf            Acquisition    $    341.78
              21       1                           NAP                          300,000   sf            Refinance      $    226.67
              22       1                          2004                          466,007   sf            Acquisition    $    136.44
              23       2                                                          1,346   Units         Acquisition    $ 46,991.08
            23.01      2                           NAP                              268   Units
            23.02      2                           NAP                              188   Units
            23.03      2                           NAP                              208   Units
            23.04      2                          2002                              192   Units
            23.05      2                          1990                              176   Units
            23.06      2                          2006                              182   Units
            23.07      2                          1998                              132   Units
              24       1                                                        291,144   sf            Refinance      $    216.39
            24.01      1                          1991                          137,051   sf
            24.02      1                          2002                          154,093   sf
              25       1                          1999                          179,761   sf            Refinance      $    296.44
              26       1                                                        376,004   sf            Refinance      $    137.13
            26.01      1                           NAP                          177,109   sf
            26.02      1                           NAP                           58,570   sf
            26.03      1                           NAP                           98,655   sf
            26.04      1                           NAP                           41,670   sf
              27       2                          1992                              524   Units         Acquisition    $ 95,419.85
   10         28       1                           NAP                          171,485   sf            Refinance      $    263.58
   11         29       2                                                            557   Units         Acquisition    $ 78,096.95
            29.01      2                          1988                               60   Units
            29.02      2                          1987                               70   Units
            29.03      2                          1988                               70   Units
            29.04      2                          1986                               45   Units
            29.05      2                          1987                               40   Units
            29.06      2                           NAP                               50   Units
            29.07      2                          1987                               45   Units
   12       29.08      2                          1988                               44   Units
            29.09      2                          1987                               41   Units
            29.10      2                          1989                               34   Units
            29.11      2                           NAP                               29   Units
            29.12      2                           NAP                               29   Units
              30       1                           NAP                          544,461   sf            Refinance      $     78.98
              31       1                          1991                          466,725   sf            Acquisition    $     91.06
   13         32       1                           NAP                          236,854   sf            Acquisition    $    173.10
              33       1                           NAP                          178,735   sf            Acquisition    $    227.99
 14, 15       34       1     1991, 2006 (retail); 1991, 1999, 2005 (office)     159,490   sf            Refinance      $    250.80
              35       1                          2001                          256,737   sf            Acquisition    $    149.96
              36       2                                                            834   Units         Refinance      $ 43,285.37
            36.01      2                           NAP                              201   Units
            36.02      2                           NAP                              186   Units
            36.03      2                           NAP                              171   Units
            36.04      2                           NAP                              108   Units
            36.05      2                           NAP                               88   Units
            36.06      2                           NAP                               80   Units
              37       2                                                            849   Units         Refinance      $ 42,520.61
            37.01      2                           NAP                              219   Units
            37.02      2                           NAP                              192   Units
            37.03      2                           NAP                              153   Units
            37.04      2                           NAP                              165   Units
            37.05      2                           NAP                              120   Units
    5         38       1                          2002                        1,251,571   sf            Acquisition    $     27.96
              39       1                          1998                          166,502   sf            Acquisition    $    210.21
              40       1                           NAP                          305,920   sf            Acquisition    $    112.12
              41       2                           NAP                              104   Units         Refinance      $326,923.08
              42       1                           NAP                          121,011   sf            Refinance      $    273.78
              43       1                           NAP                              159   Rooms         Acquisition    $207,735.85
              44       1                          1998                          101,725   sf            Refinance      $    319.49
              45       1                           NAP                          276,874   sf            Acquisition    $    117.02
              46       1                           NAP                          102,647   sf            Refinance      $    303.95
              47       1                          2006                          164,848   sf            Refinance      $    188.05
              48       1                           NAP                           47,999   sf            Refinance      $    645.85
              49       1                          2006                          181,729   sf            Refinance      $    165.08
   15         50       1                           NAP                           40,802   sf            Refinance      $    713.69
              51       2                           NAP                              444   Units         Acquisition    $ 65,315.32
              52       1                                                            495   Rooms         Acquisition    $ 56,444.44
            52.01      1                          2003                              388   Rooms
            52.02      1                          2003                              107   Rooms
              53       1                                                      1,137,461   sf            Refinance      $     23.19
            53.01      1                           NAP                          340,000   sf
            53.02      1                           NAP                          283,000   sf
            53.03      1                           NAP                          514,461   sf
              54       1                           NAP                          197,298   sf            Refinance      $    126.71
              55       1                          1998                           42,489   sf            Refinance      $    588.39
              56       1                          1997                          105,137   sf            Acquisition    $    230.82
   16         57       1                           NAP                          785,790   sf            Acquisition    $     30.61
              58       1                          1996                          119,741   sf            Acquisition    $    200.43
    5         59       1                           NAP                           99,266   sf            Acquisition    $    228.07
              60       2                           NAP                               74   Units         Acquisition    $286,486.49
    5         61       2                          2006                              112   Units         Acquisition    $187,500.00
              62       1                           NAP                              142   Rooms         Acquisition    $141,971.83
              63       1                                                        230,271   sf            Acquisition    $     84.61
            63.01      1                           NAP                           90,704   sf
            63.02      1                           NAP                           76,520   sf
            63.03      1                           NAP                           31,867   sf
            63.04      1                           NAP                           31,180   sf
              64       1                          1990                          161,826   sf            Refinance      $    118.65
    5         65       1                           NAP                           88,390   sf            Acquisition    $    216.31
              66       1                          2006                          166,574   sf            Acquisition    $    114.06
              67       1                           NAP                           75,453   sf            Acquisition    $    238.56
              68       2                          2004                              334   Units         Acquisition    $ 53,892.22
              69       1                           NAP                          372,125   sf            Acquisition    $     48.37
              70       1                          2001                          156,065   sf            Acquisition    $    115.34
              71       1                          2001                          229,303   sf            Refinance      $     76.32
              72       1                          2000                          177,000   sf            Acquisition    $     95.20
              73       1                           NAP                              164   Rooms         Acquisition    $102,304.88
              74       1                                                        310,540   sf            Refinance      $     53.97
            74.01      1                           NAP                           68,756   sf
            74.02      1                          1982                           63,000   sf
            74.03      1                           NAP                           52,370   sf
            74.04      1                           NAP                           52,000   sf
            74.05      1                          2004                           45,000   sf
            74.06      1                          2001                           16,000   sf
            74.07      1                           NAP                           13,414   sf
    5         75       2                          2006                              256   Units         Acquisition    $ 63,476.56
              76       1                          2006                              145   Rooms         Refinance      $110,344.83
              77       1                          2002                           43,713   sf            Refinance      $    366.02
              78       2                          2006                              286   Units         Acquisition    $ 54,982.52
 15, 17       79       1                          2006                              213   Rooms         Refinance      $ 72,112.68
              80       1                           NAP                          164,034   sf            Acquisition    $     92.66
              81       1                           NAP                              128   Rooms         Acquisition    $113,218.75
              82       1                           NAP                              128   Rooms         Acquisition    $113,203.13
   10         83       1                           NAP                           56,789   sf            Refinance      $    250.93
              84       2                           NAP                              244   Units         Refinance      $ 58,401.64
              85       1                          1988                          155,146   sf            Acquisition    $     91.53
              86       1                           NAP                           98,904   sf            Acquisition    $    142.36
   15         87       1                          1991                          105,066   sf            Refinance      $    133.25
              88       1                           NAP                          155,500   sf            Refinance      $     90.03
              89       1                        1998-2006                       186,822   sf            Acquisition    $     74.94
              90       1                           NAP                           52,594   sf            Refinance      $    264.29
              91       2                        1996-2005                           300   Units         Refinance      $ 46,333.33
              92       1                           NAP                              140   Rooms         Acquisition    $ 98,000.00
              93       2                           NAP                               75   Units         Refinance      $182,666.67
              94       1                          1997                          125,369   sf            Acquisition    $    107.68
              95       1                           NAP                           59,621   sf            Refinance      $    226.43
              96       1                           NAP                           86,019   sf            Refinance      $    156.94
              97       1                           NAP                          100,361   sf            Refinance      $    131.53
              98       1                          2006                          170,907   sf            Refinance      $     76.65
              99       1                          2006                              296   Rooms         Refinance      $ 43,581.08
   15        100       1                           NAP                           86,279   sf            Refinance      $    146.62
             101       1                           NAP                           75,983   sf            Acquisition    $    165.83
             102       1                           NAP                           46,737   sf            Refinance      $    269.59
             103       2                                                            109   Units         Refinance      $115,596.33
            103.01     2                          2002                               36   Units
            103.02     2                          2005                               17   Units
            103.03     2                          2006                               15   Units
            103.04     2                          2005                                9   Units
            103.05     2                          2006                               12   Units
            103.06     2                          2005                               12   Units
            103.07     2                          2006                                8   Units
             104       1                          2004                          103,612   sf            Acquisition    $    118.23
             105       1                           NAP                           83,486   sf            Refinance      $    143.74
    5        106       1                           NAP                           41,991   sf            Acquisition    $    278.63
             107       2                           NAP                               60   Units         Acquisition    $191,666.67
             108       1                       2002, 2004                        82,676   sf            Acquisition    $    139.10
             109       1                                                        215,599   sf            Acquisition    $     52.59
            109.01     1                           NAP                           79,958   sf
            109.02     1                           NAP                           75,859   sf
            109.03     1                           NAP                           59,782   sf
             110       1                          2006                           65,679   sf            Refinance      $    170.53
             111       1                          2005                           59,585   sf            Refinance      $    186.29
             112       1                          2006                           21,201   sf            Acquisition    $    511.77
             113       2                          2005                              320   Units         Acquisition    $ 33,125.00
             114       1                           NAP                           76,223   sf            Refinance      $    137.75
   15        115       1                           NAP                           72,310   sf            Refinance      $    144.16
             116       2                           NAP                              224   Units         Acquisition    $ 46,250.00
             117       1                                                          1,912   Units         Refinance      $  5,308.58
            117.01     1                          2002                              717   Units
            117.02     1                          2000                              638   Units
            117.03     1                          2001                              557   Units
             118       1                           NAP                          296,796   sf            Refinance      $     32.55
    5        119       1                          2003                           78,539   sf            Acquisition    $    122.23
             120       1                          2006                              129   Rooms         Refinance      $ 74,418.60
             121       1                           NAP                           95,787   sf            Acquisition    $     98.55
             122       1                          1999                          116,907   sf            Acquisition    $     79.55
             123       2                          2004                              249   Pads          Acquisition    $ 36,947.79
             124       1                           NAP                               86   Rooms         Refinance      $104,651.16
   15        125       1                           NAP                           80,427   sf            Acquisition    $    109.52
             126       1                           NAP                           90,769   sf            Acquisition    $     96.95
    5        127       1                                                          1,415   Units         Acquisition    $  6,183.75
            127.01     1                          2000                              711   Units
            127.02     1                          2003                              704   Units
             128       1                           NAP                          118,783   sf            Refinance      $     71.56
             129       1                          1998                            9,443   sf            Acquisition    $    873.66
             130       1                          2005                           29,679   sf            Refinance      $    276.29
   18        131       1                           NAP                          156,793   sf            Refinance      $     51.66
             132       1                           NAP                           39,510   sf            Refinance      $    202.02
    5        133       1                           NAP                           38,390   sf            Acquisition    $    204.22
             134       1                           NAP                           85,186   sf            Acquisition    $     91.09
             135       1                          2004                           56,743   sf            Acquisition    $    133.41
             136       1                           NAP                           79,623   sf            Refinance      $     94.19
   19        137       1                          2003                              135   Rooms         Acquisition    $ 54,296.30
             138       1                           NAP                           12,028   sf            Refinance      $    586.13
             139       1                          2006                              896   Units         Refinance      $  7,812.50
             140       1                           NAP                           73,437   sf            Refinance      $     94.90
             141       1                           NAP                           84,518   sf            Refinance      $     82.11
             142       1                           NAP                               80   Rooms         Refinance      $ 85,625.00
             143       1                           NAP                           81,617   sf            Refinance      $     83.32
    5        144       1                          2005                           39,492   sf            Acquisition    $    170.03
             145       1                           NAP                           78,916   sf            Refinance      $     84.90
             146       1                       2001, 2003                        92,039   sf            Acquisition    $     72.80
             147       1                                                         39,653   sf            Refinance      $    166.44
            147.01     1                          2006                           33,653   sf
            147.02     1                           NAP                            6,000   sf
             148       1                          2005                           30,498   sf            Acquisition    $    213.13
             149       1                           NAP                           34,800   sf            Refinance      $    186.78
             150       1                          2006                           61,683   sf            Acquisition    $    103.76
             151       1                           NAP                           79,487   sf            Refinance      $     80.26
             152       1                           NAP                           95,661   sf            Refinance      $     62.72
             153       1                          2005                              111   Rooms         Refinance      $ 52,252.25
    9        154       1                           NAP                           32,103   sf            Refinance      $    176.77
             155       1                          2006                               92   Rooms         Refinance      $ 59,782.61
             156       1                                                         56,260   sf            Acquisition    $     95.41
            156.01     1                           NAP                           14,490   sf
            156.02     1                       2003, 2004                        41,770   sf
             157       1                          2003                           48,986   sf            Refinance      $    108.19
             158       1                           NAP                          126,201   sf            Acquisition    $     41.60
             159       1                           NAP                           74,094   sf            Acquisition    $     69.91
             160       1                           NAP                           39,243   sf            Refinance      $    129.22
             161       1                           NAP                              584   Units         Refinance      $  8,561.64
             162       1                           NAP                           13,013   sf            Acquisition    $    384.23
             163       1                           NAP                           43,720   sf            Refinance      $    114.36
             164       1                           NAP                           62,350   sf            Acquisition    $     79.79
    9        165       1                           NAP                           11,180   sf            Refinance      $    433.22
             166       1                           NAP                           25,682   sf            Refinance      $    187.45
             167       1                           NAP                           94,500   sf            Acquisition    $     50.26
    5        168       1                          2006                           50,489   sf            Refinance      $     92.10
             169       2                                                             69   Units         Refinance      $ 67,391.30
            169.01     2                           NAP                               44   Units
            169.02     2                           NAP                               25   Units
             170       1                           NAP                               81   Rooms         Refinance      $ 57,407.41
             171       1                          2006                              513   Units         Refinance      $  8,577.00
             172       1                          2005                              105   Rooms         Refinance      $ 41,904.76
             173       1                           NAP                           59,501   sf            Refinance      $     72.27
             174       1                           NAP                           23,625   sf            Acquisition    $    177.78
             175       1                          1998                           96,569   sf            Refinance      $     43.49
    9        176       1                           NAP                           12,900   sf            Refinance      $    317.40
             177       1                                                        245,213   sf            Refinance      $     16.72
            177.01     1                           NAP                          100,000   sf
            177.02     1                           NAP                           93,113   sf
            177.03     1                           NAP                           52,100   sf
             178       1                                                         28,000   sf            Refinance      $    141.96
            178.01     1                           NAP                            7,000   sf
            178.02     1                           NAP                            7,000   sf
            178.03     1                           NAP                            7,000   sf
            178.04     1                           NAP                            7,000   sf
             179       1                           NAP                           17,343   sf            Refinance      $    221.49
             180       1                          2002                           33,200   sf            Refinance      $    112.49
             181       1                          1969                              403   Units         Refinance      $  9,181.14
             182       1                          2006                           52,774   sf            Refinance      $     68.22
    5        183       1                           NAP                            3,542   sf            Acquisition    $  1,005.79
   20        184       1                           NAP                            7,013   sf            Acquisition    $    501.92
             185       1                        2005-2006                        22,076   sf            Refinance      $    158.54
    5        186       1                           NAP                           35,578   sf            Acquisition    $     98.09
             187       1                           NAP                           11,383   sf            Refinance      $    294.30
             188       1                           NAP                           66,958   sf            Refinance      $     47.82
             189       1                           NAP                           21,962   sf            Refinance      $    138.86
             190       2                           NAP                              119   Units         Refinance      $ 25,210.08
   21        191       1                          2002                            5,031   sf            Refinance      $    596.30
             192       2                           NAP                              121   Units         Refinance      $ 23,966.94
             193       1                           NAP                           12,706   sf            Refinance      $    225.96
             194       1                          2006                           41,155   sf            Acquisition    $     69.25
             195       2                           NAP                              120   Units         Refinance      $ 22,500.00
             196       1                        2002-2004                        11,205   sf            Refinance      $    178.49
             197       1                           NAP                            7,891   sf            Acquisition    $    240.78
    9        198       1                           NAP                            3,725   sf            Refinance      $    442.36
             199       1                           NAP                           27,838   sf            Refinance      $     57.83
             200       1                           NAP                           14,871   sf            Refinance      $     98.35
             201       1                           NAP                           23,618   sf            Refinance      $     54.83

                                                               ALLOCATED CUT-    % OF
                                             CUT-OFF DATE         OFF DATE      INITIAL                               PARI PASSU
           CONTROL   LOAN    ORIGINAL        BALANCE AS OF    BALANCE (MULTI-    POOL     INTEREST   ADMINISTRATIVE     MONTHLY
FOOTNOTE   NUMBER    GROUP   BALANCE          MARCH 2007         PROPERTY)      BALANCE     RATE           FEE          PAYMENT
---------------------------------------------------------------------------------------------------------------------------------

    2         1        1     $640,500,000   $640,500,000.00                         9.7%    5.5990%        0.02033%
             1.01      1                                      $580,000,000.00
             1.02      1                                      $60,500,000.00
    3         2        1     $350,000,000   $350,000,000.00   $350,000,000.00       5.3%    5.4550%        0.02033%
  4, 5        3        1     $305,000,000   $305,000,000.00                         4.6%    5.5460%        0.02033%
             3.01      1                                      $ 28,689,418.00
             3.02      1                                      $ 20,729,854.00
             3.03      1                                      $ 18,368,225.00
             3.04      1                                      $ 15,656,725.00
             3.05      1                                      $ 14,344,709.00
             3.06      1                                      $ 12,857,757.00
             3.07      1                                      $ 10,321,193.00
             3.08      1                                      $ 10,321,193.00
             3.09      1                                      $ 10,146,258.00
             3.10      1                                      $  9,796,387.00
             3.11      1                                      $  9,009,177.00
             3.12      1                                      $  8,834,241.00
             3.13      1                                      $  8,659,306.00
             3.14      1                                      $  8,659,306.00
             3.15      1                                      $  8,309,435.00
             3.16      1                                      $  7,609,693.00
             3.17      1                                      $  7,347,290.00
             3.18      1                                      $  7,172,354.00
             3.19      1                                      $  6,822,484.00
             3.20      1                                      $  6,822,484.00
             3.21      1                                      $  6,297,677.00
             3.22      1                                      $  6,122,742.00
             3.23      1                                      $  5,597,935.00
             3.24      1                                      $  5,597,935.00
             3.25      1                                      $  5,597,935.00
             3.26      1                                      $  5,510,467.00
             3.27      1                                      $  5,335,532.00
             3.28      1                                      $  5,248,064.00
             3.29      1                                      $  5,160,597.00
             3.30      1                                      $  4,635,790.00
             3.31      1                                      $  4,635,790.00
             3.32      1                                      $  3,586,177.00
             3.33      1                                      $  3,411,242.00
             3.34      1                                      $  3,061,371.00
             3.35      1                                      $  3,061,371.00
             3.36      1                                      $  1,661,886.00
              4        1     $250,000,000   $250,000,000.00   $250,000,000.00       3.8%    5.6400%        0.02033%
              5        1     $235,900,000   $235,900,000.00                         3.6%    5.6470%        0.02033%
             5.01      1                                      $ 76,000,000.00
             5.02      1                                      $ 70,000,000.00
             5.03      1                                      $ 39,000,000.00
             5.04      1                                      $ 27,400,000.00
             5.05      1                                      $ 23,500,000.00
  6, 7        6        1     $207,600,000   $207,600,000.00                         3.2%    6.0440%        0.02033%
             6.01      1                                      $101,301,531.73
             6.02      1                                      $ 74,442,997.81
             6.03      1                                      $ 31,855,470.46
              7        1     $200,000,000   $200,000,000.00   $200,000,000.00       3.0%    6.2000%        0.02033%
    5         8        1     $176,000,000   $176,000,000.00   $176,000,000.00       2.7%    6.1210%        0.02033%
    8         9        1     $175,000,000   $175,000,000.00   $175,000,000.00       2.7%    5.5725%        0.02033%   $826,200.52
              10       1     $146,500,000   $146,500,000.00                         2.2%    5.4300%        0.02033%
            10.01      1                                      $ 18,578,000.00
            10.02      1                                      $ 13,533,000.00
            10.03      1                                      $ 12,882,000.00
            10.04      1                                      $ 12,477,000.00
            10.05      1                                      $ 12,012,000.00
            10.06      1                                      $ 11,812,000.00
            10.07      1                                      $ 11,692,000.00
            10.08      1                                      $ 11,291,000.00
            10.09      1                                      $ 10,208,000.00
            10.10      1                                      $  8,488,000.00
            10.11      1                                      $  8,408,000.00
            10.12      1                                      $  8,008,000.00
            10.13      1                                      $  3,717,000.00
            10.14      1                                      $  3,394,000.00
              11       1     $140,000,000   $140,000,000.00   $140,000,000.00       2.1%    5.7500%        0.02033%
              12       1     $140,000,000   $140,000,000.00   $140,000,000.00       2.1%    5.7400%        0.02033%
              13       1     $133,500,000   $133,500,000.00                         2.0%    5.7490%        0.02033%
            13.01      1                                      $ 65,900,000.00
            13.02      1                                      $ 19,857,000.00
            13.03      1                                      $ 15,970,000.00
            13.04      1                                      $ 11,915,000.00
            13.05      1                                      $ 10,051,000.00
            13.06      1                                      $  9,807,000.00
              14       1     $108,000,000   $108,000,000.00   $108,000,000.00       1.6%    5.6110%        0.02033%
              15       1     $108,000,000   $107,857,094.27   $107,857,094.27       1.6%    6.0420%        0.02033%
              16       1     $107,250,000   $107,250,000.00                         1.6%    6.4180%        0.02033%
            16.01      1                                      $ 65,000,000.00
            16.02      1                                      $ 42,250,000.00
              17       1     $105,000,000   $104,860,895.37                         1.6%    6.0300%        0.02033%
            17.01      1                                      $ 19,240,530.22
            17.02      1                                      $ 17,556,987.54
            17.03      1                                      $ 17,316,476.60
            17.04      1                                      $ 17,316,476.60
            17.05      1                                      $ 17,316,476.60
            17.06      1                                      $ 16,113,947.83
              18       1     $ 97,000,000   $ 97,000,000.00   $ 97,000,000.00       1.5%    5.5025%        0.02033%
    9         19       1     $ 90,000,000   $ 90,000,000.00   $ 90,000,000.00       1.4%    6.0600%        0.02033%
              20       1     $ 87,500,000   $ 87,500,000.00   $ 87,500,000.00       1.3%    5.6470%        0.02033%
              21       1     $ 68,000,000   $ 68,000,000.00   $ 68,000,000.00       1.0%    5.9265%        0.04033%
              22       1     $ 63,582,644   $ 63,582,644.00   $ 63,582,644.00       1.0%    5.7925%        0.02033%
              23       2     $ 63,250,000   $ 63,250,000.00                         1.0%    6.2140%        0.02033%
            23.01      2                                      $ 24,100,000.00
            23.02      2                                      $  9,675,000.00
            23.03      2                                      $  9,125,000.00
            23.04      2                                      $  6,650,000.00
            23.05      2                                      $  4,900,000.00
            23.06      2                                      $  4,800,000.00
            23.07      2                                      $  4,000,000.00
              24       1     $ 63,000,000   $ 63,000,000.00                         1.0%    6.1200%        0.02033%
            24.01      1                                      $ 39,600,000.00
            24.02      1                                      $ 23,400,000.00
              25       1     $ 53,287,500   $ 53,287,500.00   $ 53,287,500.00       0.8%    6.2995%        0.04033%
              26       1     $ 51,562,000   $ 51,562,000.00                         0.8%    5.5800%        0.02033%
            26.01      1                                      $ 23,520,000.00
            26.02      1                                      $ 15,092,000.00
            26.03      1                                      $  7,000,000.00
            26.04      1                                      $  5,950,000.00
              27       2     $ 50,000,000   $ 50,000,000.00   $ 50,000,000.00       0.8%    5.6070%        0.02033%
   10         28       1     $ 45,200,000   $ 45,200,000.00   $ 45,200,000.00       0.7%    5.8910%        0.02033%
   11         29       2     $ 43,500,000   $ 43,500,000.00                         0.7%    5.8630%        0.02033%
            29.01      2                                      $  5,659,465.27
            29.02      2                                      $  5,431,009.79
            29.03      2                                      $  4,735,259.01
            29.04      2                                      $  4,247,195.03
            29.05      2                                      $  3,634,518.98
            29.06      2                                      $  3,603,365.96
            29.07      2                                      $  3,032,227.26
   12       29.08      2                                      $  2,990,689.90
            29.09      2                                      $  2,917,999.52
            29.10      2                                      $  2,627,238.00
            29.11      2                                      $  2,388,398.19
            29.12      2                                      $  2,232,633.09
              30       1     $ 43,000,000   $ 43,000,000.00   $ 43,000,000.00       0.7%    5.5700%        0.02033%
              31       1     $ 42,500,000   $ 42,500,000.00   $ 42,500,000.00       0.6%    5.8900%        0.02033%
   13         32       1     $ 41,000,000   $ 41,000,000.00   $ 41,000,000.00       0.6%    5.5850%        0.02033%
              33       1     $ 40,750,000   $ 40,750,000.00   $ 40,750,000.00       0.6%    6.3620%        0.02033%
 14, 15       34       1     $ 40,000,000   $ 40,000,000.00   $ 40,000,000.00       0.6%    5.5230%        0.02033%
              35       1     $ 38,500,000   $ 38,500,000.00   $ 38,500,000.00       0.6%    5.9050%        0.02033%
              36       2     $ 36,100,000   $ 36,100,000.00                         0.5%    5.8300%        0.02033%
            36.01      2                                      $ 10,500,000.00
            36.02      2                                      $  8,725,000.00
            36.03      2                                      $  6,800,000.00
            36.04      2                                      $  3,500,000.00
            36.05      2                                      $  3,400,000.00
            36.06      2                                      $  3,175,000.00
              37       2     $ 36,100,000   $ 36,100,000.00                         0.5%    5.9700%        0.02033%
            37.01      2                                      $ 10,250,000.00
            37.02      2                                      $  9,150,000.00
            37.03      2                                      $  6,650,000.00
            37.04      2                                      $  5,550,000.00
            37.05      2                                      $  4,500,000.00
    5         38       1     $ 35,000,000   $ 35,000,000.00   $ 35,000,000.00       0.5%    5.4700%        0.04533%
              39       1     $ 35,000,000   $ 35,000,000.00   $ 35,000,000.00       0.5%    5.6470%        0.02033%
              40       1     $ 34,300,000   $ 34,300,000.00   $ 34,300,000.00       0.5%    5.4500%        0.02033%
              41       2     $ 34,000,000   $ 34,000,000.00   $ 34,000,000.00       0.5%    5.6020%        0.02033%
              42       1     $ 33,130,000   $ 33,130,000.00   $ 33,130,000.00       0.5%    5.8550%        0.02033%
              43       1     $ 33,030,000   $ 33,030,000.00   $ 33,030,000.00       0.5%    5.5910%        0.02033%
              44       1     $ 32,500,000   $ 32,500,000.00   $ 32,500,000.00       0.5%    5.6100%        0.07033%
              45       1     $ 32,400,000   $ 32,400,000.00   $ 32,400,000.00       0.5%    5.8610%        0.02033%
              46       1     $ 31,200,000   $ 31,200,000.00   $ 31,200,000.00       0.5%    5.8550%        0.02033%
              47       1     $ 31,000,000   $ 31,000,000.00   $ 31,000,000.00       0.5%    5.6530%        0.02033%
              48       1     $ 31,000,000   $ 31,000,000.00   $ 31,000,000.00       0.5%    5.7530%        0.02033%
              49       1     $ 30,000,000   $ 30,000,000.00   $ 30,000,000.00       0.5%    5.6690%        0.02033%
   15         50       1     $ 29,120,000   $ 29,120,000.00   $ 29,120,000.00       0.4%    6.6180%        0.02033%
              51       2     $ 29,000,000   $ 29,000,000.00   $ 29,000,000.00       0.4%    6.0560%        0.02033%
              52       1     $ 27,940,000   $ 27,940,000.00                         0.4%    6.2800%        0.02033%
            52.01      1                                      $ 24,198,746.00
            52.02      1                                      $  3,741,254.00
              53       1     $ 26,375,000   $ 26,375,000.00                         0.4%    5.9200%        0.02033%
            53.01      1                                      $ 12,200,000.00
            53.02      1                                      $  7,225,000.00
            53.03      1                                      $  6,950,000.00
              54       1     $ 25,000,000   $ 25,000,000.00   $ 25,000,000.00       0.4%    6.3800%        0.02033%
              55       1     $ 25,000,000   $ 25,000,000.00   $ 25,000,000.00       0.4%    5.7530%        0.02033%
              56       1     $ 24,268,000   $ 24,268,000.00   $ 24,268,000.00       0.4%    5.7850%        0.02033%
   16         57       1     $ 24,050,000   $ 24,050,000.00   $ 24,050,000.00       0.4%    5.8550%        0.02033%
              58       1     $ 24,000,000   $ 24,000,000.00   $ 24,000,000.00       0.4%    6.2050%        0.02033%
    5         59       1     $ 22,640,000   $ 22,640,000.00   $ 22,640,000.00       0.3%    5.5200%        0.05033%
              60       2     $ 21,200,000   $ 21,200,000.00   $ 21,200,000.00       0.3%    6.0330%        0.02033%
    5         61       2     $ 21,000,000   $ 21,000,000.00   $ 21,000,000.00       0.3%    5.9780%        0.02033%
              62       1     $ 20,160,000   $ 20,160,000.00   $ 20,160,000.00       0.3%    5.5910%        0.02033%
              63       1     $ 19,484,000   $ 19,484,000.00                         0.3%    5.7200%        0.02033%
            63.01      1                                      $  9,365,000.00
            63.02      1                                      $  7,760,000.00
            63.03      1                                      $  1,231,000.00
            63.04      1                                      $  1,128,000.00
              64       1     $ 19,200,000   $ 19,200,000.00   $ 19,200,000.00       0.3%    6.4700%        0.02033%
    5         65       1     $ 19,120,000   $ 19,120,000.00   $ 19,120,000.00       0.3%    5.5200%        0.05033%
              66       1     $ 19,000,000   $ 19,000,000.00   $ 19,000,000.00       0.3%    5.5910%        0.02033%
              67       1     $ 18,000,000   $ 18,000,000.00   $ 18,000,000.00       0.3%    6.1220%        0.02033%
              68       2     $ 18,000,000   $ 18,000,000.00   $ 18,000,000.00       0.3%    5.9600%        0.06033%
              69       1     $ 18,000,000   $ 18,000,000.00   $ 18,000,000.00       0.3%    5.6725%        0.02033%
              70       1     $ 18,000,000   $ 18,000,000.00   $ 18,000,000.00       0.3%    5.9800%        0.06033%
              71       1     $ 17,500,000   $ 17,500,000.00   $ 17,500,000.00       0.3%    6.3000%        0.02033%
              72       1     $ 16,850,000   $ 16,850,000.00   $ 16,850,000.00       0.3%    5.8580%        0.02033%
              73       1     $ 16,778,000   $ 16,778,000.00   $ 16,778,000.00       0.3%    5.5910%        0.02033%
              74       1     $ 16,760,000   $ 16,760,000.00                         0.3%    5.8200%        0.07033%
            74.01      1                                      $  3,527,700.00
            74.02      1                                      $  3,135,600.00
            74.03      1                                      $  2,665,300.00
            74.04      1                                      $  2,665,300.00
            74.05      1                                      $  2,586,900.00
            74.06      1                                      $  1,489,400.00
            74.07      1                                      $    689,800.00
    5         75       2     $ 16,250,000   $ 16,250,000.00   $ 16,250,000.00       0.2%    6.7100%        0.02033%
              76       1     $ 16,000,000   $ 16,000,000.00   $ 16,000,000.00       0.2%    6.0010%        0.02033%
              77       1     $ 16,000,000   $ 16,000,000.00   $ 16,000,000.00       0.2%    5.7330%        0.02033%
              78       2     $ 15,725,000   $ 15,725,000.00   $ 15,725,000.00       0.2%    5.8480%        0.02033%
 15, 17       79       1     $ 15,360,000   $ 15,360,000.00   $ 15,360,000.00       0.2%    6.7550%        0.02033%
              80       1     $ 15,200,000   $ 15,200,000.00   $ 15,200,000.00       0.2%    6.0590%        0.02033%
              81       1     $ 14,492,000   $ 14,492,000.00   $ 14,492,000.00       0.2%    5.5910%        0.02033%
              82       1     $ 14,490,000   $ 14,490,000.00   $ 14,490,000.00       0.2%    5.5910%        0.02033%
   10         83       1     $ 14,250,000   $ 14,250,000.00   $ 14,250,000.00       0.2%    5.5500%        0.02033%
              84       2     $ 14,250,000   $ 14,250,000.00   $ 14,250,000.00       0.2%    5.7600%        0.02033%
              85       1     $ 14,200,000   $ 14,200,000.00   $ 14,200,000.00       0.2%    5.5870%        0.05033%
              86       1     $ 14,080,000   $ 14,080,000.00   $ 14,080,000.00       0.2%    5.9760%        0.02033%
   15         87       1     $ 14,000,000   $ 14,000,000.00   $ 14,000,000.00       0.2%    6.8470%        0.02033%
              88       1     $ 14,000,000   $ 14,000,000.00   $ 14,000,000.00       0.2%    5.9660%        0.02033%
              89       1     $ 14,000,000   $ 14,000,000.00   $ 14,000,000.00       0.2%    5.8000%        0.02033%
              90       1     $ 13,900,000   $ 13,900,000.00   $ 13,900,000.00       0.2%    6.2590%        0.02033%
              91       2     $ 13,900,000   $ 13,900,000.00   $ 13,900,000.00       0.2%    5.6800%        0.02033%
              92       1     $ 13,720,000   $ 13,720,000.00   $ 13,720,000.00       0.2%    5.5910%        0.02033%
              93       2     $ 13,700,000   $ 13,700,000.00   $ 13,700,000.00       0.2%    6.2800%        0.02033%
              94       1     $ 13,500,000   $ 13,500,000.00   $ 13,500,000.00       0.2%    5.8700%        0.02033%
              95       1     $ 13,500,000   $ 13,500,000.00   $ 13,500,000.00       0.2%    6.0470%        0.02033%
              96       1     $ 13,500,000   $ 13,500,000.00   $ 13,500,000.00       0.2%    5.7500%        0.02033%
              97       1     $ 13,200,000   $ 13,200,000.00   $ 13,200,000.00       0.2%    5.6600%        0.06033%
              98       1     $ 13,100,000   $ 13,100,000.00   $ 13,100,000.00       0.2%    5.6670%        0.02033%
              99       1     $ 12,900,000   $ 12,900,000.00   $ 12,900,000.00       0.2%    5.6940%        0.02033%
   15        100       1     $ 12,650,000   $ 12,650,000.00   $ 12,650,000.00       0.2%    5.8400%        0.02033%
             101       1     $ 12,600,000   $ 12,600,000.00   $ 12,600,000.00       0.2%    6.0690%        0.02033%
             102       1     $ 12,600,000   $ 12,600,000.00   $ 12,600,000.00       0.2%    5.9000%        0.02033%
             103       2     $ 12,600,000   $ 12,600,000.00                         0.2%    6.4730%        0.02033%
            103.01     2                                      $  3,139,417.69
            103.02     2                                      $  2,144,680.85
            103.03     2                                      $  2,067,077.27
            103.04     2                                      $  1,509,742.44
            103.05     2                                      $  1,425,083.99
            103.06     2                                      $  1,396,864.50
            103.07     2                                      $    917,133.26
             104       1     $ 12,250,000   $ 12,250,000.00   $ 12,250,000.00       0.2%    5.8500%        0.02033%
             105       1     $ 12,000,000   $ 12,000,000.00   $ 12,000,000.00       0.2%    6.2200%        0.02033%
    5        106       1     $ 11,700,000   $ 11,700,000.00   $ 11,700,000.00       0.2%    6.1400%        0.02033%
             107       2     $ 11,500,000   $ 11,500,000.00   $ 11,500,000.00       0.2%    5.5930%        0.02033%
             108       1     $ 11,500,000   $ 11,500,000.00   $ 11,500,000.00       0.2%    5.7450%        0.02033%
             109       1     $ 11,338,000   $ 11,338,000.00                         0.2%    6.2400%        0.02033%
            109.01     1                                      $  4,288,000.00
            109.02     1                                      $  3,650,000.00
            109.03     1                                      $  3,400,000.00
             110       1     $ 11,200,000   $ 11,200,000.00   $ 11,200,000.00       0.2%    5.7000%        0.02033%
             111       1     $ 11,100,000   $ 11,100,000.00   $ 11,100,000.00       0.2%    5.6100%        0.07033%
             112       1     $ 10,850,000   $ 10,850,000.00   $ 10,850,000.00       0.2%    5.9130%        0.02033%
             113       2     $ 10,600,000   $ 10,600,000.00   $ 10,600,000.00       0.2%    6.8000%        0.02033%
             114       1     $ 10,500,000   $ 10,500,000.00   $ 10,500,000.00       0.2%    5.6400%        0.02033%
   15        115       1     $ 10,424,000   $ 10,424,000.00   $ 10,424,000.00       0.2%    5.8400%        0.02033%
             116       2     $ 10,360,000   $ 10,360,000.00   $ 10,360,000.00       0.2%    5.4800%        0.02033%
             117       1     $ 10,150,000   $ 10,136,720.79                         0.2%    6.1550%        0.02033%
            117.01     1                                      $  4,236,241.52
            117.02     1                                      $  4,009,300.01
            117.03     1                                      $  1,891,179.25
             118       1     $  9,661,502   $  9,661,502.39   $  9,661,502.39       0.1%    6.2100%        0.02033%
    5        119       1     $  9,600,000   $  9,600,000.00   $  9,600,000.00       0.1%    6.6350%        0.02033%
             120       1     $  9,600,000   $  9,558,403.85   $  9,558,403.85       0.1%    6.0220%        0.02033%
             121       1     $  9,440,000   $  9,440,000.00   $  9,440,000.00       0.1%    5.5900%        0.02033%
             122       1     $  9,300,000   $  9,300,000.00   $  9,300,000.00       0.1%    5.7300%        0.04033%
             123       2     $  9,200,000   $  9,200,000.00   $  9,200,000.00       0.1%    6.1300%        0.02033%
             124       1     $  9,000,000   $  9,000,000.00   $  9,000,000.00       0.1%    5.8500%        0.02033%
   15        125       1     $  8,808,600   $  8,808,600.00   $  8,808,600.00       0.1%    5.7300%        0.02033%
             126       1     $  8,800,000   $  8,800,000.00   $  8,800,000.00       0.1%    5.8700%        0.02033%
    5        127       1     $  8,750,000   $  8,750,000.00                         0.1%    6.2240%        0.02033%
            127.01     1                                      $  4,700,000.00
            127.02     1                                      $  4,050,000.00
             128       1     $  8,500,000   $  8,500,000.00   $  8,500,000.00       0.1%    5.6000%        0.02033%
             129       1     $  8,250,000   $  8,250,000.00   $  8,250,000.00       0.1%    5.8300%        0.02033%
             130       1     $  8,200,000   $  8,200,000.00   $  8,200,000.00       0.1%    5.6000%        0.02033%
   18        131       1     $  8,100,000   $  8,100,000.00   $  8,100,000.00       0.1%    5.4100%        0.02033%
             132       1     $  8,000,000   $  7,981,777.92   $  7,981,777.92       0.1%    5.6800%        0.02033%
    5        133       1     $  7,840,000   $  7,840,000.00   $  7,840,000.00       0.1%    5.5200%        0.05033%
             134       1     $  7,760,000   $  7,760,000.00   $  7,760,000.00       0.1%    5.4900%        0.07033%
             135       1     $  7,570,000   $  7,570,000.00   $  7,570,000.00       0.1%    5.6600%        0.02033%
             136       1     $  7,500,000   $  7,500,000.00   $  7,500,000.00       0.1%    5.5300%        0.02033%
   19        137       1     $  7,330,000   $  7,330,000.00   $  7,330,000.00       0.1%    5.5910%        0.02033%
             138       1     $  7,050,000   $  7,034,635.99   $  7,034,635.99       0.1%    5.9500%        0.02033%
             139       1     $  7,000,000   $  7,000,000.00   $  7,000,000.00       0.1%    5.6750%        0.02033%
             140       1     $  7,000,000   $  6,968,812.83   $  6,968,812.83       0.1%    5.8400%        0.07033%
             141       1     $  6,940,000   $  6,940,000.00   $  6,940,000.00       0.1%    6.2700%        0.02033%
             142       1     $  6,850,000   $  6,823,312.87   $  6,823,312.87       0.1%    6.1500%        0.02033%
             143       1     $  6,800,000   $  6,800,000.00   $  6,800,000.00       0.1%    6.4060%        0.02033%
    5        144       1     $  6,715,000   $  6,715,000.00   $  6,715,000.00       0.1%    5.9990%        0.02033%
             145       1     $  6,700,000   $  6,700,000.00   $  6,700,000.00       0.1%    6.1810%        0.05033%
             146       1     $  6,700,000   $  6,700,000.00   $  6,700,000.00       0.1%    5.7300%        0.02033%
             147       1     $  6,600,000   $  6,600,000.00                         0.1%    5.6500%        0.02033%
            147.01     1                                      $  5,400,000.00
            147.02     1                                      $  1,200,000.00
             148       1     $  6,500,000   $  6,500,000.00   $  6,500,000.00       0.1%    5.8400%        0.06033%
             149       1     $  6,500,000   $  6,500,000.00   $  6,500,000.00       0.1%    5.6200%        0.07033%
             150       1     $  6,400,000   $  6,400,000.00   $  6,400,000.00       0.1%    5.7940%        0.07033%
             151       1     $  6,400,000   $  6,379,664.34   $  6,379,664.34       0.1%    5.7200%        0.07033%
             152       1     $  6,000,000   $  6,000,000.00   $  6,000,000.00       0.1%    5.7100%        0.02033%
             153       1     $  5,800,000   $  5,777,789.89   $  5,777,789.89       0.1%    6.2400%        0.02033%
    9        154       1     $  5,675,000   $  5,675,000.00   $  5,675,000.00       0.1%    5.8500%        0.06033%
             155       1     $  5,500,000   $  5,476,633.26   $  5,476,633.26       0.1%    6.1500%        0.02033%
             156       1     $  5,375,000   $  5,367,640.38                         0.1%    5.7100%        0.02033%
            156.01     1                                      $  3,570,105.00
            156.02     1                                      $  1,797,535.38
             157       1     $  5,300,000   $  5,300,000.00   $  5,300,000.00       0.1%    5.8900%        0.02033%
             158       1     $  5,250,000   $  5,250,000.00   $  5,250,000.00       0.1%    5.5800%        0.02033%
             159       1     $  5,180,000   $  5,180,000.00   $  5,180,000.00       0.1%    5.8600%        0.02033%
             160       1     $  5,071,000   $  5,071,000.00   $  5,071,000.00       0.1%    6.1400%        0.02033%
             161       1     $  5,000,000   $  5,000,000.00   $  5,000,000.00       0.1%    5.8720%        0.02033%
             162       1     $  5,000,000   $  5,000,000.00   $  5,000,000.00       0.1%    5.6750%        0.02033%
             163       1     $  5,000,000   $  5,000,000.00   $  5,000,000.00       0.1%    5.8700%        0.02033%
             164       1     $  4,975,000   $  4,975,000.00   $  4,975,000.00       0.1%    5.8200%        0.08033%
    9        165       1     $  4,850,000   $  4,843,414.52   $  4,843,414.52       0.1%    5.7900%        0.05033%
             166       1     $  4,825,000   $  4,814,135.06   $  4,814,135.06       0.1%    5.7500%        0.02033%
             167       1     $  4,750,000   $  4,750,000.00   $  4,750,000.00       0.1%    5.5800%        0.06033%
    5        168       1     $  4,650,000   $  4,650,000.00   $  4,650,000.00       0.1%    5.5500%        0.02033%
             169       2     $  4,650,000   $  4,650,000.00                         0.1%    6.0100%        0.02033%
            169.01     2                                      $  2,450,000.00
            169.02     2                                      $  2,200,000.00
             170       1     $  4,650,000   $  4,624,304.51   $  4,624,304.51       0.1%    6.3290%        0.02033%
             171       1     $  4,400,000   $  4,400,000.00   $  4,400,000.00       0.1%    5.8470%        0.02033%
             172       1     $  4,400,000   $  4,382,746.10   $  4,382,746.10       0.1%    6.1160%        0.02033%
             173       1     $  4,300,000   $  4,300,000.00   $  4,300,000.00       0.1%    5.7100%        0.02033%
             174       1     $  4,200,000   $  4,200,000.00   $  4,200,000.00       0.1%    5.7500%        0.02033%
             175       1     $  4,200,000   $  4,200,000.00   $  4,200,000.00       0.1%    5.7300%        0.07033%
    9        176       1     $  4,100,000   $  4,094,501.49   $  4,094,501.49       0.1%    5.9100%        0.08033%
             177       1     $  4,100,000   $  4,083,904.06                         0.1%    6.1100%        0.02033%
            177.01     1                                      $  1,714,886.11
            177.02     1                                      $  1,378,980.59
            177.03     1                                      $    990,037.35
             178       1     $  3,975,000   $  3,953,394.86                         0.1%    6.4360%        0.02033%
            178.01     1                                      $    988,348.71
            178.02     1                                      $    988,348.71
            178.03     1                                      $    988,348.71
            178.04     1                                      $    988,348.71
             179       1     $  3,850,000   $  3,841,259.29   $  3,841,259.29       0.1%    5.7000%        0.07033%
             180       1     $  3,750,000   $  3,734,822.34   $  3,734,822.34       0.1%    5.9500%        0.02033%
             181       1     $  3,700,000   $  3,700,000.00   $  3,700,000.00       0.1%    5.7380%        0.02033%
             182       1     $  3,600,000   $  3,600,000.00   $  3,600,000.00       0.1%    5.9500%        0.02033%
    5        183       1     $  3,562,500   $  3,548,884.17   $  3,548,884.17       0.1%    6.2500%        0.02033%
   20        184       1     $  3,520,000   $  3,520,000.00   $  3,520,000.00       0.1%    5.6700%        0.02033%
             185       1     $  3,500,000   $  3,500,000.00   $  3,500,000.00       0.1%    5.8100%        0.02033%
    5        186       1     $  3,500,000   $  3,489,841.10   $  3,489,841.10       0.1%    6.1700%        0.02033%
             187       1     $  3,350,000   $  3,350,000.00   $  3,350,000.00       0.1%    6.0000%        0.02033%
             188       1     $  3,250,000   $  3,202,027.31   $  3,202,027.31       0.0%    5.5600%        0.02033%
             189       1     $  3,065,000   $  3,049,591.41   $  3,049,591.41       0.0%    5.9600%        0.07033%
             190       2     $  3,000,000   $  3,000,000.00   $  3,000,000.00       0.0%    5.9000%        0.02033%
   21        191       1     $  3,000,000   $  2,994,491.01   $  2,994,491.01       0.0%    5.6500%        0.02033%
             192       2     $  2,900,000   $  2,900,000.00   $  2,900,000.00       0.0%    5.7960%        0.02033%
             193       1     $  2,880,000   $  2,871,012.22   $  2,871,012.22       0.0%    5.7900%        0.02033%
             194       1     $  2,850,000   $  2,850,000.00   $  2,850,000.00       0.0%    5.7700%        0.02033%
             195       2     $  2,700,000   $  2,700,000.00   $  2,700,000.00       0.0%    5.8080%        0.02033%
             196       1     $  2,000,000   $  2,000,000.00   $  2,000,000.00       0.0%    5.9200%        0.02033%
             197       1     $  1,900,000   $  1,894,490.47   $  1,894,490.47       0.0%    6.1750%        0.02033%
    9        198       1     $  1,650,000   $  1,647,787.19   $  1,647,787.19       0.0%    5.9100%        0.08033%
             199       1     $  1,610,000   $  1,610,000.00   $  1,610,000.00       0.0%    6.0000%        0.02033%
             200       1     $  1,500,000   $  1,462,628.68   $  1,462,628.68       0.0%    5.7500%        0.02033%
             201       1     $  1,295,000   $  1,295,000.00   $  1,295,000.00       0.0%    6.0000%        0.02033%

                              PARI PASSU                                                         INTEREST                   FIRST
           CONTROL   LOAN     ANNUAL DEBT       MONTHLY       ANNUAL DEBT         BALLOON        ACCRUAL                   PAYMENT
FOOTNOTE   NUMBER    GROUP      SERVICE         PAYMENT         SERVICE           BALANCE         METHOD     NOTE DATE       DATE
------------------------------------------------------------------------------------------------------------------------------------

    2         1        1                     $3,038,274.02   $36,459,288.25   $640,500,000.00   Actual/360   12/28/2006    2/6/2007
             1.01      1
             1.02      1
    3         2        1                     $1,617,559.03   $19,410,708.36   $350,000,000.00   Actual/360   1/25/2007     3/1/2007
  4, 5        3        1                     $1,433,101.81   $17,197,221.72   $305,000,000.00   Actual/360   12/28/2006    2/6/2007
             3.01      1
             3.02      1
             3.03      1
             3.04      1
             3.05      1
             3.06      1
             3.07      1
             3.08      1
             3.09      1
             3.10      1
             3.11      1
             3.12      1
             3.13      1
             3.14      1
             3.15      1
             3.16      1
             3.17      1
             3.18      1
             3.19      1
             3.20      1
             3.21      1
             3.22      1
             3.23      1
             3.24      1
             3.25      1
             3.26      1
             3.27      1
             3.28      1
             3.29      1
             3.30      1
             3.31      1
             3.32      1
             3.33      1
             3.34      1
             3.35      1
             3.36      1
              4        1                     $1,194,583.33   $14,334,999.96   $250,000,000.00   Actual/360   1/16/2007     3/6/2007
              5        1                     $1,128,607.85   $13,543,294.22   $235,900,000.00   Actual/360   1/25/2007     3/6/2007
             5.01      1
             5.02      1
             5.03      1
             5.04      1
             5.05      1
  6, 7        6        1                     $1,063,038.87   $12,756,466.40   $207,600,000.00   Actual/360   12/5/2006     2/6/2007
             6.01      1
             6.02      1
             6.03      1
              7        1                     $1,050,555.56   $12,606,666.67   $200,000,000.00   Actual/360   1/10/2007     3/6/2007
    5         8        1                     $  912,709.11   $10,952,509.33   $176,000,000.00   Actual/360   11/14/2006    1/6/2007
    8         9        1     $9,914,406.24   $1,652,401.04   $19,828,812.48   $175,000,000.00   Actual/360   11/21/2006    1/6/2007
              10       1                     $  673,961.04   $ 8,087,532.48   $146,500,000.00   Actual/360   12/28/2006    2/6/2007
            10.01      1
            10.02      1
            10.03      1
            10.04      1
            10.05      1
            10.06      1
            10.07      1
            10.08      1
            10.09      1
            10.10      1
            10.11      1
            10.12      1
            10.13      1
            10.14      1
              11       1                     $  682,013.89   $ 8,184,166.67   $140,000,000.00   Actual/360   12/27/2006    2/6/2007
              12       1                     $  680,827.78   $ 8,169,933.36   $140,000,000.00   Actual/360   11/9/2006     1/6/2007
              13       1                     $  650,235.85   $ 7,802,830.25   $133,500,000.00   Actual/360   12/20/2006    2/6/2007
            13.01      1
            13.02      1
            13.03      1
            13.04      1
            13.05      1
            13.06      1
              14       1                     $  513,406.50   $ 6,160,878.00   $108,000,000.00   Actual/360   1/25/2007     3/6/2007
              15       1                     $  650,433.73   $ 7,805,204.76   $ 91,693,358.83   Actual/360    1/8/2007     3/6/2007
              16       1                     $  583,168.90   $ 6,998,026.75   $107,250,000.00   Actual/360   12/21/2006    2/6/2007
            16.01      1
            16.02      1
              17       1                     $  631,554.63   $ 7,578,655.56   $ 89,115,002.50   Actual/360   1/24/2007     3/6/2007
            17.01      1
            17.02      1
            17.03      1
            17.04      1
            17.05      1
            17.06      1
              18       1                     $  452,198.51   $ 5,426,382.12   $ 97,000,000.00   Actual/360   12/8/2006     2/6/2007
    9         19       1                     $  543,072.15   $ 6,516,865.80   $ 79,865,300.73   Actual/360   11/22/2006    1/6/2007
              20       1                     $  418,623.09   $ 5,023,477.08   $ 87,500,000.00   Actual/360   1/25/2007     3/6/2007
              21       1                     $  404,486.62   $ 4,853,839.44   $ 60,058,538.75   Actual/360   1/31/2007     3/6/2007
              22       1                     $  312,034.03   $ 3,744,408.36   $ 63,582,644.00   Actual/360   1/22/2007     3/6/2007
              23       2                     $  332,988.41   $ 3,995,860.92   $ 63,250,000.00   Actual/360   10/25/2006   12/6/2006
            23.01      2
            23.02      2
            23.03      2
            23.04      2
            23.05      2
            23.06      2
            23.07      2
              24       1                     $  326,655.00   $ 3,919,860.00   $ 63,000,000.00   Actual/360   9/22/2006    11/6/2006
            24.01      1
            24.02      1
              25       1                     $  329,817.76   $ 3,957,813.12   $ 47,462,398.63   Actual/360    2/2/2007     3/6/2007
              26       1                     $  243,759.36   $ 2,925,112.32   $ 51,562,000.00   Actual/360   1/12/2007     3/6/2007
            26.01      1
            26.02      1
            26.03      1
            26.04      1
              27       2                     $  237,518.75   $ 2,850,225.00   $ 50,000,000.00   Actual/360   1/12/2007     3/6/2007
   10         28       1                     $  267,837.48   $ 3,214,049.76   $ 39,954,384.27   Actual/360   10/26/2006   12/6/2006
   11         29       2                     $  216,075.98   $ 2,592,911.76   $ 43,500,000.00   Actual/360   1/12/2007     3/6/2007
            29.01      2
            29.02      2
            29.03      2
            29.04      2
            29.05      2
            29.06      2
            29.07      2
   12       29.08      2
            29.09      2
            29.10      2
            29.11      2
            29.12      2
              30       1                     $  202,918.19   $ 2,435,018.28   $ 43,000,000.00   Actual/360   1/12/2007     3/6/2007
              31       1                     $  212,080.90   $ 2,544,970.83   $ 42,500,000.00   Actual/360   11/21/2006    1/6/2007
   13         32       1                     $  194,001.18   $ 2,328,014.16   $ 41,000,000.00   Actual/360   12/22/2006    2/6/2007
              33       1                     $  219,643.63   $ 2,635,723.58   $ 40,750,000.00   Actual/360   11/14/2006    1/6/2007
 14, 15       34       1                     $  187,168.33   $ 2,246,019.96   $ 40,000,000.00   Actual/360   9/29/2006    11/6/2006
              35       1                     $  192,609.62   $ 2,311,315.42   $ 38,500,000.00   Actual/360    2/9/2007     4/6/2007
              36       2                     $  178,308.93   $ 2,139,707.17   $ 36,100,000.00   Actual/360   11/1/2006    12/6/2006
            36.01      2
            36.02      2
            36.03      2
            36.04      2
            36.05      2
            36.06      2
              37       2                     $  182,590.79   $ 2,191,089.50   $ 36,100,000.00   Actual/360   11/1/2006    12/6/2006
            37.01      2
            37.02      2
            37.03      2
            37.04      2
            37.05      2
    5         38       1                     $  198,067.87   $ 2,376,814.44   $ 32,506,502.22   Actual/360   12/28/2006    2/6/2007
              39       1                     $  167,449.24   $ 2,009,390.83   $ 35,000,000.00   Actual/360   1/25/2007     3/6/2007
              40       1                     $  158,375.49   $ 1,900,505.88   $ 34,300,000.00   Actual/360   12/21/2006    2/6/2007
              41       2                     $  195,229.73   $ 2,342,756.76   $ 31,636,854.49   Actual/360   12/29/2006    2/6/2007
              42       1                     $  164,340.90   $ 1,972,090.86   $ 33,130,000.00   Actual/360   11/16/2006    1/6/2007
              43       1                     $  156,457.15   $ 1,877,485.80   $ 33,030,000.00   Actual/360   12/28/2006    2/6/2007
              44       1                     $  154,469.79   $ 1,853,637.48   $ 32,500,000.00   Actual/360   12/19/2006    2/6/2007
              45       1                     $  191,368.43   $ 2,296,421.16   $ 30,254,985.18   Actual/360    2/7/2007     3/6/2007
              46       1                     $  154,767.17   $ 1,857,206.00   $ 31,200,000.00   Actual/360   11/16/2006    1/6/2007
              47       1                     $  179,001.89   $ 2,148,022.68   $ 28,866,178.18   Actual/360   11/1/2006    12/6/2006
              48       1                     $  151,096.15   $ 1,813,153.83   $ 31,000,000.00   Actual/360    3/1/2007     4/6/2007
              49       1                     $  173,531.23   $ 2,082,374.76   $ 27,941,051.19   Actual/360   12/7/2006     2/6/2007
   15         50       1                     $  186,323.79   $ 2,235,885.48   $ 27,461,237.43   Actual/360   12/19/2006    2/6/2007
              51       2                     $  174,915.13   $ 2,098,981.56   $ 26,233,370.54   Actual/360   12/15/2006    2/6/2007
              52       1                     $  184,830.09   $ 2,217,961.08   $ 27,006,189.33   Actual/360   11/29/2006    1/6/2007
            52.01      1
            52.02      1
              53       1                     $  132,285.28   $ 1,587,423.36   $ 26,375,000.00   Actual/360   11/16/2006    1/6/2007
            53.01      1
            53.02      1
            53.03      1
              54       1                     $  156,049.24   $ 1,872,590.88   $ 22,261,248.89   Actual/360   12/21/2006    2/6/2007
              55       1                     $  121,851.74   $ 1,462,220.83   $ 25,000,000.00   Actual/360    3/1/2007     4/6/2007
              56       1                     $  118,941.85   $ 1,427,302.20   $ 24,268,000.00   Actual/360   12/21/2006    2/6/2007
   16         57       1                     $  119,299.69   $ 1,431,596.29   $ 24,050,000.00   Actual/360   12/11/2006    2/6/2007
              58       1                     $  147,070.43   $ 1,764,845.16   $ 23,164,713.53   Actual/360   9/25/2006    11/6/2006
    5         59       1                     $  105,879.73   $ 1,270,556.76   $ 22,640,000.00   Actual/360   12/6/2006     2/1/2007
              60       2                     $  108,359.38   $ 1,300,312.60   $ 21,200,000.00   Actual/360   9/15/2006    11/6/2006
    5         61       2                     $  106,358.58   $ 1,276,303.00   $ 21,000,000.00   Actual/360   1/17/2007     3/6/2007
              62       1                     $   95,494.28   $ 1,145,931.36   $ 20,160,000.00   Actual/360   12/28/2006    2/6/2007
              63       1                     $   94,421.63   $ 1,133,059.55   $ 19,484,000.00   Actual/360   12/20/2006    2/6/2007
            63.01      1
            63.02      1
            63.03      1
            63.04      1
              64       1                     $  120,978.50   $ 1,451,742.00   $ 17,191,026.22   Actual/360   8/11/2006    10/6/2006
    5         65       1                     $   89,417.87   $ 1,073,014.44   $ 19,120,000.00   Actual/360   12/6/2006     2/1/2007
              66       1                     $   89,999.57   $ 1,079,994.83   $ 19,000,000.00   Actual/360   11/17/2006    1/6/2007
              67       1                     $  109,334.98   $ 1,312,019.76   $ 16,304,756.45   Actual/360   10/2/2006    11/6/2006
              68       2                     $   90,890.00   $ 1,090,680.00   $ 18,000,000.00   Actual/360   10/31/2006   12/6/2006
              69       1                     $   86,505.63   $ 1,038,067.50   $ 18,000,000.00   Actual/360   11/14/2006    1/6/2007
              70       1                     $   91,195.00   $ 1,094,340.00   $ 18,000,000.00   Actual/360   11/17/2006    1/1/2007
              71       1                     $  108,320.24   $ 1,299,842.88   $ 16,675,322.92   Actual/360   11/1/2006    12/6/2006
              72       1                     $   99,491.11   $ 1,193,893.32   $ 15,735,063.29   Actual/360   11/30/2006    1/6/2007
              73       1                     $   79,474.36   $   953,692.32   $ 16,778,000.00   Actual/360   12/28/2006    2/6/2007
              74       1                     $   98,553.38   $ 1,182,640.56   $ 15,642,293.62   Actual/360   12/29/2006    2/6/2007
            74.01      1
            74.02      1
            74.03      1
            74.04      1
            74.05      1
            74.06      1
            74.07      1
    5         75       2                     $   92,378.99   $ 1,108,547.92   $ 16,250,000.00   Actual/360   1/16/2007     3/6/2007
              76       1                     $   81,346.89   $   976,162.67   $ 16,000,000.00   Actual/360   12/12/2006    2/6/2007
              77       1                     $   77,714.00   $   932,568.00   $ 16,000,000.00   Actual/360   11/17/2006    1/6/2007
              78       2                     $   77,910.39   $   934,924.63   $ 15,725,000.00   Actual/360   12/7/2006     2/6/2007
 15, 17       79       1                     $  106,172.51   $ 1,274,070.12   $ 12,818,625.75   Actual/360   1/18/2007     3/6/2007
              80       1                     $   78,026.46   $   936,317.47   $ 15,200,000.00   Actual/360   12/1/2006     1/6/2007
              81       1                     $   68,645.99   $   823,751.88   $ 14,492,000.00   Actual/360   12/28/2006    2/6/2007
              82       1                     $   68,636.51   $   823,638.12   $ 14,490,000.00   Actual/360   12/28/2006    2/6/2007
   10         83       1                     $   81,357.53   $   976,290.36   $ 12,496,229.47   Actual/360   12/6/2006     2/1/2007
              84       2                     $   69,540.00   $   834,480.00   $ 14,250,000.00   Actual/360   11/2/2006    12/6/2006
              85       1                     $   67,214.71   $   806,576.57   $ 14,200,000.00   Actual/360   11/29/2006    1/1/2007
              86       1                     $   84,199.58   $ 1,010,394.96   $ 12,471,049.24   Actual/360   9/13/2006    11/6/2006
   15         87       1                     $   91,708.26   $ 1,100,499.12   $ 12,633,897.26   Actual/360   12/21/2006    2/6/2007
              88       1                     $   83,631.29   $ 1,003,575.48   $ 12,643,139.41   Actual/360   11/22/2006    1/6/2007
              89       1                     $   82,145.43   $   985,745.16   $ 13,062,779.45   Actual/360   12/20/2006    2/6/2007
              90       1                     $   85,666.07   $ 1,027,992.84   $ 12,841,787.16   Actual/360   1/19/2007     3/6/2007
              91       2                     $   80,499.57   $   965,994.84   $ 12,948,003.51   Actual/360    1/2/2007     2/6/2007
              92       1                     $   64,989.16   $   779,869.92   $ 13,720,000.00   Actual/360   12/28/2006    2/6/2007
              93       2                     $   72,891.61   $   874,699.33   $ 13,700,000.00   Actual/360   12/14/2006    2/6/2007
              94       1                     $   79,814.46   $   957,773.52   $ 11,408,768.61   Actual/360    2/9/2007     4/6/2007
              95       1                     $   81,347.70   $   976,172.40   $ 11,730,035.63   Actual/360   10/25/2006   12/6/2006
              96       1                     $   78,782.34   $   945,388.08   $ 12,139,713.51   Actual/360   12/5/2006     1/6/2007
              97       1                     $   76,278.59   $   915,343.08   $ 11,847,789.40   Actual/360   12/21/2006    2/1/2007
              98       1                     $   75,758.73   $   909,104.76   $ 12,200,585.68   Actual/360   12/7/2006     2/6/2007
              99       1                     $   74,822.61   $   897,871.32   $ 11,350,045.60   Actual/360   1/10/2007     3/6/2007
   15        100       1                     $   74,546.80   $   894,561.60   $ 11,395,197.23   Actual/360   10/25/2006   12/6/2006
             101       1                     $   76,103.22   $   913,238.64   $ 12,146,440.20   Actual/360   12/8/2006     2/6/2007
             102       1                     $   74,735.20   $   896,822.40   $ 11,363,582.44   Actual/360   10/6/2006    12/6/2006
             103       2                     $   79,416.97   $   953,003.64   $ 11,860,941.56   Actual/360   10/25/2006   12/6/2006
            103.01     2
            103.02     2
            103.03     2
            103.04     2
            103.05     2
            103.06     2
            103.07     2
             104       1                     $   72,267.76   $   867,213.12   $ 11,437,825.59   Actual/360   10/12/2006   12/6/2006
             105       1                     $   73,652.09   $   883,825.08   $ 11,259,088.87   Actual/360   1/19/2007     3/6/2007
    5        106       1                     $   71,203.96   $   854,447.52   $ 10,951,634.58   Actual/360   11/3/2006    12/6/2006
             107       2                     $   65,968.33   $   791,619.96   $ 10,699,346.98   Actual/360   12/15/2006    2/6/2007
             108       1                     $   55,973.85   $   671,686.20   $ 11,500,000.00   Actual/360   1/19/2007     3/6/2007
             109       1                     $   59,940.23   $   719,282.72   $ 11,338,000.00   Actual/360   12/20/2006    2/6/2007
            109.01     1
            109.02     1
            109.03     1
             110       1                     $   65,004.84   $   780,058.08   $  9,857,104.64   Actual/360   11/27/2006    1/6/2007
             111       1                     $   52,757.38   $   633,088.56   $ 11,100,000.00   Actual/360   12/20/2006    2/6/2007
             112       1                     $   64,445.59   $   773,347.08   $ 10,139,635.96   Actual/360   11/17/2006    1/6/2007
             113       2                     $   69,104.07   $   829,248.84   $ 10,389,340.30   Actual/360   10/11/2006   12/6/2006
             114       1                     $   60,543.40   $   726,520.80   $  9,775,410.30   Actual/360   12/28/2006    2/6/2007
   15        115       1                     $   61,428.92   $   737,147.04   $  9,390,002.88   Actual/360   10/25/2006   12/6/2006
             116       2                     $   48,099.18   $   577,190.16   $ 10,360,000.00   Actual/360   1/31/2007     3/6/2007
             117       1                     $   61,869.52   $   742,434.24   $  8,645,857.89   Actual/360   1/30/2007     3/6/2007
            117.01     1
            117.02     1
            117.03     1
             118       1                     $   50,831.58   $   609,978.95   $  9,661,502.39   Actual/360   9/21/2006    11/6/2006
    5        119       1                     $   61,533.34   $   738,400.08   $  8,625,446.99   Actual/360   10/10/2006   12/6/2006
             120       1                     $   61,982.10   $   743,785.20   $  7,440,321.57   Actual/360   11/21/2006    1/6/2007
             121       1                     $   54,133.54   $   649,602.48   $  8,782,076.28   Actual/360   1/22/2007     3/6/2007
             122       1                     $   45,147.63   $   541,771.56   $  9,300,000.00   Actual/360   12/15/2006    2/1/2007
             123       2                     $   55,929.92   $   671,159.04   $  8,334,256.94   Actual/360   10/26/2006   12/6/2006
             124       1                     $   53,094.68   $   637,136.16   $  8,536,571.38   Actual/360   12/4/2006     1/6/2007
   15        125       1                     $   51,292.74   $   615,512.88   $  8,210,195.84   Actual/360   2/15/2007     4/6/2007
             126       1                     $   43,764.11   $   525,169.32   $  8,800,000.00   Actual/360   12/6/2006     1/6/2007
    5        127       1                     $   53,727.38   $   644,728.56   $  8,210,899.64   Actual/360   11/3/2006     1/6/2007
            127.01     1
            127.02     1
             128       1                     $   48,796.72   $   585,560.64   $  8,165,263.27   Actual/360   12/18/2006    2/6/2007
             129       1                     $   48,564.85   $   582,778.20   $  7,700,924.84   Actual/360   10/23/2006   12/6/2006
             130       1                     $   47,074.48   $   564,893.76   $  7,629,850.23   Actual/360   12/13/2006    2/6/2007
   18        131       1                     $   37,126.13   $   445,513.56   $  8,100,000.00   Actual/360   11/29/2006    1/6/2007
             132       1                     $   46,330.69   $   555,968.28   $  6,719,802.06   Actual/360   12/14/2006    2/6/2007
    5        133       1                     $   36,665.07   $   439,980.84   $  7,840,000.00   Actual/360   12/6/2006     2/1/2007
             134       1                     $   44,011.75   $   528,141.00   $  7,208,956.75   Actual/360   1/26/2007     3/1/2007
             135       1                     $   43,744.62   $   524,935.44   $  7,049,573.72   Actual/360   12/14/2006    2/6/2007
             136       1                     $   35,138.54   $   421,662.48   $  7,500,000.00   Actual/360   1/11/2007     3/6/2007
   19        137       1                     $   34,720.89   $   416,650.68   $  7,330,000.00   Actual/360   12/28/2006    2/6/2007
             138       1                     $   42,041.95   $   504,503.40   $  5,970,005.64   Actual/360   12/13/2006    2/6/2007
             139       1                     $   40,517.20   $   486,206.40   $  6,156,643.05   Actual/360   12/13/2006    2/6/2007
             140       1                     $   44,418.96   $   533,027.52   $  5,391,831.07   Actual/360   12/5/2006     1/6/2007
             141       1                     $   42,821.09   $   513,853.08   $  6,516,062.62   Actual/360   10/31/2006   12/6/2006
             142       1                     $   41,732.13   $   500,785.56   $  6,420,264.28   Actual/360   11/2/2006    12/6/2006
             143       1                     $   42,561.12   $   510,733.44   $  6,079,996.96   Actual/360   10/13/2006   12/6/2006
    5        144       1                     $   40,255.50   $   483,066.00   $  6,282,102.22   Actual/360   1/25/2007     3/6/2007
             145       1                     $   40,952.85   $   491,434.20   $  6,283,137.06   Actual/360   1/10/2007     3/1/2007
             146       1                     $   32,525.71   $   390,308.52   $  6,700,000.00   Actual/360   11/30/2006    1/6/2007
             147       1                     $   38,097.56   $   457,170.72   $  5,801,016.50   Actual/360   1/30/2007     3/6/2007
            147.01     1
            147.02     1
             148       1                     $   32,160.56   $   385,926.72   $  6,500,000.00   Actual/360   10/13/2006   12/6/2006
             149       1                     $   37,397.15   $   448,765.80   $  6,049,750.23   Actual/360   12/8/2006     2/6/2007
             150       1                     $   37,527.75   $   450,333.00   $  5,759,824.80   Actual/360   12/29/2006    2/6/2007
             151       1                     $   40,146.87   $   481,762.44   $  4,908,825.05   Actual/360   12/29/2006    2/6/2007
             152       1                     $   29,025.83   $   348,309.96   $  6,000,000.00   Actual/360   11/15/2006    1/6/2007
             153       1                     $   35,673.88   $   428,086.56   $  4,953,302.78   Actual/360   10/31/2006   12/6/2006
    9        154       1                     $   33,479.15   $   401,749.80   $  5,298,708.48   Actual/360   12/8/2006     2/1/2007
             155       1                     $   35,942.59   $   431,311.08   $  4,281,014.50   Actual/360   11/15/2006    1/6/2007
             156       1                     $   31,230.59   $   374,767.08   $  4,518,534.08   Actual/360    2/2/2007     3/6/2007
            156.01     1
            156.02     1
             157       1                     $   31,402.33   $   376,827.96   $  4,778,980.69   Actual/360   10/11/2006   12/6/2006
             158       1                     $   30,072.97   $   360,875.64   $  4,704,606.33   Actual/360   11/1/2006    12/6/2006
             159       1                     $   25,717.26   $   308,607.13   $  5,180,000.00   Actual/360   12/20/2006    2/6/2007
             160       1                     $   26,379.06   $   316,548.72   $  5,071,000.00   Actual/360   11/7/2006    12/6/2006
             161       1                     $   29,567.30   $   354,807.60   $  4,417,887.69   Actual/360   8/28/2006    10/6/2006
             162       1                     $   24,039.93   $   288,479.17   $  5,000,000.00   Actual/360   12/20/2006    2/6/2007
             163       1                     $   24,865.97   $   298,391.64   $  5,000,000.00   Actual/360   12/1/2006     1/1/2007
             164       1                     $   24,530.90   $   294,370.80   $  4,975,000.00   Actual/360   12/1/2006     2/1/2007
    9        165       1                     $   28,426.65   $   341,119.80   $  4,087,044.92   Actual/360    1/5/2007     3/1/2007
             166       1                     $   28,157.39   $   337,888.68   $  4,061,493.46   Actual/360   12/21/2006    2/6/2007
             167       1                     $   27,208.88   $   326,506.56   $  4,339,976.36   Actual/360   11/20/2006    1/6/2007
    5        168       1                     $   26,548.25   $   318,579.00   $  4,323,478.01   Actual/360   1/17/2007     3/6/2007
             169       2                     $   27,909.00   $   334,908.00   $  4,350,865.60   Actual/360   1/17/2007     3/6/2007
            169.01     2
            169.02     2
             170       1                     $   30,902.09   $   370,825.08   $  3,640,526.14   Actual/360   10/31/2006   12/6/2006
             171       1                     $   25,948.98   $   311,387.76   $  3,802,784.17   Actual/360   1/19/2007     3/6/2007
             172       1                     $   26,709.26   $   320,511.12   $  3,985,015.60   Actual/360   10/31/2006   12/6/2006
             173       1                     $   20,801.85   $   249,622.20   $  4,300,000.00   Actual/360   12/18/2006    2/6/2007
             174       1                     $   24,510.06   $   294,120.72   $  3,916,291.12   Actual/360   11/13/2006    1/6/2007
             175       1                     $   24,456.73   $   293,480.76   $  3,775,061.24   Actual/360   12/29/2006    2/6/2007
    9        176       1                     $   24,344.84   $   292,138.08   $  3,467,434.14   Actual/360    1/4/2007     3/1/2007
             177       1                     $   24,872.28   $   298,467.36   $  3,840,772.27   Actual/360   10/27/2006   12/6/2006
            177.01     1
            177.02     1
            177.03     1
             178       1                     $   26,680.74   $   320,168.88   $  3,122,977.17   Actual/360   10/11/2006   12/6/2006
            178.01     1
            178.02     1
            178.03     1
            178.04     1
             179       1                     $   22,345.42   $   268,145.04   $  3,235,871.31   Actual/360   12/29/2006    2/6/2007
             180       1                     $   22,362.74   $   268,352.88   $  3,175,608.53   Actual/360   11/1/2006    12/6/2006
             181       1                     $   17,987.04   $   215,844.43   $  3,700,000.00   Actual/360   12/19/2006    2/6/2007
             182       1                     $   18,147.50   $   217,770.00   $  3,600,000.00   Actual/360   1/10/2007     3/6/2007
    5        183       1                     $   21,934.93   $   263,219.16   $  3,043,311.16   Actual/360   10/10/2006   12/6/2006
   20        184       1                     $   20,363.22   $   244,358.64   $  3,278,339.70   Actual/360    1/9/2007     3/6/2007
             185       1                     $   20,558.65   $   246,703.80   $  3,266,142.18   Actual/360   12/21/2006    2/6/2007
    5        186       1                     $   21,368.33   $   256,419.96   $  2,983,305.56   Actual/360   11/21/2006    1/6/2007
             187       1                     $   20,084.94   $   241,019.28   $  2,968,747.48   Actual/360   11/29/2006    1/6/2007
             188       1                     $   30,980.06   $   371,760.72   $     27,627.35   Actual/360   11/20/2006    1/6/2007
             189       1                     $   19,048.69   $   228,584.28   $  2,472,856.72   Actual/360   11/3/2006    12/6/2006
             190       2                     $   17,794.10   $   213,529.20   $  2,705,746.72   Actual/360   11/29/2006    1/6/2007
   21        191       1                     $   18,692.33   $   224,307.96   $  2,295,185.99   Actual/360   1/18/2007     3/6/2007
             192       2                     $   17,008.45   $   204,101.40   $  2,610,183.97   Actual/360   11/7/2006     1/6/2007
             193       1                     $   16,880.15   $   202,561.80   $  2,427,442.93   Actual/360   11/7/2006     1/6/2007
             194       1                     $   13,932.15   $   167,185.80   $  2,850,000.00   Actual/360   12/11/2006    2/6/2007
             195       2                     $   15,856.09   $   190,273.08   $  2,430,602.03   Actual/360    1/2/2007     2/6/2007
             196       1                     $   11,888.34   $   142,660.08   $  1,869,158.85   Actual/360   12/14/2006    2/6/2007
             197       1                     $   11,606.11   $   139,273.32   $  1,619,743.44   Actual/360   11/21/2006    1/6/2007
    9        198       1                     $    9,797.31   $   117,567.72   $  1,395,431.41   Actual/360   1/11/2007     3/1/2007
             199       1                     $    9,652.76   $   115,833.12   $  1,506,363.47   Actual/360   9/25/2006    11/6/2006
             200       1                     $   16,465.38   $   197,584.56   $     10,005.06   Actual/360   10/23/2006   12/6/2006
             201       1                     $    7,764.18   $    93,170.16   $  1,211,640.19   Actual/360   9/25/2006    11/6/2006

                              LAST IO    FIRST P&I
           CONTROL   LOAN     PAYMENT     PAYMENT    PAYMENT     GRACE  DAYS -
FOOTNOTE   NUMBER    GROUP     DATE        DATE        DATE        LATE FEE                         GRACE DAYS - DEFAULT
------------------------------------------------------------------------------------------------------------------------------------

    2         1        1      1/6/2017                  6            0                                       0
             1.01      1
             1.02      1
    3         2        1      2/6/2017                  1            5                                See Footnote (3)
  4, 5        3        1     12/6/2016                  6            0                                       0
             3.01      1
             3.02      1
             3.03      1
             3.04      1
             3.05      1
             3.06      1
             3.07      1
             3.08      1
             3.09      1
             3.10      1
             3.11      1
             3.12      1
             3.13      1
             3.14      1
             3.15      1
             3.16      1
             3.17      1
             3.18      1
             3.19      1
             3.20      1
             3.21      1
             3.22      1
             3.23      1
             3.24      1
             3.25      1
             3.26      1
             3.27      1
             3.28      1
             3.29      1
             3.30      1
             3.31      1
             3.32      1
             3.33      1
             3.34      1
             3.35      1
             3.36      1
              4        1      2/6/2017                  6            0                                       0
              5        1      2/6/2017                  6            0                                       0
             5.01      1
             5.02      1
             5.03      1
             5.04      1
             5.05      1
  6, 7        6        1      7/6/2012                  6            0                                       0
             6.01      1
             6.02      1
             6.03      1
              7        1      2/6/2017                  6            5                                       0
    5         8        1     12/6/2016                  6            0                                       0
    8         9        1     12/6/2016                  6      3 days after notice                           0
              10       1     12/6/2016                  6            0                                       0
            10.01      1
            10.02      1
            10.03      1
            10.04      1
            10.05      1
            10.06      1
            10.07      1
            10.08      1
            10.09      1
            10.10      1
            10.11      1
            10.12      1
            10.13      1
            10.14      1
              11       1      1/6/2012                  6            0                                       0
              12       1     11/6/2016                  6            0                                       0
              13       1      1/6/2012                  6            0                                       0
            13.01      1
            13.02      1
            13.03      1
            13.04      1
            13.05      1
            13.06      1
              14       1      2/6/2017                  6            0                                       0
              15       1                 3/6/2007       6            0                                       0
              16       1      4/6/2012                  6            0                                       0
            16.01      1
            16.02      1
              17       1                 3/6/2007       6            0                                       0
            17.01      1
            17.02      1
            17.03      1
            17.04      1
            17.05      1
            17.06      1
              18       1     12/6/2016                  6            5                                       0
    9         19       1     12/6/2008   1/6/2009       6            0                                       0
              20       1      2/6/2017                  6            0                                       0
              21       1      1/6/2009   2/6/2009       6            0                                       0
              22       1      2/6/2012                  6            0                                       0
              23       2     11/6/2013                  6            0                                       0
            23.01      2
            23.02      2
            23.03      2
            23.04      2
            23.05      2
            23.06      2
            23.07      2
              24       1     10/6/2011                  6            0                                       0
            24.01      1
            24.02      1
              25       1      1/6/2009   2/6/2009       6            0                                       0
              26       1      1/6/2012                  6            0                                       0
            26.01      1
            26.02      1
            26.03      1
            26.04      1
              27       2      2/6/2017                  6            0                                       0
   10         28       1     11/6/2008   12/6/2008      6            0                                       0
   11         29       2      2/6/2014                  6            0                                       0
            29.01      2
            29.02      2
            29.03      2
            29.04      2
            29.05      2
            29.06      2
            29.07      2
   12       29.08      2
            29.09      2
            29.10      2
            29.11      2
            29.12      2
              30       1      1/6/2012                  6            0                                       0
              31       1     12/6/2011                  6            0                                       0
   13         32       1      1/6/2012                  6            0                                       0
              33       1     12/6/2011                  6            0                                       0
 14, 15       34       1     10/6/2011                  6            0                  3 days grace but only once per twelve
                                                                                                     month period
              35       1      3/6/2014                  6            0                                       0
              36       2     11/6/2016                  6            0                                       0
            36.01      2
            36.02      2
            36.03      2
            36.04      2
            36.05      2
            36.06      2
              37       2     11/6/2013                  6            0                                       0
            37.01      2
            37.02      2
            37.03      2
            37.04      2
            37.05      2
    5         38       1      1/6/2012   2/6/2012       6            0                                       0
              39       1      2/6/2017                  6            0                                       0
              40       1      1/6/2012                  6            0                                       0
              41       2      1/6/2012   2/6/2012       6            0                                       0
              42       1     12/6/2016                  6            0                                       0
              43       1      1/6/2017                  6            0                                       0
              44       1      1/6/2017                  6            0                                       0
              45       1      2/6/2012   3/6/2012       6            5                                       0
              46       1     12/6/2016                  6            0                                       0
              47       1     11/6/2011   12/6/2011      6            0                                       0
              48       1      3/6/2017                  6            0                                       0
              49       1      1/6/2012   2/6/2012       6            0                                       0
   15         50       1      1/6/2012   2/6/2012       6            0                                       0
              51       2      1/6/2010   2/6/2010       6            0                                       0
              52       1     12/6/2009   1/6/2010       6            0                                       0
            52.01      1
            52.02      1
              53       1     12/6/2011                  6            0                                       0
            53.01      1
            53.02      1
            53.03      1
              54       1      1/6/2009   2/6/2009       6            0                                       0
              55       1      3/6/2017                  6            0                                       0
              56       1      1/6/2017                  6            4                                       0
   16         57       1      1/6/2011                  6            0                                       0
              58       1     10/6/2013   11/6/2013      6            0                                       0
    5         59       1      1/1/2017                  1            5                                       5
              60       2     10/6/2011                  6            5                                       0
    5         61       2      2/6/2012                  6            0                                       0
              62       1      1/6/2017                  6            0                                       0
              63       1      1/6/2012                  6            0                                       0
            63.01      1
            63.02      1
            63.03      1
            63.04      1
              64       1      9/6/2008   10/6/2008      6            0                                       0
    5         65       1      1/1/2017                  1            5                                       5
              66       1     12/6/2013                  6            0                                       0
              67       1     10/6/2009   11/6/2009      6            0                                       0
              68       2     11/6/2016                  6            0                                       0
              69       1     12/6/2016                  6            0                                       0
              70       1     12/1/2011                  1            5                                       5
              71       1     11/6/2012   12/6/2012      6            0                                       0
              72       1     12/6/2011   1/6/2012       6            0                                       0
              73       1      1/6/2017                  6            0                                       0
              74       1      1/6/2012   2/6/2012       6            0                                       0
            74.01      1
            74.02      1
            74.03      1
            74.04      1
            74.05      1
            74.06      1
            74.07      1
    5         75       2      2/6/2012                  6            0                                       0
              76       1      1/6/2012                  6            0                                       0
              77       1     12/6/2016                  6            0                                       0
              78       2      1/6/2012                  6            0                                       0
 15, 17       79       1      8/6/2008   9/6/2008       6            0                                       0
              80       1     12/6/2013                  6            0                                       0
              81       1      1/6/2017                  6            0                                       0
              82       1      1/6/2017                  6            0                                       0
   10         83       1      1/1/2009   2/1/2009       1            5                                       5
              84       2     11/6/2016                  6           15                                       0
              85       1     12/1/2016                  1            0                                       5
              86       1     10/6/2008   11/6/2008      6            0                                       0
   15         87       1      1/6/2009   2/6/2009       6            0                                       0
              88       1     12/6/2009   1/6/2010       6            0                                       0
              89       1      1/6/2012   2/6/2012       6           15                                       0
              90       1      2/6/2011   3/6/2011       6            0                                       0
              91       2      1/6/2012   2/6/2012       6            0                                       0
              92       1      1/6/2017                  6            0                                       0
              93       2      1/6/2017                  6            0                                       0
              94       1                 4/6/2007       6            0                                       0
              95       1     11/6/2007   12/6/2007      6            0                                       0
              96       1     12/6/2009   1/6/2010       6            0                                       0
              97       1      1/1/2010   2/1/2010       1            5                                       5
              98       1      1/6/2012   2/6/2012       6            0                                       0
              99       1      2/6/2009   3/6/2009       6            0                                       0
   15        100       1     11/6/2009   12/6/2009      6           15                                       0
             101       1      1/6/2009   2/6/2009       6            0                                       0
             102       1     11/6/2009   12/6/2009      6            0                                       0
             103       2     11/6/2011   12/6/2011      6            0                                       0
            103.01     2
            103.02     2
            103.03     2
            103.04     2
            103.05     2
            103.06     2
            103.07     2
             104       1     11/6/2011   12/6/2011      6            0                                       0
             105       1      2/6/2012   3/6/2012       6           15                                       0
    5        106       1     11/6/2011   12/6/2011      6            0                                       0
             107       2      1/6/2012   2/6/2012       6            5                                       0
             108       1      2/6/2017                  6            5                                       0
             109       1      1/6/2010                  6            0                                       0
            109.01     1
            109.02     1
            109.03     1
             110       1     12/6/2008   1/6/2009       6            0                                       0
             111       1      1/6/2017                  6            0                                       0
             112       1     12/6/2011   1/6/2012       6            0                                       0
             113       2     11/6/2009   12/6/2009      6            0                                       0
             114       1      1/6/2012   2/6/2012       6            0                                       0
   15        115       1     11/6/2009   12/6/2009      6           15                                       0
             116       2      2/6/2017                  6            0                                       0
             117       1                 3/6/2007       6            0                                       0
            117.01     1
            117.02     1
            117.03     1
             118       1     10/6/2016                  6            0                                       0
    5        119       1     11/6/2008   12/6/2008      6           15                                       0
             120       1                 1/6/2007       6            0                                       0
             121       1      2/6/2012   3/6/2012       6            0                  5 days, not more than once per calendar year
             122       1      1/1/2014                  1            5                                       5
             123       2     11/6/2009   12/6/2009      6            0                                       0
             124       1     12/6/2007   1/6/2008       6            0                                       0
   15        125       1      3/6/2012   4/6/2012       6            0                                       0
             126       1     12/6/2016                  6            0                                       0
    5        127       1     12/6/2011   1/6/2012       6            0                                       0
            127.01     1
            127.02     1
             128       1      1/6/2014   2/6/2014       6            0                                       0
             129       1     11/6/2011   12/6/2011      6            0                                       0
             130       1      1/6/2012   2/6/2012       6            0                                       0
   18        131       1     12/6/2016                  6           15                                       0
             132       1                 2/6/2007       6            0                                       0
    5        133       1      1/1/2017                  1            5                                       5
             134       1      2/1/2012   3/1/2012       1            5                                       5
             135       1      1/6/2012   2/6/2012       6            0                                       0
             136       1      2/6/2017                  6            0                                       0
   19        137       1      1/6/2017                  6           15                                       0
             138       1                 2/6/2007       6            0                                       0
             139       1      1/6/2009   2/6/2009       6            0                                       0
             140       1                 1/6/2007       6            0                                       0
             141       1     11/6/2011   12/6/2011      6            0                                       0
             142       1                 12/6/2006      6            0                                       0
             143       1     11/6/2008   12/6/2008      6            0                                       0
    5        144       1      2/6/2012   3/6/2012       6            0                                       0
             145       1      2/1/2012   3/1/2012       1            0                                       0
             146       1     12/6/2016                  6            0                                       0
             147       1      2/6/2009   3/6/2009       6            0                                       0
            147.01     1
            147.02     1
             148       1     11/6/2016                  6            0                                       0
             149       1      1/6/2012   2/6/2012       6            0                                       0
             150       1      1/6/2010   2/6/2010       6            0                                       0
             151       1                 2/6/2007       6            0                                       0
             152       1     12/6/2016                  6            0                                       0
             153       1                 12/6/2006      6            0                                       0
    9        154       1      1/1/2012   2/1/2012       1            5                                       5
             155       1                 1/6/2007       6           15                                       0
             156       1                 3/6/2007       6            0                                       0
            156.01     1
            156.02     1
             157       1     11/6/2009   12/6/2009      6            0                                       0
             158       1     11/6/2009   12/6/2009      6            0                                       0
             159       1      1/6/2011                  6            0                                       0
             160       1     11/6/2011                  6            0                                       0
             161       1      9/6/2008   10/6/2008      6            0                                       0
             162       1      1/6/2012                  6            0                                       0
             163       1     12/1/2011                  1            5                                       5
             164       1      1/1/2017                  1            5                                       5
    9        165       1                 3/1/2007       1            5                                       5
             166       1                 2/6/2007       6           15                                       0
             167       1     12/6/2010   1/6/2011       6            0                                       0
    5        168       1      2/6/2012   3/6/2012       6            0                                       0
             169       2      2/6/2012   3/6/2012       6            0                                       0
            169.01     2
            169.02     2
             170       1                 12/6/2006      6           15                                       0
             171       1      2/6/2008   3/6/2008       6            0                                       0
             172       1                 12/6/2006      6            0                                       0
             173       1      1/6/2017                  6            0                                       0
             174       1     12/6/2011   1/6/2012       6            0                                       0
             175       1      1/6/2010   2/6/2010       6            0                                       0
    9        176       1                 3/1/2007       1            5                                       5
             177       1                 12/6/2006      6            0                                       0
            177.01     1
            177.02     1
            177.03     1
             178       1                 12/6/2006      6           15                                       0
            178.01     1
            178.02     1
            178.03     1
            178.04     1
             179       1                 2/6/2007       6            0                                       0
             180       1                 12/6/2006      6            0                                       0
             181       1      1/6/2017                  6            0                                       0
             182       1      2/6/2012                  6            0                                       0
    5        183       1                 12/6/2006      6            0                                       0
   20        184       1      2/6/2012   3/6/2012       6            0                                       0
             185       1      1/6/2012   2/6/2012       6            0                                       0
    5        186       1                 1/6/2007       6            0                                       0
             187       1     12/6/2008   1/6/2009       6            0                                       0
             188       1                 1/6/2007       6            0                                       0
             189       1                 12/6/2006      6            0                                       0
             190       2     12/6/2009   1/6/2010       6            0                                       0
   21        191       1                 3/6/2007       6            0                                       0
             192       2     12/6/2009   1/6/2010       6            0                                       0
             193       1                 1/6/2007       6           15                                       0
             194       1      1/6/2012                  6            0                                       0
             195       2      1/6/2010   2/6/2010       6            0                                       0
             196       1      1/6/2012   2/6/2012       6            0                                       0
             197       1                 1/6/2007       6            0                                       0
    9        198       1                 3/1/2007       1            5                                       5
             199       1     10/6/2011   11/6/2011      6            0                                       0
             200       1                 12/6/2006      6            0                                       0
             201       1     10/6/2011   11/6/2011      6            0                                       0

                                     LOAN TYPE (IO,           ORIGINAL    REMAINING   ORIGINAL                 ORIGINAL
           CONTROL   LOAN            AMORTIZING, IO           INTEREST    INTEREST      LOAN     REMAINING   AMORTIZATION
FOOTNOTE   NUMBER    GROUP            AMORTIZING)             ONLY TERM   ONLY TERM     TERM     LOAN TERM       TERM
----------------------------------------------------------------------------------------------------------------------------

    2         1        1              Interest Only             120          118        120         118           NA
             1.01      1
             1.02      1
    3         2        1              Interest Only              120         119        120         119           NA
  4, 5        3        1              Interest Only              119         117        119         117           NA
             3.01      1
             3.02      1
             3.03      1
             3.04      1
             3.05      1
             3.06      1
             3.07      1
             3.08      1
             3.09      1
             3.10      1
             3.11      1
             3.12      1
             3.13      1
             3.14      1
             3.15      1
             3.16      1
             3.17      1
             3.18      1
             3.19      1
             3.20      1
             3.21      1
             3.22      1
             3.23      1
             3.24      1
             3.25      1
             3.26      1
             3.27      1
             3.28      1
             3.29      1
             3.30      1
             3.31      1
             3.32      1
             3.33      1
             3.34      1
             3.35      1
             3.36      1
              4        1              Interest Only              120         119        120         119           NA
              5        1              Interest Only              120         119        120         119           NA
             5.01      1
             5.02      1
             5.03      1
             5.04      1
             5.05      1
  6, 7        6        1              Interest Only              66           64         66          64           NA
             6.01      1
             6.02      1
             6.03      1
              7        1              Interest Only              120         119        120         119           NA
    5         8        1              Interest Only              120         117        120         117           NA
    8         9        1              Interest Only              120         117        120         117           NA
              10       1              Interest Only              119         117        119         117           NA
            10.01      1
            10.02      1
            10.03      1
            10.04      1
            10.05      1
            10.06      1
            10.07      1
            10.08      1
            10.09      1
            10.10      1
            10.11      1
            10.12      1
            10.13      1
            10.14      1
              11       1              Interest Only              60           58         60          58           NA
              12       1              Interest Only              119         116        119         116           NA
              13       1              Interest Only              60           58         60          58           NA
            13.01      1
            13.02      1
            13.03      1
            13.04      1
            13.05      1
            13.06      1
              14       1              Interest Only              120         119        120         119           NA
              15       1               Amortizing                 0           0         120         119          360
              16       1              Interest Only              63           61         63          61           NA
            16.01      1
            16.02      1
              17       1               Amortizing                 0           0         120         119          360
            17.01      1
            17.02      1
            17.03      1
            17.04      1
            17.05      1
            17.06      1
              18       1              Interest Only              119         117        119         117           NA
    9         19       1     Interest Only, Then Amortizing      24           21        120         117          360
              20       1              Interest Only              120         119        120         119           NA
              21       1     Interest Only, Then Amortizing      23           22        120         119          360
              22       1              Interest Only              60           59         60          59           NA
              23       2              Interest Only              84           80         84          80           NA
            23.01      2
            23.02      2
            23.03      2
            23.04      2
            23.05      2
            23.06      2
            23.07      2
              24       1              Interest Only              60           55         60          55           NA
            24.01      1
            24.02      1
              25       1     Interest Only, Then Amortizing      23           22        120         119          360
              26       1              Interest Only              59           58         59          58           NA
            26.01      1
            26.02      1
            26.03      1
            26.04      1
              27       2              Interest Only              120         119        120         119           NA
   10         28       1     Interest Only, Then Amortizing      24           20        120         116          360
   11         29       2              Interest Only              84           83         84          83           NA
            29.01      2
            29.02      2
            29.03      2
            29.04      2
            29.05      2
            29.06      2
            29.07      2
   12       29.08      2
            29.09      2
            29.10      2
            29.11      2
            29.12      2
              30       1              Interest Only              59           58         59          58           NA
              31       1              Interest Only              60           57         60          57           NA
   13         32       1              Interest Only              60           58         60          58           NA
              33       1              Interest Only              60           57         60          57           NA
 14, 15       34       1              Interest Only              60           55         60          55           NA
              35       1              Interest Only              84           84         84          84           NA
              36       2              Interest Only              120         116        120         116           NA
            36.01      2
            36.02      2
            36.03      2
            36.04      2
            36.05      2
            36.06      2
              37       2              Interest Only              84           80         84          80           NA
            37.01      2
            37.02      2
            37.03      2
            37.04      2
            37.05      2
    5         38       1     Interest Only, Then Amortizing      60           58        120         118          360
              39       1              Interest Only              120         119        120         119           NA
              40       1              Interest Only              60           58         60          58           NA
              41       2     Interest Only, Then Amortizing      60           58        120         118          360
              42       1              Interest Only              120         117        120         117           NA
              43       1              Interest Only              120         118        120         118           NA
              44       1              Interest Only              120         118        120         118           NA
              45       1     Interest Only, Then Amortizing      60           59        120         119          360
              46       1              Interest Only              120         117        120         117           NA
              47       1     Interest Only, Then Amortizing      60           56        120         116          360
              48       1              Interest Only              120         120        120         120           NA
              49       1     Interest Only, Then Amortizing      60           58        120         118          360
   15         50       1     Interest Only, Then Amortizing      60           58        120         118          360
              51       2     Interest Only, Then Amortizing      36           34        120         118          360
              52       1     Interest Only, Then Amortizing      36           33         60          57          300
            52.01      1
            52.02      1
              53       1              Interest Only              60           57         60          57           NA
            53.01      1
            53.02      1
            53.03      1
              54       1     Interest Only, Then Amortizing      24           22        122         120          360
              55       1              Interest Only              120         120        120         120           NA
              56       1              Interest Only              120         118        120         118           NA
   16         57       1              Interest Only              48           46         48          46           NA
              58       1     Interest Only, Then Amortizing      84           79        120         115          360
    5         59       1              Interest Only              120         118        120         118           NA
              60       2              Interest Only              60           55         60          55           NA
    5         61       2              Interest Only              60           59         60          59           NA
              62       1              Interest Only              120         118        120         118           NA
              63       1              Interest Only              60           58         60          58           NA
            63.01      1
            63.02      1
            63.03      1
            63.04      1
              64       1     Interest Only, Then Amortizing      24           18        120         114          360
    5         65       1              Interest Only              120         118        120         118           NA
              66       1              Interest Only              84           81         84          81           NA
              67       1     Interest Only, Then Amortizing      36           31        120         115          360
              68       2              Interest Only              120         116        120         116           NA
              69       1              Interest Only              120         117        120         117           NA
              70       1              Interest Only              60           57         60          57           NA
              71       1     Interest Only, Then Amortizing      72           68        120         116          360
              72       1     Interest Only, Then Amortizing      60           57        120         117          360
              73       1              Interest Only              120         118        120         118           NA
              74       1     Interest Only, Then Amortizing      60           58        120         118          360
            74.01      1
            74.02      1
            74.03      1
            74.04      1
            74.05      1
            74.06      1
            74.07      1
    5         75       2              Interest Only              60           59         60          59           NA
              76       1              Interest Only              60           58         60          58           NA
              77       1              Interest Only              120         117        120         117           NA
              78       2              Interest Only              60           58         60          58           NA
 15, 17       79       1     Interest Only, Then Amortizing      18           17        120         119          300
              80       1              Interest Only              84           81         84          81           NA
              81       1              Interest Only              120         118        120         118           NA
              82       1              Interest Only              120         118        120         118           NA
   10         83       1     Interest Only, Then Amortizing      24           22        120         118          360
              84       2              Interest Only              120         116        120         116           NA
              85       1              Interest Only              120         117        120         117           NA
              86       1     Interest Only, Then Amortizing      24           19        120         115          360
   15         87       1     Interest Only, Then Amortizing      24           22        120         118          360
              88       1     Interest Only, Then Amortizing      36           33        120         117          360
              89       1     Interest Only, Then Amortizing      60           58        120         118          360
              90       1     Interest Only, Then Amortizing      48           47        120         119          360
              91       2     Interest Only, Then Amortizing      60           58        120         118          360
              92       1              Interest Only              120         118        120         118           NA
              93       2              Interest Only              120         118        120         118           NA
              94       1               Amortizing                 0           0         120         120          360
              95       1     Interest Only, Then Amortizing      12           8         120         116          360
              96       1     Interest Only, Then Amortizing      36           33        120         117          360
              97       1     Interest Only, Then Amortizing      36           34        120         118          360
              98       1     Interest Only, Then Amortizing      60           58        120         118          360
              99       1     Interest Only, Then Amortizing      24           23        120         119          360
   15        100       1     Interest Only, Then Amortizing      36           32        120         116          360
             101       1     Interest Only, Then Amortizing      24           22         60          58          360
             102       1     Interest Only, Then Amortizing      36           32        120         116          360
             103       2     Interest Only, Then Amortizing      60           56        120         116          360
            103.01     2
            103.02     2
            103.03     2
            103.04     2
            103.05     2
            103.06     2
            103.07     2
             104       1     Interest Only, Then Amortizing      60           56        120         116          360
             105       1     Interest Only, Then Amortizing      60           59        120         119          360
    5        106       1     Interest Only, Then Amortizing      60           56        121         117          360
             107       2     Interest Only, Then Amortizing      60           58        120         118          360
             108       1              Interest Only              120         119        120         119           NA
             109       1              Interest Only              36           34         36          34           NA
            109.01     1
            109.02     1
            109.03     1
             110       1     Interest Only, Then Amortizing      24           21        120         117          360
             111       1              Interest Only              120         118        120         118           NA
             112       1     Interest Only, Then Amortizing      60           57        120         117          360
             113       2     Interest Only, Then Amortizing      36           32         60          56          360
             114       1     Interest Only, Then Amortizing      60           58        120         118          360
   15        115       1     Interest Only, Then Amortizing      36           32        120         116          360
             116       2              Interest Only              120         119        120         119           NA
             117       1               Amortizing                 0           0         120         119          360
            117.01     1
            117.02     1
            117.03     1
             118       1              Interest Only              120         115        120         115           NA
    5        119       1     Interest Only, Then Amortizing      24           20        120         116          360
             120       1               Amortizing                 0           0         120         117          300
             121       1     Interest Only, Then Amortizing      60           59        120         119          360
             122       1              Interest Only              84           82         84          82           NA
             123       2     Interest Only, Then Amortizing      36           32        120         116          360
             124       1     Interest Only, Then Amortizing      12           9          60          57          360
   15        125       1     Interest Only, Then Amortizing      60           60        120         120          360
             126       1              Interest Only              120         117        120         117           NA
    5        127       1     Interest Only, Then Amortizing      60           57        120         117          360
            127.01     1
            127.02     1
             128       1     Interest Only, Then Amortizing      84           82        120         118          360
             129       1     Interest Only, Then Amortizing      60           56        120         116          360
             130       1     Interest Only, Then Amortizing      60           58        120         118          360
   18        131       1              Interest Only              120         117        120         117           NA
             132       1               Amortizing                 0           0         120         118          360
    5        133       1              Interest Only              120         118        120         118           NA
             134       1     Interest Only, Then Amortizing      60           59        120         119          360
             135       1     Interest Only, Then Amortizing      60           58        120         118          360
             136       1              Interest Only              120         119        120         119           NA
   19        137       1              Interest Only              120         118        120         118           NA
             138       1               Amortizing                 0           0         120         118          360
             139       1     Interest Only, Then Amortizing      24           22        120         118          360
             140       1               Amortizing                 0           0         120         117          300
             141       1     Interest Only, Then Amortizing      60           56        120         116          360
             142       1               Amortizing                 0           0          60          56          360
             143       1     Interest Only, Then Amortizing      24           20        120         116          360
    5        144       1     Interest Only, Then Amortizing      60           59        120         119          360
             145       1     Interest Only, Then Amortizing      60           59        120         119          360
             146       1              Interest Only              120         117        120         117           NA
             147       1     Interest Only, Then Amortizing      24           23        120         119          360
            147.01     1
            147.02     1
             148       1              Interest Only              120         116        120         116           NA
             149       1     Interest Only, Then Amortizing      60           58        120         118          360
             150       1     Interest Only, Then Amortizing      36           34        120         118          360
             151       1               Amortizing                 0           0         120         118          300
             152       1              Interest Only              120         117        120         117           NA
             153       1               Amortizing                 0           0         120         116          360
    9        154       1     Interest Only, Then Amortizing      60           58        120         118          360
             155       1               Amortizing                 0           0         120         117          300
             156       1               Amortizing                 0           0         120         119          360
            156.01     1
            156.02     1
             157       1     Interest Only, Then Amortizing      36           32        120         116          360
             158       1     Interest Only, Then Amortizing      36           32        120         116          360
             159       1              Interest Only              48           46         48          46           NA
             160       1              Interest Only              60           56         60          56           NA
             161       1     Interest Only, Then Amortizing      24           18        120         114          360
             162       1              Interest Only              60           58         60          58           NA
             163       1              Interest Only              60           57         60          57           NA
             164       1              Interest Only              120         118        120         118           NA
    9        165       1               Amortizing                 0           0         120         119          360
             166       1               Amortizing                 0           0         120         118          360
             167       1     Interest Only, Then Amortizing      48           45        120         117          360
    5        168       1     Interest Only, Then Amortizing      60           59        120         119          360
             169       2     Interest Only, Then Amortizing      60           59        120         119          360
            169.01     2
            169.02     2
             170       1               Amortizing                 0           0         120         116          300
             171       1     Interest Only, Then Amortizing      12           11        120         119          360
             172       1               Amortizing                 0           0          84          80          360
             173       1              Interest Only              120         118        120         118           NA
             174       1     Interest Only, Then Amortizing      60           57        120         117          360
             175       1     Interest Only, Then Amortizing      36           34        120         118          360
    9        176       1               Amortizing                 0           0         120         119          360
             177       1               Amortizing                 0           0          60          56          360
            177.01     1
            177.02     1
            177.03     1
             178       1               Amortizing                 0           0         120         116          300
            178.01     1
            178.02     1
            178.03     1
            178.04     1
             179       1               Amortizing                 0           0         120         118          360
             180       1               Amortizing                 0           0         120         116          360
             181       1              Interest Only              120         118        120         118           NA
             182       1              Interest Only              60           59         60          59           NA
    5        183       1               Amortizing                 0           0         120         116          360
   20        184       1     Interest Only, Then Amortizing      60           59        120         119          360
             185       1     Interest Only, Then Amortizing      60           58        120         118          360
    5        186       1               Amortizing                 0           0         120         117          360
             187       1     Interest Only, Then Amortizing      24           21        120         117          360
             188       1            Fully Amortizing              0           0         144         141          144
             189       1               Amortizing                 0           0         120         116          324
             190       2     Interest Only, Then Amortizing      36           33        120         117          360
   21        191       1               Amortizing                 0           0         120         119          300
             192       2     Interest Only, Then Amortizing      36           33        120         117          360
             193       1               Amortizing                 0           0         120         117          360
             194       1              Interest Only              60           58         60          58           NA
             195       2     Interest Only, Then Amortizing      36           34        120         118          360
             196       1     Interest Only, Then Amortizing      60           58        120         118          360
             197       1               Amortizing                 0           0         120         117          360
    9        198       1               Amortizing                 0           0         120         119          360
             199       1     Interest Only, Then Amortizing      60           55        120         115          360
             200       1            Fully Amortizing              0           0         120         116          120
             201       1     Interest Only, Then Amortizing      60           55        120         115          360

                                                                                 HYPER AM
                              REMAINING                               HYPER        LOAN                                   CROSS
           CONTROL   LOAN    AMORTIZATION               MATURITY    AMORTIZING   MATURITY                  CASH      COLLATERALIZED
FOOTNOTE   NUMBER    GROUP       TERM       SEASONING     DATE         LOAN        DATE      LOCKBOX    MANAGEMENT        (Y/N)
------------------------------------------------------------------------------------------------------------------------------------

    2         1        1          NA            2       1/6/2017        No                     Hard      In Place           No
             1.01      1
             1.02      1
    3         2        1          NA            1       2/6/2017        No                     Hard        None             No
  4, 5        3        1          NA            2       12/6/2016       No                     Hard      In Place           No
             3.01      1
             3.02      1
             3.03      1
             3.04      1
             3.05      1
             3.06      1
             3.07      1
             3.08      1
             3.09      1
             3.10      1
             3.11      1
             3.12      1
             3.13      1
             3.14      1
             3.15      1
             3.16      1
             3.17      1
             3.18      1
             3.19      1
             3.20      1
             3.21      1
             3.22      1
             3.23      1
             3.24      1
             3.25      1
             3.26      1
             3.27      1
             3.28      1
             3.29      1
             3.30      1
             3.31      1
             3.32      1
             3.33      1
             3.34      1
             3.35      1
             3.36      1
              4        1          NA            1       2/6/2017        No                     Hard      In Place           No
              5        1          NA            1       2/6/2017        No                     Hard     Springing           No
             5.01      1
             5.02      1
             5.03      1
             5.04      1
             5.05      1
  6, 7        6        1          NA            2       7/6/2012        No                     Hard      In Place           No
             6.01      1
             6.02      1
             6.03      1
              7        1          NA            1       2/6/2017        No                     Hard     Springing           No
    5         8        1          NA            3       12/6/2016       No                     Hard      In Place           No
    8         9        1          NA            3       12/6/2016       No                     Hard     Springing           No
              10       1          NA            2       12/6/2016       No                     Hard     Springing           No
            10.01      1
            10.02      1
            10.03      1
            10.04      1
            10.05      1
            10.06      1
            10.07      1
            10.08      1
            10.09      1
            10.10      1
            10.11      1
            10.12      1
            10.13      1
            10.14      1
              11       1          NA            2       1/6/2012        No                     Hard     Springing           No
              12       1          NA            3       11/6/2016       No                     Hard      In Place           No
              13       1          NA            2       1/6/2012        No                     Hard     Springing           No
            13.01      1
            13.02      1
            13.03      1
            13.04      1
            13.05      1
            13.06      1
              14       1          NA            1       2/6/2017        No                     Hard     Springing           No
              15       1          359           1       2/6/2017        No                     Hard      In Place           No
              16       1          NA            2       4/6/2012        No                     Hard     Springing           No
            16.01      1
            16.02      1
              17       1          359           1       2/6/2017        No                     Hard      In Place           No
            17.01      1
            17.02      1
            17.03      1
            17.04      1
            17.05      1
            17.06      1
              18       1          NA            2       12/6/2016       No                  Springing   Springing           No
    9         19       1          360           3       12/6/2016       No                     Hard      In Place           No
              20       1          NA            1       2/6/2017        No                     Hard     Springing           No
              21       1          360           1       2/6/2017        No                     Hard     Springing           No
              22       1          NA            1       2/6/2012        No                     Hard     Springing           No
              23       2          NA            4       11/6/2013       No                     Soft     Springing           No
            23.01      2
            23.02      2
            23.03      2
            23.04      2
            23.05      2
            23.06      2
            23.07      2
              24       1          NA            5       10/6/2011       No                     Hard     Springing           No
            24.01      1
            24.02      1
              25       1          360           1       2/6/2017        No                     Hard     Springing           No
              26       1          NA            1       1/6/2012        No                     Hard      In Place           No
            26.01      1
            26.02      1
            26.03      1
            26.04      1
              27       2          NA            1       2/6/2017        No                     Hard     Springing           No
   10         28       1          360           4       11/6/2016       No                      No         NAP              No
   11         29       2          NA            1       2/6/2014        No                     Soft     Springing           No
            29.01      2
            29.02      2
            29.03      2
            29.04      2
            29.05      2
            29.06      2
            29.07      2
   12       29.08      2
            29.09      2
            29.10      2
            29.11      2
            29.12      2
              30       1          NA            1       1/6/2012        No                     Hard      In Place           No
              31       1          NA            3       12/6/2011       No                     Hard     Springing           No
   13         32       1          NA            2       1/6/2012        No                     Hard      In Place           No
              33       1          NA            3       12/6/2011       No                     Soft      In Place           No
 14, 15       34       1          NA            5       10/6/2011       No                     Hard     Springing           No
              35       1          NA            0       3/6/2014        No                     Hard     Springing           No
              36       2          NA            4       11/6/2016       No                     Soft      In Place           No
            36.01      2
            36.02      2
            36.03      2
            36.04      2
            36.05      2
            36.06      2
              37       2          NA            4       11/6/2013       No                     Soft      In Place           No
            37.01      2
            37.02      2
            37.03      2
            37.04      2
            37.05      2
    5         38       1          360           2       1/6/2017        No                     Soft     Springing           No
              39       1          NA            1       2/6/2017        No                     Hard     Springing           No
              40       1          NA            2       1/6/2012        No                      No         NAP              No
              41       2          360           2       1/6/2017        No                     Soft     Springing           No
              42       1          NA            3       12/6/2016       No                     Hard     Springing           No
              43       1          NA            2       1/6/2017        No                     Hard      In Place           No
              44       1          NA            2       1/6/2017        No                      No         NAP              No
              45       1          360           1       2/6/2017        No                     Hard     Springing           No
              46       1          NA            3       12/6/2016       No                     Hard     Springing           No
              47       1          360           4       11/6/2016       No                     Hard     Springing           No
              48       1          NA            0       3/6/2017        No                     Hard     Springing           No
              49       1          360           2       1/6/2017        No                      No         NAP              No
   15         50       1          360           2       1/6/2017        No                     Hard      In Place           No
              51       2          360           2       1/6/2017        No                     Soft     Springing           No
              52       1          300           3       12/6/2011       No                      No         NAP              No
            52.01      1
            52.02      1
              53       1          NA            3       12/6/2011       No                      No         NAP              No
            53.01      1
            53.02      1
            53.03      1
              54       1          360           2       3/6/2017        No                     Hard     Springing           No
              55       1          NA            0       3/6/2017        No                     Hard     Springing           No
              56       1          NA            2       1/6/2017        No                     Hard     Springing           No
   16         57       1          NA            2       1/6/2011        No                     Soft     Springing           No
              58       1          360           5       10/6/2016       No                     Hard     Springing           No
    5         59       1          NA            2       1/1/2017        No                      No         NAP              No
              60       2          NA            5       10/6/2011       No                      No         NAP              No
    5         61       2          NA            1       2/6/2012        No                      No         NAP              No
              62       1          NA            2       1/6/2017        No                     Hard      In Place           No
              63       1          NA            2       1/6/2012        No                      No         NAP              No
            63.01      1
            63.02      1
            63.03      1
            63.04      1
              64       1          360           6       9/6/2016        No                      No         NAP              No
    5         65       1          NA            2       1/1/2017        No                      No         NAP              No
              66       1          NA            3       12/6/2013       No                     Soft     Springing           No
              67       1          360           5       10/6/2016       No                     Hard      In Place           No
              68       2          NA            4       11/6/2016       No                     Soft     Springing           No
              69       1          NA            3       12/6/2016       No                     Soft     Springing           No
              70       1          NA            3       12/1/2011       No                      No         NAP              No
              71       1          360           4       11/6/2016       No                     Hard     Springing           No
              72       1          360           3       12/6/2016       No                      No         NAP              No
              73       1          NA            2       1/6/2017        No                     Hard      In Place           No
              74       1          360           2       1/6/2017        No                      No         NAP              No
            74.01      1
            74.02      1
            74.03      1
            74.04      1
            74.05      1
            74.06      1
            74.07      1
    5         75       2          NA            1       2/6/2012        No                      No         NAP              No
              76       1          NA            2       1/6/2012        No                     Soft     Springing           No
              77       1          NA            3       12/6/2016       No                     Hard     Springing           No
              78       2          NA            2       1/6/2012        No                      No         NAP              No
 15, 17       79       1          300           1       2/6/2017        No                     Hard     Springing           No
              80       1          NA            3       12/6/2013       No                     Hard      In Place           No
              81       1          NA            2       1/6/2017        No                     Hard      In Place           No
              82       1          NA            2       1/6/2017        No                     Hard      In Place           No
   10         83       1          360           2       1/1/2017        No                      No         NAP              No
              84       2          NA            4       11/6/2016       No                      No         NAP              No
              85       1          NA            3       12/1/2016       No                      No         NAP              No
              86       1          360           5       10/6/2016       No                      No         NAP              No
   15         87       1          360           2       1/6/2017        No                     Hard      In Place           No
              88       1          360           3       12/6/2016       No                      No         NAP              No
              89       1          360           2       1/6/2017        No                      No         NAP              No
              90       1          360           1       2/6/2017        No                     Hard     Springing           No
              91       2          360           2       1/6/2017        No                      No         NAP              No
              92       1          NA            2       1/6/2017        No                     Hard      In Place           No
              93       2          NA            2       1/6/2017        No                      No         NAP              No
              94       1          360           0       3/6/2017        No                     Hard     Springing           No
              95       1          360           4       11/6/2016       No                      No         NAP              No
              96       1          360           3       12/6/2016       No                      No         NAP              No
              97       1          360           2       1/1/2017        No                      No         NAP              No
              98       1          360           2       1/6/2017        No                      No         NAP              No
              99       1          360           1       2/6/2017        No                      No         NAP              No
   15        100       1          360           4       11/6/2016       No                      No         NAP              No
             101       1          360           2       1/6/2012        No                      No         NAP              No
             102       1          360           4       11/6/2016       No                      No         NAP              No
             103       2          360           4       11/6/2016       No                      No         NAP              No
            103.01     2
            103.02     2
            103.03     2
            103.04     2
            103.05     2
            103.06     2
            103.07     2
             104       1          360           4       11/6/2016       No                      No         NAP              No
             105       1          360           1       2/6/2017        No                      No         NAP              No
    5        106       1          360           4       12/6/2016       No                     Hard     Springing           No
             107       2          360           2       1/6/2017        No                      No         NAP              No
             108       1          NA            1       2/6/2017        No                      No         NAP              No
             109       1          NA            2       1/6/2010        No                      No         NAP              No
            109.01     1
            109.02     1
            109.03     1
             110       1          360           3       12/6/2016       No                      No         NAP              No
             111       1          NA            2       1/6/2017        No                      No         NAP              No
             112       1          360           3       12/6/2016       No                     Hard     Springing           No
             113       2          360           4       11/6/2011       No                      No         NAP              No
             114       1          360           2       1/6/2017        No                      No         NAP              No
   15        115       1          360           4       11/6/2016       No                      No         NAP              No
             116       2          NA            1       2/6/2017        No                      No         NAP              No
             117       1          359           1       2/6/2017        No                      No         NAP              No
            117.01     1
            117.02     1
            117.03     1
             118       1          NA            5       10/6/2016       No                     Hard      In Place           No
    5        119       1          360           4       11/6/2016       No                      No         NAP              No
             120       1          297           3       12/6/2016       No                     Hard      In Place           No
             121       1          360           1       2/6/2017        No                      No         NAP              No
             122       1          NA            2       1/1/2014        No                      No         NAP              No
             123       2          360           4       11/6/2016       No                      No         NAP              No
             124       1          360           3       12/6/2011       No                     Hard     Springing           No
   15        125       1          360           0       3/6/2017        No                      No         NAP              No
             126       1          NA            3       12/6/2016       No                      No         NAP              No
    5        127       1          360           3       12/6/2016       No                     Soft     Springing           No
            127.01     1
            127.02     1
             128       1          360           2       1/6/2017        No                      No         NAP              No
             129       1          360           4       11/6/2016       No                     Hard     Springing           No
             130       1          360           2       1/6/2017        No                      No         NAP              No
   18        131       1          NA            3       12/6/2016       No                      No         NAP              No
             132       1          358           2       1/6/2017        No                      No         NAP              No
    5        133       1          NA            2       1/1/2017        No                      No         NAP              No
             134       1          360           1       2/1/2017        No                      No         NAP              No
             135       1          360           2       1/6/2017        No                      No         NAP              No
             136       1          NA            1       2/6/2017        No                      No         NAP              No
   19        137       1          NA            2       1/6/2017        No                     Hard      In Place           No
             138       1          358           2       1/6/2017        No                      No         NAP              No
             139       1          360           2       1/6/2017        No                      No         NAP              No
             140       1          297           3       12/6/2016       No                      No         NAP              No
             141       1          360           4       11/6/2016       No                      No         NAP              No
             142       1          356           4       11/6/2011       No                     Hard     Springing           No
             143       1          360           4       11/6/2016       No                      No         NAP              No
    5        144       1          360           1       2/6/2017        No                     Hard     Springing           No
             145       1          360           1       2/1/2017        No                      No         NAP              No
             146       1          NA            3       12/6/2016       No                      No         NAP              No
             147       1          360           1       2/6/2017        No                     Hard     Springing           No
            147.01     1
            147.02     1
             148       1          NA            4       11/6/2016       No                      No         NAP              No
             149       1          360           2       1/6/2017        No                      No         NAP              No
             150       1          360           2       1/6/2017        No                     Hard     Springing           No
             151       1          298           2       1/6/2017        No                      No         NAP              No
             152       1          NA            3       12/6/2016       No                      No         NAP              No
             153       1          356           4       11/6/2016       No                     Soft     Springing           No
    9        154       1          360           2       1/1/2017        No                      No         NAP              No
             155       1          297           3       12/6/2016       No                      No         NAP              No
             156       1          359           1       2/6/2017        No                      No         NAP              No
            156.01     1
            156.02     1
             157       1          360           4       11/6/2016       No                      No         NAP              No
             158       1          360           4       11/6/2016       No                      No         NAP              No
             159       1          NA            2       1/6/2011        No                      No         NAP              No
             160       1          NA            4       11/6/2011       No                     Soft     Springing           No
             161       1          360           6       9/6/2016        No                      No         NAP              No
             162       1          NA            2       1/6/2012        No                      No         NAP              No
             163       1          NA            3       12/1/2011       No                      No         NAP              No
             164       1          NA            2       1/1/2017        No                      No         NAP              No
    9        165       1          359           1       2/1/2017        No                      No         NAP              No
             166       1          358           2       1/6/2017        No                      No         NAP              No
             167       1          360           3       12/6/2016       No                      No         NAP              No
    5        168       1          360           1       2/6/2017        No                      No         NAP              No
             169       2          360           1       2/6/2017        No                      No         NAP              No
            169.01     2
            169.02     2
             170       1          296           4       11/6/2016       No                      No         NAP              No
             171       1          360           1       2/6/2017        No                      No         NAP              No
             172       1          356           4       11/6/2013       No                     Soft     Springing           No
             173       1          NA            2       1/6/2017        No                      No         NAP              No
             174       1          360           3       12/6/2016       No                      No         NAP              No
             175       1          360           2       1/6/2017        No                      No         NAP              No
    9        176       1          359           1       2/1/2017        No                      No         NAP              No
             177       1          356           4       11/6/2011       No                     Hard     Springing           No
            177.01     1
            177.02     1
            177.03     1
             178       1          296           4       11/6/2016       No                     Hard     Springing           No
            178.01     1
            178.02     1
            178.03     1
            178.04     1
             179       1          358           2       1/6/2017        No                      No         NAP              No
             180       1          356           4       11/6/2016       No                      No         NAP              No
             181       1          NA            2       1/6/2017        No                      No         NAP              No
             182       1          NA            1       2/6/2012        No                      No         NAP              No
    5        183       1          356           4       11/6/2016       No                      No         NAP              No
   20        184       1          360           1       2/6/2017        No                      No         NAP              No
             185       1          360           2       1/6/2017        No                      No         NAP              No
    5        186       1          357           3       12/6/2016       No                      No         NAP              No
             187       1          360           3       12/6/2016       No                      No         NAP              No
             188       1          141           3       12/6/2018       No                      No         NAP              No
             189       1          320           4       11/6/2016       No                      No         NAP              No
             190       2          360           3       12/6/2016       No                      No         NAP              No
   21        191       1          299           1       2/6/2017        No                     Soft      In Place           No
             192       2          360           3       12/6/2016       No                      No         NAP              No
             193       1          357           3       12/6/2016       No                      No         NAP              No
             194       1          NA            2       1/6/2012        No                      No         NAP              No
             195       2          360           2       1/6/2017        No                      No         NAP              No
             196       1          360           2       1/6/2017        No                      No         NAP              No
             197       1          357           3       12/6/2016       No                     Hard     Springing           No
    9        198       1          359           1       2/1/2017        No                      No         NAP              No
             199       1          360           5       10/6/2016       No                      No         NAP              No
             200       1          116           4       11/6/2016       No                      No         NAP              No
             201       1          360           5       10/6/2016       No                      No         NAP              No

                                 CROSS
           CONTROL   LOAN    COLLATERALIZED
FOOTNOTE   NUMBER    GROUP       GROUP        PREPAYMENT PROVISIONS (# OF PAYMENTS) (1)
------------------------------------------------------------------------------------------------------------------------------------

    2         1        1          NAP         Lockout/26_Defeasance/90_0%/4
             1.01      1
             1.02      1
    3         2        1          NAP         Lockout/25_Defeasance/91_0%/4
  4, 5        3        1          NAP         Lockout/5_Greater of YM or 1% (via property releases <$50,000,000)/21_Defeasance or
                                              Greater of YM or 1% (via property releases <$50,000,000)/88_0%/5
             3.01      1
             3.02      1
             3.03      1
             3.04      1
             3.05      1
             3.06      1
             3.07      1
             3.08      1
             3.09      1
             3.10      1
             3.11      1
             3.12      1
             3.13      1
             3.14      1
             3.15      1
             3.16      1
             3.17      1
             3.18      1
             3.19      1
             3.20      1
             3.21      1
             3.22      1
             3.23      1
             3.24      1
             3.25      1
             3.26      1
             3.27      1
             3.28      1
             3.29      1
             3.30      1
             3.31      1
             3.32      1
             3.33      1
             3.34      1
             3.35      1
             3.36      1
              4        1          NAP         Lockout/25_Defeasance/91_0%/4
              5        1          NAP         Lockout/25_Defeasance/91_0%/4
             5.01      1
             5.02      1
             5.03      1
             5.04      1
             5.05      1
  6, 7        6        1          NAP         Lockout/26_Defeasance/36_0%/4-SEE FOOTNOTE (7)
             6.01      1
             6.02      1
             6.03      1
              7        1          NAP         Lockout/25_Defeasance/91_0%/4
    5         8        1          NAP         Lockout/27_Defeasance/89_0%/4
    8         9        1          NAP         Lockout/27_Defeasance/88_0%/5
              10       1          NAP         Lockout/26_Defeasance or Partial Defeasance/89_0%/4
            10.01      1
            10.02      1
            10.03      1
            10.04      1
            10.05      1
            10.06      1
            10.07      1
            10.08      1
            10.09      1
            10.10      1
            10.11      1
            10.12      1
            10.13      1
            10.14      1
              11       1          NAP         Lockout/26_Defeasance or > YM or 1%/27_0%/7
              12       1          NAP         Lockout/27_Defeasance/88_0%/4
              13       1          NAP         Lockout/0_>YM or1%/56_0%/4
            13.01      1
            13.02      1
            13.03      1
            13.04      1
            13.05      1
            13.06      1
              14       1          NAP         Lockout/25_Defeasance/91_0%/4
              15       1          NAP         Lockout/25_Defeasance/91_0%/4
              16       1          NAP         Lockout/26_Defeasance/33_0%/4
            16.01      1
            16.02      1
              17       1          NAP         Lockout/25_Defeasance or Greater of YM or 1% (also Partial Defeasance or
                                              Partial Yield Maintenance)/91_0%/4
            17.01      1
            17.02      1
            17.03      1
            17.04      1
            17.05      1
            17.06      1
              18       1          NAP         Lockout/26_Defeasance or Partial Defeasance/89_0%/4
    9         19       1          NAP         Lockout/27_Defeasance/89_0%/4
              20       1          NAP         Lockout/25_Defeasance/91_0%/4
              21       1          NAP         Lockout/25_Defeasance/91_0%/4
              22       1          NAP         Lockout/11_>YM or 0.125%/39_0%/10
              23       2          NAP         Lockout/28_> YM or 1%/53_0%/3
            23.01      2
            23.02      2
            23.03      2
            23.04      2
            23.05      2
            23.06      2
            23.07      2
              24       1          NAP         Lockout/29_Defeasance/27_0%/4
            24.01      1
            24.02      1
              25       1          NAP         Lockout/25_Defeasance/91_0%/4
              26       1          NAP         Lockout/25_Defeasance or Partial Defeasance/30_0%/4
            26.01      1
            26.02      1
            26.03      1
            26.04      1
              27       2          NAP         Lockout/25_Defeasance/91_0%/4
   10         28       1          NAP         Lockout/28_Defeasance/88_0%/4
   11         29       2          NAP         Lockout/25_Defeasance or Partial Defeasance/55_0%/4
            29.01      2
            29.02      2
            29.03      2
            29.04      2
            29.05      2
            29.06      2
            29.07      2
   12       29.08      2
            29.09      2
            29.10      2
            29.11      2
            29.12      2
              30       1          NAP         Lockout/25_Defeasance/30_0%/4
              31       1          NAP         Lockout/27_Defeasance/28_0%/5
   13         32       1          NAP         Lockout/26_Defeasance or YM/30_0%/4
              33       1          NAP         Lockout/27_Defeasance/8_0%/25
 14, 15       34       1          NAP         Lockout/29_Defeasance/21_0%/10
              35       1          NAP         Lockout/24_Defeasance/56_0%/4
              36       2          NAP         Lockout/28_Defeasance/88_0%/4
            36.01      2
            36.02      2
            36.03      2
            36.04      2
            36.05      2
            36.06      2
              37       2          NAP         Lockout/28_Defeasance/52_0%/4
            37.01      2
            37.02      2
            37.03      2
            37.04      2
            37.05      2
    5         38       1          NAP         Lockout/38_Defeasance/78_0%/4
              39       1          NAP         Lockout/25_Defeasance/91_0%/4
              40       1          NAP         Lockout/26_Defeasance/30_0%/4
              41       2          NAP         Lockout/26_Defeasance/90_0%/4
              42       1          NAP         Lockout/27_Defeasance/89_0%/4
              43       1          NAP         Lockout/26_Defeasance/90_0%/4
              44       1          NAP         Lockout/26_Defeasance/90_0%/4
              45       1          NAP         Lockout/25_Defeasance/91_0%/4
              46       1          NAP         Lockout/27_Defeasance/89_0%/4
              47       1          NAP         Lockout/28_Defeasance/88_0%/4
              48       1          NAP         Lockout/24_Defeasance/92_0%/4
              49       1          NAP         Lockout/26_Defeasance/90_0%/4
   15         50       1          NAP         Lockout/26_Defeasance/90_0%/4
              51       2          NAP         Lockout/30_> YM or 1%/86_0%/4
              52       1          NAP         Lockout/27_Defeasance/29_0%/4
            52.01      1
            52.02      1
              53       1          NAP         Lockout/27_Defeasance/29_0%/4
            53.01      1
            53.02      1
            53.03      1
              54       1          NAP         Lockout/26_Defeasance/92_0%/4
              55       1          NAP         Lockout/24_Defeasance/92_0%/4
              56       1          NAP         Lockout/26_Defeasance/90_0%/4
   16         57       1          NAP         Lockout/26_Defeasance/19_0%/3
              58       1          NAP         Lockout/29_Defeasance/88_0%/3
    5         59       1          NAP         Lockout/26_Defeasance/89_0%/5
              60       2          NAP         Lockout/29_Defeasance/28_0%/3
    5         61       2          NAP         Lockout/25_> YM or 1%/31_0%/4
              62       1          NAP         Lockout/26_Defeasance/90_0%/4
              63       1          NAP         Lockout/23_> YM or 1%/33_0%/4
            63.01      1
            63.02      1
            63.03      1
            63.04      1
              64       1          NAP         Lockout/30_Defeasance/86_0%/4
    5         65       1          NAP         Lockout/26_Defeasance/89_0%/5
              66       1          NAP         Lockout/27_Defeasance/54_0%/3
              67       1          NAP         Lockout/29_Defeasance/88_0%/3
              68       2          NAP         Lockout/0_> YM or 1%/116_0%/4
              69       1          NAP         Lockout/27_Defeasance/90_0%/3
              70       1          NAP         Lockout/27_Defeasance/29_0%/4
              71       1          NAP         Lockout/28_Defeasance/88_0%/4
              72       1          NAP         Lockout/27_Defeasance/89_0%/4
              73       1          NAP         Lockout/26_Defeasance/90_0%/4
              74       1          NAP         Lockout/26_Defeasance or Partial Defeasance/90_0%/4
            74.01      1
            74.02      1
            74.03      1
            74.04      1
            74.05      1
            74.06      1
            74.07      1
    5         75       2          NAP         Lockout/25_Defeasance/31_0%/4
              76       1          NAP         Lockout/26_Defeasance/30_0%/4
              77       1          NAP         Lockout/27_Defeasance/89_0%/4
              78       2          NAP         Lockout/26_Defeasance/27_0%/7
 15, 17       79       1          NAP         Lockout/25_Defeasance/91_0%/4
              80       1          NAP         Lockout/27_Defeasance/53_0%/4
              81       1          NAP         Lockout/26_Defeasance/90_0%/4
              82       1          NAP         Lockout/26_Defeasance/90_0%/4
   10         83       1          NAP         Lockout/26_Defeasance/90_0%/4
              84       2          NAP         Lockout/28_Defeasance/88_0%/4
              85       1          NAP         Lockout/12_> YM or 1%/104_0%/4
              86       1          NAP         Lockout/29_Defeasance/88_0%/3
   15         87       1          NAP         Lockout/26_Defeasance/91_0%/3
              88       1          NAP         Lockout/27_Defeasance/89_0%/4
              89       1          NAP         Lockout/26_Defeasance or Partial Defeasance/90_0%/4
              90       1          NAP         Lockout/25_Defeasance/91_0%/4
              91       2          NAP         Lockout/26_Defeasance/90_0%/4
              92       1          NAP         Lockout/26_Defeasance/90_0%/4
              93       2          NAP         Lockout/26_Defeasance/90_0%/4
              94       1          NAP         Lockout/24_Defeasance/91_0%/3
              95       1          NAP         Lockout/28_Defeasance/88_0%/4
              96       1          NAP         Lockout/27_Defeasance/89_0%/4
              97       1          NAP         Lockout/26_Defeasance/90_0%/4
              98       1          NAP         Lockout/26_Defeasance/90_0%/4
              99       1          NAP         Lockout/25_Defeasance/91_0%/4
   15        100       1          NAP         Lockout/28_Defeasance/88_0%/4
             101       1          NAP         Lockout/11_> YM or 1%/42_0%/7
             102       1          NAP         Lockout/28_Defeasance/88_0%/4
             103       2          NAP         Lockout/28_Defeasance/88_0%/4
            103.01     2
            103.02     2
            103.03     2
            103.04     2
            103.05     2
            103.06     2
            103.07     2
             104       1          NAP         Lockout/28_Defeasance/88_0%/4
             105       1          NAP         Lockout/25_Defeasance/91_0%/4
    5        106       1          NAP         Lockout/28_Defeasance/89_0%/4 - SEE FOOTNOTE
             107       2          NAP         Lockout/26_Defeasance/91_0%/3
             108       1          NAP         Lockout/25_Defeasance/91_0%/4
             109       1          NAP         Lockout/0_>YM or1%/32_0%/4
            109.01     1
            109.02     1
            109.03     1
             110       1          NAP         Lockout/27_Defeasance/89_0%/4
             111       1          NAP         Lockout/26_Defeasance/87_0%/7
             112       1          NAP         Lockout/27_Defeasance/90_0%/3
             113       2          NAP         Lockout/30_> YM or 1%/26_0%/4
             114       1          NAP         Lockout/26_Defeasance/90_0%/4
   15        115       1          NAP         Lockout/28_Defeasance/88_0%/4
             116       2          NAP         Lockout/25_Defeasance/91_0%/4
             117       1          NAP         Lockout/25_Defeasance/91_0%/4
            117.01     1
            117.02     1
            117.03     1
             118       1          NAP         Lockout/29_Defeasance/87_0%/4
    5        119       1          NAP         Lockout/28_Defeasance/88_0%/4
             120       1          NAP         Lockout/26_Defeasance/90_0%/4
             121       1          NAP         Lockout/25_Defeasance/91_0%/4
             122       1          NAP         Lockout/23_>YM or 1%/57_0%/4
             123       2          NAP         Lockout/28_Defeasance/88_0%/4
             124       1          NAP         Lockout/27_Defeasance/29_0%/4
   15        125       1          NAP         Lockout/24_Defeasance/92_0%/4
             126       1          NAP         Lockout/27_Defeasance/89_0%/4
    5        127       1          NAP         Lockout/27_Defeasance/90_0%/3
            127.01     1
            127.02     1
             128       1          NAP         Lockout/26_Defeasance or Partial Defeasance/90_0%/4
             129       1          NAP         Lockout/28_Defeasance/89_0%/3
             130       1          NAP         Lockout/26_Defeasance/90_0%/4
   18        131       1          NAP         Lockout/27_Defeasance/89_0%/4
             132       1          NAP         Lockout/26_Defeasance/90_0%/4
    5        133       1          NAP         Lockout/26_Defeasance/89_0%/5
             134       1          NAP         Lockout/11_>YM or 1%/105_0%/4
             135       1          NAP         Lockout/26_Defeasance/90_0%/4
             136       1          NAP         Lockout/25_Defeasance/91_0%/4
   19        137       1          NAP         Lockout/26_Defeasance/90_0%/4
             138       1          NAP         Lockout/26_Defeasance/89_0%/5
             139       1          NAP         Lockout/26_Defeasance/91_0%/3
             140       1          NAP         Lockout/27_Defeasance/89_0%/4
             141       1          NAP         Lockout/23_>YM or 1% (also Partial YM)/93_0%/4
             142       1          NAP         Lockout/28_Defeasance/28_0%/4
             143       1          NAP         Lockout/28_Defeasance/88_0%/4
    5        144       1          NAP         Lockout/0_> YM or 1%/116_0%/4
             145       1          NAP         Lockout/25_Defeasance/92_0%/3
             146       1          NAP         Lockout/27_>YM or 1%/89_0%/4
             147       1          NAP         Lockout/25_Defeasance/91_0%/4
            147.01     1
            147.02     1
             148       1          NAP         Lockout/23_>YM or 1%/90_0%/7
             149       1          NAP         Lockout/26_Defeasance or Greater of YM or 1%/90_0%/4
             150       1          NAP         Lockout/26_Defeasance/90_0%/4
             151       1          NAP         Lockout/26_Defeasance/90_0%/4
             152       1          NAP         Lockout/27_Defeasance/89_0%/4
             153       1          NAP         Lockout/28_Defeasance/88_0%/4
    9        154       1          NAP         Lockout/26_Defeasance/90_0%/4
             155       1          NAP         Lockout/27_Defeasance/89_0%/4
             156       1          NAP         Lockout/25_Defeasance or Partial Defeasance/91_0%/4
            156.01     1
            156.02     1
             157       1          NAP         Lockout/28_Defeasance/88_0%/4
             158       1          NAP         Lockout/28_Defeasance/88_0%/4
             159       1          NAP         Lockout/0_> YM or 1%/44_0%/4
             160       1          NAP         Lockout/32_> YM or 1%/24_0%/4
             161       1          NAP         Lockout/30_Defeasance/87_0%/3
             162       1          NAP         Lockout/26_Defeasance/31_0%/3
             163       1          NAP         Lockout/27_Defeasance/29_0%/4
             164       1          NAP         Lockout/23_>YM or 1%/93_0%/4
    9        165       1          NAP         Lockout/25_Defeasance/91_0%/4
             166       1          NAP         Lockout/26_Defeasance/90_0%/4
             167       1          NAP         Lockout/27_Defeasance/89_0%/4
    5        168       1          NAP         Lockout/25_Defeasance/91_0%/4
             169       2          NAP         Lockout/25_Defeasance/91_0%/4
            169.01     2
            169.02     2
             170       1          NAP         Lockout/28_Defeasance/88_0%/4
             171       1          NAP         Lockout/25_Defeasance/91_0%/4
             172       1          NAP         Lockout/28_Defeasance/52_0%/4
             173       1          NAP         Lockout/26_Defeasance/90_0%/4
             174       1          NAP         Lockout/27_Defeasance/89_0%/4
             175       1          NAP         Lockout/26_Defeasance/90_0%/4
    9        176       1          NAP         Lockout/25_Defeasance/91_0%/4
             177       1          NAP         Lockout/28_Defeasance/28_0%/4
            177.01     1
            177.02     1
            177.03     1
             178       1          NAP         Lockout/28_Defeasance/88_0%/4
            178.01     1
            178.02     1
            178.03     1
            178.04     1
             179       1          NAP         Lockout/26_Defeasance/90_0%/4
             180       1          NAP         Lockout/28_Defeasance/88_0%/4
             181       1          NAP         Lockout/26_Defeasance/91_0%/3
             182       1          NAP         Lockout/25_>YM or 1%/31_0%/4
    5        183       1          NAP         Lockout/59_> YM or 1%/57_0%/4
   20        184       1          NAP         Lockout/25_Defeasance/91_0%/4 (3)
             185       1          NAP         Lockout/26_>YM or 1%/90_0%/4
    5        186       1          NAP         Lockout/27_Defeasance or Greater of YM or 1%/89_0%/4
             187       1          NAP         Lockout/27_Defeasance/89_0%/4
             188       1          NAP         Lockout/27_Defeasance/113_0%/4
             189       1          NAP         Lockout/28_Defeasance/88_0%/4
             190       2          NAP         Lockout/27_Defeasance/89_0%/4
   21        191       1          NAP         Lockout/25_Defeasance/91_0%/4
             192       2          NAP         Lockout/27_Defeasance/89_0%/4
             193       1          NAP         Lockout/27_Defeasance/89_0%/4
             194       1          NAP         Lockout/26_>YM or 1%/30_0%/4
             195       2          NAP         Lockout/26_Defeasance/90_0%/4
             196       1          NAP         Lockout/26_Defeasance/90_0%/4
             197       1          NAP         Lockout/27_Defeasance/89_0%/4
    9        198       1          NAP         Lockout/25_Defeasance/91_0%/4
             199       1          NAP         Lockout/59_> YM or 1%/57_0%/4
             200       1          NAP         Lockout/28_Defeasance/88_0%/4
             201       1          NAP         Lockout/59_> YM or 1%/57_0%/4

                                                                    EARNOUT OR
                                                                    PERFORMANCE                                              CUT-OFF
           CONTROL   LOAN     MEZZ DEBT       B NOTE      EARNOUT    GUARANTEE    P & I AFTER   APPRAISAL      APPRAISAL      DATE
FOOTNOTE   NUMBER    GROUP     BALANCE        BALANCE      FLAG       AMOUNT        EARNOUT        DATE          VALUE         LTV
------------------------------------------------------------------------------------------------------------------------------------

    2         1        1     $472,172,000                    No     $         0   $      0.00                $1,281,000,000    50.0%
             1.01      1                                                                         12/8/2006   $1,160,000,000
             1.02      1                                                                         12/8/2006   $  121,000,000
    3         2        1                                     No     $         0   $      0.00    1/1/2007    $1,300,000,000    26.9%
  4, 5        3        1                                     No     $         0   $      0.00                $  390,000,000    78.2%
             3.01      1                                                                        11/20/2006   $   32,800,000
             3.02      1                                                                        11/20/2006   $   23,700,000
             3.03      1                                                                        11/20/2006   $   21,000,000
             3.04      1                                                                        11/20/2006   $   17,900,000
             3.05      1                                                                        11/20/2006   $   16,400,000
             3.06      1                                                                        11/20/2006   $   14,700,000
             3.07      1                                                                        11/20/2006   $   11,800,000
             3.08      1                                                                        11/20/2006   $   11,800,000
             3.09      1                                                                        11/20/2006   $   11,600,000
             3.10      1                                                                        11/20/2006   $   11,200,000
             3.11      1                                                                        11/20/2006   $   10,300,000
             3.12      1                                                                        11/20/2006   $   10,100,000
             3.13      1                                                                        11/20/2006   $    9,900,000
             3.14      1                                                                        11/20/2006   $    9,900,000
             3.15      1                                                                        11/20/2006   $    9,500,000
             3.16      1                                                                        11/20/2006   $    8,700,000
             3.17      1                                                                        11/20/2006   $    8,400,000
             3.18      1                                                                        11/20/2006   $    8,200,000
             3.19      1                                                                        11/20/2006   $    7,800,000
             3.20      1                                                                        11/20/2006   $    7,800,000
             3.21      1                                                                        11/20/2006   $    7,200,000
             3.22      1                                                                        11/20/2006   $    7,000,000
             3.23      1                                                                        11/20/2006   $    6,400,000
             3.24      1                                                                        11/20/2006   $    6,400,000
             3.25      1                                                                        11/20/2006   $    6,400,000
             3.26      1                                                                        11/20/2006   $    6,300,000
             3.27      1                                                                        11/20/2006   $    6,100,000
             3.28      1                                                                        11/20/2006   $    6,000,000
             3.29      1                                                                        11/20/2006   $    5,900,000
             3.30      1                                                                        11/20/2006   $    5,300,000
             3.31      1                                                                        11/20/2006   $    5,300,000
             3.32      1                                                                        11/20/2006   $    4,100,000
             3.33      1                                                                        11/20/2006   $    3,900,000
             3.34      1                                                                        11/20/2006   $    3,500,000
             3.35      1                                                                        11/20/2006   $    3,500,000
             3.36      1                                                                        11/20/2006   $    1,900,000
              4        1                                     No     $         0   $      0.00    12/1/2006   $  470,000,000    53.2%
              5        1                                     No     $         0   $      0.00                $  381,700,000    61.8%
             5.01      1                                                                         11/1/2006   $  128,000,000
             5.02      1                                                                         11/1/2006   $  113,300,000
             5.03      1                                                                         11/1/2006   $   62,000,000
             5.04      1                                                                        10/27/2006   $   44,300,000
             5.05      1                                                                         11/1/2006   $   34,100,000
  6, 7        6        1                                     No     $         0   $      0.00                $  221,800,000    78.0%
             6.01      1                                                                         9/15/2006   $  113,300,000
             6.02      1                                                                         9/15/2006   $   73,400,000
             6.03      1                                                                         9/15/2006   $   35,100,000
              7        1                                     No     $         0   $      0.00    12/9/2006   $  267,000,000    74.9%
    5         8        1                                     No     $         0   $      0.00    8/13/2006   $  236,000,000    74.6%
    8         9        1     $300,000,000                    No     $         0   $      0.00   10/31/2006   $  917,000,000    38.2%
              10       1                                     No     $         0   $      0.00                $  183,350,000    79.9%
            10.01      1                                                                         12/6/2006   $   23,600,000
            10.02      1                                                                         12/6/2006   $   16,900,000
            10.03      1                                                                        12/12/2006   $   15,900,000
            10.04      1                                                                        12/12/2006   $   15,400,000
            10.05      1                                                                         12/6/2006   $   15,000,000
            10.06      1                                                                         12/6/2006   $   14,750,000
            10.07      1                                                                         12/6/2006   $   14,600,000
            10.08      1                                                                         12/6/2006   $   14,100,000
            10.09      1                                                                        12/12/2006   $   13,200,000
            10.10      1                                                                         12/6/2006   $   10,600,000
            10.11      1                                                                         12/6/2006   $   10,500,000
            10.12      1                                                                         12/6/2006   $   10,000,000
            10.13      1                                                                        12/13/2006   $    4,600,000
            10.14      1                                                                        12/13/2006   $    4,200,000
              11       1                                     No     $         0   $      0.00    11/2/2006   $  175,000,000    80.0%
              12       1                                     No     $         0   $      0.00   10/23/2006   $  199,000,000    70.4%
              13       1     $ 23,500,000                    No     $         0   $      0.00                $  165,900,000    80.5%
            13.01      1                                                                         1/1/2007    $   82,200,000
            13.02      1                                                                         1/1/2007    $   24,500,000
            13.03      1                                                                        11/20/2006   $   19,900,000
            13.04      1                                                                        11/27/2006   $   14,800,000
            13.05      1                                                                        11/27/2006   $   12,400,000
            13.06      1                                                                        11/20/2006   $   12,100,000
              14       1                                     No     $         0   $      0.00   10/27/2006   $  184,000,000    58.7%
              15       1                                     No     $         0   $      0.00   11/14/2006   $  159,500,000    67.6%
              16       1                                     No     $         0   $      0.00                $  145,000,000    74.0%
            16.01      1                                                                        11/20/2006   $   81,000,000
            16.02      1                                                                        11/20/2006   $   64,000,000
              17       1                                     No     $         0   $      0.00                $  166,930,000    62.8%
            17.01      1                                                                        11/21/2006   $   31,000,000
            17.02      1                                                                        11/26/2006   $   28,910,000
            17.03      1                                                                        11/21/2006   $   29,000,000
            17.04      1                                                                        11/22/2006   $   28,000,000
            17.05      1                                                                        11/26/2006   $   28,520,000
            17.06      1                                                                        11/21/2006   $   21,500,000
              18       1                                     No     $         0   $      0.00   11/29/2006   $  130,000,000    74.6%
    9         19       1                                     No     $         0   $      0.00    3/1/2007    $  121,700,000    74.0%
              20       1                                     No     $         0   $      0.00   10/27/2006   $  154,800,000    56.5%
              21       1                                     No     $         0   $      0.00   11/29/2006   $   97,200,000    70.0%
              22       1                                     No     $         0   $      0.00   11/22/2006   $   81,000,000    78.5%
              23       2                                     No     $         0   $      0.00                $   79,200,000    79.9%
            23.01      2                                                                         9/18/2006   $   27,650,000
            23.02      2                                                                         9/18/2006   $   11,150,000
            23.03      2                                                                         9/18/2006   $   12,450,000
            23.04      2                                                                         9/18/2006   $    7,450,000
            23.05      2                                                                         9/19/2006   $    6,600,000
            23.06      2                                                                         9/18/2006   $    7,850,000
            23.07      2                                                                         9/18/2006   $    6,050,000
              24       1                                     No     $         0   $      0.00                $   80,700,000    78.1%
            24.01      1                                                                         9/8/2006    $   50,700,000
            24.02      1                                                                         9/6/2006    $   30,000,000
              25       1                                     No     $         0   $      0.00   11/21/2006   $   73,500,000    72.5%
              26       1                                     No     $         0   $      0.00                $   74,285,000    69.4%
            26.01      1                                                                        12/14/2006   $   34,125,000
            26.02      1                                                                         12/5/2006   $   21,560,000
            26.03      1                                                                        12/22/2006   $   10,000,000
            26.04      1                                                                        12/10/2006   $    8,600,000
              27       2                                     No     $         0   $      0.00   10/26/2006   $   62,700,000    79.7%
   10         28       1                                     Yes    $16,750,000   $168,583.53    3/15/2006   $   52,300,000    54.4%
   11         29       2                                     No     $         0   $      0.00                $   41,890,000    76.2%
            29.01      2                                                                        11/29/2006   $    5,450,000
            29.02      2                                                                        11/29/2006   $    5,230,000
            29.03      2                                                                        11/29/2006   $    4,560,000
            29.04      2                                                                        11/29/2006   $    4,090,000
            29.05      2                                                                        11/29/2006   $    3,500,000
            29.06      2                                                                        11/29/2006   $    3,470,000
            29.07      2                                                                        11/29/2006   $    2,920,000
   12       29.08      2                                                                        11/29/2006   $    2,880,000
            29.09      2                                                                        11/29/2006   $    2,810,000
            29.10      2                                                                        11/29/2006   $    2,530,000
            29.11      2                                                                        11/29/2006   $    2,300,000
            29.12      2                                                                        11/29/2006   $    2,150,000
              30       1                                     No     $         0   $      0.00   12/21/2006   $   62,200,000    69.1%
              31       1                                     No     $         0   $      0.00    12/1/2006   $   55,000,000    77.3%
   13         32       1                                     No     $         0   $      0.00    12/4/2006   $   58,300,000    70.3%
              33       1                                     No     $         0   $      0.00    1/15/2007   $   50,900,000    80.1%
 14, 15       34       1                    $28,500,000      No     $         0   $      0.00    9/18/2006   $   95,500,000    41.9%
              35       1                                     No     $         0   $      0.00    1/5/2007    $   49,600,000    77.6%
              36       2                                     No     $         0   $      0.00                $   52,950,000    68.2%
            36.01      2                                                                         9/29/2006   $   15,400,000
            36.02      2                                                                         10/3/2006   $   12,800,000
            36.03      2                                                                         9/29/2006   $   10,000,000
            36.04      2                                                                         10/2/2006   $    5,100,000
            36.05      2                                                                         9/28/2006   $    5,000,000
            36.06      2                                                                         9/22/2006   $    4,650,000
              37       2                                     No     $         0   $      0.00                $   54,600,000    66.1%
            37.01      2                                                                         9/22/2006   $   15,200,000
            37.02      2                                                                         9/28/2006   $   13,900,000
            37.03      2                                                                         9/25/2006   $    9,800,000
            37.04      2                                                                         10/3/2006   $    8,100,000
            37.05      2                                                                         9/25/2006   $    7,600,000
    5         38       1                                     No     $         0   $      0.00    12/6/2006   $   74,500,000    47.0%
              39       1                                     No     $         0   $      0.00    11/1/2006   $   54,100,000    64.7%
              40       1                                     No     $         0   $      0.00    12/5/2006   $   60,300,000    56.9%
              41       2                                     No     $         0   $      0.00   11/29/2006   $   45,000,000    75.6%
              42       1                                     No     $         0   $      0.00    9/5/2006    $   43,000,000    77.0%
              43       1                                     No     $         0   $      0.00    11/7/2006   $   47,700,000    69.2%
              44       1                                     No     $         0   $      0.00   11/21/2006   $   44,300,000    73.4%
              45       1                                     No     $         0   $      0.00   12/10/2006   $   44,000,000    73.6%
              46       1                                     No     $         0   $      0.00    9/5/2006    $   39,000,000    80.0%
              47       1                                     No     $         0   $      0.00   10/11/2006   $   41,500,000    74.7%
              48       1                                     No     $         0   $      0.00   11/15/2006   $   40,000,000    77.5%
              49       1                                     No     $         0   $      0.00   11/13/2006   $   39,800,000    75.4%
   15         50       1                    $ 2,880,000      No     $         0   $      0.00    9/29/2006   $   36,400,000    80.0%
              51       2                                     No     $         0   $      0.00    11/7/2006   $   35,750,000    81.1%
              52       1                                     No     $         0   $      0.00                $   35,100,000    79.6%
            52.01      1                                                                        10/12/2006   $   30,400,000
            52.02      1                                                                        10/12/2006   $    4,700,000
              53       1     $  6,475,000                    No     $         0   $      0.00                $   36,600,000    72.1%
            53.01      1                                                                         9/21/2006   $   17,000,000
            53.02      1                                                                         9/25/2006   $    9,800,000
            53.03      1                                                                         9/29/2006   $    9,800,000
              54       1                                     No     $         0   $      0.00    11/1/2006   $   31,400,000    79.6%
              55       1                                     No     $         0   $      0.00   11/15/2006   $   32,100,000    77.9%
              56       1                                     No     $         0   $      0.00   11/13/2006   $   30,500,000    79.6%
   16         57       1     $  8,700,000                    No     $         0   $      0.00    12/6/2006   $   37,500,000    64.1%
              58       1     $  6,000,000                    No     $         0   $      0.00    7/16/2006   $   32,925,000    72.9%
    5         59       1                                     No     $         0   $      0.00   11/10/2006   $   28,300,000    80.0%
              60       2                                     No     $         0   $      0.00    8/15/2006   $   26,500,000    80.0%
    5         61       2                                     No     $         0   $      0.00   10/18/2006   $   26,300,000    79.8%
              62       1                                     No     $         0   $      0.00   11/16/2006   $   29,000,000    69.5%
              63       1                                     No     $         0   $      0.00                $   27,000,000    72.2%
            63.01      1                                                                        11/30/2006   $   12,800,000
            63.02      1                                                                        11/30/2006   $   10,725,000
            63.03      1                                                                        11/30/2006   $    1,800,000
            63.04      1                                                                        11/30/2006   $    1,675,000
              64       1                                     No     $         0   $      0.00    6/1/2006    $   24,200,000    79.3%
    5         65       1                                     No     $         0   $      0.00   11/10/2006   $   23,900,000    80.0%
              66       1                                     No     $         0   $      0.00    10/1/2006   $   29,300,000    64.8%
              67       1                                     No     $         0   $      0.00    7/21/2006   $   23,000,000    78.3%
              68       2                                     No     $         0   $      0.00    3/12/2007   $   22,900,000    78.6%
              69       1                                     No     $         0   $      0.00   10/20/2006   $   26,800,000    67.2%
              70       1                                     No     $         0   $      0.00   10/20/2006   $   23,600,000    76.3%
              71       1                                     No     $         0   $      0.00    1/11/2007   $   22,000,000    79.5%
              72       1                                     No     $         0   $      0.00    1/12/2007   $   21,840,000    77.2%
              73       1                                     No     $         0   $      0.00    11/8/2006   $   25,800,000    65.0%
              74       1                                     No     $         0   $      0.00                $   21,380,000    78.4%
            74.01      1                                                                        11/30/2006   $    4,500,000
            74.02      1                                                                        11/30/2006   $    4,000,000
            74.03      1                                                                        11/30/2006   $    3,400,000
            74.04      1                                                                        11/30/2006   $    3,400,000
            74.05      1                                                                        11/30/2006   $    3,300,000
            74.06      1                                                                        11/30/2006   $    1,900,000
            74.07      1                                                                        11/30/2006   $      880,000
    5         75       2                                     No     $         0   $      0.00    8/31/2006   $   21,500,000    75.6%
              76       1                                     No     $         0   $      0.00   10/27/2006   $   22,925,000    69.8%
              77       1                                     No     $         0   $      0.00   10/20/2006   $   22,000,000    72.7%
              78       2                                     No     $         0   $      0.00    1/8/2007    $   19,500,000    80.6%
 15, 17       79       1                    $ 2,140,000      No     $         0   $      0.00    11/1/2007   $   19,200,000    80.0%
              80       1     $  3,856,693                    No     $         0   $      0.00   10/19/2006   $   20,600,000    73.8%
              81       1                                     No     $         0   $      0.00    11/3/2006   $   21,200,000    68.4%
              82       1                                     No     $         0   $      0.00   11/22/2006   $   20,700,000    70.0%
   10         83       1                                     Yes    $ 1,050,000   $168,583.53   9/27/2006    $   17,700,000    74.6%
              84       2                                     No     $         0   $      0.00    10/2/2006   $   20,900,000    68.2%
              85       1                                     No     $         0   $      0.00   10/10/2006   $   20,300,000    70.0%
              86       1                                     No     $         0   $      0.00    8/10/2006   $   18,100,000    77.8%
   15         87       1                    $ 2,300,000      No     $         0   $      0.00   11/20/2006   $   18,600,000    75.3%
              88       1                                     No     $         0   $      0.00    9/19/2006   $   17,600,000    79.5%
              89       1                                     No     $         0   $      0.00    11/7/2006   $   19,620,000    71.4%
              90       1                                     No     $         0   $      0.00    11/1/2006   $   17,400,000    79.9%
              91       2                                     No     $         0   $      0.00   11/27/2006   $   18,500,000    75.1%
              92       1                                     No     $         0   $      0.00    11/6/2006   $   19,600,000    70.0%
              93       2                                     No     $         0   $      0.00    9/30/2006   $   22,000,000    62.3%
              94       1                                     No     $         0   $      0.00    11/8/2006   $   21,000,000    64.3%
              95       1                                     No     $         0   $      0.00    8/12/2006   $   17,800,000    75.8%
              96       1                                     No     $         0   $      0.00   10/23/2006   $   17,700,000    76.3%
              97       1                                     No     $         0   $      0.00    11/3/2006   $   18,200,000    72.5%
              98       1                                     No     $         0   $      0.00   11/13/2006   $   16,500,000    79.4%
              99       1                                     No     $         0   $      0.00    12/4/2006   $   18,600,000    69.4%
   15        100       1                    $   790,625      No     $         0   $      0.00    8/18/2006   $   15,812,500    80.0%
             101       1                                     No     $         0   $      0.00    9/19/2006   $   16,800,000    75.0%
             102       1                                     No     $         0   $      0.00    9/1/2006    $   15,800,000    79.7%
             103       2                                     No     $0            $      0.00                $   17,860,000    70.5%
            103.01     2                                                                         9/12/2006   $    4,450,000
            103.02     2                                                                         9/12/2006   $    3,040,000
            103.03     2                                                                         9/12/2006   $    2,930,000
            103.04     2                                                                         9/12/2006   $    2,140,000
            103.05     2                                                                         9/12/2006   $    2,020,000
            103.06     2                                                                         9/12/2006   $    1,980,000
            103.07     2                                                                         9/12/2006   $    1,300,000
             104       1                                     No     $         0   $      0.00    8/28/2006   $   17,250,000    71.0%
             105       1                                     No     $         0   $      0.00   12/20/2006   $   15,000,000    80.0%
    5        106       1                                     No     $         0   $      0.00   10/23/2006   $   15,000,000    78.0%
             107       2                                     No     $         0   $      0.00   11/14/2006   $   14,375,000    80.0%
             108       1                                     No     $         0   $      0.00    12/1/2006   $   15,400,000    74.7%
             109       1                                     No     $         0   $      0.00                $   15,975,000    71.0%
            109.01     1                                                                        11/30/2006   $    6,025,000
            109.02     1                                                                        11/30/2006   $    5,150,000
            109.03     1                                                                        11/30/2006   $    4,800,000
             110       1                                     No     $         0   $      0.00    8/8/2006    $   14,500,000    77.2%
             111       1                                     No     $         0   $      0.00    12/2/2006   $   14,000,000    79.3%
             112       1                                     No     $         0   $      0.00    11/1/2006   $   15,500,000    70.0%
             113       2                                     No     $         0   $      0.00    8/28/2006   $   13,250,000    80.0%
             114       1                                     No     $         0   $      0.00   12/11/2006   $   13,200,000    79.5%
   15        115       1                    $   651,500      No     $         0   $      0.00    8/18/2006   $   13,030,000    80.0%
             116       2                                     No     $         0   $      0.00    12/1/2006   $   13,100,000    79.1%
             117       1                                     No     $         0   $      0.00                $   13,400,000    75.6%
            117.01     1                                                                        11/29/2006   $    5,600,000
            117.02     1                                                                        11/27/2006   $    5,300,000
            117.03     1                                                                        11/27/2006   $    2,500,000
             118       1                                     No     $         0   $      0.00    8/5/2006    $   15,900,000    60.8%
    5        119       1                                     No     $         0   $      0.00    8/1/2006    $   12,250,000    78.4%
             120       1                                     No     $         0   $      0.00   10/26/2006   $   14,700,000    65.0%
             121       1                                     No     $         0   $      0.00    10/9/2006   $   11,900,000    79.3%
             122       1                                     No     $         0   $      0.00   11/15/2006   $   12,600,000    73.8%
             123       2                                     No     $         0   $      0.00   10/11/2006   $   12,000,000    76.7%
             124       1                                     No     $         0   $      0.00    9/1/2006    $   11,700,000    76.9%
   15        125       1                    $   490,000      No     $         0   $      0.00   12/12/2006   $   11,700,000    75.3%
             126       1                                     No     $         0   $      0.00   10/20/2006   $   11,000,000    80.0%
    5        127       1                                     No     $         0   $      0.00                $   11,900,000    73.5%
            127.01     1                                                                         8/22/2006   $    6,400,000
            127.02     1                                                                         8/23/2006   $    5,500,000
             128       1                                     No     $         0   $      0.00   10/31/2006   $   11,500,000    73.9%
             129       1                                     No     $         0   $      0.00    8/9/2006    $   11,000,000    75.0%
             130       1                                     No     $         0   $      0.00   11/13/2006   $   11,400,000    71.9%
   18        131       1                                     No     $         0   $      0.00    11/1/2006   $   21,100,000    38.4%
             132       1                                     No     $         0   $      0.00    6/15/2006   $   10,000,000    79.8%
    5        133       1                                     No     $         0   $      0.00   11/10/2006   $    9,800,000    80.0%
             134       1                                     No     $         0   $      0.00   12/12/2006   $    9,760,000    79.5%
             135       1                                     No     $         0   $      0.00   11/18/2006   $    9,700,000    78.0%
             136       1                                     No     $         0   $      0.00   11/30/2006   $   13,000,000    57.7%
   19        137       1                                     No     $         0   $      0.00    4/1/2007    $   11,800,000    62.1%
             138       1                                     No     $         0   $      0.00    12/4/2006   $   10,525,000    66.8%
             139       1                                     No     $         0   $      0.00    11/6/2006   $   10,500,000    66.7%
             140       1                                     No     $         0   $      0.00    11/1/2006   $    8,900,000    78.3%
             141       1                                     No     $         0   $      0.00    6/5/2006    $    9,570,000    72.5%
             142       1                                     No     $         0   $      0.00    8/31/2006   $    8,700,000    78.4%
             143       1                                     No     $         0   $      0.00    8/16/2006   $    8,600,000    79.1%
    5        144       1                                     No     $         0   $      0.00    11/8/2006   $    8,800,000    76.3%
             145       1                                     No     $         0   $      0.00    8/17/2006   $    8,400,000    79.8%
             146       1                                     No     $         0   $      0.00   11/13/2006   $   10,700,000    62.6%
             147       1                                     No     $         0   $      0.00                $   12,450,000    53.0%
            147.01     1                                                                         12/7/2006   $   10,000,000
            147.02     1                                                                         12/7/2006   $    2,450,000
             148       1                                     No     $         0   $      0.00    9/15/2006   $    9,450,000    68.8%
             149       1                                     No     $         0   $      0.00   10/24/2006   $    9,150,000    71.0%
             150       1                                     No     $         0   $      0.00   11/22/2006   $    8,000,000    80.0%
             151       1                                     No     $         0   $      0.00    11/2/2006   $    8,000,000    79.7%
             152       1                                     No     $         0   $      0.00   10/30/2006   $    9,450,000    63.5%
             153       1                                     No     $         0   $      0.00    9/5/2006    $    7,300,000    79.1%
    9        154       1                                     No     $         0   $      0.00    1/1/2007    $    8,400,000    67.6%
             155       1                                     No     $         0   $      0.00    9/7/2006    $    7,400,000    74.0%
             156       1                                     No     $         0   $      0.00                $    9,225,000    58.2%
            156.01     1                                                                        12/12/2006   $    6,275,000
            156.02     1                                                                        12/12/2006   $    2,950,000
             157       1                                     No     $         0   $      0.00    8/30/2006   $    8,600,000    61.6%
             158       1                                     No     $         0   $      0.00    9/25/2006   $    8,400,000    62.5%
             159       1                                     No     $         0   $      0.00   11/30/2006   $    7,375,000    70.2%
             160       1                                     No     $         0   $      0.00    10/2/2006   $    8,050,000    63.0%
             161       1                                     No     $         0   $      0.00    8/9/2006    $    7,000,000    71.4%
             162       1                                     No     $         0   $      0.00    11/3/2006   $    6,400,000    78.1%
             163       1                                     No     $         0   $      0.00   10/23/2006   $    6,600,000    75.8%
             164       1                                     No     $         0   $      0.00   10/25/2006   $    6,500,000    76.5%
    9        165       1                                     No     $         0   $      0.00    1/1/2007    $    6,450,000    75.1%
             166       1                                     No     $         0   $      0.00   10/11/2006   $    5,790,000    83.1%
             167       1                                     No     $         0   $      0.00   10/16/2006   $    5,960,000    79.7%
    5        168       1                                     No     $         0   $      0.00   11/28/2006   $    6,500,000    71.5%
             169       2                                     No     $         0   $      0.00                $    6,360,000    73.1%
            169.01     2                                                                         12/1/2006   $    3,400,000
            169.02     2                                                                         12/1/2006   $    2,960,000
             170       1                                     No     $         0   $      0.00    8/8/2006    $    6,600,000    70.1%
             171       1                                     No     $         0   $      0.00   10/13/2006   $    5,600,000    78.6%
             172       1                                     No     $         0   $      0.00    8/30/2006   $    5,900,000    74.3%
             173       1                                     No     $         0   $      0.00    11/1/2006   $    5,540,000    77.6%
             174       1                                     No     $         0   $      0.00    9/25/2006   $    5,510,000    76.2%
             175       1                                     No     $         0   $      0.00   11/29/2006   $    5,800,000    72.4%
    9        176       1                                     No     $         0   $      0.00    1/1/2007    $    5,900,000    69.4%
             177       1                                     No     $         0   $      0.00                $    5,775,000    70.7%
            177.01     1                                                                         9/11/2006   $    2,425,000
            177.02     1                                                                         9/11/2006   $    1,950,000
            177.03     1                                                                         9/11/2006   $    1,400,000
             178       1                                     No     $         0   $      0.00                $    5,690,000    69.5%
            178.01     1                                                                         9/6/2006    $    1,420,000
            178.02     1                                                                         9/6/2006    $    1,100,000
            178.03     1                                                                         9/6/2006    $    1,420,000
            178.04     1                                                                         9/7/2006    $    1,750,000
             179       1                                     No     $         0   $      0.00   10/25/2006   $    4,900,000    78.4%
             180       1                                     No     $         0   $      0.00    8/29/2006   $    5,200,000    71.8%
             181       1                                     No     $         0   $      0.00   11/21/2006   $    4,780,000    77.4%
             182       1                                     No     $         0   $      0.00   11/15/2006   $    4,840,000    74.4%
    5        183       1                                     No     $         0   $      0.00    8/24/2006   $    5,500,000    64.5%
   20        184       1                                     No     $         0   $      0.00   12/20/2006   $    4,500,000    78.2%
             185       1                                     No     $         0   $      0.00   11/21/2006   $    4,600,000    76.1%
    5        186       1                                     No     $         0   $      0.00    11/7/2006   $    4,500,000    77.6%
             187       1                                     No     $         0   $      0.00   10/10/2006   $    4,500,000    74.4%
             188       1                                     No     $         0   $      0.00   10/13/2006   $    6,600,000    48.5%
             189       1                                     No     $         0   $      0.00    9/21/2006   $    3,850,000    79.2%
             190       2                                     No     $         0   $      0.00    9/19/2006   $    6,000,000    50.0%
   21        191       1                                     No     $         0   $      0.00   12/12/2006   $    6,500,000    46.1%
             192       2                                     No     $         0   $      0.00    7/20/2006   $    4,400,000    65.9%
             193       1                                     No     $         0   $      0.00   10/11/2006   $    3,650,000    78.7%
             194       1                                     No     $         0   $      0.00    11/9/2006   $    3,600,000    79.2%
             195       2                                     No     $         0   $      0.00    8/2/2006    $    5,300,000    50.9%
             196       1                                     No     $         0   $      0.00   11/30/2006   $    3,000,000    66.7%
             197       1                                     No     $         0   $      0.00   10/19/2006   $    3,000,000    63.1%
    9        198       1                                     No     $         0   $      0.00    2/15/2007   $    2,300,000    71.6%
             199       1                                     No     $         0   $      0.00    7/6/2006    $    2,300,000    70.0%
             200       1                                     No     $         0   $      0.00    9/13/2006   $    3,500,000    41.8%
             201       1                                     No     $         0   $      0.00    7/6/2006    $    1,850,000    70.0%

                             SCHEDULED
                             MATURITY                OCCUPANCY
           CONTROL   LOAN      DATE      OCCUPANCY     AS OF
FOOTNOTE   NUMBER    GROUP      LTV          %          DATE      LARGEST TENANT (BASED ON SQUARE FOOTAGE)
------------------------------------------------------------------------------------------------------------------------------------

    2         1        1       50.0%       99.3%      1/1/2007
             1.01      1                   99.6%      1/1/2007    John Hancock
             1.02      1                   82.6%      1/1/2007    Harvard Vanguard Medical
    3         2        1       26.9%       96.1%      1/1/2007    IBM
  4, 5        3        1       78.2%       90.3%                  NAP
             3.01      1                   100.0%    10/31/2006   Quest Diagnostics
             3.02      1                   100.0%    10/31/2006   Bobens Trading Corp.
             3.03      1                   59.3%     10/31/2006   Newsday, Inc.
             3.04      1                   84.4%     10/31/2006   Porta Systems
             3.05      1                   87.7%     10/31/2006   Seena International
             3.06      1                   88.9%     10/31/2006   Sam Ash Music Corp.
             3.07      1                   100.0%    10/31/2006   Danmik Enterprises
             3.08      1                   100.0%    10/31/2006   Broadvet
             3.09      1                   43.5%     10/31/2006   Prorhythm
             3.10      1                   78.8%     10/31/2006   Antares Information T
             3.11      1                   100.0%    10/31/2006   Ultimate Precision Metal Products, Inc.
             3.12      1                   100.0%    10/31/2006   Furniture To Go
             3.13      1                   100.0%    10/31/2006   Trio Packaging
             3.14      1                   100.0%    10/31/2006   Premier Sydell
             3.15      1                   72.9%     10/31/2006   American Defense Systems, Inc.
             3.16      1                   100.0%    10/31/2006   Lancer Insurance Company
             3.17      1                   100.0%    10/31/2006   Model Reorg
             3.18      1                   100.0%    10/31/2006   Arrow Lock Manufacturing Co.
             3.19      1                   100.0%    10/31/2006   East/West Industries
             3.20      1                   96.3%     10/31/2006   Computer Logic
             3.21      1                   100.0%    10/31/2006   All American Semiconductor of New York, Inc.
             3.22      1                   94.2%     10/31/2006   SRL Motorcars, Inc.
             3.23      1                   66.8%     10/31/2006   S & S Party Lounge
             3.24      1                   100.0%    10/31/2006   L and S Packaging
             3.25      1                   100.0%    10/31/2006   Liebert Corporation
             3.26      1                   100.0%    10/31/2006   Newsday, Inc.
             3.27      1                   100.0%    10/31/2006   Langer Biomechanics
             3.28      1                   100.0%    10/31/2006   Carolina Precision Plastics
             3.29      1                   96.3%     10/31/2006   Studio Hong Photo
             3.30      1                   73.8%     10/31/2006   National Health Resources, LLC
             3.31      1                   100.0%    10/31/2006   International Coin Society Ltd.
             3.32      1                   57.8%     10/31/2006   Industrial Distributors, Inc.
             3.33      1                   87.5%     10/31/2006   Scent-a-Vision, Inc.
             3.34      1                   100.0%    10/31/2006   Wal Mart
             3.35      1                   100.0%    10/31/2006   Yardi Systems
             3.36      1                   100.0%    10/31/2006   Bradco Supply
              4        1       53.2%       100.0%     1/1/2007    Loews Corporation
              5        1       61.8%       88.2%      12/8/2006
             5.01      1                   83.1%      12/8/2006   ZURICH AMERICAN INSURANCE
             5.02      1                   84.8%      12/8/2006   Citibank (CITI)
             5.03      1                   98.9%      12/8/2006   VYTRA HEALTHCARE LI INC
             5.04      1                   92.5%      12/8/2006   HQ GLOBAL WORKPLACES-STOR
             5.05      1                   83.8%      12/8/2006   NEW YORK COMMUNITY BANCO
  6, 7        6        1       78.0%       64.2%
             6.01      1                   66.9%      1/1/2007    M2O-Deloitte Consulting-2800
             6.02      1                   61.1%      1/1/2007    IT-Rogers & Hardin
             6.03      1                   79.7%      1/1/2007    Brooks Brothers, Inc.
              7        1       74.9%       100.0%     12/6/2006   Interactive Brokers
    5         8        1       74.6%       100.0%     1/1/2007    NSF Primary Space
    8         9        1       38.2%       95.0%      9/30/2006   Mart Trade Show, LLC
              10       1       79.9%       97.6%                  NAP
            10.01      1                   100.0%     12/1/2006   US Government
            10.02      1                   100.0%     12/1/2006   Foundation Coal Corp
            10.03      1                   100.0%     12/1/2006   Juniper Financial Corp
            10.04      1                   100.0%     12/1/2006   CSAA
            10.05      1                   93.1%      12/1/2006   COPT Master Lease
            10.06      1                   100.0%     12/1/2006   United States of America
            10.07      1                   94.3%      12/1/2006   URS, Inc
            10.08      1                   100.0%     12/1/2006   General Dynamics
            10.09      1                   88.2%      12/1/2006   Acordia of Colorado
            10.10      1                   100.0%     12/1/2006   COPT Master Lease
            10.11      1                   100.0%     12/1/2006   Raytheon
            10.12      1                   100.0%     12/1/2006   Ciena Corporation
            10.13      1                   100.0%     12/1/2006   ARINC Inc
            10.14      1                   92.5%      12/1/2006   ARINC Inc
              11       1       80.0%       79.1%      9/30/2006   NAP
              12       1       70.4%       96.2%     10/13/2006   DynCorp (Sub-Leased)
              13       1       80.5%       93.4%
            13.01      1                   97.0%     10/20/2006   Viasys Healthcare, Inc.
            13.02      1                   94.3%      10/9/2006   A. J. Oster West, Inc.
            13.03      1                   84.3%      10/9/2006   University of Phoenix
            13.04      1                   69.7%     10/10/2006   BAE Systems Mission
            13.05      1                   100.0%     10/9/2006   Jabil Circuit, Inc.
            13.06      1                   100.0%     10/9/2006   The Mili Group, Inc.
              14       1       58.7%       92.6%      12/8/2006   STATE FARM INS. CO.
              15       1       57.5%       94.9%      9/15/2006   Macy's
              16       1       74.0%       78.6%
            16.01      1                   71.9%      12/4/2006   Silicon Valley Bank
            16.02      1                   100.0%     11/1/2006   Business Objects Americas
              17       1       53.4%       100.0%                 NAP
            17.01      1                   100.0%    12/31/2006   Life Time Fitness
            17.02      1                   100.0%    12/31/2006   Life Time Fitness
            17.03      1                   100.0%    12/31/2006   Life Time Fitness
            17.04      1                   100.0%    12/31/2006   Life Time Fitness
            17.05      1                   100.0%    12/31/2006   Life Time Fitness
            17.06      1                   100.0%    12/31/2006   Life Time Fitness
              18       1       74.6%       71.1%      11/3/2006   NAP
    9         19       1       65.6%       95.0%      9/30/2006   Belk
              20       1       56.5%       99.6%      12/8/2006   Associated Aviation Underwriters
              21       1       61.8%       100.0%    10/26/2006   Savvis
              22       1       74.5%       100.0%     1/1/2007    EDG, Inc.
              23       2       79.9%       94.1%
            23.01      2                   97.0%      8/25/2006   NAP
            23.02      2                   95.7%      8/25/2006   NAP
            23.03      2                   94.2%      8/25/2006   NAP
            23.04      2                   94.8%      8/25/2006   NAP
            23.05      2                   90.3%      8/25/2006   NAP
            23.06      2                   93.4%      8/25/2006   NAP
            23.07      2                   90.9%      8/25/2006   NAP
              24       1       78.1%       96.8%
            24.01      1                   94.6%      12/1/2006   BFS, Inc., dba Ace Hardware
            24.02      1                   98.8%      8/1/2006    Public Defender
              25       1       64.6%       100.0%    10/31/2006   DataPipe
              26       1       69.4%       100.0%                 NAP
            26.01      1                   100.0%     1/12/2007   MotorWorld GM, Inc., MW Foreign Imports, Inc., MW Imports, Inc.,
                                                                  MotorWorld Chrysler, Inc., MW Motors, Inc., MW Motors II, Inc.,
                                                                  MW Auto Sales, Inc. and MotorWorld Auto Credit, Inc.
            26.02      1                   100.0%     1/12/2007   UAG Memphis II, Inc.
            26.03      1                   100.0%     1/12/2007   Capitol Chevrolet and Imports, Inc.
            26.04      1                   100.0%     1/12/2007   Sonic-Crest H, LLC
              27       2       79.7%       97.0%     11/14/2006   NAP
   10         28       1       66.1%       72.9%      1/19/2007   Whole Foods
   11         29       2       58.1%       93.4%                  NAP
            29.01      2                   95.0%      11/9/2006   NAP
            29.02      2                   88.6%     11/14/2006   NAP
            29.03      2                   97.1%     11/10/2006   NAP
            29.04      2                   84.8%      12/1/2006   NAP
            29.05      2                   95.0%      11/9/2006   NAP
            29.06      2                   100.0%     12/1/2006   NAP
            29.07      2                   88.9%      12/1/2006   NAP
   12       29.08      2                   97.7%     11/11/2006   NAP
            29.09      2                   82.9%     11/10/2006   NAP
            29.10      2                   97.1%      12/1/2006   NAP
            29.11      2                   96.6%     10/30/2006   NAP
            29.12      2                   100.0%     12/1/2006   NAP
              30       1       69.1%       100.0%     1/12/2007   Park Place Motorcars, Ltd.
              31       1       77.3%       90.6%      11/1/2006   General Services Administration
   13         32       1       65.6%       99.0%     11/30/2006   Barnes & Noble
              33       1       80.1%       97.2%     10/31/2006   Department of Corrections
 14, 15       34       1       41.9%       90.9%      12/1/2006   The Old Spaghetti Factory
              35       1       77.6%       100.0%     1/1/2007    Sun Microsystems, Inc.
              36       2       68.2%       91.4%
            36.01      2                   95.0%      8/31/2006   NAP
            36.02      2                   93.0%      8/31/2006   NAP
            36.03      2                   87.1%      8/31/2006   NAP
            36.04      2                   95.4%      8/31/2006   NAP
            36.05      2                   86.4%      8/31/2006   NAP
            36.06      2                   87.5%      8/31/2006   NAP
              37       2       66.1%       91.2%
            37.01      2                   97.7%      8/31/2006   NAP
            37.02      2                   82.8%      8/31/2006   NAP
            37.03      2                   88.9%      8/31/2006   NAP
            37.04      2                   98.8%      8/31/2006   NAP
            37.05      2                   85.0%      8/31/2006   NAP
    5         38       1       43.6%       100.0%     12/7/2006   US Manufacturing Corporation
              39       1       64.7%       98.9%      9/27/2006   State Farm Insurance
              40       1       56.9%       93.5%     11/30/2006   Intransa, Inc.
              41       2       70.3%       93.3%      12/1/2006   NAP
              42       1       77.0%       100.0%     9/30/2006   PADCO Advisors, Inc.
              43       1       67.3%       88.0%      9/30/2006   NAP
              44       1       73.4%       94.8%     11/30/2006   Cambiar Investors, LLC
              45       1       68.8%       97.3%      9/30/2006   K - Mart Corporation
              46       1       80.0%       100.0%     9/30/2006   The NASDAQ Stock Market, Inc.
              47       1       69.6%       92.7%      11/2/2006   The Cornerstone Group
              48       1       77.5%       100.0%     10/1/2006   First Capital
              49       1       70.2%       84.9%      12/1/2006   Circuit City
   15         50       1       75.4%       90.5%      8/1/2006    Keokis Paradise Restaurant
              51       2       73.4%       91.0%     11/15/2006   NAP
              52       1       76.9%       56.8%
            52.01      1                   56.0%      8/31/2006   NAP
            52.02      1                   59.9%      8/31/2006   NAP
              53       1       72.1%       100.0%                 NAP
            53.01      1                   100.0%    11/30/2006   Graham Packaging Holding
            53.02      1                   100.0%    11/30/2006   OHL
            53.03      1                   100.0%    11/30/2006   Louis Dryfus
              54       1       70.9%       100.0%    10/18/2006   Verizon Wireless
              55       1       77.9%       100.0%     11/1/2006   Miramax
              56       1       79.6%       92.4%     10/31/2006   Walton, Lantaff, Schroeder
   16         57       1       64.1%       100.0%     8/22/2006   Ozburn-Hessey Logistics, LLC.
              58       1       70.4%       96.1%      7/31/2006   Lucky Stores, Inc dba Albertson's
    5         59       1       80.0%       100.0%    11/30/2006   Aurora Healthcare Clinic
              60       2       80.0%       100.0%     7/1/2007    NAP
    5         61       2       79.8%       99.1%      10/7/2006   NAP
              62       1       65.0%       84.4%      9/30/2006   NAP
              63       1       72.2%       98.4%
            63.01      1                   100.0%     12/1/2006   Methodist Hospital
            63.02      1                   100.0%     12/1/2006   BCBSM Inc.
            63.03      1                   99.5%      12/1/2006   Sissini
            63.04      1                   88.4%      12/1/2006   Metropolitan Picture
              64       1       71.0%       73.3%      10/1/2006   Pepsi Co (Frito Lay N. America)
    5         65       1       80.0%       100.0%    11/30/2006   Aurora Healthcare Clinic
              66       1       64.8%       100.0%     6/30/2006   Instron Corporation
              67       1       70.9%       96.4%      7/2/2006    Hawaiian Agriculture Research Center
              68       2       78.6%       100.0%     9/22/2006   NAP
              69       1       67.2%       97.7%      10/1/2006   TRAVIS ASSOC. FOR THE BLIND
              70       1       74.4%       94.5%      11/1/2006   Promoworks
              71       1       75.8%       89.7%      1/15/2007   IPT, LLC
              72       1       72.0%       91.8%      9/1/2006    Tripath Oncology, Inc.
              73       1       61.0%       69.9%      9/30/2006   NAP
              74       1       73.2%       93.2%                  NAP
            74.01      1                   100.0%    11/30/2006   Smiths Aerospace Components
            74.02      1                   66.7%     11/30/2006   Keeper Corp
            74.03      1                   100.0%    11/30/2006   Smiths Aerospace Components
            74.04      1                   100.0%    11/30/2006   Smiths Aerospace Components
            74.05      1                   100.0%    11/30/2006   Smiths Aerospace Components
            74.06      1                   100.0%    11/30/2006   Hartford Courant
            74.07      1                   100.0%    11/30/2006   Smiths Aerospace Components
    5         75       2       75.6%       93.0%      8/2/2006    NAP
              76       1       69.8%       59.9%      9/30/2006   NAP
              77       1       72.7%       99.8%     10/20/2006   Guava Jelly dba Lulu's
              78       2       80.6%       92.0%      9/11/2006   NAP
 15, 17       79       1       66.8%       72.9%     11/30/2006   NAP
              80       1       73.8%       100.0%     12/1/2006   Linens 'n Things
              81       1       65.3%       69.3%      9/30/2006   NAP
              82       1       63.0%       81.2%      9/30/2006   NAP
   10         83       1       68.8%       79.1%     11/17/2006   Reece & Nichols
              84       2       68.2%       93.0%      9/14/2006   NAP
              85       1       70.0%       99.1%      10/1/2006   Weatherford
              86       1       68.9%       90.3%      9/1/2006    General Services Administration
   15         87       1       67.9%       100.0%    11/14/2006   Red Clay School District
              88       1       71.8%       80.6%      9/21/2006   Exact Software North America
              89       1       65.5%       89.2%     11/30/2006   Arteva Specialties (Invista)
              90       1       73.8%       97.7%      7/1/2006    Temple University
              91       2       70.0%       94.7%     11/25/2006   NAP
              92       1       66.9%       70.5%      9/30/2006   NAP
              93       2       62.3%       100.0%     10/6/2006   NAP
              94       1       54.3%       100.0%     1/1/2006    DriveTime
              95       1       65.9%       75.0%     12/20/2006   The Talbot's, Inc.
              96       1       66.0%       90.7%      11/1/2006   BAE Systems Advance
              97       1       63.7%       82.8%      10/1/2006   Info Highway
              98       1       73.9%       91.2%     10/20/2006   Lockwood Green Engineers
              99       1       61.0%       76.3%     11/26/2006   NAP
   15        100       1       72.1%       90.8%      12/6/2006   Coldwell Banker
             101       1       72.3%       56.1%      10/1/2006   Fresca's Mexican Grill
             102       1       71.9%       100.0%    10/31/2006   American Nevada Co.
             103       2       66.4%       100.0%
            103.01     2                   100.0%     9/1/2006    NAP
            103.02     2                   100.0%     9/1/2006    NAP
            103.03     2                   100.0%     9/1/2006    NAP
            103.04     2                   100.0%     9/1/2006    NAP
            103.05     2                   100.0%     9/1/2006    NAP
            103.06     2                   100.0%     9/1/2006    NAP
            103.07     2                   100.0%     9/1/2006    NAP
             104       1       66.3%       96.4%     11/30/2006   Safeway
             105       1       75.1%       90.0%      12/1/2006   Hutchinson and Mason
    5        106       1       73.0%       100.0%     10/1/2006   Modern Videofilm, Inc.
             107       2       74.4%       98.3%      9/20/2006   NAP
             108       1       74.7%       88.9%      11/1/2006   Wachovia
             109       1       71.0%       91.1%
            109.01     1                   100.0%    10/16/2006   Vibes Technologies, Inc.
            109.02     1                   74.6%     10/16/2006   VIAD Corp.
            109.03     1                   100.0%    10/16/2006   Fan Man
             110       1       68.0%       95.3%      11/1/2006   NJ State Medical Underwriters
             111       1       79.3%       100.0%    12/31/2006   Hanover Consumer
             112       1       65.4%       92.5%     10/15/2006   J.H. Whitney
             113       2       78.4%       79.7%      8/23/2006   NAP
             114       1       74.1%       97.3%     12/16/2006   LeBeau Thelen, LLP
   15        115       1       72.1%       95.3%      12/6/2006   Shea Homes
             116       2       79.1%       89.3%      1/16/2007   NAP
             117       1       64.5%       85.8%
            117.01     1                   85.4%     11/30/2006   NAP
            117.02     1                   93.4%     11/30/2006   NAP
            117.03     1                   77.6%     11/30/2006   NAP
             118       1       60.8%       100.0%     8/7/2006    Toys R Us
    5        119       1       70.4%       75.0%     12/22/2006   Simonini Builders, Inc.
             120       1       50.6%       75.0%      9/30/2006   NAP
             121       1       70.3%       85.6%     10/31/2006   Marshalls
             122       1       73.8%       100.0%    11/30/2006   Cricket
             123       2       69.5%       98.4%     10/10/2006   NAP
             124       1       73.0%       87.0%      7/31/2007   NAP
   15        125       1       70.2%       100.0%     1/31/2007   Office Depot
             126       1       80.0%       97.2%      10/8/2006   King Soopers
    5        127       1       69.0%       81.3%
            127.01     1                   91.0%      8/31/2006   NAP
            127.02     1                   71.5%      8/31/2006   NAP
             128       1       71.0%       97.4%      12/1/2006   Tech Group
             129       1       70.0%       100.0%     8/1/2006    Bendheim Master Lease
             130       1       66.9%       100.0%     12/8/2006   Platte River Ventures, LLC
   18        131       1       35.2%       100.0%    11/30/2006   Charlotte-Mecklenburg Hospital Authority
             132       1       67.2%       91.5%     11/30/2006   Gators Dockside
    5        133       1       80.0%       100.0%    11/30/2006   Aurora Healthcare Clinic
             134       1       73.9%       95.5%      12/1/2006   ARC Thrift Store
             135       1       72.7%       99.2%      12/1/2006   Specialized Truck & SUV
             136       1       57.7%       100.0%    11/30/2006   Basics (Peebles)
   19        137       1       57.3%       73.7%      9/30/2006   NAP
             138       1       56.7%       100.0%     8/21/2006   Baja Fresh
             139       1       58.6%       75.5%     11/15/2006   NAP
             140       1       60.6%       100.0%    12/31/2006   Festival Foods
             141       1       68.1%       98.2%      9/12/2006   Taco Bell (Ground Lease)
             142       1       73.8%       80.3%      8/31/2006   NAP
             143       1       70.7%       90.2%      6/30/2006   Festival Foods
    5        144       1       71.4%       100.0%    10/24/2006   Price Less Furniture
             145       1       74.8%       91.0%      9/1/2006    Evolution of Fitness
             146       1       62.6%       88.5%     10/10/2006   Georgia Surety
             147       1       46.6%       79.6%
            147.01     1                   76.0%      12/1/2006   Foothill Pulmonary
            147.02     1                   100.0%     12/1/2006   Madre's
             148       1       68.8%       95.5%     10/31/2006   PETsMART
             149       1       66.1%       91.9%      10/1/2006   The Learning Experience
             150       1       72.0%       93.5%     11/10/2006   Marshalls
             151       1       61.4%       100.0%    12/31/2006   Academy Sports
             152       1       63.5%       93.5%      11/1/2006   Big Lots
             153       1       67.9%       66.3%      8/31/2006   NAP
    9        154       1       63.1%       95.1%      11/3/2006   Frame Max
             155       1       57.9%       68.7%      9/30/2006   NAP
             156       1       49.0%       100.0%                 NAP
            156.01     1                   100.0%    12/31/2006   Walgreens
            156.02     1                   100.0%    12/31/2006   Dollar Tree
             157       1       55.6%       100.0%    10/31/2006   IRS
             158       1       56.0%       100.0%    11/30/2006   ABC Label
             159       1       70.2%       100.0%    10/16/2006   Liberty Enterprises
             160       1       63.0%        2.3%      10/1/2006   Bank of America NA-Motor Bank
             161       1       63.1%       87.5%      7/31/2006   NAP
             162       1       78.1%       100.0%     10/1/2006   CVS Pharmacy, Inc
             163       1       75.8%       100.0%    11/30/2006   Paramount
             164       1       76.5%       97.2%      11/1/2006   Denver Fabrics
    9        165       1       63.4%       100.0%    11/30/2006   Rite Aid
             166       1       66.8%       100.0%    12/31/2006   Carolina Neourological Clinic
             167       1       72.8%       100.0%     10/1/2006   USUI International Corp
    5        168       1       66.5%       97.6%      12/1/2006   SCP Distributors, Inc.
             169       2       68.4%       98.6%
            169.01     2                   100.0%     12/1/2006   NAP
            169.02     2                   96.0%      12/1/2006   NAP
             170       1       55.2%       66.0%     12/22/2006   NAP
             171       1       67.9%       80.3%      11/1/2006   NAP
             172       1       67.5%       66.5%      8/31/2006   NAP
             173       1       77.6%       100.0%     1/1/2007    Chili's (Ground Lease)
             174       1       69.9%       83.0%     10/31/2006   DOTS
             175       1       65.1%       100.0%    12/31/2006   Hobby Lobby
    9        176       1       58.8%       100.0%    11/30/2006   Anytime Fitness
             177       1       66.5%       100.0%
            177.01     1                   100.0%     8/24/2006   MAVPAC, Inc.
            177.02     1                   100.0%     8/24/2006   Contrapac, Inc.
            177.03     1                   100.0%     8/24/2006   IFM, Inc.
             178       1       54.9%       100.0%
            178.01     1                   100.0%     9/5/2006    Advance Stores Company, Inc.
            178.02     1                   100.0%     9/5/2006    Advance Stores Company, Inc.
            178.03     1                   100.0%     9/5/2006    Advance Stores Company, Inc.
            178.04     1                   100.0%     9/5/2006    Advance Stores Company, Inc.
             179       1       66.0%       100.0%    11/30/2006   Stewart Title
             180       1       61.1%       100.0%    11/30/2006   MacTec Engineering and Consulting, Inc.
             181       1       77.4%       91.6%     11/12/2006   NAP
             182       1       74.4%       100.0%    12/31/2006   Gold Coast Medical, PA
    5        183       1       55.3%       100.0%     12/1/2006   Berry-Hinckley Industries
   20        184       1       72.9%       100.0%    12/31/2006   Fidelity Brokerage Services, LLC
             185       1       71.0%       94.0%     11/22/2006   Corey Family Enterprises
    5        186       1       66.3%       87.2%     11/17/2006   Sage-Tamarac Company, Inc
             187       1       66.0%       100.0%     10/1/2006   Leor
             188       1       0.4%        100.0%    10/31/2006   Arby's (Ground Lease)
             189       1       64.2%       100.0%    11/30/2006   Employment Resource Group
             190       2       45.1%       94.1%     10/31/2006   NAP
   21        191       1       35.3%       100.0%    11/28/2006   Kinara Spa, LLC
             192       2       59.3%       97.5%      7/26/2006   NAP
             193       1       66.5%       100.0%     9/28/2006   Urology Specialists of the Carolinas
             194       1       79.2%       84.0%      12/4/2006   Barnett Family Practice
             195       2       45.9%       84.2%      8/2/2006    NAP
             196       1       62.3%       100.0%    11/30/2006   First Florida Bank
             197       1       54.0%       100.0%    10/31/2006   NTW Incorporated
    9        198       1       60.7%       100.0%    11/30/2006   Starbucks
             199       1       65.5%       100.0%     12/1/2006   Nevada Urban Indians, Inc.
             200       1       0.3%        100.0%    11/30/2006   Social Security Administration
             201       1       65.5%       100.0%     12/1/2006   Gary Fox d.b.a. Fox Performance

                                                                                                       SECOND
                                        LARGEST                                            SECOND     LARGEST
                             LARGEST     TENANT                                            LARGEST     TENANT
           CONTROL   LOAN    TENANT      LEASE                                             TENANT      LEASE
FOOTNOTE   NUMBER    GROUP   SQ. FT.   EXPIRATION   SECOND LARGEST TENANT                  SQ. FT.   EXPIRATION
---------------------------------------------------------------------------------------------------------------

    2         1        1
             1.01      1     415,361    3/1/2015    IBT Company                            387,234    12/1/2014
             1.02      1      17,628   2/29/2020    Wainright Bank                           4,340    5/1/2010
    3         2        1     168,812   8/31/2014    Akin, Gump, Strauss, Hauer & Feld      164,290   11/30/2012
  4, 5        3        1          --                NAP                                         --
             3.01      1      76,530   10/31/2010   Cablevision Lightpath                   46,000    3/31/2017
             3.02      1      37,000   8/31/2007    Coinmach Corp.                          33,110    2/28/2011
             3.03      1      50,000   2/28/2013    Art Leather Mfg.                        34,000   10/31/2013
             3.04      1      21,582   2/28/2008    Island National Group                    8,800    7/31/2011
             3.05      1     128,930   11/30/2007   EMS Development Corp.                   23,250    6/30/2011
             3.06      1      61,730   7/31/2010    Mazel LLC                                8,200    7/31/2007
             3.07      1     107,729   8/31/2010    Elm Freight Handlers                    60,000   10/31/2008
             3.08      1     150,000   5/31/2016    NAP                                         --
             3.09      1      19,225   12/31/2011   Gandinnovations, LLC                     9,700    3/31/2011
             3.10      1     121,000   11/30/2011   NAP                                         --
             3.11      1      75,573   9/30/2011    Kraft Foods Global                      15,000    6/30/2011
             3.12      1      51,600   4/30/2009    Pro Tissues                             30,300   10/31/2009
             3.13      1      31,084   4/30/2009    New Age Precision Technologies          17,200   11/30/2010
             3.14      1      67,200   2/28/2011    Velux America                           24,000    3/31/2011
             3.15      1      77,500   9/30/2011    United Refrigeration                    12,070    8/31/2008
             3.16      1      21,300   9/30/2009    C.G Service/Altaquip                     9,000    5/31/2008
             3.17      1      50,200   1/31/2007    Factory Service Parts                   11,500   12/31/2010
             3.18      1      60,000   11/30/2013   Freihofer Sales Co.                     16,825    6/30/2010
             3.19      1      37,050   2/28/2011    Wallwork New York, Inc.                 16,810    1/31/2008
             3.20      1      12,140   8/31/2009    Abel & Schafer                           8,280   12/31/2006
             3.21      1       6,314   10/31/2011   Audio Interiors                          5,600    7/31/2009
             3.22      1      12,000   2/29/2008    Long Island Decorating                   4,140    7/31/2007
             3.23      1      16,560   5/31/2011    Digicom Technical Services Inc.          8,140    4/30/2010
             3.24      1      30,752   3/31/2014    PFC Window Products                     22,610   10/31/2009
             3.25      1      18,801   8/31/2011    Lockheed Martin Corporation             10,895    1/31/2009
             3.26      1      38,600   3/31/2013    PowerJam, LLC                           21,400    7/31/2009
             3.27      1      44,490   7/31/2009    A.C.P. Pizza, Inc.                       6,700   12/31/2013
             3.28      1      62,898   12/31/2006   NAP                                         --
             3.29      1      14,325   6/30/2012    Duplex Electrical Supply Corp.          12,830   12/31/2009
             3.30      1      14,565   1/31/2008    Iconic Asset Management                 10,000    1/31/2012
             3.31      1      19,510   9/30/2007    Boben Trading Company                   18,000    7/31/2007
             3.32      1      21,735   6/30/2011    Designer Trim & Braid                    3,800   11/30/2007
             3.33      1      16,712   8/31/2010    Bae System                               6,025    8/31/2009
             3.34      1      25,000   11/15/2007   American Office Interiors Inc.          24,600    6/1/2008
             3.35      1      10,084   7/31/2010    "r" Cash                                 4,250    7/31/2010
             3.36      1      21,900   2/28/2009    NAP                                         --
              4        1      37,900   5/31/2012    Gruss & Co., Inc.                       20,212    5/31/2014
              5        1
             5.01      1      62,691    5/1/2010    SALOMON SMITH BARNEY INC                38,193    1/1/2013
             5.02      1     202,930   3/31/2022    HQ Global Workplaces L                  35,522   12/31/2018
             5.03      1      97,381   12/31/2050   JP MORGAN CHASE BANK                    51,787    3/31/2011
             5.04      1      30,979    6/1/2008    LIBERTY MUTUAL INS. COM                 29,863    10/1/2007
             5.05      1      41,395    3/1/2010    HQ GLOBAL WORKPLACES IN                 19,159    6/1/2008
  6, 7        6        1
             6.01      1     127,221   1/31/2012    M1O-West Group-1400                     59,972    1/31/2008
             6.02      1      54,640    2/1/2015    HT-GSA Small Business                   32,082    4/1/2009
             6.03      1      11,960   3/26/2011    City Cafe Diner                          6,974   11/30/2015
              7        1      70,027   1/31/2014    General Atlantic Service Corp.          44,455    4/30/2014
    5         8        1     470,806   12/31/2013   Front Page                               6,177    9/30/2013
    8         9        1     386,090   12/31/2014   Banker's Life and Casualty Company     115,680   11/30/2018
              10       1          --                NAP                                         --
            10.01      1      96,636   9/30/2012    NAP                                         --
            10.02      1      57,112    5/1/2010    A & N Associates                        10,343    10/1/2009
            10.03      1      68,993   12/31/2012   University of Phoenix                   25,614    3/31/2013
            10.04      1     109,678   10/31/2011   NAP                                         --
            10.05      1      48,525   8/31/2011    Corporate Realty Mgmt.                   5,317    9/30/2010
            10.06      1      73,572    9/1/2011    NAP                                         --
            10.07      1      12,186   1/31/2011    Exceptional Software                    11,114    8/31/2008
            10.08      1      18,849   11/30/2010   Exceptional Software                    18,288   12/31/2009
            10.09      1      17,838    4/1/2009    COPT Master Lease                       14,537    9/1/2009
            10.10      1      34,143    8/1/2009    Army Corps of Engineers                 23,266    9/30/2009
            10.11      1      57,379   6/30/2009    NAP                                         --
            10.12      1      57,140   5/31/2010    NAP                                         --
            10.13      1      37,946   9/30/2009    NAP                                         --
            10.14      1      18,983    6/1/2011    Diamond Prospectors                      6,109    6/1/2011
              11       1          --                NAP                                         --
              12       1     152,980   12/31/2011   Software AG, Inc.                       71,544   12/31/2015
              13       1
            13.01      1     130,000   2/28/2015    Nobel Biocare USA, Inc.                122,361   10/31/2017
            13.02      1      50,282    1/1/2009    N-Care, LLC                              6,226    4/30/2007
            13.03      1      27,893   9/30/2009    Kleinfelder, Inc.                       11,171    7/31/2011
            13.04      1      21,795   12/31/2007   Xpress Data, Inc.                       15,120    5/31/2010
            13.05      1     112,000   10/31/2010   NAP                                         --
            13.06      1      10,933   11/30/2008   Capital Direct Lending                   5,355    5/31/2008
              14       1      60,723   2/28/2007    FEDERAL INSURANCE,                      49,292    6/30/2011
              15       1     180,282   1/31/2014    Sears (Ground Lease)                   129,648    8/31/2020
              16       1
            16.01      1     213,625   9/30/2014    Nanya Technology                        16,834    4/5/2011
            16.02      1     126,244   4/30/2016    NAP                                         --
              17       1          --                NAP                                         --
            17.01      1     108,890    1/1/2022    NAP                                         --
            17.02      1     108,890    1/1/2022    NAP                                         --
            17.03      1     108,890    1/1/2022    NAP                                         --
            17.04      1     108,890    1/1/2022    NAP                                         --
            17.05      1     108,890    1/1/2022    NAP                                         --
            17.06      1     108,890    1/1/2022    NAP                                         --
              18       1          --                NAP                                         --
    9         19       1      65,927    2/1/2027    Bass Pro                                53,000    2/1/2027
              20       1      49,276   6/30/2010    Merrill Lynch Pierce                    33,833    9/30/2016
              21       1     300,000   9/30/2015    NAP                                         --
              22       1      64,154    5/1/2009    Brown & Gay Engineers                   62,012    1/1/2014
              23       2
            23.01      2          --                NAP                                         --
            23.02      2          --                NAP                                         --
            23.03      2          --                NAP                                         --
            23.04      2          --                NAP                                         --
            23.05      2          --                NAP                                         --
            23.06      2          --                NAP                                         --
            23.07      2          --                NAP                                         --
              24       1
            24.01      1      15,667   12/31/2016   Kaiser Foundation Health                11,425    6/30/2007
            24.02      1      21,155   10/31/2008   Hawaii Pacific Health                   14,380    6/30/2010
              25       1     128,184   12/30/2019   Bally Total Fitness Corporation         21,288    8/31/2017
              26       1          --                NAP                                         --
            26.01      1     177,109   7/10/2025    NAP                                         --
            26.02      1      58,570   3/30/2021    NAP                                         --
            26.03      1      98,655   9/25/2016    NAP                                         --
            26.04      1      41,670   12/19/2022   NAP                                         --
              27       2          --                NAP                                         --
   10         28       1      51,315    2/1/2027    Williams Sonoma d.b.a. West Elm         25,452    2/1/2019
   11         29       2          --                NAP                                         --
            29.01      2          --                NAP                                         --
            29.02      2          --                NAP                                         --
            29.03      2          --                NAP                                         --
            29.04      2          --                NAP                                         --
            29.05      2          --                NAP                                         --
            29.06      2          --                NAP                                         --
            29.07      2          --                NAP                                         --
   12       29.08      2          --                NAP                                         --
            29.09      2          --                NAP                                         --
            29.10      2          --                NAP                                         --
            29.11      2          --                NAP                                         --
            29.12      2          --                NAP                                         --
              30       1     544,461   5/30/2021    NAP                                         --
              31       1     144,301   10/31/2014   Liberty Mutual Insurance Company        32,068   11/30/2008
   13         32       1      32,000   11/1/2011    Circuit City                            31,660    7/1/2017
              33       1     142,799   12/31/2013   Placer Sierra Bank                      14,764    4/30/2015
 14, 15       34       1       9,010   12/31/2018   Bank of Hawaii                           8,066    9/30/2008
              35       1     139,766   11/30/2010   GTECH Corporation                       42,537   11/30/2010
              36       2
            36.01      2          --                NAP                                         --
            36.02      2          --                NAP                                         --
            36.03      2          --                NAP                                         --
            36.04      2          --                NAP                                         --
            36.05      2          --                NAP                                         --
            36.06      2          --                NAP                                         --
              37       2
            37.01      2          --                NAP                                         --
            37.02      2          --                NAP                                         --
            37.03      2          --                NAP                                         --
            37.04      2          --                NAP                                         --
            37.05      2          --                NAP                                         --
    5         38       1     632,281   8/31/2016    Noble Metal Processing, Inc.           524,401    5/31/2017
              39       1      85,861   4/30/2010    KPMG LLP                                29,915    6/30/2009
              40       1      22,009   8/31/2009    Ario Data Networks, Inc.                21,923    9/30/2007
              41       2          --                NAP                                         --
              42       1      76,303   10/31/2010   The University of Phoenix, Inc.         18,716   11/30/2007
              43       1          --                NAP                                         --
              44       1      24,291   6/30/2010    Merrill Lynch                           21,944    5/31/2016
              45       1     114,912   5/31/2019    Sedano's Supermarket                    32,415    3/21/2014
              46       1      78,306   9/30/2011    Foulger Pratt Development, Inc.         16,422   11/30/2011
              47       1      20,849   4/30/2012    Goldstein, Schechter, Price             13,048    6/30/2010
              48       1      16,149   8/31/2007    University Restaurant Group              8,750   12/31/2015
              49       1      34,069   1/31/2021    HomeGoods                               30,755   10/31/2013
   15         50       1       7,000   2/15/2021    Roys Poipu Bar Grill                     4,854    9/30/2014
              51       2          --                NAP                                         --
              52       1
            52.01      1          --                NAP                                         --
            52.02      1          --                NAP                                         --
              53       1          --                NAP                                         --
            53.01      1     340,000   10/31/2011   NAP                                         --
            53.02      1     163,000   7/30/2009    Certco (subleased from OHL)            120,000    7/30/2009
            53.03      1     514,461   4/30/2008    NAP                                         --
              54       1     197,298   11/30/2017   NAP                                         --
              55       1      35,234   6/30/2010    Sushi Concepts                           7,255   10/31/2010
              56       1      24,373   9/30/2013    Metro Bank of Dade                      10,860    4/30/2008
   16         57       1     785,790   5/31/2013    NAP                                         --
              58       1      38,472   1/31/2012    Environments for Learning               22,350    6/30/2007
    5         59       1      99,266   12/6/2021    NAP                                         --
              60       2          --                NAP                                         --
    5         61       2          --                NAP                                         --
              62       1          --                NAP                                         --
              63       1
            63.01      1      36,573   11/30/2008   Rasmussen College                       21,742    5/31/2014
            63.02      1      53,772   5/31/2009    Sonic Innovations, inc.                 22,748    9/30/2011
            63.03      1      15,526   2/28/2011    Lesco                                    8,758    7/14/2010
            63.04      1       9,416   1/31/2009    Omega Enterprises                        6,094    4/30/2009
              64       1      29,755    1/8/2017    Consignment Store                       14,925    1/31/2011
    5         65       1      88,390   12/6/2021    NAP                                         --
              66       1     110,194   3/31/2015    LTX Corporation                         56,380    7/30/2016
              67       1      23,869   5/31/2009    General Services Administration         20,085    8/14/2007
              68       2          --                NAP                                         --
              69       1     100,435   8/31/2011    LEGERITY, INC.                          70,700    5/31/2008
              70       1      55,000   2/28/2017    TravelClick                             36,414    5/31/2010
              71       1      34,884   12/31/2012   Hartford Foundation                     18,909   10/31/2016
              72       1      22,098   6/23/2009    Monumental Life Insurance Company       18,967    10/5/2008
              73       1          --                NAP                                         --
              74       1          --                NAP                                         --
            74.01      1      68,756   4/30/2019    NAP                                         --
            74.02      1      42,000   5/31/2008    NAP                                         --
            74.03      1      52,370   4/30/2014    NAP                                         --
            74.04      1      52,000   9/30/2009    NAP                                         --
            74.05      1      45,000   4/30/2019    NAP                                         --
            74.06      1      16,000   1/31/2011    NAP                                         --
            74.07      1      13,414   4/30/2014    NAP                                         --
    5         75       2          --                NAP                                         --
              76       1          --                NAP                                         --
              77       1       5,900   11/30/2012   Bada Bing Kihei LLC                      4,432    6/30/2011
              78       2          --                NAP                                         --
 15, 17       79       1          --                NAP                                         --
              80       1     164,034   11/30/2026   NAP                                         --
              81       1          --                NAP                                         --
              82       1          --                NAP                                         --
   10         83       1       9,086   4/30/2018    Em-Chamas                                5,531   12/31/2016
              84       2          --                NAP                                         --
              85       1      33,071   3/31/2012    John Daugherty Realty                   27,481    5/31/2009
              86       1      26,284   5/14/2016    Stewart Title of Colorado               20,814   11/30/2012
   15         87       1      44,137   2/28/2013    Palmetto Management & Engineering       24,366   12/31/2009
              88       1      31,023   4/30/2011    DeVry Inc                               16,187   12/31/2013
              89       1      57,125   3/31/2010    Crossmark, Inc.-- sublease from GE      20,325    6/30/2008
              90       1      24,444   9/28/2025    7 Eleven                                 3,640    3/31/2017
              91       2          --                NAP                                         --
              92       1          --                NAP                                         --
              93       2          --                NAP                                         --
              94       1      82,568   12/31/2021   Norwegian Cruise Lines                  42,801    6/30/2009
              95       1       7,474   8/30/2016    Ann Taylor Retail, Inc.                  6,000    1/31/2016
              96       1      47,661   3/31/2008    Coventry Health Care, Inc.              12,429    3/1/2012
              97       1      18,382   3/31/2011    General Services                        17,720    9/30/2007
              98       1      15,720   3/31/2009    Augusta Canal Authority                 11,542   12/31/2011
              99       1          --                NAP                                         --
   15        100       1      18,361    6/1/2017    Lichtin Executive Suites                11,933    7/31/2011
             101       1       2,492   1/31/2015    #1 Pro Day Spa                           2,456    3/31/2016
             102       1      23,637    6/1/2010    Centex Homes                             8,775    10/1/2008
             103       2
            103.01     2          --                NAP                                         --
            103.02     2          --                NAP                                         --
            103.03     2          --                NAP                                         --
            103.04     2          --                NAP                                         --
            103.05     2          --                NAP                                         --
            103.06     2          --                NAP                                         --
            103.07     2          --                NAP                                         --
             104       1      55,112    6/1/2021    Blockbuster                              5,400    5/1/2010
             105       1      21,940    8/1/2013    Howard Stallings                        13,070   12/15/2016
    5        106       1      41,991   2/28/2012    NAP                                         --
             107       2          --                NAP                                         --
             108       1      23,050    8/1/2012    Elizabeth Arden                         10,026    10/1/2010
             109       1
            109.01     1      79,958   12/31/2011   NAP                                         --
            109.02     1      56,600   9/30/2009    NAP                                         --
            109.03     1      20,029   2/28/2010    EV3, Inc.                               15,779    6/30/2007
             110       1      14,579   9/30/2008    Delaware Valley OB-GYN                  14,088   11/30/2014
             111       1      37,894   6/30/2017    Systems Plus Comps                       6,414    6/30/2009
             112       1      13,846   8/30/2016    Leetra (New Balance Shoes)               2,965   10/31/2016
             113       2          --                NAP                                         --
             114       1      18,375   2/28/2013    Barbich, Longcrier, Hooper & King       13,314    5/15/2009
   15        115       1      32,984   12/1/2011    HR Xcel                                 18,971    8/2/2011
             116       2          --                NAP                                         --
             117       1
            117.01     1          --                NAP                                         --
            117.02     1          --                NAP                                         --
            117.03     1          --                NAP                                         --
             118       1     296,796   1/31/2015    NAP                                         --
    5        119       1      11,450   7/31/2011    Sullivan's of North Carolina, Inc.       8,542   12/31/2007
             120       1          --                NAP                                         --
             121       1      26,712    2/1/2011    Comp USA                                22,663    8/1/2012
             122       1      45,746   12/1/2010    DISA (GSA)                              42,793    6/1/2009
             123       2          --                NAP                                         --
             124       1          --                NAP                                         --
   15        125       1      30,000   12/31/2014   Michaels                                23,940    2/28/2012
             126       1      67,617   12/3/2022    Ranch Wine and Spirits                   5,354    9/22/2010
    5        127       1
            127.01     1          --                NAP                                         --
            127.02     1          --                NAP                                         --
             128       1      35,000   4/30/2012    United Systems/Tech Group               10,415    4/30/2022
             129       1       5,043   9/30/2009    Vidal Sassoon                            3,459    7/30/2008
             130       1       9,000   8/31/2012    Coldwell Banker                          8,946    6/30/2011
   18        131       1     113,600   12/1/2016    Metro One Telecommunication             20,158    10/1/2008
             132       1       7,493    8/1/2016    Countrywide                              6,115    8/1/2011
    5        133       1      38,390   10/1/2021    NAP                                         --
             134       1      30,527   4/30/2014    Front Range Academy                      6,335    6/30/2009
             135       1       4,785    5/1/2007    Colorado Activities Center               4,551    6/1/2011
             136       1      23,653   6/30/2009    Basics (Gold Medals)                    12,500    6/30/2009
   19        137       1          --                NAP                                         --
             138       1       2,500   8/31/2016    Panda Express                            2,100    8/31/2016
             139       1          --                NAP                                         --
             140       1      73,437   11/8/2021    NAP                                         --
             141       1      52,615   2/28/2026    Auto Zone (Ground Lease)                 7,560    3/1/2021
             142       1          --                NAP                                         --
             143       1      55,000   12/31/2015   Outback Steakhouse                       6,500   12/31/2011
    5        144       1       5,400   12/14/2007   The Potter's House                       4,200    3/19/2008
             145       1      14,125   11/30/2013   John H. Young                           11,943   11/30/2013
             146       1       8,848   12/1/2010    Gentiva Certified Healthcare             7,980    2/29/2012
             147       1
            147.01     1       4,615   12/31/2016   Sleep Med                                4,251   12/31/2016
            147.02     1       6,000   1/10/2009    NAP                                         --
             148       1      20,022   4/30/2015    Schools Credit Union                     4,227   10/31/2010
             149       1      10,000   5/31/2018    Long Island Diabetes & Endocrinology     3,010    7/31/2009
             150       1      36,192   9/30/2015    Office Depot                            21,491   11/30/2016
             151       1      79,487    2/1/2027    NAP                                         --
             152       1      28,000    1/1/2012    Grocery Outlet                          23,000    6/1/2018
             153       1          --                NAP                                         --
    9        154       1       9,225    4/1/2011    MIR3                                     6,806    9/1/2011
             155       1          --                NAP                                         --
             156       1          --                NAP                                         --
            156.01     1      14,490   10/31/2031   NAP                                         --
            156.02     1      20,493   4/30/2008    Dollar General                           8,753    3/27/2008
             157       1      26,862   12/31/2010   Assoc Anestheseologists                  3,946   10/31/2007
             158       1      21,130   8/31/2009    Guardian Auto                           21,080    3/31/2008
             159       1      40,037   2/28/2009    Semperian, Inc.                         19,022    9/30/2009
             160       1         920   12/31/2009   NAP                                         --
             161       1          --                NAP                                         --
             162       1      13,013   1/31/2031    NAP                                         --
             163       1      32,170   8/31/2009    CBS                                     11,550    8/31/2011
             164       1      32,357   12/31/2011   A Child's Treasure                       6,866    7/31/2013
    9        165       1      11,180   1/31/2026    NAP                                         --
             166       1       6,997   7/31/2013    Arthur Schramm, DDS                      3,469    8/31/2016
             167       1      58,652   10/1/2010    Yusen Air & Sea Service                 20,000    11/1/2009
    5        168       1       9,100   4/30/2011    Sky's the Limit International, Inc.      8,000    8/31/2008
             169       2
            169.01     2          --                NAP                                         --
            169.02     2          --                NAP                                         --
             170       1          --                NAP                                         --
             171       1          --                NAP                                         --
             172       1          --                NAP                                         --
             173       1      51,575   4/30/2015    Vitamin Shoppe Industries                3,500    5/12/2015
             174       1       3,902   5/31/2011    Payless Shoes                            2,800    3/31/2011
             175       1      60,319   12/31/2016   Big Lots                                36,160    1/31/2012
    9        176       1       3,350   1/15/2012    T-Mobile                                 2,000   12/25/2011
             177       1
            177.01     1     100,000   6/30/2011    NAP                                         --
            177.02     1      93,113   10/31/2010   NAP                                         --
            177.03     1      52,100   10/31/2012   NAP                                         --
             178       1
            178.01     1       7,000   11/4/2019    NAP                                         --
            178.02     1       7,000   1/27/2013    NAP                                         --
            178.03     1       7,000   11/4/2019    NAP                                         --
            178.04     1       7,000   12/20/2020   NAP                                         --
             179       1       3,300   11/1/2010    Bank One / Chase                         3,212    9/1/2014
             180       1      26,800   12/31/2011   Dex Imaging, Inc.                        6,400    2/1/2011
             181       1          --                NAP                                         --
             182       1       8,000   2/14/2011    Delta Medical Care                       5,901    8/31/2009
    5        183       1       3,542   11/30/2023   NAP                                         --
   20        184       1       7,013   8/31/2012    NAP                                         --
             185       1       5,301    3/9/2011    International Title Solutions            2,300    3/31/2010
    5        186       1      12,582   10/31/2009   Databurst Technology Inc                 7,200    7/31/2011
             187       1       5,068   12/31/2010   Massage Envy                             3,406   12/31/2011
             188       1      43,124   9/30/2026    El Nopal                                 4,949    1/1/2017
             189       1      11,856   5/31/2019    United HealthCare Services, Inc.         6,676    2/28/2011
             190       2          --                NAP                                         --
   21        191       1       5,031   12/31/2026   NAP                                         --
             192       2          --                NAP                                         --
             193       1       5,043   8/31/2012    NSP, Inc.                                4,149   10/31/2009
             194       1      15,860   10/31/2015   Hanger Orthopedic Group                  2,603    4/30/2008
             195       2          --                NAP                                         --
             196       1       4,450   9/30/2010    Trinity Tile                             3,600    10/1/2008
             197       1       7,891   1/23/2031    NAP                                         --
    9        198       1       1,725    1/5/2017    Mountain State Cellular                  1,100    1/19/2012
             199       1       7,995   7/31/2008    Arlington Clinical                       7,260    3/31/2008
             200       1      14,871    1/7/2016    NAP                                         --
             201       1       6,000   7/31/2009    Mr. T's                                  2,400    5/31/2007

                                                                        THIRD
                                                                        LARGEST   THIRD LARGEST
           CONTROL   LOAN                                               TENANT    TENANT LEASE    ENGINEERING
FOOTNOTE   NUMBER    GROUP             THIRD LARGEST TENANT             SQ. FT.    EXPIRATION     REPORT DATE   PHASE I DATE
---------------------------------------------------------------------------------------------------------------------------

    2         1        1
             1.01      1     Ernst  and Young                           146,496      12/1/2016     12/6/2006      12/6/2006
             1.02      1     Avis - Office Area                           1,174     12/31/2011     12/6/2006      12/6/2006
    3         2        1     Ladenburg Thalmann & Co.                    91,159      6/30/2015     1/23/2007      11/30/2006
  4, 5        3        1     NAP                                             --
             3.01      1     RJM Acquisitions LLC                        16,942      4/30/2011     12/15/2006     12/28/2006
             3.02      1     Keystone                                    30,000     12/31/2011     12/15/2006     12/28/2006
             3.03      1     National Financial Systems, Inc.            25,250     12/31/2010     12/15/2006     12/28/2006
             3.04      1     Collection Plus                              8,200      5/31/2008     12/15/2006     12/28/2006
             3.05      1     Nanoprobes, Inc.                             7,022      2/28/2015     12/15/2006     12/28/2006
             3.06      1     Direct Marketing Adve                        8,087      5/31/2007     12/15/2006     12/28/2006
             3.07      1     NAP                                             --                    12/15/2006     12/28/2006
             3.08      1     NAP                                             --                    12/15/2006     12/28/2006
             3.09      1     Transistor Devices                           9,568      4/30/2007     12/15/2006     1/30/2007
             3.10      1     NAP                                             --                    12/15/2006     12/28/2006
             3.11      1     180 Connect Inc                             15,000     11/30/2011     12/15/2006     12/28/2006
             3.12      1     Le World Importer                           21,000      2/1/2010      12/15/2006     12/28/2006
             3.13      1     Mastec North America                         8,372      5/31/2008     12/15/2006     12/28/2006
             3.14      1     NAP                                             --                    12/15/2006     12/28/2006
             3.15      1     Cablevision Lightpath                            1     11/30/2008     12/15/2006     12/28/2006
             3.16      1     Laser Image Corp.                            5,300      4/30/2011     12/15/2006     12/28/2006
             3.17      1     Cousins Paintball                           10,650      8/31/2012     12/15/2006     12/28/2006
             3.18      1     Pyramid Network Services, LLC               10,000     11/30/2008     12/15/2006     12/28/2006
             3.19      1     Exide Corporation                           16,442      1/31/2010     12/15/2006     12/28/2006
             3.20      1     Halsted Communication                        8,280      4/30/2010     12/15/2006     12/28/2006
             3.21      1     Bascom Global Internet Service Inc.          5,388      1/31/2009     12/15/2006     12/28/2006
             3.22      1     Hill Rom Company                             4,140     11/30/2008     12/15/2006     1/29/2007
             3.23      1     Broadhollow Players                          8,000     12/31/2011     12/15/2006     1/31/2007
             3.24      1     Glass Corporation of America                19,638      3/31/2014     12/15/2006     1/17/2007
             3.25      1     Comax Environment Inc.                      10,500     12/31/2013     12/15/2006     12/28/2006
             3.26      1     NAP                                             --                    12/15/2006     1/17/2007
             3.27      1     Genotec Nutritionals                         4,600      2/28/2009     12/15/2006     12/28/2006
             3.28      1     NAP                                             --                    12/15/2006     12/28/2006
             3.29      1     M.K. Art                                     6,400     10/31/2012     12/15/2006     12/28/2006
             3.30      1     Keos                                        10,000      1/31/2012     12/15/2006     12/28/2006
             3.31      1     Daily News                                   8,300      5/31/2012     12/15/2006     12/28/2006
             3.32      1     NAP                                             --                    12/15/2006     11/16/2006
             3.33      1     Artisan Graphic Group                        5,200      5/31/2007     12/15/2006     12/28/2006
             3.34      1     NAP                                             --                    12/15/2006     12/28/2006
             3.35      1     NAP                                             --                    12/15/2006     12/28/2006
             3.36      1     NAP                                             --                    12/15/2006     12/28/2006
              4        1     Quellos Group LLC                           15,587      8/31/2010     11/21/2006     12/12/2006
              5        1
             5.01      1     HAIN CELESTIAL GROUP IN                     36,367      12/1/2012     11/6/2006      11/6/2006
             5.02      1     Comtech Telecommunications Cor               9,636      8/31/2013     11/6/2006      11/6/2006
             5.03      1     ERNST & YOUNG U.S LLP.                      25,780      12/1/2009     11/6/2006      11/6/2006
             5.04      1     PROFIT CENTER SOFTWARE                      22,719      1/31/2012     11/6/2006      11/7/2006
             5.05      1     UTI UNITED STATES INC                       13,500      9/1/2010      11/6/2006      11/6/2006
  6, 7        6        1
             6.01      1     M2O-Carlock, Copeland-2700                  54,603      1/17/2020     8/22/2006      8/22/2006
             6.02      1     IT-Grizzard Communications Group, Inc.      31,142     12/31/2015     11/6/2006      8/22/2006
             6.03      1     AZIO-C5                                      6,519      7/31/2015     11/6/2006      8/22/2006
              7        1     Merrill Lynch                               38,375      2/2/2017      5/26/2006      5/31/2006
    5         8        1     Bank of America                              3,777      7/1/2008      8/14/2006      8/14/2006
    8         9        1     WPP Group                                  111,700      2/1/2020      7/12/2006      7/20/2006
              10       1     NAP                                             --
            10.01      1     NAP                                             --                    12/22/2006     12/15/2006
            10.02      1     NAP                                             --                    12/22/2006     12/15/2006
            10.03      1     Dex Media                                   14,369      7/31/2012     12/28/2006      1/4/2007
            10.04      1     NAP                                             --                    12/28/2006      1/4/2007
            10.05      1     USA                                          4,710      4/21/2009     12/22/2006     12/15/2006
            10.06      1     NAP                                             --                    12/22/2006     12/15/2006
            10.07      1     US Veterans Affairs                          8,919      4/30/2008     12/22/2006     12/15/2006
            10.08      1     COPT Master Lease                           12,912      9/1/2009      12/22/2006     12/15/2006
            10.09      1     CH2M Hill                                   12,548      3/31/2008     12/28/2006      1/4/2007
            10.10      1     NAP                                             --                    12/22/2006     12/15/2006
            10.11      1     NAP                                             --                    12/22/2006     12/21/2006
            10.12      1     NAP                                             --                    12/22/2006     12/21/2006
            10.13      1     NAP                                             --                    12/22/2006      1/3/2007
            10.14      1     SRS Technologies                             5,212      10/1/2009     12/22/2006      1/3/2007
              11       1     NAP                                             --                    12/18/2006     12/18/2006
              12       1     NVR Inc.                                    60,573      4/30/2015     10/18/2006     10/21/2006
              13       1
            13.01      1     Furniture Homestores                        61,541      9/30/2016     12/4/2006      11/30/2006
            13.02      1     Awareness, Inc.                              4,570      9/30/2010     12/4/2006      11/30/2006
            13.03      1     Smile Select                                 6,420      3/31/2011     12/4/2006      11/30/2006
            13.04      1     QuickPak                                     9,951      8/31/2011     12/4/2006      11/30/2006
            13.05      1     NAP                                             --                    12/4/2006      11/30/2006
            13.06      1     M.I.N.D. Institute, Inc                      4,539      6/30/2007     12/4/2006      11/30/2006
              14       1     UBS FINANCIAL SERVICES I                    46,373     10/31/2015     11/6/2006      11/7/2006
              15       1     Wegman's (Ground Lease)                    120,000      5/24/2023     10/31/2006     1/12/2007
              16       1
            16.01      1     TATA America International                  15,009      2/29/2012     9/15/2006      9/12/2006
            16.02      1     NAP                                             --                    9/22/2006      9/12/2006
              17       1     NAP                                             --
            17.01      1     NAP                                             --                    12/4/2006      12/5/2006
            17.02      1     NAP                                             --                    12/4/2006      12/5/2006
            17.03      1     NAP                                             --                    12/4/2006      12/5/2006
            17.04      1     NAP                                             --                    12/4/2006      12/5/2006
            17.05      1     NAP                                             --                    12/4/2006      12/5/2006
            17.06      1     NAP                                             --                    12/4/2006      12/15/2006
              18       1     NAP                                             --                    1/23/2007      1/23/2007
    9         19       1     Wedding Italiano (Tony & Tina's)            19,375      2/1/2016       7/6/2006       7/7/2006
              20       1     Oracle USA Inc.                             28,327      3/31/2008     11/6/2006      11/6/2006
              21       1     NAP                                             --                    12/13/2006     1/30/2007
              22       1     Petrobras America, Inc.                     47,712      1/1/2009      1/16/2007      11/30/2006
              23       2
            23.01      2     NAP                                             --                    9/29/2006      11/15/2006
            23.02      2     NAP                                             --                    9/28/2006      12/4/2006
            23.03      2     NAP                                             --                    9/28/2006      12/4/2006
            23.04      2     NAP                                             --                    10/2/2006      12/1/2006
            23.05      2     NAP                                             --                    9/29/2006      12/4/2006
            23.06      2     NAP                                             --                    10/2/2006      12/1/2006
            23.07      2     NAP                                             --                    10/2/2006      12/4/2006
              24       1
            24.01      1     Powerhouse Gym                               7,920     10/31/2015      9/7/2006       9/6/2006
            24.02      1     AAA Hawaii                                   9,591     12/31/2010     10/5/2006      10/5/2006
              25       1     BFGC Architects Planners, Inc                9,653      2/28/2012     12/15/2006     12/15/2006
              26       1     NAP                                             --
            26.01      1     NAP                                             --                     1/8/2007      1/10/2007
            26.02      1     NAP                                             --                    12/18/2006      1/1/2007
            26.03      1     NAP                                             --                    1/12/2007      1/12/2007
            26.04      1     NAP                                             --                     1/2/2007      1/10/2007
              27       2     NAP                                             --                    11/6/2006      11/6/2006
   10         28       1     Aspen Holdings                              11,537      1/1/2013      6/19/2006      3/29/2006
   11         29       2     NAP                                             --
            29.01      2     NAP                                             --                    11/3/2006      11/3/2006
            29.02      2     NAP                                             --                    11/3/2006      11/3/2006
            29.03      2     NAP                                             --                    11/3/2006      11/3/2006
            29.04      2     NAP                                             --                    11/3/2006      11/3/2006
            29.05      2     NAP                                             --                    11/3/2006      11/3/2006
            29.06      2     NAP                                             --                    11/3/2006      11/3/2006
            29.07      2     NAP                                             --                    11/3/2006      11/3/2006
   12       29.08      2     NAP                                             --                    11/3/2006      11/3/2006
            29.09      2     NAP                                             --                    11/3/2006      11/3/2006
            29.10      2     NAP                                             --                    11/3/2006      11/3/2006
            29.11      2     NAP                                             --                    11/3/2006      11/3/2006
            29.12      2     NAP                                             --                    11/3/2006      11/3/2006
              30       1     NAP                                             --                    12/14/2006     12/20/2006
              31       1     Nihill & Riedley, P.C.                      18,879      6/30/2012     10/20/2006     10/20/2006
   13         32       1     Linens N Things                             28,300      2/1/2018      12/19/2006     12/15/2006
              33       1     SOC-- Childrens & Families First            11,186      9/30/2007     8/22/2006      8/23/2006
 14, 15       34       1     Stuart Anderson's Cattle Company             6,870      9/30/2007     9/19/2006      9/22/2006
              35       1     Spinal Concepts, Inc.                       36,435     12/31/2007     12/8/2006      12/22/2006
              36       2
            36.01      2     NAP                                             --                    11/21/2006     11/21/2006
            36.02      2     NAP                                             --                    11/21/2006     11/21/2006
            36.03      2     NAP                                             --                    11/21/2006     11/21/2006
            36.04      2     NAP                                             --                    11/21/2006     11/21/2006
            36.05      2     NAP                                             --                    11/21/2006     10/9/2006
            36.06      2     NAP                                             --                    11/21/2006     11/21/2006
              37       2
            37.01      2     NAP                                             --                    11/21/2006     11/21/2006
            37.02      2     NAP                                             --                    11/21/2006     11/21/2006
            37.03      2     NAP                                             --                    11/21/2006     11/21/2006
            37.04      2     NAP                                             --                    11/21/2006     11/21/2006
            37.05      2     NAP                                             --                    11/21/2006     11/21/2006
    5         38       1     Duct Connection & Sheet Metal Acquisitio    94,889      3/31/2014     12/15/2006     12/22/2006
              39       1     Merrill Lynch Pierce Fenner                 28,552      8/31/2012     11/6/2006      11/6/2006
              40       1     Aurora Systems, Inc.                        20,047      1/31/2011     11/22/2006     11/27/2006
              41       2     NAP                                             --                    11/21/2006     11/22/2006
              42       1     Synthetic Genomics, Inc.                     9,503      5/31/2011     9/15/2006      9/14/2006
              43       1     NAP                                             --                    9/22/2006      9/20/2006
              44       1     WJ Bradley                                  13,632      12/3/2011     11/22/2006     12/15/2006
              45       1     Leath Furniture, Inc.                       30,000      6/30/2007     12/18/2006     12/18/2006
              46       1     Research Financial Strategies, Inc.          3,050      1/31/2012     9/15/2006      9/14/2006
              47       1     Continental Real Estate Co                   9,705     11/30/2012     10/11/2006     10/12/2006
              48       1     Countrywide Home Loans                       6,234     10/31/2014     10/25/2006     10/25/2006
              49       1     Michael's Stores                            25,012      2/28/2015     11/13/2006     11/13/2006
   15         50       1     Whalers General Store                        4,132     10/30/2013     10/5/2006      10/6/2006
              51       2     NAP                                             --                    11/17/2006     11/17/2006
              52       1
            52.01      1     NAP                                             --                    10/20/2006     10/20/2006
            52.02      1     NAP                                             --                    11/17/2006     11/17/2006
              53       1     NAP                                             --
            53.01      1     NAP                                             --                    10/10/2006     10/13/2006
            53.02      1     NAP                                             --                    10/10/2006     10/25/2006
            53.03      1     NAP                                             --                    10/9/2006      10/25/2006
              54       1     NAP                                             --                    10/24/2006     10/24/2006
              55       1     NAP                                             --                    10/31/2006     10/30/2006
              56       1     Just Leather Collection                      5,197      9/30/2007     10/30/2006     10/30/2006
   16         57       1     NAP                                             --                    12/1/2006      12/1/2006
              58       1     Sav-On Drugs                                 8,083      1/31/2008     11/21/2006     11/21/2006
    5         59       1     NAP                                             --                    11/20/2006     11/3/2006
              60       2     NAP                                             --                    8/16/2006      8/14/2006
    5         61       2     NAP                                             --                    11/10/2006     11/1/2006
              62       1     NAP                                             --                    9/22/2006      9/22/2006
              63       1
            63.01      1     Pitney Bowes                                21,653     11/30/2010     12/1/2006      11/27/2006
            63.02      1     NAP                                             --                    12/1/2006      11/27/2006
            63.03      1     Shred-It                                     7,423      2/28/2009     12/1/2006      11/27/2006
            63.04      1     Sten-Barr Medical                            3,267     10/31/2007     12/1/2006      11/27/2006
              64       1     El Fenix                                     8,700     10/31/2009     6/23/2006      7/24/2006
    5         65       1     NAP                                             --                    11/20/2006     11/2/2006
              66       1     NAP                                             --                    10/3/2006      10/4/2006
              67       1     Cardax Pharmaceuticals Inc.                 18,359      4/15/2007     6/30/2006       7/7/2006
              68       2     NAP                                             --                    9/22/2006      9/20/2006
              69       1     WAYPORT, INC.                               70,700      3/31/2010     10/31/2006     10/31/2006
              70       1     Phillip Morris                              15,875      1/31/2009     11/1/2006      11/6/2006
              71       1     Gordon, Muir, & Foley                       18,062      6/30/2012     8/28/2006      11/8/2006
              72       1     Interventional Rhythm Management            18,827     11/30/2011     11/6/2006      11/6/2006
              73       1     NAP                                             --                    9/22/2006      9/22/2006
              74       1     NAP                                             --
            74.01      1     NAP                                             --                    12/7/2006      10/17/2006
            74.02      1     NAP                                             --                    12/7/2006      11/9/2006
            74.03      1     NAP                                             --                    12/6/2006      11/8/2006
            74.04      1     NAP                                             --                    12/7/2006      10/17/2006
            74.05      1     NAP                                             --                    12/7/2006      11/8/2006
            74.06      1     NAP                                             --                    12/7/2006      12/15/2006
            74.07      1     NAP                                             --                    12/8/2006      10/17/2006
    5         75       2     NAP                                             --                    10/6/2006      10/6/2006
              76       1     NAP                                             --                    11/1/2006       1/2/2007
              77       1     Life's a Beach                               2,168     12/31/2012     11/3/2006      11/3/2006
              78       2     NAP                                             --                    10/17/2006     10/17/2006
 15, 17       79       1     NAP                                             --                    11/9/2006      12/18/2006
              80       1     NAP                                             --                    11/13/2006     10/27/2006
              81       1     NAP                                             --                    9/22/2006      9/20/2006
              82       1     NAP                                             --                    9/14/2006      9/22/2006
   10         83       1     Bonefish Grill                               5,095      2/28/2016     10/9/2006      10/9/2006
              84       2     NAP                                             --                    9/29/2006      10/9/2006
              85       1     Aon Service Corporation                      9,576      8/31/2008     10/19/2006     10/23/2006
              86       1     Computer Technology Associates               7,217      9/30/2011     8/25/2006      8/25/2006
   15         87       1     American Guaranty & Trust                   10,831     12/31/2015     12/1/2006      12/4/2006
              88       1     Microsoft Corporation                       14,616     11/30/2010     11/6/2006      10/6/2006
              89       1     Kimley-Horn & Associates, Inc.              19,239      3/15/2011     11/28/2006     11/23/2006
              90       1     PNC Bank                                     3,300     12/31/2016     11/3/2006      11/3/2006
              91       2     NAP                                             --                    11/20/2006     11/16/2006
              92       1     NAP                                             --                    9/21/2006      9/20/2006
              93       2     NAP                                             --                    11/17/2006     11/17/2006
              94       1     NAP                                             --                    10/2/2006      12/20/2006
              95       1     Cantina-Laredo Shreveport, LLC               6,000     12/31/2021     8/28/2006      8/28/2006
              96       1     One Source Associates, Inc.                  7,398      1/31/2009     10/20/2006     10/23/2006
              97       1     Joseph Stevens                               5,835      3/31/2008     11/13/2006     11/22/2006
              98       1     Morgan Keegan                                6,514     11/30/2011     11/13/2006     11/14/2006
              99       1     NAP                                             --                    12/7/2006      12/7/2006
   15        100       1     Chubb                                        7,587      2/17/2012     8/12/2006      9/18/2006
             101       1     Honors Review                                2,400      3/31/2016     10/26/2006     10/26/2006
             102       1     Greenspun Inc.                               7,559      9/1/2010      9/14/2006      9/14/2006
             103       2
            103.01     2     NAP                                             --                    10/29/2006     10/30/2006
            103.02     2     NAP                                             --                    10/30/2006     10/31/2006
            103.03     2     NAP                                             --                    10/29/2006     10/31/2006
            103.04     2     NAP                                             --                    10/30/2006     10/30/2006
            103.05     2     NAP                                             --                    10/30/2006     10/30/2006
            103.06     2     NAP                                             --                    10/29/2006     10/30/2006
            103.07     2     NAP                                             --                    10/30/2006     10/30/2006
             104       1     Famous Sam's                                 5,260      3/1/2011      8/17/2006      8/17/2006
             105       1     Lichtin Executive Suites                     9,770     11/30/2011     12/11/2006     11/27/2006
    5        106       1     NAP                                             --                    10/20/2006     10/23/2006
             107       2     NAP                                             --                    11/22/2006     11/28/2006
             108       1     Putnam                                       5,000      1/1/2014      11/28/2006      1/2/2007
             109       1
            109.01     1     NAP                                             --                    12/1/2006      11/27/2006
            109.02     1     NAP                                             --                    12/1/2006      11/27/2006
            109.03     1     Scherer Bros. Lumber                        14,263      1/31/2014     12/1/2006      11/27/2006
             110       1     Medical Society of NJ                       13,382      8/31/2016      8/7/2006       9/8/2006
             111       1     Margarita's                                  5,600      6/30/2010     12/4/2006      12/19/2006
             112       1     Knoyzz Associates                            2,070      8/31/2016     10/12/2006     10/26/2006
             113       2     NAP                                             --                    9/20/2006      9/20/2006
             114       1     Boyle Engineering Corp.                     12,722      4/30/2008     12/13/2006      1/2/2007
   15        115       1     Clancy & Theys Construction Co.              5,069      9/2/2013      8/12/2006      9/18/2006
             116       2     NAP                                             --                    11/8/2006      11/29/2006
             117       1
            117.01     1     NAP                                             --                    11/27/2006     11/27/2006
            117.02     1     NAP                                             --                    11/27/2006     11/27/2006
            117.03     1     NAP                                             --                    11/27/2006     11/27/2006
             118       1     NAP                                             --                        NA         8/30/2006
    5        119       1     Cisco Systems, Inc.                          8,289     10/31/2009     7/21/2006      7/24/2006
             120       1     NAP                                             --                    11/10/2006     11/16/2006
             121       1     Hearth & Patio                              10,000      2/1/2012      10/2/2006      10/2/2006
             122       1     Colorado Technical University               21,854      8/1/2010      10/10/2006     10/10/2006
             123       2     NAP                                             --                    11/15/2006     11/15/2006
             124       1     NAP                                             --                    9/21/2006      9/21/2006
   15        125       1     PetSmart                                    20,087      11/1/2016     12/20/2006      1/2/2007
             126       1     Aveda (centre Salon)                         3,620     11/14/2008     10/9/2006      11/27/2006
    5        127       1
            127.01     1     NAP                                             --                    11/29/2006     11/27/2006
            127.02     1     NAP                                             --                    11/29/2006     8/28/2006
             128       1     Rockford Corp.                               9,775      9/30/2010     11/13/2006     12/15/2006
             129       1     Elise Hahn - Pinkberry                         491      1/31/2011     10/26/2006     10/24/2006
             130       1     Western Development Group                    3,196     11/30/2016     11/20/2006     11/29/2006
   18        131       1     Char Meck Board of Education                 9,775      12/1/2011     10/25/2006     11/14/2006
             132       1     Bread n Buns                                 4,535      5/1/2011      5/17/2006       6/8/2006
    5        133       1     NAP                                             --                    11/20/2006     11/3/2006
             134       1     City & County Broomfield                     5,636      6/30/2010     12/14/2006     12/13/2006
             135       1     Western Fireplace                            4,511      10/1/2008     10/31/2006     12/8/2006
             136       1     Dollar General                              10,998      6/30/2009     12/7/2006      1/11/2007
   19        137       1     NAP                                             --                    9/21/2006      9/21/2006
             138       1     Starbucks                                    1,543      8/31/2016      9/6/2006       9/6/2006
             139       1     NAP                                             --                    11/15/2006     11/14/2006
             140       1     NAP                                             --                    11/29/2006     9/25/2006
             141       1     Native New Yorker                            4,981     12/31/2016     9/20/2006      9/21/2006
             142       1     NAP                                             --                    9/21/2006      9/21/2006
             143       1     Payless Shoesource, Inc.                     3,297      9/30/2011     9/19/2006      9/18/2006
    5        144       1     Primavera Beauty                             2,800     10/31/2007     11/13/2006     11/13/2006
             145       1     Hall-Houston Exploration Partners, LLC       8,145      4/30/2010      9/1/2006       9/1/2006
             146       1     L&W Supply                                   5,357      6/1/2012      11/7/2006      11/6/2006
             147       1
            147.01     1     Lindamood-Bell Learning Center               3,506     12/31/2008     12/13/2006     12/13/2006
            147.02     1     NAP                                             --                    12/13/2006     12/13/2006
             148       1     Chipotle                                     2,450      6/30/2015     9/29/2006      9/29/2006
             149       1     Stony Brook Cosmetic Dentistry               2,718      3/31/2014     11/13/2006     11/28/2006
             150       1     Wells Fargo (ATM)                               --      4/30/2008     12/6/2006      12/4/2006
             151       1     NAP                                             --                    11/8/2006      11/10/2006
             152       1     Dollar Tree Stores                          15,000      11/1/2014     8/28/2006      8/17/2006
             153       1     NAP                                             --                    9/22/2006      9/22/2006
    9        154       1     Case Rev                                     5,740      5/1/2009      11/9/2006      11/29/2006
             155       1     NAP                                             --                     9/6/2006       9/6/2006
             156       1     NAP                                             --
            156.01     1     NAP                                             --                    12/20/2006      1/3/2007
            156.02     1     Rent A Center                                6,800      6/30/2008     12/20/2006     12/29/2006
             157       1     Ken Leiner Assoc.                            3,095     12/31/2010      9/7/2006      9/13/2006
             158       1     Eastern Flooring                            20,886      5/31/2008      9/1/2006      10/25/2006
             159       1     Option Care Enterprises                     15,035      6/30/2008     12/1/2006      12/15/2006
             160       1     NAP                                             --                        NA         10/27/2006
             161       1     NAP                                             --                    8/22/2006      8/23/2006
             162       1     NAP                                             --                    11/10/2006     11/13/2006
             163       1     NAP                                             --                    10/19/2006     10/20/2006
             164       1     Hollywood Video                              5,184      6/30/2007      9/1/2006      11/1/2006
    9        165       1     NAP                                             --                    11/21/2006     1/18/2007
             166       1     Carolina Family Eye Care                     3,371      7/31/2013     10/12/2006     11/14/2006
             167       1     Amarr Garage Doors                          15,848      4/1/2010      11/2/2006      11/9/2006
    5        168       1     Madico, Inc.                                 7,332      9/30/2011     12/6/2006      1/11/2007
             169       2
            169.01     2     NAP                                             --                    12/4/2006      12/4/2006
            169.02     2     NAP                                             --                    12/1/2006      12/4/2006
             170       1     NAP                                             --                    8/17/2006      8/16/2006
             171       1     NAP                                             --                    11/2/2006      11/2/2006
             172       1     NAP                                             --                    9/21/2006      9/22/2006
             173       1     Alpha Communications                         2,426     11/30/2016     11/8/2006      11/7/2006
             174       1     Gamestop                                     2,500     12/31/2010     10/9/2006      10/9/2006
             175       1     Wells Fargo ATM                                 90      1/1/2012      12/6/2006      12/7/2006
    9        176       1     Starbucks                                    1,700      11/6/2016     8/14/2006      8/24/2006
             177       1
            177.01     1     NAP                                             --                    9/20/2006      10/25/2006
            177.02     1     NAP                                             --                    9/20/2006      10/25/2006
            177.03     1     NAP                                             --                    9/20/2006      10/25/2006
             178       1
            178.01     1     NAP                                             --                     9/5/2006       9/6/2006
            178.02     1     NAP                                             --                     9/5/2006       9/5/2006
            178.03     1     NAP                                             --                     9/1/2006       9/5/2006
            178.04     1     NAP                                             --                     9/5/2006       9/6/2006
             179       1     Castle Dental Centers of Texas               3,200      10/1/2009     11/8/2006      11/10/2006
             180       1     NAP                                             --                    8/24/2006      9/11/2006
             181       1     NAP                                             --                     1/2/2007       1/2/2007
             182       1     Instant Print Promotions                     5,436     10/31/2011     11/27/2006     11/27/2006
    5        183       1     NAP                                             --                    8/21/2006      10/2/2006
   20        184       1     NAP                                             --                    12/21/2006     12/18/2006
             185       1     Florida Lawyers Assistance                   2,046     11/30/2007     11/21/2006     11/21/2006
    5        186       1     Highlands Bible Church                       5,770     11/30/2007     11/17/2006     11/17/2006
             187       1     Melissa Amos                                 1,551     12/31/2011     10/13/2006     12/12/2006
             188       1     Citizens Union Bank                          3,312     12/31/2009     10/10/2006     10/23/2006
             189       1     Commercial Horizons                          3,430      5/31/2019     9/25/2006      9/25/2006
             190       2     NAP                                             --                    10/5/2006      10/20/2006
   21        191       1     NAP                                             --                    12/13/2006     12/13/2006
             192       2     NAP                                             --                     8/2/2006      9/25/2006
             193       1     Camille's                                    2,736      8/31/2011     10/11/2006     10/20/2006
             194       1     Home Medical (Rotech)                        2,550     10/31/2011     11/20/2006     11/20/2006
             195       2     NAP                                             --                     8/3/2006      9/25/2006
             196       1     Full Circle Yoga                             2,005     10/21/2007     12/7/2006      12/26/2006
             197       1     NAP                                             --                    10/3/2006      11/17/2006
    9        198       1     Domino's                                       900      2/15/2012     11/21/2006     11/21/2006
             199       1     J & N Enterprises, LLC                       3,960      7/31/2007      7/5/2006      9/27/2006
             200       1     NAP                                             --                    9/14/2006      10/5/2006
             201       1     Stone Masters, LLC                           2,320      4/30/2008      7/5/2006      9/27/2006

                                                                            EARTHQUAKE   TERRORISM
                             PHASE II                                       INSURANCE    INSURANCE                            GROUND
           CONTROL   LOAN    PERFORMED    PHASE II              SEISMIC      REQUIRED    REQUIRED                             LEASE
FOOTNOTE   NUMBER    GROUP     (Y/N)        DATE      PML %   REPORT DATE     (Y/N)        (Y/N)     OWNERSHIP INTEREST       (Y/N)
------------------------------------------------------------------------------------------------------------------------------------

    2         1        1
             1.01      1        No                                              No          Yes            Fee Simple           No
             1.02      1        No                                              No          Yes      Fee Simple / Leasehold    Yes
    3         2        1        No                                              No          Yes            Fee Simple           No
  4, 5        3        1                                                        No          Yes                                 No
             3.01      1        No                                              No          Yes            Fee Simple           No
             3.02      1        No                                              No          Yes            Fee Simple           No
             3.03      1        No                                              No          Yes            Fee Simple           No
             3.04      1        No                                              No          Yes            Fee Simple           No
             3.05      1        No                                              No          Yes            Fee Simple           No
             3.06      1        No                                              No          Yes            Fee Simple           No
             3.07      1        No                                              No          Yes            Fee Simple           No
             3.08      1        No                                              No          Yes            Fee Simple           No
             3.09      1        No                                              No          Yes            Fee Simple           No
             3.10      1        No                                              No          Yes            Fee Simple           No
             3.11      1        No                                              No          Yes            Fee Simple           No
             3.12      1        No                                              No          Yes            Fee Simple           No
             3.13      1        No                                              No          Yes            Fee Simple           No
             3.14      1        No                                              No          Yes            Fee Simple           No
             3.15      1        No                                              No          Yes            Fee Simple           No
             3.16      1        No                                              No          Yes            Fee Simple           No
             3.17      1        No                                              No          Yes            Fee Simple           No
             3.18      1        No                                              No          Yes            Fee Simple           No
             3.19      1        No                                              No          Yes            Fee Simple           No
             3.20      1        No                                              No          Yes            Fee Simple           No
             3.21      1        No                                              No          Yes            Fee Simple           No
             3.22      1        No                                              No          Yes            Fee Simple           No
             3.23      1        No                                              No          Yes            Fee Simple           No
             3.24      1        No                                              No          Yes            Fee Simple           No
             3.25      1        No                                              No          Yes            Fee Simple           No
             3.26      1        No                                              No          Yes            Fee Simple           No
             3.27      1        No                                              No          Yes            Fee Simple           No
             3.28      1        No                                              No          Yes            Fee Simple           No
             3.29      1        No                                              No          Yes            Fee Simple           No
             3.30      1        No                                              No          Yes            Fee Simple           No
             3.31      1        No                                              No          Yes            Fee Simple           No
             3.32      1        No                                              No          Yes            Fee Simple           No
             3.33      1        No                                              No          Yes            Fee Simple           No
             3.34      1        No                                              No          Yes            Fee Simple           No
             3.35      1        No                                              No          Yes            Fee Simple           No
             3.36      1        No                                              No          Yes            Fee Simple           No
              4        1        No                                              No          Yes            Fee Simple           No
              5        1
             5.01      1        No                                              No          Yes            Fee Simple           No
             5.02      1        No                                              No          Yes            Fee Simple           No
             5.03      1        No                                              No          Yes            Leasehold           Yes
             5.04      1        No                                              No          Yes            Leasehold           Yes
             5.05      1        No                                              No          Yes            Fee Simple           No
  6, 7        6        1
             6.01      1        No                                              No          Yes            Fee Simple           No
             6.02      1        No                                              No          Yes      Fee Simple / Leasehold    Yes
             6.03      1        No                                              No          Yes            Leasehold           Yes
              7        1        No                                                          Yes            Fee Simple           No
    5         8        1        No                                                          Yes            Fee Simple           No
    8         9        1        No                                              No          Yes            Fee Simple           No
              10       1                                                        No          Yes                                 No
            10.01      1        No                                              No          Yes            Fee Simple           No
            10.02      1        No                                              No          Yes            Fee Simple           No
            10.03      1        No                                              No          Yes            Fee Simple           No
            10.04      1        No                                              No          Yes            Fee Simple           No
            10.05      1        No                                              No          Yes            Fee Simple           No
            10.06      1        No                                              No          Yes            Fee Simple           No
            10.07      1        No                                              No          Yes            Fee Simple           No
            10.08      1        No                                              No          Yes            Fee Simple           No
            10.09      1        No                                              No          Yes            Fee Simple           No
            10.10      1        No                                              No          Yes            Fee Simple           No
            10.11      1        No                                              No          Yes            Fee Simple           No
            10.12      1        No                                              No          Yes            Fee Simple           No
            10.13      1        No                                              No          Yes            Fee Simple           No
            10.14      1        No                                              No          Yes            Fee Simple           No
              11       1        No                                                          Yes            Leasehold           Yes
              12       1        No                                              No          Yes            Fee Simple           No
              13       1
            13.01      1        No                      13     12/4/2006        No          Yes            Fee Simple           No
            13.02      1        No                      15     12/4/2006        No          Yes            Fee Simple           No
            13.03      1        No                      13     12/4/2006        No          Yes            Fee Simple           No
            13.04      1        No                      10     12/4/2006        No          Yes            Fee Simple           No
            13.05      1        No                       7     12/4/2006        No          Yes            Fee Simple           No
            13.06      1        No                      14     12/4/2006        No          Yes            Fee Simple           No
              14       1        No                                                          Yes            Leasehold           Yes
              15       1        No                                              No          Yes            Fee Simple           No
              16       1
            16.01      1        No                      16     9/15/2006        No          Yes            Fee Simple           No
            16.02      1        No                      14     9/22/2006        No          Yes            Fee Simple           No
              17       1                                                        No          Yes                                 No
            17.01      1        No                                              No          Yes            Fee Simple           No
            17.02      1        No                                              No          Yes            Fee Simple           No
            17.03      1        No                                              No          Yes            Fee Simple           No
            17.04      1        No                                              No          Yes            Fee Simple           No
            17.05      1        No                                              No          Yes            Fee Simple           No
            17.06      1        No                                              No          Yes            Fee Simple           No
              18       1        No                                              No          Yes            Fee Simple           No
    9         19       1        No                                              No          Yes            Leasehold           Yes
              20       1                                                                    Yes            Fee Simple           No
              21       1        No                      12    12/15/2006        No          Yes            Fee Simple           No
              22       1        No                                              No          Yes            Fee Simple           No
              23       2
            23.01      2        No                                              No          Yes            Fee Simple           No
            23.02      2        No                                              No          Yes            Fee Simple           No
            23.03      2        No                                              No          Yes            Fee Simple           No
            23.04      2        No                                              No          Yes            Fee Simple           No
            23.05      2        No                                              No          Yes            Fee Simple           No
            23.06      2        No                                              No          Yes            Fee Simple           No
            23.07      2        No                                              No          Yes            Fee Simple           No
              24       1
            24.01      1                                                        No          Yes            Fee Simple           No
            24.02      1                                                        No          Yes            Leasehold           Yes
              25       1        No                      14    12/16/2006        No          Yes            Fee Simple           No
              26       1                                                        No          Yes                                 No
            26.01      1        No                                              No          Yes            Fee Simple           No
            26.02      1        No                      11    12/19/2006        No          Yes            Fee Simple           No
            26.03      1        No                                              No          Yes            Fee Simple           No
            26.04      1        No                                              No          Yes            Fee Simple           No
              27       2        No                                                          Yes            Fee Simple           No
   10         28       1        No                                              No          Yes            Fee Simple           No
   11         29       2                                                        No          Yes                                 No
            29.01      2        No                      18     11/3/2006        No          Yes            Fee Simple           No
            29.02      2        No                      18     11/3/2006        No          Yes            Fee Simple           No
            29.03      2        No                      17     11/3/2006        No          Yes            Fee Simple           No
            29.04      2        No                      18     11/3/2006        No          Yes            Fee Simple           No
            29.05      2        No                      18     11/3/2006        No          Yes            Fee Simple           No
            29.06      2        No                      18     11/3/2006        No          Yes            Fee Simple           No
            29.07      2        No                      17     11/3/2006        No          Yes            Fee Simple           No
   12       29.08      2        No                      18     11/3/2006        No          Yes            Fee Simple           No
            29.09      2        No                      18     11/3/2006        No          Yes            Fee Simple           No
            29.10      2        No                      18     11/3/2006        No          Yes            Fee Simple           No
            29.11      2        No                      18     11/3/2006        No          Yes            Fee Simple           No
            29.12      2        No                      18     11/3/2006        No          Yes            Fee Simple           No
              30       1        No                                              No          Yes            Fee Simple           No
              31       1        No                                                          Yes            Fee Simple           No
   13         32       1        No                                              No          Yes            Fee Simple           No
              33       1        No                      12     8/22/2006        No          Yes            Fee Simple           No
 14, 15       34       1        No                                              No          Yes            Fee Simple           No
              35       1        No                                                          Yes            Fee Simple           No
              36       2
            36.01      2        No                                              No          Yes            Fee Simple           No
            36.02      2        No                                              No          Yes            Fee Simple           No
            36.03      2        No                                              No          Yes            Fee Simple           No
            36.04      2        No                                              No          Yes            Fee Simple           No
            36.05      2        No                                              No          Yes            Fee Simple           No
            36.06      2        No                                              No          Yes            Fee Simple           No
              37       2
            37.01      2        No                                              No          Yes            Fee Simple           No
            37.02      2        No                                              No          Yes            Fee Simple           No
            37.03      2        No                                              No          Yes            Fee Simple           No
            37.04      2        No                                              No          Yes            Fee Simple           No
            37.05      2        No                                              No          Yes            Fee Simple           No
    5         38       1        No                                              No          Yes            Fee Simple           No
              39       1        No                                              No          Yes            Fee Simple           No
              40       1        No                      12     9/15/2006        No          Yes            Fee Simple           No
              41       2        No                      13    11/22/2006        No          Yes            Fee Simple           No
              42       1        No                                              No          Yes            Fee Simple           No
              43       1        No                                              No          Yes            Fee Simple           No
              44       1        No                                              No          Yes            Fee Simple           No
              45       1        No                                              No          Yes            Fee Simple           No
              46       1        No                                              No          Yes            Fee Simple           No
              47       1        No                                              No          Yes            Fee Simple           No
              48       1        No                      12    10/19/2006        No          Yes            Fee Simple           No
              49       1        No                                              No          Yes      Fee Simple / Leasehold    Yes
   15         50       1        No                                              No          Yes            Leasehold           Yes
              51       2        No                                              No          Yes            Fee Simple           No
              52       1
            52.01      1        No                                              No          Yes            Fee Simple           No
            52.02      1        No                                              No          Yes            Fee Simple           No
              53       1                                                        No          Yes                                 No
            53.01      1        No                                              No          Yes            Fee Simple           No
            53.02      1        No                                              No          Yes            Fee Simple           No
            53.03      1        No                                              No          Yes            Fee Simple           No
              54       1        No                                              No          Yes            Fee Simple           No
              55       1        No                      19    10/27/2006        No          Yes            Fee Simple           No
              56       1        No                                              No          Yes      Fee Simple / Leasehold    Yes
   16         57       1        No                                              No          Yes            Fee Simple           No
              58       1        No                      12    11/27/2006        No          Yes            Fee Simple           No
    5         59       1        No                                              No          Yes            Fee Simple           No
              60       2        No                      12     8/16/2006        No          Yes            Fee Simple           No
    5         61       2        No                                              No          Yes            Fee Simple           No
              62       1        No                      16    11/15/2006        No          Yes            Fee Simple           No
              63       1
            63.01      1        No                                              No          Yes            Fee Simple           No
            63.02      1        No                                              No          Yes            Fee Simple           No
            63.03      1        No                                              No          Yes            Fee Simple           No
            63.04      1        No                                              No          Yes            Fee Simple           No
              64       1        No                                              No          Yes            Leasehold           Yes
    5         65       1        No                                              No          Yes            Fee Simple           No
              66       1        No                                              No          Yes            Fee Simple           No
              67       1                                                        No          Yes            Fee Simple           No
              68       2        No                                              No          Yes            Fee Simple           No
              69       1        No                                              No          Yes            Fee Simple           No
              70       1        No                                              No          Yes            Fee Simple           No
              71       1        No                                              No          Yes            Fee Simple           No
              72       1        No                                              No          Yes            Fee Simple           No
              73       1        No                                              No          Yes            Fee Simple           No
              74       1                                                        No          Yes                                 No
            74.01      1        No                                              No          Yes            Fee Simple           No
            74.02      1        No                                              No          Yes            Fee Simple           No
            74.03      1        No                                              No          Yes            Fee Simple           No
            74.04      1        No                                              No          Yes            Fee Simple           No
            74.05      1        No                                              No          Yes            Fee Simple           No
            74.06      1        No                                              No          Yes            Fee Simple           No
            74.07      1        No                                              No          Yes            Fee Simple           No
    5         75       2        No                                              No          Yes            Fee Simple           No
              76       1        No                                              No          Yes            Fee Simple           No
              77       1        No                                              No          Yes            Fee Simple           No
              78       2        No                                              No          Yes            Fee Simple           No
 15, 17       79       1        No                       9     11/9/2006        No          Yes            Leasehold           Yes
              80       1        No                                              No          Yes            Fee Simple           No
              81       1        No                                              No          Yes            Fee Simple           No
              82       1        No                      17    11/15/2006        No          Yes            Fee Simple           No
   10         83       1        No                                              No          Yes            Fee Simple           No
              84       2        No                                              No          Yes            Fee Simple           No
              85       1        No                                              No          Yes            Fee Simple           No
              86       1        No                                              No          Yes            Fee Simple           No
   15         87       1        No                                              No          Yes            Fee Simple           No
              88       1        No                                              No          Yes            Fee Simple           No
              89       1        No                                              No          Yes            Fee Simple           No
              90       1        No                                              No          Yes            Leasehold           Yes
              91       2        No                                              No          Yes            Fee Simple           No
              92       1        No                                              No          Yes            Fee Simple           No
              93       2        No                      12     10/3/2006        No          Yes            Fee Simple           No
              94       1        No                                              No          Yes            Fee Simple           No
              95       1        No                                              No          Yes            Fee Simple           No
              96       1        No                                              No          Yes            Fee Simple           No
              97       1        No                                              No          Yes            Fee Simple           No
              98       1        No                                              No          Yes            Fee Simple           No
              99       1        No                                              No          Yes            Leasehold           Yes
   15        100       1        No                                              No          Yes            Fee Simple           No
             101       1        No                      14    10/26/2006        No          Yes            Leasehold           Yes
             102       1        No                                              No          Yes            Fee Simple           No
             103       2
            103.01     2        No                      19    10/31/2006        No          Yes            Fee Simple           No
            103.02     2        No                      18    10/31/2006        No          Yes            Fee Simple           No
            103.03     2                                19    10/31/2006        No          Yes            Fee Simple           No
            103.04     2        No                      18    10/31/2006        No          Yes            Fee Simple           No
            103.05     2        No                      22    10/30/2006        Yes         Yes            Fee Simple           No
            103.06     2        No                      22    10/30/2006        Yes         Yes            Fee Simple           No
            103.07     2        No                      18    10/31/2006        No          Yes            Fee Simple           No
             104       1        No                                              No          Yes            Fee Simple           No
             105       1        No                                              No          Yes            Fee Simple           No
    5        106       1        No                      14    10/23/2006        No          Yes            Fee Simple           No
             107       2        No                      12    11/28/2006        No          Yes            Fee Simple           No
             108       1        No                                              No          Yes            Fee Simple           No
             109       1
            109.01     1        No                                              No          Yes            Fee Simple           No
            109.02     1        No                                              No          Yes            Fee Simple           No
            109.03     1        No                                              No          Yes            Fee Simple           No
             110       1        No                                              No          Yes            Fee Simple           No
             111       1        No                                              No          Yes            Fee Simple           No
             112       1        No                                              No          Yes            Fee Simple           No
             113       2        No                                              No          Yes            Fee Simple           No
             114       1        No                      <10   12/13/2006        No          Yes            Fee Simple           No
   15        115       1        No                                              No          Yes            Fee Simple           No
             116       2        No                                              No          Yes            Fee Simple           No
             117       1
            117.01     1        No                                              No          Yes            Fee Simple           No
            117.02     1        No                                              No          Yes            Fee Simple           No
            117.03     1        No                                              No          Yes            Fee Simple           No
             118       1        No                                              No          Yes            Fee Simple           No
    5        119       1        No                                              No          Yes            Fee Simple           No
             120       1        No                                              No          Yes            Fee Simple           No
             121       1        No                                              No          Yes            Fee Simple           No
             122       1        No                                              No          Yes            Fee Simple           No
             123       2        No                                              No          Yes            Fee Simple           No
             124       1        No                                              No          Yes            Fee Simple           No
   15        125       1        No                                              No          Yes            Fee Simple           No
             126       1        No                                              No          Yes            Fee Simple           No
    5        127       1
            127.01     1        No                                              No          Yes            Fee Simple           No
            127.02     1        No                                              No          Yes            Fee Simple           No
             128       1        No                                              No          Yes            Fee Simple           No
             129       1        No                      18    10/25/2006        No          Yes            Fee Simple           No
             130       1        No                                              No          Yes            Fee Simple           No
   18        131       1        No                                              No          Yes            Fee Simple           No
             132       1        No                                              No          Yes            Fee Simple           No
    5        133       1        No                                              No          Yes            Fee Simple           No
             134       1        No                                              No          Yes            Fee Simple           No
             135       1        No                                              No          Yes            Fee Simple           No
             136       1        No                                              No          Yes            Fee Simple           No
   19        137       1        No                                              No          Yes            Fee Simple           No
             138       1        No                      13     9/6/2006         No          Yes            Fee Simple           No
             139       1        No                                              No          Yes            Fee Simple           No
             140       1        No                                              No          Yes            Fee Simple           No
             141       1        No                                              No          Yes            Fee Simple           No
             142       1        No                                              No          Yes            Fee Simple           No
             143       1        No                                              No          Yes            Fee Simple           No
    5        144       1        No                                              No          Yes            Fee Simple           No
             145       1        No                                              No          Yes            Fee Simple           No
             146       1        No                                              No          Yes            Fee Simple           No
             147       1
            147.01     1        No                      17    12/13/2006        No          Yes            Fee Simple           No
            147.02     1        No                      19    12/13/2006        No          Yes            Fee Simple           No
             148       1        No                      14     9/29/2006        No          Yes            Fee Simple           No
             149       1        No                                              No          Yes            Fee Simple           No
             150       1        No                                              No          Yes            Fee Simple           No
             151       1        No                                              No          Yes            Fee Simple           No
             152       1        No                      17     8/21/2006        No          Yes            Fee Simple           No
             153       1        No                                              No          Yes            Fee Simple           No
    9        154       1        No                      12     11/9/2006        No          Yes            Fee Simple           No
             155       1        No                                              No          Yes            Fee Simple           No
             156       1                                                        No          Yes                                 No
            156.01     1        No                                              No          Yes            Fee Simple           No
            156.02     1        No                                              No          Yes            Fee Simple           No
             157       1        No                                              No          Yes            Fee Simple           No
             158       1        No                                              No          Yes            Fee Simple           No
             159       1        No                                              No          Yes            Fee Simple           No
             160       1        No                                              No          Yes      Fee Simple / Leasehold    Yes
             161       1        No                                              No          Yes            Fee Simple           No
             162       1        No                                              No          Yes            Fee Simple           No
             163       1        No                                              No          Yes            Fee Simple           No
             164       1       Yes       10/20/2006                             No          Yes            Fee Simple           No
    9        165       1        No                      <10   11/22/2006        No          Yes            Fee Simple           No
             166       1        No                                              No          Yes            Fee Simple           No
             167       1        No                                              No          Yes            Fee Simple           No
    5        168       1        No                                              No          Yes            Fee Simple           No
             169       2
            169.01     2        No                      21     12/4/2006        Yes         Yes            Fee Simple           No
            169.02     2        No                      17     12/4/2006        No          Yes            Fee Simple           No
             170       1        No                                              No          Yes            Fee Simple           No
             171       1        No                                              No          Yes            Fee Simple           No
             172       1        No                                              No          Yes            Fee Simple           No
             173       1        No                                              No          Yes            Fee Simple           No
             174       1        No                                              No          Yes            Fee Simple           No
             175       1        No                                              No          Yes            Fee Simple           No
    9        176       1        No                                              No          Yes            Fee Simple           No
             177       1
            177.01     1        No                                              No          Yes            Fee Simple           No
            177.02     1        No                                              No          Yes            Fee Simple           No
            177.03     1        No                                              No          Yes            Fee Simple           No
             178       1
            178.01     1        No                                              No          Yes            Fee Simple           No
            178.02     1        No                                              No          Yes            Fee Simple           No
            178.03     1        No                                              No          Yes            Fee Simple           No
            178.04     1        No                                              No          Yes            Fee Simple           No
             179       1        No                                              No          Yes            Fee Simple           No
             180       1        No                                              No          Yes            Fee Simple           No
             181       1        No                      18    11/22/2006        No          Yes            Fee Simple           No
             182       1        No                                              No          Yes            Fee Simple           No
    5        183       1        No                       4     8/21/2006        No          Yes            Fee Simple           No
   20        184       1        No                                              No          Yes            Fee Simple           No
             185       1        No                                              No          Yes            Fee Simple           No
    5        186       1        No                                              No          Yes            Fee Simple           No
             187       1        No                                              No          Yes            Fee Simple           No
             188       1        No                                              No          Yes            Fee Simple           No
             189       1        No                                              No          Yes            Fee Simple           No
             190       2        No                                              No          Yes            Fee Simple           No
   21        191       1        No                      16    12/13/2006        No          Yes            Fee Simple           No
             192       2        No                                              No          Yes            Fee Simple           No
             193       1        No                                              No          Yes            Fee Simple           No
             194       1        No                                              No          Yes            Fee Simple           No
             195       2        No                                              No          Yes            Fee Simple           No
             196       1        No                                              No          Yes            Fee Simple           No
             197       1        No                                              No          Yes            Fee Simple           No
    9        198       1        No                                              No          Yes            Fee Simple           No
             199       1        No                      11     7/5/2006         No          Yes            Fee Simple           No
             200       1        No                      14     9/14/2006        No          Yes            Fee Simple           No
             201       1        No                      11     7/5/2006         No          Yes            Fee Simple           No

                                                                                                                            PARTIAL
                               GROUND       GROUND                                                              PARTIAL       YEAR
                               LEASE        LEASE                                                              YEAR DATE      YEAR
           CONTROL   LOAN     PAYMENT     EXPIRATION    2004 NOI                    2005 NOI                    (IF PAST      # OF
FOOTNOTE   NUMBER    GROUP    (ANNUAL)       DATE         DATE        2004 NOI        DATE        2005 NOI       2005)       MONTHS
------------------------------------------------------------------------------------------------------------------------------------

    2         1        1                               12/31/2004    $47,324,003   12/31/2005    $40,987,192   10/31/2006     12
             1.01      1                               12/31/2004    $41,730,098   12/31/2005    $35,060,944   10/31/2006     12
             1.02      1      $650,000     5/28/2024   12/31/2004     $5,593,905   12/31/2005    $5,926,248    10/31/2006     12
    3         2        1                                                  0        12/31/2005    $36,193,549       NAV        NAV
  4, 5        3        1                               12/31/2004    $14,850,010   12/31/2005    $17,653,842    9/30/2006      9
             3.01      1                               12/31/2004     $1,681,023   12/31/2005    $2,297,839     9/30/2006      9
             3.02      1                               12/31/2004     $1,176,296   12/31/2005    $1,232,590     9/30/2006      9
             3.03      1                               12/31/2004      $867,015    12/31/2005    $1,123,767     9/30/2006      9
             3.04      1                               12/31/2004      $544,020    12/31/2005    $1,399,278     9/30/2006      9
             3.05      1                               12/31/2004      $172,983    12/31/2005      $35,219      9/30/2006      9
             3.06      1                               12/31/2004      $783,682    12/31/2005     $744,740      9/30/2006      9
             3.07      1                               12/31/2004      $411,910    12/31/2005     $391,818      9/30/2006      9
             3.08      1                               12/31/2004      $726,215    12/31/2005     $752,875      9/30/2006      9
             3.09      1                               12/31/2004     -$215,540    12/31/2005     -$36,191      9/30/2006      9
             3.10      1                               12/31/2004      $663,775    12/31/2005     $823,880      9/30/2006      9
             3.11      1                               12/31/2004      $399,127    12/31/2005     $261,373      9/30/2006      9
             3.12      1                               12/31/2004      $390,495    12/31/2005     $445,489      9/30/2006      9
             3.13      1                               12/31/2004      $380,614    12/31/2005     $449,576      9/30/2006      9
             3.14      1                               12/31/2004      $560,185    12/31/2005     $431,936      9/30/2006      9
             3.15      1                               12/31/2004      $676,831    12/31/2005     $217,551      9/30/2006      9
             3.16      1                               12/31/2004      $304,837    12/31/2005     $411,493      9/30/2006      9
             3.17      1                               12/31/2004      $288,211    12/31/2005     $337,184      9/30/2006      9
             3.18      1                               12/31/2004      $451,962    12/31/2005     $446,892      9/30/2006      9
             3.19      1                               12/31/2004      $397,779    12/31/2005     $457,529      9/30/2006      9
             3.20      1                               12/31/2004      $320,513    12/31/2005     $329,263      9/30/2006      9
             3.21      1                               12/31/2004      $428,984    12/31/2005     $470,966      9/30/2006      9
             3.22      1                               12/31/2004      $313,483    12/31/2005     $304,740      9/30/2006      9
             3.23      1                               12/31/2004      $250,534    12/31/2005     $268,835      9/30/2006      9
             3.24      1                               12/31/2004      $76,462     12/31/2005     $378,693      9/30/2006      9
             3.25      1                               12/31/2004      $380,918    12/31/2005     $414,930      9/30/2006      9
             3.26      1                               12/31/2004      $313,284    12/31/2005     $402,167      9/30/2006      9
             3.27      1                               12/31/2004      $300,840    12/31/2005     $364,005      9/30/2006      9
             3.28      1                               12/31/2004      $335,908    12/31/2005     $409,267      9/30/2006      9
             3.29      1                               12/31/2004      $184,429    12/31/2005     $278,881      9/30/2006      9
             3.30      1                               12/31/2004      $346,044    12/31/2005     $355,170      9/30/2006      9
             3.31      1                               12/31/2004      $274,668    12/31/2005     $269,247      9/30/2006      9
             3.32      1                               12/31/2004      $163,866    12/31/2005     $342,828      9/30/2006      9
             3.33      1                               12/31/2004      $236,408    12/31/2005     $225,628      9/30/2006      9
             3.34      1                               12/31/2004      $155,343    12/31/2005     $331,678      9/30/2006      9
             3.35      1                                                  0        12/31/2005     $172,755      9/30/2006      9
             3.36      1                               12/31/2004      $106,907    12/31/2005     $109,952      9/30/2006      9
              4        1                               12/31/2004    $15,930,936   12/31/2005    $17,196,949   10/31/2006     12
              5        1                               12/31/2004    $13,286,039   12/31/2005    $14,672,893   11/30/2006     12
             5.01      1                               12/31/2004     $5,744,370   12/31/2005    $6,320,588    11/30/2006     12
             5.02      1                                                  $0                         $0        11/30/2006     12
             5.03      1      $393,550     6/14/2033   12/31/2004     $3,487,961   12/31/2005    $3,905,907    11/30/2006     12
             5.04      1      $182,500     7/27/2018   12/31/2004     $2,259,709   12/31/2005    $2,362,321    11/30/2006     12
             5.05      1                               12/31/2004     $1,793,999   12/31/2005    $2,084,077    11/30/2006     12
  6, 7        6        1                               12/31/2004    $18,618,838   12/31/2005    $13,312,086    9/30/2006     12
             6.01      1                               12/31/2004     $9,047,273   12/31/2005    $6,063,946     9/30/2006     12
             6.02      1      $78,730     12/31/2060   12/31/2004     $6,938,936   12/31/2005    $4,821,232     9/30/2006     12
             6.03      1      $12,900     12/31/2060   12/31/2004     $2,632,629   12/31/2005    $2,426,908     9/30/2006     12
              7        1                               12/31/2004    $10,467,967   12/31/2005    $11,285,433
    5         8        1                               12/31/2004    $12,952,284   12/31/2005    $13,296,518   10/31/2006     12
    8         9        1                               12/31/2004    $59,088,528   12/31/2005    $56,181,830    8/31/2006     12
              10       1                                                  0                           0            NAV        NAV
            10.01      1                                                  0                           0            NAV        NAV
            10.02      1                                                  0                           0            NAV        NAV
            10.03      1                                                  0                           0            NAV        NAV
            10.04      1                                                  0                           0            NAV        NAV
            10.05      1                                                  0                           0            NAV        NAV
            10.06      1                                                  0                           0            NAV        NAV
            10.07      1                                                  0                           0            NAV        NAV
            10.08      1                                                  0                           0            NAV        NAV
            10.09      1                                                  0                           0            NAV        NAV
            10.10      1                                                  0                           0            NAV        NAV
            10.11      1                                                  0                           0            NAV        NAV
            10.12      1                                                  0                           0            NAV        NAV
            10.13      1                                                  0                           0            NAV        NAV
            10.14      1                                                  0                           0            NAV        NAV
              11       1     $1,120,000   12/31/2052   12/31/2004     $8,434,482   12/31/2005    $9,824,123     9/30/2006     12
              12       1                               12/31/2004     $7,517,876   12/31/2005    $5,631,257     8/31/2006     12
              13       1                               12/31/2004     $6,760,837   12/31/2005    $7,522,785     9/30/2006     12
            13.01      1                               12/31/2004     $2,380,022   12/31/2005    $3,071,540     9/30/2006     12
            13.02      1                               12/31/2004     $1,101,477   12/31/2005     $980,189      9/30/2006     12
            13.03      1                               12/31/2004     $1,241,988   12/31/2005    $1,135,140     9/30/2006     12
            13.04      1                               12/31/2004      $899,755    12/31/2005     $975,752      9/30/2006     12
            13.05      1                               12/31/2004      $623,893    12/31/2005     $629,680      9/30/2006     12
            13.06      1                               12/31/2004      $513,702    12/31/2005     $730,484      9/30/2006     12
              14       1      $534,730     1/28/2024   12/31/2004     $9,449,958   12/31/2005    $7,814,917    11/30/2006     12
              15       1                               12/31/2004     $9,349,067   12/31/2005    $9,520,313    11/30/2006     12
              16       1                               12/31/2004    $13,804,938   12/31/2005    $12,373,183   12/31/2006
            16.01      1                               12/31/2004     $6,818,044   12/31/2005    $5,117,604    12/31/2006
            16.02      1                               12/31/2004     $6,986,894   12/31/2005    $7,255,579    12/31/2006
              17       1                                                  0                           0            NAV        NAV
            17.01      1                                                  0                           0            NAV        NAV
            17.02      1                                                  0                           0            NAV        NAV
            17.03      1                                                  0                           0            NAV        NAV
            17.04      1                                                  0                           0            NAV        NAV
            17.05      1                                                  0                           0            NAV        NAV
            17.06      1                                                  0                           0            NAV        NAV
              18       1                               12/31/2004     $7,913,435   12/31/2005    $8,300,163     11/3/2006     12
    9         19       1         $1       12/31/2055                      0                           0            NAP        NAP
              20       1                               12/31/2004     $7,074,894   12/31/2005    $6,663,631    11/30/2006     12
              21       1                                                  $0       12/31/2005    $5,867,059    10/31/2006     12
              22       1                                                  0                           0         6/30/2006      6
              23       2                               12/31/2004     $4,339,957   12/31/2005    $4,657,419     7/31/2006     12
            23.01      2                               12/31/2004     $1,235,646   12/31/2005    $1,333,763     7/31/2006     12
            23.02      2                               12/31/2004      $683,937    12/31/2005     $750,808      7/31/2006     12
            23.03      2                               12/31/2004      $787,183    12/31/2005     $789,890      7/31/2006     12
            23.04      2                               12/31/2004      $436,788    12/31/2005     $508,469      7/31/2006     12
            23.05      2                               12/31/2004      $422,873    12/31/2005     $450,753      7/31/2006     12
            23.06      2                               12/31/2004      $452,007    12/31/2005     $465,111      7/31/2006     12
            23.07      2                               12/31/2004      $321,523    12/31/2005     $358,625      7/31/2006     12
              24       1                               12/31/2004     $2,712,315   12/31/2005    $3,194,506     7/31/2006     12
            24.01      1                               12/31/2004     $1,696,289   12/31/2005    $1,947,474     7/31/2006     12
            24.02      1      $720,000     6/30/2049   12/31/2004     $1,016,026   12/31/2005    $1,247,032     7/31/2006     12
              25       1                                                  $0       12/31/2005    $4,625,404    10/31/2006     12
              26       1                                                  0                           0            NAV        NAV
            26.01      1                                                  0                           0            NAV        NAV
            26.02      1                                                  0                           0            NAV        NAV
            26.03      1                                                  0                           0            NAV        NAV
            26.04      1                                                  0                           0            NAV        NAV
              27       2                                                  $0       12/31/2005    $3,203,716    10/31/2006     12
   10         28       1                                                  0                           0            NAP        NAP
   11         29       2                                                  0                           0            NAV        NAV
            29.01      2                                                  0                           0            NAP        NAP
            29.02      2                                                  0                           0            NAP        NAP
            29.03      2                                                  0                           0            NAP        NAP
            29.04      2                                                  0                           0            NAP        NAP
            29.05      2                                                  0                           0            NAP        NAP
            29.06      2                                                  0                           0            NAP        NAP
            29.07      2                                                  0                           0            NAP        NAP
   12       29.08      2                                                  0                           0            NAP        NAP
            29.09      2                                                  0                           0            NAP        NAP
            29.10      2                                                  0                           0            NAP        NAP
            29.11      2                                                  0                           0            NAP        NAP
            29.12      2                                                  0                           0            NAP        NAP
              30       1                                                  0                           0            NAV        NAV
              31       1                               12/31/2004     $2,579,589   12/31/2005    $2,114,392     9/30/2006     12
   13         32       1                               12/31/2004     $1,896,788   12/31/2005    $2,093,807    10/31/2006     10
              33       1                               12/31/2004     $3,583,267   12/31/2005    $3,332,364     9/30/2006      9
 14, 15       34       1                                                  0        12/31/2005    $4,631,806     6/30/2006     12
              35       1                               12/31/2004     $3,345,103   12/31/2005    $3,468,840    11/30/2006     12
              36       2                               12/31/2004     $2,845,197   12/31/2005    $3,045,785     8/31/2006     12
            36.01      2                               12/31/2004      $911,324    12/31/2005     $886,652      8/31/2006     12
            36.02      2                               12/31/2004      $544,820    12/31/2005     $681,178      8/31/2006     12
            36.03      2                               12/31/2004      $635,213    12/31/2005     $624,988      8/31/2006     12
            36.04      2                               12/31/2004      $232,158    12/31/2005     $316,698      8/31/2006     12
            36.05      2                               12/31/2004      $296,120    12/31/2005     $294,120      8/31/2006     12
            36.06      2                               12/31/2004      $225,562    12/31/2005     $242,149      8/31/2006     12
              37       2                               12/31/2004     $2,218,095   12/31/2005    $2,962,196     8/31/2006     12
            37.01      2                               12/31/2004      $841,535    12/31/2005     $831,248      8/31/2006     12
            37.02      2                               12/31/2004      $194,452    12/31/2005     $862,374      8/31/2006     12
            37.03      2                               12/31/2004      $448,176    12/31/2005     $483,215      8/31/2006     12
            37.04      2                               12/31/2004      $431,465    12/31/2005     $438,052      8/31/2006     12
            37.05      2                               12/31/2004      $302,467    12/31/2005     $347,307      8/31/2006     12
    5         38       1                                                  $0       12/31/2005    $6,575,057     8/31/2006      8
              39       1                               12/31/2004     $3,118,160   12/31/2005    $3,294,582    11/30/2006     12
              40       1                               12/31/2004     $2,940,297   12/31/2005    $1,779,477    10/31/2006     12
              41       2                                                  $0                         $0        11/30/2006     11
              42       1                               12/31/2004     $2,686,294   12/31/2005    $2,592,123     9/30/2006     12
              43       1                               12/31/2004     $3,108,853   12/31/2005    $3,437,687     9/30/2006     12
              44       1                                                  0        12/31/2005    $1,775,221    10/31/2006     10
              45       1                               12/31/2004     $2,511,814   12/31/2005    $2,355,511     9/30/2006     12
              46       1                               12/31/2004     $2,582,239   12/31/2005    $2,581,350     9/30/2006     12
              47       1                                                  $0       12/31/2005    $1,233,752     9/30/2006     12
              48       1                               12/31/2004     $1,860,815   12/31/2005    $1,967,722
              49       1      $67,200      7/19/2056                      $0                         $0         8/31/2006      8
   15         50       1      $55,900     12/31/2058   12/31/2004     $2,385,385   12/31/2005    $2,637,409     8/31/2006     12
              51       2                               12/31/2004     $1,893,406   12/31/2005    $2,004,464     9/30/2006     12
              52       1                               12/31/2004     $3,074,841   12/31/2005    $3,154,764     8/31/2006     12
            52.01      1                               12/31/2004     $2,853,502   12/31/2005    $2,922,465     8/31/2006     12
            52.02      1                               12/31/2004      $221,339    12/31/2005     $232,299      8/31/2006     12
              53       1                                                  0                           0            NAP        NAP
            53.01      1                                                  0                           0            NAP        NAP
            53.02      1                                                  0                           0            NAP        NAP
            53.03      1                                                  0                           0            NAP        NAP
              54       1                                                  $0                         $0
              55       1                               12/31/2004     $1,873,550   12/31/2005    $1,876,692     8/31/2006      8
              56       1      $48,000      6/30/2084   12/31/2004     $1,421,312   12/31/2005    $1,684,706     9/30/2006     12
   16         57       1                               12/31/2004     $2,547,798   12/31/2005    $2,597,916    10/31/2006     10
              58       1                                                  $0                         $0         5/31/2006     12
    5         59       1                                                  0                           0            NAP        NAP
              60       2                                                  $0                         $0
    5         61       2                               12/31/2004     $1,245,597   12/31/2005    $1,142,336     9/30/2006
              62       1                               12/31/2004     $1,879,069   12/31/2005    $1,847,945     9/30/2006     12
              63       1                               12/31/2004      $155,295    12/31/2005     $208,493      9/30/2006     12
            63.01      1                                                  $0                         $0         9/30/2006     12
            63.02      1                                                  $0                         $0         9/30/2006     12
            63.03      1                               12/31/2004      $76,267     12/31/2005     $101,699      9/30/2006     12
            63.04      1                               12/31/2004      $79,028     12/31/2005     $106,794      9/30/2006     12
              64       1      $148,729     7/12/2038   12/31/2004      $984,586    12/31/2005     $846,770
    5         65       1                                                  0                           0            NAP        NAP
              66       1                                                  $0       12/31/2005     $722,112     12/31/2006
              67       1                               12/31/2004      $558,729    12/31/2005     $822,242      3/31/2006      3
              68       2                               12/31/2004     $1,120,812   12/31/2005    $1,210,816     7/31/2006     12
              69       1                                                  $0       12/31/2005    $1,981,625     9/30/2006     12
              70       1                                                  0                           0            NAP        NAP
              71       1                               12/31/2004     $1,857,883   12/31/2005    $1,976,458    12/31/2006     12
              72       1                               12/31/2004     $1,340,138   12/31/2005    $1,191,962     9/30/2006     12
              73       1                               12/31/2004     $1,395,832   12/31/2005    $1,933,029     9/30/2006     12
              74       1                               12/31/2004     $1,213,632   12/31/2005    $1,057,918    11/30/2006     12
            74.01      1                               12/31/2004      $255,442    12/31/2005     $222,667     11/30/2006     12
            74.02      1                               12/31/2004      $227,059    12/31/2005     $197,927     11/30/2006     12
            74.03      1                               12/31/2004      $193,000    12/31/2005     $168,238     11/30/2006     12
            74.04      1                               12/31/2004      $193,000    12/31/2005     $168,238     11/30/2006     12
            74.05      1                               12/31/2004      $187,324    12/31/2005     $163,289     11/30/2006     12
            74.06      1                               12/31/2004      $107,853    12/31/2005      $94,015     11/30/2006     12
            74.07      1                               12/31/2004      $49,953     12/31/2005      $43,544     11/30/2006     12
    5         75       2                               12/31/2004      $871,299    12/31/2005     $452,535     10/31/2006     12
              76       1                               12/31/2004      $837,000    12/31/2005     $804,459      9/30/2006     12
              77       1                               12/31/2004     $1,385,358   12/31/2005    $1,477,108     8/31/2006     12
              78       2                               12/31/2004     $1,165,167   12/31/2005    $1,135,843     8/31/2006     12
 15, 17       79       1      $242,526     9/30/2047                      $0       12/31/2005    $1,449,856    11/30/2006     12
              80       1                                                  $0                         $0
              81       1                               12/31/2004     $2,217,882   12/31/2005    $2,218,303     9/30/2006     12
              82       1                               12/31/2004     $1,241,422   12/31/2005    $1,261,320     9/30/2006     12
   10         83       1                                                  0                           0            NAP        NAP
              84       2                               12/31/2004     $1,161,527   12/31/2005    $1,290,308     9/30/2006      9
              85       1                               12/31/2004     $1,103,339   12/31/2005    $1,260,673     8/31/2006     12
              86       1                               12/31/2004     $1,602,915   12/31/2005     $774,385      6/30/2006      6
   15         87       1                               12/31/2004     $1,210,664   12/31/2005     $975,218     10/31/2006     12
              88       1                               12/31/2004     $1,637,490   12/31/2005    $1,405,914     7/31/2006     12
              89       1                               12/31/2004      $671,493    12/31/2005     $839,840      12/1/2006     11
              90       1         $1        9/28/1950   12/31/2004     $1,069,692   12/31/2005    $1,089,292     6/30/2006     12
              91       2                               12/31/2004      $995,592    12/31/2005     $956,126     11/25/2006     12
              92       1                               12/31/2004     $1,629,588   12/31/2005    $1,692,577     9/30/2006     12
              93       2                               12/31/2004      $877,743    12/31/2005     $846,129      8/31/2006     12
              94       1                                                  $0                         $0
              95       1                                                  $0       12/31/2005     $118,246      9/30/2006      9
              96       1                                                  0        12/31/2005     $580,099     10/31/2006     10
              97       1                               12/31/2004     $1,200,439   12/31/2005    $1,260,139     6/30/2006      6
              98       1                                                  $0                         $0         8/31/2006      8
              99       1      $300,000    12/31/2038   12/31/2004      $84,342     12/31/2005     $463,104     11/26/2006     12
   15        100       1                                                  0                           0            NAP        NAP
             101       1     $1,080,899   12/31/2043                      $0                         $0
             102       1                               12/31/2004      $871,029    12/31/2005    $1,067,603    10/31/2006     10
             103       2                               12/31/2004      $711,027    12/31/2005     $823,835
            103.01     2                               12/31/2004      $188,116    12/31/2005     $183,401
            103.02     2                               12/31/2004      $121,856    12/31/2005     $162,726
            103.03     2                               12/31/2004      $124,275    12/31/2005     $130,035
            103.04     2                               12/31/2004      $109,913    12/31/2005     $121,113
            103.05     2                               12/31/2004      $90,930     12/31/2005      $74,339
            103.06     2                               12/31/2004      $25,574     12/31/2005      $89,252
            103.07     2                               12/31/2004      $50,363     12/31/2005      $62,969
             104       1                               12/31/2004     $1,126,193   12/31/2005    $1,070,540     6/30/2006     12
             105       1                                                  0                           0            NAV        NAV
    5        106       1                                                  $0       12/31/2005    $1,115,403     9/30/2006     12
             107       2                               12/31/2004      $568,811    12/31/2005     $638,942     10/31/2006     12
             108       1                                                  0        12/31/2005     $808,719      6/30/2006      6
             109       1                               12/31/2004      $572,069    12/31/2005     $992,147      9/30/2006     12
            109.01     1                               12/31/2004      $532,970    12/31/2005     $495,667      9/30/2006     12
            109.02     1                                                  $0       12/31/2005     $165,525      9/30/2006     12
            109.03     1                               12/31/2004      $39,099     12/31/2005     $330,955      9/30/2006     12
             110       1                               12/31/2004      $319,976    12/31/2005     $608,456      9/30/2006     12
             111       1                               12/31/2004      $703,712    12/31/2005     $693,578     10/31/2006     12
             112       1                                                  $0                         $0
             113       2                                                  $0       12/31/2005     $510,092      7/31/2006      7
             114       1                               12/31/2004      $607,947    12/31/2005     $624,528     11/30/2006     12
   15        115       1                                                  0                           0            NAP        NAP
             116       2                               12/31/2004      $979,710    12/31/2005    $1,153,575    12/31/2006     12
             117       1                                                  $0       12/31/2005     $953,682      9/30/2006      9
            117.01     1                                                  $0       12/31/2005     $352,484      9/30/2006      9
            117.02     1                                                  $0       12/31/2005     $409,009      9/30/2006      9
            117.03     1                                                  $0       12/31/2005     $192,189      9/30/2006      9
             118       1                               12/31/2004      $600,000    12/31/2005     $600,000
    5        119       1                                                  $0                         $0
             120       1                               12/31/2004      $979,427    12/31/2005    $1,179,159     9/30/2006     12
             121       1                               12/31/2004      $877,077    12/31/2005     $755,329     11/30/2006     12
             122       1                               12/31/2004      $883,890    12/31/2005     $758,965     10/31/2006     10
             123       2                               12/31/2004      $416,721    12/31/2005     $480,021      6/30/2006     12
             124       1                               12/31/2004      $304,377    12/31/2005    $1,112,482     8/31/2006     12
   15        125       1                                                  0                           0            NAP        NAP
             126       1                                                  0                           0        10/31/2006     10
    5        127       1                               12/31/2004      $638,187    12/31/2005     $557,370      6/30/2006     12
            127.01     1                               12/31/2004      $367,354    12/31/2005     $351,295      6/30/2006     12
            127.02     1                               12/31/2004      $270,833    12/31/2005     $206,075      6/30/2006     12
             128       1                               12/31/2004      $797,064    12/31/2005     $735,307      9/30/2006      9
             129       1                               12/31/2004      $392,803    12/31/2005     $252,878      1/1/2006
             130       1                                                  0                           0            NAV        NAV
   18        131       1                               12/31/2004     $1,077,725   12/31/2005    $1,271,472    11/30/2006     11
             132       1                                                  0                           0            NAP        NAP
    5        133       1                                                  0                           0            NAP        NAP
             134       1                                                  0        12/31/2005     $550,738      8/31/2006      8
             135       1                               12/31/2004      $596,635    12/31/2005     $628,412      8/31/2006      8
             136       1                               12/31/2004      $846,011    12/31/2005     $897,351     11/30/2006     12
   19        137       1                               12/31/2004      $289,299    12/31/2005     $611,759      9/30/2006     12
             138       1                                                  $0                         $0
             139       1                               12/31/2004      $422,151    12/31/2005     $440,295      9/30/2006     12
             140       1                                                  0                           0            NAP        NAP
             141       1                                                  0                           0            NAP        NAP
             142       1                               12/31/2004      $758,645    12/31/2005     $803,183      8/31/2006     12
             143       1                               12/31/2004      $733,409    12/31/2005     $704,777      6/30/2006     12
    5        144       1                               12/31/2004      $253,017    12/31/2005     $302,811     12/31/2006
             145       1                               12/31/2004      $205,062    12/31/2005     $272,855     10/31/2006     10
             146       1                               12/31/2004      $811,096    12/31/2005     $623,909      8/31/2006      8
             147       1                               12/31/2004      $123,627    12/31/2005      $85,647      9/30/2006      9
            147.01     1                                                  $0       12/31/2005     -$41,239      9/30/2006      9
            147.02     1                               12/31/2004      $123,627    12/31/2005     $126,886      9/30/2006      9
             148       1                                                  0                           0            NAP        NAP
             149       1                               12/31/2004      $193,324    12/31/2005     $544,384     10/31/2006     10
             150       1                                                  $0                         $0
             151       1                                                  0                           0            NAP        NAP
             152       1                                                  0                           0            NAV        NAV
             153       1                               12/31/2004      $82,078     12/31/2005     $595,427      8/31/2006     12
    9        154       1                                                  0                           0            NAV        NAV
             155       1                               12/31/2004      $538,116    12/31/2005     $401,390      9/30/2006     12
             156       1                                                  0                           0            NAP        NAP
            156.01     1                                                  0                           0            NAP        NAP
            156.02     1                                                  0                           0            NAP        NAP
             157       1                               12/31/2004      $517,198    12/31/2005     $411,673     10/31/2006     10
             158       1                               12/31/2004      $433,541    12/31/2005     $462,943      9/30/2006     12
             159       1                               12/31/2004      $387,240    12/31/2005     $549,792      9/30/2006     12
             160       1      $176,598     8/31/2071                      $0                         $0        10/31/2006     10
             161       1                               12/31/2004      $316,374    12/31/2005     $406,781      5/31/2006      5
             162       1                                                  $0                         $0
             163       1                                                  0                           0            NAV        NAV
             164       1                               12/31/2004      $495,272    12/31/2005     $549,262      9/30/2006      9
    9        165       1                                                  0                           0            NAP        NAP
             166       1                                                  0                           0            NAV        NAV
             167       1                                                  0        12/31/2005     $461,145      9/30/2006      9
    5        168       1                               12/31/2004      $314,831    12/31/2005     $357,631     10/31/2006     10
             169       2                               12/31/2004      $316,244    12/31/2005     $333,031     11/30/2006     12
            169.01     2                               12/31/2004      $165,846    12/31/2005     $179,227     11/30/2006     12
            169.02     2                               12/31/2004      $150,398    12/31/2005     $153,804     11/30/2006     12
             170       1                                                  $0                         $0         9/30/2006     12
             171       1                                                  $0       12/31/2005     $110,109     10/27/2006     10
             172       1                               12/31/2004      $152,505    12/31/2005     $422,758      8/31/2006     12
             173       1                                                  0                           0            NAP        NAP
             174       1                                                  0                           0            NAP        NAP
             175       1                                                  0        12/31/2005     $391,484      12/1/2006     12
    9        176       1                                                  0                           0            NAP        NAP
             177       1                               12/31/2004      $395,722    12/31/2005     $469,535      7/30/2006     12
            177.01     1                               12/31/2004      $60,349     12/31/2005     $119,274      7/30/2006     12
            177.02     1                               12/31/2004      $210,826    12/31/2005     $209,601      7/30/2006     12
            177.03     1                               12/31/2004      $124,547    12/31/2005     $140,660      7/30/2006     12
             178       1                                                  $0                         $0
            178.01     1                                                  $0                         $0
            178.02     1                                                  $0                         $0
            178.03     1                                                  $0                         $0
            178.04     1                                                  $0                         $0
             179       1                                                  0                           0        11/30/2006     11
             180       1                               12/31/2004      $281,859    12/31/2005     $315,674      9/30/2006      9
             181       1                               12/31/2004      $168,288    12/31/2005     $220,605      9/30/2006     12
             182       1                                                  0        12/31/2005     $257,829      7/31/2006      7
    5        183       1                                                  $0                         $0
   20        184       1                                                  0                           0         12/1/2006     11
             185       1                                                  0                           0        11/14/2006     12
    5        186       1                                                  0        12/31/2005     $360,802      9/30/2006     12
             187       1                                                  $0                         $0
             188       1                                                  0                           0            NAP        NAP
             189       1                                                  0                           0        11/30/2006     11
             190       2                               12/31/2004      $218,604    12/31/2005     $171,246     10/31/2006     10
   21        191       1                                                  $0                         $0
             192       2                               12/31/2004      $320,210    12/31/2005     $258,197      6/30/2006     12
             193       1                                                  0        12/31/2005     $236,214      9/1/2006      12
             194       1                                                  0        12/31/2005     $304,130      9/30/2006      9
             195       2                               12/31/2004      $238,385    12/31/2005     $240,012      6/30/2006     12
             196       1                               12/31/2004      $237,817    12/31/2005     $232,911     11/30/2006     11
             197       1                                                  $0                         $0
    9        198       1                                                  0                           0            NAP        NAP
             199       1                               12/31/2004      $131,344    12/31/2005     $149,122     10/31/2006     10
             200       1                               12/31/2004      $246,908    12/31/2005     $249,865      6/30/2006     11
             201       1                               12/31/2004      $149,639    12/31/2005     $135,258     10/31/2006     10

                               PARTIAL                                                                               UNDERWRITTEN
           CONTROL   LOAN       YEAR         PARTIAL     UNDERWRITTEN   UNDERWRITTEN   UNDERWRITTEN   UNDERWRITTEN   REPLACEMENT
FOOTNOTE   NUMBER    GROUP   DESCRIPTION    YEAR NOI       REVENUE        EXPENSES         NOI          NOI DSCR       RESERVE
---------------------------------------------------------------------------------------------------------------------------------

    2         1        1     Trailing 12   $48,718,002   $89,729,141     $42,072,655   $47,656,485        1.31         $451,016
             1.01      1     Trailing 12   $42,355,011   $77,085,559     $36,107,811   $40,977,748                     $344,761
             1.02      1     Trailing 12   $6,362,991    $12,643,581     $5,964,844     $6,678,737                     $106,255
    3         2        1         NAV           NAV       $100,423,810    $35,450,346   $64,973,464        3.35         $301,599
  4, 5        3        1     Annualized    $17,738,304   $39,624,129     $14,840,493   $24,783,636        1.44         $704,353
             3.01      1     Annualized    $2,193,964     $5,038,145     $1,952,665     $3,085,480                     $46,994
             3.02      1     Annualized    $1,367,885     $2,461,755      $794,193      $1,667,562                     $44,412
             3.03      1     Annualized     $630,006      $2,323,430      $917,270      $1,406,160                     $42,258
             3.04      1     Annualized    $1,066,936     $2,873,262     $1,427,748     $1,445,514                     $28,689
             3.05      1     Annualized     $386,558      $1,563,719      $718,745       $844,974                      $37,158
             3.06      1     Annualized     $643,062      $1,842,018      $844,425       $997,593                      $27,274
             3.07      1     Annualized     $634,269      $1,315,987      $360,549       $955,438                      $33,546
             3.08      1     Annualized     $745,483      $1,158,115      $261,998       $896,117                      $30,000
             3.09      1     Annualized      $51,054      $1,265,439      $490,830       $774,609                      $19,908
             3.10      1     Annualized    $1,109,499     $1,315,830      $620,301       $695,529                      $30,700
             3.11      1     Annualized     $339,298       $982,659       $291,784       $690,875                      $21,115
             3.12      1     Annualized     $459,529       $991,250       $278,311       $712,939                      $24,432
             3.13      1     Annualized     $507,009       $951,925       $296,103       $655,823                      $21,542
             3.14      1     Annualized     $433,866       $902,098       $226,858       $675,240                      $18,240
             3.15      1     Annualized     $242,899      $1,160,132      $495,820       $664,312                      $24,580
             3.16      1     Annualized     $419,542       $906,547       $433,216       $473,331                      $12,440
             3.17      1     Annualized     $368,234       $846,173       $248,957       $597,217                      $17,182
             3.18      1     Annualized     $450,353      $1,048,056      $511,455       $536,600                      $19,444
             3.19      1     Annualized     $448,484       $760,610       $233,740       $526,870                      $17,480
             3.20      1     Annualized     $364,456       $779,028       $279,443       $499,585                      $14,607
             3.21      1     Annualized     $521,654       $666,655       $158,467       $508,188                      $10,717
             3.22      1     Annualized     $315,222       $660,860       $268,236       $392,624                      $12,891
             3.23      1     Annualized     $170,550       $732,333       $247,970       $484,362                      $14,597
             3.24      1     Annualized     $395,233       $613,504       $155,623       $457,881                      $14,600
             3.25      1     Annualized     $350,043       $795,735       $334,006       $461,730                      $14,302
             3.26      1     Annualized     $477,439       $626,980       $186,829       $440,151                      $12,000
             3.27      1     Annualized     $413,991       $637,106       $214,871       $422,235                      $12,001
             3.28      1     Annualized     $435,887       $574,586       $155,180       $419,406                      $12,580
             3.29      1     Annualized     $309,679       $715,225       $337,392       $377,833                      $10,399
             3.30      1     Annualized     $324,960       $564,971       $153,246       $411,725                      $12,433
             3.31      1     Annualized     $209,801       $650,364       $294,777       $355,587                      $11,339
             3.32      1     Annualized     $228,537       $411,471       $121,403       $290,068                       $8,833
             3.33      1     Annualized     $169,844       $402,404       $127,855       $274,549                       $8,493
             3.34      1     Annualized     $211,602       $485,980       $179,003       $306,977                       $9,920
             3.35      1     Annualized     $207,550       $396,856       $170,988       $225,869                       $2,867
             3.36      1     Annualized     $133,929       $202,921        $50,238       $152,682                       $4,380
              4        1     Trailing 12   $16,510,407   $39,687,218     $10,883,141   $28,804,077        2.01         $85,249
              5        1     Trailing 12   $15,161,073   $35,747,510     $15,436,423   $20,311,087        1.50         $231,974
             5.01      1     Trailing 12   $6,574,930     $9,935,205     $3,197,663     $6,737,542                     $59,686
             5.02      1     Trailing 12    $184,734      $8,684,681     $3,139,765     $5,544,916                     $60,044
             5.03      1     Trailing 12   $3,898,236     $6,661,790     $3,062,096     $3,599,694                     $39,758
             5.04      1     Trailing 12   $2,220,660     $6,822,709     $4,224,709     $2,598,000                     $46,361
             5.05      1     Trailing 12   $2,282,513     $3,643,125     $1,812,190     $1,830,935                     $26,126
  6, 7        6        1     Trailing 12   $10,642,086   $43,589,447     $20,942,154   $22,647,293        1.78         $509,731
             6.01      1     Trailing 12   $5,744,415    $16,508,480     $6,766,741     $9,741,739                     $189,223
             6.02      1     Trailing 12   $2,815,025    $22,215,725     $11,694,138   $10,521,587                     $293,703
             6.03      1     Trailing 12   $2,082,646     $4,865,242     $2,481,275     $2,383,967                     $26,805
              7        1                       $0        $18,324,809     $3,854,153    $14,470,656        1.15         $36,022
    5         8        1     Trailing 12   $13,209,927   $18,029,033     $4,528,608    $13,500,425        1.23         $97,184
    8         9        1     Trailing 12   $58,480,433   $111,171,825    $44,720,518   $66,451,307        3.35         $508,871
              10       1         NAV           NAV       $19,605,076     $7,535,263    $12,069,814        1.49         $270,412
            10.01      1         NAV           NAV        $2,345,214      $904,870      $1,440,344                     $22,101
            10.02      1         NAV           NAV        $1,768,726      $596,749      $1,171,977                     $20,864
            10.03      1         NAV           NAV        $1,803,032      $673,002      $1,130,030                     $40,430
            10.04      1         NAV           NAV        $1,717,074      $687,049      $1,030,025                     $40,438
            10.05      1         NAV           NAV        $1,552,408      $669,576       $882,832                       $7,499
            10.06      1         NAV           NAV        $1,557,675      $600,909       $956,766                      $21,652
            10.07      1         NAV           NAV        $1,547,400      $618,782       $928,618                      $20,689
            10.08      1         NAV           NAV        $1,607,828      $638,336       $969,492                      $16,715
            10.09      1         NAV           NAV        $1,628,396      $690,481       $937,915                      $40,431
            10.10      1         NAV           NAV        $1,068,662      $415,002       $653,660                       $4,708
            10.11      1         NAV           NAV        $1,004,352      $310,693       $693,659                       $4,648
            10.12      1         NAV           NAV         $796,591       $240,462       $556,129                       $4,685
            10.13      1         NAV           NAV         $614,310       $245,987       $368,323                      $12,776
            10.14      1         NAV           NAV         $593,408       $243,365       $350,043                      $12,776
              11       1     Trailing 12   $10,385,195   $32,873,760     $20,379,650   $12,494,110        1.53        $1,314,950
              12       1     Trailing 12   $9,157,540    $17,485,040     $4,857,778    $12,627,261        1.55         $101,886
              13       1     Trailing 12   $8,409,384    $14,006,686     $4,361,840     $9,644,846        1.24         $122,595
            13.01      1     Trailing 12   $4,131,605     $6,805,450     $1,594,556     $5,210,894                     $52,126
            13.02      1     Trailing 12    $904,910      $1,648,866      $552,530      $1,096,336                     $23,246
            13.03      1     Trailing 12   $1,112,256     $1,827,972      $848,626       $979,346                      $11,969
            13.04      1     Trailing 12    $919,519      $1,040,891      $359,749       $681,142                      $11,035
            13.05      1     Trailing 12    $583,588      $1,106,533      $387,551       $718,982                      $15,680
            13.06      1     Trailing 12    $757,506      $1,576,974      $618,828       $958,146                       $8,539
              14       1     Trailing 12   $9,316,693    $21,412,992     $10,986,812   $10,426,180        1.69         $132,045
              15       1     Trailing 12   $9,899,521    $17,746,037     $5,710,187    $12,035,850        1.54         $304,330
              16       1                   $10,062,146   $13,818,979     $3,310,405    $10,508,574        1.50         $105,646
            16.01      1                   $2,506,616     $4,853,580     $2,006,415     $2,847,165                     $80,398
            16.02      1                   $7,555,530     $8,965,399     $1,303,990     $7,661,409                     $25,249
              17       1         NAV           NAV       $12,610,007     $1,306,680    $11,303,326        1.49         $98,001
            17.01      1         NAV           NAV        $2,291,318      $217,780      $2,073,538                     $16,334
            17.02      1         NAV           NAV        $2,110,288      $217,780      $1,892,508                     $16,334
            17.03      1         NAV           NAV        $2,084,427      $217,780      $1,866,647                     $16,334
            17.04      1         NAV           NAV        $2,084,427      $217,780      $1,866,647                     $16,334
            17.05      1         NAV           NAV        $2,084,427      $217,780      $1,866,647                     $16,334
            17.06      1         NAV           NAV        $1,955,120      $217,780      $1,737,340                     $16,334
              18       1     Trailing 12   $10,871,397   $39,855,261     $27,604,015   $12,251,247        2.26        $1,594,211
    9         19       1         NAP           NAP       $13,179,617     $4,364,810     $8,814,807        1.35         $56,262
              20       1     Trailing 12   $7,436,637    $12,600,824     $3,920,912     $8,679,912        1.73         $51,202
              21       1     Trailing 12   $5,937,067     $7,150,345     $1,295,401     $5,854,944        1.21         $30,000
              22       1     Annualized    $3,232,471    $10,523,718     $4,769,059     $5,754,659        1.54         $93,201
              23       2     Trailing 12   $4,707,382     $9,545,059     $4,188,434     $5,356,625        1.34         $336,500
            23.01      2     Trailing 12   $1,488,390     $2,738,939      $960,939      $1,778,000                     $67,000
            23.02      2     Trailing 12    $719,614      $1,372,672      $598,094       $774,578                      $47,000
            23.03      2     Trailing 12    $759,057      $1,491,824      $630,600       $861,224                      $52,000
            23.04      2     Trailing 12    $500,544      $1,075,914      $535,221       $540,693                      $48,000
            23.05      2     Trailing 12    $432,071      $1,032,524      $557,574       $474,950                      $44,000
            23.06      2     Trailing 12    $478,048      $1,020,204      $459,256       $560,948                      $45,500
            23.07      2     Trailing 12    $329,658       $812,982       $446,750       $366,232                      $33,000
              24       1     Trailing 12   $4,092,001     $9,174,766     $4,280,653     $4,894,113        1.25         $58,229
            24.01      1     Trailing 12   $2,299,449     $4,976,989     $2,063,038     $2,913,951                     $27,410
            24.02      1     Trailing 12   $1,792,552     $4,197,777     $2,217,615     $1,980,162                     $30,819
              25       1     Trailing 12   $4,930,200     $6,551,498     $1,769,658     $4,781,840        1.21         $26,964
              26       1         NAV           NAV        $5,037,850       $50,379      $4,987,472        1.71         $75,507
            26.01      1         NAV           NAV        $2,365,500       $23,655      $2,341,845                     $35,454
            26.02      1         NAV           NAV        $1,402,200       $14,022      $1,388,178                     $21,016
            26.03      1         NAV           NAV         $661,200        $6,612        $654,588                       $9,910
            26.04      1         NAV           NAV         $608,950        $6,090        $602,860                       $9,127
              27       2     Trailing 12   $3,154,181     $5,372,525     $1,699,409     $3,673,116        1.29         $131,000
   10         28       1         NAP           NAP        $3,670,744     $1,147,161     $2,523,583        1.25         $25,723
   11         29       2         NAV           NAV        $5,744,557     $2,283,769     $3,460,787        1.33         $139,500
            29.01      2         NAP           NAP         $664,691       $243,629       $421,062                      $15,000
            29.02      2         NAP           NAP         $732,543       $299,737       $432,806                      $17,500
            29.03      2         NAP           NAP         $654,754       $309,401       $345,353                      $17,500
            29.04      2         NAP           NAP         $510,401       $180,789       $329,612                      $11,500
            29.05      2         NAP           NAP         $478,470       $187,098       $291,372                      $10,000
            29.06      2         NAP           NAP         $490,562       $195,206       $295,356                      $12,500
            29.07      2         NAP           NAP         $422,637       $172,267       $250,370                      $11,250
   12       29.08      2         NAP           NAP         $433,974       $165,589       $268,385                      $11,000
            29.09      2         NAP           NAP         $451,862       $179,040       $272,822                      $10,250
            29.10      2         NAP           NAP         $335,092       $124,821       $210,271                       $8,500
            29.11      2         NAP           NAP         $267,742       $110,519       $157,223                       $7,250
            29.12      2         NAP           NAP         $301,828       $115,673       $186,155                       $7,250
              30       1         NAV           NAV        $4,170,500       $41,705      $4,128,795        1.70         $54,446
              31       1     Trailing 12   $2,182,900     $7,730,298     $4,210,995     $3,519,303        1.38         $93,345
   13         32       1     Annualized    $2,422,249     $5,055,608     $1,483,797     $3,571,811        1.53         $47,371
              33       1     Annualized    $3,659,160     $4,960,018     $1,642,659     $3,317,359        1.26         $89,368
 14, 15       34       1     Trailing 12   $4,867,610     $8,988,163     $3,400,714     $5,587,449        2.49         $31,898
              35       1     Trailing 12   $3,910,491     $4,684,231     $1,428,653     $3,255,578        1.41         $51,347
              36       2     Trailing 12   $3,049,999     $5,698,568     $2,587,984     $3,110,584        1.45         $208,500
            36.01      2     Trailing 12    $915,919      $1,545,821      $614,476       $931,345                      $50,250
            36.02      2     Trailing 12    $712,865      $1,294,152      $567,896       $726,256                      $46,500
            36.03      2     Trailing 12    $621,244      $1,160,428      $525,135       $635,293                      $42,750
            36.04      2     Trailing 12    $299,466       $679,987       $373,690       $306,297                      $27,000
            36.05      2     Trailing 12    $253,353       $524,963       $266,146       $258,817                      $22,000
            36.06      2     Trailing 12    $247,152       $493,217       $240,641       $252,576                      $20,000
              37       2     Trailing 12   $3,117,752     $5,569,268     $2,394,722     $3,174,546        1.45         $212,250
            37.01      2     Trailing 12    $923,544      $1,506,038      $568,736       $937,302                      $54,750
            37.02      2     Trailing 12    $877,414      $1,375,246      $484,856       $890,390                      $48,000
            37.03      2     Trailing 12    $512,800       $966,916       $444,467       $522,449                      $38,250
            37.04      2     Trailing 12    $506,432      $1,063,247      $543,325       $519,922                      $41,250
            37.05      2     Trailing 12    $297,562       $657,821       $353,338       $304,483                      $30,000
    5         38       1     Annualized    $6,687,829    $11,720,388     $5,330,508     $6,389,880        2.69         $550,691
              39       1     Trailing 12   $3,287,635     $4,996,297     $2,042,127     $2,954,170        1.47         $33,300
              40       1     Trailing 12   $2,157,808     $6,374,013     $3,189,876     $3,184,137        1.68         $45,888
              41       2     Annualized    $1,035,238     $3,725,804     $1,016,697     $2,709,107        1.16         $20,800
              42       1     Trailing 12   $2,388,270     $3,635,046     $1,024,681     $2,610,365        1.32         $18,152
              43       1     Trailing 12   $3,940,616     $9,143,031     $5,374,479     $3,768,552        2.01         $365,722
              44       1     Annualized    $2,440,869     $4,092,059     $1,219,470     $2,872,589        1.55         $10,173
              45       1     Trailing 12   $2,258,773     $3,892,579     $1,149,883     $2,742,696        1.19         $32,392
              46       1     Trailing 12   $2,609,198     $3,665,206     $1,033,420     $2,631,786        1.42         $15,397
              47       1     Trailing 12   $1,645,880     $4,652,781     $2,030,980     $2,621,801        1.22         $29,673
              48       1     Annualized    $2,326,423     $3,187,385      $951,757      $2,235,628        1.23          $7,200
              49       1     Trailing 8    $1,565,634     $3,432,127      $827,634      $2,604,493        1.25         $27,259
   15         50       1     Trailing 12   $2,941,380     $4,557,468     $1,414,915     $3,142,553        1.41          $6,120
              51       2     Trailing 12   $2,024,304     $4,949,178     $2,156,086     $2,793,092        1.33         $88,800
              52       1     Trailing 12   $3,335,103    $18,764,150     $15,370,693    $3,393,457        1.53         $714,277
            52.01      1     Trailing 12   $2,910,179    $15,135,248     $12,177,398    $2,957,850                     $605,410
            52.02      1     Trailing 12    $424,924      $3,628,902     $3,193,295      $435,607                      $108,867
              53       1         NAP           NAP        $3,473,580      $785,176      $2,688,404        1.69         $139,469
            53.01      1         NAP           NAP        $1,525,837      $329,738      $1,196,099                     $34,000
            53.02      1         NAP           NAP         $983,314       $238,480       $744,834                      $28,300
            53.03      1         NAP           NAP         $964,429       $216,958       $747,471                      $77,169
              54       1                       $0         $2,624,142      $358,295      $2,265,847        1.21         $28,628
              55       1     Annualized    $2,033,666     $2,723,453      $775,845      $1,947,608        1.33         $10,622
              56       1     Trailing 12   $1,639,950     $3,325,543     $1,550,148     $1,775,395        1.24         $17,873
   16         57       1     Annualized    $2,620,436     $3,168,809      $740,329      $2,428,480        1.70         $78,579
              58       1     Trailing 12   $2,044,551     $2,611,040      $604,025      $2,007,015        1.14            $0
    5         59       1         NAP           NAP        $3,227,794     $1,231,052     $1,996,742        1.57            $0
              60       2                       $0         $2,635,753      $877,871      $1,757,882        1.35         $22,200
    5         61       2                   $1,237,614     $2,548,675      $960,202      $1,588,473        1.24         $28,000
              62       1     Trailing 12   $2,412,838     $5,722,281     $3,566,909     $2,155,372        1.88         $228,892
              63       1     Trailing 12   $1,175,519     $2,969,612     $1,111,068     $1,858,544        1.64         $47,857
            63.01      1     Trailing 12    $591,228      $1,276,609      $466,581       $810,028                      $12,699
            63.02      1     Trailing 12    $289,111      $1,154,349      $374,886       $779,463                      $11,478
            63.03      1     Trailing 12    $180,360       $250,156       $104,799       $145,357                      $13,703
            63.04      1     Trailing 12    $114,820       $288,498       $164,802       $123,696                       $9,978
              64       1                       $0         $2,728,816      $832,758      $1,896,058        1.31         $24,274
    5         65       1         NAP           NAP        $2,660,040      $971,110      $1,688,930        1.57            $0
              66       1                   $1,139,252     $3,517,052     $1,596,159     $1,920,893        1.78         $33,315
              67       1     Annualized     $950,120      $2,843,799     $1,177,535     $1,666,264        1.27         $15,091
              68       2     Trailing 12   $1,248,271     $3,291,986     $1,743,872     $1,548,114        1.42         $83,500
              69       1     Trailing 12   $1,889,656     $2,544,887      $779,601      $1,765,286        1.70         $37,213
              70       1         NAP           NAP        $3,494,402     $1,769,197     $1,725,205        1.58         $57,744
              71       1     Trailing 12   $1,428,885     $4,855,134     $3,044,409     $1,810,725        1.39         $34,395
              72       1     Trailing 12   $1,085,318     $2,140,913      $469,623      $1,671,290        1.40         $26,550
              73       1     Trailing 12   $2,172,164     $5,545,321     $3,391,693     $2,153,629        2.26         $221,814
              74       1     Trailing 12   $1,139,550     $2,097,764      $585,816      $1,511,948        1.28         $32,607
            74.01      1     Trailing 12    $239,849       $441,531       $123,301       $318,230                       $6,863
            74.02      1     Trailing 12    $213,199       $392,472       $109,601       $282,871                       $6,100
            74.03      1     Trailing 12    $181,219       $333,601        $93,161       $240,441                       $5,185
            74.04      1     Trailing 12    $181,219       $333,601        $93,161       $240,441                       $5,185
            74.05      1     Trailing 12    $175,889       $323,790        $90,421       $233,369                       $5,033
            74.06      1     Trailing 12    $101,270       $186,424        $52,060       $134,364                       $2,898
            74.07      1     Trailing 12     $46,904       $86,344         $24,112       $62,232                        $1,342
    5         75       2     Trailing 12   $1,585,223     $2,415,392     $1,093,899     $1,321,493        1.19         $51,200
              76       1     Trailing 12     $77,733      $6,785,291     $5,083,337     $1,701,954        1.74         $271,412
              77       1     Trailing 12   $1,487,003     $2,546,375     $1,052,052     $1,494,323        1.60          $6,557
              78       2     Trailing 12   $1,154,680     $2,466,862     $1,229,485     $1,237,377        1.32         $71,500
 15, 17       79       1     Trailing 12   $1,027,475    $11,720,865     $9,497,081     $2,223,784        1.75         $468,835
              80       1                       $0         $1,704,544       $42,614      $1,661,930        1.77            $0
              81       1     Trailing 12   $1,878,123     $5,199,262     $3,337,831     $1,861,432        2.26         $207,971
              82       1     Trailing 12   $1,547,769     $4,440,508     $2,963,625     $1,476,882        1.79         $177,621
   10         83       1         NAP           NAP        $1,493,977      $337,261      $1,156,715        1.28          $5,679
              84       2     Annualized    $1,291,844     $2,030,400      $802,849      $1,227,551        1.47         $48,800
              85       1     Trailing 12   $1,200,937     $2,906,579     $1,658,919     $1,247,660        1.55         $31,029
              86       1     Annualized     $595,326      $2,085,534      $808,230      $1,277,304        1.26         $14,836
   15         87       1     Trailing 12   $1,051,890     $2,049,845      $733,627      $1,316,218        1.20         $21,013
              88       1     Trailing 12   $1,133,835     $2,307,903      $946,299      $1,361,604        1.36         $31,100
              89       1     Annualized    $1,138,982     $2,467,225     $1,155,620     $1,311,605        1.33         $28,023
              90       1     Trailing 12   $1,040,972     $1,715,614      $493,939      $1,221,675        1.19         $35,132
              91       2     Trailing 12   $1,225,555     $2,420,167     $1,242,207     $1,177,960        1.22         $69,600
              92       1     Trailing 12   $1,836,294     $4,684,503     $2,874,622     $1,809,882        2.32         $187,381
              93       2     Trailing 12    $906,713      $1,630,042      $618,983      $1,011,059        1.16         $11,250
              94       1                       $0         $2,302,588      $879,479      $1,423,109        1.49         $25,074
              95       1     Annualized     $550,925      $1,689,201      $497,222      $1,191,979        1.22          $5,962
              96       1     Annualized     $831,699      $1,661,062      $447,022      $1,214,040        1.28         $12,903
              97       1     Annualized    $1,178,788     $2,476,865     $1,267,073     $1,209,791        1.32         $16,058
              98       1     Annualized    $1,349,121     $2,194,468      $910,475      $1,283,993        1.41         $34,107
              99       1     Trailing 12   $1,552,413     $9,553,521     $7,964,153     $1,589,368        1.77         $382,141
   15        100       1         NAP           NAP        $1,775,768      $591,233      $1,184,536        1.32          $8,628
             101       1                       $0         $1,809,170      $669,039      $1,140,131        1.25          $7,599
             102       1     Annualized    $1,122,652     $1,594,290      $460,202      $1,134,088        1.26          $9,815
             103       2     Annualized    $1,012,706     $1,538,732      $507,067      $1,031,665        1.08         $27,250
            103.01     2     Annualized     $256,651       $394,282       $117,545       $276,737                       $9,000
            103.02     2     Annualized     $186,112       $275,831        $80,122       $195,709                       $4,250
            103.03     2     Annualized     $156,032       $236,917        $75,672       $161,245                       $3,750
            103.04     2     Annualized     $128,675       $173,123        $37,753       $135,370                       $2,250
            103.05     2     Annualized     $107,312       $177,094        $87,581       $89,513                        $3,000
            103.06     2     Annualized     $105,954       $170,047        $75,132       $94,915                        $3,000
            103.07     2     Annualized      $71,970       $111,438        $33,262       $78,176                        $2,000
             104       1     Trailing 12   $1,041,657     $1,485,468      $356,201      $1,129,267        1.30         $15,542
             105       1         NAV           NAV        $1,605,399      $484,794      $1,120,605        1.27          $8,349
    5        106       1     Trailing 12   $1,086,394     $1,441,540      $445,775       $995,765         1.17          $7,558
             107       2     Trailing 12    $583,058      $1,500,542      $580,330       $920,212         1.16         $15,000
             108       1     Annualized     $913,445      $2,031,162      $885,503      $1,145,659        1.71         $42,165
             109       1     Trailing 12    $869,223      $1,857,985      $747,183      $1,110,802        1.54         $32,340
            109.01     1     Trailing 12    $245,218       $680,875       $283,967       $396,908                      $11,994
            109.02     1     Trailing 12    $248,690       $665,660       $269,109       $396,551                      $11,379
            109.03     1     Trailing 12    $375,315       $511,450       $194,107       $317,343                       $8,967
             110       1     Trailing 12    $687,059      $1,515,104      $494,863      $1,020,240        1.31         $10,706
             111       1     Trailing 12    $794,130      $1,334,913      $461,589       $873,324         1.38          $8,938
             112       1                       $0         $1,061,110      $159,862       $901,248         1.17          $3,180
             113       2     Annualized    $1,417,620     $2,391,115     $1,228,798     $1,162,317        1.40         $80,000
             114       1     Trailing 12   $1,009,592     $1,586,772      $607,667       $979,105         1.35         $57,167
   15        115       1         NAP           NAP        $1,431,217      $465,525       $965,692         1.31          $7,231
             116       2     Trailing 12    $840,008      $1,980,627      $885,688      $1,094,939        1.90         $55,328
             117       1     Annualized     $969,533      $1,426,983      $451,427       $975,556         1.31         $21,989
            117.01     1     Annualized     $394,651       $565,592       $176,260       $389,332                       $8,015
            117.02     1     Annualized     $410,012       $544,261       $135,124       $409,137                       $7,021
            117.03     1     Annualized     $164,870       $317,130       $140,043       $177,087                       $6,953
             118       1                       $0         $1,164,801       $25,623      $1,139,178        1.87         $29,680
    5        119       1                       $0         $1,508,414      $492,021      $1,016,393        1.38         $11,781
             120       1     Trailing 12   $1,212,479     $3,270,765     $2,078,774     $1,191,991        1.60         $130,831
             121       1     Trailing 12    $824,146      $1,226,670      $385,685       $840,985         1.29         $14,368
             122       1     Annualized     $862,273      $1,901,573      $930,017       $971,556         1.79         $26,889
             123       2     Trailing 12    $544,452      $1,195,110      $415,663       $779,447         1.16          $4,980
             124       1     Trailing 12   $1,326,980     $2,749,979     $1,640,656     $1,109,323        1.74         $109,999
   15        125       1         NAP           NAP        $1,146,381      $338,835       $807,545         1.31         $14,477
             126       1     Annualized     $419,187      $1,211,394      $393,533       $817,861         1.56          $4,538
    5        127       1     Trailing 12    $377,244      $1,640,180      $820,572       $819,608         1.27         $17,562
            127.01     1     Trailing 12    $333,700       $839,101       $336,137       $502,964                       $8,550
            127.02     1     Trailing 12     $43,544       $801,079       $484,435       $316,644                       $9,012
             128       1     Annualized     $752,595      $1,154,943      $385,950       $768,992         1.31         $30,884
             129       1     Annualized     $293,355       $834,625       $158,760       $675,865         1.16          $1,416
             130       1         NAV           NAV        $1,094,557      $309,214       $785,343         1.39          $4,452
   18        131       1     Annualized    $1,310,159     $1,984,219      $385,374      $1,598,845        3.59         $15,679
             132       1         NAP           NAP         $949,507       $255,249       $694,258         1.25          $3,951
    5        133       1         NAP           NAP        $1,100,690      $408,458       $692,232         1.57            $0
             134       1     Annualized     $556,611      $1,256,959      $403,304       $853,655         1.62         $17,037
             135       1     Annualized     $628,953       $871,176       $191,960       $679,217         1.29          $8,511
             136       1     Trailing 12    $908,691      $1,135,033      $204,989       $930,043         2.21         $23,728
   19        137       1     Trailing 12    $670,412      $3,097,229     $2,220,280      $876,950         2.10         $123,889
             138       1                       $0          $833,171       $220,818       $612,353         1.21          $1,203
             139       1     Trailing 12    $605,357      $1,033,813      $318,928       $714,885         1.47          $8,658
             140       1         NAP           NAP         $865,404       $213,435       $651,969         1.22          $7,344
             141       1         NAP           NAP         $781,035       $148,379       $632,656         1.23          $2,536
             142       1     Trailing 12    $870,161      $1,937,245     $1,159,474      $777,771         1.55         $77,490
             143       1     Trailing 12    $592,768      $1,023,209      $345,894       $677,315         1.33         $12,243
    5        144       1                    $463,566       $788,749       $152,276       $636,473         1.32          $5,924
             145       1     Annualized     $290,919      $1,173,718      $526,721       $646,997         1.32         $11,837
             146       1     Annualized     $785,039      $1,379,969      $560,521       $819,448         2.10         $13,806
             147       1     Annualized     $161,813      $1,043,863      $396,143       $647,720         1.42          $7,931
            147.01     1     Annualized      $21,500       $874,506       $355,465       $519,041                       $6,731
            147.02     1     Annualized     $140,313       $169,357        $40,678       $128,679                       $1,200
             148       1         NAP           NAP         $741,700       $187,324       $554,375         1.44          $3,050
             149       1     Annualized     $651,020       $952,613       $293,348       $659,265         1.47          $3,480
             150       1                       $0          $726,074       $179,330       $546,744         1.21          $9,252
             151       1         NAP           NAP         $566,576        $5,666        $560,910         1.16          $7,949
             152       1         NAV           NAV         $879,476       $200,170       $679,306         1.95         $22,002
             153       1     Trailing 12    $746,825      $2,093,036     $1,402,143      $690,893         1.61         $83,721
    9        154       1         NAV           NAV         $769,718       $222,174       $547,544         1.36          $4,815
             155       1     Trailing 12    $653,985      $1,753,722     $1,098,799      $654,923         1.52         $70,149
             156       1         NAP           NAP         $704,978       $129,483       $575,494         1.54         $16,486
            156.01     1         NAP           NAP         $433,137        $44,888       $388,249                       $1,449
            156.02     1         NAP           NAP         $271,841        $84,595       $187,245                      $15,037
             157       1     Annualized     $743,707      $1,236,263      $556,087       $680,176         1.81          $9,307
             158       1     Trailing 12    $573,992       $801,475       $196,651       $604,824         1.68         $24,609
             159       1     Trailing 12    $571,307       $787,765       $281,741       $506,024         1.64          $7,409
             160       1     Annualized      $28,592       $347,163        $10,415       $336,748         1.06            $0
             161       1     Annualized     $475,673       $799,143       $358,251       $440,892         1.24          $6,410
             162       1                       $0          $520,516       $107,874       $412,642         1.43          $1,952
             163       1         NAV           NAV         $592,986       $146,161       $446,826         1.50          $6,558
             164       1     Annualized     $512,049       $688,490       $232,233       $456,258         1.55          $9,353
    9        165       1         NAP           NAP         $519,236        $85,126       $434,109         1.27          $1,118
             166       1         NAV           NAV         $593,136       $170,787       $422,348         1.25          $2,568
             167       1     Annualized     $505,661       $600,907        $92,061       $508,846         1.56         $14,175
    5        168       1     Annualized     $342,007       $667,767       $235,760       $432,007         1.36          $6,564
             169       2     Trailing 12    $365,993       $659,971       $257,466       $402,505         1.20         $15,525
            169.01     2     Trailing 12    $191,454       $358,870       $139,117       $219,753                       $9,900
            169.02     2     Trailing 12    $174,539       $301,101       $118,349       $182,752                       $5,625
             170       1     Trailing 12    $387,192      $1,452,086      $897,782       $554,304         1.49         $58,083
             171       1     Annualized     $250,585       $595,965       $163,303       $432,662         1.39         $10,650
             172       1     Trailing 12    $627,003      $1,886,760     $1,270,072      $616,688         1.92         $75,470
             173       1         NAP           NAP         $429,768        $71,921       $357,847         1.43           $774
             174       1         NAP           NAP         $473,215       $107,767       $365,448         1.24          $3,780
             175       1     Trailing 12    $375,456       $517,446       $134,173       $383,273         1.31         $11,588
    9        176       1         NAP           NAP         $439,065        $65,346       $373,719         1.28          $1,290
             177       1     Trailing 12    $397,371       $611,049       $158,426       $452,623         1.52         $24,521
            177.01     1     Trailing 12     $88,243       $265,174        $62,199       $202,975                      $10,000
            177.02     1     Trailing 12    $182,705       $193,670        $59,538       $134,132                       $9,311
            177.03     1     Trailing 12    $126,423       $152,205        $36,689       $115,516                       $5,210
             178       1                       $0          $410,808        $16,325       $394,483         1.23          $2,800
            178.01     1                       $0          $103,167        $4,095        $99,072                         $700
            178.02     1                       $0          $78,334         $3,350        $74,984                         $700
            178.03     1                       $0          $103,089        $4,093        $98,996                         $700
            178.04     1                       $0          $126,218        $4,787        $121,431                        $700
             179       1     Annualized     $333,826       $496,384       $114,702       $381,682         1.42          $1,734
             180       1     Annualized     $375,625       $509,728        $85,246       $424,482         1.58         $27,556
             181       1     Trailing 12    $249,615       $549,009       $246,194       $302,815         1.40          $2,547
             182       1     Annualized     $376,683       $673,625       $280,965       $392,660         1.80          $7,916
    5        183       1                       $0          $407,824        $30,466       $377,358         1.43           $531
   20        184       1     Annualized     $298,451       $342,001        $59,354       $282,647         1.16           $842
             185       1     Trailing 12    $187,480       $505,495       $185,629       $319,866         1.30          $3,311
    5        186       1     Trailing 12    $352,473       $489,375       $136,456       $352,919         1.38          $3,558
             187       1                       $0          $394,441        $71,855       $322,586         1.34          $1,707
             188       1         NAP           NAP         $612,900       $135,343       $477,557         1.28          $2,384
             189       1     Annualized     $283,381       $423,096       $146,565       $276,530         1.21          $2,196
             190       2     Annualized     $185,207       $688,279       $407,383       $280,896         1.32         $35,700
   21        191       1                       $0          $398,360        $68,174       $330,186         1.47          $1,006
             192       2     Trailing 12    $272,627       $827,981       $511,541       $316,440         1.55         $31,108
             193       1     Trailing 12    $285,232       $343,320        $72,071       $271,249         1.34          $1,271
             194       1     Annualized     $327,020       $540,637       $234,121       $306,516         1.83          $6,173
             195       2     Trailing 12    $269,384       $740,551       $450,172       $290,379         1.53         $30,854
             196       1     Annualized     $226,801       $262,796        $50,593       $212,203         1.49          $2,577
             197       1                       $0          $198,450        $5,954        $192,496         1.38           $789
    9        198       1         NAP           NAP         $176,296        $25,271       $151,025         1.28           $373
             199       1     Annualized     $159,993       $241,862        $69,732       $172,130         1.49          $4,176
             200       1     Annualized     $249,721       $354,609       $118,406       $236,203         1.20          $1,785
             201       1     Annualized     $108,717       $197,280        $59,473       $137,807         1.48          $3,543

                                                                                                          ONGOING      UPFRONT
           CONTROL   LOAN    UNDERWRITTEN    UNDERWRITTEN    UNDERWRITTEN   UNDERWRITTEN   ONGOING RE    INSURANCE   REPLACEMENT
FOOTNOTE   NUMBER    GROUP   TI/LC RESERVE   OTHER RESERVE       NCF          NCF DSCR     TAX RESERVE    RESERVE      RESERVE
---------------------------------------------------------------------------------------------------------------------------------

    2         1        1          $0               $0        $47,205,469     1.29          $1,381,000    $101,000     $1,277,000
             1.01      1          $0               $0        $40,632,987
             1.02      1          $0               $0         $6,572,482
    3         2        1      $2,807,455           $0        $61,864,409     3.19              $0           $0            $0
  4, 5        3        1      $1,297,288           $0        $22,781,996     1.32           $896,651        $0            $0
             3.01      1       $194,394            $0         $2,844,092
             3.02      1       $78,517             $0         $1,544,633
             3.03      1       $67,511             $0         $1,296,390
             3.04      1       $131,082            $0         $1,285,743
             3.05      1       $53,299             $0          $754,517
             3.06      1       $54,635             $0          $915,684
             3.07      1       $45,144             $0          $876,748
             3.08      1       $29,164             $0          $836,953
             3.09      1       $42,980             $0          $711,722
             3.10      1       $38,520             $0          $626,309
             3.11      1       $28,160             $0          $641,600
             3.12      1       $33,256             $0          $655,251
             3.13      1       $29,431             $0          $604,850
             3.14      1       $24,826             $0          $632,174
             3.15      1       $36,071             $0          $603,661
             3.16      1       $27,244             $0          $433,647
             3.17      1       $29,236             $0          $550,799
             3.18      1       $28,589             $0          $488,567
             3.19      1       $23,427             $0          $485,962
             3.20      1       $24,544             $0          $460,434
             3.21      1       $20,821             $0          $476,650
             3.22      1       $20,345             $0          $359,389
             3.23      1       $26,252             $0          $443,513
             3.24      1       $19,060             $0          $424,221
             3.25      1       $23,517             $0          $423,911
             3.26      1       $17,204             $0          $410,947
             3.27      1       $17,463             $0          $392,771
             3.28      1       $15,251             $0          $391,575
             3.29      1       $20,905             $0          $346,529
             3.30      1       $19,796             $0          $379,496
             3.31      1       $19,762             $0          $324,486
             3.32      1       $12,345             $0          $268,890
             3.33      1       $12,153             $0          $253,903
             3.34      1       $16,736             $0          $280,321
             3.35      1        $9,529             $0          $213,473
             3.36      1        $6,119             $0          $142,183
              4        1      $1,130,023           $0        $27,588,806     1.92           $494,479     $15,790          $0
              5        1       $929,073            $0        $19,150,039     1.41           $350,945     $34,832          $0
             5.01      1       $247,963            $0         $6,429,893
             5.02      1       $294,695            $0         $5,190,177
             5.03      1       $14,018             $0         $3,545,918
             5.04      1       $236,289            $0         $2,315,350
             5.05      1       $136,108            $0         $1,668,701
  6, 7        6        1      $2,482,780           $0        $19,654,782     1.54           $332,308     $55,849      $9,300,000
             6.01      1      $1,269,599           $0         $8,282,917
             6.02      1      $1,028,041           $0         $9,199,843
             6.03      1       $185,140            $0         $2,172,022
              7        1          $0               $0        $14,434,634     1.15            $78,800      $8,130          $0
    5         8        1          $0               $0        $13,403,241     1.22           $162,500      $8,490          $0
    8         9        1      $2,850,846           $0        $63,091,590     3.18              $0           $0            $0
              10       1       $891,948            $0        $10,907,454     1.35              $0           $0            $0
            10.01      1       $77,537             $0         $1,340,706
            10.02      1       $67,149             $0         $1,083,964
            10.03      1       $69,838             $0         $1,019,762
            10.04      1       $95,279             $0          $894,308
            10.05      1       $80,694             $0          $794,639
            10.06      1       $55,142             $0          $879,972
            10.07      1       $78,547             $0          $829,382
            10.08      1       $62,800             $0          $889,977
            10.09      1       $85,139             $0          $812,345
            10.10      1       $50,825             $0          $598,127
            10.11      1       $53,454             $0          $635,557
            10.12      1       $47,186             $0          $504,258
            10.13      1       $36,673             $0          $318,874
            10.14      1       $31,685             $0          $305,582
              11       1          $0               $0        $11,179,160     1.37            $59,200     $19,600          $0
              12       1       $650,413            $0        $11,874,963     1.45           $112,417      $6,892        $8,494
              13       1       $631,308         -$311,867     $9,202,810     1.18            $76,383     $24,205          $0
            13.01      1       $254,254         -$171,956     $5,076,470
            13.02      1       $126,288         -$33,294       $980,096
            13.03      1       $84,863          -$30,940       $913,454
            13.04      1       $48,783          -$21,786       $643,110
            13.05      1       $49,836          -$22,911       $676,377
            13.06      1       $67,284          -$30,980       $913,303
              14       1       $660,223            $0         $9,633,912     1.56           $422,015     $19,330          $0
              15       1       $355,071            $0        $11,376,449     1.46              $0           $0            $0
              16       1       $838,552            $0         $9,564,375     1.37            $72,799     $11,673      $1,096,394
            16.01      1       $565,032            $0         $2,201,735
            16.02      1       $273,520            $0         $7,362,640
              17       1          $0               $0        $11,205,325     1.48              $0           $0            $0
            17.01      1          $0               $0         $2,057,204
            17.02      1          $0               $0         $1,876,174
            17.03      1          $0               $0         $1,850,313
            17.04      1          $0               $0         $1,850,313
            17.05      1          $0               $0         $1,850,313
            17.06      1          $0               $0         $1,721,006
              18       1          $0               $0        $10,657,036     1.96              $0           $0            $0
    9         19       1       $234,774            $0         $8,523,771     1.31            $37,500     $23,646          $0
              20       1       $256,009            $0         $8,372,701     1.67           $115,255      $8,467          $0
              21       1       $153,673            $0         $5,671,271     1.17              $0           $0            $0
              22       1       $537,228            $0         $5,124,230     1.37           $113,086        $0            $0
              23       2          $0               $0         $5,020,125     1.26            $93,076     $18,426      $3,100,000
            23.01      2          $0               $0         $1,711,000
            23.02      2          $0               $0          $727,578
            23.03      2          $0               $0          $809,224
            23.04      2          $0               $0          $492,693
            23.05      2          $0               $0          $430,950
            23.06      2          $0               $0          $515,448
            23.07      2          $0               $0          $333,232
              24       1       $262,319         -$100,000     $4,673,565     1.19            $73,564     $50,584       $700,000
            24.01      1       $120,217         -$50,000      $2,816,324
            24.02      1       $142,102         -$50,000      $1,857,241
              25       1       $62,916             $0         $4,691,960     1.19              $0           $0            $0
              26       1       $180,372            $0         $4,731,592     1.62              $0           $0            $0
            26.01      1       $84,693             $0         $2,221,698
            26.02      1       $50,203             $0         $1,316,958
            26.03      1       $23,673             $0          $621,005
            26.04      1       $21,802             $0          $571,931
              27       2          $0               $0         $3,542,116     1.24            $23,680        $0        $1,150,000
   10         28       1       $68,183             $0         $2,429,678     1.20              $0           $0            $0
   11         29       2          $0               $0         $3,321,287     1.28            $12,093     $16,859          $0
            29.01      2          $0               $0          $406,062
            29.02      2          $0               $0          $415,306
            29.03      2          $0               $0          $327,853
            29.04      2          $0               $0          $318,112
            29.05      2          $0               $0          $281,372
            29.06      2          $0               $0          $282,856
            29.07      2          $0               $0          $239,120
   12       29.08      2          $0               $0          $257,385
            29.09      2          $0               $0          $262,572
            29.10      2          $0               $0          $201,771
            29.11      2          $0               $0          $149,973
            29.12      2          $0               $0          $178,905
              30       1       $140,931            $0         $3,933,417     1.62              $0           $0            $0
              31       1       $583,406         -$500,000     $3,342,552     1.31            $63,856     $16,755      $1,050,034
   13         32       1       $110,566            $0         $3,413,874     1.47              $0           $0            $0
              33       1          $0               $0         $3,227,991     1.22            $34,206      $8,464       $115,000
 14, 15       34       1       $190,406            $0         $5,365,145     2.39              $0           $0            $0
              35       1       $205,390            $0         $2,998,841     1.30            $71,667      $2,600          $0
              36       2          $0               $0         $2,902,084     1.36            $33,838     $12,754          $0
            36.01      2          $0               $0          $881,095
            36.02      2          $0               $0          $679,756
            36.03      2          $0               $0          $592,543
            36.04      2          $0               $0          $279,297
            36.05      2          $0               $0          $236,817
            36.06      2          $0               $0          $232,576
              37       2          $0               $0         $2,962,296     1.35            $35,917     $11,852          $0
            37.01      2          $0               $0          $882,552
            37.02      2          $0               $0          $842,390
            37.03      2          $0               $0          $484,199
            37.04      2          $0               $0          $478,672
            37.05      2          $0               $0          $274,483
    5         38       1       $255,862            $0         $5,583,327     2.35              $0           $0            $0
              39       1       $166,502            $0         $2,754,368     1.37            $51,692      $5,114          $0
              40       1       $364,139            $0         $2,774,109     1.46              $0           $0        $2,100,000
              41       2          $0               $0         $2,688,307     1.15            $39,523      $5,550          $0
              42       1       $121,012            $0         $2,471,201     1.25            $17,993      $1,878          $0
              43       1          $0               $0         $3,402,830     1.81            $48,440      $5,453          $0
              44       1       $108,480            $0         $2,753,936     1.49            $25,638      $5,787         $848
              45       1       $138,437            $0         $2,571,867     1.12            $30,000        $0            $0
              46       1       $102,646            $0         $2,513,743     1.35            $15,016      $1,681          $0
              47       1       $164,848         -$48,000      $2,475,280     1.15            $42,211     $18,935      $1,602,942
              48       1       $38,399             $0         $2,190,029     1.21              $0           $0            $0
              49       1       $71,863             $0         $2,505,371     1.20            $32,063      $3,025          $0
   15         50       1       $83,661             $0         $3,052,772     1.37            $12,736     $11,675          $0
              51       2          $0               $0         $2,704,292     1.29            $63,297     $13,737      $1,000,000
              52       1          $0               $0         $2,679,180     1.21            $43,955     $19,555      $1,522,798
            52.01      1          $0               $0         $2,352,440
            52.02      1          $0               $0          $326,740
              53       1       $168,983            $0         $2,379,952     1.50            $38,299      $6,175        $6,438
            53.01      1       $61,047             $0         $1,101,052
            53.02      1       $42,790             $0          $673,744
            53.03      1       $65,146             $0          $605,156
              54       1          $1               $0         $2,237,218     1.19              $0         $4,823          $0
              55       1       $42,489             $0         $1,894,497     1.30              $0           $0            $0
              56       1       $78,853             $0         $1,678,669     1.18            $32,513     $15,333          $0
   16         57       1       $130,618            $0         $2,219,283     1.55              $0           $0            $0
              58       1       $59,871          -$40,000      $1,987,144     1.13            $19,312      $3,040       $400,000
    5         59       1          $0               $0         $1,996,742     1.57              $0           $0            $0
              60       2          $0               $0         $1,735,682     1.33            $30,484      $2,667          $0
    5         61       2          $0               $0         $1,560,473     1.22            $35,000      $2,572          $0
              62       1          $0               $0         $1,926,480     1.68            $17,132     $15,836          $0
              63       1       $168,954            $0         $1,641,732     1.45            $44,132      $2,634        $4,414
            63.01      1       $77,571             $0          $719,758
            63.02      1       $67,593             $0          $700,392
            63.03      1       $12,099             $0          $119,555
            63.04      1       $11,691             $0          $102,027
              64       1       $85,040          -$20,000      $1,806,744     1.24            $26,254      $2,918          $0
    5         65       1          $0               $0         $1,688,930     1.57              $0           $0            $0
              66       1       $132,619            $0         $1,754,959     1.62              $0           $0            $0
              67       1       $85,927          -$50,000      $1,615,246     1.23            $19,566      $4,262       $307,965
              68       2          $0               $0         $1,464,614     1.34            $35,178      $8,464      $1,913,458
              69       1       $274,530            $0         $1,453,543     1.40              $0           $0            $0
              70       1       $164,797            $0         $1,502,664     1.37              $0           $0          $4,812
              71       1       $183,442            $0         $1,592,887     1.23           $141,305     $15,217          $0
              72       1       $106,200            $0         $1,538,540     1.29            $14,366      $2,425          $0
              73       1          $0               $0         $1,931,815     2.03            $16,964      $4,580          $0
              74       1       $60,107             $0         $1,419,235     1.20            $3,529        $566         $2,083
            74.01      1       $12,651             $0          $298,716
            74.02      1       $11,245             $0          $265,526
            74.03      1        $9,559             $0          $225,697
            74.04      1        $9,559             $0          $225,697
            74.05      1        $9,278             $0          $219,059
            74.06      1        $5,342             $0          $126,125
            74.07      1        $2,474             $0          $58,416
    5         75       2          $0               $0         $1,270,293     1.15            $14,833     $21,461       $600,000
              76       1          $0               $0         $1,430,542     1.47            $8,593       $5,457          $0
              77       1       $43,713             $0         $1,444,053     1.55            $3,603       $6,060       $100,000
              78       2          $0               $0         $1,165,877     1.25            $21,874        $0         $300,000
 15, 17       79       1          $0               $0         $1,754,949     1.38              $0           $0         $36,738
              80       1       $164,034            $0         $1,497,896     1.60              $0           $0            $0
              81       1          $0               $0         $1,653,460     2.01            $26,935      $3,685          $0
              82       1          $0               $0         $1,299,261     1.58            $19,680     $11,545          $0
   10         83       1       $33,347             $0         $1,117,689     1.24            $12,477      $4,220         $476
              84       2          $0               $0         $1,178,751     1.41            $9,914       $3,914          $0
              85       1       $148,823            $0         $1,067,808     1.32            $30,000      $3,750          $0
              86       1       $89,045             $0         $1,173,423     1.16            $16,680      $1,780          $0
   15         87       1       $52,533          -$30,000      $1,272,672     1.16            $9,800       $2,469          $0
              88       1       $92,802          -$50,000      $1,287,702     1.28              $0           $0            $0
              89       1       $150,292            $0         $1,133,291     1.15            $14,569      $2,564        $3,892
              90       1       $19,798             $0         $1,166,745     1.13            $1,019       $3,226        $3,353
              91       2          $0               $0         $1,108,360     1.15            $12,706      $3,874        $5,800
              92       1          $0               $0         $1,622,501     2.08            $11,535      $3,946          $0
              93       2          $0               $0          $999,809      1.14            $16,124      $2,167        $1,250
              94       1       $125,369            $0         $1,272,666     1.33            $14,000      $2,000          $0
              95       1       $29,811             $0         $1,156,206     1.18            $16,733      $2,403          $0
              96       1       $82,542             $0         $1,118,595     1.18            $5,403        $460         $1,077
              97       1       $102,168            $0         $1,091,566     1.19            $36,923        $0          $1,338
              98       1       $109,542            $0         $1,140,344     1.25            $8,456       $2,917          $0
              99       1          $0               $0         $1,207,227     1.34            $9,460       $8,862          $0
   15        100       1       $76,656             $0         $1,099,252     1.23              $0          $956          $719
             101       1       $25,266             $0         $1,107,266     1.21            $4,332        $840          $633
             102       1       $62,156             $0         $1,062,118     1.18              $0           $0            $0
             103       2          $0               $0         $1,004,415     1.05            $12,367     $10,378        $4,542
            103.01     2          $0               $0          $267,737
            103.02     2          $0               $0          $191,459
            103.03     2          $0               $0          $157,495
            103.04     2          $0               $0          $133,120
            103.05     2          $0               $0          $86,513
            103.06     2          $0               $0          $91,915
            103.07     2          $0               $0          $76,176
             104       1       $31,908             $0         $1,081,817     1.25            $14,374      $1,838        $1,036
             105       1       $80,237             $0         $1,032,020     1.17            $8,963        $640           $0
    5        106       1       $25,195             $0          $963,012      1.13            $11,140      $2,071          $0
             107       2          $0               $0          $905,212      1.14            $16,832      $2,060       $92,600
             108       1       $88,831             $0         $1,014,663     1.51            $21,004      $3,238        $3,514
             109       1       $89,256             $0          $989,206      1.38            $32,504      $1,778        $2,695
            109.01     1       $38,317             $0          $346,597
            109.02     1       $21,756             $0          $363,416
            109.03     1       $29,183             $0          $279,193
             110       1       $49,317             $0          $960,218      1.23            $20,437      $1,272         $859
             111       1       $24,252             $0          $840,135      1.33            $16,165        $0            $0
             112       1       $10,601             $0          $887,467      1.15            $3,920       $1,640          $0
             113       2          $0               $0         $1,082,317     1.31            $25,529      $8,213       $600,000
             114       1       $66,114             $0          $855,823      1.18            $8,201        $747         $4,764
   15        115       1       $72,669             $0          $885,792      1.20              $0          $971          $603
             116       2          $0               $0         $1,039,611     1.80            $12,429      $6,516        $4,611
             117       1          $0               $0          $953,567      1.28            $11,382      $2,713          $0
            117.01     1          $0               $0          $381,317
            117.02     1          $0               $0          $402,116
            117.03     1          $0               $0          $170,134
             118       1       $59,359             $0         $1,050,139     1.72              $0           $0            $0
    5        119       1       $39,270             $0          $965,343      1.31            $9,284       $1,497        $3,250
             120       1          $0               $0         $1,061,160     1.43            $7,088         $0         $21,815
             121       1       $46,163             $0          $780,454      1.20            $18,472      $1,272          $0
             122       1       $145,199            $0          $799,469      1.48            $15,490        $0            $0
             123       2          $0               $0          $774,467      1.15            $8,812       $2,419          $0
             124       1          $0               $0          $999,324      1.57            $4,914       $9,871          $0
   15        125       1       $31,665             $0          $761,404      1.24            $11,917      $1,435        $1,206
             126       1       $18,723             $0          $794,600      1.51            $11,689      $1,075         $756
    5        127       1          $0               $0          $802,046      1.24            $29,795      $1,101          $0
            127.01     1          $0               $0          $494,414
            127.02     1          $0               $0          $307,632
             128       1       $46,204             $0          $691,904      1.18            $14,286      $1,794        $2,574
             129       1        $4,722             $0          $669,727      1.15            $2,950        $572           $0
             130       1       $46,850             $0          $734,041      1.30            $7,074       $1,649         $371
   18        131       1       $85,895             $0         $1,497,270     3.36              $0           $0            $0
             132       1       $20,179             $0          $670,127      1.21            $3,327       $1,977        $3,100
    5        133       1          $0               $0          $692,232      1.57              $0           $0            $0
             134       1       $72,399             $0          $764,219      1.45            $13,684      $1,022          $0
             135       1       $41,514             $0          $629,191      1.20            $6,083       $1,521         $708
             136       1       $46,364             $0          $859,952      2.04            $4,944       $1,062          $0
   19        137       1          $0               $0          $753,061      1.81            $6,571       $3,197          $0
             138       1        $6,014             $0          $605,136      1.20              $0         $2,509         $150
             139       1          $0               $0          $706,227      1.45            $5,767       $1,643          $0
             140       1       $19,332             $0          $625,293      1.17            $2,141         $0           $612
             141       1       $13,657             $0          $616,463      1.20            $5,027        $753          $203
             142       1          $0               $0          $700,281      1.40            $4,750       $2,375          $0
             143       1       $32,093             $0          $632,979      1.24            $9,463       $2,168          $0
    5        144       1       $27,644             $0          $602,905      1.25            $3,333       $1,119          $0
             145       1       $69,388             $0          $565,772      1.15              $0           $0            $0
             146       1       $95,557             $0          $710,085      1.82              $0           $0            $0
             147       1       $39,653             $0          $600,136      1.31              $0           $0            $0
            147.01     1       $33,653             $0          $478,657
            147.02     1        $6,000             $0          $121,479
             148       1       $13,670             $0          $537,656      1.39            $11,460      $1,148         $255
             149       1       $40,655             $0          $615,130      1.37            $10,071      $1,222         $290
             150       1       $21,589             $0          $515,903      1.15            $7,710       $1,423          $0
             151       1          $0               $0          $552,961      1.15            $6,235         $0            $0
             152       1       $45,366             $0          $611,938      1.76            $6,911       $1,547        $1,854
             153       1          $0               $0          $607,172      1.42            $4,833       $2,625          $0
    9        154       1       $43,154             $0          $499,574      1.24            $8,242        $831          $401
             155       1          $0               $0          $584,774      1.36            $4,631        $886           $0
             156       1       $15,734             $0          $543,274      1.45            $2,769        $840           $0
            156.01     1          $0               $0          $386,800
            156.02     1       $15,734             $0          $156,474
             157       1       $59,639             $0          $611,230      1.62            $4,873       $1,728         $776
             158       1       $25,704             $0          $554,512      1.54            $7,463       $1,149        $1,578
             159       1       $35,892             $0          $462,723      1.50            $13,596       $754          $926
             160       1          $0               $0          $336,748      1.06              $0           $0            $0
             161       1          $0               $0          $434,482      1.22            $9,497        $873           $0
             162       1          $0               $0          $410,690      1.42              $0           $0            $0
             163       1       $25,662             $0          $414,605      1.39            $3,721       $1,512         $547
             164       1       $33,794             $0          $413,111      1.40            $6,580        $846          $779
    9        165       1       $12,512             $0          $420,480      1.23              $0           $0           $93
             166       1       $22,271             $0          $397,508      1.18            $4,021        $389           $0
             167       1       $26,995             $0          $467,676      1.43            $4,144        $646         $1,181
    5        168       1       $21,568             $0          $403,876      1.27            $7,771        $962          $550
             169       2          $0               $0          $386,980      1.16            $3,270       $3,814       $137,500
            169.01     2          $0               $0          $209,853
            169.02     2          $0               $0          $177,127
             170       1          $0               $0          $496,221      1.34            $3,409       $1,228          $0
             171       1          $0               $0          $422,012      1.36            $2,353       $1,048          $0
             172       1          $0               $0          $541,218      1.69            $2,333       $2,876          $0
             173       1        $6,020             $0          $351,055      1.41            $2,160        $318          $66
             174       1       $17,225             $0          $344,443      1.17            $3,858       $1,478          $0
             175       1       $31,483             $0          $340,202      1.16            $6,071       $1,474         $966
    9        176       1       $16,515             $0          $355,914      1.22            $1,543        $398          $108
             177       1       $44,022             $0          $384,080      1.29            $4,411       $1,646          $0
            177.01     1       $18,032             $0          $174,943
            177.02     1       $16,381             $0          $108,440
            177.03     1        $9,609             $0          $100,697
             178       1        $5,600             $0          $386,083      1.21            $2,271         $0            $0
            178.01     1        $1,400             $0          $96,972
            178.02     1        $1,400             $0          $72,884
            178.03     1        $1,400             $0          $96,896
            178.04     1        $1,400             $0          $119,331
             179       1       $17,383             $0          $362,565      1.35            $4,671        $423          $145
             180       1       $21,931             $0          $374,996      1.40            $2,216        $468         $2,504
             181       1          $0               $0          $300,268      1.39            $3,549        $301           $0
             182       1       $28,241             $0          $356,503      1.64            $4,237         $0            $0
    5        183       1        $6,866             $0          $369,961      1.41              $0           $0           $142
   20        184       1        $7,010             $0          $274,795      1.12              $0           $0            $0
             185       1       $15,045             $0          $301,510      1.22            $3,517       $2,041         $276
    5        186       1       $28,036             $0          $321,326      1.25            $4,432        $728          $296
             187       1        $8,129             $0          $312,750      1.30            $6,372        $404           $0
             188       1       $17,567             $0          $457,606      1.23              $0           $0            $0
             189       1       $17,204             $0          $257,130      1.12            $5,247        $288          $183
             190       2          $0               $0          $245,196      1.15            $2,582       $1,292        $2,975
   21        191       1        $5,031             $0          $324,149      1.45            $2,888         $0            $0
             192       2          $0               $0          $285,332      1.40            $7,689       $2,292          $0
             193       1       $14,553             $0          $255,425      1.26            $2,728        $255          $106
             194       1       $33,073             $0          $267,269      1.60            $6,531        $547          $514
             195       2          $0               $0          $259,525      1.36            $7,427       $2,170          $0
             196       1       $14,477             $0          $195,149      1.37            $1,338        $266          $258
             197       1        $1,578             $0          $190,129      1.37              $0           $0            $0
    9        198       1        $2,140             $0          $148,512      1.26             $784         $338          $31
             199       1       $13,243             $0          $154,711      1.34            $1,413         $0          $5,568
             200       1        $7,910             $0          $226,509      1.15              $0           $0            $0
             201       1       $11,007             $0          $123,257      1.32            $1,057         $0          $4,724

                               ONGOING
           CONTROL   LOAN    REPLACEMENT   UPFRONT TI/LC   ONGOING TI/LC     UPFRONT DEFERRED
FOOTNOTE   NUMBER    GROUP     RESERVE        RESERVE         RESERVE       MAINTENANCE RESERVE
-----------------------------------------------------------------------------------------------

    2         1        1          $0         $4,249,039          $0                 $0
             1.01      1
             1.02      1
    3         2        1          $0             $0              $0                 $0
  4, 5        3        1          $0             $0              $0             $2,870,081
             3.01      1
             3.02      1
             3.03      1
             3.04      1
             3.05      1
             3.06      1
             3.07      1
             3.08      1
             3.09      1
             3.10      1
             3.11      1
             3.12      1
             3.13      1
             3.14      1
             3.15      1
             3.16      1
             3.17      1
             3.18      1
             3.19      1
             3.20      1
             3.21      1
             3.22      1
             3.23      1
             3.24      1
             3.25      1
             3.26      1
             3.27      1
             3.28      1
             3.29      1
             3.30      1
             3.31      1
             3.32      1
             3.33      1
             3.34      1
             3.35      1
             3.36      1
              4        1          $0          $591,632           $0               $63,200
              5        1          $0             $0              $0                 $0
             5.01      1
             5.02      1
             5.03      1
             5.04      1
             5.05      1
  6, 7        6        1          $0         $26,577,863         $0                 $0
             6.01      1
             6.02      1
             6.03      1
              7        1        $4,000           $0            $20,000              $0
    5         8        1        $3,720           $0              $0                 $0
    8         9        1          $0             $0              $0                 $0
              10       1          $0             $0              $0                 $0
            10.01      1
            10.02      1
            10.03      1
            10.04      1
            10.05      1
            10.06      1
            10.07      1
            10.08      1
            10.09      1
            10.10      1
            10.11      1
            10.12      1
            10.13      1
            10.14      1
              11       1       $81,000           $0              $0              $500,000
              12       1        $8,494         $19,960         $19,960              $0
              13       1          $0         $6,000,000        $54,729              $0
            13.01      1
            13.02      1
            13.03      1
            13.04      1
            13.05      1
            13.06      1
              14       1          $0             $0              $0                 $0
              15       1          $0             $0              $0                 $0
              16       1        $8,794           $0              $0              $946,646
            16.01      1
            16.02      1
              17       1          $0             $0              $0                 $0
            17.01      1
            17.02      1
            17.03      1
            17.04      1
            17.05      1
            17.06      1
              18       1          $0             $0              $0                 $0
    9         19       1          $0          $214,695           $0                 $0
              20       1          $0             $0              $0                 $0
              21       1        $3,750           $0              $0                 $0
              22       1          $0             $0              $0                 $0
              23       2       $28,042           $0              $0                 $0
            23.01      2
            23.02      2
            23.03      2
            23.04      2
            23.05      2
            23.06      2
            23.07      2
              24       1        $3,413       $1,000,000          $0                 $0
            24.01      1
            24.02      1
              25       1        $2,247           $0              $0                 $0
              26       1          $0             $0              $0                 $0
            26.01      1
            26.02      1
            26.03      1
            26.04      1
              27       2       $10,917           $0              $0                 $0
   10         28       1          $0             $0              $0                 $0
   11         29       2          $0             $0              $0                 $0
            29.01      2
            29.02      2
            29.03      2
            29.04      2
            29.05      2
            29.06      2
            29.07      2
   12       29.08      2
            29.09      2
            29.10      2
            29.11      2
            29.12      2
              30       1          $0             $0              $0                 $0
              31       1        $7,779       $5,134,020        $38,894            $34,508
   13         32       1          $0             $0              $0                 $0
              33       1        $9,057        $555,392           $0               $37,500
 14, 15       34       1          $0             $0              $0                 $0
              35       1        $5,120           $0              $0                 $0
              36       2          $0             $0              $0                 $0
            36.01      2
            36.02      2
            36.03      2
            36.04      2
            36.05      2
            36.06      2
              37       2          $0             $0              $0                 $0
            37.01      2
            37.02      2
            37.03      2
            37.04      2
            37.05      2
    5         38       1          $0             $0              $0               $95,875
              39       1          $0             $0              $0                 $0
              40       1          $0         $2,200,000          $0                 $0
              41       2        $1,733           $0              $0                 $0
              42       1        $1,512        $478,317         $10,417              $0
              43       1          $0             $0              $0              $151,600
              44       1         $848            $0              $0                 $0
              45       1          $0             $0              $0             $1,100,000
              46       1        $1,283         $10,417         $10,417              $0
              47       1        $2,747        $544,413           $0              $212,666
              48       1         $600            $0            $5,000             $17,125
              49       1        $3,029           $0            $6,250               $0
   15         50       1         $680            $0            $5,100               $0
              51       2        $7,400           $0              $0                 $0
              52       1       $51,150           $0              $0                 $0
            52.01      1
            52.02      1
              53       1        $6,438         $20,833         $20,833              $0
            53.01      1
            53.02      1
            53.03      1
              54       1        $2,466           $0              $0              $800,000
              55       1         $517            $0            $4,306             $24,000
              56       1        $1,752        $325,426         $8,761               $0
   16         57       1          $0             $0              $0                 $0
              58       1        $5,990        $400,000         $2,000             $3,750
    5         59       1          $0             $0              $0                 $0
              60       2        $1,850           $0              $0                 $0
    5         61       2        $2,333           $0              $0                 $0
              62       1          $0             $0              $0              $108,000
              63       1        $4,414           $0              $0                 $0
            63.01      1
            63.02      1
            63.03      1
            63.04      1
              64       1        $2,697       $1,574,755        $13,485            $34,881
    5         65       1          $0             $0              $0                 $0
              66       1          $0             $0              $0                 $0
              67       1        $1,258        $500,000           $0              $692,035
              68       2        $6,958           $0              $0               $97,500
              69       1          $0             $0              $0                 $0
              70       1        $4,812         $11,000         $11,000            $37,375
              71       1        $3,822       $4,442,624        $14,331          $1,575,000
              72       1        $2,950       $1,212,915          $0                 $0
              73       1          $0             $0              $0              $182,500
              74       1        $2,083         $5,000          $5,000               $0
            74.01      1
            74.02      1
            74.03      1
            74.04      1
            74.05      1
            74.06      1
            74.07      1
    5         75       2        $5,333           $0              $0                 $0
              76       1       $21,593           $0              $0              $120,000
              77       1          $0             $0              $0                 $0
              78       2        $5,958           $0              $0                 $0
 15, 17       79       1       $36,738           $0              $0                 $0
              80       1          $0             $0              $0                 $0
              81       1          $0             $0              $0              $133,500
              82       1          $0             $0              $0              $169,000
   10         83       1         $476            $0              $0                 $0
              84       2          $0             $0              $0                 $0
              85       1          $0             $0              $0              $123,750
              86       1        $1,648           $0            $11,127              $0
   15         87       1        $1,751        $300,000         $8,333             $28,886
              88       1        $2,592        $500,000         $6,479               $0
              89       1        $3,892           $0              $0               $26,000
              90       1        $3,353         $2,191          $2,191             $7,500
              91       2        $5,800           $0              $0                 $0
              92       1          $0             $0              $0              $357,800
              93       2        $1,250           $0              $0                 $0
              94       1        $2,083           $0            $10,417              $0
              95       1         $497            $0            $3,000               $0
              96       1        $1,077         $8,333          $8,333               $0
              97       1        $1,338        $200,000           $0                 $0
              98       1        $2,842           $0            $4,167               $0
              99       1       $31,778           $0              $0                 $0
   15        100       1         $719            $0              $0                 $0
             101       1         $633          $2,800          $2,800               $0
             102       1          $0             $0              $0                 $0
             103       2        $2,271           $0              $0                 $0
            103.01     2
            103.02     2
            103.03     2
            103.04     2
            103.05     2
            103.06     2
            103.07     2
             104       1        $1,036           $0              $0                 $0
             105       1          $0             $0              $0                 $0
    5        106       1        $8,398           $0              $0               $61,063
             107       2        $1,250           $0              $0               $21,000
             108       1        $3,514           $0              $0                 $0
             109       1        $2,695           $0              $0                 $0
            109.01     1
            109.02     1
            109.03     1
             110       1         $859          $4,110          $4,110            $165,625
             111       1          $0             $0              $0                 $0
             112       1         $335            $0            $1,670            $150,000
             113       2        $6,667           $0              $0                 $0
             114       1        $4,764           $0              $0               $6,250
   15        115       1         $603            $0              $0                 $0
             116       2        $4,611           $0              $0                 $0
             117       1        $1,832           $0              $0                 $0
            117.01     1
            117.02     1
            117.03     1
             118       1          $0             $0              $0                 $0
    5        119       1         $975        $1,000,000          $0                 $0
             120       1       $10,908           $0              $0                 $0
             121       1          $0             $0              $0               $9,250
             122       1          $0             $0              $0                 $0
             123       2        $1,038           $0              $0                 $0
             124       1        $4,418           $0              $0                 $0
   15        125       1        $1,206         $2,625          $2,625               $0
             126       1         $756            $0              $0                 $0
    5        127       1        $2,195           $0              $0                 $0
            127.01     1
            127.02     1
             128       1        $2,574           $0              $0                 $0
             129       1          $0           $50,000           $0                 $0
             130       1         $371            $0              $0               $12,125
   18        131       1          $0             $0              $0                 $0
             132       1         $329            $0              $0                 $0
    5        133       1          $0             $0              $0                 $0
             134       1          $0             $0              $0               $39,767
             135       1         $708          $1,667          $1,667               $0
             136       1          $0             $0              $0              $108,188
   19        137       1          $0             $0              $0             $1,875,300
             138       1         $150          $1,178          $1,178               $0
             139       1          $0             $0              $0                 $0
             140       1         $612            $0              $0                 $0
             141       1         $203          $1,667          $1,667               $0
             142       1        $3,136           $0              $0                 $0
             143       1        $1,020        $100,000         $3,401             $3,938
    5        144       1         $494         $200,000         $2,468               $0
             145       1          $0             $0              $0                 $0
             146       1          $0             $0              $0                 $0
             147       1         $658            $0            $3,291             $11,600
            147.01     1
            147.02     1
             148       1         $255            $0              $0               $18,750
             149       1         $290            $0              $0                 $0
             150       1         $771            $0            $1,799               $0
             151       1          $0             $0              $0                 $0
             152       1        $1,854         $2,083          $2,083               $0
             153       1        $6,841           $0              $0               $40,000
    9        154       1         $401          $3,850          $3,850               $0
             155       1        $5,761           $0              $0                 $0
             156       1          $0             $0              $0                 $0
            156.01     1
            156.02     1
             157       1         $776          $4,167          $4,167             $6,000
             158       1        $1,578           $0              $0               $24,750
             159       1         $926            $0              $0                 $0
             160       1          $0             $0              $0                 $0
             161       1          $0             $0              $0                 $0
             162       1         $163            $0              $0                 $0
             163       1         $547            $0              $0                 $0
             164       1         $779          $2,778          $2,778             $17,808
    9        165       1         $93             $0              $0                 $0
             166       1          $0           $1,250          $1,250               $0
             167       1        $1,181           $0              $0                 $0
    5        168       1         $550            $0              $0                 $0
             169       2        $1,438           $0              $0               $95,500
            169.01     2
            169.02     2
             170       1        $4,294           $0              $0                 $0
             171       1         $592            $0              $0                 $0
             172       1        $6,057           $0              $0                 $0
             173       1         $66             $0              $0                 $0
             174       1          $0             $0              $0                 $0
             175       1         $966          $1,667          $1,667             $6,250
    9        176       1         $108            $0              $0                 $0
             177       1        $2,043           $0              $0              $273,383
            177.01     1
            177.02     1
            177.03     1
             178       1         $233            $0            $5,000             $33,688
            178.01     1
            178.02     1
            178.03     1
            178.04     1
             179       1         $145          $1,000          $1,000               $0
             180       1        $2,504           $0              $0                 $0
             181       1         $212            $0              $0                 $0
             182       1          $0             $0              $0                 $0
    5        183       1         $47             $0              $0                 $0
   20        184       1          $0             $0              $0                 $0
             185       1         $276            $0              $0                 $0
    5        186       1         $296            $0              $0                 $0
             187       1         $190            $0             $711                $0
             188       1          $0             $0              $0                 $0
             189       1         $183            $0              $0                 $0
             190       2        $2,975           $0              $0              $112,438
   21        191       1         $84             $0             $419                $0
             192       2        $2,521           $0              $0                 $0
             193       1         $106            $0              $0                 $0
             194       1         $514            $0              $0                 $0
             195       2        $2,500           $0              $0                 $0
             196       1         $258            $0              $0                 $0
             197       1          $0             $0              $0                $625
    9        198       1         $31             $0              $0                 $0
             199       1          $0           $14,883           $0                 $0
             200       1          $0             $0              $0                 $0
             201       1          $0           $12,311           $0                 $0

           CONTROL   LOAN
FOOTNOTE   NUMBER    GROUP                                                BORROWER NAME
------------------------------------------------------------------------------------------------------------------------------------

    2         1        1     100 & 200 Clarendon LLC
             1.01      1
             1.02      1
    3         2        1     590 Madison Avenue, LLC
  4, 5        3        1     GSM LI LLC, ICA LI LLC, SAF LI LLC, FED LI LLC, GSM John LLC, ICA John LLC, SAF John LLC, FED John LLC,
                             GSM 717-725 LLC, ICA 717-725 LLC, SAF 717-725 LLC, FED 717-725 LLC, GSM 270-280 LLC, ICA 270-280 LLC,
                             SAF 270-280 LLC, FED 270-280 LLC, GSM 290 LLC, ICA 290 LLC, SAF 290 LLC, FED 290 LLC, GSM Spence LLC,
                             ICA Spence LLC, SAF Spence LLC, FED Spence LLC, GSM 119 LLC, ICA 119 LLC, SAF 119 LLC, FED 119 LLC
             3.01      1
             3.02      1
             3.03      1
             3.04      1
             3.05      1
             3.06      1
             3.07      1
             3.08      1
             3.09      1
             3.10      1
             3.11      1
             3.12      1
             3.13      1
             3.14      1
             3.15      1
             3.16      1
             3.17      1
             3.18      1
             3.19      1
             3.20      1
             3.21      1
             3.22      1
             3.23      1
             3.24      1
             3.25      1
             3.26      1
             3.27      1
             3.28      1
             3.29      1
             3.30      1
             3.31      1
             3.32      1
             3.33      1
             3.34      1
             3.35      1
             3.36      1
              4        1     667 Madison Avenue SPE, Inc.
              5        1     50 Charles Lindbergh Boulevard SPE LLC; 395 N. Service Road SPE LLC; 48 S. Service Road SPE LLC; 58/68
                             S. Service Road SPE LLC
             5.01      1
             5.02      1
             5.03      1
             5.04      1
             5.05      1
  6, 7        6        1     ACP Marquis I LLC; ACP Marquis II LLC; ACP Courtland Garage LLC; ACP International Garage LLC; ACP
                             Peachtree Center LLC; ACP 161 Peachtree Center Garage LLC
             6.01      1
             6.02      1
             6.03      1
              7        1     Pickwick Properties LLC
    5         8        1     Stafford Data, LLC; Stafford Equity Stratford, LLC; Stafford Windsor, LLC
    8         9        1     Merchandise Mart L.L.C. and MTS-MM LLC
              10       1     900 International, LLC, 800 International, LLC, 881 Elkridge Landing, LLC, 1190 Winterson, LLC, 999
                             Corporate, LLC, 849 International, LLC, 1199 Winterson, LLC, 1099 Winterson, LLC, 930 International,
                             LLC, COPT Northcreek, LLC and COPT Aerotech, LLC
            10.01      1
            10.02      1
            10.03      1
            10.04      1
            10.05      1
            10.06      1
            10.07      1
            10.08      1
            10.09      1
            10.10      1
            10.11      1
            10.12      1
            10.13      1
            10.14      1
              11       1     Rockwood Bethesda, Inc.; BMC Hotel Borrower, LLC
              12       1     Plaza Office Realty I, LLC
              13       1     La Palma Flex, LP; Poway Flex, LP; Via Frontera, LP; SC Executive Center, LP; Yorba Linda BP, LP;
                             Gateway Corporate Center, LP; Savi Tech Center, LP
            13.01      1
            13.02      1
            13.03      1
            13.04      1
            13.05      1
            13.06      1
              14       1     333 Earle Ovington Boulevard SPE LLC
              15       1     Boulevard Mall SPE, LLC
              16       1     Lake Marriott LLC; MSCP Orchard Park, LLC
            16.01      1
            16.02      1
              17       1     LTF CMBS I, LLC
            17.01      1
            17.02      1
            17.03      1
            17.04      1
            17.05      1
            17.06      1
              18       1     Diamondrock Waverly Owner, LLC and Diamondrock Waverly Tenant, LLC
    9         19       1     HCW Private Development, LLC
              20       1     Rex Short Hills SPE LLC
              21       1     2045-2055 LaFayette Street, LLC
              22       1     WSC Westchase Investors V, L.P.
              23       2     Buckingham RR, LLC; Buckingham EC, LLC; Buckingham CO, LLC; Buckingham CB, LLC; Buckingham FA, LLC;
                             Buckingham BG, LLC; Buckingham MR, LLC
            23.01      2
            23.02      2
            23.03      2
            23.04      2
            23.05      2
            23.06      2
            23.07      2
              24       1     Ronin Properties, LLC
            24.01      1
            24.02      1
              25       1     150 South First Street LLC
              26       1     CAR MI PA L.P., CAR SON CAP CHVY L.L.C., CAR SON MAS TN II L.L.C. and CAR UNI TN GER L.L.C.
            26.01      1
            26.02      1
            26.03      1
            26.04      1
              27       2     Pecos-Vegas Apartments Associates, LLC
   10         28       1     Parcel 33 Retail, LLC
   11         29       2     AP LA Multifamily 12 LLC
            29.01      2
            29.02      2
            29.03      2
            29.04      2
            29.05      2
            29.06      2
            29.07      2
   12       29.08      2
            29.09      2
            29.10      2
            29.11      2
            29.12      2
              30       1     Car Park Lem L.P.
              31       1     PLB Partners, LP
   13         32       1     NP/SSP Baybrook, LLC
              33       1     Chase Merritt Sacramento I, LLC
 14, 15       34       1     Ward Plaza-Warehouse, LLC
              35       1     MSCP Parmer, LP
              36       2     Concord Six, LLC
            36.01      2
            36.02      2
            36.03      2
            36.04      2
            36.05      2
            36.06      2
              37       2     Concord Five, LLC
            37.01      2
            37.02      2
            37.03      2
            37.04      2
            37.05      2
    5         38       1     Noble 2.6, LLC, Noble 4, LLC, Noble 4.2A, LLC, Noble 4.2B, LLC, Noble 10, LLC, Noble 12A, LLC, Noble
                             12B, LLC and Noble 51, LLC
              39       1     1305 Walt Whitman Road SPE LLC
              40       1     BR Central Park Plaza LLC
              41       2     The Harborview Company, LLC
              42       1     Blackwell 1 Borrower, LLC
              43       1     HHLP White Plains Associates, LLC
              44       1     Charmar, LLC
              45       1     Verde Pines City Center Plaza LLC
              46       1     Blackwell 2 Borrower, LLC
              47       1     2121 Ponce, L.L.L.P.
              48       1     Mani Brothers Portofino Plaza DE, LLC
              49       1     Abercorn Common LLLP
   15         50       1     BG Kauai Holdings, LLC
              51       2     TVO Arbrook Apartments, LP
              52       1     Watermark Montclair Wisconsin Properties LLC
            52.01      1
            52.02      1
              53       1     Rubicon PTY SPE 2005-I LLC, Rubicon PTY SPE 2005-II LLC and Rubicon PTY SPE 2005-III LLC
            53.01      1
            53.02      1
            53.03      1
              54       1     Coors/Central Realty, LLC
              55       1     Mani Brothers Piazza Del Sol DE, LLC
              56       1     9350 Financial IV, LLC
   16         57       1     KBS Midland Industrial Park, LLC
              58       1     Edgewood Lake Forest Property, LLC
    5         59       1     PMZ-Two Rivers, L.L.C., JPG-Two Rivers, L.L.C. and AI-Two Rivers, L.L.C.
              60       2     BVP Fulton, LLC
    5         61       2     Valley Lo Apartments LLC; MONT 506 LLC; Davenport Investments III LLC
              62       1     HHLP Pleasant Hill Associates, LLC
              63       1     Eagandale Tech Center Investors, LLC; Golden Triangle Tech Center Investors, LLC; Washington Avenue
                             Investors, LLC
            63.01      1
            63.02      1
            63.03      1
            63.04      1
              64       1     Prestonwood Place Limited Partnership
    5         65       1     PMZ-Hartford, L.L.C., JPG-Hartford, L.L.C. and AI-Hartford, L.L.C.
              66       1     KBS 825 University Avenue, LLC
              67       1     Arroyo Pacific BV Properties I, LLC
              68       2     Villa Grande at Saticoy, LLP; 2006 Hidden Ridge, LP
              69       1     KBS Southpark Commerce Center II, LLC
              70       1     Woodfield Corporate Center L.L.L.P.
              71       1     Hartford Square North, LLC
              72       1     ACP TBC Place Owner LLC
              73       1     HHLP Scottsdale Associates, LLC
              74       1     HJM Realty LLC, Utopia Road LLC, 2 Progress Drive LLC, 203 Sheldon Road LLC and 255 Sheldon Road LLC
            74.01      1
            74.02      1
            74.03      1
            74.04      1
            74.05      1
            74.06      1
            74.07      1
    5         75       2     Fairway Sailpointe, LLC; Stolz Sailpointe, LLC
              76       1     Walton Way Hotel, LLC
              77       1     Kihei Kalama Partners
              78       2     Park at Fox Trails, L.P.
 15, 17       79       1     Pollin Hotels II, LLC
              80       1     LNT Clifton HQ LLC
              81       1     HHLP Bridgewater Associates, LLC
              82       1     HHLP Pleasanton Associates, LLC
   10         83       1     Tuileries Plaza One, LLC
              84       2     Shire II Associates Limited Partnership and Crossings Company Limited Partnership
              85       1     DLF/GP 520 Post Oak LLC
              86       1     Brookwood Research Center, LLC
   15         87       1     TFC Linden, LLC
              88       1     8800 Lyra, LLC
              89       1     Charlotte Park I, LLC, Charlotte Park II, LLC and Charlotte Park III, LLC
              90       1     1900 Campus Walk L.P.
              91       2     3400 Club Drive Associates, LLC
              92       1     HHLP Gaithersburg Associates, LLC
              93       2     Bay Glen Limited Partnership
              94       1     7300 East Hampton LLC
              95       1     Shoppes at Bellemead LLC
              96       1     Hillside Associates, LLC and Hillside Associates 2, LLC
              97       1     175 Inlaw LLC
              98       1     Melaver/Enterprise Mill, LLC
              99       1     Center City Hotel Partners Limited Partnership
   15        100       1     Lichtin/Toringdon III, LLC
             101       1     GSC Gateway, LP
             102       1     Green Valley CCI, LLC
             103       2     DeMiguel & Johnson II, LLC
            103.01     2
            103.02     2
            103.03     2
            103.04     2
            103.05     2
            103.06     2
            103.07     2
             104       1     CP6GC, LLC
             105       1     Lichtin/Trinity II, LLC
    5        106       1     CREP Holdings LLC; Keros 4411 Holdings LLC; Schlesinger 4411 Holdings LLC
             107       2     BVP Allston Place, LLC
             108       1     300 Main Owner LLC
             109       1     7624 Boone Avenue Investors, LLC, 9401 73rd Avenue Investors, LLC and 7125 Northland Terrace
                             Investors, LLC
            109.01     1
            109.02     1
            109.03     1
             110       1     Gordon Lawrenceville Realty Associates, L.L.C.
             111       1     Centerra Marketplace, Inc.
             112       1     Willnew Holdings, LLC
             113       2     2500 Guerrero Drive LLC
             114       1     LinMar IV, LLC
   15        115       1     Lichtin/Toringdon V, LLC
             116       2     Fair Ave. Delaware LLC and 301 W Mountain View Delaware LLC
             117       1     Texas Lone Star Storage Centers, Ltd.
            117.01     1
            117.02     1
            117.03     1
             118       1     Give & Get LLC
    5        119       1     Colony Steelyard LLC; Steelyard TIC #1, LLC; Steelyard TIC #2, LLC; Steelyard TIC #3, LLC;
                             Steelyard TIC #4, LLC
             120       1     BPG HOTEL PARTNERS I, L.P.
             121       1     Fairway Market Place, LLC
             122       1     Holualoa Orchard Centre, LLC
             123       2     Sunshine Lake Estates, LLC
             124       1     CSP Titusville Hotel Partners, LLC
   15        125       1     Tabani Woodhaven, LLC
             126       1     Westwood Structures, LLC
    5        127       1     Milner Colorado SP, LLC; Riordan Colorado SP, LLC; Malvino Colorado SP, LLC; Van Schaick Colorado,
                             LLC; Porter Colorado SP, LLC
            127.01     1
            127.02     1
             128       1     UBP Tempe, L.L.C.
             129       1     469 North Canon Drive Plaza LLC
             130       1     Fillmore Street Associates, LLC
   18        131       1     Bissell Dabbs Biggers, LLC
             132       1     Messy Dog, L.L.C.
    5        133       1     PMZ-Neenah, L.L.C., JPG-Neenah, L.L.C. and AI-Neenah, L.L.C.
             134       1     Villager SQ Broomfield, LLC
             135       1     Frisco Plaza Investments, LLC
             136       1     NSP Limited Partnership
   19        137       1     HHLP Charlotte Associates, LLC
             138       1     Jones Cypress Plaza L.P.
             139       1     MINI U Storage Chantilly Limited Partnership
             140       1     Clubhouse Development Group, LLC
             141       1     51st & Baseline, L.L.C.
             142       1     CSP Carbondale Hotel Partners, LLC
             143       1     Rushmore Chouteau, L.L.C.
    5        144       1     Townhouse Fulcher Center, LLC; Townhouse Kaufman Center, LLC
             145       1     4605 POP, LTD.
             146       1     Northridge Pavilion III & IV, LLC
             147       1     Walnut Pasadena Properties, LLC; Pinot Pasadena Properties, LLC
            147.01     1
            147.02     1
             148       1     Mariani Yuba City, LLC
             149       1     Hallock Road, LLC
             150       1     Chapel Ridge Second Investments, LLC
             151       1     Windstar Land Partners I, Ltd.
             152       1     RI-3, LLC
             153       1     CH Colorado Springs Hotel Partners, LLC
    9        154       1     California Prospect Place, LLC
             155       1     Om Shanti Om LLC
             156       1     Wilgreens, LLC and Wilplaza, LLC
            156.01     1
            156.02     1
             157       1     11510 Georgia Avenue, LLC
             158       1     Rock Creek-3700 Ironwood LLC
             159       1     2720 Arthur Street Investors, LLC
             160       1     Holcombe Gateway LP
             161       1     Mini U Storage North Brunswick Limited Partnership
             162       1     Houston ECM, LP
             163       1     Staverton East, LLC
             164       1     Centennial Square, LLC, Centennial Milner, LLC and A&I Colorado LLC
    9        165       1     Kent RA, LLC
             166       1     Toringdon Partners, LLC
             167       1     CDM Woodlake, LLC
    5        168       1     DNBC Investment, L.L.C., 3890 DNBC, L.L.C., Neuwirth DNBC, L.L.C. and Sammons DNBC, L.L.C.
             169       2     Woodman VN Apartments, LLC and Vanowen Canoga Apartments, LLC
            169.01     2
            169.02     2
             170       1     Guru Krupa, LLC
             171       1     A+ Storage Franklin, LP
             172       1     CH Searcy Hotel Partners, LLC
             173       1     V-Land Algonquin County Line LLC
             174       1     Alejo/Alvarez Investment Inc.
             175       1     Clearview Victoria, L.P
    9        176       1     Stock Development #37, L.L.C.
             177       1     Sealy Fulton Buildings, LLC
            177.01     1
            177.02     1
            177.03     1
             178       1     J R Holdings Group LLC
            178.01     1
            178.02     1
            178.03     1
            178.04     1
             179       1     Arbrook Square Investors, LP
             180       1     Pyramid Properties I, LLP
             181       1     Storquest Oakland, LLC
             182       1     David Associates X, LLC
    5        183       1     1465 Terminal Way, LLC; 1475 Terminal Way, LLC and 30 Ohm Place/4900 Mill, LLC, as Tenants In Common
   20        184       1     Town Center Group, LLC
             185       1     2425 East Commercial, LLC
    5        186       1     It's All Tre Good, LLC, 4 Z's, LLC and B Z Investments, LLC
             187       1     E.H.C. Parcel L, LLC
             188       1     Middletown Shops 1 & 2 LLC
             189       1     Bread & Butter Properties, LLC
             190       2     WWG, L.P. II
   21        191       1     Kinara Properties, LLC
             192       2     Eenhoorn-Pointe O'Woods L.P.
             193       1     NSP Baldwin Avenue, LLC
             194       1     MED SC 1, LLC
             195       2     Meadowview Apartments, L.P.
             196       1     972 Company, L.L.C.
             197       1     MW NTB-Sachse, L.P.
    9        198       1     Stock Aliante L.L.C.
             199       1     5301 Longley E, LLC
             200       1     SSA Office, Inc.
             201       1     5325 Louis Lane, LLC

                                                                                                    ONE      # OF       TWO
                                                                              STUDIO   # OF ONE   BEDROOM     TWO     BEDROOM
           CONTROL   LOAN    RELATED                                 # OF      AVG.    BEDROOM     AVG.     BEDROOM    AVG.
FOOTNOTE   NUMBER    GROUP   SPONSOR    UTILITIES PAID BY TENANT    STUDIOS    RENT     UNITS      RENTS     UNITS     RENTS
-----------------------------------------------------------------------------------------------------------------------------

    2         1       1
             1.01     1
             1.02     1
    3         2       1
  4, 5        3       1
             3.01     1
             3.02     1
             3.03     1
             3.04     1
             3.05     1
             3.06     1
             3.07     1
             3.08     1
             3.09     1
             3.10     1
             3.11     1
             3.12     1
             3.13     1
             3.14     1
             3.15     1
             3.16     1
             3.17     1
             3.18     1
             3.19     1
             3.20     1
             3.21     1
             3.22     1
             3.23     1
             3.24     1
             3.25     1
             3.26     1
             3.27     1
             3.28     1
             3.29     1
             3.30     1
             3.31     1
             3.32     1
             3.33     1
             3.34     1
             3.35     1
             3.36     1
              4       1
              5       1      R-000
             5.01     1
             5.02     1
             5.03     1
             5.04     1
             5.05     1
  6, 7        6       1
             6.01     1
             6.02     1
             6.03     1
              7       1
    5         8       1
    8         9       1
              10      1
            10.01     1
            10.02     1
            10.03     1
            10.04     1
            10.05     1
            10.06     1
            10.07     1
            10.08     1
            10.09     1
            10.10     1
            10.11     1
            10.12     1
            10.13     1
            10.14     1
              11      1
              12      1
              13      1
            13.01     1
            13.02     1
            13.03     1
            13.04     1
            13.05     1
            13.06     1
              14      1      R-000
              15      1
              16      1      R-001
            16.01     1      R-001
            16.02     1      R-001
              17      1
            17.01     1
            17.02     1
            17.03     1
            17.04     1
            17.05     1
            17.06     1
              18      1
    9         19      1
              20      1      R-000
              21      1      R-002
              22      1
              23      2
            23.01     2                Electric                        0          $0      118       $783       150    $1,037
            23.02     2                Electric                        0          $0       48       $548       110      $647
            23.03     2                Electric                        0          $0       80       $588       128      $669
            23.04     2                Electric                        0          $0      176       $508        16      $643
            23.05     2                Gas/Electric                   24        $430       64       $455        42      $545
            23.06     2                Electric                        2        $250       56       $456        92      $560
            23.07     2                Gas/Electric                    0          $0       48       $535        84      $615
              24      1      R-005
            24.01     1      R-005
            24.02     1      R-005
              25      1      R-002
              26      1      R-004
            26.01     1
            26.02     1
            26.03     1
            26.04     1
              27      2                Electric/Water/Sewer/Trash      0          $0      248       $768       276      $915
   10         28      1      R-006
   11         29      2
            29.01     2                None                           45        $950       15     $1,150         0        $0
            29.02     2                None                           58        $860       12     $1,125         0        $0
            29.03     2                None                           70        $820        0         $0         0        $0
            29.04     2                None                           10        $700       35       $950         0        $0
            29.05     2                None                           30        $950       10     $1,100         0        $0
            29.06     2                None                           43        $875        7     $1,100         0        $0
            29.07     2                None                           38        $750        7       $950         0        $0
   12       29.08     2                None                           29        $825        8     $1,010         0        $0
            29.09     2                None                           34        $869        7     $1,100         0        $0
            29.10     2                Electric/Gas                   31        $825        3     $1,000         0        $0
            29.11     2                Electric                       22        $850        5     $1,150         2    $1,375
            29.12     2                None                           29        $875        0         $0         0        $0
              30      1      R-004
              31      1
   13         32      1
              33      1
 14, 15       34      1
              35      1      R-001
              36      2
            36.01     2                Electric/Water/Sewer           36        $615       21       $625       108      $715
            36.02     2                Electric/Water/Sewer            0          $0       42       $590       108      $670
            36.03     2                Electric/Water/Sewer           36        $425       42       $500        72      $600
            36.04     2                Electric/Water/Sewer            0          $0       54       $530        54      $655
            36.05     2                Electric/Water/Sewer            0          $0       14       $500        66      $600
            36.06     2                Electric                       14        $519       27       $560        39      $651
              37      2
            37.01     2                Electric                       36        $505       63       $565        96      $675
            37.02     2                Electric/Water/Sewer            0          $0       48       $600        96      $700
            37.03     2                Electric                       36        $499       21       $470        72      $637
            37.04     2                Electric/Water/Sewer            0          $0       63       $525        78      $625
            37.05     2                Electric                        0          $0       16       $511        80      $597
    5         38      1
              39      1      R-000
              40      1
              41      2                Electric                        6      $1,495       59     $1,880        35    $2,322
              42      1
              43      1      R-003
              44      1
              45      1
              46      1
              47      1
              48      1
              49      1      R-008
   15         50      1
              51      2                Electric/Water/Sewer/Trash      0          $0      132       $701       132      $880
              52      1
            52.01     1
            52.02     1
              53      1
            53.01     1
            53.02     1
            53.03     1
              54      1
              55      1
              56      1
   16         57      1
              58      1
    5         59      1      R-007
              60      2                None                           21      $1,220       16     $1,510        37    $2,242
    5         61      2                Gas/Water/Electric             29      $1,185       30     $1,763        53    $2,090
              62      1      R-003
              63      1      R-010
            63.01     1      R-010
            63.02     1      R-010
            63.03     1      R-010
            63.04     1      R-010
              64      1
    5         65      1      R-007
              66      1      R-009
              67      1
              68      2                Electric                        0          $0      176       $823       150    $1,036
              69      1      R-009
              70      1
              71      1
              72      1
              73      1      R-003
              74      1
            74.01     1
            74.02     1
            74.03     1
            74.04     1
            74.05     1
            74.06     1
            74.07     1
    5         75      2                Electric                        0          $0      148       $711       108      $831
              76      1
              77      1      R-005
              78      2                Electric/Gas/Water/Sewer        0          $0      208       $720        78    $1,082
 15, 17       79      1
              80      1
              81      1      R-003
              82      1      R-003
   10         83      1
              84      2                Electric/Water/Sewer            0          $0      116       $687       108      $830
              85      1
              86      1
   15         87      1
              88      1
              89      1
              90      1
              91      2                Electric/Water/Sewer            0          $0      150       $739       115      $819
              92      1      R-003
              93      2                Electric                        0          $0       51     $1,735        24    $2,097
              94      1
              95      1
              96      1
              97      1
              98      1      R-008
              99      1
   15        100      1      R-011
             101      1
             102      1      R-006
             103      2
            103.01    2                None                           36        $803        0         $0         0        $0
            103.02    2                Gas/Electric                    0          $0       13     $1,092         3    $1,400
            103.03    2                Gas/Electric                    0          $0       11     $1,064         4    $1,400
            103.04    2                Gas/Electric                    0          $0        1       $900         8    $1,450
            103.05    2                Gas/Electric                    0          $0        8     $1,000         4    $1,250
            103.06    2                Gas/Electric                    0          $0       11     $1,014         1    $1,300
            103.07    2                Gas/Electric                    0          $0        8     $1,050         0        $0
             104      1
             105      1      R-011
    5        106      1
             107      2                None                           32      $1,293       16     $1,632        12    $2,027
             108      1
             109      1      R-010
            109.01    1      R-010
            109.02    1      R-010
            109.03    1      R-010
             110      1
             111      1
             112      1
             113      2                Electric/Water/Sewer/Trash      0          $0      128       $500       192      $662
             114      1
   15        115      1      R-011
             116      2                Electric/Water/Sewer/Gas        0          $0        0         $0         0        $0
             117      1
            117.01    1
            117.02    1
            117.03    1
             118      1
    5        119      1
             120      1
             121      1
             122      1
             123      2
             124      1      R-012
   15        125      1
             126      1
    5        127      1      R-013
            127.01    1      R-013
            127.02    1      R-013
             128      1
             129      1
             130      1
   18        131      1
             132      1
    5        133      1      R-007
             134      1
             135      1
             136      1
   19        137      1      R-003
             138      1
             139      1      R-014
             140      1      R-016
             141      1
             142      1      R-012
             143      1
    5        144      1
             145      1
             146      1
             147      1
            147.01    1
            147.02    1
             148      1
             149      1
             150      1
             151      1      R-015
             152      1
             153      1      R-012
    9        154      1
             155      1
             156      1
            156.01    1
            156.02    1
             157      1
             158      1
             159      1      R-010
             160      1
             161      1      R-014
             162      1
             163      1
             164      1
    9        165      1
             166      1
             167      1
    5        168      1
             169      2
            169.01    2                Electric                       21        $625       16       $750         7      $936
            169.02    2                Electric                        2        $750       11       $950        12    $1,250
             170      1
             171      1
             172      1      R-012
             173      1
             174      1
             175      1
    9        176      1      R-017
             177      1
            177.01    1
            177.02    1
            177.03    1
             178      1
            178.01    1
            178.02    1
            178.03    1
            178.04    1
             179      1      R-015
             180      1
             181      1      R-013
             182      1
    5        183      1
   20        184      1
             185      1
    5        186      1
             187      1
             188      1
             189      1      R-016
             190      2                Electric                        0          $0      107       $495        12      $742
   21        191      1
             192      2      R-018     Gas                             0          $0        0         $0       121      $620
             193      1
             194      1
             195      2      R-018     Electric                        0          $0       24       $575        48      $650
             196      1
             197      1
    9        198      1      R-017
             199      1      R-019
             200      1
             201      1      R-019

                                                                                                                             # OF
                                                                                                                             OWNER
                                                                                                       # OF                OCCUPIED
                                                                                                      SPONSOR    SPONSOR   OR VACANT
                              # OF      THREE     # OF      FOUR      # OF      FIVE                   OWNED      OWNED      UNITS
                              THREE    BEDROOM    FOUR     BEDROOM    FIVE     BEDROOM    NUMBER       UNITS      UNITS       NOT
           CONTROL   LOAN    BEDROOM    AVG.     BEDROOM    AVG.     BEDROOM    AVG.        OF       AVAILABLE    AVG.      AVAIL.
FOOTNOTE   NUMBER    GROUP    UNITS     RENTS     UNITS     RENTS     UNITS     RENTS    ELEVATORS   FOR RENT     RENT     FOR RENT
------------------------------------------------------------------------------------------------------------------------------------

    2         1        1
             1.01      1
             1.02      1
    3         2        1
  4, 5        3        1
             3.01      1
             3.02      1
             3.03      1
             3.04      1
             3.05      1
             3.06      1
             3.07      1
             3.08      1
             3.09      1
             3.10      1
             3.11      1
             3.12      1
             3.13      1
             3.14      1
             3.15      1
             3.16      1
             3.17      1
             3.18      1
             3.19      1
             3.20      1
             3.21      1
             3.22      1
             3.23      1
             3.24      1
             3.25      1
             3.26      1
             3.27      1
             3.28      1
             3.29      1
             3.30      1
             3.31      1
             3.32      1
             3.33      1
             3.34      1
             3.35      1
             3.36      1
              4        1
              5        1
             5.01      1
             5.02      1
             5.03      1
             5.04      1
             5.05      1
  6, 7        6        1
             6.01      1
             6.02      1
             6.03      1
              7        1
    5         8        1
    8         9        1
              10       1
            10.01      1
            10.02      1
            10.03      1
            10.04      1
            10.05      1
            10.06      1
            10.07      1
            10.08      1
            10.09      1
            10.10      1
            10.11      1
            10.12      1
            10.13      1
            10.14      1
              11       1
              12       1
              13       1
            13.01      1
            13.02      1
            13.03      1
            13.04      1
            13.05      1
            13.06      1
              14       1
              15       1
              16       1
            16.01      1
            16.02      1
              17       1
            17.01      1
            17.02      1
            17.03      1
            17.04      1
            17.05      1
            17.06      1
              18       1
    9         19       1
              20       1
              21       1
              22       1
              23       2
            23.01      2         0         $0        0          $0      0        $0          0
            23.02      2        30       $770        0          $0      0        $0          0
            23.03      2         0         $0        0          $0      0        $0          0
            23.04      2         0         $0        0          $0      0        $0          0
            23.05      2        46       $740        0          $0      0        $0          0
            23.06      2        32       $689        0          $0      0        $0          0
            23.07      2         0         $0        0          $0      0        $0          0
              24       1
            24.01      1
            24.02      1
              25       1
              26       1
            26.01      1
            26.02      1
            26.03      1
            26.04      1
              27       2         0         $0        0          $0      0        $0          0
   10         28       1
   11         29       2
            29.01      2         0         $0        0          $0      0        $0          1
            29.02      2         0         $0        0          $0      0        $0          1
            29.03      2         0         $0        0          $0      0        $0          1
            29.04      2         0         $0        0          $0      0        $0          1
            29.05      2         0         $0        0          $0      0        $0          1
            29.06      2         0         $0        0          $0      0        $0          1
            29.07      2         0         $0        0          $0      0        $0          0
   12       29.08      2         0         $0        0          $0      0        $0          1
            29.09      2         0         $0        0          $0      0        $0          1
            29.10      2         0         $0        0          $0      0        $0          0
            29.11      2         0         $0        0          $0      0        $0          0
            29.12      2         0         $0        0          $0      0        $0          0
              30       1
              31       1
   13         32       1
              33       1
 14, 15       34       1
              35       1
              36       2
            36.01      2        36       $815        0          $0      0        $0          0
            36.02      2        36       $785        0          $0      0        $0          0
            36.03      2        21       $655        0          $0      0        $0          0
            36.04      2         0         $0        0          $0      0        $0          0
            36.05      2         8       $700        0          $0      0        $0          0
            36.06      2         0         $0        0          $0      0        $0          0
              37       2
            37.01      2        24       $805        0          $0      0        $0          0
            37.02      2        48       $860        0          $0      0        $0          0
            37.03      2        24       $765        0          $0      0        $0          0
            37.04      2        24       $730        0          $0      0        $0          0
            37.05      2        24       $643        0          $0      0        $0          0
    5         38       1
              39       1
              40       1
              41       2         0         $0        0          $0      0        $0          0
              42       1
              43       1
              44       1
              45       1
              46       1
              47       1
              48       1
              49       1
   15         50       1
              51       2       140     $1,093       40      $1,275      0        $0          0
              52       1
            52.01      1
            52.02      1
              53       1
            53.01      1
            53.02      1
            53.03      1
              54       1
              55       1
              56       1
   16         57       1
              58       1
    5         59       1
              60       2         0         $0        0          $0      0        $0          0
    5         61       2         0         $0        0          $0      0        $0          0
              62       1
              63       1
            63.01      1
            63.02      1
            63.03      1
            63.04      1
              64       1
    5         65       1
              66       1
              67       1
              68       2         8     $1,400        0          $0      0        $0          0
              69       1
              70       1
              71       1
              72       1
              73       1
              74       1
            74.01      1
            74.02      1
            74.03      1
            74.04      1
            74.05      1
            74.06      1
            74.07      1
    5         75       2         0         $0        0          $0      0        $0          0
              76       1
              77       1
              78       2         0         $0        0          $0      0        $0          0
 15, 17       79       1
              80       1
              81       1
              82       1
   10         83       1
              84       2        20       $999        0          $0      0        $0          0
              85       1
              86       1
   15         87       1
              88       1
              89       1
              90       1
              91       2        35       $881        0          $0      0        $0          0
              92       1
              93       2         0         $0        0          $0      0        $0          0
              94       1
              95       1
              96       1
              97       1
              98       1
              99       1
   15        100       1
             101       1
             102       1
             103       2
            103.01     2         0         $0        0          $0      0        $0          0
            103.02     2         1     $1,550        0          $0      0        $0          0
            103.03     2         0         $0        0          $0      0        $0          0
            103.04     2         0         $0        0          $0      0        $0          0
            103.05     2         0         $0        0          $0      0        $0          0
            103.06     2         0         $0        0          $0      0        $0          0
            103.07     2         0         $0        0          $0      0        $0          0
             104       1
             105       1
    5        106       1
             107       2         0         $0        0          $0      0        $0          0
             108       1
             109       1
            109.01     1
            109.02     1
            109.03     1
             110       1
             111       1
             112       1
             113       2         0         $0        0          $0      0        $0          0
             114       1
   15        115       1
             116       2       224       $824        0          $0      0        $0          0
             117       1
            117.01     1
            117.02     1
            117.03     1
             118       1
    5        119       1
             120       1
             121       1
             122       1
             123       2                                                                     0
             124       1
   15        125       1
             126       1
    5        127       1
            127.01     1
            127.02     1
             128       1
             129       1
             130       1
   18        131       1
             132       1
    5        133       1
             134       1
             135       1
             136       1
   19        137       1
             138       1
             139       1
             140       1
             141       1
             142       1
             143       1
    5        144       1
             145       1
             146       1
             147       1
            147.01     1
            147.02     1
             148       1
             149       1
             150       1
             151       1
             152       1
             153       1
    9        154       1
             155       1
             156       1
            156.01     1
            156.02     1
             157       1
             158       1
             159       1
             160       1
             161       1
             162       1
             163       1
             164       1
    9        165       1
             166       1
             167       1
    5        168       1
             169       2
            169.01     2         0         $0        0          $0      0        $0          0
            169.02     2         0         $0        0          $0      0        $0          0
             170       1
             171       1
             172       1
             173       1
             174       1
             175       1
    9        176       1
             177       1
            177.01     1
            177.02     1
            177.03     1
             178       1
            178.01     1
            178.02     1
            178.03     1
            178.04     1
             179       1
             180       1
             181       1
             182       1
    5        183       1
   20        184       1
             185       1
    5        186       1
             187       1
             188       1
             189       1
             190       2         0         $0        0          $0      0        $0          2
   21        191       1
             192       2         0         $0        0          $0      0        $0          0
             193       1
             194       1
             195       2        48       $900        0          $0      0        $0          0
             196       1
             197       1
    9        198       1
             199       1
             200       1
             201       1

                                 # OF                    TOTAL         TOTAL       TOTAL GROSS    TOTAL GROSS
                             MANUFACTURED                GROSS         GROSS         INCOME      INCOME RETAIL
           CONTROL   LOAN      HOUSING        AVG.       INCOME     INCOME OF MH    FROM ALL     AND COMMERCIAL
FOOTNOTE   NUMBER    GROUP       PADS       PAD RENT    OF PARK      PADS ONLY       SOURCES          ONLY        LOAN GROUP
----------------------------------------------------------------------------------------------------------------------------

    2         1        1                                                                                               1
             1.01      1                                                                                               1
             1.02      1                                                                                               1
    3         2        1                                                                                               1
  4, 5        3        1                                                                                               1
             3.01      1                                                                                               1
             3.02      1                                                                                               1
             3.03      1                                                                                               1
             3.04      1                                                                                               1
             3.05      1                                                                                               1
             3.06      1                                                                                               1
             3.07      1                                                                                               1
             3.08      1                                                                                               1
             3.09      1                                                                                               1
             3.10      1                                                                                               1
             3.11      1                                                                                               1
             3.12      1                                                                                               1
             3.13      1                                                                                               1
             3.14      1                                                                                               1
             3.15      1                                                                                               1
             3.16      1                                                                                               1
             3.17      1                                                                                               1
             3.18      1                                                                                               1
             3.19      1                                                                                               1
             3.20      1                                                                                               1
             3.21      1                                                                                               1
             3.22      1                                                                                               1
             3.23      1                                                                                               1
             3.24      1                                                                                               1
             3.25      1                                                                                               1
             3.26      1                                                                                               1
             3.27      1                                                                                               1
             3.28      1                                                                                               1
             3.29      1                                                                                               1
             3.30      1                                                                                               1
             3.31      1                                                                                               1
             3.32      1                                                                                               1
             3.33      1                                                                                               1
             3.34      1                                                                                               1
             3.35      1                                                                                               1
             3.36      1                                                                                               1
              4        1                                                                                               1
              5        1                                                                                               1
             5.01      1                                                                                               1
             5.02      1                                                                                               1
             5.03      1                                                                                               1
             5.04      1                                                                                               1
             5.05      1                                                                                               1
  6, 7        6        1                                                                                               1
             6.01      1                                                                                               1
             6.02      1                                                                                               1
             6.03      1                                                                                               1
              7        1                                                                                               1
    5         8        1                                                                                               1
    8         9        1                                                                                               1
              10       1                                                                                               1
            10.01      1                                                                                               1
            10.02      1                                                                                               1
            10.03      1                                                                                               1
            10.04      1                                                                                               1
            10.05      1                                                                                               1
            10.06      1                                                                                               1
            10.07      1                                                                                               1
            10.08      1                                                                                               1
            10.09      1                                                                                               1
            10.10      1                                                                                               1
            10.11      1                                                                                               1
            10.12      1                                                                                               1
            10.13      1                                                                                               1
            10.14      1                                                                                               1
              11       1                                                                                               1
              12       1                                                                                               1
              13       1                                                                                               1
            13.01      1                                                                                               1
            13.02      1                                                                                               1
            13.03      1                                                                                               1
            13.04      1                                                                                               1
            13.05      1                                                                                               1
            13.06      1                                                                                               1
              14       1                                                                                               1
              15       1                                                                                               1
              16       1                                                                                               1
            16.01      1                                                                                               1
            16.02      1                                                                                               1
              17       1                                                                                               1
            17.01      1                                                                                               1
            17.02      1                                                                                               1
            17.03      1                                                                                               1
            17.04      1                                                                                               1
            17.05      1                                                                                               1
            17.06      1                                                                                               1
              18       1                                                                                               1
    9         19       1                                                                                               1
              20       1                                                                                               1
              21       1                                                                                               1
              22       1                                                                                               1
              23       2                                                                                               2
            23.01      2                                                                                               2
            23.02      2                                                                                               2
            23.03      2                                                                                               2
            23.04      2                                                                                               2
            23.05      2                                                                                               2
            23.06      2                                                                                               2
            23.07      2                                                                                               2
              24       1                                                                                               1
            24.01      1                                                                                               1
            24.02      1                                                                                               1
              25       1                                                                                               1
              26       1                                                                                               1
            26.01      1                                                                                               1
            26.02      1                                                                                               1
            26.03      1                                                                                               1
            26.04      1                                                                                               1
              27       2                                                                                               2
   10         28       1                                                                                               1
   11         29       2                                                                                               2
            29.01      2                                                                                               2
            29.02      2                                                                                               2
            29.03      2                                                                                               2
            29.04      2                                                                                               2
            29.05      2                                                                                               2
            29.06      2                                                                                               2
            29.07      2                                                                                               2
   12       29.08      2                                                              $469,380          $85,020        2
            29.09      2                                                                                               2
            29.10      2                                                                                               2
            29.11      2                                                                                               2
            29.12      2                                                                                               2
              30       1                                                                                               1
              31       1                                                                                               1
   13         32       1                                                                                               1
              33       1                                                                                               1
 14, 15       34       1                                                                                               1
              35       1                                                                                               1
              36       2                                                                                               2
            36.01      2                                                                                               2
            36.02      2                                                                                               2
            36.03      2                                                                                               2
            36.04      2                                                                                               2
            36.05      2                                                                                               2
            36.06      2                                                                                               2
              37       2                                                                                               2
            37.01      2                                                                                               2
            37.02      2                                                                                               2
            37.03      2                                                                                               2
            37.04      2                                                                                               2
            37.05      2                                                                                               2
    5         38       1                                                                                               1
              39       1                                                                                               1
              40       1                                                                                               1
              41       2                                                            $3,725,804         $189,066        2
              42       1                                                                                               1
              43       1                                                                                               1
              44       1                                                                                               1
              45       1                                                                                               1
              46       1                                                                                               1
              47       1                                                                                               1
              48       1                                                                                               1
              49       1                                                                                               1
   15         50       1                                                                                               1
              51       2                                                                                               2
              52       1                                                                                               1
            52.01      1                                                                                               1
            52.02      1                                                                                               1
              53       1                                                                                               1
            53.01      1                                                                                               1
            53.02      1                                                                                               1
            53.03      1                                                                                               1
              54       1                                                                                               1
              55       1                                                                                               1
              56       1                                                                                               1
   16         57       1                                                                                               1
              58       1                                                                                               1
    5         59       1                                                                                               1
              60       2                                                            $2,635,753         $250,189        2
    5         61       2                                                                                               2
              62       1                                                                                               1
              63       1                                                                                               1
            63.01      1                                                                                               1
            63.02      1                                                                                               1
            63.03      1                                                                                               1
            63.04      1                                                                                               1
              64       1                                                                                               1
    5         65       1                                                                                               1
              66       1                                                                                               1
              67       1                                                                                               1
              68       2                                                                                               2
              69       1                                                                                               1
              70       1                                                                                               1
              71       1                                                                                               1
              72       1                                                                                               1
              73       1                                                                                               1
              74       1                                                                                               1
            74.01      1                                                                                               1
            74.02      1                                                                                               1
            74.03      1                                                                                               1
            74.04      1                                                                                               1
            74.05      1                                                                                               1
            74.06      1                                                                                               1
            74.07      1                                                                                               1
    5         75       2                                                                                               2
              76       1                                                                                               1
              77       1                                                                                               1
              78       2                                                                                               2
 15, 17       79       1                                                                                               1
              80       1                                                                                               1
              81       1                                                                                               1
              82       1                                                                                               1
   10         83       1                                                                                               1
              84       2                                                                                               2
              85       1                                                                                               1
              86       1                                                                                               1
   15         87       1                                                                                               1
              88       1                                                                                               1
              89       1                                                                                               1
              90       1                                                                                               1
              91       2                                                                                               2
              92       1                                                                                               1
              93       2                                                                                               2
              94       1                                                                                               1
              95       1                                                                                               1
              96       1                                                                                               1
              97       1                                                                                               1
              98       1                                                                                               1
              99       1                                                                                               1
   15        100       1                                                                                               1
             101       1                                                                                               1
             102       1                                                                                               1
             103       2                                                                                               2
            103.01     2                                                                                               2
            103.02     2                                                                                               2
            103.03     2                                                                                               2
            103.04     2                                                                                               2
            103.05     2                                                                                               2
            103.06     2                                                                                               2
            103.07     2                                                                                               2
             104       1                                                                                               1
             105       1                                                                                               1
    5        106       1                                                                                               1
             107       2                                                            $1,500,542         $161,017        2
             108       1                                                                                               1
             109       1                                                                                               1
            109.01     1                                                                                               1
            109.02     1                                                                                               1
            109.03     1                                                                                               1
             110       1                                                                                               1
             111       1                                                                                               1
             112       1                                                                                               1
             113       2                                                                                               2
             114       1                                                                                               1
   15        115       1                                                                                               1
             116       2                                                                                               2
             117       1                                                                                               1
            117.01     1                                                                                               1
            117.02     1                                                                                               1
            117.03     1                                                                                               1
             118       1                                                                                               1
    5        119       1                                                                                               1
             120       1                                                                                               1
             121       1                                                                                               1
             122       1                                                                                               1
             123       2         249          $360     $1,195,110     $1,075,438                                       2
             124       1                                                                                               1
   15        125       1                                                                                               1
             126       1                                                                                               1
    5        127       1                                                                                               1
            127.01     1                                                                                               1
            127.02     1                                                                                               1
             128       1                                                                                               1
             129       1                                                                                               1
             130       1                                                                                               1
   18        131       1                                                                                               1
             132       1                                                                                               1
    5        133       1                                                                                               1
             134       1                                                                                               1
             135       1                                                                                               1
             136       1                                                                                               1
   19        137       1                                                                                               1
             138       1                                                                                               1
             139       1                                                                                               1
             140       1                                                                                               1
             141       1                                                                                               1
             142       1                                                                                               1
             143       1                                                                                               1
    5        144       1                                                                                               1
             145       1                                                                                               1
             146       1                                                                                               1
             147       1                                                                                               1
            147.01     1                                                                                               1
            147.02     1                                                                                               1
             148       1                                                                                               1
             149       1                                                                                               1
             150       1                                                                                               1
             151       1                                                                                               1
             152       1                                                                                               1
             153       1                                                                                               1
    9        154       1                                                                                               1
             155       1                                                                                               1
             156       1                                                                                               1
            156.01     1                                                                                               1
            156.02     1                                                                                               1
             157       1                                                                                               1
             158       1                                                                                               1
             159       1                                                                                               1
             160       1                                                                                               1
             161       1                                                                                               1
             162       1                                                                                               1
             163       1                                                                                               1
             164       1                                                                                               1
    9        165       1                                                                                               1
             166       1                                                                                               1
             167       1                                                                                               1
    5        168       1                                                                                               1
             169       2                                                                                               2
            169.01     2                                                                                               2
            169.02     2                                                                                               2
             170       1                                                                                               1
             171       1                                                                                               1
             172       1                                                                                               1
             173       1                                                                                               1
             174       1                                                                                               1
             175       1                                                                                               1
    9        176       1                                                                                               1
             177       1                                                                                               1
            177.01     1                                                                                               1
            177.02     1                                                                                               1
            177.03     1                                                                                               1
             178       1                                                                                               1
            178.01     1                                                                                               1
            178.02     1                                                                                               1
            178.03     1                                                                                               1
            178.04     1                                                                                               1
             179       1                                                                                               1
             180       1                                                                                               1
             181       1                                                                                               1
             182       1                                                                                               1
    5        183       1                                                                                               1
   20        184       1                                                                                               1
             185       1                                                                                               1
    5        186       1                                                                                               1
             187       1                                                                                               1
             188       1                                                                                               1
             189       1                                                                                               1
             190       2                                                                                               2
   21        191       1                                                                                               1
             192       2                                                                                               2
             193       1                                                                                               1
             194       1                                                                                               1
             195       2                                                                                               2
             196       1                                                                                               1
             197       1                                                                                               1
    9        198       1                                                                                               1
             199       1                                                                                               1
             200       1                                                                                               1
             201       1                                                                                               1

1     The Open Period is inclusive of the Maturity Date.

2     Square footage and occupancy numbers do not include the 2,013 parking spaces contained in the Garage at Clarendon.

3     Default is the later of the 6th or the second business day after receipt of written notice from the servicer that the payment is delinquent.

4     The Appraisal Value reflects an overall portfolio valuation which is greater than the sum of the individual property appraised values which are detailed herein.

5     Borrowing entity utilizes a tenant-in-common structure.

6     The cut off date loan-to-value ratio was calculated by adding the combined amounts of the initial debt service reserve, capital expenditures reserve, tenant improvement and leasing commission and capital improvement and debt service reserves totaling approximately $44.48 million, to the appraised value of the mortgaged property. Not adding the reserves to the appraised value of the property, the cut-off date loan-to-value ratio for the
      Peachtree Center mortgage loan would be 93.6%.

7     The loan documents permit the borrower to prepay the mortgage loan up to
      $75,000,000 at any time during the term of the mortgage loan with the payment of prepayment consideration equal to the greater of (x) 1% of the outstanding principal amount being prepaid and (y) the yield maintenance charge and to defease (in whole or in part) the remaining balance of the mortgage loan only after the lock-out period.

8     For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure includes the cut-off date principal balance of the pari passu mortgage loan in the trust plus the cut-off date principal balance of any pari passu mortgage that is not in the trust.

9     The Cut-off Date LTV and Scheduled Maturity Date LTV is calculated utilizing the stabilized Appraisal Value as the mortgaged properties have fulfilled their respective stabilization conditions.

10    The Cut-Off Date LTV, DSCR and loan per square foot/unit figures for these loans are net of the earnout amount. The Scheduled Maturity Date LTV is calculated utilizing the stabilized appraised value as applicable.

11    The debt-service coverage ratio was calculated assuming (1) (a) the in-place base rents as per the rent rolls, dated October 2006 - December
      2006, increase annually by 3% over the current contract rent (b) 4%
      vacancy, (c) 4% management fee and (d) $250 in capital reserves per unit,
      (2) 10% of the units are renovated and re-let annually at market rates,
      (3) in each case discounted to present value based on a discount rate of
      8% over the life of the mortgage loan. The portfolio weighted average market rate assumed per unit was $882 with 0% growth projected. The debt-service coverage as of the Cut-off Date based on in-place base rents as per the rent rolls dated October 2006 - December 2006 is 0.81x. The
      Cut-off Date LTV is calculated net of the $11.6MM Capital Improvements
      Reserve, without this adjustment, the Cut-off Date LTV is 103.8%.

12    The mortgaged property has seven commercial units that are included in the total unit count and the occupancy percentage.

13    Circuit City and Linens N Things have both executed leases, but are not currently paying rent and are not expected to take occupancy until July
      2007 and February 2008 respectively.

14    Of the 159,126 sf, 116,035 is retail space and the remaining 43,091 is office space.

15    For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure excludes the cut-off date principal balance of any subordinate mortgage loan in that split loan structure.

16    The interest rate equals 5.755% through 1/5/09 and equals 5.855% from
      1/6/09 and thereafter. Information with respect to the interest rates on the mortgage loan (including without limitation for purposes of calculating the weighted average mortgage interest rate and debt service coverage ratios) is presented in this term sheet as if the mortgage loan pays at its highest interest rate throughout the life of such mortgage loan (5.855%).

17    The Cut-off Date LTV and Scheduled Maturity Date LTV is calculated utilizing the stabilized Appraisal Value assuming fulfillment of the stabilization conditions, including the completion of an ongoing PIP renovation (expected November 1, 2007). The Cut-off Date LTV utilizing the as is appraisal value is 82.6%.

18    Charlotte-Mecklenburg Hospital Authority has executed a lease, but is not currently paying rent and is not expected to take occupancy until January
      2008.

19    The Cut-off Date LTV and Scheduled Maturity Date LTV is calculated utilizing the stabilized Appraisal Value assuming fulfillment of the stabilization conditions, including completion of renovations, which are expected to be completed in April 2007. The Cut-off Date LTV utilizing the as is appraisal value is 83.3%.

20    The developer of the mortgaged property, St. John's Town Center, LLC has the right to purchase the mortgaged property if the borrower ceases to operate for business for more than 180 consecutive days. The borrower has the right to defease the mortgaged property after a lockout period of either four years from origination or two years after securitization.
      However, if the developer exercises its purchase option prior to the defeasance lockout period, then the borrower has the right to prepay the mortgage loan with the payment of prepayment consideration equal to the greater of the yield maintenance premium that would be due in connection with a defeasance or 1% of the unpaid principal balance.

21    The mortgaged property is leased to a single tenant affiliated with the borrower, whose lease expires on December 31, 2026 (after the maturity date of that mortgage loan).

                                     ANNEX B

                      STRUCTURAL AND COLLATERAL TERM SHEET

                                       B-1

                                       GG9

                      Structural and Collateral Term Sheet
                          $6,007,389,000 (approximate)

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.,
                                  AS DEPOSITOR

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-GG9

                       Commercial Mortgage Trust 2007-GG9
                                 Issuing Entity

                   Greenwich Capital Financial Products, Inc.
                         Goldman Sachs Mortgage Company
                                    Sponsors

                       Wachovia Bank, National Association
                                 Master Servicer

                               LNR Partners, Inc.
                                Special Servicer

                                February 21, 2007

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

GOLDMAN, SACHS & CO.                                [LOGO] RBS GREENWICH CAPITAL

                          Co-Lead Bookrunning Managers

Banc of America Securities LLC                                     Credit Suisse
Morgan Stanley                                               Wachovia Securities

GCCFC 2007-GG9

STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

                                                     OFFERED CERTIFICATES

                                                                 APPROX.
                                                                  % OF                                   ASSUMED
                                                     APPROX.     CUT-OFF   WEIGHTED                       FINAL
                                    CERTIFICATE       CREDIT      DATE     AVERAGE      PRINCIPAL        PAYMENT         RATE
 CLASS     S&P   MOODY'S   FITCH      BALANCE       SUPPORT(1)   BALANCE   LIFE(2)      WINDOW(2)        DATE(2)         TYPE
---------------------------------------------------------------------------------------------------------------------------------

 A-1(3)    AAA     Aaa      AAA    $   84,000,000    30.000%      1.277%     3.19     04/07 - 10/11    October 2011     Fixed
---------------------------------------------------------------------------------------------------------------------------------
 A-2(3)    AAA     Aaa      AAA    $1,180,078,000    30.000%     17.945%     4.92     10/11 - 07/12     July 2012       Fixed
---------------------------------------------------------------------------------------------------------------------------------
 A-3(3)    AAA     Aaa      AAA    $   85,985,000    30.000%      1.308%     6.87     11/13 - 03/14     March 2014      Fixed
---------------------------------------------------------------------------------------------------------------------------------
A-AB(3)    AAA     Aaa      AAA    $   88,000,000    30.000%      1.338%     7.54     07/12 - 09/16   September 2016    Fixed
---------------------------------------------------------------------------------------------------------------------------------
 A-4(3)    AAA     Aaa      AAA    $2,671,598,000    30.000%     40.627%     9.77     09/16 - 01/17    January 2017     Fixed
---------------------------------------------------------------------------------------------------------------------------------
A-1-A(3)   AAA     Aaa      AAA    $  493,485,000    30.000%      7.504%     7.99     12/09 - 01/17    January 2017     Fixed
---------------------------------------------------------------------------------------------------------------------------------
  A-M      AAA     Aaa      AAA    $  557,593,000    20.000%      8.479%     9.91     01/17 - 02/17   February 2017     Fixed
---------------------------------------------------------------------------------------------------------------------------------
  A-J      AAA     Aaa      AAA    $  575,393,000    11.250%      8.750%     9.92     02/17 - 02/17   February 2017    Fixed(4)
---------------------------------------------------------------------------------------------------------------------------------
   B       AA+     Aa1      AA+    $   32,880,000    10.750%      0.500%     9.92     02/17 - 02/17   February 2017    Fixed(4)
---------------------------------------------------------------------------------------------------------------------------------
   C        AA     Aa2       AA    $   98,638,000     9.250%      1.500%     9.92     02/17 - 02/17   February 2017    Fixed(4)
---------------------------------------------------------------------------------------------------------------------------------
   D       AA-     Aa3      AA-    $   41,100,000     8.625%      0.625%     9.92     02/17 - 02/17   February 2017    Fixed(4)
---------------------------------------------------------------------------------------------------------------------------------
   E        A+     A1        A+    $   41,099,000     8.000%      0.625%     9.92     02/17 - 02/17   February 2017    Fixed(4)
---------------------------------------------------------------------------------------------------------------------------------
   F        A      A2        A     $   57,540,000     7.125%      0.875%     9.92     02/17 - 02/17   February 2017    Fixed(4)
=================================================================================================================================

                                                      NON-OFFERED CERTIFICATES

                                                                     APPROX.
                                                                      % OF                                   ASSUMED
                                                         APPROX.     CUT-OFF   WEIGHTED                       FINAL
                                        CERTIFICATE       CREDIT      DATE     AVERAGE      PRINCIPAL        PAYMENT        RATE
   CLASS      S&P    MOODY'S   FITCH      BALANCE       SUPPORT(1)   BALANCE   LIFE(2)      WINDOW(2)        DATE(2)        TYPE
------------------------------------------------------------------------------------------------------------------------------------

A-MFL(5)(6)   AAA      Aaa      AAA    $  100,000,000    20.000%     1.521%      9.91     01/17 - 02/17   February 2017  Floating(7)
------------------------------------------------------------------------------------------------------------------------------------
   G(6)        A-      A3       A-     $   57,539,000     6.250%     0.875%      9.92     02/17 - 02/17   February 2017   Fixed(4)
------------------------------------------------------------------------------------------------------------------------------------
   H(6)       BBB+    Baa1     BBB+    $   82,199,000     5.000%     1.250%      9.92     02/17 - 02/17   February 2017   Fixed(4)
------------------------------------------------------------------------------------------------------------------------------------
   J(6)       BBB     Baa2      BBB    $   65,759,000     4.000%     1.000%      9.92     02/17 - 02/17   February 2017    WAC(8)
------------------------------------------------------------------------------------------------------------------------------------
   K(6)       BBB-    Baa3     BBB-    $   65,760,000     3.000%     1.000%      9.92     02/17 - 02/17   February 2017    WAC(8)
------------------------------------------------------------------------------------------------------------------------------------
   L(6)       BB+      Ba1      BB+    $   32,879,000     2.500%     0.500%      9.92     02/17 - 02/17   February 2017   Fixed(4)
------------------------------------------------------------------------------------------------------------------------------------
   M(6)        BB      Ba2      BB     $   16,440,000     2.250%     0.250%      9.92     02/17 - 02/17   February 2017   Fixed(4)
------------------------------------------------------------------------------------------------------------------------------------
   N(6)       BB-      Ba3      BB-    $   24,660,000     1.875%     0.375%      9.92     02/17 - 02/17   February 2017   Fixed(4)
------------------------------------------------------------------------------------------------------------------------------------
   O(6)        B+      B1       B+     $   16,440,000     1.625%     0.250%      9.92     02/17 - 02/17   February 2017   Fixed(4)
------------------------------------------------------------------------------------------------------------------------------------
   P(6)        B       B2        B     $   16,439,000     1.375%     0.250%      9.96     02/17 - 03/17    March 2017     Fixed(4)
------------------------------------------------------------------------------------------------------------------------------------
   Q(6)        B-      B3       B-     $    8,220,000     1.250%     0.125%     10.01     03/17 - 03/17    March 2017     Fixed(4)
------------------------------------------------------------------------------------------------------------------------------------
   S(6)        NR      NR       NR     $   82,199,863     0.000%     1.250%     10.01     03/17 - 12/18   December 2018   Fixed(4)
------------------------------------------------------------------------------------------------------------------------------------
  X(6)(9)     AAA      Aaa      AAA    $6,575,923,863      N/A         N/A       N/A           N/A        December 2018  Variable IO
====================================================================================================================================

_____________________
(1)   The credit support for the class A-1, class A-2, class A-3, class A-AB, class A-1-A and class A-4 certificates is expressed in the aggregate.

(2)   As of the cut-off date, the weighted average life, principal window and assumed final payment date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates and the other assumptions set forth under "Yield and Maturity
      Considerations--Yield Considerations" in the prospectus supplement.

(3)   For purposes of making distributions on the class A-1, class A-2, class
      A-3, class A-AB, class A-4 and class A-1-A certificates, the pool of mortgage loans will be deemed to consist of two distinct sub-pools, sub-pool 1 and sub-pool 2. Sub-pool 1 will consist of 177 mortgage loans, representing approximately 92.5% of the initial mortgage pool balance and includes all mortgage loans other than the mortgage loans secured by multifamily and manufactured housing properties. Sub-pool 2 will consist of 24 mortgage loans, representing approximately 7.5% of the initial mortgage pool balance and includes all of the mortgage loans that are secured by multifamily and manufactured housing properties.

(4)   If, with respect to any interest accrual period, the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve
      30-day months and amounts transferred into or out of the interest reserve account) included in the trust is below the initial pass-through rate for each of the class A-J, class B, class C, class D, class E, class F, class
      G, class H, class L, class M, class N, class O, class P, class Q and class
      S certificates, as applicable, identified in the prospectus supplement, then the pass-through rate for that class of certificates for that interest accrual period will be equal to that weighted average of the net interest rates on the mortgage loans.

(5)   The class A-MFL certificates will represent interests in a grantor trust, the assets of which will include, among other things, an uncertificated
      REMIC regular interest designated as the class A-MFL REMIC II regular interest, and the rights of the trust under the swap agreement relating to the class A-MFL certificates. The class A-MFL certificates will be entitled to receive payments distributed to the class A-MFL REMIC II regular interest subject to payments under that swap agreement.

(6)   Not offered hereby. Any information provided herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(7)   The pass-through rate of the class A-MFL certificates is variable.
      However, if the swap agreement is terminated or if there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate applicable to the class A-MFL certificates may convert to a fixed rate equal to 5.475% per annum, which is the pass-through rate of the class A-MFL REMIC II regular interest.

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                   -2-          [LOGO] RBS GRRENWICH CAPITAL

GCCFC 2007-GG9

STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

(8)   The class J and class K certificates will accrue interest at a rate equal to the weighted average of the net interest rates on the mortgage loans as of their respective due dates in the month preceding the month in which the related payment date occurs (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months and amounts transferred into or out of the interest reserve account).

(9)   The class X certificates will not have a principal balance and are sometimes referred to as the interest-only certificates. For purposes of calculating the amount of accrued interest, the interest-only certificates will have a notional amount. The notional amount of the class X certificates is described in the prospectus supplement. The interest rate applicable to the class X certificates will be as specified in the prospectus supplement.

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                   -3-          [LOGO] RBS GRRENWICH CAPITAL

GCCFC 2007-GG9

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

GENERAL CHARACTERISTICS(1)

                                                           TOTAL POOL       SUB-POOL 1      SUB-POOL 2
                                                         --------------   --------------   ------------

Initial mortgage pool balance                            $6,575,923,864   $6,082,438,864   $493,485,000
Number of mortgage loans                                            201              177             24
Number of mortgaged properties                                      328              271             57
Percentage of investment grade shadow rated loans(2)              10.2%            11.1%           0.0%
Percentage of pari passu loans                                     2.7%             2.9%           0.0%
Weighted average underwritten debt-service-coverage               1.54x            1.56x          1.27x
   ratio(3)(4)(5)(6)
Maximum underwritten debt-service-coverage                        3.36x            3.36x          1.80x
   ratio(3)(4)(5)(6)
Minimum underwritten debt-service-coverage                        1.05x            1.06x          1.05x
   ratio(3)(4)(5)(6)
Weighted average cut-off date loan-to-value                       66.4%            65.7%          75.5%
   ratio(3)(4)(6)
Maximum cut-off date loan-to-value ratio(3)(4)                    83.1%            83.1%          81.1%
Minimum cut-off date loan-to-value ratio(3)(4)                    26.9%            26.9%          50.0%
Average cut-off date principal balance                      $32,716,039      $34,364,061    $20,561,875
Maximum cut-off date principal balance                     $640,500,000     $640,500,000    $63,250,000
Minimum cut-off date principal balance                       $1,295,000       $1,295,000     $2,700,000
Weighted average mortgage interest rate(5)                       5.795%           5.782%         5.955%
Maximum mortgage interest rate                                   6.847%           6.847%         6.800%
Minimum mortgage interest rate                                   5.410%           5.410%         5.480%
Percentage of initial pool balance of mortgage loans
   secured by mortgaged real properties occupied by a
   single tenant (certain of such single tenants may
   have one or more sub-tenants at such properties)                9.7%            10.5%            N/A

_____________________
(1)   Unless otherwise noted, the initial mortgage pool balance and all other financial and statistical information provided in this term sheet include the mortgage loans in the trust that are part of a split loan structure and secured by the Merchandise Mart property, the Victoria Ward Warehouse
      & Plaza property, the Poipu Shopping Village property, the Sheraton
      Portland property, the Linden Park property, the Toringdon III property, the Toringdon V property and the Woodhaven property (representing approximately 2.7%, 0.6%, 0.4%, 0.2%, 0.2%, 0.2%, 0.2% and 0.1%,
      respectively, of the initial mortgage pool balance and 2.9%, 0.7%, 0.5%,
      0.3%, 0.2%, 0.2%, 0.2% and 0.1%, respectively, of the initial sub-pool 1 balance) but do not include the related pari passu mortgage loans or subordinate mortgage loans that are outside the trust. If any of the mortgage loans is secured by multiple properties, a portion of the principal balance of that mortgage has been allocated to each of those properties as set forth in Annex A to the prospectus supplement. All percentages of initial mortgage pool balances herein are based on allocated loan amounts with respect to mortgage loans secured by multiple properties.

(2)   590 Madison Avenue, Merchandise Mart, Boulevard Mall and Victoria Ward
      Warehouse & Plaza are each an investment grade loan. With respect to 590
      Madison Avenue, Merchandise Mart and Victoria Ward Warehouse & Plaza,
      Moody's, Fitch and S&P have confirmed, and with respect to Boulevard Mall,
      Fitch only has confirmed, that each of these loans, in the context of its inclusion in the trust, has credit characteristics consistent with that of an obligation rated investment grade.

(3)   For the purpose of calculating underwritten debt-service-coverage ratios and loan-to-value ratios in this term sheet, the cut-off date principal balance for each mortgage loan in a split loan structure (x) includes the cut-off date principal balance of the pari passu mortgage loan in the trust plus the cut-off date principal balance of any pari passu mortgage loan that is outside the trust if those pari passu loans have been funded, and (y) excludes the cut-off date principal balance of any subordinate mortgage loan in that split loan structure.

(4)   With respect to the following mortgage loans, these calculations exclude earnouts or other reserves in the following amounts: The District II
      ($16,750,000) and Tuileries Plaza Phase I ($1,050,000). Not reducing the financing by the related earnout amounts, the cut-off date loan-to-value ratios for the District II mortgage loan and the Tuileries Plaza Phase I mortgage loan would be 86.4% and 80.5%, respectively. With respect to the mortgage loan secured by the Peachtree Center property, the cut-off date loan-to-value ratio was calculated by adding the combined amounts of the initial debt service reserve, capital expenditures reserve, tenant improvement and leasing commission and capital improvement and debt service reserves totaling approximately $44.48 million, to the appraised value of the mortgaged property. Not adding the reserves to the appraised value of the property, the cut-off date loan-to-value ratio for the
      Peachtree Center mortgage loan would be 93.6%.

(5)   With respect to the mortgage loan secured by the Midland Industrial
      Portfolio property, which has an interest rate that steps up during the term of the mortgage loan, information with respect to the interest rates on the mortgage loan (including without limitation for purposes of calculating the weighted average mortgage interest rate and debt-service coverage ratios) is presented in this term sheet as if the mortgage loan pays at its highest rate throughout the life of such mortgage loan
      (5.855%).

(6)   With respect to the mortgage loan secured by the Apollo Portfolio 1 properties, the loan-to-value ratio was calculated by subtracting a capital improvements escrow of $11,600,000 from the outstanding principal balance of the mortgage loan. The loan-to-value ratio without netting the
      $11,600,000 escrow is 103.8%. In addition, the debt-service coverage ratio was calculated assuming (1) (a) the in-place base rents as per the rent rolls dated October 2006 - December 2006 increase annually by 3% over the current contract rent, (b) 4% vacancy, (c) 4% management fee and (d) $250 in capital reserves per unit, (2) 10% of the units are renovated and re-let annually at market rates, and (3) in each case discounted to present value based on a discount rate of 8% over the life of the mortgage loan. The portfolio weighted average market rate assumed per unit was $882 with 0% growth projected. The debt-service coverage as of the cut-off date based on in-place base rents as per the rent rolls dated October 2006 -
      December 2006 is 0.81x.

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                   -4-          [LOGO] RBS GRRENWICH CAPITAL

GCCFC 2007-GG9

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

                                             PROPERTY TYPES

                                                 AGGREGATE
                                  NUMBER OF     CUT-OFF DATE    % OF INITIAL                 WTD. AVG.
                                  MORTGAGED      PRINCIPAL      MORTGAGE POOL   WTD. AVG.   CUT-OFF DATE
      PROPERTY TYPE               PROPERTIES      BALANCE          BALANCE        DSCR       LTV RATIO
-----------------------------     ----------  --------------    -------------   ---------   ------------

Office                                99      $3,917,153,704         59.6%        1.62          62.4%
Retail                                63         924,955,842         14.1%        1.38          70.0%
Multifamily                           56         484,285,000          7.4%        1.27          75.5%
Industrial                            66         478,325,904          7.3%        1.43          73.9%
Hospitality                           21         474,843,190          7.2%        1.61          74.7%
Other                                  7         164,723,502          2.5%        1.50          61.7%
Mixed Use                              6          83,450,000          1.3%        1.25          75.3%
Self-Storage                           9          38,986,721          0.6%        1.32          73.5%
Manufactured Housing                   1           9,200,000          0.1%        1.15          76.7%
                                  ----------  --------------    -------------   ---------   ------------
                                     328      $6,575,923,864        100.0%        1.54          66.4%
                                  ==========  ==============    =============

                                           PROPERTY LOCATIONS

                                                 AGGREGATE
                                  NUMBER OF     CUT-OFF DATE    % OF INITIAL                 WTD. AVG.
                                  MORTGAGED      PRINCIPAL      MORTGAGE POOL   WTD. AVG.   CUT-OFF DATE
    PROPERTY LOCATION             PROPERTIES      BALANCE          BALANCE        DSCR       LTV RATIO
-----------------------------     ----------  --------------    -------------   ---------   ------------

New York                             49       $1,444,487,094         22.0%        1.93          55.9%
California                           54          769,904,256         11.7%        1.25          74.1%
Massachusetts                         3          659,500,000         10.0%        1.30          50.4%
Texas                                26          427,737,196          6.5%        1.38          73.4%
Georgia                              14          419,383,904          6.4%        1.59          75.4%
Virginia                              8          350,796,753          5.3%        1.35          72.2%
Maryland                             16          345,922,000          5.3%        1.38          78.6%
Connecticut                          11          256,610,000          3.9%        1.17          75.2%
Illinois                              5          225,123,313          3.4%        2.77          47.1%
North Carolina                       25          203,528,434          3.1%        1.40          70.7%
Other States(1)                     117        1,472,930,915         22.4%        1.41          71.9%
                                  ----------  --------------    -------------   ---------   ------------
                                    328       $6,575,923,864        100.0%        1.54          66.4%
                                  ==========  ==============    =============

_____________________
(1)   Includes 25 states.

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                   -5-          [LOGO] RBS GRRENWICH CAPITAL

GCCFC 2007-GG9

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

                                          CUT-OFF DATE PRINCIPAL BALANCES

   RANGE OF CUT-OFF DATE                                       AGGREGATE CUT-OFF DATE             % OF INITIAL
        BALANCES ($)             NUMBER OF MORTGAGE LOANS        PRINCIPAL BALANCE            MORTGAGE POOL BALANCE
----------------------------    --------------------------    ------------------------       -----------------------

Less than 2,500,001                         6                     $     9,909,906                      0.2%
2,500,001 - 5,000,000                      35                         137,773,329                      2.1%
5,000,001 - 7,500,000                      25                         157,989,490                      2.4%
7,500,001 - 10,000,000                     18                         156,320,284                      2.4%
10,000,001 - 15,000,000                    37                         468,590,721                      7.1%
15,000,001 - 20,000,000                    18                         311,227,000                      4.7%
20,000,001 - 25,000,000                     9                         207,318,000                      3.2%
25,000,001 - 50,000,000                    27                         961,645,000                     14.6%
50,000,001 - 75,000,000                     6                         362,682,144                      5.5%
75,000,001 - 100,000,000                    3                         274,500,000                      4.2%
100,000,001 - 200,000,000                  11                       1,538,967,990                     23.4%
200,000,001 - 300,000,000                   3                         693,500,000                     10.5%
300,000,001 - 400,000,000                   2                         655,000,000                     10.0%
600,000,001 - 640,500,000                   1                         640,500,000                      9.7%
                                --------------------------    ------------------------       -----------------------
                                          201                     $ 6,575,923,864                    100.0%
                                ==========================    ========================       =======================

_____________________
The average Cut-off Date principal balance is $32,716,039.

                                                   MORTGAGE RATES

                                                               AGGREGATE CUT-OFF DATE             % OF INITIAL
RANGE OF MORTGAGE RATES (%)      NUMBER OF MORTGAGE LOANS        PRINCIPAL BALANCE            MORTGAGE POOL BALANCE
----------------------------    --------------------------    ------------------------       -----------------------

Less than 5.500                             7                     $   592,020,000                      9.0%
5.500 - 5.749                              71                       3,097,151,460                     47.1%
5.750 - 5.999                              65                       1,135,810,986                     17.3%
6.000 - 6.249                              37                       1,299,017,334                     19.8%
6.250 - 6.499                              15                         356,994,084                      5.4%
6.500 - 6.749                               3                          54,970,000                      0.8%
6.750 - 6.847                               3                          39,960,000                      0.6%
                                --------------------------    ------------------------       -----------------------
                                          201                     $ 6,575,923,864                    100.0%
                                ==========================    ========================       =======================

_____________________
The weighted average mortgage interest rate is 5.795%. With respect to the mortgage loan secured by the Midland Industrial Portfolio property, which has an interest rate that steps up during the term of the mortgage loan, information with respect to the interest rates on the mortgage loan (including without limitation for purposes of calculating the weighted average mortgage interest rate and debt service coverage ratios) is presented in this term sheet as if the mortgage loan pays at its highest interest rate throughout the life of such mortgage loan (5.855%).

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                   -6-          [LOGO] RBS GRRENWICH CAPITAL

GCCFC 2007-GG9

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

                                            DEBT-SERVICE COVERAGE RATIOS

                                                               AGGREGATE CUT-OFF DATE             % OF INITIAL
       RANGE OF DSCRS            NUMBER OF MORTGAGE LOANS        PRINCIPAL BALANCE            MORTGAGE POOL BALANCE
----------------------------    --------------------------    ------------------------       -----------------------

Less than 1.10                              2                     $    17,671,000                      0.3%
1.10 - 1.1999                              44                         993,534,968                     15.1%
1.20 - 1.2999                              51                       1,623,411,981                     24.7%
1.30 - 1.3999                              40                       1,287,750,467                     19.6%
1.40 - 1.4999                              25                         866,039,199                     13.2%
1.50 - 1.7499                              23                         716,506,248                     10.9%
1.75 - 1.9999                               7                         410,420,000                      6.2%
2.00 - 2.4999                               6                         127,490,000                      1.9%
3.00 - 3.3608                               3                         533,100,000                      8.1%
                                --------------------------    ------------------------       -----------------------
                                          201                     $ 6,575,923,864                    100.0%
                                ==========================    ========================       =======================

_____________________
The weighted average debt-service coverage ratio is 1.54x. With respect to the mortgage loan secured by the Midland Industrial Portfolio property, which has an interest rate that steps up during the term of the mortgage loan, information with respect to the interest rates on the mortgage loan (including without limitation for purposes of calculating the weighted average mortgage interest rate and debt service coverage ratios) is presented in this term sheet as if the mortgage loan pays at its highest interest rate throughout the life of such mortgage loan (5.855%). With respect to the following mortgage loans, these calculations exclude earnouts or other reserves in the following amounts: The
District II ($16,750,000) and Tuileries Plaza Phase I ($1,050,000). With respect to the mortgage loan secured by the Apollo Portfolio 1 properties, the debt-service coverage ratio was calculated assuming (1) (a) the in-place base rents as per the rent rolls dated October 2006 - December 2006 increase annually by 3% over the current contract rent (b) 4% vacancy, (c) 4% management fee and
(d) $250 in capital reserves per unit, (2) 10% of the units are renovated and re-let annually at market rates and (3) in each case discounted to present value based on a discount rate of 8% over the life of the mortgage loan. The portfolio weighted average market rate assumed per unit was $882 with 0% growth projected.
The debt-service coverage as of the cut-off date based on in-place base rents as per the rent rolls dated October 2006 - December 2006 is 0.81x.

                                         CUT-OFF DATE LOAN-TO-VALUE RATIOS

           RANGE OF                                            AGGREGATE CUT-OFF DATE             % OF INITIAL
 CUT-OFF DATE LTV RATIOS (%)     NUMBER OF MORTGAGE LOANS        PRINCIPAL BALANCE            MORTGAGE POOL BALANCE
----------------------------    --------------------------    ------------------------       -----------------------

Less than 55.01                            14                     $ 1,563,759,147                     23.8%
55.01 - 60.00                               5                         242,667,640                      3.7%
60.01 - 65.00                              16                         496,766,772                      7.6%
65.01 - 70.00                              29                         593,110,030                      9.0%
70.01 - 75.00                              44                       1,314,254,697                     20.0%
75.01 - 80.00                              88                       2,141,576,441                     32.6%
80.01 - 83.15                               5                         223,789,135                      3.4%
                                --------------------------    ------------------------       -----------------------
                                          201                     $ 6,575,923,864                    100.0%
                                ==========================    ========================       =======================

_____________________
The weighted average cut-off date loan-to-value ratio is 66.4%. With respect to the following mortgage loans, these calculations exclude earnouts or other reserves in the following amounts: The District II ($16,750,000) and Tuileries
Plaza Phase I ($1,050,000) and Apollo Portfolio 1 ($11,600,000). Not reducing the financing by the related earnout amounts, the cut-off date loan-to-value ratios for the Apollo Portfolio 1 mortgage loan, the District II mortgage loan and the Tuileries Plaza Phase I mortgage loan would be 103.8%, 86.4% and 80.5%, respectively. With respect to the mortgage loan secured by the Peachtree Center property, the cut-off date loan-to-value ratio was calculated by adding the combined amounts of the initial debt service reserve, capital expenditures reserve, tenant improvement and leasing commission and capital improvement and debt service reserves totaling approximately $44.48 million, to the appraised value of the mortgaged property. Not adding the reserves to the appraised value of the property, the cut-off date loan-to-value ratio for the Peachtree Center mortgage loan would be 93.6%.

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                   -7-          [LOGO] RBS GRRENWICH CAPITAL

GCCFC 2007-GG9

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

                                                 AMORTIZATION TYPES

                                                               AGGREGATE CUT-OFF DATE             % OF INITIAL
      AMORTIZATION TYPE          NUMBER OF MORTGAGE LOANS        PRINCIPAL BALANCE            MORTGAGE POOL BALANCE
----------------------------    --------------------------    ------------------------       -----------------------

Interest Only                              87                     $ 5,021,562,146                     76.4%
Interest Only, Then Amortizing             83                       1,194,105,100                     18.2%
Amortizing                                 29                         355,591,962                      5.4%
Fully Amortizing                            2                           4,664,656                      0.1%
                                --------------------------    ------------------------       -----------------------
                                          201                     $ 6,575,923,864                    100.0%
                                ==========================    ========================       =======================

                                             ORIGINAL TERMS TO MATURITY

    RANGE OF ORIGINAL                                          AGGREGATE CUT-OFF DATE             % OF INITIAL
 TERMS TO MATURITY (MONTHS)      NUMBER OF MORTGAGE LOANS        PRINCIPAL BALANCE            MORTGAGE POOL BALANCE
----------------------------    --------------------------    ------------------------       -----------------------

0 - 60                                     33                     $   980,364,861                     14.9%
61 - 96                                    10                         544,082,746                      8.3%
109 - 122                                 157                       5,048,274,230                     76.8%
123-144                                     1                           3,202,027                      0.0%
                                --------------------------    ------------------------       -----------------------
                                          201                     $ 6,575,923,864                    100.0%
                                ==========================    ========================       =======================

_____________________
The weighted average original term to maturity is 107 months.

                                            REMAINING TERMS TO MATURITY

    RANGE OF REMAINING                                         AGGREGATE CUT-OFF DATE             % OF INITIAL
 TERMS TO MATURITY (MONTHS)      NUMBER OF MORTGAGE LOANS        PRINCIPAL BALANCE            MORTGAGE POOL BALANCE
----------------------------    --------------------------    ------------------------       -----------------------

0 - 60                                     33                     $   980,364,861                     14.9%
61 - 96                                    10                         544,082,746                      8.3%
109 -120                                  157                       5,048,274,230                     76.8%
121 - 141                                   1                           3,202,027                      0.0%
                                --------------------------    ------------------------       -----------------------
                                          201                     $ 6,575,923,864                    100.0%
                                ==========================    ========================       =======================

_____________________
The weighted average remaining term to maturity is 105 months.

                                             ORIGINAL AMORTIZATION TERMS

    RANGE OF ORIGINAL                                          AGGREGATE CUT-OFF DATE             % OF INITIAL
 AMORTIZATION TERMS (MONTHS)     NUMBER OF MORTGAGE LOANS        PRINCIPAL BALANCE            MORTGAGE POOL BALANCE
----------------------------    --------------------------    ------------------------       -----------------------

Interest Only                              87                     $ 5,021,562,146                     76.4%
120 - 240                                   2                           4,664,656                      0.1%
241 - 360                                 112                       1,549,697,062                     23.6%
                                --------------------------    ------------------------       -----------------------
                                          201                     $ 6,575,923,864                    100.0%
                                ==========================    ========================       =======================

_____________________
The weighted average original amortization term is 356 months.

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                   -8-          [LOGO] RBS GRRENWICH CAPITAL

GCCFC 2007-GG9

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

                                        REMAINING STATED AMORTIZATION TERMS

    RANGE OF REMAINING                                         AGGREGATE CUT-OFF DATE             % OF INITIAL
 AMORTIZATION TERMS (MONTHS)     NUMBER OF MORTGAGE LOANS        PRINCIPAL BALANCE            MORTGAGE POOL BALANCE
----------------------------    --------------------------    ------------------------       -----------------------

Interest Only                              87                     $ 5,021,562,146                     76.4%
116 - 240                                   2                           4,664,656                      0.1%
241 - 360                                 112                       1,549,697,062                     23.6%
                                --------------------------    ------------------------       -----------------------
                                          201                     $ 6,575,923,864                    100.0%
                                ==========================    ========================       =======================

_____________________
The weighted average remaining amortization term is 356 months.

                                                      LOCKBOXES

                                                               AGGREGATE CUT-OFF DATE             % OF INITIAL
        LOCKBOX TYPE             NUMBER OF MORTGAGE LOANS        PRINCIPAL BALANCE            MORTGAGE POOL BALANCE
----------------------------    --------------------------    ------------------------       -----------------------

Hard                                       69                     $ 4,919,968,142                     74.8%
Soft                                       18                         439,726,027                      6.7%
                                --------------------------    ------------------------       -----------------------
Springing                                   1                          97,000,000                      1.5%
                                ==========================    ========================       =======================

                                                    ESCROW TYPES

                                                               AGGREGATE CUT-OFF DATE             % OF INITIAL
        ESCROW TYPE(1)           NUMBER OF MORTGAGE LOANS        PRINCIPAL BALANCE            MORTGAGE POOL BALANCE
----------------------------    --------------------------    ------------------------       -----------------------

TI/LC(2)                                   61                     $ 2,513,709,516                     46.1%
Real Estate Tax                           162                       4,993,604,811                     75.9%
Insurance                                 152                       4,530,689,295                     68.9%
                                --------------------------    ------------------------       -----------------------
Replacement Reserve                       136                       3,447,438,142                     52.4%
                                ==========================    ========================       =======================

_____________________
(1)   Includes initial and ongoing reserves and escrows.

(2)   The statistical information for the TI/LC reserve percentage of initial mortgage pool balance does not include mortgage loans secured by hospitality, multifamily, self-storage, manufactured housing or other
      (parking and ground lease) properties.

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                   -9-          [LOGO] RBS GRRENWICH CAPITAL

GCCFC 2007-GG9

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

                                       DEFEASANCE/PREPAYMENT PROVISION SUMMARY

                                                               AGGREGATE CUT-OFF DATE             % OF INITIAL
       PREPAYMENT TYPE           NUMBER OF MORTGAGE LOANS        PRINCIPAL BALANCE            MORTGAGE POOL BALANCE
----------------------------    --------------------------    ------------------------       -----------------------

Lockout/Defeasance(1)(2) (3)              169                     $ 5,502,973,599                     83.7%
Lockout/Defeasance or Yield                 6                         600,850,736                      9.1%
   Maintenance (4)
Lockout/Yield Maintenance(5)               21                         297,366,528                      4.5%
Yield Maintenance                           5                         174,733,000                      2.7%
                                --------------------------    ------------------------       -----------------------
                                          201                     $ 6,575,923,864                    100.0%
                                ==========================    ========================       =======================

_____________________
(1)   With respect to one mortgage loan (secured by the mortgaged property identified on Annex A to this prospectus supplement as 4411 West Olive
      Avenue), representing approximately 0.2% of the initial mortgage pool balance and 0.2% of the initial sub-pool 1 balance, the related tenant has an option to purchase the mortgaged property for a purchase price of not less than $19,000,000. If the tenant exercises its purchase option prior to the defeasance period, then the borrower is required to prepay the mortgage loan, together with payment of an amount equal to the greater of
      (i) the yield maintenance premium and (ii) 6% of the amount prepaid. If the tenant exercises its purchase option during the defeasance period, then the borrower is required to defease the loan.

(2)   Includes 1 mortgage loan (secured by the mortgaged property identified on
      Annex A to this prospectus supplement as Peachtree Center), representing approximately 3.2% of the initial mortgage pool balance and 3.4% of the initial sub-pool 1 balance, which permits the borrower to prepay the mortgage loan up to $75,000,000 at any time during the term of the mortgage loan with the payment of prepayment consideration equal to the greater of (x) 1% of the outstanding principal amount being prepaid and
      (y) the yield maintenance charge and to defease (in whole or in part) the remaining balance of the mortgage loan only after the lock-out period.

(3)   Includes 1 mortgage loan (secured by the mortgaged property identified on
      Annex A to this prospectus supplement as Fidelity Building), representing approximately 0.1% of the initial mortgage pool balance and 0.1% of the initial sub-pool 1 balance, which generally provides for defeasance after a defeasance lockout period. However, the developer of the mortgaged property, St. Johns Town Center, LLC, has the right to purchase the mortgaged property if the borrower ceases to operate for business for more than 180 consecutive days. If the developer exercises this purchase option prior to the end of the defeasance lockout period, then the borrower has the right to prepay the mortgage loan with a yield maintenance charge equal to an amount equal to the greater of (x) the yield maintenance premium and (y) 1% of the outstanding principal amount being prepaid.

(4)   Includes 1 mortgage loan (secured by the mortgaged properties identified on Annex A to this prospectus supplement as Schron Industrial Portfolio), representing approximately 4.6% of the initial mortgage pool balance and
      5.0% of the initial sub-pool 1 balance, which generally provides for defeasance only; provided, however that in connection with partial releases the borrower may cause the release of one or more individual mortgaged properties with prepayment that includes yield maintenance premium, as described under "Description of the Mortgage Pool--Terms and
      Conditions of the Trust Mortgage Loans--Release Provisions" in this prospectus supplement.

(5)   Includes one mortgage loan (secured by the mortgaged property identified on Annex A to this prospectus supplement as One Westchase Center), representing approximately 1.0% of the initial mortgage pool balance and
      1.0% of the initial sub-pool 1 balance, which provides for payment of prepayment consideration equal to the greater of (x) 0.125% of the outstanding principal amount being prepaid and (y) the yield maintenance charge.

                                    PREPAYMENT PROVISION SUMMARY FOR SUB-POOL 1

                                                               AGGREGATE CUT-OFF DATE             % OF INITIAL
       PREPAYMENT TYPE           NUMBER OF MORTGAGE LOANS        PRINCIPAL BALANCE             SUB-POOL 1 BALANCE
----------------------------    --------------------------    ------------------------       -----------------------

Lockout/Defeasance                        150                     $ 5,151,338,599                     84.7%
Lockout/Defeasance or Yield                 6                         600,850,736                      9.9%
   Maintenance
Lockout/Yield Maintenance                  17                         173,516,528                      2.9%
Yield Maintenance                           4                         156,733,000                      2.6%
                                --------------------------    ------------------------       -----------------------
                                          177                     $ 6,082,438,864                    100.0%
                                ==========================    ========================       =======================

                                    PREPAYMENT PROVISION SUMMARY FOR SUB-POOL 2

                                                               AGGREGATE CUT-OFF DATE             % OF INITIAL
       PREPAYMENT TYPE           NUMBER OF MORTGAGE LOANS        PRINCIPAL BALANCE             SUB-POOL 1 BALANCE
----------------------------    --------------------------    ------------------------       -----------------------

Lockout/Defeasance                         19                     $   351,635,000                     71.3%
Lockout/Yield Maintenance                   4                         123,850,000                     25.1%
Yield Maintenance                           1                          18,000,000                      3.6%
                                --------------------------    ------------------------       -----------------------
                                           24                     $   493,485,000               1     00.0%
                                ==========================    ========================       =======================

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -10-          [LOGO] RBS GRRENWICH CAPITAL

GCCFC 2007-GG9

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

                                        MORTGAGE POOL PREPAYMENT PROFILE

                                    APPROXIMATE        % OF
                                     AGGREGATE       REMAINING
                                     BEGINNING     MORTGAGE POOL   % OF REMAINING         % OF
                                     PRINCIPAL       BALANCE -      MORTGAGE POOL      REMAINING
                   MONTHS SINCE       BALANCE         LOCKOUT/     BALANCE - YIELD   MORTGAGE POOL
   DATE            CUT-OFF DATE    (MILLIONS)(1)    DEFEASANCE       MAINTENANCE     BALANCE - OPEN    % TOTAL(2)
---------------   --------------   -------------   -------------   ---------------   --------------    ----------

April 2007               1            $6,576           97.3%            2.7%              0.0%           100.0%
April 2008              13            $6,571           91.2%            8.8%              0.0%           100.0%
April 2009              25            $6,565           84.5%           15.5%              0.0%           100.0%
April 2010              37            $6,542           83.3%           16.1%              0.6%           100.0%
April 2011              49            $6,499           82.7%           16.1%              1.2%           100.0%
April 2012              61            $5,547           83.6%           10.7%              5.7%           100.0%
April 2013              73            $5,211           88.6%           11.4%              0.0%           100.0%
April 2014              85            $4,961           89.6%           10.4%              0.0%           100.0%
April 2015              97            $4,938           89.6%           10.4%              0.0%           100.0%
April 2016             109            $4,913           89.6%           10.4%              0.0%           100.0%
April 2017             121            $    1          100.0%            0.0%              0.0%           100.0%
April 2018             133            $    0          100.0%            0.0%              0.0%           100.0%
April 2019             145            $    0            0.0%            0.0%              0.0%             0.0%

_____________________
(1)   Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity and that all earnout amounts were released to the borrower. Otherwise calculated based on maturity assumptions to be set forth in the prospectus supplement.

(2)   The percentage totals may not add up to 100% due to rounding.

                                          SUB-POOL 1 PREPAYMENT PROFILE

                                    APPROXIMATE         % OF
                                     AGGREGATE       REMAINING     % OF REMAINING
                                     BEGINNING       SUB-POOL 1      SUB-POOL 1
                                     PRINCIPAL        BALANCE         BALANCE -      % OF REMAINING
                   MONTHS SINCE       BALANCE        -LOCKOUT/          YIELD          SUB-POOL 1
   DATE            CUT-OFF DATE    (MILLIONS)(1)     DEFEASANCE      MAINTENANCE     BALANCE - OPEN     % TOTAL(2)
---------------   --------------   -------------   -------------   ---------------   --------------    ----------

April 2007               1            $6,082           97.4%            2.6%              0.0%            100.0%
April 2008              13            $6,078           90.8%            9.2%              0.0%            100.0%
April 2009              25            $6,071           84.9%           15.1%              0.0%            100.0%
April 2010              37            $6,049           84.3%           15.0%              0.7%            100.0%
April 2011              49            $6,006           83.6%           15.0%              1.3%            100.0%
April 2012              61            $5,139           84.4%            9.4%              6.1%            100.0%
April 2013              73            $4,806           89.9%           10.1%              0.0%            100.0%
April 2014              85            $4,700           90.0%           10.0%              0.0%            100.0%
April 2015              97            $4,678           90.0%           10.0%              0.0%            100.0%
April 2016             109            $4,655           90.0%           10.0%              0.0%            100.0%
April 2017             121            $    1          100.0%            0.0%              0.0%            100.0%
April 2018             133            $    0          100.0%            0.0%              0.0%            100.0%
April 2019             145            $    0            0.0%            0.0%              0.0%              0.0%

_____________________
(1)   Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity and that all earnout amounts were released to the borrower. Otherwise calculated based on maturity assumptions to be set forth in the prospectus supplement.

(2)   The percentage totals may not add up to 100% due to rounding.

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -11-          [LOGO] RBS GRRENWICH CAPITAL

GCCFC 2007-GG9

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

                                          SUB-POOL 2 PREPAYMENT PROFILE

                                    APPROXIMATE          % OF
                                     AGGREGATE       REMAINING %    OF REMAINING
                                     BEGINNING        SUB-POOL 2     SUB-POOL 2
                                     PRINCIPAL         BALANCE       BALANCE -      % OF REMAINING
                   MONTHS SINCE       BALANCE         -LOCKOUT/        YIELD          SUB-POOL 1
   DATE            CUT-OFF DATE    (MILLIONS)(1)      DEFEASANCE    MAINTENANCE     BALANCE - OPEN     % TOTAL(2)
---------------   --------------   -------------   -------------   ---------------   --------------    ----------

April 2007               1            $  493            96.4%           3.6%              0.0%           100.0%
April 2008              13            $  493            96.4%           3.6%              0.0%           100.0%
April 2009              25            $  493            79.3%          20.7%              0.0%           100.0%
April 2010              37            $  493            71.3%          28.7%              0.0%           100.0%
April 2011              49            $  493            71.3%          28.7%              0.0%           100.0%
April 2012              61            $  407            73.1%          26.9%              0.0%           100.0%
April 2013              73            $  406            73.1%          26.9%              0.0%           100.0%
April 2014              85            $  261            82.6%          17.4%              0.0%           100.0%
April 2015              97            $  260            82.6%          17.4%              0.0%           100.0%
April 2016             109            $  258            82.7%          17.3%              0.0%           100.0%
April 2017             121            $    0             0.0%           0.0%              0.0%             0.0%

_____________________
(1)   Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity and that all earnout amounts were released to the borrower. Otherwise calculated based on maturity assumptions to be set forth in the prospectus supplement.

(2)   The percentage totals may not add up to 100% due to rounding.

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -12-          [LOGO] RBS GRRENWICH CAPITAL

GCCFC 2007-GG9

TRANSACTION TERMS
--------------------------------------------------------------------------------

ISSUE TYPE................................  Sequential Pay REMIC

CUT-OFF DATE..............................  All mortgage loan characteristics are based on balances as of the relevant cut-off date after application of all payments due on or before that date (whether or not received). The cut-off date for each mortgage loan included in the trust that pays in March 2007 will be its due date in March 2007. The cut-off date for any other mortgage loan included in the trust will be March 6, 2007. All percentages presented herein are approximate.

MORTGAGE POOL.............................  The mortgage pool consists of 201 mortgage loans with an aggregate cut-off date balance of $6,575,923,864 subject to a variance of +/- 5%.
                                            The mortgage loans are secured by 328 mortgaged real properties located throughout 35 states. For purposes of making distributions on the class
                                            A-1, class A-2, class A-3, class A-AB, class A-4 and class A-1-A certificates, the pool of mortgage loans will be deemed to consist of two distinct sub pools, sub-pool 1 and sub-pool 2. Sub-pool 1 will consist of 177 mortgage loans, representing approximately 92.5% of the initial mortgage pool balance and includes all mortgage loans other than the mortgage loans secured by multifamily and manufactured housing properties. Sub-pool 2 will consist of 24 mortgage loans, representing
                                            7.5% of the initial mortgage pool balance and includes all of the mortgage loans that are secured by multifamily and manufactured housing community properties.

DEPOSITOR.................................  Greenwich Capital Commercial Funding Corp.

SPONSORS..................................  Greenwich Capital Financial Products, Inc. and Goldman Sachs Mortgage
                                            Company

UNDERWRITERS..............................  Goldman, Sachs & Co. and Greenwich Capital Markets, Inc. as Co-Lead
                                            Bookrunning Managers

                                            Banc of America Securities LLC, Credit Suisse Securities (USA) LLC,
                                            Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC, as
                                            Co-Managers

TRUSTEE...................................  LaSalle Bank National Association

MORTGAGE LOAN SELLERS.....................  Greenwich Capital Financial Products, Inc., Goldman Sachs Mortgage
                                            Company and Lehman Brothers Holdings Inc.

MASTER SERVICER...........................  Wachovia Bank, National Association

SPECIAL SERVICER..........................  LNR Partners, Inc.

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -13-          [LOGO] RBS GRRENWICH CAPITAL

GCCFC 2007-GG9

TRANSACTION TERMS
--------------------------------------------------------------------------------

RATING AGENCIES...........................  Moody's Investors Service, Inc. ("Moody's"), Fitch, Inc. ("Fitch") and
                                            Standard and Poor's Ratings Services, a division of The McGraw-Hill
                                            Companies, Inc. ("S&P").

DENOMINATIONS.............................  $25,000 minimum for the offered certificates.

CLOSING DATE..............................  On or about March 8, 2007.

SETTLEMENT TERMS..........................  Book-entry through DTC for all offered certificates.

DETERMINATION DATE........................  The sixth day of each month, or if such sixth day is not a business day, the next succeeding business day.

PAYMENT DATE..............................  The tenth day of each month, or if such tenth day is not a business day, the next succeeding business day, provided that the payment date will be at least four business days following the determination date.

INTEREST DISTRIBUTIONS....................  Each class of offered certificates will be entitled on each payment date to interest accrued at its pass-through rate for such payment date on the outstanding certificate balance of such class during the prior calendar month. Interest on the offered certificates will be calculated on the basis of twelve 30-day months and a 360-day year. Generally, interest will be distributed concurrently on each payment date to the class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A and class X certificates in the manner set forth in the previous sentence, as follows: (a) to the extent of available funds attributable to mortgage loans in sub-pool 1 and/or sub-pool 2, to the class X certificates, (b) to the extent of available funds attributable to mortgage loans in sub-pool 1, to the class A-1, class A-2, class A-3, class A-AB and class A-4 certificates and (c) to the extent of available funds attributable to the mortgage loans in sub-pool 2, to the class A-1-A certificates, in each case up to the amount such class is entitled. If interest related to either sub-pool 1 or sub-pool 2 is insufficient to pay interest on class A-1, class A-2, class A-3, class
                                            A-AB, class A-4, class A-1-A and class X certificates in the manner set forth in the previous sentence, interest related to the entire mortgage pool will be used to pay interest on those certificates on a pro rata basis. After the class A-1, class A-2, class A-3, class A-AB, class
                                            A-4, class A-1-A and class X certificates are paid all amounts to which they are entitled, interest will be distributed, to the extent of available funds related to the entire mortgage pool, to the class A-M through class S certificates (in the case of the class A-MFL certificates, through the class A-MFL REMIC II regular interest) in sequential order of class designations; provided that allocation of interest distributions between the class A-M certificates and the class
                                            A-MFL REMIC II regular interest will be made concurrently on a pro rata basis.

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -14-          [LOGO] RBS GRRENWICH CAPITAL

GCCFC 2007-GG9

TRANSACTION TERMS
--------------------------------------------------------------------------------

PRINCIPAL DISTRIBUTIONS...................  Generally, distributions of principal received with respect to the mortgage loans in sub-pool 1 will be distributed on each payment date, to the extent of available funds, to the class A-AB certificates in reduction of their certificate balance to the planned certificate balance for such payment date, then to the class A-1, class A-2, class
                                            A-3, class A-AB and class A-4 certificates, in that order, until the certificate balance of each class has been reduced to zero, and then to the class A-1-A certificates until their certificate balance is reduced to zero. Generally, distributions of principal with respect to the mortgage loans in sub-pool 2 will be distributed on each payment date, to the extent of available funds, to the class A-1-A certificates until their certificate balance is reduced to zero, then to the class A-AB certificates in reduction of their certificate balance to the planned certificate balance for such payment date and then to the class A-1, class A-2, class A-3, class A-AB and class A-4 certificates, in that order, until the certificate balance of each class has been reduced to zero. After the class A-1, class A-2, class A-3, class A-AB, class A-4 and class A-1-A certificates are paid all principal amounts to which they are entitled, the remaining available funds for the entire mortgage pool will be distributed to the class A-M certificates and the class A-MFL REMIC II regular interest on a pro rata basis until the principal balance thereof is reduced to zero, and then to the class A-J certificates until the principal balance thereof is reduced to zero, and then to class B through class S certificates sequentially until the certificate balance of each class is reduced to zero. If, due to losses, the certificate balances of the class A-M through class S certificates are reduced to zero (in the case of the class A-MFL certificates, through the class A-MFL REMIC II regular interest), payments of principal to the class A-1, class A-2, class A-3, class
                                            A-AB, class A-4 and class A-1-A certificates will be made on a pro rata basis.

LOSSES....................................  Realized losses and additional trust fund expenses, if any, will be allocated to the class S, class Q, class P, class O, class N, class M, class L, class K, class J, class H, class G, class F, class E, class D, class C and class B, in that order, and then to class A-J certificates, and then to class A-M certificates and class A-MFL certificates
                                            (through the class A-MFL REMIC II regular interest), on a pro rata basis, and then to the class A-1, class A-2, class A-3, class A-AB, class A-4 and class A-1-A certificates, on a pro rata basis.

PREPAYMENT PREMIUMS AND
  YIELD MAINTENANCE CHARGES...............  Any prepayment premiums or yield maintenance charges collected will be distributed to certificateholders on the payment date following the collection period in which the prepayment occurred. On each payment date, the holders of any class of offered certificates and class G, class H, class J and class K certificates and the class A-MFL REMIC II

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -15-          [LOGO] RBS GRRENWICH CAPITAL

GCCFC 2007-GG9

TRANSACTION TERMS
--------------------------------------------------------------------------------

                                            regular interest that are then entitled to principal distributions will be entitled to a portion of prepayment premiums or yield maintenance charges in an amount equal to the product of (a) the amount of the prepayment premiums or yield maintenance charges net of workout fees and liquidation fees payable from the relevant mortgage loan, multiplied by (b) a fraction, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, multiplied by (c) (A)
                                            with respect to any class A-1, class A-2, class A-3, class A-AB, class
                                            A-4 and class A-1-A certificates, a fraction, the numerator of which is equal to the amount of principal from the sub-pool of which the mortgage loan is a part payable to that class of certificates on that payment date, and the denominator of which is the portion of the total principal payment amount from the sub-pool of which the mortgage loan is a part for that payment date, and (B) with respect to any class A-M certificates, the class A-MFL REMIC II regular interest and any class
                                            A-J, class B, class C, class D, class E, class F, class G, class H, class J and class K certificates, a fraction, the numerator of which is equal to the amount of principal payable to that class of certificates or REMIC II regular interest, as applicable, on that payment date, and the denominator of which is the total principal payment amount for that payment date. Any prepayment premiums and yield maintenance charges distributed to the class A-MFL REMIC II regular interest will be deposited into the floating rate account established with respect to the class A-MFL REMIC II regular interest and will be distributed to the swap counterparty for so long as the swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty.

                                            The portion, if any, of the prepayment premiums or yield maintenance charges remaining after any payments described above will be distributed to the holders of the class X certificates.

ADVANCES..................................  The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances and servicing advances, including delinquent property taxes and insurance, but only to the extent that such advances are deemed recoverable and in the case of P&I advances, subject to appraisal reductions that may occur. For the Merchandise
                                            Mart mortgage loan that is part of a split loan structure serviced pursuant to another pooling and servicing agreement, the master servicer or special servicer of that other securitization may make servicing advances for the loan included in our trust.

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -16-          [LOGO] RBS GRRENWICH CAPITAL

GCCFC 2007-GG9

TRANSACTION TERMS
--------------------------------------------------------------------------------

APPRAISAL REDUCTIONS......................  An appraisal reduction generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (plus other amounts overdue or advanced in connection with the mortgage loan)
                                            exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan. As a result of calculating an appraisal reduction amount for a given mortgage loan, the interest portion of any P&I advance for such loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the certificates in reverse alphabetical order of the classes. A required appraisal loan will cease to be a required appraisal loan when the related mortgage loan has been brought current for at least three consecutive months and no other circumstances exist which would cause such mortgage loan to be a required appraisal loan.

OPTIONAL TERMINATION......................  The master servicer, the special servicer and certain certificateholders will have the option to terminate the trust, in whole but not in part, and purchase the remaining assets of the trust on or after the payment date on which the stated principal balance of the mortgage loans then outstanding is less than 1% of the initial mortgage pool balance. Such purchase price will generally be at a price equal to the unpaid aggregate principal balance of the mortgage loans
                                            (or fair market value in the case of REO Properties), plus accrued and unpaid interest and certain other additional trust fund expenses, as described in the prospectus supplement. In addition, after the certificate balance of the class A-1 through class F certificates has been reduced to zero, the trust may also be terminated, if all of the remaining series 2007-GG9 certificates (excluding class R-I and class
                                            R-II) are held by a single certificateholder. At that time, the single certificateholder may exchange all of the then outstanding series
                                            2007-GG9 certificates (excluding class R-I and class R-II) for the mortgage loans remaining in the trust.

CONTROLLING CLASS.........................  The holders of the most subordinate class of series 2007-GG9 certificates then outstanding, other than the class X, class R-I and class R-II certificates, that has a total principal balance that is not less than 25% of that class's original total principal balance will be the controlling class; provided, however, with respect to certain issues related to the mortgage loans that are part of a split structure, the holder of the majority interest of the related subordinated or pari passu companion loan may have certain rights to direct the special servicer with respect to servicing matters or replace the special servicer, as described in the prospectus supplement.

TENANTS...................................  References in this term sheet to the rating of a tenant may refer to the rating of a parent of the actual tenant and the rated entity may not be a party to that lease or guarantee the lease.

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -17-          [LOGO] RBS GRRENWICH CAPITAL

GCCFC 2007-GG9

TRANSACTION TERMS
--------------------------------------------------------------------------------

ERISA.....................................  The offered certificates are expected to be ERISA eligible.

SMMEA.....................................  The class A-1, class A-2, class A-3, class A-AB, class A-4, class
                                            A-1-A, class A-M, class A-J, class B, class C and class D certificates are expected to be "mortgage-related securities" for the purposes of
                                            SMMEA so long as they remain rated in one of the two highest rating categories by a nationally recognized statistical rating organization.

      None of the offered certificates or the mortgage loans included in the trust are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer or by The Royal Bank of Scotland plc, the depositor, the underwriters, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, or any other party.

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -18-          [LOGO] RBS GRRENWICH CAPITAL

GCCFC 2007-GG9

TRANSACTION TERMS
--------------------------------------------------------------------------------

The table below identifies the ten largest mortgage loans included in the trust:

                                                  TEN LARGEST MORTGAGE LOANS

                                                          % OF
                                                         INITIAL                                                       CUT-OFF
                          MORTGAGED    CUT-OFF DATE     MORTGAGE                    PROPERTY       LOAN                 DATE
                             REAL        PRINCIPAL        POOL                        SIZE      BALANCE PER            LTV(1)
       LOAN NAME          PROPERTIES      BALANCE        BALANCE   PROPERTY TYPE      (SF)        SF/ROOM      DSCR     RATIO
----------------------    ----------  ---------------   --------   --------------   ---------   -----------   ------   ------

John Hancock Tower &                                               Office/Parking
   Garage at Clarendon         2      $   640,500,000      9.7%        Garage       1,751,110    $  365.77     1.29x    50.0%
590 Madison Avenue             1          350,000,000      5.3%        Office       1,005,330    $  348.14     3.19x    26.9%
Schron Industrial
   Portfolio                  36          305,000,000      4.6%      Industrial     3,521,766    $   86.60     1.32x    78.2%
667 Madison Avenue             1          250,000,000      3.8%        Office         250,731    $  997.08     1.92x    53.2%
TIAA RexCorp Long
   Island Portfolio            5          235,900,000      3.6%        Office       1,178,081    $  200.24     1.41x    61.8%
Peachtree Center
   Portfolio                   3          207,600,000      3.2%    Office/Retail    2,548,655    $   81.45     1.54x    78.0%
Pickwick Plaza                 1          200,000,000      3.0%        Office         240,149    $  832.82     1.15x    74.9%
Stafford Place I               1          176,000,000      2.7%        Office         485,922    $  362.20     1.22x    74.6%
Merchandise Mart               1          175,000,000      2.7%        Office       3,448,680    $  101.49     3.18x    38.2%
COPT Office Portfolio         14          146,500,000      2.2%        Office       1,018,982    $  143.77     1.35x    79.9%
                          ----------  ---------------   --------                                              ------   ------
TOTAL                         65      $ 2,686,500,000     40.9%                                                1.74X    58.0%
                          ==========  ===============   ========                                              ======   ======

__________________
(1)   With respect to the mortgage loan secured by the Peachtree Center property, the cut-off date loan-to-value ratio was calculated by adding the combined amounts of the initial debt service reserve, capital expenditures reserve, tenant improvement and leasing commission and capital improvement and debt service reserves totaling approximately
      $44.48 million, to the appraised value of the mortgaged property.

      The table below identifies each of the mortgage loans and its corresponding companion loan that are part of a split loan structure.

                                        LOAN GROUPS

                                           % OF
                                         INITIAL       % OF        AGGREGATE
                             TRUST       MORTGAGE    INITIAL       NON-TRUST
                            MORTGAGE       POOL     SUB-POOL 1     MORTGAGE     NON-TRUST B
     MORTGAGE LOAN        LOAN BALANCE  BALANCE(1)  BALANCE(1)   LOAN BALANCE   NOTE BALANCE
-----------------------   ------------  ----------  ----------   ------------   ------------

Merchandise Mart.......   $175,000,000     2.7%        2.9%      $175,000,000           N/A
Victoria Ward
   Warehouse & Plaza...   $40,000,000      0.6%        0.7%      $28,500,000    $28,500,000
Poipu Shopping Village.   $29,120,000      0.4%        0.5%      $ 2,880,000    $ 2,880,000
Sheraton Portland......   $15,360,000      0.2%        0.3%      $ 2,140,000    $ 2,140,000
Linden Park............   $14,000,000      0.2%        0.2%      $ 2,300,000    $ 2,300,000
Toringdon III..........   $12,650,000      0.2%        0.2%      $   790,625    $   790,625
Toringdon V............   $10,424,000      0.2%        0.2%      $   651,500    $   651,500
Woodhaven..............   $ 8,808,600      0.1%        0.1%      $   490,000    $   490,000

                                         CONTROLLING
                           NON-TRUST      POOLING &      INITIAL      INITIAL
                           PARI PASSU     SERVICING      MASTER       SPECIAL
     MORTGAGE LOAN        LOAN BALANCE   AGREEMENT(2)  SERVICER(3)  SERVICER(4)
-----------------------   ------------   ------------  -----------  -----------

Merchandise Mart.......   $175,000,000    2006-LDP9     Wachovia        LNR
Victoria Ward
   Warehouse & Plaza...           N/A      2007-GG9     Wachovia        LNR
Poipu Shopping Village.           N/A      2007-GG9     Wachovia        LNR
Sheraton Portland......           N/A      2007-GG9     Wachovia        LNR
Linden Park............           N/A      2007-GG9     Wachovia        LNR
Toringdon III..........           N/A      2007-GG9     Wachovia        LNR
Toringdon V............           N/A      2007-GG9     Wachovia        LNR
Woodhaven..............           N/A      2007-GG9     Wachovia        LNR

__________________
(1)   All of the mortgaged properties in this table secure mortgage loans that are part of sub-pool 1.

(2)   2006-LDP9 refers to the pooling and servicing agreement entered into in connection with J.P. Morgan Chase Commercial Mortgage Securities Trust
      2006-LDP9 Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9.
      2007-GG9 refers to the pooling and servicing agreement for this transaction.

(3)   Wachovia refers to Wachovia Bank, National Association.

(4)   LNR refers to LNR Partners, Inc.

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -19-          [LOGO] RBS GRRENWICH CAPITAL

GCCFC 2007-GG9
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - JOHN HANCOCK TOWER AND GARAGE AT CLARENDON
--------------------------------------------------------------------------------

             [PHOTO OF JOHN HANCOCK TOWER AND GARAGE AT CLARENDON]

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -20-          [LOGO] RBS GRRENWICH CAPITAL

GCCFC 2007-GG9
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - JOHN HANCOCK TOWER AND GARAGE AT CLARENDON
--------------------------------------------------------------------------------

               [MAP OF JOHN HANCOCK TOWER AND GARAGE AT CLARENDON]

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -21-          [LOGO] RBS GRRENWICH CAPITAL

GCCFC 2007-GG9
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - JOHN HANCOCK TOWER AND GARAGE AT CLARENDON
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                           2
Location (City/State)                                                Boston, MA
Property Type                                             Office/Parking Garage
Size Office (sf) / Parking Garage (spaces)                    1,751,110 / 2,013
Percentage Occupancy as of January 1, 2007                                99.3%
Year Built / Renovated                                    1971-1973 / 2005-2006
Appraisal Value                                                  $1,281,000,000
Underwritten Occupancy                                                    95.5%
Underwritten Revenues                                               $89,729,141
Underwritten Total Expenses                                         $42,072,655
Underwritten Net Operating Income (NOI)                             $47,656,485
Underwritten Net Cash Flow (NCF)                                    $47,205,469
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
Originator                                                           GCFP/LB(1)
Cut-off Date Principal Balance                                     $640,500,000
Cut-off Date Principal Balance PSF/Unit(2)                              $365.77
Percentage of Initial Mortgage Pool Balance                                9.7%
Number of Mortgage Loans                                                      1
Type of Security                                           Fee Simple/Leasehold
Mortgage Rate                                                            5.599%
Original Term to Maturity (Months)                                          120
Original Amortization Term (Months)                               Interest Only
Cut-off Date LTV Ratio                                                    50.0%
LTV Ratio at Maturity                                                     50.0%
Underwritten DSCR on NOI                                                  1.31x
Underwritten DSCR on NCF                                                  1.29x
--------------------------------------------------------------------------------

(1)   The mortgage loan was co-originated by Greenwich Capital Financial
      Products, Inc. and Lehman Brothers Bank, FSB. Lehman Brothers Bank, FSB
      will sell its interest in the mortgage loan to its affiliate, Lehman
      Brothers Holdings Inc., which will, in turn, sell its interest in the mortgage loan to the trust. Greenwich Capital Financial Products, Inc.
      will separately sell its interest in the mortgage loan to the trust.

(2)   Loan PSF value does not factor in 2,013 parking spaces in the Garage at
      Clarendon Property.

o     THE LOAN. The mortgage loan (the "JOHN HANCOCK TOWER AND GARAGE AT
      CLARENDON LOAN") is evidenced by a single note and is secured by a first mortgage encumbering the fee interest in an office building known as the
      John Hancock Tower (the "JOHN HANCOCK TOWER PROPERTY") and a ground lease interest in an adjacent parking garage known as Garage at Clarendon (the
      "GARAGE AT CLARENDON PROPERTY" and together with the John Hancock Tower
      Property, collectively, the "HANCOCK TOWER/GARAGE PROPERTIES"), each located in Boston, Massachusetts. The John Hancock Tower and Garage at
      Clarendon Loan represents approximately 9.7% of the initial mortgage pool balance and 10.5% of the initial sub-pool 1 balance. The John Hancock
      Tower and Garage at Clarendon Loan was originated on December 28, 2006, has an original principal balance and a principal balance as of the cut-off date of $640,500,000, and an interest rate of 5.599% per annum.
      The DSCR and LTV on the John Hancock Tower and Garage at Clarendon Loan
      are 1.29x and 50.0%, respectively. The proceeds of the John Hancock Tower and Garage at Clarendon Loan were used by the borrowers to acquire the
      Hancock Tower/Garage Properties along with 9 other properties for a total portfolio acquisition price of approximately $3.27 billion.

      The John Hancock Tower and Garage at Clarendon Loan had an initial term of
      120 months, has a remaining term of 118 months and requires payments of interest only for the entire term. The scheduled maturity date is January
      6, 2017. Voluntary prepayment of the John Hancock Tower and Garage at
      Clarendon Loan is prohibited prior to the payment date of October 6, 2016 and permitted thereafter without penalty. Defeasance with United States government securities is permitted from April 6, 2009.

o     THE PROPERTY. The John Hancock Tower Property is a 1,723,085-sf, 62-story class-A office building located at 200 Clarendon Street in Boston,
      Massachusetts. The Garage at Clarendon Property is a parking facility with
      2,013 parking spaces that includes 28,025 sf of retail space located at
      100 Clarendon Street in Boston, Massachusetts. The John Hancock Tower
      Property is located at the center of Boston's Back Bay district and has unobstructed, 360-degree views of Boston. The John Hancock Tower Property and surrounding complex (including the Garage at Clarendon Property) was designed by I.M. Pei, built in 1971-1973 and extensively renovated in the late 1980's.

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -22-          [LOGO] RBS GRRENWICH CAPITAL

GCCFC 2007-GG9
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - JOHN HANCOCK TOWER AND GARAGE AT CLARENDON
--------------------------------------------------------------------------------

      The Garage at Clarendon Property consists of eights stories and 2,013 parking spaces. Additionally, the Garage at Clarendon Property includes
      21,968 sf of retail space that is leased to Harvard Vanguard Medical
      Associates (17,628 sf) and Wainwright Bank and Trust (4,340 sf). The
      Garage at Clarendon Property is located on the south side of Stuart
      Street, between Dartmouth Street and Clarendon Street, within a half block of the John Hancock Tower Property, 200 Berkeley, and the Stephen L. Brown
      Building. The prior owner of the Garage at Clarendon Property made significant capital improvements in 2005, totaling $10 million, to reposition the garage, including installing state-of-the-art access and revenue control systems and improved lighting, landscaping, directional signage, and common areas.

      As of January 1, 2007, the John Hancock Tower Property was 99.3% occupied.
      Since John Hancock originally sold the property, the John Hancock Tower
      Property was transformed from an owner-occupied facility to one of the premier office buildings in Boston with many well-known private equity, financial service firms and hedge fund tenants that have invested significant capital in their spaces (approximately $150 to $250 psf).

      The following table presents certain information relating to the major tenants at the Hancock Tower/Garage Properties:

                                                                                % OF TOTAL     ANNUALIZED
                         CREDIT RATING                            ANNUALIZED    ANNUALIZED    UNDERWRITTEN
                        (FITCH/MOODY'S/    TENANT      % OF     UNDERWRITTEN   UNDERWRITTEN    BASE RENT
     TENANT NAME            S&P)(1)         NRSF       NRSF     BASE RENT ($)   BASE RENT      ($ PER SF)       LEASE EXPIRATION
----------------------  ---------------   ---------   -------   -------------  ------------   ------------   ----------------------

John Hancock               AA/Aa3/AAA       415,361     23.7%    $ 21,586,306      29.6%        $ 51.97           (2)
IBT Company                  A/NR/A         387,234     22.1%      12,522,004      17.2%          32.34      12/1/2014
Ernst and Young             NR/NR/NR        146,496      8.4%       6,559,701       9.0%          44.78      12/1/2016
Hill Holiday                NR/NR/NR        133,005      7.6%       5,586,210       7.7%          42.00      12/1/2008
Mercer Mgmt Consulting      NR/NR/NR         99,911      5.7%       3,537,067       4.9%          35.40      4/30/2008 and 1/1/2014
                                          ---------   -------   -------------  ------------   ------------
TOTAL LARGEST TENANTS                     1,182,007     67.5%    $ 49,791,287      68.3%        $ 42.12
Remaining Tenants                           562,170     32.1%      23,136,283      31.7%          41.16
Vacant Space                                  6,933      0.4%               0       0.0%           0.00
                                          ---------   -------   -------------  ------------   ------------
TOTAL ALL TENANTS                         1,751,110    100.0%    $ 72,927,570     100.0%        $ 41.81
                                          =========   =======   =============  ============   ============

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   John Hancock has two leases with one lease expiring on 3/1/2008 (78,874
      sf) and one lease expiring on 3/1/2015 (336,487 sf).

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -23-          [LOGO] RBS GRRENWICH CAPITAL

GCCFC 2007-GG9
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - JOHN HANCOCK TOWER AND GARAGE AT CLARENDON
--------------------------------------------------------------------------------

      The following table presents certain information relating to the lease rollover schedule at the Hancock Tower/Garage Properties:

                                                         LEASE EXPIRATION SCHEDULE(1)

                                                                                         % OF TOTAL      ANNUALIZED
                                                                        ANNUALIZED       ANNUALIZED     UNDERWRITTEN
                           EXPIRING         % OF        CUMULATIVE     UNDERWRITTEN     UNDERWRITTEN     BASE RENT
YEAR ENDING DECEMBER 31,     NRSF        TOTAL NRSF    OF TOTAL NRSF   BASE RENT ($)     BASE RENT       ($ PER SF)
------------------------   ---------     ----------    -------------   -------------    ------------    ------------

2007(2)                        2,658          0.2%           0.2%      $      53,564         0.1%         $  20.15
2008                         367,120         21.0           21.1%         15,727,922        21.6             42.84
2009                         158,687          9.1           30.2%          5,339,684         7.3             33.65
2010                          46,446          2.7           32.8%          2,911,192         4.0             62.68
2011                          21,391          1.2           34.1%          1,468,199         2.0             68.64
2012                          39,405          2.3           36.3%          2,439,623         3.3             61.91
2013                          52,346          3.0           39.3%          2,344,568         3.2             44.79
2014                         432,781         24.7           64.0%         14,186,911        19.5             32.78
2015                         395,736         22.6           86.6%         20,670,839        28.3             52.23
2016                         209,979         12.0           98.6%          7,194,531         9.8             34.26
2017 & Thereafter             17,628          1.0           99.6%            590,538         0.8             33.50
Vacant                         6,933          0.4          100.0%                  0         0.0              0.00
                           ---------     ----------                    -------------    ------------    ------------
TOTAL                      1,751,110        100.0%                     $  72,927,570       100.0%         $  41.81
                           =========     ==========                    =============    ============    ============

(1)   Calculated based on approximate square footage occupied by each tenant.

o     THE BORROWER. The borrower is 100 & 200 Clarendon LLC (the "JOHN HANCOCK
      TOWER AND GARAGE AT CLARENDON BORROWER"), a single asset, single-member, special purpose, bankruptcy remote Delaware limited liability company with an independent director. Legal counsel to the John Hancock Tower and
      Garage at Clarendon Borrower delivered a non-consolidation opinion in connection with the origination of the John Hancock Tower and Garage at
      Clarendon Loan. Broadway Partners Parallel Fund C II, L.P., Broadway
      Partners Parallel Fund P II, L.P., Broadway Partners Parallel Fund B II,
      L.P. and Broadway Partners Real Estate Fund II, L.P. (collectively, the
      "JOHN HANCOCK TOWER AND GARAGE AT CLARENDON LOAN SPONSORS") collectively control the John Hancock Tower and Garage at Clarendon Borrower. The John
      Hancock Tower and Garage at Clarendon Loan has the standard non-recourse carveout obligations and joint and several guaranties of those obligations have been provided by the John Hancock Tower and Garage at Clarendon Loan
      Sponsors.

      Broadway Partners ("BROADWAY") was founded in 1999 to invest in high quality office properties in select markets nationwide and since 2000, has purchased approximately over 7 million sf of office space valued at over
      $2 billion. Broadway is a fully-integrated real estate investment and management organization of 20 real estate professionals and another 110 property-level personnel, with in-house expertise in all aspects of real estate investment and management. Led by chief executive officer Scott
      Lawlor, Broadway's senior management team averages over 16 years of real estate experience. Mr. Lawlor previously oversaw all real estate operations at Fortress Investment Group. His experience at Broadway includes the assembly and management of teams responsible for the origination, underwriting, execution and asset management of various investments including Aon Center in Los Angeles ($199 million), Gateway
      801 in San Francisco ($35 million ) and 522 Fifth Avenue in New York City
      ($420 million).

      Ground Lease. The John Hancock Tower and Garage at Clarendon Loan is
      partially secured by the John Hancock Tower and Garage at Clarendon
      Borrower's leasehold interest in the Garage at Clarendon Property. The ground lease has a current term that expires on May 28, 2024 and three renewal options (the first two of

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -24-          [LOGO] RBS GRRENWICH CAPITAL

GCCFC 2007-GG9
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - JOHN HANCOCK TOWER AND GARAGE AT CLARENDON
--------------------------------------------------------------------------------

      which are for 15 years and the third of which is for 14 years). The ground lease generally contains standard mortgagee protection provisions. See
      Description of the Mortgage Pool--Additional Loan and Property
      Information--Ground Leases" in the prospectus supplement. The ground rent is $650,000 per annum until the lease year ending May 28, 2009. The ground rent for each lease year (i) commencing May 29, 2009 and ending May 28,
      2014 will be $1,000,000 and (ii) commencing May 29, 2014 and ending May
      28, 2019 will be $1,250,000 and (iii) commencing May 29, 2019 and ending
      May 28, 2024 will be $1,500,000.

o     ESCROWS. The John Hancock Tower and Garage at Clarendon Loan provides for upfront and ongoing reserves as follows:

      Tax and Insurance Reserve: On each payment date, the John Hancock Tower and Garage at Clarendon Borrower is required to make monthly contributions into a tax and insurance reserve account in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay taxes and insurance premiums, over the succeeding twelve months. The funds in such account will be used to pay for taxes and insurance premiums.

      Ground Lease Reserve: On each payment date, the John Hancock Tower and
      Garage at Clarendon Borrower is required to deposit into a ground lease reserve account an amount equal to the amount estimated by the lender to be sufficient to pay any installment of rent, additional rent and other charges or amounts payable by the John Hancock Tower and Garage at
      Clarendon Borrower under the ground lease for one month before the date such installment is due.

      Capital Expense Reserve: At closing, $1,277,000 was deposited into a capital expense reserve account. In addition, on each extension date for the Initial Hancock Tower/Garage Mezzanine Loan (defined below), the John
      Hancock Tower and Garage at Clarendon Borrower is required to deposit into the capital expense reserve account an amount determined by the holder of the Initial Hancock Tower/Garage Mezzanine Loan (as defined below) to be sufficient for anticipated approved capital expenses during the related extension period of the Initial Hancock Tower/Garage Mezzanine Loan
      ("CAPEX REPLENISHMENT AMOUNT"). The John Hancock Tower and Garage at
      Clarendon Borrower is permitted to substitute an acceptable letter of credit or a guaranty for the CapEx Replenishment Amount; provided that if
      John Hancock Tower and Garage at Clarendon Borrower provides a guaranty, such guaranty must be from a fund controlled by Mr. Lawlor that meets certain eligibility criteria set forth in the loan documents (including that such fund is a creditworthy entity in the lender's reasonable determination and owns a direct or indirect equity interest in the John
      Hancock Tower and Garage at Clarendon Borrower) and the John Hancock Tower
      and Garage at Clarendon Borrower must satisfy certain other conditions set forth in the loan documents, including receipt of a ratings confirmation.
      Funds in this reserve account will be used for approved capital expenses at the Hancock Tower/Garage Properties.

      Rollover Reserve: At closing, $4,249,039 was deposited into a rollover reserve account. Any lease termination payment made under a material lease is required to be deposited into the rollover reserve account. In addition, on each extension date for the Initial Hancock Tower/Garage
      Mezzanine Loan, the John Hancock Tower and Garage at Clarendon Borrower is
      required to deposit into this reserve account an amount determined by the holder of the Initial Hancock Tower/Garage Mezzanine Loan to be sufficient for anticipated approved leasing expenses during such extension period of the Initial Hancock Tower/Garage Mezzanine Loan ("ROLLOVER REPLENISHMENT
      AMOUNT"). The John Hancock Tower and Garage at Clarendon Borrower is
      permitted to substitute an acceptable letter of credit or a guaranty for the Rollover Replenishment Amount; provided that John Hancock Tower and
      Garage at Clarendon Borrower provides a guaranty, such guaranty must be from a fund controlled by Mr. Lawlor that meet certain eligibility criteria set forth in the loan documents and the John

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -25-          [LOGO] RBS GRRENWICH CAPITAL

GCCFC 2007-GG9
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - JOHN HANCOCK TOWER AND GARAGE AT CLARENDON
--------------------------------------------------------------------------------

      Hancock Tower and Garage at Clarendon Borrower must satisfy certain other conditions set forth in the loan documents, including receipt of a ratings confirmation. Funds in this reserve account will be used for approved tenant improvement and leasing commission costs at the Hancock
      Tower/Garage Properties.

o     LOCK BOX AND CASH MANAGEMENT. The John Hancock Tower and Garage at
      Clarendon Loan requires a hard lock box, which is already in place. The loan documents require the John Hancock Tower and Garage at Clarendon
      Borrower to direct tenants to pay their rents directly to a lender-controlled account, and any rents received by the John Hancock
      Tower and Garage at Clarendon Borrower or the property manager are required to be deposited within two business days of receipt into the lockbox account. Funds in the lockbox account are swept into a lender-controlled deposit account and are applied on each payment date for
      (i) tax and insurance, (ii) ground rent payments for the Garage at
      Clarendon Property, (iii) deposit account fees, (iv) debt service on the
      John Hancock Tower and Garage at Clarendon Loan, (v) approved operating expenses and (vi) all remaining cash on either (A) if any mezzanine loan permitted under the loan documents (including the Initial Hancock
      Tower/Garage Mezzanine Loan)is outstanding, to the subordinate deposit account established under such mezzanine loan or (B) if no such mezzanine loan is outstanding, to the John Hancock Tower and Garage at Clarendon
      Borrower.

o     PROPERTY MANAGEMENT. Broadway Real Estate Services LLC, an affiliate of the John Hancock Tower and Garage at Clarendon Borrower, is the property manager for the Hancock Tower/Garage Properties. The lender may replace the property manager (i) if an event of default under the loan documents is continuing, (ii) if manager is in material default under the management agreement beyond applicable notice and cure periods, or (iii) upon the gross negligence, malfeasance or willful misconduct of the manager. The annual management fee is 3% of all rent and other income from the Hancock
      Tower/Garage Properties.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. A mezzanine loan in the original principal amount of $723,806,033 (the "INITIAL HANCOCK TOWER/GARAGE
      MEZZANINE LOAN") was co-originated by Greenwich Capital Financial
      Products, Inc. and Lehman Brothers Holdings, Inc. to the sole member of the John Hancock Tower and Garage at Clarendon Borrower and various other affiliates of the John Hancock Tower and Garage at Clarendon Borrower on
      the closing date of the John Hancock Tower and Garage at Clarendon Loan.
      The Initial Hancock Tower/Garage Mezzanine Loan is secured by the sole member's equity interests in the John Hancock Tower and Garage at
      Clarendon Borrower and certain equity interests in affiliated borrowers under mortgage loans secured by five other mortgaged properties not included in the trust. The Initial Hancock Tower/Garage Mezzanine Loan has an initial term which expires January 6, 2008 and has two 6-month extension options. As a condition to the exercise of an extension option, the borrowers under the Initial Hancock Tower/Garage Mezzanine Loan must cause the John Hancock Tower and Garage at Clarendon Borrower to deposit the CapEx Replenishment Amount and the Rollover Replenishment Amount with the lender. The Initial Hancock Tower/Garage Mezzanine Loan requires payments of interest only for its term (including extensions) and bears interest at a floating rate of 3.94% over LIBOR (provided that the
      "bottom" $300 million of the Initial Hancock Tower/Garage Mezzanine Loan is subject to a LIBOR floor of 5.00%). The Initial Hancock Tower/Garage
      Mezzanine Loan is subject to cash management controls as set forth in the loan agreement for the Initial Hancock Tower/Garage Mezzanine Loan. The
      lenders of the mortgage loans and the mezzanine lender entered into an intercreditor agreement whereby all payments due under the Initial Hancock
      Tower/Garage Mezzanine Loan are subordinate to any and all payments required under the senior mortgage loan documents. Under that related intercreditor agreement, the mezzanine lender has the right to cure a default under the senior loan documents. In certain circumstances, the mezzanine lender may purchase the John Hancock Tower and Garage at
      Clarendon Loan from the trust, generally with the payment of, among other things, prepayment penalties.

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -26-          [LOGO] RBS GRRENWICH CAPITAL

GCCFC 2007-GG9
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - JOHN HANCOCK TOWER AND GARAGE AT CLARENDON
--------------------------------------------------------------------------------

      The senior lender is restricted from certain amendments to the John
      Hancock Tower and Garage at Clarendon Loan documents without the consent of the holder of the Initial Hancock Tower/Garage Mezzanine Loan. Upon the
      occurrence of an event of default under the mezzanine loan documents, the mezzanine lender may foreclose upon the membership interests in any senior borrower, which could result in a change of control with respect to the
      John Hancock Tower and Garage at Clarendon Borrower and could result in a change in the management of the Hancock Tower/Garage Properties. The intercreditor agreement prohibit transfers of more than 49% of the mezzanine lender's interest in the Initial Hancock Tower/Garage Mezzanine
      Loan unless such transfer is to a "qualified transferee" under the intercreditor agreement (together with the satisfaction of certain other conditions) or rating agency approval has been obtained.

      After the Initial Hancock Tower/Garage Mezzanine Loan has been paid in full, the direct or indirect holder(s) of the equity interests in the John
      Hancock Tower and Garage at Clarendon Borrower is permitted to obtain a new mezzanine loan, subject to satisfaction of certain conditions set forth in the loan documents for the John Hancock Tower and Garage at
      Clarendon Loan, including but not limited to, (i) such mezzanine loan is from an approved mezzanine lender, (ii) the combined loan to then "as-is"
      appraised value of the Hancock Tower/Garage Properties is less than 75%,
      (iii) the combined DSCR on the John Hancock Tower and Garage at Clarendon
      Loan and the proposed mezzanine loan is no less than 1.15x (provided that this DSCR condition may be satisfied by the delivery by the John Hancock
      Tower and Garage at Clarendon Borrower of an acceptable letter of credit in an amount equal to the amount which, if applied to the John Hancock
      Tower and Garage at Clarendon Loan, would reduce the outstanding principal balance of the John Hancock Tower and Garage at Clarendon Loan by an
      amount necessary to achieve a combined DSCR of 1.15x), (iv) the proposed mezzanine loan has a term expiring on or after the stated maturity date of
      John Hancock Tower and Garage at Clarendon Loan, (v) the mezzanine lender enters into an intercreditor agreement with the lender which is reasonably acceptable to the rating agencies, (vi) the proposed mezzanine loan is secured only by collateral that is not collateral of the John Hancock
      Tower and Garage at Clarendon Loan, (vii) the proposed mezzanine loan creates no obligations or liabilities on the part of the John Hancock
      Tower and Garage at Clarendon Borrower and results in no liens on the
      Hancock Tower/Garage Properties, (viii) the proposed mezzanine loan is otherwise on terms and conditions reasonably acceptable to the lender and evidenced by the loan documents reasonably approved by the lender and (ix)
      the proposed mezzanine loan will not result in the downgrade, qualification or withdrawal of the ratings of the offered certificates.

      Portions of the Initial Hancock Tower/Garage Mezzanine Loan are being sold to Petra REIT Corp., GSC Capital Corp., QRS Delaware Real Estate Holdings,
      Inc., and Carbon Capital II, Inc.

o     TERRORISM INSURANCE. The Hancock Tower/Garage Properties are insured against acts of terrorism as part of the borrower's "all-risk" property coverage. The loan documents require the John Hancock Tower and Garage at
      Clarendon Borrower to maintain terrorism insurance in an amount equal to
      100% of the full replacement cost of the John Hancock Tower and Garage at
      Clarendon Property, provided that such coverage is available. In the event terrorism insurance is not included as part of the "all risk" property policy, the John Hancock Tower and Garage at Clarendon Borrower will be required to purchase terrorism insurance at a cost up to $2,585,258, adjusted annually by a percentage equal to the increase in the "consumer price index" ("TERRORISM PREMIUM CAP"). If the insurance premiums for such policy exceed the Terrorism Premium Cap, the lender may, at its option (1)
      purchase such stand-alone terrorism insurance policy, and require that the
      John Hancock Tower and Garage at Clarendon Borrower pay the portion of the premiums equal to the Terrorism Premium Cap or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the insurance premiums payable with respect to such stand-alone terrorism policy to the Terrorism Premium Cap. See "Risk

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -27-          [LOGO] RBS GRRENWICH CAPITAL

GCCFC 2007-GG9
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - JOHN HANCOCK TOWER AND GARAGE AT CLARENDON
--------------------------------------------------------------------------------

      Factors--Risk Related to the Underlying Mortgage Loans--The Absence of or
      Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely
      Affect Payments on Your Certificates" in the prospectus supplement.

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -28-          [LOGO] RBS GRRENWICH CAPITAL

GCCFC 2007-GG9
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 590 MADISON AVENUE
--------------------------------------------------------------------------------

                          [PHOTO OF 590 MADISON AVENUE]

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -29-          [LOGO] RBS GRRENWICH CAPITAL

GCCFC 2007-GG9
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 590 MADISON AVENUE
--------------------------------------------------------------------------------

                           [MAP OF 590 MADISON AVENUE]

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -30-          [LOGO] RBS GRRENWICH CAPITAL

GCCFC 2007-GG9
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 590 MADISON AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                           1
Location (City/State)                                        New York, New York
Property Type                                                            Office
Size (sf)                                                             1,005,330
Percentage Leased as of January 1, 2007                                   96.1%
Year Built/Year Renovated                                      1983 / 2000-2006
Appraisal Value                                                  $1,300,000,000
Underwritten Occupancy                                                    95.0%
Underwritten Revenues                                              $100,423,810
Underwritten Total Expenses                                         $35,450,346
Underwritten Net Operating Income (NOI)                             $64,973,464
Underwritten Net Cash Flow (NCF)                                    $61,864,409
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION

Originator                                                                GSCMC
Cut-off Date Principal Balance                                     $350,000,000
Cut-off Date Principal Balance PSF/Unit                                 $348.14
Percentage of Initial Mortgage Pool Balance                                5.3%
Number of Mortgage Loans                                                      1
Type of Security                                                     Fee Simple
Mortgage Rate                                                            5.455%
Original Term to Maturity (Months)                                          120
Original Amortization Term (Months)                               Interest Only
Cut-off Date LTV Ratio                                                    26.9%
LTV Ratio at Maturity                                                     26.9%
Underwritten DSCR on NOI                                                  3.35x
Underwritten DSCR on NCF                                                  3.19x
Shadow Rating(1)                                                  "AAA/Aaa/AAA"
--------------------------------------------------------------------------------

(1)   Fitch, Moody's and S&P have confirmed that the 590 Madison Avenue Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "AAA" by Fitch, "Aaa" by
      Moody's and "AAA" by S&P.

o     THE LOAN. The mortgage loan (the "590 MADISON AVENUE LOAN") is evidenced by a note in the original principal amount of $350,000,000 and is secured by a first mortgage encumbering an office building in New York, New York
      (the "590 MADISON AVENUE PROPERTY"). The 590 Madison Avenue Loan was
      originated by Goldman Sachs Commercial Mortgage Capital, L.P. and
      subsequently purchased by Goldman Sachs Mortgage Company. The 590 Madison
      Avenue Loan was originated on January 25, 2007 and represents approximately 5.3% of the initial mortgage pool balance and approximately
      5.8% of the initial sub-pool 1 balance. The note evidencing the 590
      Madison Avenue Loan has an original principal balance and outstanding principal balance as of the cut-off date of $350,000,000, and an interest rate of 5.455%. The proceeds of the 590 Madison Avenue Loan were used in part to refinance existing debt.

      The 590 Madison Avenue Loan had an initial term of 120 months, has a remaining term of 119 months and requires payments of interest only until maturity. The scheduled maturity date is the payment date in February
      2017. Voluntary prepayment of the 590 Madison Avenue Loan is prohibited until the payment date in November 2016. Defeasance with direct, non-callable obligations of the United States of America is permitted at any time after the second anniversary of the securitization closing date.

o     THE PROPERTY. The 590 Madison Avenue Property is a 42-story Class A multi-tenant office building containing 1,005,330 sf of net rentable area located in New York, New York on Madison Avenue between East 56th Street and East 57th Street. Built in 1983, the building has undergone renovation and upgrades, including a roof system renovation in 2000 and an elevator renovation in 2001, with approximately $9.6 million spent on major capital improvements since 2000.

      The 590 Madison Avenue Property is 96.1% leased as of January 1, 2007, primarily by nationally recognized tenants in the securities, law, and financial services industries, such as IBM (168,812 sf), Akin, Gump,
      Strauss, Hauer & Feld (164,290 sf), Smith Barney (47,996 sf), and UBS
      (32,429 sf).

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -31-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 590 MADISON AVENUE
--------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the 590 Madison Avenue Property:

                                      LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

                                                                                                          ANNUALIZED
                                                                          ANNUALIZED       % OF TOTAL    UNDERWRITTEN
                                 CREDIT RATING                           UNDERWRITTEN      ANNUALIZED      BASE RENT
                                (FITCH/MOODY'S/    TENANT      % OF        BASE RENT      UNDERWRITTEN      ($ PER         LEASE
       TENANT NAME                  S&P)(1)        NRSF(2)     NRSF         ($)(2)         BASE RENT       NRSF)(2)      EXPIRATION
----------------------------   ----------------   ---------   -------  ---------------   -------------- --------------  ------------

Akin, Gump, Strauss,               NR/NR/NR         164,290    16.3%    $ 13,457,725          20.0%        $ 82.54           (3)
   Hauer & Feld
IBM                                AA-/A1/A+        168,812    16.8%       9,846,344          14.7%          62.00        8/31/2014
Ladenburg Thalmann & Co.(4)        NR/NR/NR          91,159     9.1%       4,491,400           6.7%          50.00        6/30/2015
Lovells                            NR/NR/NR          60,273     6.0%       3,978,018           5.9%          66.00        2/28/2016
PB Capital(5)                       A/A1/A           75,215     7.5%       3,755,691           5.6%          51.00       11/30/2010
Smith Barney                      AA+/Aa1/AA-        47,996     4.8%       2,975,752           4.4%          62.00        7/31/2015
UBS                               AA+/Aa2/AA+        32,429     3.2%       2,756,465           4.1%          85.00       11/30/2016
Frank Russell Capital             AAA/Aa1/AAA        25,169     2.5%       2,404,758           3.6%          97.66       12/31/2014
Bank of America                   AA-/Aa2/AA-        24,624     2.4%       2,339,280           3.5%          95.00       12/31/2011
HQ Global Workspaces               NR/NR/NR          24,533     2.4%       2,207,970           3.3%          90.00       11/30/2012
                                                  ---------   ------   -------------        -------       --------
TOTAL LARGEST OFFICE TENANTS                        714,500    71.1%    $ 48,213,403          71.8%        $ 67.48
Remaining Office Tenants                            209,521    20.8%      14,711,850          21.9%          70.22
Vacant Office Space                                  38,890     3.9%               0           0.0%           0.00
                                                  ---------   ------   -------------        -------       --------
TOTAL OFFICE                                        962,911    95.8%    $ 62,925,253          93.7%        $ 68.10
TOTAL RETAIL                                         42,419     4.2%       4,226,281           6.3%          99.63
                                                  ---------   ------   -------------        -------       --------
TOTAL BUILDING                                    1,005,330   100.0%    $ 67,151,534         100.0%        $ 69.48
                                                  =========   ======   =============        =======       ========

_________________
(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   Storage space for Akin, Gump, Strauss, Hauer & Feld (1,238 sf), IBM
      (10,000 sf), Ladenburg Thalmann & Co. (1,331 sf), PB Capital (1,574 sf),
      and Frank Russell Capital (545 sf) is included in tenant sf but not in underwritten base rent and underwritten base rent psf calculations.
      Storage rent is broken out separately from office rent.

(3)   Akin, Gump, Strauss, Hauer & Feld has 16 leases with one lease expiring on
      12/31/07 (8,668 sf), three leases expiring on 1/31/08 (25,056 sf), one lease expiring on 7/31/08 (6,885 sf), and 11 leases expiring on 11/30/12
      (123,681 sf).

(4)   Ladenburg Thalmann & Co. has subleased 85,535 sf of their space under their lease to Galleon Management (24,624 sf), Arkin-Kaplan (24,624 sf),
      Bank of America (24,624 sf) and Steel Partners (11,663 sf). Ladenburg
      Thalmann & Co. remains responsible for all of its obligations as tenant under the lease.

(5)   PB Capital has subleased the entire space under their lease to Delphi
      Capital (36,367 sf), HSH Nordbank (24,547 sf), Paulson & Co. (13,693 sf)
      and The Hospitality Group (1,564 sf). PB Capital remains responsible for all of its obligations as tenant under the lease. Due to re-measurement, the total subleased space is 956 sf greater than PB Capital's original
      75,215 sf.

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -32-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 590 MADISON AVENUE
--------------------------------------------------------------------------------

      The following table presents certain information relating to the lease rollover schedule at the 590 Madison Avenue Property:

                                             LEASE EXPIRATION SCHEDULE(1)(2)

                                                                                       % OF TOTAL      ANNUALIZED
                                                       CUMULATIVE     ANNUALIZED       ANNUALIZED     UNDERWRITTEN
       YEAR ENDING          EXPIRING     % OF TOTAL     OF TOTAL     UNDERWRITTEN     UNDERWRITTEN      BASE RENT
       DECEMBER 31,            NRSF         NRSF          NRSF       BASE RENT ($)     BASE RENT      ($ PER NRSF)
----------------------     ----------   -----------    ----------    -------------    ------------    ------------

2007                          42,110         4.2%           4.2%     $  2,564,894          3.8%           $  60.91
2008                          76,582         7.6%          11.8%        5,740,115          8.5%              74.95
2009                          13,171         1.3%          13.1%          910,224          1.4%              69.11
2010                         104,462        10.4%          23.5%        5,828,061          8.7%              55.79
2011                          64,826         6.4%          30.0%        5,553,977          8.3%              85.68
2012                         195,785        19.5%          49.4%       14,799,231         22.0%              75.59
2013                               0         0.0%          49.4%                0          0.0%               0.00
2014                         198,943        19.8%          69.2%       12,834,844         19.1%              64.52
2015                         147,834        14.7%          83.9%        8,445,284         12.6%              57.13
2016                          92,702         9.2%          93.1%        6,734,483         10.0%              72.65
2017 and Thereafter           30,025         3.0%          96.1%        3,740,421          5.6%             124.58
Vacant                        38,890         3.9%         100.0%                0          0.0%               0.00
                           ---------      -------                    ------------       -------           --------
TOTAL                      1,005,330       100.0%                    $ 67,151,534        100.0%           $  69.48
                           =========      =======                    ============       =======           ========

_______________
(1)   Calculated based on approximate square footage occupied by each tenant.

(2)   Storage space is included in square footage but excluded from underwritten base rent and underwritten base rent psf figures.

o     THE BORROWER. The borrower is 590 Madison Avenue, LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 590
      Madison Avenue Loan. The borrower under the 590 Madison Avenue Loan is indirectly owned by OTR, an Ohio general partnership that acts as the duly authorized nominee of the Board of the State Teachers Retirement System of
      Ohio.

o     LOCK BOX AND CASH MANAGEMENT. The 590 Madison Avenue Loan requires a hard lockbox, which is already in place. The loan documents require the borrower to direct tenants to pay their rents directly to a lender-controlled lockbox account. The loan documents also require that all cash revenues relating to the property and all other money received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt. Provided that no event of default is continuing, on each business day, all funds in the lockbox account will be remitted to an account specified by the borrower. During the continuance of an event of default under the 590 Madison Avenue Loan, all amounts on deposit in the lockbox account will be remitted to the lender, and all such amounts may be applied by lender to the obligations of the borrower under the 590 Madison Avenue Loan in such order of priority as the lender may determine.

o     PROPERTY MANAGEMENT. The 590 Madison Avenue Property is currently managed by Edward J. Minskoff Equities, Inc. pursuant to a management agreement.
      Under the management agreement, the borrower pays an annual management fee in the amount of $750,000. The lender may require the borrower to replace the property manager if an event of default under the 590 Madison Avenue
      Loan has occurred, the property manager becomes insolvent or upon a material uncured default by the property manager under the property management agreement.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. The loan documents permit the equity owner of the borrower to incur mezzanine debt secured by a pledge of the equity interests in the borrower ("PERMITTED MEZZANINE DEBT"), provided that, among other things: (i) after giving effect to such debt, the combined loan-to-value ratio on the 590 Madison Avenue Loan and the
      Permitted Mezzanine Debt does not exceed 45%, and the combined

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -33-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 590 MADISON AVENUE
--------------------------------------------------------------------------------

      debt service coverage ratio on the 590 Madison Avenue Loan and the
      Permitted Mezzanine Debt is at least 2.0x; (ii) the lender has received an acceptable subordination and intercreditor agreement; (iii) the Permitted
      Mezzanine Debt is coterminous with the 590 Madison Avenue Loan or freely pre-payable without premium or penalty after any applicable lockout or spread maintenance (provided that the lockout or spread maintenance period expires prior to the maturity date of the 590 Madison Avenue Loan); (iv)
      if the Permitted Mezzanine Debt bears a floating rate of interest, the borrower under the Permitted Mezzanine Debt maintains an interest rate cap agreement in a notional amount that is not less than the outstanding principal balance of the Permitted Mezzanine Debt; and (v) each rating agency has confirmed in writing that the Permitted Mezzanine Debt will not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2007-GG9 certificates.

o     TERRORISM INSURANCE. The loan documents require that the "all risk"
      insurance policies required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 590 Madison Avenue Property. In addition, the borrower is required to maintain business interruption insurance covering a period of not less than 18 months from the occurrence of a casualty, plus an extended period of indemnity for 12 months after restoration. The borrower is not required to spend an amount in excess of two times the then-current casualty and business interruption insurance premium payable with respect to the 590
      Madison Avenue Property to obtain terrorism coverage. The borrower is permitted to maintain terrorism coverage through a blanket policy. See
      "Risk Factors--Risk Related to the Underlying Mortgage Loans--The Absence
      of or Inadequacy of Insurance Coverage on the Mortgaged Properties May
      Adversely Affect Payments on Your Certificates" in the prospectus supplement.

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -34-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - SCHRON INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

                     [PHOTO OF SCHRON INDUSTRIAL PORTFOLIO]

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -35-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - SCHRON INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

                      [MAP OF SCHRON INDUSTRIAL PORTFOLIO]

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -36-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - SCHRON INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                          36
Location (City/State)                                     Long Island, New York
Property Type                                                   Industrial/Flex
Size (sf)                                                             3,521,766
Percentage Occupancy as of October 31, 2006                               90.3%
Year Built                                                              Various
Appraisal Value(1)                                                 $390,000,000
Underwritten Occupancy                                                    96.0%
Underwritten Revenues                                               $39,624,129
Underwritten Total Expenses                                         $14,840,493
Underwritten Net Operating Income (NOI)                             $24,783,636
Underwritten Net Cash Flow (NCF)                                    $22,781,996
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION

Originator                                                                GSCMC
Cut-off Date Principal Balance                                     $305,000,000
Cut-off Date Principal Balance PSF                                       $86.60
Percentage of Initial Mortgage Pool Balance                                4.6%
Number of Mortgage Loans                                                      1
Type of Security                                                     Fee Simple
Mortgage Rate                                                            5.546%
Original Term to Maturity (Months)                                          119
Original Amortization Term (Months)                               Interest Only
Cut-off Date LTV Ratio(1)                                                 78.2%
LTV Ratio at Maturity(1)                                                  78.2%
Underwritten DSCR on NOI                                                  1.44x
Underwritten DSCR on NCF                                                  1.32x
-------------------------------------------------------------------------------

(1)   The Appraisal Value reflects an overall portfolio value which is greater than the sum of the individual appraised values.

o     THE LOAN. The mortgage loan (the "SCHRON INDUSTRIAL PORTFOLIO LOAN") is evidenced by a single note and is secured by 36 first mortgages encumbering 36 industrial properties all located on Long Island, NY (the
      "SCHRON INDUSTRIAL PORTFOLIO PROPERTIES"). The Schron Industrial Portfolio
      Loan was originated on December 28, 2006 by Goldman Sachs Commercial
      Mortgage Capital, L.P. and was subsequently purchased by Goldman Sachs
      Mortgage Company. The Schron Industrial Portfolio Loan represents approximately 4.6% of the initial mortgage pool balance and approximately
      5.0% of the initial sub-pool 1 balance. The note evidencing the Schron
      Industrial Portfolio Loan has an original principal balance and outstanding principal balance as of the cut-off date of $305,000,000, and has an interest rate of 5.546%. The proceeds from the Schron Industrial
      Portfolio Loan were used to refinance existing debt.

      The Schron Industrial Portfolio Loan had an initial term of 119 months, has a remaining term of 117 months and requires payments of interest only through maturity. The scheduled maturity date is the payment date in
      December 2016. Voluntary prepayment of the Schron Industrial Portfolio
      Loan is prohibited until the payment date in August 2016. Defeasance with direct, non-callable obligations of the United States of America is permitted at any time after the second anniversary of the securitization closing date.

o     THE PROPERTIES. The Schron Industrial Portfolio Properties are a
      diversified pool of 36 industrial/flex properties located on Long Island,
      New York that were built between 1955 and 2000. The borrowers have a fee simple interest in all 36 of the Schron Industrial Portfolio Properties.
      The buildings range in size from 14,334 sf to 234,969 sf with total rentable space of approximately 3.5 million sf, occupied by 261 tenants.
      The Schron Industrial Portfolio Properties are approximately 90.3%
      occupied as of October 31, 2006.

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -37-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - SCHRON INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

     The following table presents certain information relating to the Schron
Industrial Portfolio Properties:

                                                               ALLOCATED LOAN
     PROPERTY NAME                  CITY           STATE           AMOUNT          YEAR BUILT    SQUARE FEET      OCCUPANCY
--------------------------  -----------------   ------------  -----------------  -------------  -------------  --------------

575 Underhill Boulevard       Syosset             New York     $  28,689,418          1967         234,969          100.0%
99 Lafayette Drive            Syosset             New York        20,729,854          1964         222,060          100.0%
600 West John Street          Hicksville          New York        18,368,225          1955         211,292           59.3%
6851 Jericho Turnpike         Syosset             New York        15,656,725          1969         143,447           84.4%
95 Horseblock Road            Yaphank             New York        14,344,709          1971         185,791           87.7%
270 Duffy Avenue              Hicksville          New York        12,857,757          1956         136,368           88.9%
100 Spence Street             Bay Shore           New York        10,321,193          1965         167,729          100.0%
717 Broadway Avenue           Holbrook            New York        10,321,193          1967         150,000          100.0%
101-125 Comac Street          Ronkonkoma          New York        10,146,258          1985          99,539           43.5%
1140 Motor Parkway            Hauppague           New York         9,796,387          1978         153,500           78.8%
200 Finn Court                Farmingdale         New York         9,009,177          1965         105,573          100.0%
725 Broadway Avenue           Holbrook            New York         8,834,241          1967         122,160          100.0%
90 13th Avenue                Ronkonkoma          New York         8,659,306          1982         107,710          100.0%
2905 Veteran's Highway        Ronkonkoma          New York         8,659,306          2000          91,200          100.0%
230 Duffy Avenue              Hicksville          New York         8,309,435          1956         122,901           72.9%
One Fairchild Court           Plainview           New York         7,609,693          1959          62,202          100.0%
511-523 Commack Road          Deer Park           New York         7,347,290          1977          85,910          100.0%
325 Duffy Avenue              Hicksville          New York         7,172,354          1970          97,220          100.0%
80 13th Avenue                Ronkonkoma          New York         6,822,484          1983          87,402          100.0%
33 Comac Loop                 Ronkonkoma          New York         6,822,484          1983          73,035           96.3%
275 Marcus Boulevard          Hauppague           New York         6,297,677          1985          53,585          100.0%
1 Comac Loop                  Ronkonkoma          New York         6,122,742          1980          64,453           94.2%
79 Express Street             Plainview           New York         5,597,935          1972          71,508          100.0%
92 Central Avenue             Farmingdale         New York         5,597,935          1961          73,000          100.0%
200 13th Avenue               Ronkonkoma          New York         5,597,935          1979          72,987           66.8%
360 Smith Street              Farmingdale         New York         5,510,467          1965          60,000          100.0%
450 Commack Road              Deer Park           New York         5,335,532          1964          60,005          100.0%
100 13th Avenue               Ronkonkoma          New York         5,248,064          1979          62,898          100.0%
95 Seaview Boulevard          Port Washington     New York         5,160,597          1985          51,995           96.3%
171 Milbar Boulevard          Farmingdale         New York         4,635,790          1961          62,165           73.8%
290 Duffy Avenue              Hicksville          New York         4,635,790          1974          56,697          100.0%
151-169 East 2nd Street       Huntington          New York         3,586,177          1968          44,165           57.8%
171-175 East 2nd Street       Huntington          New York         3,411,242          1969          42,466           87.5%
One Underhill Road            Glen Head           New York         3,061,371          1960          14,334          100.0%
280 Duffy Avenue              Hicksville          New York         3,061,371          1956          49,600          100.0%
939 Motor Parkway             Hauppague           New York         1,661,887          1977          21,900          100.0%
                                                               -------------                    ----------      ----------
TOTAL / AVERAGE PORTFOLIO                                      $ 305,000,000                     3,521,766           90.3%
                                                               =============                    ==========      ==========

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -38-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - SCHRON INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the Schron Industrial Portfolio Properties:

                                 TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

                                                                                          % OF TOTAL      ANNUALIZED
                                                                            ANNUALIZED      ANNUALIZED     UNDERWRITTEN
                              CREDIT RATING                        % OF   UNDERWRITTEN    UNDERWRITTEN     BASE RENT        LEASE
       TENANT NAME        (FITCH/MOODY'S/S&P)(1)   TENANT NRSF     NRSF     BASE RENT       BASE RENT     ($ PER NRSF)    EXPIRATION
-----------------------   ----------------------  ------------   -------  -------------   ------------    -------------   ----------

Quest Diagnostics             NR/Baa2/BBB+            76,530       2.2%    $ 1,458,455         4.6%        $  19.06       10/31/2010
Antares Information             NR/NR/NR             121,000       3.4%        968,000         3.0%            8.00       11/30/2011
Broadvet                        NR/NR/NR             150,000       4.3%        888,000         2.8%            5.92       5/31/2016
Cablevision Lightpath           NR/NR/NR              46,006       1.3%        833,051         2.6%           18.11       3/31/2017
Newsday, Inc.                  BB+/Ba1/BB+            88,600       2.5%        818,256         2.6%            9.24          (2)
Danmik Enterprises              NR/NR/NR             107,729       3.1%        655,384         2.1%            6.08       8/31/2010
American Defense Systems        NR/NR/NR              77,500       2.2%        635,500         2.0%            8.20       9/30/2011
Sam Ash Music Corp.             NR/NR/NR              61,730       1.8%        589,300         1.9%            9.55       7/31/2010
Carolina Precision              NR/NR/NR
Plastics                                              62,898       1.8%        543,152         1.7%            8.64       12/31/2006
Seena International             NR/NR/NR             128,930       3.7%        540,217         1.7%            4.19       11/30/2007
                                                   ---------     ------    -----------     --------        --------
TEN LARGEST TENANTS                                  920,923      26.1%    $ 7,929,315        24.9%        $   8.61
  Remaining Tenants                                2,259,442      64.2%     23,880,654        75.1%           10.57
  Vacant                                             341,401       9.7%              0         0.0%            0.00
                                                   ---------     ------    -----------     --------        --------
TOTAL ALL TENANTS                                  3,521,766     100.0%    $31,809,969       100.0%        $  10.00
                                                   =========     ======    ===========     ========        ========

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   Newsday has two leases, with one lease at 600 West John Street expiring on
      2/28/2013 (50,000 sf) and the second lease at 360 Smith Street expiring on
      3/31/2013 (38,600 sf).

      The following table presents certain information relating to the lease rollover schedule at the Schron Industrial Portfolio Properties:

                                               LEASE EXPIRATION SCHEDULE(1)

                                                                                       % OF TOTAL         ANNUALIZED
                                                                      ANNUALIZED       ANNUALIZED        UNDERWRITTEN
                       EXPIRING     % OF TOTAL       CUMULATIVE      UNDERWRITTEN     UNDERWRITTEN         BASE RENT
YEAR                     NRSF          NRSF        OF TOTAL NRSF       BASE RENT        BASE RENT        ($ PER NRSF)
---------------       ---------    ------------    --------------   -------------    --------------    ---------------

2006                    74,313           2.1%             2.1%       $   639,643             2.0%           $  8.61
2007                   427,741          12.1%            14.3%         3,736,411            11.7%              8.74
2008                   354,673          10.1%            24.3%         3,919,474            12.3%             11.05
2009                   438,219          12.4%            36.8%         4,435,573            13.9%             10.12
2010                   496,429          14.1%            50.9%         5,651,060            17.8%             11.38
2011                   756,910          21.5%            72.4%         6,985,097            22.0%              9.23
2012                   116,590           3.3%            75.7%         1,424,157             4.5%             12.22
2013                   227,931           6.5%            82.1%         2,295,999             7.2%             10.07
2014                    61,387           1.7%            83.9%           555,043             1.7%              9.04
2015                    22,023           0.6%            84.5%           336,894             1.1%             15.30
2016                   158,149           4.5%            89.0%         1,048,618             3.3%              6.63
2017 & Thereafter       46,000           1.3%            90.3%           782,000             2.5%             17.00
Vacant                 341,401           9.7%           100.0%                 0             0.0%              0.00
                    -----------      --------                        -----------         --------          --------
TOTAL                3,521,766         100.0%                        $31,809,969           100.0%           $ 10.00
                    ===========      ========                        ===========         ========          ========

(1)   Calculated based on approximate square footage occupied by each tenant.

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -39-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - SCHRON INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

o     THE BORROWER. The borrowers are 28 limited liability companies, each a single-purpose entity. Four of the borrowers, GSM LI LLC, ICA LI LLC, SAF
      LI LLC and FED LI LLC, own 28 of the Schron Industrial Portfolio
      Properties as tenants-in-common, the remaining eight properties are owned by various combinations of the other 24 borrowers, in each case as tenants-in-common. Legal counsel to the borrowers has delivered a non-consolidation opinion in connection with the origination of the Schron
      Industrial Portfolio Loan. A majority interest in each of the borrowers under the Schron Industrial Portfolio Loan are indirectly owned by Rubin
      Schron and Abraham Fruchthandler, both of whom are guarantors of certain non-recourse carve-outs under the Schron Industrial Portfolio Loan.

o     ESCROWS. At origination, the borrowers deposited $2,870,081 into a deferred maintenance and $1,110,625 into an environmental escrow account in respect of near-term repairs and remediation at the Schron Industrial
      Portfolio Properties. The loan documents provide for monthly escrows of real estate taxes and insurance (excluding premiums for blanket policies paid in full and taxes for properties having a single tenant with a long-term debt rating of at least BBB- under a lease that requires such tenant to pay directly to the taxing authority 100% of the taxes attributable to the property occupied by such tenant). During a Schron
      Industrial Portfolio Cash Trap Period, the loan documents require additional reserves to cover tenant improvements, leasing commissions and capital expenditures at the Schron Industrial Portfolio Properties. A
      "SCHRON INDUSTRIAL PORTFOLIO CASH TRAP PERIOD" means any period commencing as of the end of any two consecutive fiscal quarters in which the debt service coverage ratio for each fiscal quarter for the prior twelve-month period is less than 1.10x and terminating as of the end of any two consecutive fiscal quarters in which the debt service coverage ratio of the Schron Industrial Portfolio Properties for the prior twelve-month period is at least 1.10x. The borrowers are also required to maintain a reserve of "true-up" payments made by tenants to cover estimated and actual expenses for which the tenants are responsible under their leases, to the extent any such payments are required under leases of the Schron
      Industrial Portfolio Properties (at origination, none of the leases required any such payment).

o     LOCKBOX AND CASH MANAGEMENT. The Schron Industrial Portfolio Loan requires a hard lockbox, which is already in place. The loan documents require the borrower to direct tenants to pay their rents directly to a lender controlled lockbox account. The loan documents also require that all cash revenues relating to the property and all other money received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt. On each business day, all funds on deposit in the lockbox account are swept to a cash management account under the control of the lender. Provided no event of default is continuing, all funds in the cash management account in excess of the monthly debt service, any reserves required under the loan documents, debt service on any mezzanine loan (discussed below) and all other amounts then due to the lender will be remitted to an account specified by the borrowers on each business day. During the continuance of an event of default under the Schron Industrial Portfolio Loan, the lender may apply any funds in the cash management account to the obligations of the borrowers under the Schron Industrial Portfolio Loan in such order of priority as the lender may determine.

o     PROPERTY MANAGEMENT. The Schron Industrial Portfolio Properties are
      currently managed by Long Island Industrial Management LLC, an affiliate of the borrowers, pursuant to a management agreement. The property manager of the Schron Industrial Portfolio Properties is currently entitled to a base management fee in an amount equal to 3% of revenues from the Schron
      Industrial Portfolio Properties. In addition, under the loan documents, the Schron Industrial Portfolio Properties may be managed by a manager other than the current manager, provided that each rating agency has confirmed in writing that management by that manager will not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2007-GG9 certificates. The lender may require the borrowers to replace the property manager if an event of default under

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -40-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - SCHRON INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

      the Schron Industrial Portfolio Loan has occurred, the property manager becomes insolvent or upon a material default by the property manager under the property management agreement.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. The loan documents permit a direct or indirect equity owner of one or more of the borrowers to incur mezzanine debt secured by a pledge of the direct or indirect equity interests in the applicable borrower or borrowers ("PERMITTED MEZZANINE
      DEBT"), provided that, among other things: (i) the aggregate amount of the
      Permitted Mezzanine Debt does not exceed $50,000,000; (ii) after giving effect to the Permitted Mezzanine Debt, the combined loan-to-value ratio on the Schron Industrial Portfolio Loan and the Permitted Mezzanine Debt
      does not exceed 80%, and the combined debt service coverage ratio on the
      Schron Industrial Portfolio Loan and the Permitted Mezzanine Debt is at
      least 1.10x; (iii) the lender has received an acceptable subordination and intercreditor agreement; (iv) the Permitted Mezzanine Debt is coterminous with the Schron Industrial Portfolio Loan or freely pre-payable without premium or penalty after any applicable lockout or spread maintenance
      (provided that any lockout or spread maintenance period expires prior to the maturity date of the Schron Industrial Portfolio Loan); and (v) if the
      Permitted Mezzanine Debt bears a floating rate of interest, the borrower under the Permitted Mezzanine Debt maintains an interest rate cap agreement in a notional amount that is not less than the outstanding principal balance of the Permitted Mezzanine Debt.

o     TERRORISM INSURANCE. The loan documents require that the "all risk"
      insurance policies required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Schron Industrial Portfolio Properties (subject to a loss limit acceptable to lender in its sole discretion) as well as business interruption insurance covering the 18 month period from the occurrence of a casualty, plus an extended period of indemnity for 12 months after restoration. The borrowers must maintain this coverage if it is then being obtained by prudent owners of real estate in the United States of a similar type and quality and in a similar location to the Schron
      Industrial Portfolio Properties or is otherwise available for an annual premium of $600,000 or less (or if prudent owners are not maintaining coverage or if coverage is not available for an annual premium of $600,000 or less, then the borrowers are required to obtain the amount of terrorism coverage available for an annual premium of $600,000). The borrowers are permitted to maintain such terrorism coverage through a blanket policy.
      See "Risk Factors--Risk Related to the Underlying Mortgage Loans--The
      Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties
      May Adversely Affect Payments on Your Certificates" in the prospectus supplement.

o     SUBSTITUTION OF COLLATERAL. Provided no event of default is then continuing under the Schron Industrial Portfolio Loan, the borrowers are permitted until December 28, 2015 to substitute individual Schron
      Industrial Portfolio Properties with other qualified properties, subject to the requirements set forth in the loan agreement, including the following: (i) substitutions, when aggregated with all permitted releases
      (see "Release of Collateral" below), (a) may not exceed 20% of the Schron
      Industrial Portfolio Loan without written confirmation from each rating agency that the substitution would not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series
      2007-GG9 certificates and (b) may not exceed 30% of the Schron Industrial
      Portfolio Loan under any circumstances; (ii) the market value of the substitute property at the time of substitution must equal or exceed the market value at origination of the Schron Industrial Portfolio Property it replaces; (iii) the debt service coverage ratio after giving effect to the replacement must exceed the debt service coverage ratio at origination;
      (iv) after giving effect to the substitution the number of individual properties shall not be less than 75% of the individual properties prior to the substitution; and (v) certain conditions relating to the quality of tenancies at the replacement property must be satisfied (including minimum tenant credit ratings, limits on square footage utilized as office or showroom space and limits on any single tenant's percentage contribution to net operating income).

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -41-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - SCHRON INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

o     RELEASE OF COLLATERAL. Provided no event of default is then continuing under the Schron Industrial Portfolio Loan, at any time beginning on the payment date in July 2007, the borrower may obtain the release of one or more of the Schron Industrial Portfolio Properties from the liens of the loan documents, provided that, among other things (i) the aggregate amount of substituted and released properties does not exceed $50,000,000, (ii)
      at the time of such release, borrower makes a prepayment of the Schron
      Industrial Portfolio Loan in an amount equal to the greater of (x) 90% of the gross purchase price paid by a third-party purchaser of the applicable property and (y) 125% of the portion of the Schron Industrial Portfolio
      Loan allocable to the released property, which prepayment shall be accompanied by a yield maintenance premium and (iii) except with respect to the release of the Schron Industrial Portfolio Properties known as 95
      Seaview Boulevard and 95 Horseblock Road occurring prior to December 28,
      2011, (a) the debt service coverage ratio for the 12 months ending on the most recently ended fiscal quarter (calculated to give effect to the release) must be equal to or greater than the debt service coverage ratio immediately prior to the release, (b) the ratio of the outstanding principal balance of the Schron Industrial Portfolio Loan to the aggregate value of the remaining Schron Industrial Portfolio Properties may not increase and (c) each rating agency must confirm in writing that such release will not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2007-GG9 certificates.

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -42-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 667 MADISON AVENUE
--------------------------------------------------------------------------------

                          [PHOTO OF 667 MADISON AVENUE]

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -43-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 667 MADISON AVENUE
--------------------------------------------------------------------------------

                            [MAP 667 MADISON AVENUE]

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -44-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 667 MADISON AVENUE
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                           1
Location (City/State)                                        New York, New York
Property Type                                                            Office
Size (sf)                                                               250,731
Percentage Leased as of January 1, 2007                                  100.0%
Year Built                                                                 1988
Appraisal Value                                                    $470,000,000
Underwritten Occupancy                                                    97.2%
Underwritten Revenues                                               $39,687,218
Underwritten Total Expenses                                         $10,883,141
Underwritten Net Operating Income (NOI)                             $28,804,077
Underwritten Net Cash Flow (NCF)                                    $27,588,806
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION

Originator                                                                GSCMC
Cut-off Date Principal Balance                                     $250,000,000
Cut-off Date Principal Balance PSF/Unit                                 $997.08
Percentage of Initial Mortgage Pool Balance                                3.8%
Number of Mortgage Loans                                                      1
Type of Security                                                     Fee Simple
Mortgage Rate                                                             5.64%
Original Term to Maturity (Months)                                          120
Original Amortization Term (Months)                               Interest Only
Cut-off Date LTV Ratio                                                    53.2%
LTV Ratio at Maturity                                                     53.2%
Underwritten DSCR on NOI                                                  2.01x
Underwritten DSCR on NCF                                                  1.92x
-------------------------------------------------------------------------------

o     THE LOAN. The mortgage loan (the "667 MADISON AVENUE LOAN") is evidenced by a note in the original principal amount of $250,000,000 and is secured by a first mortgage encumbering an office building in New York, New York
      (the "667 MADISON AVENUE PROPERTY"). The 667 Madison Avenue Loan was
      originated by Goldman Sachs Commercial Mortgage Capital, L.P. and
      subsequently purchased by Goldman Sachs Mortgage Company. The 667 Madison
      Avenue Loan was originated on January 16, 2007 and represents approximately 3.8% of the initial mortgage pool balance and approximately
      4.1% of the initial sub-pool 1 balance. The note evidencing the 667
      Madison Avenue Loan has an original principal balance and outstanding principal balance as of the cut-off date of $250,000,000, and has an interest rate of 5.64%. The proceeds of the 667 Madison Avenue Loan were used in part to refinance existing debt.

      The 667 Madison Avenue Loan had an initial term of 120 months, has a remaining term of 119 months and requires payments of interest only until maturity. The scheduled maturity date is the payment date in February
      2017. Voluntary prepayment of the 667 Madison Avenue Loan is prohibited until the payment date in November 2016. Defeasance with direct, non-callable obligations of the United States of America is permitted at any time after the second anniversary of the securitization closing date.

o     THE PROPERTY. The 667 Madison Avenue Property is a 25-story Class A multi-tenant office building with ground floor retail space, comprising a total of 250,731 sf of net rentable area located in New York, New York.
      Built in 1988 by Hartz Mountain Industries, Inc., the building is situated at the intersection of Madison Avenue and East 61st Street in the
      Madison/Fifth submarket of midtown Manhattan, and provides views of
      Central Park and access to one of New York City's residential and retail districts.

      The 667 Madison Avenue Property is 100% occupied as of January 2007, by tenants in the financial services and insurance industries, such as Loews
      Corporation (37,900 sf), Gruss & Co, Inc. (20,212 sf), and Quellos Group,
      LLC (15,587 sf). Loews Corporation and retail tenants Corning, Inc. and
      Cole-Haan (guaranteed by Nike Inc.) represent approximately 29% of base rental revenue.

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -45-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 667 MADISON AVENUE
--------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the 667 Madison Avenue Property:

                              LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

                                                                                     % OF TOTAL      ANNUALIZED
                                                                      ANNUALIZED     ANNUALIZED     UNDERWRITTEN
                             CREDIT RATING       TENANT      % OF    UNDERWRITTEN   UNDERWRITTEN      BASE RENT        LEASE
       TENANT NAME          (FITCH/MOODY'S/S     &PNRSF      NRSF    BASE RENT ($)   BASE RENT      ($ PER NRSF)     EXPIRATION
-------------------------   ----------------   ---------   ------  ---------------  -------------  -------------   ------------

Corning Inc.                 BBB/Baa2/BBB        12,516      5.0%    $ 3,574,921       14.4%          $285.63        1/31/2013
Loews Corporation               A/A3/A           37,900     15.1%      2,084,500        8.4%            55.00        5/31/2012
Quellos Group LLC              NR/NR/NR          15,587      6.2%      1,546,504        6.2%            99.22        8/31/2010
Cole-Haan Company Store        NR/A2/A+           3,580      1.4%      1,511,476        6.1%           422.20        1/31/2013
Gruss & Co., Inc.              NR/NR/NR          20,212      8.1%      1,407,015        5.7%            69.61        5/31/2014
BSL Capital                    NR/NR/NR           8,400      3.4%      1,176,000        4.7%           140.00        4/30/2017
Mark Asset Management Corp.    NR/NR/NR          10,300      4.1%      1,133,000        4.6%           110.00        6/30/2014
Crestview Advisors, LLC        NR/NR/NR          10,300      4.1%      1,116,520        4.5%           108.40        8/31/2014
Sciens Management LLC          NR/NR/NR          14,444      5.8%      1,070,400        4.3%            74.11        4/30/2014
Makgal, Ltd.                   NR/NR/NR           5,354      2.1%      1,024,970        4.1%           191.44        8/31/2017
                                                -------    ------   ------------      ------         --------
TOTAL LARGEST TENANTS                           138,593     55.3%    $15,645,306       62.9%          $112.89
Other Tenants                                   112,138     44.7%      9,236,157       37.1%            82.36
Vacant Space                                          0      0.0%              0        0.0%             0.00
                                                -------    ------   ------------      ------         --------
TOTAL ALL TENANTS                               250,731    100.0%    $24,881,463      100.0%          $ 99.24

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      The following table presents certain information relating to the lease rollover schedule at the 667 Madison Avenue Property:

                                              LEASE EXPIRATION SCHEDULE(1)

                                                                                       % OF TOTAL      ANNUALIZED
                                                       CUMULATIVE     ANNUALIZED       ANNUALIZED     UNDERWRITTEN
       YEAR ENDING          EXPIRING     % OF TOTAL     OF TOTAL     UNDERWRITTEN     UNDERWRITTEN      BASE RENT
       DECEMBER 31,            NRSF         NRSF          NRSF       BASE RENT ($)     BASE RENT      ($ PER NRSF)
----------------------     -----------   ----------   -----------   --------------   --------------   -------------

2007                           5,020        2.0%           2.0%       $   301,200          1.2%          $ 60.00
2008                          31,124       12.4%          14.4%         2,018,194          8.1%            64.84
2009                          15,558        6.2%          20.6%         1,314,824          5.3%            84.51
2010                          24,264        9.7%          30.3%         2,498,544         10.0%           102.97
2011                               0        0.0%          30.3%                 0          0.0%             0.00
2012                          45,900       18.3%          48.6%         2,924,500         11.8%            63.71
2013                          30,296       12.1%          60.7%         5,996,333         24.1%           197.92
2014                          57,755       23.0%          83.7%         4,959,590         19.9%            85.87
2015                           7,235        2.9%          86.6%           843,200          3.4%           116.54
2016                          19,825        7.9%          94.5%         1,824,109          7.3%            92.01
2017 and Thereafter           13,754        5.5%         100.0%         2,200,970          8.8%           160.02
Vacant                             0        0.0%         100.0%                 0          0.0%             0.00
                            --------      ------                      -----------        ------          -------
TOTAL                        250,731      100.0%                      $24,881,463        100.0%          $ 99.24
                            ========      ======                      ===========        ======          =======

(1)   Calculated based on approximate square footage occupied by each tenant.

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -46-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 667 MADISON AVENUE
--------------------------------------------------------------------------------

o     THE BORROWER. The borrower is 667 Madison Avenue SPE, Inc., a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 667 Madison Avenue Loan. The borrower is indirectly owned by The
      Hartz Group, Inc. Hartz Financial Corp and Hartz Financial II Corp., each an affiliate of The Hartz Group, Inc., are guarantors of the certain non-recourse carve-outs under 667 Madison Avenue Loan.

o     ESCROWS. At origination, the borrower deposited $63,200 into a reserve account to cover certain deferred maintenance conditions at the 667
      Madison Avenue Property. The borrower also delivered $1,358,118 into escrow with the lender to cover certain tenant improvements and leasing commissions payable with respect to the 667 Madison Avenue Property. The escrow was comprised of a cash reserve in the amount of $591,632 and a letter of credit in the amount of $766,486. The loan documents require monthly escrows for real estate taxes and insurance. In addition, during any period of time in which the borrower is not directly or indirectly
      100% owned and controlled by The Hartz Group, Inc., the loan documents require the reserve of monthly escrows for tenant improvements, leasing conditions and capital expenditures.

o     LOCK BOX AND CASH MANAGEMENT. The 667 Madison Avenue Loan requires a hard lockbox, which is already in place. The loan documents require the borrower to direct tenants to pay their rents directly to a lender-controlled lockbox account. The loan documents also require that all cash revenues relating to the property and all other money received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt. On each business day, all funds on deposit in the lockbox account are swept to a cash management account under the control of the lender. Provided no event of default is continuing, on each business day, all funds in the cash management account in excess of the monthly debt service, any reserves required under the loan documents and all other amounts then due to the lender will be remitted to an account specified by the borrower. During the continuance of an event of default under the 667 Madison Avenue Loan, the lender may apply any funds in the cash management account to the obligations of the borrower under the 667 Madison Avenue Loan in such order of priority as the lender may determine.

o     PROPERTY MANAGEMENT. The 667 Madison Avenue Property is currently managed by Hartz Mountain Industries, Inc., an affiliate of the borrower, pursuant to a management agreement. Under the management agreement, the borrower pays a management fee in the amount up to 3% of the revenues from the 667
      Madison Avenue Property. The lender may require the borrower to replace the property manager if an event of default under the 667 Madison Avenue
      Loan has occurred, the property manager becomes insolvent or upon a material default by the property manager under the property management agreement.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

o     TERRORISM INSURANCE. The loan documents require that the "all risk"
      insurance policies required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 667 Madison Avenue Property. In addition, the borrower is required to maintain business interruption insurance covering a period of not less than 18 months from the occurrence of a casualty, plus an extended period of indemnity for 12 months after restoration. The borrower must maintain this terrorism coverage if the Terrorism Risk Insurance Act of 2002
      ("TRIA") or a similar statute is in effect. If at any time TRIA or a similar statute is not in effect and terrorism coverage is commercially available, the borrower is required to maintain coverage, but is not required to pay a premium of more than two times the then-current property and business interruption insurance premium payable with respect to the
      667 Madison Avenue Property. The borrower is permitted to maintain terrorism coverage through a blanket policy. See "Risk Factors--Risk

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -47-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 667 MADISON AVENUE
--------------------------------------------------------------------------------

      Related to the Underlying Mortgage Loans--The Absence of or Inadequacy of
      Insurance Coverage on the Mortgaged Properties May Adversely Affect
      Payments on Your Certificates" in the prospectus supplement.

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -48-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - TIAA REXCORP LONG ISLAND PORTFOLIO
--------------------------------------------------------------------------------

                  [PHOTO OF TIAA REXCORP LONG ISLAND PORTFOLIO]

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -49-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - TIAA REXCORP LONG ISLAND PORTFOLIO
--------------------------------------------------------------------------------

                   [MAP OF TIAA REXCORP LONG ISLAND PORTFOLIO]

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -50-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - TIAA REXCORP LONG ISLAND PORTFOLIO
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                           5
Location (City/State)                                     Long Island, New York
Property Type                                                            Office
Size (sf)                                                             1,178,081
Percent Leased as of December 8, 2006                                     88.2%
Year Built/Year Renovated                                 1984-2006 / 1999-2000
Appraisal Value                                                    $381,700,000
Underwritten Occupancy                                                    90.7%
Underwritten Revenues                                               $35,747,510
Underwritten Total Expenses                                         $15,436,423
Underwritten Net Operating Income (NOI)                             $20,311,087
Underwritten Net Cash Flow (NCF)                                    $19,150,039
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION

Originator                                                                 GCFP
Cut-off Date Principal Balance                                     $235,900,000
Cut-off Date Principal Balance PSF/Unit                                 $200.24
Percentage of Initial Mortgage Pool Balance                                3.6%
Number of Mortgage Loans                                                      1
Type of Security                                                 Fee Simple and
                                                                      Leasehold
Mortgage Rate                                                            5.647%
Original Term to Maturity (Months)                                          120
Original Amortization Term (Months)                               Interest Only
Cut-off Date LTV Ratio                                                    61.8%
LTV Ratio at Maturity                                                     61.8%
Underwritten DSCR on NOI                                                  1.50x
Underwritten DSCR on NCF                                                  1.41x
-------------------------------------------------------------------------------

o     THE LOAN. The mortgage loan (the "TIAA REXCORP LONG ISLAND PORTFOLIO
      LOAN") is evidenced by a single note and is secured by first mortgages encumbering five class A office buildings located on Long Island, New York consisting of 1,178,081 sf (the "TIAA REXCORP LONG ISLAND PROPERTIES").
      The TIAA RexCorp Long Island Portfolio Loan represents approximately 3.6%
      of the initial mortgage pool balance and 3.9% of the initial sub-pool 1 balance. The TIAA RexCorp Long Island Portfolio Loan was originated on
      January 25, 2007, has an original principal balance and a principal as of the cut-off date of $235,900,000, and has an interest rate of 5.647% per annum. The DSCR and LTV on the TIAA RexCorp Long Island Portfolio Loan are
      1.41x and 61.8%, respectively. The proceeds of the TIAA RexCorp Long
      Island Portfolio Loan were used by the borrower to acquire the TIAA
      RexCorp Long Island Properties along with 10 other properties for a total portfolio acquisition price of approximately $1.14 billion.

      The TIAA RexCorp Long Island Portfolio Loan had an initial term of 120 months, has a remaining term of 119 months and requires payments of interest only for the entire term. The scheduled maturity date is February
      6, 2017. Voluntary prepayment of the TIAA RexCorp Long Island Portfolio
      Loan is prohibited prior to the payment date of November 6, 2016 and permitted on such payment date and thereafter without penalty. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted from April 6, 2009 (the "TIAA REXCORP LONG ISLAND PORTFOLIO
      INITIAL DEFEASANCE DATE").

o     THE PROPERTIES. The TIAA RexCorp Long Island Properties consist of five office properties on Long Island, New York. The following table presents certain information relating to the TIAA RexCorp Long Island Properties:

                                                                                    YEAR BUILT        PERCENT
                                                      ALLOCATED         SIZE          / YEAR          LEASED
      PROPERTY NAME               LOCATION           LOAN AMOUNT        (SF)         RENOVATED        12/2006
-------------------------      ---------------    ----------------   ----------    ------------     ----------

58 South Service Road            Melville, NY      $ 76,000,000        298,429         2001            83.1%
68 South Service Road            Melville, NY        70,000,000        300,218         2006            84.8%
395 North Service Road           Melville, NY        39,000,000        198,789         1988            98.9%
50 Charles Lindbergh
Boulevard                        Uniondale, NY       27,400,000        235,958       1984/2000         92.5%
48 South Service Road            Melville, NY        23,500,000        144,687       1986/1999         83.8%
                                                   ------------      ---------                       ------
TOTAL / AVERAGE                                    $235,900,000      1,178,081                         88.2%

      58 SOUTH SERVICE ROAD is a four-story, 298,429 sf class-A office building located in Melville, New York. Built in 2001, amenities at the property include a concierge and a cafe. The buildings located at 58 South Service
      Road and 68 South Service Road are collectively known as RexCorp Executive
      Park. Parking is provided at a ratio of 4.0 spaces per 1,000 sf. Major tenants at the property include Zurich American Insurance (21% of

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -51-          [LOGO] RBS GREENWICH CAPITAL

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      NRA), Salomon Smith Barney (13% of NRA) and Hain Celestial Group (12% of
      NRA). The property is subject to a local government program of payment in lieu of taxes (often known as a PILOT program), which expires on February
      28, 2012.

      68 SOUTH SERVICE ROAD is four-story, 300,218 sf class-A office building built in 2006 and located in Melville, New York. The building is situated on a 14.6-acre site and has a parking a ratio of 8.0 spaces per 1,000 sf.
      Amenities at the property include a concierge. Tenants at the property include Citibank (65.5% of the building's NRA) and HQ Global (12% NRA).
      The property is subject to a PILOT program, which expires on February 28,
      2012.

      395 NORTH SERVICE ROAD is a four-story, 198,789 sf class-A office building located in Melville, New York. Built in 1988, the building is located in the Broadhollow Melville Corridor, a central location in Long Island, New
      York. Amenities at the property include a conferencing facility and a fitness center. Parking is provided at a ratio of 4.0 spaces per 1,000 sf.
      Major tenants at the property include JP Morgan Chase (26% of NRA) and
      Ernst & Young (13% of NRA). The 7.5-acre site is leased from BEWCO Corp.
      under a ground lease that commenced June 15, 1985 and which has an expiration date of June 14, 2033. A new ground lease agreement executed in
      1987 is expected to commence on June 15, 2033 and expire on June 14, 2081.
      The current ground rent payment is $393,550 per annum ($52,473/acre).
      Payments under the ground lease are subject to adjustment every 10 years based on the appraised value of the land as if vacant, subject to a minimum and maximum rent per acre. The next ground rent adjustment is effective June 2010, with a minimum rent per acre of $30,000 and a maximum of $65,000 per acre per annum.

      50 CHARLES LINDBERGH BOULEVARD is a six-story, 235,958 sf Class A office building known as Nassau West Corporate Center and located in Uniondale,
      New York. The property was constructed in 1984. Amenities include a cafe and health club. Parking is provided at a ratio of 5.0 spaces per 1,000
      sf. The largest tenants are Liberty Mutual Insurance (13% of NRA) and HQ
      Global Workplaces (13% of NRA). The 9.125-acre site is leased from the
      County of Nassau under a ground lease that commenced in 1981 and has an initial expiration date of June 27, 2018 with five additional 10 year options followed by one 14 year option. The current ground rent payment is
      $182,500 ($20,000/acre), increasing to $205,312 per annum ($22,500/acre)
      in July 2008 for the remainder of the term, including extensions.

      48 SOUTH SERVICE ROAD is a four-story, 144,687 sf class-A office building located in Melville, New York. Built in 1986, the building features a fitness center and conferencing center. Parking is provided at a ratio of
      4.0 spaces per 1,000 sf. The largest tenant at the property is New York
      Community Bank (29% of NRA).

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -52-          [LOGO] RBS GREENWICH CAPITAL

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     The following table presents certain information relating to the major tenants at the TIAA RexCorp Long Island Properties:

                                                                                      % OF TOTAL    ANNUALIZED
                             CREDIT RATING                              ANNUALIZED     ANNUALIZED   UNDERWRITTEN
                             (FITCH/MOODY'S/    TENANT                 UNDERWRITTEN   UNDERWRITTEN   BASE RENT
      TENANT NAME               S&P)(1)          NRSF      % OF NRSF   BASE RENT ($)   BASE RENT     ($ PER SF)    LEASE EXPIRATION
---------------------        ---------------   --------    ---------   -------------  ------------   -----------   ----------------

Citibank                       AA+/Aaa/AA       241,123      20.5%     $ 6,133,333       21.0%       $ 25.44         1/1/2013 and
                                                                                                                       3/31/2022
Vytra Healthcare LI Inc.        NR/NR/NR         97,381       8.3%       2,213,880        7.6%         22.73          12/31/2007
Zurich American Insurance       NR/NR/A+         62,691       5.3%       2,194,154        7.5%         35.00           5/1/2010
HQ Global Workplaces            NR/NR/NR         66,501       5.6%       1,905,332        6.5%         28.65         6/1/2008 and
                                                                                                                      12/31/2018
JP Morgan Chase                A+/Aa3/A+         51,787       4.4%       1,854,299        6.3%         35.81           3/31/2011
TOTAL LARGEST TENANTS                           519,483      44.1%      14,300,998       48.9%         27.53
Remaining Tenants                               519,044      44.1%      14,947,928       51.1%         28.80
Vacant Space                                    139,554      11.8%
                                              ---------     ------     -----------     -------       -------
TOTAL ALL TENANTS                             1,178,081     100.0%     $29,248,926      100.0%       $ 28.16
                                              =========     ======     ===========     =======       =======

(1)   Certain ratings are those of the pare nt company whether or not the parent guarantees the lease.

      The following table presents certain information relating to the lease rollover schedule at the TIAA RexCorp Long Island Properties:

                                                 LEASE EXPIRATION SCHEDULE(1)

                                                                                                 % OF TOTAL      ANNUALIZED
                                                                              ANNUALIZED         ANNUALIZED     UNDERWRITTEN
                               EXPIRING       % OF         CUMULATIVE        UNDERWRITTEN       UNDERWRITTEN     BASE RENT
  YEAR ENDING DECEMBER 31,       NRSF      TOTAL NRSF     OF TOTAL NRSF     BASE RENT ($)        BASE RENT       ($ PER SF)
---------------------------   ----------   ----------   ---------------     --------------      ------------    ------------

2007(2)                        152,718         13.0%         13.0%           $ 3,897,706            13.3%         $ 25.52
2008                            61,150          5.2%         18.2%             1,258,360             4.3%           20.58
2009                            65,867          5.6%         23.7%             1,974,177             6.7%           29.97
2010                           177,645         15.1%         38.8%             5,919,885            20.2%           33.32
2011                            79,662          6.8%         45.6%             2,822,527             9.7%           35.43
2012                            64,849          5.5%         51.1%             2,259,202             7.7%           34.84
2013                            72,956          6.2%         57.3%             2,364,114             8.1%           32.40
2014                            48,651          4.1%         61.4%             1,476,632             5.0%           30.35
2015                                 0          0.0%         61.4%                     0             0.0%            0.00
2016                            29,113          2.5%         63.9%               909,162             3.1%           31.23
2017 & Thereafter              285,916         24.3%         88.2%             6,367,161            21.8%           22.27
Vacant                         139,554         11.8%        100.0%                     0             0.0%               0
                             ---------        ------                       -------------           ------         -------
TOTAL                        1,178,081        100.0%                        $ 29,248,926           100.0%         $ 28.16

(1)   Calculated based on approximate square footage occupied by each tenant.

o     THE BORROWER. The borrowers (collectively the "TIAA REXCORP LONG ISLAND
      BORROWERS") are 4 single-asset, special-purpose, bankruptcy-remote entities, each with an independent director (there are a total of 5 properties; one of the TIAA RexCorp Long Island Borrowers owns two of the properties). Legal counsel to each of the TIAA RexCorp Long Island
      Borrowers delivered a non-consolidation opinion in connection with the origination of the TIAA RexCorp Long Island Portfolio Loan. The sponsor of the TIAA RexCorp Long Island Borrowers is Tri-State Prime Property Venture
      LLC ("PRIME") which is the guarantor under the non-recourse carveouts for the TIAA RexCorp Long Island Portfolio Loan. A subsidiary of Teachers
      Insurance and Annuity Association - College Retirement Equities Fund
      ("TIAA-CREF") owns 85% of the TIAA RexCorp Long Island Properties.
      TIAA-CREF is one of the largest institutional real estate investors in the nation, with a global portfolio of direct or indirect investment of approximately $59 billion. Headquartered in New York City, TIAA-CREF has major offices in Charlotte and Denver as well as dozens of smaller offices in communities nationwide. TIAA-CREF is one of the world's largest retirement systems, with more than $380 billion in

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -53-          [LOGO] RBS GREENWICH CAPITAL

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TEN LARGEST MORTGAGE LOANS - TIAA REXCORP LONG ISLAND PORTFOLIO
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      combined assets under management (as of June 30, 2006). RexCorp Realty LLC
      (an entity established by Scott Rechler, Michael Maturo and Jason Barnett,
      the former executives of Reckson Associates Realty Corp. and other senior management of Reckson Associates Realty Corp.) and Marathon Real Estate
      Opportunity Fund ("MARATHON") own a combined 7.5% of the TIAA RexCorp Long
      Island Properties. Marathon is an open-ended fund that launched in August
      2004. The fund is co-headed by Jon Halpern and Ron Bernstein and has assets under management of approximately $350 million. Charles Wang, the founder and retired chairman of the Board of CA, Inc., owns 7.5% of the
      TIAA RexCorp Long Island Properties. Mr. Wang has over $250 million of real estate holdings across the country, but which are primarily focused on Long Island.

      In addition to other customary equity transfer provisions (which allow, among other things, TIAA-CREF (or entities controlled by TIAA-CREF),
      Marathon (or entities controlled by Marathon) and/or any one or more of
      Scott Rechler, Michael Maturo and Jason Barnett to control the TIAA
      RexCorp Long Island Borrowers), the TIAA RexCorp Long Island Portfolio
      Loan documents permit the transfer of a controlling interest (i.e., the controlling interest held by Scott Rechler, Michael Maturo, Jason Barnett and Marathon at closing) in the TIAA RexCorp Long Island Borrowers provided that (a) the transferee is (or is controlled by) an entity that meets certain eligibility criteria set forth in the TIAA RexCorp Long
      Island Portfolio Loan documents (including having assets in excess of $1 billion and capital/statutory surplus or shareholder's equity in excess of
      $500 million); (b) after any such transfer, the Properties are managed by a manager that meets certain eligibility requirements (including at least five (5) years' experience in the management of commercial properties with similar uses as the TIAA RexCorp Long Island Properties in the New York
      Metropolitan area); and (c) in the case of a transfer to an entity unaffiliated with the TIAA RexCorp Long Island Borrowers, the payment of a transfer fee ($100,000 with respect to the first such transfer and 0.25%
      of the then outstanding principal amount of the TIAA RexCorp Long Island
      Portfolio Loan for each subsequent transfer), (y) payment of all legal and other out-of-pocket costs reasonably incurred by the lender in connection with such transfer and (z) the execution and delivery of a replacement recourse guaranty from a pre-approved transferee or another person or entity (i) acceptable to the lender in its reasonable discretion and (ii)
      receipt of a rating agency confirmation letter.

o     RELEASE OF COLLATERAL. The TIAA RexCorp Long Island Portfolio Loan permits the release of any one or more of the TIAA RexCorp Long Island Properties after the TIAA RexCorp Long Island Portfolio Initial Defeasance Date,
      subject to the satisfaction of certain conditions, including (i) the delivery of defeasance collateral in an amount equal to (a) 105% of the allocated loan amount for the property being released, if the allocated loan amount for the property being released (when combined with the allocated loan amounts of any prior properties released) is less than or equal to $94,360,000 or (b) 115% of the allocated loan amount for the property being released, if the property being released (when combined with the allocated loan amounts of any prior properties released) is greater than $94,360,000, (ii) no event of default then exists (other than an event of default which is being cured simultaneously therewith); (iii)
      that, after giving effect to such release and defeasance, the DSCR
      (calculated using actual cash flow and the actual debt service constant)
      for all of the remaining TIAA RexCorp Long Island Properties is no less than 1.20x, (iv) if the date of the proposed release occurs on or after
      February 6, 2015, after giving effect to such release and partial defeasance, the aggregate LTV for all of the then remaining properties is not greater than 61.8% and (v) the satisfaction of certain other standard conditions as specified in the TIAA RexCorp Long Island Portfolio Loan documents. If the date of a proposed release occurs on or after February
      6, 2014, such release will only be permitted in connection with a sale of such TIAA RexCorp Long Island Properties which is pursuant to an arms'
      length agreement with a third-party not affiliated with any TIAA RexCorp
      Long Island Borrower and in which no TIAA RexCorp Long Island Borrower and no affiliate of any TIAA RexCorp Long Island Borrower has any controlling interest or any beneficial or economic interest in excess of 25% of the entire beneficial and economic interests in such third-party.

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -54-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9
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TEN LARGEST MORTGAGE LOANS - TIAA REXCORP LONG ISLAND PORTFOLIO
--------------------------------------------------------------------------------

o     SUBSTITUTION OF COLLATERAL. Prior to August 6, 2016, the TIAA RexCorp Long
      Island Portfolio Loan permits the release of one (or two, in the case of a simultaneous release/substitution of the 58 and 68 South Service Road properties only) of the TIAA RexCorp Long Island Properties by simultaneously substituting one (or two, in the case of a simultaneous release/substitution of the 58 and 68 South Service Road properties)
      property, subject to the satisfaction of certain conditions set forth in the TIAA RexCorp Long Island Portfolio Loan documents, including, without limitation, that (i) the TIAA RexCorp Long Island Borrowers have paid to the lender (A) a fee equal to the greater of (x) 0.25% of the allocated loan amount for the TIAA RexCorp Long Island Property(ies) being released and (y) $50,000 and (B) all costs and expenses incurred by the lender;
      (ii) the lender has received an appraisal, which is not more than 90 days old, of the substitute property(ies) indicating an aggregate fair market value of the substitute property(ies) that is equal to or greater than the fair market value of the released property(ies), (iii) after giving effect to the applicable release(s) and substitution(s), the DSCR (calculated using actual cash flow and the actual debt service constant) for all of the remaining TIAA RexCorp Long Island Properties is not less than 1.20x, provided that the TIAA RexCorp Long Island Borrowers may partially defease the TIAA RexCorp Long Island Portfolio Loan in an amount necessary to meet this DSCR condition simultaneously with the release(s) and substitution(s)
      in question, (iv) after giving effect to the applicable release(s) and substitution(s), the aggregate LTV for the remaining TIAA RexCorp Long
      Island Properties and the substitute property(ies) is not greater than
      80%, (v) the lender has received confirmation from each rating agency that the substitution would not cause the downgrade, withdrawal or qualification of any rating then assigned to any outstanding certificates, and (vi) the weighted average of the then remaining unexpired terms of the leases in effect at the substitute property(ies) will either (x) be equal to or longer than the weighted average of the then remaining unexpired terms of the leases in effect at the released property(ies), or (y) expire no earlier than February 6, 2019; provided that, in the event that the fair market value of the substitute property(ies) is less than the fair market value of the released property(ies), the TIAA RexCorp Long Island
      Borrowers may, in order to satisfy the condition described in clause (ii)
      above, partially defease the TIAA RexCorp Long Island Portfolio Loan in an amount at least equal to the difference between the fair market value of the released property(ies) and the fair market value of the substitute property(ies) up to 30% of the fair market value of the released property(ies)).

o     ESCROWS AND RESERVES. The TIAA RexCorp Long Island Loan provides for upfront and ongoing reserves as follows:

      Tax and Insurance Reserve: The TIAA RexCorp Long Island Borrowers are
      required to make monthly contributions into a tax and insurance reserve account in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay impositions, such as taxes and insurance premiums, over the succeeding twelve months.

      Ground Rent Reserve: The TIAA RexCorp Long Island Borrowers are required to make monthly contributions into a ground rent reserve account in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay ground rent payments over the succeeding twelve months.

      Capital Expense and Leasing Reserves: The TIAA RexCorp Long Island
      Borrowers will be required to make monthly contributions into a capital expenditure and leasing reserve account if (i) the subsidiary of TIAA-CREF
      (or other controlled affiliates of TIAA-CREF) described above no longer owns at least 50% of the aggregate equity interests in the TIAA RexCorp
      Long Island Borrowers and the lender has not determined that the transferee(s) of such interests are sufficiently creditworthy, to warrant the continued non-collection of capital expenditure and leasing reserves and (ii) the LTV of the TIAA RexCorp Long Island Portfolio Loan is greater than 65%. Notwithstanding the foregoing, with respect to each of the TIAA
      RexCorp Long Island Properties each of the required reserves for such TIAA
      RexCorp Long Island Property may be suspended if 95% of such

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -55-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - TIAA REXCORP LONG ISLAND PORTFOLIO
--------------------------------------------------------------------------------

      TIAA RexCorp Long Island Property is leased pursuant to a "triple net"
      lease to a tenant that (1) has a credit rating of at least "BBB-" by S&P
      (or its equivalent by Fitch or Moody's) or such tenant (or the guarantor of any such tenant's obligations under its lease) is otherwise creditworthy in the lender's reasonable judgment, (2) is required to pay, and actually pays, the costs otherwise payable from the reserves described in this paragraph and (3) satisfies certain other conditions set forth in the TIAA RexCorp Long Island Portfolio Loan documents.

      Letter of Credit: The TIAA RexCorp Long Island Borrowers are also permitted to post letters of credit in lieu of funding the real estate taxes, insurance and ground rent reserves. Such letters of credit must be issued by (i) JPMorgan Chase, N.A., (ii) another financial institution having long term unsecured debt obligations rated at least "AA" by Fitch and S&P and "Aa2" by Moody's or (iii) any other financial institution acceptable to the lender in its reasonable discretion.

o     LOCK BOX AND CASH MANAGEMENT. The TIAA RexCorp Long Island Portfolio Loan
      requires a hard lock box, which is already in place. The TIAA RexCorp Long
      Island Portfolio Loan documents require the TIAA RexCorp Long Island
      Borrowers to direct tenants to pay their rents directly to a lender controlled lockbox account. The TIAA RexCorp Long Island Portfolio Loan documents also require that all rents received by (or on behalf of) the
      TIAA RexCorp Long Island Borrowers or the property manager be deposited into such lender-controlled lockbox account (as well as any other rents, receipts, certain security deposits or payments related to lease termination or default) within two business day after receipt and that funds deposited in such lender-controlled lockbox account be swept on a daily basis into the TIAA RexCorp Long Island Borrowers' operating account unless (i) a mezzanine loan permitted under the TIAA RexCorp Long Island
      Portfolio Loan documents is outstanding, in which case such amounts will be applied through the cash management "waterfall" established under TIAA
      RexCorp Long Island Portfolio Loan or (ii) an event of default is continuing, in which case, such amounts will either be swept into another account controlled by lender and held as cash collateral for the TIAA
      RexCorp Long Island Portfolio Loan (which amounts lender may (but is not required to) apply to prepay a portion of the TIAA RexCorp Long Island
      Portfolio Loan) or applied by the lender (at the lender's option) in accordance with the above referenced cash management "waterfall".

o     PROPERTY MANAGEMENT. RexCorp Property Management LLC, an affiliate of the
      TIAA RexCorp Long Island Borrowers, is the property manager for all of the
      TIAA RexCorp Long Island Properties. The property manager receives a management fee on the TIAA RexCorp Long Island Properties equal to 3.0% of gross revenues from the TIAA RexCorp Long Island Properties. The lender may require that the TIAA RexCorp Long Island Borrowers terminate the property manager following one or more of the following events: (i) an event of default is continuing under the TIAA RexCorp Long Island
      Portfolio Loan, (ii) the property manager is in material default under the applicable management agreement(s) beyond applicable notice and cure periods, or (iii) upon the gross negligence, malfeasance or willful misconduct of the property manager that results in a material adverse effect on the TIAA RexCorp Long Island Property(ies) in question and/or any of the TIAA RexCorp Long Island Borrowers.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. There is currently no mezzanine or subordinate indebtedness. The TIAA RexCorp Long Island Portfolio Loan documents permit mezzanine financing from an entity that meets certain eligibility criteria set forth in the TIAA RexCorp Long Island Portfolio
      Loan documents or an entity approved by the lender and the rating agencies to the holder or holders of all of the direct and indirect ownership interests in the TIAA RexCorp Long Island Borrowers, provided that the mezzanine lender enters into an intercreditor agreement with lender and that the approved mezzanine loan: (i) will be in an amount that when added to the TIAA RexCorp Long Island Portfolio Loan, will result in an aggregate LTV of the TIAA RexCorp Long Island Properties of no greater than 85%, (ii) will result in the TIAA RexCorp Long Island Properties having an aggregate DSCR of not less than 1.00x (based on actual net operating income and an

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -56-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9
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      assumed 7.50% debt service constant), (iii) has a market interest rate and is otherwise on terms and conditions reasonably acceptable to the lender and evidenced by TIAA RexCorp Long Island Portfolio Loan documents which have been reasonably approved by the lender, (iv) is not secured by any collateral securing the TIAA RexCorp Long Island Portfolio Loan, (v)
      creates no obligations or liabilities on the part of the TIAA RexCorp Long
      Island Borrowers and results in no liens on any portion of any TIAA
      RexCorp Long Island Property or any other collateral securing the TIAA
      RexCorp Long Island Portfolio Loan and (vi) either (A) has a term expiring on the February 6, 2017 if after giving effect to such mezzanine loan, the aggregate DSCR (based on actual net operating income and an assumed 7.50%
      debt service constant) of the TIAA RexCorp Long Island Properties is less than 1.08x or (B) has a term expiring no earlier than February 6, 2012 if after giving effect to such mezzanine loan, the aggregate DSCR (based on actual net operating income and an assumed 7.50% debt service constant) of the TIAA RexCorp Long Island Properties is greater than or equal to 1.08x.

o     TERRORISM INSURANCE. The TIAA RexCorp Long Island Portfolio Loan documents require the TIAA RexCorp Long Island Borrowers to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the TIAA
      RexCorp Long Island Properties, provided such coverage is available. In the event that coverage for terrorism is not included as part of the "all risk" property policy, the TIAA RexCorp Long Island Borrowers will be required to obtain coverage for terrorism (in the form of stand alone coverage) to the extent available, in an amount equal to 100% of the replacement cost of the TIAA RexCorp Long Island Properties, subject to a premium cap of $916,080, adjusted annually by a percentage equal to the increase in the "consumer price index". See "Risk Factors--Risk Related to the Underlying Mortgage Loans--The Absence of or Inadequacy of Insurance
      Coverage on the Mortgaged Properties May Adversely Affect Payments on Your
      Certificates" in the prospectus supplement.

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -57-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9
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                           [PHOTO OF PEACHTREE CENTER]

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -58-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9
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                            [MAP OF PEACHTREE CENTER]

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -59-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9

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--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                           3
Location (City/State)                                          Atlanta, Georgia
Property Type                                                   Office / Retail
Size (sf)                                                             2,548,655
Percentage Occupancy as of January 1, 2007                                64.2%
Year Built                                                              Various
Appraisal Value                                                    $221,800,000
Underwritten Occupancy                                                    85.0%
Underwritten Revenues(1)                                             43,589,447
Underwritten Total Expenses(1)                                       20,942,154
Underwritten Net Operating Income (NOI)(1)                           22,647,293
Underwritten Net Cash Flow (NCF)(1)                                  19,654,782
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
Originator                                                                 GCFP
Cut-off Date Principal Balance                                     $207,600,000
Cut-off Date Principal Balance PSF/Unit                                  $81.45
Percentage of Initial Mortgage Pool Balance                                3.2%
Number of Mortgage Loans                                                      1
Type of Security                                         Fee Simple / Leasehold
Mortgage Rate                                                            6.044%
Original Term to Maturity (Months)                                           66
Original Amortization Term (Months)                               Interest Only
Cut-off Date LTV Ratio(2)                                                 78.0%
LTV Ratio at Maturity(2)                                                  78.0%
Underwritten DSCR on NOI(1)                                               1.78x
Underwritten DSCR on NCF(1)                                               1.54x
--------------------------------------------------------------------------------

(1)   The GCFP underwritten NCF assumes the lease-up of vacant the office and retail space to a market occupancy of 85% at the Peachtree Center
      Property. GCFP leased-up the vacant space based on a weighted average market rent of $18 psf FSG at Marquis, $16.31 psf FSG at 4-Pack, and
      $28.50 psf FSG at the Peachtree Center Mall properties. Exclusive of this adjustment, the NCF would be $13,813,716 and DSCR would be 1.08x. The DSCR based on the Peachtree Center Loan net of the Debt Service Reserve,
      Leasing Reserve and Capital Improvement Reserve (described below) would be
      1.36x.

(2)   LTV calculated adding $44,477,863 in total Capital Improvements, Leasing and Debt Service reserves held by lender.

o     THE LOAN. The mortgage loan (the "PEACHTREE CENTER LOAN") is evidenced by a single note and is secured by first mortgages encumbering a 2.5 million sf office/retail complex within the central business district of Atlanta,
      Georgia (the "PEACHTREE CENTER PROPERTY"). The Peachtree Center Loan
      represents approximately 3.2% of the initial mortgage pool balance and
      3.4% of the initial sub-pool 1 balance. The Peachtree Center Loan was originated on December 6, 2006, has an original principal balance and a principal balance as of the cut-off date of $207,600,000, and an interest rate of 6.044%. The DSCR and LTV on the Peachtree Center Loan are 1.54x
      and 78.0%, respectively. The proceeds of the Peachtree Center Loan were used to acquire the Peachtree Center Property for approximately $214.9 million (inclusive of some funded landlord obligations), fund $44.9 million of reserves, and pay approximately $2.5 million of closing costs, for a total cost of $262.3 million. Including reserves, escrows and closing costs, the borrowers contributed approximately $54.7 million in equity to the PEACHTREE CENTER PROPERTY at origination.

      The Peachtree Center Loan had an initial term of 66 months, has a remaining term of 64 months and requires payments of interest only for the entire term. The scheduled maturity date is July 6, 2012. Voluntary prepayment of $75 million of the Peachtree Center Loan is permitted at any time subject to the payment of a yield maintenance premium. Voluntary prepayment of the remaining $132.6 million of the Peachtree Center Loan is prohibited prior to the payment date of April 6, 2012 and permitted thereafter without penalty. Defeasance of $132.6 million of the Peachtree
      Center Loan with United States government securities is permitted from
      April 6, 2009.

o     THE PROPERTY. The Peachtree Center Property is comprised of (i) the fee interest in two class-A- office towers ("MARQUIS ONE" and "MARQUIS TWO"
      and collectively, "MARQUIS") (totaling 946,115 sf) and the Courtland
      Garage, (ii) a leasehold interest (and fee interest, with respect to parking) in four class-B office buildings ("4-PACK") (totaling 1,468,514
      sf), the Peachtree and International Garages, and (iii) a leasehold interest in the Peachtree Center Mall (the "PEACHTREE CENTER MALL")
      (totaling 134,026 sf), all located in the central business district of
      Atlanta, Georgia. The Peachtree Center Property spans three blocks along the east side of Peachtree Street atop the Peachtree Center Metropolitan
      Atlanta Rapid Transit Authority ("MARTA") stop. MARTA provides direct covered access to the Peachtree Center Property along the system's
      North/South line, which runs south to the airport and north to the highly populated Midtown, Buckhead, and Sandy Springs submarkets. The Peachtree
      Center Property is located within blocks of over 8.2 million square feet of convention space and

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -60-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9

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      11,000 hotel rooms, including the Marriott Marquis Hotel, the Westin
      Peachtree Plaza, Ritz Carlton, Hilton, and Sheraton.

      MARQUIS

      Marquis One is a 28-story, 474,460-sf Class A- office tower located on the northeast corner of Peachtree Center Avenue and Harris Street. The building is directly connected to both the Harris Tower and the Marriott
      Marquis Hotel. Originally built in 1985, the property features approximate
      18,000-sf floor plates and 141 parking below grade spaces. Marquis One is currently 64.6% leased.

      Marquis Two, the mirror image property of Marquis One, is a of 28-story,
      471,655 sf class A office building with 115 dedicated below grade parking spaces situated on the opposite (north) side of the Marriott Marquis.
      Originally built in 1988, the building is 68.3% leased, the majority of which is three tenants.

      4-PACK

      Harris Tower is a 27-story, 414,213 sf Class B office building originally developed in 1976. The property is encumbered by two ground leases. The approximate 15,000 sf floor plates are ideal for smaller or medium-sized full-floor users. Harris Tower features 202 dedicated parking spaces below grade. Harris Tower is located at the southwest corner of Peachtree Center
      Avenue and Harris Street and is directly connected to Marquis One, North
      Tower, the Peachtree Athletic Club, Courtland Garage, the Hyatt Regency
      Hotel and Peachtree Center Mall.

      International Tower is a 27-story, 443,295 sf Class B office building originally developed in 1974. The property is encumbered by three ground leases. International Tower is situated on the opposite (south) side of
      Peachtree Center Mall from Harris Tower and offers direct access to South
      Tower and the International Garage (via a walkway across Andrew Young
      International Boulevard).

      North Tower is a 24-story, 303,787 sf Class B office building developed in
      1969. North Tower is encumbered by one ground lease. The building sits at the southeast corner of Peachtree Street and Harris Street, on the same block as Harris Tower and International Tower, directly behind the
      Peachtree Center Mall. The property has 60 dedicated parking spaces and features direct access to the Peachtree Center MARTA station, Peachtree
      Center Mall, Harris Tower and South Tower.

      South Tower is a 24-story, 307,219 sf Class B office building developed in
      1969. The South Tower is encumbered by one ground lease. Direct access is available to the Peachtree Center Mall, International Tower, and the North
      Tower.

      PEACHTREE CENTER MALL

      Peachtree Center Mall is a four-story, 134,026-sf retail center built in
      1974. The mall includes 25,747 sf located in the Harris Tower, North
      Tower, South Tower, and International Tower ground floors (such space is not included in the office building sf shown above). The remaining space is located below ground under the 4-Pack and at the plaza level. The retail center sits along Peachtree Center Avenue and is surrounded by the
      4-Pack. Two escalators provide direct access from the mall to the
      Peachtree Center MARTA station. The property is encumbered by one ground lease.

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -61-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9

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TEN LARGEST MORTGAGE LOANS - PEACHTREE CENTER
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      PEACHTREE ATHLETIC CLUB

      The Peachtree Athletic Club is an approximately 72,000 sf building situated on top of the Courtland Garage. The square footage of this building is not included in the collateral's leaseable space as it is an amenity to the overall collateral package and is not easily convertible to other uses. The Peachtree Athletic Club is managed by Plus One. The sponsor has indicated that is may cease operations at Peachtree Athletic
      Club and build a fitness center available to its tenants within one of the existing office buildings of the collateral.

      GARAGES

      The collateral includes three parking garages, totaling 3,599 spaces
      (aside from the various parking in the individual office buildings):
      Peachtree Garage, Courtland Garage, and International Garage. The
      Peachtree Garage is encumbered by three ground leases, and the
      International Garage is encumbered by one ground lease.

      The largest tenant within the Peachtree Center Property is Deloitte
      Consulting, which occupies 127,221 sf (8.67% NRA; exp. January 31, 2012)
      in Marquis Two and has been at the Peachtree Center Property since
      November 2001. The tenant's current rental rate is $26.10 psf. Deloitte
      Consulting is a subsidiary of Deloitte Touche U.S.A. specializing in
      e-business consulting and serving businesses in health care, manufacturing, financial services, energy, the public sector and communications.

      Rogers & Hardin occupies 54,640 sf (3.72% NRA; exp. February 1, 2015) in
      International Tower. Rogers & Hardin is a law firm of approximately 50 attorneys that represents clients in a wide variety of complex business transactions and commercial disputes. International Tower serves as the firm's headquarters.

      Carlock, Copeland, Semler & Stair LLP occupies 54,603 sf (3.72% NRA; exp.
      January 17, 2020) in Marquis Two. The current lease was originally executed in September 2003 for 36,402 sf, and the tenant expanded into another full floor in January 2006. Carlock Copeland is a law firm specializing in defense litigation. Founded in 1970, the firm has three locations in Georgia and South Carolina. The firm has been within the
      Peachtree Center facility since its 1970 inception.

      Parker, Hudson, Rainer & Dobbs LLP occupies 53,160 sf (11.3% NRA; expiring
      May 31, 2013) in Marquis Two. The tenant originally took occupancy in
      43,205 sf in May 2003, expanded by 3,538 sf in May 2004 and by 6,417 sf in
      April 2006. Parker, Hudson, Rainer & Dobbs LLP is a multi-specialty law firm with practice areas in commercial lending, bankruptcy, corporate, health, litigation, real estate, and tax & employee benefits law. Parker,
      Hudson is headquartered at Peachtree Center and it has one other office in
      Tallahassee.

      Peachtree Center Mall is currently 79.7% occupied. The mortgaged property contains approximately 50-60 specialty shops catering to Peachtree Center office building employees, including banks, travel services, clothing stores, florists, optical service, hair stylist and shoe shine and repairs. The largest tenant is Brooks Brothers, renting 11,960 sf through
      March 2011. The mall's food court features six full-service restaurants and many fast-food options. The average in-place rental rate of the mall is $28.30 psf.

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -62-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9

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      The following table presents certain information relating to the major tenants at the Peachtree Center Property:

                                                                                          % OF TOTAL     ANNUALIZED
                               CREDIT RATING                              ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                              (FITCH/MOODY'S/     TENANT                 UNDERWRITTEN    UNDERWRITTEN    BASE RENT         LEASE
        TENANT NAME              S&P)(1)           NRSF      % OF NRSF   BASE RENT ($)    BASE RENT      ($ PER SF)     EXPIRATION
---------------------------   ---------------   ----------   ---------   -------------   ------------   ------------   -------------

Deloitte Consulting              NR/NR/NR         127,221       5.0%      $ 3,320,468        10.8%         $26.10        1/31/2012
Parker Hudson                    NR/NR/NR          53,160       2.1%        1,278,179         4.1%          24.04      5/31/2010 and
                                                                                                                         5/31/2013
West Group(2)                    NR/NR/NR          59,972       2.4%        1,133,471         3.7%          18.90        1/31/2008
Carlock, Copeland                NR/NR/NR          54,603       2.1%        1,064,760         3.4%          19.50        1/17/2020
Rogers & Hardin                  NR/NR/NR          54,640       2.1%          865,555         2.8%          15.84        1/31/2015
TOTAL LARGEST TENANTS                             349,596      13.7%        7,662,433        24.8%          21.92
Remaining Tenants                               1,287,759      50.5%       23,221,063        75.2%          18.03
Vacant Space                                      911,300      35.8%
                                                ----------   ---------   -------------   ------------   ------------
TOTAL ALL TENANTS                               2,548,655     100.0%      $30,883,496       100.0%         $18.86

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   The West Group, Inc., a subsidiary of a Canadian publisher, vacated its entire space in 2002 following its acquisition of the original tenant
      (American Information, Inc.) in 1999. However, the tenant has continued to pay rent.

      The following table presents certain information relating to the lease rollover schedule at the Peachtree Center Property:

                          LEASE EXPIRATION SCHEDULE(1)

                                                                                      % OF TOTAL     ANNUALIZED
                                                                      ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                            EXPIRING       % OF       CUMULATIVE     UNDERWRITTEN    UNDERWRITTEN    BASE RENT
YEAR ENDING DECEMBER 31,      NRSF      TOTAL NRSF   OF TOTAL NRSF   BASE RENT ($)    BASE RENT      ($ PER SF)
------------------------   ----------   ----------   -------------   -------------   ------------   ------------

2007                         156,957        6.2%          6.2%        $ 2,683,338         8.7%         $17.10
2008                         253,590        9.9%         16.1%          5,268,335        17.1%          20.78
2009                         168,316        6.6%         22.7%          3,555,187        11.5%          21.12
2010                         145,235        5.7%         28.4%          2,773,841         9.0%          19.10
2011                          83,609        3.3%         31.7%          1,645,961         5.3%          19.69
2012                         205,458        8.1%         39.8%          4,886,062        15.8%          23.78
2013                          55,884        2.2%         41.9%          1,205,587         3.9%          21.57
2014                          60,265        2.4%         44.3%          1,140,640         3.7%          18.93
2015                         218,619        8.6%         52.9%          3,525,933        11.4%          16.13
2016                         131,243        5.1%         58.0%          2,077,094         6.7%          15.83
2017 & Thereafter            158,179        6.2%         64.2%          2,121,518         6.9%          13.41
Vacant                       911,300       35.8%        100.0%
                           ----------   ----------                   -------------   ------------   ------------
TOTAL                      2,548,655      100.0%                      $30,883,496       100.0%         $18.86

(1)   Calculated based on approximate square footage occupied by each tenant.

o     THE BORROWERS. ACP Marquis I LLC, ACP Marquis II LLC, ACP Courtland Garage
      LLC, ACP International Garage LLC, ACP Peachtree Center LLC and ACP 161
      Peachtree Center Garage LLC, (collectively, the "PEACHTREE CENTER
      BORROWERS"), are six special purpose, bankruptcy remote entities each with two independent directors. Legal counsel to the Peachtree Center Borrowers delivered a non-consolidation opinion in connection with the origination of the Peachtree Center Loan. The sponsor of the Peachtree Center
      Borrowers is a joint venture between America's Capital Partners ("ACP")
      and DLF Immobilienportfolio Walter Fink-KG ("DLF"). ACP is a private real estate investment company founded in 1998. ACP's current office portfolio consists of 7.2 million sf. ACP owns office properties in Atlanta, North
      Carolina, Pennsylvania, Virginia, and Washington, D.C. ACP also holds a
      322,000 sf self-storage portfolio and 40.5 acres of undeveloped land in
      South Florida. DLF was formed in 2002 combining 17 separate funds created to invest in real estate in Germany and the United States. Since 2002, DLF has acquired 47 properties with an estimated market value of $688 million of which $478 million is located in the U.S. DLF's current U.S. real estate

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -63-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9

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TEN LARGEST MORTGAGE LOANS - PEACHTREE CENTER
--------------------------------------------------------------------------------

      holdings consist of 3.0 million sf of office space with an estimated market value of $478 million. All of DCF's U.S. real estate holdings are located in Georgia, Texas, and Florida with 185,000 sf located in Atlanta.
      The loan documents permit ACP (directly or through affiliates) to acquire all or portions of the direct or indirect interest of DLF and its affiliates in one or more of the Peachtree Center Borrowers, and DLF
      (directly or through affiliates) to acquire all or portions of the direct or indirect interest of ACP and its affiliates in one or more of the
      Peachtree Center Borrowers.

o     RELEASE OF COLLATERAL. The Peachtree Center Loan documents permit the release of any mortgaged property from the lien of the mortgage and the release of the related borrowers owning such mortgaged property from liability under the loan documents, subject to satisfaction of certain conditions, including: (i) either (or a combination of) prepayment with payment of prepayment consideration specified in the loan documents
      (provided that not more than $75,000,000 of the mortgage loan may be prepaid rather than defeased) and/or partial defeasance of the mortgage loan in an amount equal to the greater of (a) between 105% and 120% of the allocated loan amount for the property being released (with the applicable percentage described in this clause (a) (the "PEACHTREE ALA PERCENTAGE")
      determined as described below), or (b) between 80% and 100% (with the applicable percentage described in this clause (b) (the "PEACHTREE
      PROCEEDS PERCENTAGE") determined as described below) of either the net sales proceeds (after costs and expenses of sale) from the third party sale of the mortgaged property or, if the mortgaged property is not sold in a third party sale, the fair market value of the mortgaged property as determined by appraisal; (ii) achieving a DSCR with respect to the mortgaged properties remaining immediately after such release (calculated on the basis of a debt service constant of 7.22858% applied to the undefeased loan balance) not less than the greater of (x) the debt service coverage ratio with respect to the mortgaged properties immediately prior to such release and (y) between 1.00x and 1.20x (with the applicable debt service coverage ratio described in this clause (y) (the "PEACHTREE DSCR
      RATIO") determined as described below); and (iii) satisfaction, based upon then current appraised market values, of a loan to value ratio for the remaining mortgaged properties of not greater than the lesser of (xx) the loan to value ratio with respect to the mortgaged properties immediately prior to such release and (yy) between 75% and 80% (with the applicable loan to value ratio described in this clause (yy) (the "PEACHTREE LTV
      RATIO") determined as described below). The Peachtree ALA Percentage is either (a) 120% if the mortgaged property to be released is not being sold in a third party sale if and to the extent the total partial release prepayments and/or partial defeasance amounts in connection with the release of mortgaged properties not sold in third party sales exceeds
      $25,000,000 during the term of the loan, or otherwise (b) 105% for the portion of the prepayments and/or partial defeasances that aggregate up to the first $20,760,000 of the prepaid and/or partially defeased loan, 110%
      for the next portion of the prepayments and/or partial defeasances until the total prepayments and/or partial defeasances aggregate $51,900,000, and 115% thereafter. The Peachtree Proceeds Percentage is determined pursuant to the loan documents and is either (x) 100% if the mortgaged property to be released is not being sold in a third party sale, or otherwise (y) 90% for the portion of the prepayments and/or partial defeasances that aggregate up to the first $20,760,000 of the prepaid and/or partially defeased loan, and 80% thereafter. The Peachtree DSCR
      Ratio is determined pursuant to the loan documents and is 1.00x for the portion of the prepayments and/or partial defeasances that aggregate up to the first $20,760,000 of the prepaid and/or partially defeased loan, 1.10x for the next portion of the prepayments and/or partial defeasances until the total prepayments and/or partial defeasances aggregate $51,900,000, and 1.20x thereafter. The Peachtree LTV Ratio is determined pursuant to the loan documents and is 80% for the portion of the prepayments and/or partial defeasances that aggregate up to the first $20,760,000 of the prepaid and/or partially defeased loan, and 75% thereafter.

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -64-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9

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TEN LARGEST MORTGAGE LOANS - PEACHTREE CENTER
--------------------------------------------------------------------------------

o     GROUND LEASE/GROUND LEASE BUYOUT. Harris Tower, International Tower, North
      Tower, South Tower, Peachtree Center Mall, Peachtree Garage and
      International Garage consist of twelve separate leasehold interest under twelve separate ground leases. In the case of each ground lease, (i) the ground lessor is not required to enter into a new lease with the mortgagee if the ground lease is terminated due to a default or in connection with a bankruptcy by the ground lessee or otherwise, and (ii) the ground lessor is not required to obtain the consent of the mortgagee prior to entering into any amendment of the ground lease. The related Peachtree Center
      Borrowers have covenanted in the loan documents not to amend or terminate any of the ground leases without mortgagee consent, and the carveout guarantors have provided a personal recourse guaranty with respect to such covenant. The Peachtree Center Loan documents permit the Peachtree Center
      Borrowers to acquire the fee interest under each such respective ground lease (in whole or in part) so long as, among other things, the priority and enforceability of the lien of the mortgage is unimpaired and spreads to such acquired fee interest and Peachtree Center Borrowers delivers to lender an estoppel from ground lessor confirming the termination (partial or full) of the respective ground lease.

o     ESCROWS. The Peachtree Center Loan provides for upfront and ongoing reserves as follows:

      Tax and Insurance Reserve: On each payment date, the Peachtree Center
      Borrowers are required to make monthly contributions into a tax and insurance reserve account in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay taxes and insurance premiums, over the succeeding twelve months. The funds in such account will be used to pay for taxes and insurance premiums.

      Leasing Reserve: At closing, $26,577,863 was deposited into a leasing reserve account. The leasing reserve is available for use by the Peachtree
      Center Borrowers for approved leasing costs pursuant to certain leasing standards and criteria and, of such amount, up to $30/rsf of the leasing reserve may be used to build out "speculative space" on a rolling basis and up to $2,413,124 of the leasing reserve is available to pay leasing improvement costs and commissions for certain scheduled leases existing as of the closing date of the Peachtree Center Loan.

      Debt Service Reserve: At closing, $8,600,000 was deposited into a debt service reserve account. The debt service reserve account is available to address any debt service shortfall over the life of the Peachtree Center
      Loan. Upon the property achieving a 1.10x DSCR (using a 30-year amortization debt service constant), the balance of the debt service reserve will be released to the Peachtree Center Borrowers. If and during such time the DSCR (using a 30-year amortization debt service constant) is at least 1.00x, then after the leasing reserve has been spent for leasing the currently vacant space, funds from the debt service reserve will be available for further leasing costs, project capital, or lease or ground-lease buy outs, if any.

      Capital Improvement Reserve. At closing, $9,300,000 was deposited into the a replacement reserve account to be used for planned capital improvements at the Peachtree Center Property.

      Ground Rent Reserve. At closing, $425,524 (equal to one year of ground rent payments) was deposited into a ground lease reserve account. The ground lease reserve account shall not be available for disbursement to the Peachtree Center Borrowers, but are available to lender (in its discretion) to cure any existing or occurring default under the respective ground leases.

o     LOCK BOX AND CASH MANAGEMENT. The Peachtree Center Loan requires a hard lock box, which is already in place. The loan documents require the
      Peachtree Center Borrowers to direct tenants to pay their rents directly to a lender controlled account. The Peachtree Center Loan documents also require that all rents received by the Peachtree Center Borrowers or property manager be deposited into the lockbox account within two business

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -65-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9

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TEN LARGEST MORTGAGE LOANS - PEACHTREE CENTER
--------------------------------------------------------------------------------

      days after receipt. On each regularly scheduled payment date, any amounts remaining in the lender controlled account, after the payment of any debt service and required reserves (if any), are returned to the Peachtree
      Center Borrowers, unless (i) an event of default is continuing under the loan agreement, or (ii) the DSCR is less than 1.05x for any calendar quarter, at which point excess cash flow, after funding an additional reserve to pay operating expenses, will be swept (the "PEACHTREE CENTER
      CASH SWEEP") and held in a lender-controlled account as additional collateral for the Peachtree Center Loan. The additional collateral will be released and the Peachtree Center Sweep will terminate when either (i)
      such event of default no longer exists, or (ii) the DSCR increases above
      1.05x for two consecutive calendar quarters, as applicable.

o     PROPERTY MANAGEMENT. The Peachtree Center Property is currently managed by
      ACP Realty Services LLC, an affiliate of the Peachtree Center Borrowers, pursuant to a management agreement. ACP Realty Services LLC is a full service leasing, management and investment company. Under the Peachtree
      Center Loan, the property manager's fee can not exceed 4% of the revenue from the Peachtree Center Property. The lender may require the Peachtree
      Center Borrowers to cease managing the property or replace the property manager, as the case may be, if (i) an event of default under the
      Peachtree Center Loan has occurred; (ii) fraud, gross negligence, malfeasance or willful misconduct arising from or in connection with its performance under the management agreement; and (iii) change in control of the property manager. Leasing commissions are payable separately under a leasing agreement. CBRE is the current office leasing agent.

o     MEZZANINE FINANCING. The loan documents permit the Peachtree Center
      Borrowers' sponsor to secure mezzanine financing from a qualified transferee, subject to certain restrictions. The future mezzanine financing may be acquired if (i) the aggregate principal balances of the
      Peachtree Center Loan and the proposed mezzanine loan being no more than
      85% of the then current value of the Peachtree Center Property, (ii) the
      Peachtree Center Loan and the proposed mezzanine loan DSCR being greater than 1.20x on actual debt service (assuming a 360-month amortization schedule), (iii) the lender and mezzanine lender enter into an acceptable intercreditor agreement, and (iv) the mezzanine loan documents are otherwise acceptable to the lender, in its reasonable discretion.

o     TERRORISM INSURANCE. The Peachtree Center Property is insured against acts of terrorism as part of its "all-risk" property coverage. The loan documents require the borrowers to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the Peachtree Center
      Property, provided that such coverage is available. If terrorism coverage is not included as part of borrowers' "all risk" property policy, the
      Peachtree Center Borrowers are required to obtain coverage for terrorism
      (as stand alone coverage) in an amount equal to one hundred percent (100%)
      of the replacement cost of the Peachtree Center Property, provided that such coverage is available. With respect to any such stand-alone terrorism policy, the Peachtree Center Borrowers are not required to pay terrorism insurance premiums in an amount greater than 200% of the aggregate insurance premiums payable with respect to all of the insurance required under the loan for the last policy year in which coverage for terrorism was included as part of the "all risk" property policy, adjusted annually by a percentage equal to the "consumer price index". If the terrorism insurance premiums exceed the specified terrorism premium cap, lender may, at its option (1) purchase such stand-alone terrorism policy, with the
      Peachtree Center Borrowers paying the premiums up to the cap and the lender paying the excess or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the terrorism insurance premiums to the specified terrorism premium cap. See "Risk Factors--Risk
      Related to the Underlying Mortgage Loans--The Absence of or Inadequacy of
      Insurance Coverage on the Mortgaged Properties May Adversely Affect
      Payments on Your Certificates" in the prospectus supplement.

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -66-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9

--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - PICKWICK PLAZA
--------------------------------------------------------------------------------

                            [PHOTO OF PICKWICK PLAZA]

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -67-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9

--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - PICKWICK PLAZA
--------------------------------------------------------------------------------

                             [MAP OF PICKWICK PLAZA]

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -68-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9

--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - PICKWICK PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                           1
Location (City/State)                                    Greenwich, Connecticut
Property Type                                                            Office
Size (sf)                                                               240,149
Percentage Occupancy as of December 6, 2006                              100.0%
Year Built / Renovated                                              1974 / 1995
Appraisal Value                                                    $267,000,000
Underwritten Occupancy                                                    97.4%
Underwritten Revenues                                               $18,324,809
Underwritten Total Expenses                                          $3,854,153
Underwritten Net Operating Income (NOI)                             $14,470,656
Underwritten Net Cash Flow (NCF)                                    $14,434,634
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION

Originator                                                                 GCFP
Cut-off Date Principal Balance                                     $200,000,000
Cut-off Date Principal Balance PSF/Unit                                 $832.82
Percentage of Initial Mortgage Pool Balance                                3.0%
Number of Mortgage Loans                                                      1
Type of Security                                                     Fee Simple
Mortgage Rate                                                            6.200%
Original Term to Maturity (Months)                                          120
Original Amortization Term (Months)                               Interest Only
Cut-off Date LTV Ratio                                                    74.9%
LTV Ratio at Maturity                                                     74.9%
Underwritten DSCR on NOI                                                  1.15x
Underwritten DSCR on NCF                                                  1.15x
--------------------------------------------------------------------------------

o     THE LOAN. The mortgage loan (the "PICKWICK PLAZA LOAN") is evidenced by a single note and is secured by a first mortgage encumbering the class-A office complex located at Pickwick Plaza in Greenwich, Connecticut (the
      "PICKWICK PLAZA PROPERTY"). The Pickwick Plaza Loan represents approximately 3.0% of the initial mortgage pool balance and 3.3% of the initial sub-pool 1 balance. The Pickwick Plaza Loan was originated on
      January 10, 2007, had an original principal balance and a principal balance as of the cut-off date of $200,000,000, and an interest rate of
      6.20% per annum. The DSCR and LTV on the Pickwick Plaza Loan are 1.15x and
      74.9%, respectively. The proceeds of the Pickwick Plaza Loan were used to acquire the Pickwick Plaza Property. The proceeds of the Pickwick Plaza
      Loan facilitated the acquisition of the Pickwick Plaza Property by the borrower for a purchase price of $230 million. Including costs, reserves and escrows of approximately $9.1 million, the borrower invested approximately $39.1 million in the project at origination.

      The Pickwick Plaza Loan had an initial term of 120 months, has a remaining term of 119 months and requires payments of interest only for the entire term. The scheduled maturity date is February 6, 2017. Voluntary prepayment of the Pickwick Plaza Loan is prohibited prior to the payment date of November 6, 2016 and permitted thereafter without penalty.
      Defeasance with United States government securities is permitted from
      April 6, 2009.

o     THE PROPERTY. The Pickwick Plaza Property is a 240,149 sf pre-war 4-story multi-tenant office complex consisting of three office buildings and a small annex building that are bounded by Greenwich Avenue, US Route 1
      (Boston Post Road) and Mason Street in Greenwich, Connecticut. The
      Pickwick Plaza Property was built in 1974 and renovated in 1995. The
      Pickwick Plaza Property is located at the top of Greenwich Avenue, which is the premier shopping district in Fairfield County and is located directly off of Interstate-95 and US Route 1, and benefits from its close proximity to Greenwich's premier restaurants and retail venues.
      Additionally, the Pickwick Plaza Property has access to public transportation via Metro-North Railroad.

      As of December 6, 2006, the Pickwick Plaza Property was 100.0% occupied.
      The Pickwick Plaza Property has maintained occupancy levels of greater than 95% over the past ten years. The largest tenant, Interactive Brokers,
      Inc. (29.2% of total rentable area) leases 70,027 sf, in which it maintains its corporate headquarters.

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -69-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9

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TEN LARGEST MORTGAGE LOANS - PICKWICK PLAZA
--------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the Pickwick Plaza Property:

                                                                                          % OF TOTAL     ANNUALIZED
                               CREDIT RATING                              ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                              (FITCH/MOODY'S/     TENANT                 UNDERWRITTEN    UNDERWRITTEN    BASE RENT         LEASE
        TENANT NAME              S&P)(1)           NRSF      % OF NRSF   BASE RENT ($)    BASE RENT      ($ PER SF)     EXPIRATION
---------------------------   ---------------   ----------   ---------   -------------   ------------   ------------   -------------

Interactive Brokers             NR/NR/BBB-        70,027       29.2%     $ 4,879,695        28.0%          $69.68        1/31/2014
Merrill Lynch                   AA-/Aa3/AA-       38,375        16.0       3,207,380         18.4           83.58      3/31/2013 and
                                                                                                                         2/2/2017
General Atlantic Service         NR/NR/NR         44,455        18.5       3,057,365         17.5           68.77        4/30/2014
Corp.
DB Alex Brown LLC                AA-/A1/NR        18,544         7.7       1,237,812         7.1            66.75        3/31/2012
Morgan Stanley DW Inc.          AA-/Aa3/A+        11,415         4.8         799,050         4.6            70.00        9/30/2012
                                                ----------   ---------   -------------   ------------   ------------
TOTAL LARGEST TENANTS                            182,816        76.1     $13,181,302         75.6          $72.10
Remaining Tenants                                 57,333        23.9       4,264,017         24.4           74.37
Vacant Space                                           0         0.0                         0.0             0.00
                                                ----------   ---------   -------------   ------------   ------------
TOTAL ALL TENANTS                                240,149      100.0%     $17,445,319        100.0%         $72.64

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      The following table presents certain information relating to the lease rollover schedule at the Pickwick Plaza Property:

                          LEASE EXPIRATION SCHEDULE(1)

                                                                                      % OF TOTAL     ANNUALIZED
                                                                      ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                            EXPIRING       % OF       CUMULATIVE     UNDERWRITTEN    UNDERWRITTEN    BASE RENT
YEAR ENDING DECEMBER 31,      NRSF      TOTAL NRSF   OF TOTAL NRSF   BASE RENT ($)    BASE RENT      ($ PER SF)
------------------------   ----------   ----------   -------------   -------------   ------------   ------------

2007(2)                           0         0.0%          0.0%        $   226,200         1.3%            (2)
2008                          4,135         1.7%          1.7%            268,775         1.5%         $65.00
2009                          2,715         1.1%          2.9%            195,480         1.1%          72.00
2010                         12,043         5.0%          7.9%            895,972         5.1%          74.40
2011                         12,200         5.1%         12.9%            872,734         5.0%          71.54
2012                         40,695        16.9%         29.9%          2,778,712        15.9%          68.28
2013                         11,410         4.8%         34.6%          1,050,180         6.0%          92.04
2014                        118,393        49.3%         83.9%          8,206,757        47.0%          69.32
2015                         11,593         4.8%         88.8%            793,309         4.5%          68.43
2016                              0         0.0%         88.8%                  0         0.0%           0.00
2017 & Thereafter            26,965        11.2%        100.0%          2,157,200        12.4%          80.00
Vacant                            0         0.0%        100.0%                  0         0.0%           0.00
                           ----------   ----------                   -------------   ------------   ------------
TOTAL                       240,149       100.0%                      $17,445,319       100.0%         $72.64

(1)   Calculated based on approximate square footage occupied by each tenant.

(2)   Consists of two month-to-month leases to Pro-Park and Cablevision that are service and antenna leases that do not have any square footage allocated.

o     THE BORROWER. The borrower is Pickwick Properties LLC (the "PICKWICK PLAZA
      BORROWER"), a single asset, single-member, special purpose, bankruptcy remote Delaware limited liability company with an independent director.
      Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Pickwick Plaza Loan. Nabil and
      Fouad Chartouni (the "PICKWICK PLAZA LOAN SPONSORS") each indirectly own
      50% of the Pickwick Plaza Borrower. The Pickwick Plaza Loan has the
      standard non-recourse carveout obligations and joint and several guaranties of those obligations have been provided by the Pickwick Plaza
      Sponsors.

      Since 1979, the Pickwick Plaza Sponsors have conducted their property investment and operations through multiple, wholly owned entities. The
      Chartouni's have developed and invested in real estate projects in the
      U.S., Europe and Asia. They have or continue to directly or indirectly own and operate properties in New York City, including at 350 Madison Avenue,
      366 Madison Avenue, 509 Madison Avenue, 11 East 44th Street, and The
      Lowell Hotel. Additionally, they have invested in development parcels on
      Long Island and Connecticut,

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -70-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9

--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - PICKWICK PLAZA
--------------------------------------------------------------------------------

      The L'Ermitage Hotel in Beverly Hills, and Credicom, a publicly traded
      European property company which owned, among other investments, The
      Richemond Hotel in Geneva and The Amanresort Chain in Asia.

o     ESCROWS AND RESERVES. The Pickwick Plaza Loan provides for upfront and ongoing reserves as follows:

      Tax and Insurance Reserve: The Pickwick Plaza Borrower is required to make monthly contributions into a tax and insurance reserve account in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay impositions, such as taxes and insurance premiums, over the succeeding twelve months.

      Capital Expense Reserve: The Pickwick Plaza Borrower is required to deposit $4,000 per month ($48,000 per year) into a capital expense reserve account. Funds in this reserve account will be used for approved capital expenses at the Pickwick Plaza Property.

      Rollover Reserve: The Pickwick Plaza Borrower is required to deposit
      $20,000 per month ($240,000 per year) into a rollover reserve account.
      Also, any lease termination payment will be paid into this reserve account. Funds in this reserve account will be used for approved tenant improvement and leasing commission costs at the Pickwick Plaza Property.

      Merrill Lynch Reserve: At closing, $904,451 was deposited into a special reserve account. Since the lease with Merrill Lynch contains a free rent period from September 2007 through and including February 2008, funds in this account will (provided no event of default is continuing) be disbursed during such free rent period to replicate the rent that such tenant would otherwise be paying but for the free rent period.

o     LOCK BOX AND CASH MANAGEMENT. The Pickwick Plaza Loan provides for a hard lock box which is already in place. The loan documents also require that any rents that are received by the borrower or the property manager be deposited within two business days of receipt into this lender-controlled lockbox account. Unless a Cash Management Period (defined below) is continuing, all funds in the lockbox account are to be swept into the borrower's account. During the continuance of a Cash Management Period, all such funds in the lockbox account will be swept into a deposit account controlled by the lender for payment of debt service, all required escrow and reserve payments and lender-approved operating expenses at the
      Pickwick Plaza Property. So long as no event of default is continuing, all amounts remaining after payment of such amounts will be disbursed to the borrower's account (unless otherwise required under the documents evidencing a mezzanine loan permitted under the loan documents, in which event such excess cash will be transferred to the lender under such mezzanine loan for disbursement in accordance with the mezzanine loan documents). A "CASH MANAGEMENT PERIOD" will be continuing (i) during the continuance of an event of default or (ii) while a mezzanine loan permitted under the loan documents is outstanding.

o     PROPERTY MANAGEMENT. Pickwick Management LLC, an affiliate of the Pickwick
      Plaza Borrower, is the property manager for the Pickwick Plaza Property.
      The lender may replace the property manager (i) if an event of default under the loan agreement is continuing, (ii) if the manager is in material default under the management agreement or (iii) upon the gross negligence, malfeasance or willful misconduct of the manager. The annual management fee is 3.5% of gross revenues from the Pickwick Plaza Property, payable in monthly installments. In addition, there is also annual cleaning fee (with respect to cleaning services provided under the management agreement) of
      $440,000 per annum, payable in monthly installments to the property manager.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Although there is no mezzanine loan or subordinate indebtedness in place, the Pickwick Plaza Loan permits a future mezzanine loan subject to satisfaction of certain conditions set forth in the loan documents, including but not limited to, (i) such mezzanine loan is from an approved

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -71-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9

--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - PICKWICK PLAZA
--------------------------------------------------------------------------------

      mezzanine lender, (ii) the combined loan to then "as-is" appraised value of the Pickwick Plaza Property is less than 80%, (iii) the combined DSCR on the Pickwick Plaza Loan and the proposed mezzanine loan is no less than
      1.02x, (iv) the proposed mezzanine loan has a term expiring on or after the stated maturity date of the Pickwick Plaza Loan, (v) the mezzanine lender enters into an intercreditor agreement with the lender which is reasonably acceptable to the rating agencies, (vi) the proposed mezzanine loan is secured only by collateral that is not collateral of the Pickwick
      Plaza Loan, (vii) the proposed mezzanine loan creates no obligations
      (other than consent and/or approval obligations and other de minimis obligations) or liabilities on the part of the borrower and results in no liens on the Pickwick Plaza Property, (viii) the proposed mezzanine loan is otherwise evidenced by loan documents reasonably approved by the lender and (ix) the proposed mezzanine loan will not result in the downgrade, qualification or withdrawal of the ratings of the certificates.

o     TERRORISM INSURANCE. The Pickwick Plaza Property is insured against acts of terrorism as part of its "all-risk" property coverage. The loan documents require the borrowers to maintain terrorism insurance in an amount equal to 100% of the full replacement cost of the Pickwick Plaza
      Property, provided that such coverage is available. In the event terrorism insurance is not included as port of the "all risk" property policy, the borrower will be required to purchase terrorism insurance at a cost up to an amount which is equal to 125% of the aggregate amount of insurance premiums paid for property insurance coverage for the last policy year in which coverage for terrorism was included as part of the "all risk"
      property policy, adjusted annually by a percentage equal to the increase in the "consumer price index" (the "TERRORISM PREMIUM CAP"). If the insurance premiums for such policy exceed the Terrorism Premium Cap, the lender may, at its option (1) purchase such stand-alone terrorism insurance policy, and require that the borrowers pay the portion of the premiums equal to the Terrorism Premium Cap or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the insurance premiums payable with respect to such stand-alone terrorism policy to the Terrorism Premium Cap. See "Risk Factors--Risk Related to
      the Underlying Mortgage Loans--The Absence of or Inadequacy of Insurance
      Coverage on the Mortgaged Properties May Adversely Affect Payments on Your
      Certificates" in the prospectus supplement.

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -72-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9

--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - STAFFORD PLACE I
--------------------------------------------------------------------------------

                           [PHOTO OF STAFFORD PLACE I]

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -73-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9

--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - STAFFORD PLACE I
--------------------------------------------------------------------------------

                            [MAP OF STAFFORD PLACE I]

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -74-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9

--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - STAFFORD PLACE I
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                           1
Location (City/State)                                       Arlington, Virginia
Property Type                                                            Office
Size (sf)                                                               485,922
Percentage Occupancy as of January 1, 2007                               100.0%
Year Built                                                                 1992
Appraisal Value                                                    $236,000,000
Underwritten Occupancy                                                   100.0%
Underwritten Revenues                                               $18,029,033
Underwritten Total Expenses                                          $4,528,608
Underwritten Net Operating Income (NOI)                             $13,500,425
Underwritten Net Cash Flow (NCF)                                    $13,403,241
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION

Originator                                                                 GCFP
Cut-off Date Principal Balance                                     $176,000,000
Cut-off Date Principal Balance PSF/Unit                                 $362.20
Percentage of Initial Mortgage Pool Balance                                2.7%
Number of Mortgage Loans                                                      1
Type of Security                                                     Fee Simple
Mortgage Rate                                                            6.121%
Original Term to Maturity (Months)                                          120
Original Amortization Term (Months)                               Interest Only
Cut-off Date LTV Ratio                                                    74.6%
LTV Ratio at Maturity                                                     74.6%
Underwritten DSCR on NOI                                                  1.23x
Underwritten DSCR on NCF                                                  1.22x
--------------------------------------------------------------------------------

o     THE LOAN. The mortgage loan (the "STAFFORD PLACE I LOAN") is evidenced by a single note and is secured by a first mortgage encumbering an office building known as Stafford Place I and located in Arlington, Virginia (the
      "STAFFORD PLACE I PROPERTY"). The Stafford Place I Loan represents approximately 2.7% of the initial mortgage pool balance and approximately
      2.9% of the initial sub-pool 1 balance. The Stafford Place I Loan was originated on November 14, 2006 has an original principal balance and a principal balance as of the cut-off date of $176,000,000, and an interest rate of 6.121% per annum. The DSCR and LTV on the Stafford Place I Loan are 1.22x and 74.6%, respectively. The proceeds of the Stafford Place I
      Loan were used to acquire the Stafford Place I Property by the borrower for a purchase price of $233.7 million. Including costs, reserves and escrows of approximately $2.3 million, the borrower invested approximately
      $60 million in the project at origination.

      The Stafford Place I Loan had an initial term of 120 months, has a remaining term of 117 months and requires payments of interest only for the entire term. The scheduled maturity date is December 6, 2016.
      Voluntary prepayment of the Stafford Place I Loan is prohibited prior to the payment date of September 6, 2016 and permitted thereafter without penalty. Defeasance with United States government securities is permitted from April 6, 2009.

o     THE PROPERTY. The Stafford Place I Property is a 485,922-sf, twelve-story class-A office building constructed in 1992 and located at 4201 Wilson
      Boulevard in Arlington, Virginia. The collateral includes 919 parking spaces (1.65 per 1000 sf) located in structured parking beneath the office building. The average floor size of 46,625 sf provides for flexible tenant layouts. Additionally, the Stafford Place I Property has immediate access to public transportation via the Ballston Metro Center.

      As of January 1, 2007, the Stafford Place I Property was 100.0% occupied.
      The Stafford Place I Property has maintained an occupancy level of over
      95% over each of the past ten years. The largest tenant, the National
      Science Foundation (the "NSF"), leases approximately 470,806 sf (96.9% of total rentable area), in which it maintains its corporate headquarters.
      The NSF has housed its headquarters at Stafford Place I Property since it was built in 1992. NSF has also expanded several times since taking occupancy and built a day care center for its employees. Furthermore, NSF occupies approximately 34.6% at the adjacent property with a first right to expand into any available space, Stafford Place II, another property owned by the Stafford Place I Loan Sponsor (as defined below). NSF was established by an act of Congress in 1950 as an independent, autonomous government agency. NSF is the largest scientific research funding and financial support institution in the United States. It supports an average of 200,000 researchers, engineers, students and educators each year with a budget of $5.58 billion in 2006. The NSF has a total workforce of 1,700 at the Stafford Place I Property. The Stafford Place I Property also houses the support staff of the National Science Board (the "NSB"), a committee

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -75-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9

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TEN LARGEST MORTGAGE LOANS - STAFFORD PLACE I
--------------------------------------------------------------------------------

      of 24 eminent individuals, appointed by the President of the United States and confirmed by the Senate. The NSB is responsible for determining the direction and policies of the NSF.

      The following table presents certain information relating to the major tenants at the Stafford Place I Property:

                                                                                          % OF TOTAL     ANNUALIZED
                               CREDIT RATING                              ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                              (FITCH/MOODY'S/     TENANT                 UNDERWRITTEN    UNDERWRITTEN    BASE RENT         LEASE
        TENANT NAME              S&P)(1)           NRSF      % OF NRSF   BASE RENT ($)    BASE RENT      ($ PER SF)     EXPIRATION
---------------------------   ---------------   ----------   ---------   -------------   ------------   ------------   -------------

National Science Foundation     AAA/Aaa/AAA      470,806       96.9%      $14,391,191        96.4%         $30.57       12/31/2013
Remaining Tenants                                 14,980        3.1%          535,740         3.6%          35.76
Vacant Space                                         136        0.0%
                                                ----------   ---------   -------------   ------------   ------------
TOTAL ALL TENANTS                                485,922      100.0%      $14,926,932       100.0%         $30.73
                                                ==========   =========   =============   ============   ============

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      The following table presents certain information relating to the lease rollover schedule at the Stafford Place I Property:

                          LEASE EXPIRATION SCHEDULE(1)

                                                                                      % OF TOTAL     ANNUALIZED
                                                                      ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                            EXPIRING       % OF       CUMULATIVE     UNDERWRITTEN    UNDERWRITTEN    BASE RENT
YEAR ENDING DECEMBER 31,      NRSF      TOTAL NRSF   OF TOTAL NRSF   BASE RENT ($)    BASE RENT      ($ PER SF)
------------------------   ----------   ----------   -------------   -------------   ------------   ------------

2007(2)                           0         0.0%          0.0%        $         0         0.0%          $0.00
2008                          3,777         0.8%          0.8%            156,199         1.0%          41.36
2009                              0         0.0%          0.8%                  0         0.0%           0.00
2010                          3,109         0.6%          1.4%            102,918         0.7%          33.10
2011                          1,917         0.4%          1.8%             74,130         0.5%          38.67
2012                              0         0.0%          1.8%                  0         0.0%           0.00
2013                        476,983        98.2%        100.0%         14,593,685        97.8%          30.60
2014                              0         0.0%        100.0%                  0         0.0%           0.00
2015                              0         0.0%        100.0%                  0         0.0%           0.00
2016                              0         0.0%        100.0%                  0         0.0%           0.00
2017 & Thereafter                 0         0.0%        100.0%                  0         0.0%           0.00
Vacant                          136         0.0%        100.0%                  0         0.0%           0.00
                           ----------   ----------                   -------------   ------------   ------------
TOTAL                       485,922       100.0%                      $14,926,932       100.0%         $30.73
                           ==========   ==========                   =============   ============   ============

(1)   Calculated based on approximate square footage occupied by each tenant.

o     THE BORROWER. The borrowers are Stafford Windsor, LLC, Stafford Equity
      Stratford, LLC, and Stafford Data, LLC (collectively, the "STAFFORD PLACE
      I BORROWER"), each a single asset, single-member, special purpose, bankruptcy remote Delaware limited liability company with an independent director. The Stafford Place I Borrower owns the Stafford Place I Property as tenants-in-common. Legal counsel to the borrower delivered a non consolidation opinion in connection with the origination of the Stafford
      Place I Loan. Ralph Dweck (the "STAFFORD PLACE I LOAN SPONSOR") owns in excess of a 30% indirect ownership interest in each of the entities comprising the Stafford Place I Borrower. The Stafford Place I Loan has
      the standard non-recourse carveout obligations and joint and several guaranties of those obligations have been provided by the Stafford Place I
      Sponsor.

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -76-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9

--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - STAFFORD PLACE I
--------------------------------------------------------------------------------

      Ralph Dweck, a former partner with the law firms of Dweck, Horowitz &
      Goldstein and Grossberg, Yochelson, Fox & Beyda, has been a full-time real estate developer since 1972. Mr. Dweck has developed and acquired a variety of properties throughout the Washington, D.C. metropolitan area in his 30+ years of real estate experience. His holdings include over 300,000 square feet of retail, 1.5 million square feet of warehouse space, 3,500 apartment units and over 2.0 million square feet of office space.

o     ESCROWS AND RESERVES. The Stafford Place I Loan provides for upfront and ongoing reserves as follows:

      Tax and Insurance Reserve: The Stafford Place I Borrower I is required to make monthly contributions into a tax and insurance reserve account in an amount equal to one-twelfth of the amount lender estimates will be necessary to pay impositions, such as taxes and insurance premiums, over the succeeding twelve months.

      Capital Expense Reserve: The Stafford Place I Borrower is required to deposit $3,720 per month into a capital expense reserve account. Funds in this reserve account will be used for approved capital expenses at the
      Stafford Place I Property.

      Rollover Reserve: The Stafford Place I Borrower is not required to make ongoing monthly deposits into a leasing reserve account, however, during an 18-month period prior to the end of the term of the NSF lease (June 30,
      2012) (the "LEASE SWEEP PERIOD"); if the NSF lease is surrendered or terminated; the occurrence of a default under the NSF lease; the occurrence of an insolvency proceeding relating to the tenant under the
      NSF lease), all excess cash funds, after payment of debt service, reserves and operating expenses) will be deposited into the tenant improvement and leasing commission reserve, which funds will be used to pay for approved leasing expenses in connection with re-tenanting the NSF space.
      Additionally, upon the commencement of the Lease Sweep Period , the
      Stafford Place I Borrower must deliver a letter of credit in an amount equal to the difference between $20/s.f., less the amount of such excess funds that the lender reasonably determines would be deposited into the leasing reserve account during the Lease Sweep Period.

o     LOCK BOX AND CASH MANAGEMENT. The Stafford Place I Loan requires a hard lock box, which is already in place. The loan documents require the
      Stafford Place I Borrower to direct tenants to pay their rents directly to a lender-controlled account, and any rents received by the Stafford Place
      I Borrower or the property manager must be deposited within one business day of receipt into this lender-controlled account). Unless an event of default or Lease Sweep Period is in effect, on each payment date, all excess funds (after payment of debt service and reserves) will be remitted to the Stafford Place I Borrower.

o     PROPERTY MANAGEMENT. The property manager is Carr Real Estate Services,
      Inc. which is not affiliated with the Stafford Place I Borrower. The lender may replace the property manager (i) if an event of default is continuing, (ii) if manager is in default under the management agreement, or (iii) upon the gross negligence, malfeasance or willful misconduct of the manager. The annual management fee is 3% of gross revenues from the
      Stafford Place I Property .

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

o     TERRORISM INSURANCE. The Stafford Place I Property is insured against acts of terrorism as part of its "all-risk" property coverage. The loan documents require the Stafford Place I Borrower to maintain terrorism insurance in an amount equal to 100% of the full replacement cost of the
      Stafford Place I Property, provided that such coverage is available. In the event that coverage for terrorism is not included as part of the "all risk" property policy, the Stafford Place I Borrower will, nevertheless be required to obtain coverage for terrorism (as stand alone coverage) to the extent available, in an amount equal to 100% of the replacement cost of the Stafford I

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -77-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9

--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - STAFFORD PLACE I
--------------------------------------------------------------------------------

      Property, subject to a premium cap equal to 150% of the aggregate insurance premiums payable with respect to all required insurance coverage for the last policy year in which coverage for terrorism was included as part of an all-risk policy, adjusted annually by a percentage equal to the increase in the "consumer price index". See "Risk Factors--Risk Related to the Underlying Mortgage Loans--The Absence of or Inadequacy of Insurance
      Coverage on the Mortgaged Properties May Adversely Affect Payments on Your
      Certificates" in the prospectus supplement.

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -78-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9

--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - MERCHANDISE MART
--------------------------------------------------------------------------------

                           [PHOTO OF MERCHANDISE MART]

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -79-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9

--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - MERCHANDISE MART
--------------------------------------------------------------------------------

                            [MAP OF MERCHANDISE MART]

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -80-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9

--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - MERCHANDISE MART
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                           1
Location (City/State)                                         Chicago, Illinois
Property Type(1)                                                         Office
Size (sf)                                                             3,448,680
Percentage Leased as of September 30, 2006                                95.0%
Year Built/Year Renovated                                      1930 / 1986-2005
Appraisal Value                                                    $917,000,000
Underwritten Occupancy                                                    95.0%
Underwritten Revenues                                              $111,171,825
Underwritten Total Expenses                                         $44,720,518
Underwritten Net Operating Income (NOI)                             $66,451,307
Underwritten Net Cash Flow (NCF)                                    $63,091,590
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION

Originator                                                                GSCMC
Cut-off Date Principal Balance                                     $175,000,000
Cut-off Date Principal Balance PSF/Unit(2)                              $101.49
Percentage of Initial Mortgage Pool Balance                                2.7%
Number of Mortgage Loans                                                      1
Type of Security                                                     Fee Simple
Mortgage Rate                                                           5.5725%
Original Term to Maturity (Months)                                          120
Original Amortization Term (Months)                               Interest Only
Cut-off Date LTV Ratio(2)                                                 38.2%
LTV Ratio at Maturity(2)                                                  38.2%
Underwritten DSCR on NOI(2)                                               3.35x
Underwritten DSCR on NCF(2)                                               3.18x
Shadow Rating(3)                                                  "AAA/Aa1/AAA"
--------------------------------------------------------------------------------

(1)   The property is comprised of 1,970,102 sf of market showroom and design center space, 1,018,492 sf of office space, 386,090 sf of trade show space and 73,996 sf of retail space.

(2)   The Cut-off Date Principal Balance PSF/Unit, the Cut-off Date LTV Ratio,
      the LTV Ratio at Maturity, the Underwritten DSCR on NOI and the
      Underwritten DSCR on NCF are calculated based on the Merchandise Mart
      Whole Loan.

(3)   Fitch, Moody's and S&P have confirmed that the Merchandise Mart Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "AAA" by Fitch, "Aa1" by
      Moody's and "AAA" by S&P.

o     THE LOAN. The mortgage loan (the "MERCHANDISE MART LOAN") is a pari passu portion of a whole mortgage loan (the "MERCHANDISE MART WHOLE LOAN")
      evidenced by two notes in the aggregate original principal amount of
      $350,000,000 and is secured by a first mortgage encumbering an office building in Chicago, Illinois (the "MERCHANDISE MART PROPERTY"). The
      Merchandise Mart Whole Loan was jointly originated 50% by Goldman Sachs
      Commercial Mortgage Capital, L.P. and 50% by Eurohypo AG, New York Branch
      on November 21, 2006. The Merchandise Mart Loan was subsequently purchased by Goldman Sachs Mortgage Company. The Merchandise Mart Loan represents approximately 2.7% of the initial mortgage pool balance and approximately
      2.9% of the initial sub-pool 1 balance. The note evidencing the
      Merchandise Mart Loan has an original principal balance and outstanding principal balance as of the cut-off date of $175,000,000, and has an interest rate of 5.5725%. The proceeds of the Merchandise Mart Whole Loan were used in part to fund closing costs and the balance was distributed to
      Vornado Realty, L.P.

      The pari passu companion loan to the Merchandise Mart Loan is evidenced by a separate pari passu note with an interest rate of 5.5725% per annum and an original principal balance and a principal balance as of the cut-off date of $175,000,000 (the "MERCHANDISE MART COMPANION LOAN"). The
      Merchandise Mart Companion Loan will not be an asset of the trust. The
      Merchandise Mart Loan and the Merchandise Mart Companion Loan are governed by an intercreditor agreement, as described in the prospectus supplement under "Description of the Mortgage Pool--Split Loan Structure" and will be serviced pursuant to the terms of the pooling and servicing agreement related to the J.P. Morgan Chase Commercial Mortgage Securities Trust
      2006-LDP9 Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9.

      The Merchandise Mart Loan had an initial term of 120 months, has a remaining term of 117 months and requires payments of interest only until maturity. The scheduled maturity date is the payment date in December
      2016. Voluntary prepayment of the Merchandise Mart Loan is prohibited until the payment date in August 2016. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted on or after the first payment date following the earlier of (i) three years from the closing date and (ii) two years from the date on which the Merchandise
      Mart Whole Loan has been securitized.

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -81-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9

--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - MERCHANDISE MART
--------------------------------------------------------------------------------

o     THE PROPERTY. The Merchandise Mart Property is a 3,448,680 sf, 25-story
      Class A mixed-use building located at 222 Merchandise Mart Plaza in
      Chicago, Illinois. The property is comprised of 1,970,102 sf of market showroom and design center space, 1,018,492 sf of office space, 386,090 sf of trade show space and 73,996 sf of retail space. It is located on
      6.65-acres on two city blocks along the northern bank of the Chicago River in the city's commercial business district, in the River North neighborhood. The Merchandise Mart Property was originally constructed by
      Marshall Fields & Co. in 1930 and strengthened with a $332 million capital program, which commenced in 1986 and was completed in 2005. The
      Merchandise Mart Property was 95.0% leased as of September 30, 2006.

      The following table presents certain information relating to the major tenants at the Merchandise Mart Property:

           LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

                                                                                          % OF TOTAL     ANNUALIZED
                               CREDIT RATING                              ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                              (FITCH/MOODY'S/     TENANT                 UNDERWRITTEN    UNDERWRITTEN    BASE RENT         LEASE
        TENANT NAME              S&P)(1)           NRSF      % OF NRSF   BASE RENT ($)    BASE RENT     ($ PER NRSF)     EXPIRATION
---------------------------   ---------------   ----------   ---------   -------------   ------------   ------------   -------------

MTS-MM LLC (2)                 BBB/Baa2/BBB+      386,090      11.2%      $ 7,884,835         8.6%         $20.42       12/31/2014
Monsanto Company (3)            A-/Baa1/A-        100,167       2.9%        2,622,636         2.9%          26.18        9/30/2007
CCC Information Services
Inc.                            BBB/Baa2/NR       106,730       3.1%        2,581,290         2.8%          24.19       11/30/2008
Bankers Life & Casualty
Co.                            BBB+/Baa3/BB+      115,680       3.4%        2,527,196         2.8%          21.85       11/30/2018
WPP Group                     BBB+/Baa2/BBB+      111,700       3.2%        2,385,250         2.6%          21.35        2/1/2020
American Intercontinental
Unv                              NR/NR/NR          93,799       2.7%        2,165,819         2.4%          23.09        1/31/2016
RBC Mortgage Company            AA/Aa2/AA-         69,359       2.0%        1,638,953         1.8%          23.63        4/30/2018
Office Of Special Deputy
Rec.                             NR/NR/NR          73,577       2.1%        1,461,005         1.6%          19.86        1/31/2015
LB Works, Llc                    NR/NR/NR          45,465       1.3%        1,417,599         1.6%          31.18        2/29/2008
Holly Hunt, Ltd.                 NR/NR/NR          42,222       1.2%        1,118,910         1.2%          26.50       10/31/2010
                                                ----------   ---------   -------------   ------------   ------------
TOTAL LARGEST TENANTS                           1,144,789      33.2%      $25,803,493        28.3%         $22.54
Other Tenants                                   2,132,977      61.8%       65,407,463        71.7%          30.66
Vacant Space                                      170,914       5.0%                0         0.0%           0.00
                                                ----------   ---------   -------------   ------------   ------------
TOTAL ALL TENANTS                               3,448,680     100.0%      $91,210,956       100.0%         $27.83
                                                ==========   =========   =============   ============   ============

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   Merchandise Mart Properties Inc. ("MMPI"), a subsidiary of Vornado Realty
      Trust, operates the trade shows through a service agreement with MTS-MM
      LLC, the co-borrower and master tenant for the trade show space on the 7 th and 8 th floors.

(3)   Monsanto Company subleases 99,545 sf to NAVTEQ Corp., which also currently occupies an additional 49,129 sf.

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -82-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9

--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - MERCHANDISE MART
--------------------------------------------------------------------------------

      The following table presents certain information relating to the lease rollover schedule at the Merchandise Mart Property:

                          LEASE EXPIRATION SCHEDULE(1)

                                                                                      % OF TOTAL     ANNUALIZED
                                                                      ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                            EXPIRING       % OF       CUMULATIVE     UNDERWRITTEN    UNDERWRITTEN    BASE RENT
YEAR ENDING DECEMBER 31,      NRSF      TOTAL NRSF   OF TOTAL NRSF   BASE RENT ($)    BASE RENT     ($ PER NRSF)
------------------------   ----------   ----------   -------------   -------------   ------------   ------------

MTM                          139,331        4.0%          4.0%        $ 2,110,437         2.3%         $15.15
2007                         418,115       12.1%         16.2%         11,705,071        12.8%          27.99
2008                         445,491       12.9%         29.1%         12,906,823        14.2%          28.97
2009                         261,146        7.6%         36.7%          8,840,343         9.7%          33.85
2010                         313,191        9.1%         45.7%         10,060,685        11.0%          32.12
2011                         172,906        5.0%         50.7%          6,067,589         6.7%          35.09
2012                          58,316        1.7%         52.4%          1,943,850         2.1%          33.33
2013                         244,736        7.1%         59.5%          7,177,564         7.9%          29.33
2014                         521,924       15.1%         74.7%         12,217,033        13.4%          23.41
2015                         185,726        5.4%         80.1%          4,739,977         5.2%          25.52
2016                         199,564        5.8%         85.8%          5,798,889         6.4%          29.06
2017 and Thereafter          317,320        9.2%         95.0%          7,642,695         8.4%          24.09
Vacant                       170,914        5.0%        100.0%                  0         0.0%           0.00
                           ----------   ----------                   -------------   ------------   ------------
TOTAL                      3,448,680      100.0%                      $91,210,956       100.0%         $27.83
                           ==========   ==========                   =============   ============   ============

(1)   Calculated based on approximate square footage occupied by each tenant.

o     THE BORROWER. The borrowers are Merchandise Mart L.L.C., a Delaware limited liability company, and MTS-MM LLC, a Delaware limited liability company. Merchandise Mart L.L.C. is a single purpose entity that owns the
      Merchandise Mart Property. MTS-MM LLC is a single purpose entity, which leases two floors of the Merchandise Mart Property, where trade shows are held, pursuant to a master lease between Merchandise Mart L.L.C. as landlord and MTS-MM LLC as tenant. Merchandise Mart L.L.C. and MTS-MM LLC are affiliated entities.

o     ESCROWS. During the continuance of a Merchandise Mart Cash Trap Period, the loan documents require the reserve of monthly escrows for real estate taxes, insurance, capital expenditures and tenant improvements and leasing commissions.

      A "MERCHANDISE MART CASH TRAP PERIOD" means any period from (i) the conclusion of any 12-month period ending on the last day of the fiscal quarter during which net operating income is less than 85% of origination date net operating income, to (ii) the conclusion of the second of any two
      12-month periods ending on the last day of consecutive fiscal quarters thereafter during each of which periods net operating income is at least
      85% of origination date net operating income. However, if at the conclusion of any 12-month period ending on the last day of the fiscal quarter, net operating income is less than 85% of origination date net operating income, then borrower may deliver to lender a qualified guarantee or a qualified letter of credit in an amount equal to the difference between (a) 85% of the origination date net operating income and (b) net operating income at the conclusion of the 12-month period ending on the last day of the fiscal quarter, in which case a Merchandise
      Mart Cash Trap Period shall not be deemed to have commenced. Any such qualified guarantee or qualified letter of credit shall not be released unless and until the conclusion of the second of any two 12-month periods ending on the last day of consecutive fiscal quarters thereafter during each of which 12-month period net operating income is at least 85% of closing date net operating income.

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -83-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9

--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - MERCHANDISE MART
--------------------------------------------------------------------------------

o     LOCK BOX AND CASH MANAGEMENT. The Merchandise Mart Loan requires a hard lockbox, which is already in place, and a cash management account into which income (other than de minimis items of income which are not payable by tenants or which are not otherwise payable under leases) from the property will be deposited (the "MERCHANDISE MART CASH MANAGEMENT
      ACCOUNT"). The borrower is required to direct the tenants to make all payments under the leases directly to the Merchandise Mart Cash Management
      Account. Additionally, the Merchandise Mart Loan requires a credit card receipts clearing account into which credit card receipts from the property will be deposited (the "MERCHANDISE MART CREDIT CARD RECEIPTS
      ACCOUNT"). All receipts deposited into the Merchandise Mart Credit Card
      Receipts Account will be periodically deposited into the Merchandise Mart
      Cash Management Account. On each business day, the funds on deposit will be swept to the borrower except during a Merchandise Mart Cash Trap Period or the continuance of an event of default. During a Merchandise Mart Cash
      Trap Period, on each payment date, provided no event of default has occurred and is continuing, the lender shall transfer amounts from the
      Merchandise Mart Cash Management Account, to the extent available therein, to apply to borrower service fees, tax and insurance reserves, monthly debt service, operating expenses, capital expenditure reserve amounts and tenant improvements and leasing commissions reserve amounts, with all remaining amounts on deposit to be applied to the cash management accounts of the mezzanine lenders or, if there are no mezzanine loans outstanding, at borrowers' discretion.

o     PROPERTY MANAGEMENT. The Merchandise Mart Property is currently managed by
      Merchandise Mart Properties, Inc. ("MMPI"), a subsidiary of Vornado
      Realty, L.P. Under the management agreement, the borrowers pay to MMPI a management fee in the amount of 4.5% of the revenues from the Merchandise
      Mart Property. In addition, MTS-MM LLC ("MTS"), a subsidiary of Vornado
      Realty, L.P., is the facility manager of the trade show space and manages and operates the trade show space for the purposes of producing trade shows. Under the tradeshow service agreement, the borrowers pay to MTS a management fee in the amount of certain costs incurred due to the performance of its responsibilities as facility manager plus 5% of the costs incurred. The lender may require the borrowers to replace MMPI as the property manager or MTS as the facility manager if an event of default under the Merchandise Mart Loan has occurred.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Concurrent with the origination of the Merchandise Mart Whole Loan, a $100,000,000 mezzanine loan to
      Merchandise Mart First Mezzanine Borrower LLC (the "FIRST MEZZANINE LOAN")
      and a $100,000,000 mezzanine loan to Merchandise Mart Second Mezzanine
      Borrower LLC (the "SECOND MEZZANINE LOAN") were jointly originated 50% by
      Goldman Sachs Commercial Mortgage Capital, L.P. and 50% by Eurohypo AG,
      New York Branch, and VNO-MM Mezzanine Lender LLC, an affiliate of the borrowers, originated a $100,000,000 mezzanine loan to Merchandise Mart
      Third Mezzanine Borrower LLC (the "THIRD MEZZANINE LOAN"). The scheduled maturity date of each of the mezzanine loans is December 6, 2016. The
      First Mezzanine Loan is secured by, among other things, a first priority security interest in 100% of the direct interests in the borrowers, the
      Second Mezzanine Loan is secured by, among other things, a first priority security interest in 100% of the direct interests in Merchandise Mart
      First Mezzanine Borrower LLC and the Third Mezzanine Loan is secured by, among other things, a first priority security interest in 100% of the direct interests in Merchandise Mart Second Mezzanine Borrower LLC.
      Pursuant to an intercreditor agreement executed between the lender under the Merchandise Mart Whole Loan (the "SENIOR Lenders"), the first mezzanine lender, the second mezzanine lender and the third mezzanine lender (collectively, "MEZZANINE LENDERS"), the Mezzanine Lenders possess the right to cure a default under the mortgage loan documents. In addition, if the Merchandise Mart Whole Loan has been accelerated, any enforcement action has been commenced under the Merchandise Mart Whole
      Loan Documents, a proceeding has been commenced against the borrowers or the Merchandise Mart Whole Loan is a "specially serviced mortgage loan"
      under the applicable pooling and servicing agreement following the occurrence of an event of default, each Mezzanine Lender shall have the right to purchase, in whole but not in part, the Merchandise Mart

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -84-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9

--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - MERCHANDISE MART
--------------------------------------------------------------------------------

      Whole Loan for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon and all other costs, expenses and amounts due and payable under the Merchandise Mart Whole Loan Documents through and including the date that such Mezzanine Lender purchases the Merchandise Mart Whole Loan and any fees and expenses payable or reimbursable to any servicer. The Senior
      Lender may not amend the mortgage loan documents without the consent of the Mezzanine Lenders if the amendment increases the interest rate or principal amount of the Merchandise Mart Whole Loan, modifies the maturity date, or otherwise amends certain specified terms. Upon the occurrence of an event of default under the mezzanine loan documents, no Mezzanine
      Lender may foreclose upon the equity interests in any other mortgage borrower without (i) rating agency confirmation that the foreclosure would not result in a downgrade, qualification or withdrawal of the then current ratings of certificates then outstanding and (ii) the approval of the applicable senior Mezzanine Lenders, in each case unless (1) the transferee of the title to the equity interests is a qualified transferee and (2) each of the premises will be managed and operated by an approved property manager. Transfer of a Mezzanine Lender's interest in the mezzanine loan is governed by the terms of the intercreditor agreement, which generally prohibits transfers of more than 49% of a Mezzanine
      Lender's interest in the mezzanine loan unless such transfer is to a qualified transferee or rating agency approval has been obtained.

o     TERRORISM INSURANCE. The loan documents require that the "all risk"
      insurance policies required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the lesser of $350,000,000 and the full replacement cost of the Merchandise Mart Property, if and to the extent that this coverage is commercially available for an annual premium that is less than or equal to $1,000,000. If the borrowers cannot obtain this terrorism coverage, then the borrowers are required to obtain terrorism coverage (at a premium that does not exceed $1,000,000) as is acceptable to the lender in its reasonable discretion. In addition, the borrowers are required to maintain business interruption insurance commencing on the date of any casualty or condemnation, and containing an extended period of indemnity covering the 12 month period commencing on the date on which the Merchandise Mart Property has been restored. The borrowers are permitted to maintain terrorism coverage through a blanket policy. See "Risk Factors--Risk Related to the Underlying Mortgage
      Loans--The Absence of or Inadequacy of Insurance Coverage on the Mortgaged
      Properties May Adversely Affect Payments on Your Certificates" in the
      prospectus supplement.

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -85-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9

--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - COPT OFFICE PORTFOLIO
--------------------------------------------------------------------------------

                        [PHOTO OF COPT OFFICE PORTFOLIO]

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -86-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9

--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - COPT OFFICE PORTFOLIO
--------------------------------------------------------------------------------

                         [MAP OF COPT OFFICE PORTFOLIO]

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -87-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9

--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - COPT OFFICE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                          14
Location (City/State)                                       Linthicum, Maryland
                                                   & Colorado Springs, Colorado
Property Type                                                            Office
Size (sf)                                                             1,018,982
Percentage Leased as of December 1, 2006(1)                               97.6%
Year Built                                                            1983-2000
Appraisal Value                                                    $183,350,000
Underwritten Occupancy                                                    93.0%
Underwritten Revenues                                               $19,605,076
Underwritten Total Expenses                                          $7,535,263
Underwritten Net Operating Income (NOI)                             $12,069,814
Underwritten Net Cash Flow (NCF)                                    $10,907,454
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION

Originator                                                                GSCMC
Cut-off Date Principal Balance                                     $146,500,000
Cut-off Date Principal Balance PSF/Unit                                 $143.77
Percentage of Initial Mortgage Pool Balance                                2.2%
Number of Mortgage Loans                                                      1
Type of Security                                                     Fee Simple
Mortgage Rate                                                             5.43%
Original Term to Maturity (Months)                                          119
Original Amortization Term (Months)                               Interest Only
Cut-off Date LTV Ratio                                                    79.9%
LTV Ratio at Maturity                                                     79.9%
Underwritten DSCR on NOI                                                  1.49x
Underwritten DSCR on NCF                                                  1.35x
--------------------------------------------------------------------------------

(1)   Excluding the Master Lease as described under "--Master Lease" below, the
      COPT Office Portfolio is approximately 86.1% occupied.

o     THE LOAN. The mortgage loan (the "COPT OFFICE PORTFOLIO LOAN") is evidenced by a single note in the original principal amount of
      $146,500,000 and is secured by first mortgages encumbering fourteen office buildings located in Linthicum, Maryland and Colorado Springs, Colorado
      (the "COPT OFFICE PORTFOLIO PROPERTIES"). The COPT Office Portfolio Loan
      was originated on December 28, 2006 by Goldman Sachs Commercial Mortgage
      Capital, L.P. and was subsequently purchased by Goldman Sachs Mortgage
      Company. The COPT Office Portfolio Loan represents approximately 2.2% of the initial mortgage pool balance and approximately 2.4% of the initial sub-pool 1 balance. The note evidencing the COPT Office Portfolio Loan has an original principal balance and outstanding principal balance as of the cut-off date of $146,500,000, and has an interest rate of 5.43%. The proceeds from the COPT Office Portfolio Loan were used to refinance existing debt.

      The COPT Office Portfolio Loan had an initial term of 119 months, has a remaining term of 117 months and requires payments of interest only for the entire term. The scheduled maturity date is the payment date in
      December 2016. Voluntary prepayment of the COPT Office Portfolio Loan is prohibited until the payment date in September 2016. Defeasance with
      United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted at any time after the second anniversary of the securitization closing date.

o     THE PROPERTIES. The COPT Office Portfolio Properties consist of nine office properties located in Linthicum, Maryland (approximately 618,541
      sf), each within a ten mile radius of the Baltimore-Washington
      International Airport ("BWI") and five office properties located in
      Colorado Springs, Colorado (approximately 400,441 sf). As of December 1,
      2006, the COPT Office Portfolio Properties were approximately 97.6% leased
      (including the Master Lease (as defined below)) with the majority of the space being leased to major government contractors and the United States government.

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -88-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9

--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - COPT OFFICE PORTFOLIO
--------------------------------------------------------------------------------

      The following table presents certain information relating to the COPT
Office Portfolio Properties:

                                                      ALLOCATED                              OCCUPANCY
    PROPERTY NAME                   LOCATION         LOAN AMOUNT    SIZE (SF)   YEAR BUILT   (LEASED)         LARGEST TENANT
---------------------------   --------------------   ------------   ---------   ----------   ---------   ------------------------

Airport Square 20             Linthicum, MD          $ 18,578,000      96,636      1988       100.0%          US Government
Airport Square 15             Linthicum, MD            13,533,000      67,455      2000       100.0%       Foundation Coal Corp
5725 Mark Dabling Boulevard   Colorado Springs, CO     12,882,000     108,976      1984       100.0%     Juniper Financial  Corp
5775 Mark Dabling Boulevard   Colorado Springs, CO     12,477,000     109,678      1985       100.0%               CSAA
Airport Square 19             Linthicum, MD            12,012,000      71,076      1983        93.1%        COPT Master Lease
Airport Square 10             Linthicum, MD            11,812,000      73,572      1986       100.0%     United States of America
Airport Square 21             Linthicum, MD            11,692,000      68,802      1988        94.3%            URS, Inc.
Airport Square 14             Linthicum, MD            11,291,000      69,072      1987       100.0%         General Dynamics
5755 Mark Dabling Boulevard   Colorado Springs, CO     10,208,000     105,895      1989        88.2%       Acordia of Colorado
Airport Tech 1                Linthicum, MD             8,488,000      57,409      1986       100.0%        COPT Master Lease
Airport Tech 4                Linthicum, MD             8,408,000      57,379      1988       100.0%             Raytheon
Airport Tech 2                Linthicum, MD             8,008,000      57,140      1986       100.0%        Ciena Corporation
1925 Aero Tech                Colorado Springs, CO      3,717,000      37,946      1985       100.0%            ARINC Inc
1915 Aero Tech                Colorado Springs, CO      3,394,000      37,946      1985        92.5%            ARINC Inc
                                                     ------------   ---------                ---------
TOTAL/WEIGHTED AVERAGE                               $146,500,000   1,018,982                  97.6%
                                                     ============   =========                =========

      LINTHICUM, MARYLAND

      Nine properties (70.9% by allocated loan amount) are located in Linthicum,
      Maryland in the BWI office market. This market has experienced activity driven primarily by the presence of the defense industry. We cannot assure you that this activity will not decrease in response to changes in the defense industry. The BWI micro submarket encompasses 24 buildings totaling approximately 1.9 million sf of office space and has a current vacancy rate of approximately 7.8%. As of December 1, 2006, the COPT
      Office Portfolio Properties located in Linthicum, Maryland were 98.6%
      leased.

      COLORADO SPRINGS, COLORADO

      Five properties (29.1% by allocated loan amount) are located in Colorado
      Springs, Colorado. The market's single largest driver of growth is the military presence in the metro area. We cannot assure you that this activity will not decrease in response to changes in the defense industry.
      The Colorado Springs office market consists of approximately 25.4 million sf and has a current vacancy rate of approximately 7.7%. As of December 1,
      2006, the COPT Office Portfolio Properties located in Colorado Springs,
      Colorado were 96.6% leased.

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -89-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9

--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - COPT OFFICE PORTFOLIO
--------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the COPT Office Portfolio Properties:

         TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

                                                                                          % OF TOTAL     ANNUALIZED
                               CREDIT RATING                              ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                              (FITCH/MOODY'S/     TENANT                 UNDERWRITTEN    UNDERWRITTEN    BASE RENT         LEASE
        TENANT NAME              S&P)(1)           NRSF      % OF NRSF   BASE RENT ($)    BASE RENT     ($ PER NRSF)     EXPIRATION
---------------------------   ---------------   ----------   ---------   -------------   ------------   ------------   -------------

US Government                   AAA/Aaa/AAA       207,103      20.3%      $ 3,279,509        19.9%         $15.84           (2)
COPT Master Lease                NR/NR/NR         117,841      11.6%        2,360,271        14.3%          20.03           (3)
Foundation Coal Corp             NR/B1/BB-         57,112       5.6%        1,489,617         9.0%          26.08           (4)
CSAA                             NR/NR/NR         109,678      10.8%        1,216,329         7.4%          11.09       10/31/2011
Raytheon                      BBB+/Baa2/BBB+       57,379       5.6%        1,039,569         6.3%          18.12        6/30/2009
ARINC Inc                        NR/Ba3/BB         56,929       5.6%          846,488         5.1%          14.87           (5)
Juniper Financial Corp          AA+/Aa1/AA         68,993       6.8%          810,668         4.9%          11.75       12/31/2012
Ciena Corporation                 NR/B2/B          57,140       5.6%          639,968         3.9%          11.20        5/31/2010
General Dynamics                  A/A2/A           18,849       1.8%          514,955         3.1%          27.32       11/30/2010
URS Inc.                        NR/Ba1/BB+         12,186       1.2%          336,455         2.0%          27.61        1/31/2011
TEN LARGEST TENANTS                               763,210      74.9%      $12,533,829        76.0%         $16.42
Remaining Tenants                                 225,953      22.2%        3,964,220        24.0%          17.12
Non Revenue Tenants(6)                              5,652       0.6%                0         0.0%           0.00
Vacant                                             24,167       2.4%                0         0.0%           0.00
                                                ----------   ---------   -------------   ------------   ------------
TOTAL ALL TENANTS                               1,018,982     100.0%      $16,498,049       100.0%         $16.58
                                                ==========   =========   =============   ============   ============

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   US Government has six leases with one lease expiring on 4/30/2008 (8,919
      sf) which it may terminate at any time with 180 days notice, one lease expiring on 10/31/2008 (1,210 sf), one lease expiring on 4/21/2009 (3,500
      sf), one lease expiring on 9/30/2009 (23,266 sf) which it may terminate at any time with 180 days written notice, one lease expiring on 9/1/2011
      (73,572 sf), and one lease expiring on 9/30/2012 (96,636 sf) which it may terminate at any time with 90 days notice.

(3)   COPT Master Lease consists of ten leases with three leases expiring on
      8/1/2009 (41,867 sf), four leases expiring on 9/1/2009 (27,449 sf), one lease expiring on 8/31/2011 (23,686 sf), one lease expiring on 10/31/2011
      (20,599 sf), and one lease expiring on 11/30/2011 (4,240 sf).

(4)   Foundation Coal Corp has three leases with two leases expiring on
      12/1/2007 (9,494 sf) and one lease expiring on 5/1/2010 (47,618 sf). (5)
      ARINC Inc has two leases with one lease expiring on 9/30/2009 (37,946 sf)
      and one lease expiring on 6/1/2011 (18,983 sf). (6) Includes cafeteria
      (3,623 sf), management office (1,320 sf) and fitness center (709 sf).

      The following table presents certain information relating to the lease rollover schedule at the COPT Office Portfolio Properties:

                          LEASE EXPIRATION SCHEDULE(1)

                                                                                      % OF TOTAL     ANNUALIZED
                                                                      ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                            EXPIRING       % OF       CUMULATIVE     UNDERWRITTEN    UNDERWRITTEN    BASE RENT
YEAR ENDING DECEMBER 31,      NRSF      TOTAL NRSF   OF TOTAL NRSF   BASE RENT ($)    BASE RENT     ($ PER NRSF)
------------------------   ----------   ----------   -------------   -------------   ------------   ------------

2007                          34,192        3.4%          3.4%        $   739,971         4.5%         $21.64
2008                          48,306        4.7%          8.1%            896,941         5.4%          18.57
2009                         254,207       24.9%         33.0%          4,449,524        27.0%          17.50
2010                         134,645       13.2%         46.3%          2,664,371        16.1%          19.79
2011                         294,803       28.9%         75.2%          4,603,194        27.9%          15.61
2012                         197,396       19.4%         94.6%          2,807,737        17.0%          14.22
2013                          25,614        2.5%         97.1%            336,312         2.0%          13.13
2014                               0        0.0%         97.1%                  0         0.0%           0.00
2015                               0        0.0%         97.1%                  0         0.0%           0.00
2016                               0        0.0%         97.1%                  0         0.0%           0.00
2017 and Thereafter                0        0.0%         97.1%                  0         0.0%           0.00
Non Revenue Tenants(2)         5,652        0.6%         97.6%                  0         0.0%           0.00
Vacant                        24,167        2.4%        100.0%                  0         0.0%           0.00
                           ----------   ----------                   -------------   ------------   ------------
TOTAL/WEIGHTED AVERAGE     1,018,982      100.0%                      $16,498,049       100.0%         $16.58
                           ==========   ==========                   =============   ============   ============

(1)   Calculated based on approximate square footage occupied by each tenant.

(2)   Includes cafeteria (3,623 sf), management office (1,320 sf) and fitness center (709 sf).

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -90-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9

--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - COPT OFFICE PORTFOLIO
--------------------------------------------------------------------------------

o     THE BORROWER. The borrowers are twenty single-purpose, single-asset entities each with an independent director (collectively the "COPT
      BORROWERS"). The nine COPT Office Portfolio Properties located in
      Linthicum, Maryland are structured as Indemnity Deeds of Trust and the guarantor has pledged its ownership interests in the related COPT Office
      Portfolio Property to secure the related COPT Borrower's obligations in the COPT Office Portfolio Loan. Legal counsel to each of the COPT
      Borrowers delivered a non-consolidation opinion in connection with the origination of the COPT Office Portfolio Loan. The sponsor is Corporate
      Office Properties Trust ("COPT"). Founded in 1988, COPT is an office REIT headquartered in Columbia, Maryland with a market capitalization of approximately $2.34 billion as of February 4, 2007. COPT solely or jointly owns 186 office properties totaling approximately 15.4 million sf. COPT holds an 80% interest in Corporate Office Properties, L.P. which holds a
      100% interest in the COPT Borrowers and is the guarantor under the non-recourse carveouts for the COPT Office Portfolio Loan.

o     MASTER LEASE. Corporate Office Properties, L.P. ("MASTER LESSEE"), the
      operating partnership of COPT, has entered into a master lease (the
      "MASTER LEASE") of ten suites (approximately 117,841 sf) in the five buildings for a term of three years. The Master Lessee's lease and guaranty obligations will be reduced on a pro rata basis upon leasing, occupancy, payment of leasing costs and commencement of rent by third-party tenants on terms equal to or better than the Master Lease terms for the applicable suite. Excluding the Master Lease, the COPT
      Office Portfolio Properties are approximately 86.1% occupied.

o     RELEASE OF COLLATERAL. Any time after the second anniversary of the securitization closing date, certain of the COPT Borrowers are permitted under the loan documents to obtain the release of one or more of their related COPT Office Portfolio Properties, subject to the satisfaction of certain conditions, including among others: (i) the delivery of defeasance collateral in an amount equal to 110% of the allocated loan amount for the property being released, (ii) after giving effect to such release, the debt service coverage ratio for the remaining properties is equal to or greater than the greater of (a) the debt service coverage ratio immediately preceding the release or (b) 1.20x.

o     SUBSTITUTION OF COLLATERAL. At any time prior to December 6, 2015, certain of the COPT Borrowers are permitted under the loan documents to obtain the release of one or more of their related COPT Office Portfolio Properties by simultaneously substituting one or more similar properties for each released property, subject to the satisfaction of certain conditions, including among others: (i) the payment of a fee equal to 0.50% of the allocated loan amount for the released property being released and the payment of all costs and expenses incurred by lender; (ii) no more than two COPT Office Portfolio Properties may be substituted in any one transaction (except with respect to certain COPT Office Portfolio
      Properties, which will be treated as one property for purposes of this criteria), (iii) after giving effect to the substitution, the debt service coverage ratio for the remaining properties is equal to or greater than the greater of (a) the debt service coverage ratio immediately preceding the substitution and (b) 1.10x, (iv) after giving effect to the substitution, the loan-to-value ratio for the remaining properties is equal to or less than the lesser of (a) the loan-to-value ratio immediately preceding the release or (b) 80%, (v) the cumulative amount of substituted properties must be less than (a) 30% of the aggregate allocated loan amount of all of the COPT Office Portfolio Properties if none of the Colorado properties are being or have been substituted or (b)
      40% of the aggregate allocated amount of all of the COPT Office Portfolio
      Properties if any of the Colorado properties are being or have been substituted, and (vi) rating agency confirmation that the substitution would not result in a qualification, withdrawal or downgrading of the then current ratings of certificates then outstanding.

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -91-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9

--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - COPT OFFICE PORTFOLIO
--------------------------------------------------------------------------------

      If the substitution of a substitute property for a released property does not take place simultaneously as contemplated above, the proposed released property may still be released, subject to the satisfaction of certain conditions, including among others: (i) the deposit with lender of cash or a letter of credit (the "SUBSTITUTION COLLATERAL") in an amount equal to the greater of (a) the then fair market value of the proposed released property or (b) the amount that would be required to purchase defeasance collateral necessary to release the property through partial defeasance and (ii) the delivery to lender of a legal opinion that a securitization which includes the COPT Office Portfolio Loan will not fail to maintain its status as a "real estate investment conduit" as a result of the substitution. If the proposed substitution fails to occur within 90 days after the release of the applicable released property, lender may apply the proceeds of the Substitution Collateral to purchase the defeasance collateral necessary to effect a partial defeasance of the released property. If the Substitution Collateral is insufficient, the related COPT
      Borrower, within two business days of lender's demand for payment, is required to pay to the lender the shortfall amount.

o     LOCK BOX AND CASH MANAGEMENT. The COPT Office Portfolio Loan requires a hard lockbox, which is already in place. The loan documents require the
      COPT Borrowers to direct tenants to pay their rents directly to a lender-controlled lockbox account. The loan documents also require that all rents or other revenue received by or on behalf of the COPT Borrowers or the property manager be deposited into such lender-controlled lockbox account within one business day after receipt. Funds in the lender-controlled lockbox will be swept to the borrower's operating account daily except during a COPT Cash Management Period. During a COPT
      Cash Management Period, amounts in the lockbox account will be swept into a lender-controlled account to be applied to operating expenses, tax and insurance reserves, monthly debt service, replacement reserve amounts, tenant improvements and leasing commissions reserve amounts, default rate payments and lender-approved extraordinary expenses, with all remaining amounts on deposit to be held by the lender as additional security for the
      COPT Office Portfolio Loan. A "COPT CASH MANAGEMENT PERIOD" is a period during which (i) an event of default is continuing, until the event of default is cured, (ii) the debt service coverage ratio (based on underwritten net operating income) for the 12-month period ending with the most recently completed calendar month falls below 1.10x, until the debt service coverage ratio for the 12-month period ending with the most recently completed calendar month is greater than 1.15x for two consecutive calendar quarters or (iii) a COPT Borrower or the property manager is the subject of a bankruptcy action, until the action is finished or the property manager is replaced.

o     PROPERTY MANAGEMENT. COPT Property Management Services, LLC, an affiliate of the COPT Borrowers, is the property manager for all of the COPT Office
      Portfolio Properties. The property manager receives a management fee equal to the greater of (a) $1,000 per month and (b) 3.0% of the gross revenue and 5% of project costs if the COPT Borrowers require the property manager to supervise capital projects or tenant improvement projects. The lender may require the COPT Borrowers to terminate the property manager following one or more of the following events: (i) an event of default is continuing under the COPT Office Portfolio Loan, (ii) the property manager is in default under any management agreement or (iii) upon the gross negligence, malfeasance or willful misconduct of the property manager.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Permitted.

o     TERRORISM INSURANCE. The loan documents require the COPT Borrowers to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the COPT Office Portfolio Properties, provided coverage is available. In the event that coverage for terrorism is not included as part of the "all risk" property policy, the COPT Borrowers will be required to obtain, to the extent available, coverage for terrorism in the form of stand alone coverage, in an amount equal to 100% of the replacement cost of the COPT Office Portfolio Properties,

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -92-          [LOGO] RBS GREENWICH CAPITAL

GCCFC 2007-GG9

--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - COPT OFFICE PORTFOLIO
--------------------------------------------------------------------------------

      subject to a premium cap equal to 100% of the aggregate insurance premiums payable with respect to all required insurance coverage for the last policy year in which coverage for terrorism was included as part of an all-risk policy, adjusted annually by a percentage equal to the increase in the Consumer Price Index. See "Risk Factors--Risks Related to the
      Underlying Mortgage Loans--The Absence of or Inadequacy of Insurance
      Coverage on the Mortgaged Properties May Adversely Affect Payments on Your
      Certificates" in the prospectus supplement.

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no.
333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[LOGO] GOLDMAN SACHS                  -93-          [LOGO] RBS GREENWICH CAPITAL

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX C

                          MORTGAGE POOL CHARACTERISTICS

                                       C-1

                                      GG9

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at
www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

                                                              Annex C-Sub Pool

PROPERTY TYPES
                                                               % OF                                           WTD. AVG.
                                                              INITIAL               WTD. AVG.   WTD. AVG.     REMAINING      WTD.
                            NUMBER OF    AGGREGATE CUT-OFF   MORTGAGE      WTD.      CUT-OFF     MATURITY      TERM TO       AVG.
                            MORTGAGED     DATE PRINCIPAL       POOL        AVG.     DATE LTV     DATE LTV     MATURITY     MORTGAGE
      PROPERTY TYPE         PROPERTIES      BALANCE ($)       BALANCE      DSCR       RATIO       RATIO       (MONTHS)       RATE
------------------------------------------------------------------------------------------------------------------------------------

Office                          99           3,917,153,704     59.6%       1.62       62.4%       61.5%          108        5.764%
Retail                          63             924,955,842     14.1%       1.38       70.0%       64.7%          105        5.949%
Multifamily                     56             484,285,000      7.4%       1.27       75.5%       72.5%           96        5.951%
Industrial                      66             478,325,904      7.3%       1.43       73.9%       73.2%          104        5.626%
Hospitality                     21             474,843,190      7.2%       1.61       74.7%       72.0%           92        5.763%
Other                            7             164,723,502      2.5%       1.50       61.7%       61.7%           83        5.621%
Mixed Use                        6              83,450,000      1.3%       1.25       75.3%       70.3%          117        6.008%
Self-Storage                     9              38,986,721      0.6%       1.32       73.5%       65.9%          118        5.974%
Manufactured Housing             1               9,200,000      0.1%       1.15       76.7%       69.5%          116        6.130%
                            --------------------------------------------------------------------------------------------------------
                               328           6,575,923,864    100.0%       1.54       66.4%       64.5%          105        5.795%
------------------------------------------------------------------------------------------------------------------------------------

PROPERTY LOCATIONS

                                                               % OF                                           WTD. AVG.
                                                              INITIAL               WTD. AVG.   WTD. AVG.     REMAINING      WTD.
                            NUMBER OF    AGGREGATE CUT-OFF   MORTGAGE      WTD.      CUT-OFF     MATURITY      TERM TO       AVG.
                            MORTGAGED     DATE PRINCIPAL       POOL        AVG.     DATE LTV     DATE LTV     MATURITY     MORTGAGE
     PROPERTY STATE         PROPERTIES      BALANCE ($)       BALANCE      DSCR       RATIO       RATIO       (MONTHS)       RATE
------------------------------------------------------------------------------------------------------------------------------------

New York                        49           1,444,487,094     22.0%       1.93       55.9%       55.0%          119        5.603%
California                      54             769,904,256     11.7%       1.25       74.1%       70.5%           89        5.963%
Massachusetts                    3             659,500,000     10.0%       1.30       50.4%       50.4%          117        5.599%
Texas                           26             427,737,196      6.5%       1.38       73.4%       68.9%           89        5.886%
Georgia                         14             419,383,904      6.4%       1.59       75.4%       74.7%           83        5.849%
Virginia                         8             350,796,753      5.3%       1.35       72.2%       71.5%          116        5.935%
Maryland                        16             345,922,000      5.3%       1.38       78.6%       77.9%           93        5.667%
Connecticut                     11             256,610,000      3.9%       1.17       75.2%       74.4%          119        6.149%
Illinois                         5             225,123,313      3.4%       2.77       47.1%       46.8%          105        5.663%
North Carolina                  25             203,528,434      3.1%       1.40       70.7%       66.1%          111        5.895%
Other States (1)               117           1,472,930,915     22.4%       1.41       71.9%       68.8%          102        5.882%
                            --------------------------------------------------------------------------------------------------------
                               328           6,575,923,864    100.0%       1.54       66.4%       64.5%          105        5.795%
------------------------------------------------------------------------------------------------------------------------------------

(1)   Includes 25 states

CUT-OFF DATE PRINCIPAL BALANCES

                                                               % OF                                           WTD. AVG.
                                                              INITIAL               WTD. AVG.   WTD. AVG.     REMAINING      WTD.
                            NUMBER OF    AGGREGATE CUT-OFF   MORTGAGE      WTD.      CUT-OFF     MATURITY      TERM TO       AVG.
  RANGE OF CUT-OFF DATE      MORTGAGE     DATE PRINCIPAL       POOL        AVG.     DATE LTV     DATE LTV     MATURITY     MORTGAGE
      BALANCES ($)            LOANS         BALANCE ($)       BALANCE      DSCR       RATIO       RATIO       (MONTHS)       RATE
------------------------------------------------------------------------------------------------------------------------------------

   Less than 2,500,001           6               9,909,906      0.2%       1.31       64.1%       52.2%          117        5.965%
  2,500,001 - 5,000,000         35             137,773,329      2.1%       1.32       72.6%       64.5%          108        5.866%
  5,000,001 - 7,500,000         25             157,989,490      2.4%       1.41       69.4%       63.0%          111        5.881%
  7,500,001 - 10,000,000        18             156,320,284      2.4%       1.45       73.1%       67.9%          112        5.837%
 10,000,001 - 15,000,000        37             468,590,721      7.1%       1.30       74.4%       69.1%          113        5.899%
 15,000,001 - 20,000,000        18             311,227,000      4.7%       1.41       74.9%       72.2%           97        5.975%
 20,000,001 - 25,000,000         9             207,318,000      3.2%       1.34       75.9%       74.2%           97        5.907%
 25,000,001 - 50,000,000        27             961,645,000     14.6%       1.41       70.7%       68.9%           95        5.800%
 50,000,001 - 75,000,000         6             362,682,144      5.5%       1.29       74.9%       71.5%           82        5.992%
 75,000,001 - 100,000,000        3             274,500,000      4.2%       1.65       68.6%       65.9%          118        5.731%
100,000,001 - 200,000,000       11           1,538,967,990     23.4%       1.55       69.2%       67.8%          103        5.876%
200,000,001 - 300,000,000        3             693,500,000     10.5%       1.64       63.5%       63.5%          103        5.763%
300,000,001 - 600,000,000        2             655,000,000     10.0%       2.32       50.8%       50.8%          118        5.497%
600,000,001 - 640,500,000        1             640,500,000      9.7%       1.29       50.0%       50.0%          118        5.599%
                            --------------------------------------------------------------------------------------------------------
                               201           6,575,923,864    100.0%       1.54       66.4%       64.5%          105        5.795%
------------------------------------------------------------------------------------------------------------------------------------

THE AVERAGE CUT-OFF DATE PRINCIPAL BALANCE IS $32,716,039

MORTGAGE RATES

                                                               % OF                                           WTD. AVG.
                                                              INITIAL               WTD. AVG.   WTD. AVG.     REMAINING      WTD.
                            NUMBER OF    AGGREGATE CUT-OFF   MORTGAGE      WTD.      CUT-OFF     MATURITY      TERM TO       AVG.
 RANGE OF MORTGAGE RATES     MORTGAGE     DATE PRINCIPAL       POOL        AVG.     DATE LTV     DATE LTV     MATURITY     MORTGAGE
           (%)                LOANS         BALANCE ($)       BALANCE      DSCR       RATIO       RATIO       (MONTHS)       RATE
------------------------------------------------------------------------------------------------------------------------------------

     Less than 5.500             7             592,020,000      9.0%       2.54       44.7%       44.4%          115        5.450%
      5.500 - 5.749             71           3,097,151,460     47.1%       1.57       63.0%       62.1%          111        5.616%
      5.750 - 5.999             65           1,135,810,986     17.3%       1.30       74.5%       71.5%           94        5.852%
      6.000 - 6.249             37           1,299,017,334     19.8%       1.33       74.1%       70.8%          100        6.106%
      6.250 - 6.499             15             356,994,084      5.4%       1.25       75.4%       71.7%           89        6.362%
      6.500 - 6.749              3              54,970,000      0.8%       1.29       78.4%       74.6%          100        6.648%
      6.750 - 6.847              3              39,960,000      0.6%       1.28       78.3%       70.3%          102        6.799%
                            --------------------------------------------------------------------------------------------------------
                               201           6,575,923,864    100.0%       1.54       66.4%       64.5%          105        5.795%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE MORTGAGE RATE IS 5.795%.

DEBT SERVICE COVERAGE RATIOS

                                                               % OF                                           WTD. AVG.
                                                              INITIAL               WTD. AVG.   WTD. AVG.     REMAINING      WTD.
                            NUMBER OF    AGGREGATE CUT-OFF   MORTGAGE      WTD.      CUT-OFF     MATURITY      TERM TO       AVG.
                             MORTGAGE     DATE PRINCIPAL       POOL        AVG.     DATE LTV     DATE LTV     MATURITY     MORTGAGE
     RANGE OF DSCRS           LOANS         BALANCE ($)       BALANCE      DSCR       RATIO       RATIO       (MONTHS)       RATE
------------------------------------------------------------------------------------------------------------------------------------

     Less than 1.10              2              17,671,000      0.3%       1.06       68.4%       65.4%           99        6.377%
     1.10 - 1.1999              44             993,534,968     15.1%       1.16       75.7%       71.8%          105        6.000%
     1.20 - 1.2999              51           1,623,411,981     24.7%       1.26       65.8%       63.9%          110        5.827%
     1.30 - 1.3999              40           1,287,750,467     19.6%       1.35       76.3%       74.6%           97        5.825%
     1.40 - 1.4999              25             866,039,199     13.2%       1.45       66.4%       63.3%          107        5.777%
     1.50 - 1.7499              23             716,506,248     10.9%       1.58       69.5%       69.0%           89        5.772%
     1.75 - 1.9999               7             410,420,000      6.2%       1.92       60.7%       60.4%          118        5.601%
     2.00 - 2.4999               6             127,490,000      1.9%       2.23       53.3%       51.2%           98        5.533%
     3.00 - 3.3608               3             533,100,000      8.1%       3.19       30.8%       30.7%          118        5.493%
                            --------------------------------------------------------------------------------------------------------
                               201           6,575,923,864    100.0%       1.54       66.4%       64.5%          105        5.795%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE DEBT SERVICE COVERAGE RATIO IS 1.54X.

CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                               % OF                                           WTD. AVG.
                              NUMBER                          INITIAL               WTD. AVG.   WTD. AVG.     REMAINING      WTD.
                                OF       AGGREGATE CUT-OFF   MORTGAGE      WTD.      CUT-OFF     MATURITY      TERM TO       AVG.
RANGE OF CUT-OFF DATE LTV    MORTGAGE     DATE PRINCIPAL       POOL        AVG.     DATE LTV     DATE LTV     MATURITY     MORTGAGE
        RATIOS (%)            LOANS         BALANCE ($)       BALANCE      DSCR       RATIO       RATIO       (MONTHS)       RATE
------------------------------------------------------------------------------------------------------------------------------------

     Less than 55.00            14           1,563,759,147     23.8%       2.09       43.8%       43.9%          117        5.574%
      55.01 - 60.00              5             242,667,640      3.7%       1.60       57.6%       57.4%          110        5.601%
      60.01 - 65.00             16             496,766,772      7.6%       1.45       62.6%       60.0%          113        5.785%
      65.01 - 70.00             29             593,110,030      9.0%       1.49       68.5%       64.0%          105        5.802%
      70.01 - 75.00             44           1,314,254,697     20.0%       1.34       73.4%       71.2%          106        5.979%
      75.01 - 80.00             88           2,141,576,441     32.6%       1.32       78.5%       75.9%           97        5.854%
      80.01 - 83.15              5             223,789,135      3.4%       1.21       80.5%       79.2%           67        5.907%
                            --------------------------------------------------------------------------------------------------------
                               201           6,575,923,864    100.0%       1.54       66.4%       64.5%          105        5.795%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE CUT-OFF DATE LTV RATIO IS 66.4%.

MATURITY DATE LOAN-TO-VALUE RATIOS

                                                               % OF                                           WTD. AVG.
                                             AGGREGATE        INITIAL               WTD. AVG.   WTD. AVG.     REMAINING      WTD.
                            NUMBER OF      CUT-OFF DATE      MORTGAGE      WTD.      CUT-OFF     MATURITY      TERM TO       AVG.
 RANGE OF MATURITY DATE      MORTGAGE        PRINCIPAL         POOL        AVG.     DATE LTV     DATE LTV     MATURITY     MORTGAGE
     LTV RATIOS (%)           LOANS         BALANCE ($)       BALANCE      DSCR       RATIO       RATIO       (MONTHS)       RATE
------------------------------------------------------------------------------------------------------------------------------------

     Less than 55.00            19           1,657,693,972     25.2%       2.06       45.1%       44.0%          117        5.603%
      55.01 - 60.00             16             441,216,054      6.7%       1.52       62.9%       57.6%          110        5.767%
      60.01 - 65.00             25             583,173,816      8.9%       1.38       65.9%       62.6%          114        5.797%
      65.01 - 70.00             51             821,391,466     12.5%       1.37       71.0%       67.3%          104        5.841%
      70.01 - 75.00             52           1,402,230,557     21.3%       1.33       75.2%       73.1%          105        5.967%
      75.01 - 80.00             35           1,480,243,000     22.5%       1.35       78.8%       78.6%           93        5.817%
      80.01 - 80.60              3             189,975,000      2.9%       1.19       80.4%       80.4%           58        5.889%
                            --------------------------------------------------------------------------------------------------------
                               201           6,575,923,864    100.0%       1.54       66.4%       64.5%          105        5.795%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE MATURITY DATE LTV RATIO IS 64.5%.

ORIGINAL TERMS TO MATURITY

                                                               % OF                                           WTD. AVG.
                                             AGGREGATE        INITIAL               WTD. AVG.   WTD. AVG.     REMAINING      WTD.
   RANGE OF ORIGINAL        NUMBER OF      CUT-OFF DATE      MORTGAGE      WTD.      CUT-OFF     MATURITY      TERM TO       AVG.
   TERMS TO MATURITY         MORTGAGE        PRINCIPAL         POOL        AVG.     DATE LTV     DATE LTV     MATURITY     MORTGAGE
       (MONTHS)               LOANS         BALANCE ($)       BALANCE      DSCR       RATIO       RATIO       (MONTHS)       RATE
------------------------------------------------------------------------------------------------------------------------------------

        0 - 60                  33             980,364,861     14.9%       1.39       74.4%       73.7%           57        5.853%
        61 - 96                 10             544,082,746      8.3%       1.43       75.8%       74.3%           71        6.088%
       109 - 122               157           5,048,274,230     76.8%       1.58       63.9%       61.7%          118        5.752%
       123 - 144                 1               3,202,027      0.0%       1.23       48.5%        0.4%          141        5.560%
                            --------------------------------------------------------------------------------------------------------
                               201           6,575,923,864    100.0%       1.54       66.4%       64.5%          105        5.795%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE ORIGINAL TERM TO MATURITY IS 107 MONTHS.

REMAINING TERMS TO MATURITY

                                                               % OF                                           WTD. AVG.
                                             AGGREGATE        INITIAL               WTD. AVG.   WTD. AVG.     REMAINING      WTD.
   RANGE OF REMAINING       NUMBER OF      CUT-OFF DATE      MORTGAGE      WTD.      CUT-OFF     MATURITY      TERM TO       AVG.
   TERMS TO MATURITY         MORTGAGE        PRINCIPAL         POOL        AVG.     DATE LTV     DATE LTV     MATURITY     MORTGAGE
        (MONTHS)              LOANS         BALANCE ($)       BALANCE      DSCR       RATIO       RATIO       (MONTHS)       RATE
------------------------------------------------------------------------------------------------------------------------------------

         0 - 60                 33             980,364,861     14.9%       1.39       74.4%       73.7%           57        5.853%
        61 - 96                 10             544,082,746      8.3%       1.43       75.8%       74.3%           71        6.088%
       109 - 120               157           5,048,274,230     76.8%       1.58       63.9%       61.7%          118        5.752%
       121 - 141                 1               3,202,027      0.0%       1.23       48.5%        0.4%          141        5.560%
                            --------------------------------------------------------------------------------------------------------
                               201           6,575,923,864    100.0%       1.54       66.4%       64.5%          105        5.795%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE REMAINING TERM TO MATURITY IS 105 MONTHS.

SEASONING

                                                               % OF                                           WTD. AVG.
                                                              INITIAL               WTD. AVG.   WTD. AVG.     REMAINING      WTD.
                            NUMBER OF    AGGREGATE CUT-OFF   MORTGAGE      WTD.      CUT-OFF     MATURITY      TERM TO       AVG.
                             MORTGAGE     DATE PRINCIPAL       POOL        AVG.     DATE LTV     DATE LTV     MATURITY     MORTGAGE
    SEASONING (MONTHS)        LOANS         BALANCE ($)       BALANCE      DSCR       RATIO       RATIO       (MONTHS)       RATE
------------------------------------------------------------------------------------------------------------------------------------

          0 - 12               201           6,575,923,864    100.0%       1.54       66.4%       64.5%          105        5.795%
                            --------------------------------------------------------------------------------------------------------
                               201           6,575,923,864    100.0%       1.54       66.4%       64.5%          105        5.795%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE SEASONING IS 2 MONTHS.

ORIGINAL AMORTIZATION TERMS

                                                               % OF                                           WTD. AVG.
                                                              INITIAL               WTD. AVG.   WTD. AVG.     REMAINING      WTD.
   RANGE OF ORIGINAL        NUMBER OF    AGGREGATE CUT-OFF   MORTGAGE      WTD.      CUT-OFF     MATURITY      TERM TO       AVG.
   AMORTIZATION TERMS        MORTGAGE     DATE PRINCIPAL       POOL        AVG.     DATE LTV     DATE LTV     MATURITY     MORTGAGE
        (MONTHS)              LOANS         BALANCE ($)       BALANCE      DSCR       RATIO       RATIO       (MONTHS)       RATE
------------------------------------------------------------------------------------------------------------------------------------

     Interest Only              87           5,021,562,146     76.4%       1.61       64.6%       64.3%          102        5.736%
        120- 240                 2               4,664,656      0.1%       1.20       46.4%        0.4%          133        5.620%
       241 - 360               112           1,549,697,062     23.6%       1.29       72.4%       65.5%          115        5.986%
                            --------------------------------------------------------------------------------------------------------
                               201           6,575,923,864    100.0%       1.54       66.4%       64.5%          105        5.795%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM IS 356 MONTHS.

REMAINING STATED AMORTIZATION TERMS

                                                               % OF                                           WTD. AVG.
                                             AGGREGATE        INITIAL               WTD. AVG.   WTD. AVG.     REMAINING      WTD.
    RANGE OF REMAINING      NUMBER OF      CUT-OFF DATE      MORTGAGE      WTD.      CUT-OFF     MATURITY      TERM TO       AVG.
    AMORTIZATION TERMS      MORTGAGE         PRINCIPAL         POOL        AVG.     DATE LTV     DATE LTV     MATURITY     MORTGAGE
         (MONTHS)             LOANS         BALANCE ($)       BALANCE      DSCR       RATIO       RATIO       (MONTHS)       RATE
------------------------------------------------------------------------------------------------------------------------------------

      Interest Only             87           5,021,562,146     76.4%       1.61       64.6%       64.3%          102        5.736%
        116 - 240                2               4,664,656      0.1%       1.20       46.4%        0.4%          133        5.620%
        241 - 360              112           1,549,697,062     23.6%       1.29       72.4%       65.5%          115        5.986%
                            --------------------------------------------------------------------------------------------------------
                               201           6,575,923,864    100.0%       1.54       66.4%       64.5%          105        5.795%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE REMAINING AMORTIZATION TERM IS 356 MONTHS.

AMORTIZATION TYPES

                                                               % OF                                           WTD. AVG.
                                                              INITIAL               WTD. AVG.   WTD. AVG.     REMAINING      WTD.
                            NUMBER OF    AGGREGATE CUT-OFF   MORTGAGE      WTD.      CUT-OFF     MATURITY      TERM TO       AVG.
                             MORTGAGE     DATE PRINCIPAL       POOL        AVG.     DATE LTV     DATE LTV     MATURITY     MORTGAGE
    AMORTIZATION TYPE         LOANS         BALANCE ($)       BALANCE      DSCR       RATIO       RATIO       (MONTHS)       RATE
------------------------------------------------------------------------------------------------------------------------------------

      Interest Only             87           5,021,562,146     76.4%       1.61       64.6%       64.3%          102        5.736%
   Interest Only, Then
       Amortizing               83           1,194,105,100     18.2%       1.26       73.7%       68.0%          114        5.978%
       Amortizing               29             355,591,962      5.4%       1.40       68.0%       57.4%          116        6.011%
    Fully Amortizing             2               4,664,656      0.1%       1.20       46.4%        0.4%          133        5.620%
                            --------------------------------------------------------------------------------------------------------
                               201           6,575,923,864    100.0%       1.54       66.4%       64.5%          105        5.795%
------------------------------------------------------------------------------------------------------------------------------------

LOCKBOXES
                                                               % OF
                                                              INITIAL
                            NUMBER OF    AGGREGATE CUT-OFF   MORTGAGE
                             MORTGAGE     DATE PRINCIPAL       POOL
       LOCKBOX TYPE           LOANS         BALANCE ($)       BALANCE
----------------------------------------------------------------------
           Hard                 69           4,919,968,142     74.8%
           Soft                 18             439,726,027      6.7%
        Springing                1              97,000,000      1.5%
----------------------------------------------------------------------

ESCROW TYPES
                                                               % OF
                                                              INITIAL
                            NUMBER OF    AGGREGATE CUT-OFF   MORTGAGE
                             MORTGAGE     DATE PRINCIPAL       POOL
     ESCROW TYPE (1)          LOANS         BALANCE ($)       BALANCE
----------------------------------------------------------------------
TI/LC (2)                       61           2,513,709,516     46.1%
Real Estate Tax                162           4,993,604,811     75.9%
Insurance                      152           4,530,689,295     68.9%
Replacement Reserve            136           3,447,438,142     52.4%
----------------------------------------------------------------------

(1)   Includes initial and ongoing reserves and escrows

(2)   The statistical information for the TI/LC Reserve percentage does not include mortgage loans secured by multifamily, manufactured housing, hospitality, parking, or self-storage properties.

PREPAYMENT PROVISION SUMMARY

                                                               % OF                                           WTD. AVG.
                                                              INITIAL               WTD. AVG.   WTD. AVG.     REMAINING      WTD.
                            NUMBER OF    AGGREGATE CUT-OFF   MORTGAGE      WTD.      CUT-OFF     MATURITY      TERM TO       AVG.
                             MORTGAGE     DATE PRINCIPAL       POOL        AVG.     DATE LTV     DATE LTV     MATURITY     MORTGAGE
     PREPAYMENT TYPE          LOANS         BALANCE ($)       BALANCE      DSCR       RATIO       RATIO       (MONTHS)       RATE
------------------------------------------------------------------------------------------------------------------------------------

   Lockout/Defeasance          169           5,502,973,599     83.7%       1.58       64.5%       62.6%          108        5.797%
   Lockout/Defeasance
  or Yield Maintenance           6             600,850,736      9.1%       1.37       75.3%       73.2%          100        5.685%
   Lockout/Greater of
   Percentage or Yield
       Maintenance              21             297,366,528      4.5%       1.33       76.8%       74.5%           81        5.971%
  Greater of Percentage
  or Yield Maintenance           5             174,733,000      2.7%       1.22       79.2%       79.0%           64        5.815%
                            --------------------------------------------------------------------------------------------------------
                               201           6,575,923,864    100.0%       1.54       66.4%       64.5%          105        5.795%
------------------------------------------------------------------------------------------------------------------------------------

                                                              Annex C-Sub Pool 1

PROPERTY TYPES

                                                                  % OF                             WTD.
                                               AGGREGATE        INITIAL             WTD. AVG.      AVG.      WTD. AVG.       WTD.
                                NUMBER OF    CUT-OFF DATE       MORTGAGE    WTD.     CUT-OFF     MATURITY  REMAINING TERM    AVG.
                                MORTGAGED      PRINCIPAL          POOL      AVG.     DATE LTV    DATE LTV   TO MATURITY    MORTGAGE
        PROPERTY TYPE          PROPERTIES     BALANCE ($)       BALANCE     DSCR      RATIO       RATIO       (MONTHS)       RATE
------------------------------------------------------------------------------------------------------------------------------------

Office                              99         3,917,153,704      64.4%     1.62      62.4%       61.5%         108         5.764%
Retail                              63           924,955,842      15.2%     1.38      70.0%       64.7%         105         5.949%
Industrial                          66           478,325,904       7.9%     1.43      73.9%       73.2%         104         5.626%
Hospitality                         21           474,843,190       7.8%     1.61      74.7%       72.0%          92         5.763%
Other                                7           164,723,502       2.7%     1.50      61.7%       61.7%          83         5.621%
Mixed Use                            6            83,450,000       1.4%     1.25      75.3%       70.3%         117         6.008%
Self-Storage                         9            38,986,721       0.6%     1.32      73.5%       65.9%         118         5.974%
                               -----------------------------------------------------------------------------------------------------
                                   271         6,082,438,864     100.0%     1.56      65.7%       63.9%         106         5.782%
------------------------------------------------------------------------------------------------------------------------------------

PROPERTY LOCATIONS

                                                                  % OF                             WTD.
                                               AGGREGATE        INITIAL             WTD. AVG.      AVG.      WTD. AVG.       WTD.
                                NUMBER OF    CUT-OFF DATE       MORTGAGE    WTD.     CUT-OFF     MATURITY  REMAINING TERM    AVG.
                                MORTGAGED      PRINCIPAL          POOL      AVG.     DATE LTV    DATE LTV   TO MATURITY    MORTGAGE
       PROPERTY STATE          PROPERTIES     BALANCE ($)       BALANCE     DSCR      RATIO       RATIO       (MONTHS)       RATE
------------------------------------------------------------------------------------------------------------------------------------

New York                            49         1,444,487,094      23.7%     1.93      55.9%       55.0%         119         5.603%
California                          29           628,754,256      10.3%     1.26      73.9%       71.3%          87         5.977%
Massachusetts                        3           659,500,000      10.8%     1.30      50.4%       50.4%         117         5.599%
Texas                               22           354,412,196       5.8%     1.40      71.9%       67.3%          88         5.842%
Georgia                             13           405,483,904       6.7%     1.61      75.4%       74.8%          82         5.855%
Virginia                             8           350,796,753       5.8%     1.35      72.2%       71.5%         116         5.935%
Maryland                            16           345,922,000       5.7%     1.38      78.6%       77.9%          93         5.667%
Connecticut                         11           256,610,000       4.2%     1.17      75.2%       74.4%         119         6.149%
Illinois                             4           204,123,313       3.4%     2.93      43.7%       43.4%         110         5.631%
North Carolina                      14           122,628,434       2.0%     1.42      72.9%       65.3%         117         5.911%
Other States (1)                   102         1,309,720,915      21.5%     1.43      71.2%       67.8%         103         5.868%
                               -----------------------------------------------------------------------------------------------------
                                   271         6,082,438,864     100.0%     1.56      65.7%       63.9%         106         5.782%
------------------------------------------------------------------------------------------------------------------------------------

(1)   Includes 25 states

CUT-OFF DATE PRINCIPAL BALANCES

                                                                  % OF                             WTD.
                                               AGGREGATE        INITIAL             WTD. AVG.      AVG.      WTD. AVG.       WTD.
                                NUMBER OF    CUT-OFF DATE       MORTGAGE    WTD.     CUT-OFF     MATURITY  REMAINING TERM    AVG.
    RANGE OF CUT-OFF DATE       MORTGAGE       PRINCIPAL          POOL      AVG.     DATE LTV    DATE LTV   TO MATURITY    MORTGAGE
        BALANCES ($)              LOANS       BALANCE ($)       BALANCE     DSCR      RATIO       RATIO       (MONTHS)       RATE
------------------------------------------------------------------------------------------------------------------------------------

     Less than 2,500,001             6             9,909,906       0.2%     1.31      64.1%       52.2%         117         5.965%
    2,500,001 - 5,000,000           31           124,523,329       2.0%     1.33      73.8%       65.4%         107         5.863%
    5,000,001 - 7,500,000           25           157,989,490       2.6%     1.41      69.4%       63.0%         111         5.881%
   7,500,001 - 10,000,000           17           147,120,284       2.4%     1.47      72.9%       67.8%         112         5.819%
   10,000,001 - 15,000,000          30           381,680,721       6.3%     1.31      74.7%       68.7%         113         5.875%
   15,000,001 - 20,000,000          15           261,252,000       4.3%     1.44      74.3%       71.1%         100         5.938%
   20,000,001 - 25,000,000           7           165,118,000       2.7%     1.36      74.9%       72.7%         108         5.881%
   25,000,001 - 50,000,000          21           732,945,000      12.1%     1.45      69.5%       68.8%          92         5.799%
   50,000,001 - 75,000,000           5           299,432,144       4.9%     1.30      73.8%       69.7%          82         5.945%
  75,000,001 - 100,000,000           3           274,500,000       4.5%     1.65      68.6%       65.9%         118         5.731%
  100,000,001 - 200,000,000         11         1,538,967,990      25.3%     1.55      69.2%       67.8%         103         5.876%
  200,000,001 - 300,000,000          3           693,500,000      11.4%     1.64      63.5%       63.5%         103         5.763%
  300,000,001 - 600,000,000          2           655,000,000      10.8%     2.32      50.8%       50.8%         118         5.497%
  600,000,001 - 640,500,000          1           640,500,000      10.5%     1.29      50.0%       50.0%         118         5.599%
                               -----------------------------------------------------------------------------------------------------
                                   177         6,082,438,864     100.0%     1.56      65.7%       63.9%         106         5.782%
------------------------------------------------------------------------------------------------------------------------------------

THE AVERAGE CUT-OFF DATE PRINCIPAL BALANCE IS $34,364,061

MORTGAGE RATES

                                                                  % OF                             WTD.
                                               AGGREGATE        INITIAL             WTD. AVG.      AVG.      WTD. AVG.       WTD.
                                NUMBER OF    CUT-OFF DATE       MORTGAGE    WTD.     CUT-OFF     MATURITY  REMAINING TERM    AVG.
                                MORTGAGE       PRINCIPAL          POOL      AVG.     DATE LTV    DATE LTV   TO MATURITY    MORTGAGE
 RANGE OF MORTGAGE RATES (%)      LOANS       BALANCE ($)       BALANCE     DSCR      RATIO       RATIO       (MONTHS)       RATE
------------------------------------------------------------------------------------------------------------------------------------

       Less than 5.500               6           581,660,000       9.6%     2.55      44.1%       43.8%         115         5.449%
        5.500 - 5.749               67         2,987,751,460      49.1%     1.58      62.4%       61.6%         111         5.616%
        5.750 - 5.999               55           942,535,986      15.5%     1.29      74.9%       72.2%          94         5.844%
        6.000 - 6.249               32         1,171,717,334      19.3%     1.33      73.5%       70.1%         101         6.103%
        6.250 - 6.499               13           330,694,084       5.4%     1.26      76.1%       72.3%          87         6.361%
        6.500 - 6.749                2            38,720,000       0.6%     1.35      79.6%       74.2%         118         6.622%
        6.750 - 6.847                2            29,360,000       0.5%     1.27      77.7%       67.3%         119         6.799%
                               -----------------------------------------------------------------------------------------------------
                                   177         6,082,438,864     100.0%     1.56      65.7%       63.9%         106         5.782%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE MORTGAGE RATE IS 5.782%.

DEBT SERVICE COVERAGE RATIOS

                                                                  % OF                             WTD.
                                               AGGREGATE        INITIAL             WTD. AVG.      AVG.      WTD. AVG.       WTD.
                                NUMBER OF    CUT-OFF DATE       MORTGAGE    WTD.     CUT-OFF     MATURITY  REMAINING TERM    AVG.
                                MORTGAGE       PRINCIPAL          POOL      AVG.     DATE LTV    DATE LTV   TO MATURITY    MORTGAGE
       RANGE OF DSCRS             LOANS       BALANCE ($)       BALANCE     DSCR      RATIO       RATIO       (MONTHS)       RATE
------------------------------------------------------------------------------------------------------------------------------------

       Less than 1.10                1             5,071,000       0.1%     1.06      63.0%       63.0%          56         6.140%
        1.10 - 1.1999               36           887,334,968      14.6%     1.16      75.9%       72.1%         105         6.007%
        1.20 - 1.2999               45         1,400,936,981      23.0%     1.26      63.6%       62.2%         113         5.809%
        1.30 - 1.3999               33         1,160,150,467      19.1%     1.34      76.8%       74.9%          97         5.806%
        1.40 - 1.4999               24           851,789,199      14.0%     1.45      66.4%       63.2%         107         5.778%
        1.50 - 1.7499               23           716,506,248      11.8%     1.58      69.5%       69.0%          89         5.772%
        1.75 - 1.9999                6           400,060,000       6.6%     1.92      60.2%       59.9%         118         5.604%
        2.00 - 2.4999                6           127,490,000       2.1%     2.23      53.3%       51.2%          98         5.533%
        3.00 - 3.3608                3           533,100,000       8.8%     3.19      30.8%       30.7%         118         5.493%
                               -----------------------------------------------------------------------------------------------------
                                   177         6,082,438,864     100.0%     1.56      65.7%       63.9%         106         5.782%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE DEBT SERVICE COVERAGE RATIO IS 1.56X.

CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                  % OF                             WTD.
                                               AGGREGATE        INITIAL             WTD. AVG.      AVG.      WTD. AVG.       WTD.
                               NUMBER OF     CUT-OFF DATE       MORTGAGE    WTD.     CUT-OFF     MATURITY  REMAINING TERM    AVG.
  RANGE OF CUT-OFF DATE LTV     MORTGAGE       PRINCIPAL          POOL      AVG.     DATE LTV    DATE LTV   TO MATURITY    MORTGAGE
         RATIOS (%)              LOANS        BALANCE ($)       BALANCE     DSCR      RATIO       RATIO       (MONTHS)       RATE
------------------------------------------------------------------------------------------------------------------------------------

       Less than 55.00              12         1,558,059,147      25.6%     2.09      43.8%       43.8%         117         5.573%
        55.01 - 60.00                5           242,667,640       4.0%     1.60      57.6%       57.4%         110         5.601%
        60.01 - 65.00               15           483,066,772       7.9%     1.46      62.6%       60.0%         113         5.770%
        65.01 - 70.00               25           503,760,030       8.3%     1.51      68.7%       63.5%         105         5.789%
        70.01 - 75.00               42         1,297,004,697      21.3%     1.34      73.4%       71.3%         106         5.974%
        75.01 - 80.00               75         1,818,816,441      29.9%     1.33      78.5%       76.1%          98         5.839%
        80.01 - 83.15                3           179,064,135       2.9%     1.19      80.4%       80.0%          59         5.889%
                               -----------------------------------------------------------------------------------------------------
                                   177         6,082,438,864     100.0%     1.56      65.7%       63.9%         106         5.782%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE CUT-OFF DATE LTV RATIO IS 65.7%.

MATURITY DATE LOAN-TO-VALUE RATIOS

                                                                  % OF                             WTD.
                                               AGGREGATE        INITIAL             WTD. AVG.      AVG.      WTD. AVG.       WTD.
                                NUMBER OF    CUT-OFF DATE       MORTGAGE    WTD.     CUT-OFF     MATURITY  REMAINING TERM    AVG.
 RANGE OF MATURITY DATE LTV     MORTGAGE       PRINCIPAL          POOL      AVG.     DATE LTV    DATE LTV   TO MATURITY    MORTGAGE
         RATIOS (%)               LOANS       BALANCE ($)       BALANCE     DSCR      RATIO       RATIO       (MONTHS)       RATE
------------------------------------------------------------------------------------------------------------------------------------

       Less than 55.00              17         1,651,993,972      27.2%     2.06      45.1%       44.0%         117         5.602%
        55.01 - 60.00               14           394,816,054       6.5%     1.54      61.4%       57.5%         113         5.756%
        60.01 - 65.00               24           569,473,816       9.4%     1.38      66.0%       62.6%         114         5.785%
        65.01 - 70.00               44           694,591,466      11.4%     1.39      71.3%       67.3%         104         5.824%
        70.01 - 75.00               49         1,327,730,557      21.8%     1.34      75.1%       73.1%         104         5.978%
        75.01 - 80.00               27         1,269,583,000      20.9%     1.36      78.7%       78.4%          94         5.781%
        80.01 - 80.47                2           174,250,000       2.9%     1.19      80.4%       80.4%          58         5.892%
                               -----------------------------------------------------------------------------------------------------
                                   177         6,082,438,864     100.0%     1.56      65.7%       63.9%         106         5.782%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE MATURITY DATE LTV RATIO IS 63.9%.

ORIGINAL TERMS TO MATURITY

                                                                  % OF                             WTD.
                                               AGGREGATE        INITIAL             WTD. AVG.      AVG.      WTD. AVG.       WTD.
                                NUMBER OF    CUT-OFF DATE       MORTGAGE    WTD.     CUT-OFF     MATURITY  REMAINING TERM    AVG.
 RANGE OF ORIGINAL TERMS TO     MORTGAGE       PRINCIPAL          POOL      AVG.     DATE LTV    DATE LTV   TO MATURITY    MORTGAGE
      MATURITY (MONTHS)           LOANS       BALANCE ($)       BALANCE     DSCR      RATIO       RATIO       (MONTHS)       RATE
------------------------------------------------------------------------------------------------------------------------------------

           0 - 60                   28           895,589,861      14.7%     1.41      74.0%       73.2%          57         5.819%
           61 - 96                   7           401,232,746       6.6%     1.48      75.9%       75.9%          67         6.103%
          109 - 122                141         4,782,414,230      78.6%     1.60      63.3%       61.2%         118         5.748%
          123 - 144                  1             3,202,027       0.1%     1.23      48.5%        0.4%         141         5.560%
                               -----------------------------------------------------------------------------------------------------
                                   177         6,082,438,864     100.0%     1.56      65.7%       63.9%         106         5.782%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE ORIGINAL TERM TO MATURITY IS 108 MONTHS.

REMAINING TERMS TO MATURITY

                                                                  % OF                             WTD.
                                               AGGREGATE        INITIAL             WTD. AVG.      AVG.      WTD. AVG.       WTD.
                                NUMBER OF    CUT-OFF DATE       MORTGAGE    WTD.     CUT-OFF     MATURITY  REMAINING TERM    AVG.
 RANGE OF REMAINING TERMS TO    MORTGAGE       PRINCIPAL          POOL      AVG.     DATE LTV    DATE LTV   TO MATURITY    MORTGAGE
      MATURITY (MONTHS)           LOANS       BALANCE ($)       BALANCE     DSCR      RATIO       RATIO       (MONTHS)       RATE
------------------------------------------------------------------------------------------------------------------------------------

           0 - 60                   28           895,589,861      14.7%     1.41      74.0%       73.2%          57         5.819%
           61 - 96                   7           401,232,746       6.6%     1.48      75.9%       75.9%          67         6.103%
          109 - 120                141         4,782,414,230      78.6%     1.60      63.3%       61.2%         118         5.748%
          121 - 141                  1             3,202,027       0.1%     1.23      48.5%        0.4%         141         5.560%
                               -----------------------------------------------------------------------------------------------------
                                   177         6,082,438,864     100.0%     1.56      65.7%       63.9%         106         5.782%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE REMAINING TERM TO MATURITY IS 106 MONTHS.

SEASONING

                                                                  % OF                             WTD.
                                               AGGREGATE        INITIAL             WTD. AVG.      AVG.      WTD. AVG.       WTD.
                                NUMBER OF    CUT-OFF DATE       MORTGAGE    WTD.     CUT-OFF     MATURITY  REMAINING TERM    AVG.
                                MORTGAGE       PRINCIPAL          POOL      AVG.     DATE LTV    DATE LTV   TO MATURITY    MORTGAGE
     SEASONING (MONTHS)           LOANS       BALANCE ($)       BALANCE     DSCR      RATIO       RATIO       (MONTHS)       RATE
------------------------------------------------------------------------------------------------------------------------------------

           0 - 12                  177         6,082,438,864     100.0%     1.56      65.7%       63.9%         106         5.782%
                               -----------------------------------------------------------------------------------------------------
                                   177         6,082,438,864     100.0%     1.56      65.7%       63.9%         106         5.782%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE SEASONING IS 2 MONTHS.

ORIGINAL AMORTIZATION TERMS

                                                                  % OF                             WTD.
                                               AGGREGATE        INITIAL             WTD. AVG.      AVG.      WTD. AVG.       WTD.
                                NUMBER OF    CUT-OFF DATE       MORTGAGE    WTD.     CUT-OFF     MATURITY  REMAINING TERM    AVG.
      RANGE OF ORIGINAL         MORTGAGE       PRINCIPAL          POOL      AVG.     DATE LTV    DATE LTV   TO MATURITY    MORTGAGE
 AMORTIZATION TERMS (MONTHS)      LOANS       BALANCE ($)       BALANCE     DSCR      RATIO       RATIO       (MONTHS)       RATE
------------------------------------------------------------------------------------------------------------------------------------

        Interest Only               74         4,662,127,146      76.6%     1.64      63.8%       63.6%         103         5.719%
          120 - 240                  2             4,664,656       0.1%     1.20      46.4%        0.4%         133         5.620%
          241 - 360                101         1,415,647,062      23.3%     1.30      72.0%       65.1%         115         5.989%
                               -----------------------------------------------------------------------------------------------------
                                   177         6,082,438,864     100.0%     1.56      65.7%       63.9%         106         5.782%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM IS 356 MONTHS.

REMAINING STATED AMORTIZATION TERMS

                                                                  % OF                             WTD.
                                               AGGREGATE        INITIAL             WTD. AVG.      AVG.      WTD. AVG.       WTD.
                                NUMBER OF    CUT-OFF DATE       MORTGAGE    WTD.     CUT-OFF     MATURITY  REMAINING TERM    AVG.
     RANGE OF REMAINING         MORTGAGE       PRINCIPAL          POOL      AVG.     DATE LTV    DATE LTV   TO MATURITY    MORTGAGE
 AMORTIZATION TERMS (MONTHS)      LOANS       BALANCE ($)       BALANCE     DSCR      RATIO       RATIO       (MONTHS)       RATE
------------------------------------------------------------------------------------------------------------------------------------

        Interest Only               74         4,662,127,146      76.6%     1.64      63.8%       63.6%         103         5.719%
          116 - 240                  2             4,664,656       0.1%     1.20      46.4%        0.4%         133         5.620%
          241 - 360                101         1,415,647,062      23.3%     1.30      72.0%       65.1%         115         5.989%
                               -----------------------------------------------------------------------------------------------------
                                   177         6,082,438,864     100.0%     1.56      65.7%       63.9%         106         5.782%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE REMAINING AMORTIZATION TERM IS 355 MONTHS.

AMORTIZATION TYPES

                                                                  % OF                             WTD.
                                               AGGREGATE        INITIAL             WTD. AVG.      AVG.      WTD. AVG.       WTD.
                                NUMBER OF    CUT-OFF DATE       MORTGAGE    WTD.     CUT-OFF     MATURITY  REMAINING TERM    AVG.
                                MORTGAGE       PRINCIPAL          POOL      AVG.     DATE LTV    DATE LTV   TO MATURITY    MORTGAGE
      AMORTIZATION TYPE           LOANS       BALANCE ($)       BALANCE     DSCR      RATIO       RATIO       (MONTHS)       RATE
------------------------------------------------------------------------------------------------------------------------------------

        Interest Only               74         4,662,127,146      76.6%     1.64      63.8%       63.6%         103         5.719%
     Interest Only, Then
         Amortizing                 72         1,060,055,100      17.4%     1.27      73.4%       67.7%         115         5.982%
         Amortizing                 29           355,591,962       5.8%     1.40      68.0%       57.4%         116         6.011%
      Fully Amortizing               2             4,664,656       0.1%     1.20      46.4%        0.4%         133         5.620%
                               -----------------------------------------------------------------------------------------------------
                                   177         6,082,438,864     100.0%     1.56      65.7%       63.9%         106         5.782%
------------------------------------------------------------------------------------------------------------------------------------

LOCKBOXES

                                                                  % OF
                                               AGGREGATE        INITIAL
                                NUMBER OF    CUT-OFF DATE       MORTGAGE
                                MORTGAGE       PRINCIPAL          POOL
        LOCKBOX TYPE              LOANS       BALANCE ($)       BALANCE
--------------------------------------------------------------------------
             Hard                   68         4,869,968,142      80.1%
             Soft                   11           179,776,027       3.0%
          Springing                  1            97,000,000       1.6%
--------------------------------------------------------------------------

ESCROW TYPES

                                                                  % OF
                                               AGGREGATE        INITIAL
                                NUMBER OF    CUT-OFF DATE       MORTGAGE
                                MORTGAGE       PRINCIPAL          POOL
       ESCROW TYPE (1)            LOANS       BALANCE ($)       BALANCE
--------------------------------------------------------------------------
TI/LC (2)                           61         2,513,709,516      46.1%
Real Estate Tax                    138         4,500,119,811      74.0%
Insurance                          129         4,087,204,295      67.2%
Replacement Reserve                116         3,083,903,142      50.7%
--------------------------------------------------------------------------

(1)   Includes initial and ongoing reserves and escrows

(2)   The statistical information for the TI/LC Reserve percentage does not include mortgage loans secured by multifamily, manufactured housing, hospitality, parking, or self-storage properties.

PREPAYMENT PROVISION SUMMARY

                                                                  % OF                             WTD.
                                               AGGREGATE        INITIAL             WTD. AVG.      AVG.      WTD. AVG.       WTD.
                                NUMBER OF    CUT-OFF DATE       MORTGAGE    WTD.     CUT-OFF     MATURITY  REMAINING TERM    AVG.
                                MORTGAGE       PRINCIPAL          POOL      AVG.     DATE LTV    DATE LTV   TO MATURITY    MORTGAGE
       PREPAYMENT TYPE            LOANS       BALANCE ($)       BALANCE     DSCR      RATIO       RATIO       (MONTHS)       RATE
------------------------------------------------------------------------------------------------------------------------------------

      Lockout/Defeasance           150         5,151,338,599      84.7%     1.60      63.8%       62.0%         109         5.792%
 Lockout/Defeasance or Yield
         Maintenance                 6           600,850,736       9.9%     1.37      75.3%       73.2%         100         5.685%
      Lockout/Greater of
     Percentage or Yield
         Maintenance                17           173,516,528       2.9%     1.38      74.3%       71.9%          79         5.816%
  Greater of Percentage or
      Yield Maintenance              4           156,733,000       2.6%     1.21      79.3%       79.1%          58         5.799%
                               -----------------------------------------------------------------------------------------------------
                                   177         6,082,438,864     100.0%     1.56      65.7%       63.9%         106         5.782%
------------------------------------------------------------------------------------------------------------------------------------

                                                              Annex C-Sub Pool 2

PROPERTY TYPES

                                                                % OF                                           WTD. AVG.
                                              AGGREGATE       INITIAL              WTD. AVG.    WTD. AVG.      REMAINING     WTD.
                                NUMBER OF    CUT-OFF DATE     MORTGAGE    WTD.      CUT-OFF     MATURITY        TERM TO      AVG.
                                MORTGAGED     PRINCIPAL         POOL      AVG.     DATE LTV     DATE LTV       MATURITY    MORTGAGE
        PROPERTY TYPE          PROPERTIES    BALANCE ($)      BALANCE     DSCR       RATIO        RATIO        (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

Multifamily                         56          484,285,000     98.1%     1.27       75.5%        72.5%            96       5.951%
Manufactured Housing                 1            9,200,000      1.9%     1.15       76.7%        69.5%           116       6.130%
                                    57          493,485,000    100.0%     1.27       75.5%        72.4%            97       5.955%
------------------------------------------------------------------------------------------------------------------------------------

PROPERTY LOCATIONS

                                                                % OF                                           WTD. AVG.
                                              AGGREGATE       INITIAL              WTD. AVG.    WTD. AVG.      REMAINING     WTD.
                                NUMBER OF    CUT-OFF DATE     MORTGAGE    WTD.      CUT-OFF     MATURITY        TERM TO      AVG.
                                MORTGAGED     PRINCIPAL         POOL      AVG.     DATE LTV     DATE LTV       MATURITY    MORTGAGE
       PROPERTY STATE          PROPERTIES    BALANCE ($)      BALANCE     DSCR       RATIO        RATIO        (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

California                          25          141,150,000     28.6%     1.21       75.0%        67.2%            98       5.903%
North Carolina                      11           80,900,000     16.4%     1.36       67.4%        67.4%           102       5.871%
Texas                                4           73,325,000     14.9%     1.30       80.2%        76.9%            96       6.095%
Indiana                              7           63,250,000     12.8%     1.26       79.9%        79.9%            80       6.214%
Nevada                               1           50,000,000     10.1%     1.24       79.7%        79.7%           119       5.607%
Florida                              3           35,810,000      7.3%     1.34       76.9%        75.0%            91       6.205%
Illinois                             1           21,000,000      4.3%     1.22       79.8%        79.8%            59       5.978%
Georgia                              1           13,900,000      2.8%     1.15       75.1%        70.0%           118       5.680%
South Carolina                       1            5,550,000      1.1%     1.35       66.1%        66.1%            80       5.970%
Colorado                             1            3,000,000      0.6%     1.15       50.0%        45.1%           117       5.900%
Other States (1)                     2            5,600,000      1.1%     1.38       58.7%        52.8%           117       5.802%
                               -----------------------------------------------------------------------------------------------------
                                    57          493,485,000    100.0%     1.27       75.5%        72.4%            97       5.955%
------------------------------------------------------------------------------------------------------------------------------------

(1)   Includes 2 states

CUT-OFF DATE PRINCIPAL BALANCES

                                                                % OF                                           WTD. AVG.
                                              AGGREGATE       INITIAL              WTD. AVG.    WTD. AVG.      REMAINING     WTD.
                                NUMBER OF    CUT-OFF DATE     MORTGAGE    WTD.      CUT-OFF     MATURITY        TERM TO      AVG.
    RANGE OF CUT-OFF DATE       MORTGAGE      PRINCIPAL         POOL      AVG.     DATE LTV     DATE LTV       MATURITY    MORTGAGE
        BALANCES ($)              LOANS      BALANCE ($)      BALANCE     DSCR       RATIO        RATIO        (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

    2,500,001 - 5,000,000           4            13,250,000      2.7%     1.25       61.8%        56.5%           118       5.897%
    7,500,001 - 10,000,000          1             9,200,000      1.9%     1.15       76.7%        69.5%           116       6.130%
   10,000,001 - 12,500,000          3            32,460,000      6.6%     1.41       79.7%        77.2%            98       5.951%
   12,500,001 - 17,500,000          6            86,425,000     17.5%     1.19       72.4%        70.9%            95       6.128%
   17,500,001 - 22,500,000          3            60,200,000     12.2%     1.30       79.5%        79.5%            75       5.992%
   27,500,001 - 52,500,000          6           228,700,000     46.3%     1.28       74.6%        69.4%           105       5.804%
   52,500,001 - 63,250,000          1            63,250,000     12.8%     1.26       79.9%        79.9%            80       6.214%
                               -----------------------------------------------------------------------------------------------------
                                   24           493,485,000    100.0%     1.27       75.5%        72.4%            97       5.955%
------------------------------------------------------------------------------------------------------------------------------------

THE AVERAGE CUT-OFF DATE PRINCIPAL BALANCE IS $20,561,875

MORTGAGE RATES

                                                                % OF                                           WTD. AVG.
                                              AGGREGATE       INITIAL              WTD. AVG.    WTD. AVG.      REMAINING     WTD.
                                NUMBER OF    CUT-OFF DATE     MORTGAGE    WTD.      CUT-OFF     MATURITY        TERM TO      AVG.
                                MORTGAGE      PRINCIPAL         POOL      AVG.     DATE LTV     DATE LTV       MATURITY    MORTGAGE
 RANGE OF MORTGAGE RATES (%)      LOANS      BALANCE ($)      BALANCE     DSCR       RATIO        RATIO        (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

       Less than 5.500              1            10,360,000      2.1%     1.80       79.1%        79.1%           119       5.480%
        5.500 - 5.749               4           109,400,000     22.2%     1.19       77.9%        75.0%           118       5.613%
        5.750 - 5.999              10           193,275,000     39.2%     1.32       72.3%        68.0%            91       5.888%
        6.000 - 6.249               5           127,300,000     25.8%     1.27       79.7%        77.2%            89       6.134%
        6.250 - 6.499               2            26,300,000      5.3%     1.10       66.2%        64.3%           117       6.372%
        6.500 - 6.749               1            16,250,000      3.3%     1.15       75.6%        75.6%            59       6.710%
        6.750 - 6.800               1            10,600,000      2.1%     1.31       80.0%        78.4%            56       6.800%
                               -----------------------------------------------------------------------------------------------------
                                   24           493,485,000    100.0%     1.27       75.5%        72.4%            97       5.955%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE MORTGAGE RATE IS 5.955%.

DEBT SERVICE COVERAGE RATIOS

                                                                % OF                                           WTD. AVG.
                                              AGGREGATE       INITIAL              WTD. AVG.    WTD. AVG.      REMAINING     WTD.
                                NUMBER OF    CUT-OFF DATE     MORTGAGE    WTD.      CUT-OFF     MATURITY        TERM TO      AVG.
                                MORTGAGE      PRINCIPAL         POOL      AVG.     DATE LTV     DATE LTV       MATURITY    MORTGAGE
       RANGE OF DSCRS             LOANS      BALANCE ($)      BALANCE     DSCR       RATIO        RATIO        (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

       Less than 1.10               1            12,600,000      2.6%     1.05       70.5%        66.4%           116       6.473%
        1.10 - 1.1999               8           106,200,000     21.5%     1.15       73.5%        69.6%           109       5.940%
        1.20 - 1.2999               6           222,475,000     45.1%     1.26       79.3%        74.8%            91       5.940%
        1.30 - 1.3999               7           127,600,000     25.9%     1.35       71.6%        71.2%            91       6.001%
        1.40 - 1.4999               1            14,250,000      2.9%     1.41       68.2%        68.2%           116       5.760%
        1.75 - 1.8012               1            10,360,000      2.1%     1.80       79.1%        79.1%           119       5.480%
                               -----------------------------------------------------------------------------------------------------
                                   24           493,485,000    100.0%     1.27       75.5%        72.4%            97       5.955%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE DEBT SERVICE COVERAGE RATIO IS 1.27X.

CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                % OF                                           WTD. AVG.
                                              AGGREGATE       INITIAL              WTD. AVG.    WTD. AVG.      REMAINING     WTD.
                                NUMBER OF    CUT-OFF DATE     MORTGAGE    WTD.      CUT-OFF     MATURITY        TERM TO      AVG.
  RANGE OF CUT-OFF DATE LTV     MORTGAGE      PRINCIPAL         POOL      AVG.     DATE LTV     DATE LTV       MATURITY    MORTGAGE
         RATIOS (%)               LOANS      BALANCE ($)      BALANCE     DSCR       RATIO        RATIO        (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

       Less than 55.00              2             5,700,000      1.2%     1.25       50.4%        45.5%           117       5.856%
        60.01 - 65.00               1            13,700,000      2.8%     1.14       62.3%        62.3%           118       6.280%
        65.01 - 70.00               4            89,350,000     18.1%     1.36       67.3%        67.1%           101       5.874%
        70.01 - 75.00               2            17,250,000      3.5%     1.08       71.2%        66.9%           117       6.348%
        75.01 - 80.00              13           322,760,000     65.4%     1.26       78.3%        74.6%            93       5.940%
        80.01 - 81.12               2            44,725,000      9.1%     1.27       81.0%        75.9%            97       5.983%
                               -----------------------------------------------------------------------------------------------------
                                   24           493,485,000    100.0%     1.27       75.5%        72.4%            97       5.955%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE CUT-OFF DATE LTV RATIO IS 75.5%.

MATURITY DATE LOAN-TO-VALUE RATIOS

                                                                % OF                                           WTD. AVG.
                                              AGGREGATE       INITIAL              WTD. AVG.    WTD. AVG.      REMAINING     WTD.
                                NUMBER OF    CUT-OFF DATE     MORTGAGE    WTD.      CUT-OFF     MATURITY        TERM TO      AVG.
 RANGE OF MATURITY DATE LTV     MORTGAGE      PRINCIPAL         POOL      AVG.     DATE LTV     DATE LTV       MATURITY    MORTGAGE
         RATIOS (%)               LOANS      BALANCE ($)      BALANCE     DSCR       RATIO        RATIO        (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

       Less than 55.00              2             5,700,000      1.2%     1.25       50.4%        45.5%           117       5.856%
        55.01 - 60.00               2            46,400,000      9.4%     1.29       75.5%        58.2%            85       5.859%
        60.01 - 65.00               1            13,700,000      2.8%     1.14       62.3%        62.3%           118       6.280%
        65.01 - 70.00               7           126,800,000     25.7%     1.29       69.4%        67.7%           106       5.938%
        70.01 - 75.00               3            74,500,000     15.1%     1.20       78.4%        72.1%           118       5.777%
        75.01 - 80.01               8           210,660,000     42.7%     1.29       79.4%        79.3%            87       6.038%
        80.02 - 80.64               1            15,725,000      3.2%     1.25       80.6%        80.6%            58       5.848%
                               -----------------------------------------------------------------------------------------------------
                                   24           493,485,000    100.0%     1.27       75.5%        72.4%            97       5.955%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE MATURITY DATE LTV RATIO IS 72.4%.

ORIGINAL TERMS TO MATURITY

                                                                % OF                                           WTD. AVG.
                                              AGGREGATE       INITIAL              WTD. AVG.    WTD. AVG.      REMAINING     WTD.
                                NUMBER OF    CUT-OFF DATE     MORTGAGE    WTD.      CUT-OFF     MATURITY        TERM TO      AVG.
 RANGE OF ORIGINAL TERMS TO     MORTGAGE      PRINCIPAL         POOL      AVG.     DATE LTV     DATE LTV       MATURITY    MORTGAGE
      MATURITY (MONTHS)           LOANS      BALANCE ($)      BALANCE     DSCR       RATIO        RATIO        (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

           0 - 60                   5            84,775,000     17.2%     1.25       79.2%        79.0%            57       6.211%
           61 - 96                  3           142,850,000     28.9%     1.29       75.3%        69.8%            81       6.045%
          109 - 120                16           265,860,000     53.9%     1.26       74.5%        71.8%           118       5.824%
                               -----------------------------------------------------------------------------------------------------
                                   24           493,485,000    100.0%     1.27       75.5%        72.4%            97       5.955%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE ORIGINAL TERM TO MATURITY IS 99 MONTHS.

REMAINING TERMS TO MATURITY

                                                                % OF                                           WTD. AVG.
                                              AGGREGATE       INITIAL              WTD. AVG.    WTD. AVG.      REMAINING     WTD.
                                NUMBER OF    CUT-OFF DATE     MORTGAGE    WTD.      CUT-OFF     MATURITY        TERM TO      AVG.
 RANGE OF REMAINING TERMS TO    MORTGAGE      PRINCIPAL         POOL      AVG.     DATE LTV     DATE LTV       MATURITY    MORTGAGE
      MATURITY (MONTHS)           LOANS      BALANCE ($)      BALANCE     DSCR       RATIO        RATIO        (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

           0 - 60                   5            84,775,000     17.2%     1.25       79.2%        79.0%            57       6.211%
           61 - 96                  3           142,850,000     28.9%     1.29       75.3%        69.8%            81       6.045%
          109 - 119                16           265,860,000     53.9%     1.26       74.5%        71.8%           118       5.824%
                               -----------------------------------------------------------------------------------------------------
                                   24           493,485,000    100.0%     1.27       75.5%        72.4%            97       5.955%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE REMAINING TERM TO MATURITY IS 97 MONTHS.

SEASONING

                                                                % OF                                           WTD. AVG.
                                              AGGREGATE       INITIAL              WTD. AVG.    WTD. AVG.      REMAINING     WTD.
                                NUMBER OF    CUT-OFF DATE     MORTGAGE    WTD.      CUT-OFF     MATURITY        TERM TO      AVG.
                                MORTGAGE      PRINCIPAL         POOL      AVG.     DATE LTV     DATE LTV       MATURITY    MORTGAGE
     SEASONING (MONTHS)           LOANS      BALANCE ($)      BALANCE     DSCR       RATIO        RATIO        (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

           0 - 12                  24           493,485,000    100.0%     1.27       75.5%        72.4%            97       5.955%
                               -----------------------------------------------------------------------------------------------------
                                   24           493,485,000    100.0%     1.27       75.5%        72.4%            97       5.955%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE SEASONING IS 3 MONTHS.

ORIGINAL AMORTIZATION TERMS

                                                                % OF                                           WTD. AVG.
                                              AGGREGATE       INITIAL              WTD. AVG.    WTD. AVG.      REMAINING     WTD.
                                NUMBER OF    CUT-OFF DATE     MORTGAGE    WTD.      CUT-OFF     MATURITY        TERM TO      AVG.
      RANGE OF ORIGINAL         MORTGAGE      PRINCIPAL         POOL      AVG.     DATE LTV     DATE LTV       MATURITY    MORTGAGE
 AMORTIZATION TERMS (MONTHS)      LOANS      BALANCE ($)      BALANCE     DSCR       RATIO        RATIO        (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

        Interest Only              13          359,435,000      72.8%     1.30       75.5%        73.3%            91       5.957%
             360                   11          134,050,000      27.2%     1.19       75.7%        70.1%           113       5.950%
                               -----------------------------------------------------------------------------------------------------
                                   24          493,485,000     100.0%     1.27       75.5%        72.4%            97       5.955%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM IS 360 MONTHS.

REMAINING STATED AMORTIZATION TERMS

                                                                % OF                                           WTD. AVG.
                                              AGGREGATE       INITIAL              WTD. AVG.    WTD. AVG.      REMAINING     WTD.
                                NUMBER OF    CUT-OFF DATE     MORTGAGE    WTD.      CUT-OFF     MATURITY        TERM TO      AVG.
     RANGE OF REMAINING         MORTGAGE      PRINCIPAL         POOL      AVG.     DATE LTV     DATE LTV       MATURITY    MORTGAGE
 AMORTIZATION TERMS (MONTHS)      LOANS      BALANCE ($)      BALANCE     DSCR       RATIO        RATIO        (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

        Interest Only              13           359,435,000     72.8%     1.30       75.5%        73.3%            91       5.957%
             360                   11           134,050,000     27.2%     1.19       75.7%        70.1%           113       5.950%
                               -----------------------------------------------------------------------------------------------------
                                   24           493,485,000    100.0%     1.27       75.5%        72.4%            97       5.955%
------------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE REMAINING AMORTIZATION TERM IS 360 MONTHS.

AMORTIZATION TYPES

                                                                % OF                                           WTD. AVG.
                                              AGGREGATE       INITIAL              WTD. AVG.    WTD. AVG.      REMAINING     WTD.
                                NUMBER OF    CUT-OFF DATE     MORTGAGE    WTD.      CUT-OFF     MATURITY        TERM TO      AVG.
                                MORTGAGE      PRINCIPAL         POOL      AVG.     DATE LTV     DATE LTV       MATURITY    MORTGAGE
      AMORTIZATION TYPE           LOANS      BALANCE ($)      BALANCE     DSCR       RATIO        RATIO        (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

        Interest Only              13           359,435,000     72.8%     1.30       75.5%        73.3%            91       5.957%
     Interest Only, Then
         Amortizing                11           134,050,000     27.2%     1.19       75.7%        70.1%           113       5.950%
                               -----------------------------------------------------------------------------------------------------
                                   24           493,485,000    100.0%     1.27       75.5%        72.4%            97       5.955%
------------------------------------------------------------------------------------------------------------------------------------

LOCKBOXES

                                                                % OF
                                              AGGREGATE       INITIAL
                                NUMBER OF    CUT-OFF DATE     MORTGAGE
                                MORTGAGE      PRINCIPAL         POOL
        LOCKBOX TYPE              LOANS      BALANCE ($)      BALANCE
------------------------------------------------------------------------
             Hard                   1            50,000,000     10.1%
            Soft                    7           259,950,000     52.7%
------------------------------------------------------------------------

ESCROW TYPES

                                                                % OF
                                              AGGREGATE       INITIAL
                                NUMBER OF    CUT-OFF DATE     MORTGAGE
                                MORTGAGE      PRINCIPAL         POOL
       ESCROW TYPE (1)            LOANS      BALANCE ($)      BALANCE
------------------------------------------------------------------------
Real Estate Tax                    24           493,485,000    100.0%
Insurance                          23           443,485,000     89.9%
Replacement Reserve                20           363,535,000     73.7%
------------------------------------------------------------------------

(1)   Includes initial and ongoing reserves and escrows

PREPAYMENT PROVISION SUMMARY

                                                                % OF                                           WTD. AVG.
                                              AGGREGATE       INITIAL              WTD. AVG.    WTD. AVG.      REMAINING     WTD.
                                NUMBER OF    CUT-OFF DATE     MORTGAGE    WTD.      CUT-OFF     MATURITY        TERM TO      AVG.
                                MORTGAGE      PRINCIPAL         POOL      AVG.     DATE LTV     DATE LTV       MATURITY    MORTGAGE
       PREPAYMENT TYPE            LOANS      BALANCE ($)      BALANCE     DSCR       RATIO        RATIO        (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------

      Lockout/Defeasance           19           351,635,000     71.3%     1.27       73.7%        70.1%           100       5.873%
      Lockout/Greater of
     Percentage or Yield
         Maintenance                4           123,850,000     25.1%     1.26       80.2%        78.2%            83       6.187%
  Greater of Percentage or
      Yield Maintenance             1            18,000,000      3.6%     1.34       78.6%        78.6%           116       5.960%
                               -----------------------------------------------------------------------------------------------------
                                   24           493,485,000    100.0%     1.27       75.5%        72.4%            97       5.955%
------------------------------------------------------------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX D

                                DECREMENT TABLES

             PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES

                                          0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE OTHERWISE
                                                                   AT INDICATED CPR
                                         -------------------------------------------------------------------
              PAYMENT DATE                   0 CPR        25 CPR        50 CPR        75 CPR       100 CPR
--------------------------------------   ------------  ------------  ------------  ------------  -----------

Initial Date.........................        100           100           100           100          100
March 10, 2008.......................         94            94            94            94           94
March 10, 2009.......................         87            87            87            87           87
March 10, 2010.......................         60            55            50            42           11
March 10, 2011.......................          9             0             0             0            0
March 10, 2012.......................          0             0             0             0            0
Weighted Average Life in Years.......       3.19          3.05          2.96          2.85         2.57

             PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES

                                          0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE OTHERWISE
                                                                   AT INDICATED CPR
                                         -------------------------------------------------------------------
              PAYMENT DATE                   0 CPR        25 CPR        50 CPR        75 CPR       100 CPR
--------------------------------------   ------------  ------------  ------------  ------------  -----------

Initial Date.........................        100           100           100           100          100
March 10, 2008.......................        100           100           100           100          100
March 10, 2009.......................        100           100           100           100          100
March 10, 2010.......................        100           100           100           100          100
March 10, 2011.......................        100            99            98            97           94
March 10, 2012.......................         27            27            26            25           18
March 10, 2013.......................          0             0             0             0            0
Weighted Average Life in Years.......       4.92          4.89          4.86          4.81         4.57

             PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES

                                          0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE OTHERWISE
                                                                   AT INDICATED CPR
                                         -------------------------------------------------------------------
              PAYMENT DATE                   0 CPR        25 CPR        50 CPR        75 CPR       100 CPR
--------------------------------------   ------------  ------------  ------------  ------------  -----------

Initial Date.........................        100           100           100           100          100
March 10, 2008.......................        100           100           100           100          100
March 10, 2009.......................        100           100           100           100          100
March 10, 2010.......................        100           100           100           100          100
March 10, 2011.......................        100           100           100           100          100
March 10, 2012.......................        100           100           100           100          100
March 10, 2013.......................        100           100           100           100          100
March 10, 2014.......................          0             0             0             0            0
March 10, 2015.......................          0             0             0             0            0
Weighted Average Life in Years.......       6.87          6.86          6.85          6.83         6.64

                                       D-1

             PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-AB CERTIFICATES

                                          0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE OTHERWISE
                                                                   AT INDICATED CPR
                                         -------------------------------------------------------------------
              PAYMENT DATE                   0 CPR        25 CPR        50 CPR        75 CPR       100 CPR
--------------------------------------   ------------  ------------  ------------  ------------  -----------

Initial Date.........................        100           100           100           100          100
March 10, 2008.......................        100           100           100           100          100
March 10, 2009.......................        100           100           100           100          100
March 10, 2010.......................        100           100           100           100          100
March 10, 2011.......................        100           100           100           100          100
March 10, 2012.......................        100           100           100           100          100
March 10, 2013.......................         86            86            86            86           86
March 10, 2014.......................         63            63            63            63           63
March 10, 2015.......................         38            38            38            38           38
March 10, 2016.......................         12            12            12            12           12
March 10, 2017.......................          0             0             0             0            0
Weighted Average Life in Years.......       7.54          7.54          7.54          7.53         7.53

             PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-4 CERTIFICATES

                                          0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE OTHERWISE
                                                                   AT INDICATED CPR
                                         -------------------------------------------------------------------
              PAYMENT DATE                   0 CPR        25 CPR        50 CPR        75 CPR       100 CPR
--------------------------------------   ------------  ------------  ------------  ------------  -----------

Initial Date.........................        100           100           100           100          100
March 10, 2008.......................        100           100           100           100          100
March 10, 2009.......................        100           100           100           100          100
March 10, 2010.......................        100           100           100           100          100
March 10, 2011.......................        100           100           100           100          100
March 10, 2012.......................        100           100           100           100          100
March 10, 2013.......................        100           100           100           100          100
March 10, 2014.......................        100           100           100           100          100
March 10, 2015.......................        100           100           100           100          100
March 10, 2016.......................        100           100           100           100          100
March 10, 2017.......................          0             0             0             0            0
Weighted Average Life in Years.......       9.77          9.75          9.73          9.69         9.51

            PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-1-A CERTIFICATES

                                          0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE OTHERWISE
                                                                  AT INDICATED CPR
                                         -------------------------------------------------------------------
             PAYMENT DATE                   0 CPR         25 CPR        50 CPR        75 CPR       100 CPR
--------------------------------------   ------------  ------------  ------------  ------------  -----------

Initial Date.........................        100           100           100           100          100
March 10, 2008.......................        100           100           100           100          100
March 10, 2009.......................        100           100           100           100          100
March 10, 2010.......................        100           100           100           100          100
March 10, 2011.......................        100           100           100           100          100
March 10, 2012.......................         83            83            83            83           83
March 10, 2013.......................         82            82            82            82           82
March 10, 2014.......................         53            53            53            53           53
March 10, 2015.......................         53            53            53            53           53
March 10, 2016.......................         52            52            52            52           52
March 10, 2017.......................          0             0             0             0            0
Weighted Average Life in Years.......       7.99          7.98          7.97          7.95         7.75

                                       D-2

             PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-M CERTIFICATES

                                          0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE OTHERWISE
                                                                  AT INDICATED CPR
                                         -------------------------------------------------------------------
             PAYMENT DATE                   0 CPR         25 CPR        50 CPR        75 CPR       100 CPR
--------------------------------------   ------------  ------------  ------------  ------------  -----------

Initial Date.........................        100           100           100           100          100
March 10, 2008.......................        100           100           100           100          100
March 10, 2009.......................        100           100           100           100          100
March 10, 2010.......................        100           100           100           100          100
March 10, 2011.......................        100           100           100           100          100
March 10, 2012.......................        100           100           100           100          100
March 10, 2013.......................        100           100           100           100          100
March 10, 2014.......................        100           100           100           100          100
March 10, 2015.......................        100           100           100           100          100
March 10, 2016.......................        100           100           100           100          100
March 10, 2017.......................          0             0             0             0            0
Weighted Average Life in Years.......       9.91          9.89          9.87          9.84         9.67

             PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-J CERTIFICATES

                                          0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE OTHERWISE
                                                                  AT INDICATED CPR
                                         -------------------------------------------------------------------
             PAYMENT DATE                   0 CPR         25 CPR        50 CPR        75 CPR       100 CPR
--------------------------------------   ------------  ------------  ------------  ------------  -----------

Initial Date.........................        100           100           100           100          100
March 10, 2008.......................        100           100           100           100          100
March 10, 2009.......................        100           100           100           100          100
March 10, 2010.......................        100           100           100           100          100
March 10, 2011.......................        100           100           100           100          100
March 10, 2012.......................        100           100           100           100          100
March 10, 2013.......................        100           100           100           100          100
March 10, 2014.......................        100           100           100           100          100
March 10, 2015.......................        100           100           100           100          100
March 10, 2016.......................        100           100           100           100          100
March 10, 2017.......................          0             0             0             0            0
Weighted Average Life in Years.......       9.92          9.92          9.92          9.92         9.67

              PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                          0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE OTHERWISE
                                                                  AT INDICATED CPR
                                         -------------------------------------------------------------------
             PAYMENT DATE                   0 CPR         25 CPR        50 CPR        75 CPR       100 CPR
--------------------------------------   ------------  ------------  ------------  ------------  -----------

Initial Date.........................        100           100           100           100          100
March 10, 2008.......................        100           100           100           100          100
March 10, 2009.......................        100           100           100           100          100
March 10, 2010.......................        100           100           100           100          100
March 10, 2011.......................        100           100           100           100          100
March 10, 2012.......................        100           100           100           100          100
March 10, 2013.......................        100           100           100           100          100
March 10, 2014.......................        100           100           100           100          100
March 10, 2015.......................        100           100           100           100          100
March 10, 2016.......................        100           100           100           100          100
March 10, 2017.......................          0             0             0             0            0
Weighted Average Life in Years.......       9.92          9.92          9.92          9.92         9.67

                                       D-3

              PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                         0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE OTHERWISE
                                                                  AT INDICATED CPR
                                         -------------------------------------------------------------------
             PAYMENT DATE                   0 CPR         25 CPR        50 CPR        75 CPR       100 CPR
--------------------------------------   ------------  ------------  ------------  ------------  -----------

Initial Date.........................        100           100           100           100          100
March 10, 2008.......................        100           100           100           100          100
March 10, 2009.......................        100           100           100           100          100
March 10, 2010.......................        100           100           100           100          100
March 10, 2011.......................        100           100           100           100          100
March 10, 2012.......................        100           100           100           100          100
March 10, 2013.......................        100           100           100           100          100
March 10, 2014.......................        100           100           100           100          100
March 10, 2015.......................        100           100           100           100          100
March 10, 2016.......................        100           100           100           100          100
March 10, 2017.......................          0             0             0             0            0
Weighted Average Life in Years.......       9.92          9.92          9.92          9.92         9.67

              PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                         0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE OTHERWISE
                                                                  AT INDICATED CPR
                                         -------------------------------------------------------------------
             PAYMENT DATE                   0 CPR         25 CPR        50 CPR        75 CPR       100 CPR
--------------------------------------   ------------  ------------  ------------  ------------  -----------

Initial Date.........................        100           100           100           100          100
March 10, 2008.......................        100           100           100           100          100
March 10, 2009.......................        100           100           100           100          100
March 10, 2010.......................        100           100           100           100          100
March 10, 2011.......................        100           100           100           100          100
March 10, 2012.......................        100           100           100           100          100
March 10, 2013.......................        100           100           100           100          100
March 10, 2014.......................        100           100           100           100          100
March 10, 2015.......................        100           100           100           100          100
March 10, 2016.......................        100           100           100           100          100
March 10, 2017.......................          0             0             0             0            0
Weighted Average Life in Years.......       9.92          9.92          9.92          9.92         9.67

              PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES

                                         0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE OTHERWISE
                                                                  AT INDICATED CPR
                                         -------------------------------------------------------------------
             PAYMENT DATE                   0 CPR         25 CPR        50 CPR        75 CPR       100 CPR
--------------------------------------   ------------  ------------  ------------  ------------  -----------

Initial Date.........................        100           100           100           100          100
March 10, 2008.......................        100           100           100           100          100
March 10, 2009.......................        100           100           100           100          100
March 10, 2010.......................        100           100           100           100          100
March 10, 2011.......................        100           100           100           100          100
March 10, 2012.......................        100           100           100           100          100
March 10, 2013.......................        100           100           100           100          100
March 10, 2014.......................        100           100           100           100          100
March 10, 2015.......................        100           100           100           100          100
March 10, 2016.......................        100           100           100           100          100
March 10, 2017.......................          0             0             0             0            0
Weighted Average Life in Years.......       9.92          9.92          9.92          9.92         9.67

                                       D-4

              PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS F CERTIFICATES

                                         0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE OTHERWISE
                                                                  AT INDICATED CPR
                                         -------------------------------------------------------------------
             PAYMENT DATE                   0 CPR         25 CPR        50 CPR        75 CPR       100 CPR
--------------------------------------   ------------  ------------  ------------  ------------  -----------

Initial Date.........................        100           100           100           100          100
March 10, 2008.......................        100           100           100           100          100
March 10, 2009.......................        100           100           100           100          100
March 10, 2010.......................        100           100           100           100          100
March 10, 2011.......................        100           100           100           100          100
March 10, 2012.......................        100           100           100           100          100
March 10, 2013.......................        100           100           100           100          100
March 10, 2014.......................        100           100           100           100          100
March 10, 2015.......................        100           100           100           100          100
March 10, 2016.......................        100           100           100           100          100
March 10, 2017.......................          0             0             0             0            0
Weighted Average Life in Years.......       9.92          9.92          9.92          9.92         9.67

                                       D-5

                                     ANNEX E

                         FORM OF PAYMENT DATE STATEMENT

                                       E-1

[LOGO] LASALLE BANK                          GREENWICH CAPITAL COMMERICAL FUNDING CORP.                         Statement Date:
       ABN AMRO                                  COMMERCIAL MORTGAGE TRUST 2007-GG9                             Payment Date:
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        Prior Payment:
                                                          SERIES 2007-GG9                                       Next Payment:
135 S. LaSalle Street, Suite 1625                                                                               Record Date:
Chicago, IL 60603
USA

                                                           ABN AMRO ACCT:
Administrator:                                                                                            Analyst:
Daniel Laz 312.992.2191                         REPORTING PACKAGE TABLE OF CONTENTS                       Patrick Gong 714.259.6253
daniel.laz@abnamro.com                                                                                    patrick.gong@abnamro.com

------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------   ------------------------------------------------------------  ---------------------------
                                                                                             Page(s)
                                                                                             -------
Issue Id:                      GCCF7GG9   Statements to Certificateholders                   Page 2     Closing Date:
                                          Cash Recon                                         Page 3
Monthly Data File                         Bond Interest Reconciliation                       Page 4
Name:             GCCF7GG9_200703_3.ZIP   Bond Interest Reconciliation                       Page 5     First Payment Date:
                                          Shortfall Summary Report                           Page 6
---------------------------------------   Asset-Backed Facts ~ 15 Month Loan
                                           Status Summary                                    Page 7     Rated Final Payment Date:
                                          Asset-Backed Facts ~ 15 Month Loan
                                           Payoff/Loss Summary                               Page 8
                                          Mortgage Loan Characteristics                      Page 9-11  Determination Date:
                                          Delinquent Loan Detail                             Page 12
                                          Loan Level Detail                                  Page 13     -------------------------
                                          Realized Loss Detail                               Page 14      Trust Collection Period
                                          Collateral Realized Loss                           Page 15     -------------------------
                                          Appraisal Reduction Detail                         Page 16
                                          SWAP Summary                                       Page 17    ---------------------------
                                          Material Breaches Detail                           Page 18
                                          Historical Collateral Prepayment                   Page 19
                                          Specially Serviced (Part I) - Loan Detail          Page 20
                                          Specially Serviced (Part II) - Servicer Comments   Page 21
                                          Summary of Loan Maturity Extensions                Page 22
                                          Rating Information                                 Page 23
                                          ------------------------------------------------------------

      -------------------------------------------------------------------------------------------------------------------------
                                                     PARTIES TO THE TRANSACTION
      -------------------------------------------------------------------------------------------------------------------------
                          DEPOSITOR   Greenwich Capital Commercial Funding Corp.
                    MASTER SERVICER   Wachovia Bank, National Association
                      RATING AGENCY   Fitch, Inc./Moody's Investors Service, Inc./Standard & Poor's Ratings Services
                   SPECIAL SERVICER   LNR Partners, Inc.
                            TRUSTEE   ABN AMRO LaSalle Bank N.A.
                        UNDERWRITER   Credit Suisse Securities (USA) LLC/Goldman, Sachs & Co./Wachovia Capital Markets,
                                      LLC/Greenwich Capital Markets, Inc./Morgan Stanley & Co. Incorporated/Banc of
                                      America Securities LLC
      -------------------------------------------------------------------------------------------------------------------------

                          ---------------------------------------------------------------------------------
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                          ---------------------------------------------------------------------------------
                            LaSalle Web Site                                           www.etrustee.net

                            Servicer Web Site                                          www.wachovia.com

                            LaSalle Factor Line                                            800.246.5761
                          ---------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        PAGE 1 OF 24

[LOGO] LASALLE BANK                          GREENWICH CAPITAL COMMERICAL FUNDING CORP.                         Statement Date:
       ABN AMRO                                  COMMERCIAL MORTGAGE TRUST 2007-GG9                             Payment Date:
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        Prior Payment:
                                                          SERIES 2007-GG9                                       Next Payment:
                                                                                                                Record Date:

                                                           ABN AMRO ACCT:

------------------------------------------------------------------------------------------------------------------------------------
                ORIGINAL      OPENING   PRINCIPAL    PRINCIPAL       NEGATIVE     CLOSING   INTEREST       INTEREST    PASS-THROUGH
     CLASS   FACE VALUE (1)   BALANCE    PAYMENT    ADJ. OR LOSS   AMORTIZATION   BALANCE   PAYMENT (2)   ADJUSTMENT       RATE

   CUSIP                                                                                                               Next Rate(3)
------------------------------------------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------------------------------------------
                                                                 --------------------------------
                                                                   Total P&I Payment
                                                                 --------------------------------

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest Plus/Minus Interest Adjustment Minus Deferred
Interest equals Interest Payment (3) Estimated. * Denotes Controlling Class

                                                                                                                        PAGE 2 OF 24

[LOGO] LASALLE BANK                          GREENWICH CAPITAL COMMERICAL FUNDING CORP.                         Statement Date:
       ABN AMRO                                  COMMERCIAL MORTGAGE TRUST 2007-GG9                             Payment Date:
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        Prior Payment:
                                                          SERIES 2007-GG9                                       Next Payment:
                                                                                                                Record Date:

                                                           ABN AMRO ACCT:

                                                     CASH RECONCILIATION SUMMARY

------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------   --------------------------------------  ------------------------------------------
               INTEREST SUMMARY                             PRINCIPAL SUMMARY                       SERVICING FEE SUMMARY
-----------------------------------------------   --------------------------------------  ------------------------------------------

Current Scheduled Interest                 0.00   SCHEDULED PRINCIPAL:                    Current Servicing Fees                0.00
Less Deferred Interest                     0.00   Current Scheduled Principal       0.00  Plus Fees Advanced for PPIS           0.00
Less PPIS Reducing Scheduled Int           0.00   Advanced Scheduled Principal      0.00  Less Reduction for PPIS               0.00
Plus Gross Advance Interest                0.00   --------------------------------------  Plus Delinquent Servicing Fees        0.00
Less ASER Interest Adv Reduction           0.00   Scheduled Principal               0.00  ------------------------------------------
Less Other Interest Not Advanced           0.00   --------------------------------------  Total Servicing Fees                  0.00
Less Other Adjustment                      0.00   UNSCHEDULED PRINCIPAL:                  ------------------------------------------
-----------------------------------------------   Curtailments                      0.00
Total                                      0.00   Prepayments in Full               0.00  ------------------------------------------
-----------------------------------------------   Liquidation Proceeds              0.00             CAP LEASE ACCRETION
UNSCHEDULED INTEREST:                             Repurchase Proceeds               0.00  ------------------------------------------
-----------------------------------------------   Other Principal Proceeds          0.00  Accretion Amt                         0.00
Prepayment Penalties                       0.00   --------------------------------------  Distributable Interest                0.00
Yield Maintenance Penalties                0.00   Total Unscheduled Principal       0.00  Distributable Principal               0.00
Other Interest Proceeds                    0.00   --------------------------------------  ------------------------------------------
-----------------------------------------------   Remittance Principal              0.00
Total                                      0.00   --------------------------------------
-----------------------------------------------
                                                  --------------------------------------
-----------------------------------------------   Remittance P&I Due Trust          0.00
Less Fee Paid To Servicer                  0.00   --------------------------------------
Less Fee Strips Paid by Servicer           0.00
-----------------------------------------------   --------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER          Remittance P&I Due Certs          0.00
-----------------------------------------------   --------------------------------------
Special Servicing Fees                     0.00
Workout Fees                               0.00   --------------------------------------  ------------------------------------------
Liquidation Fees                           0.00            POOL BALANCE SUMMARY                          PPIS SUMMARY
Interest Due Serv on Advances              0.00   --------------------------------------  ------------------------------------------
Non Recoverable Advances                   0.00                         Balance    Count
Misc. Fees & Expenses                      0.00   --------------------------------------  Gross PPIS                            0.00
-----------------------------------------------   Beginning Pool           0.00        0  Reduced by PPIE                       0.00
                                                  Scheduled Principal      0.00        0  Reduced by Shortfalls in Fees         0.00
-----------------------------------------------   Unscheduled              0.00        0  Reduced by Other Amounts              0.00
Total Unscheduled Fees & Expenses          0.00   Principal                0.00        0  ------------------------------------------
-----------------------------------------------   Deferred Interest        0.00           PPIS Reducing Scheduled Interest      0.00
                                                  Liquidations             0.00        0  ------------------------------------------
-----------------------------------------------   Repurchases              0.00        0  PPIS Reducing Servicing Fee           0.00
Total Interest Due Trust                   0.00   --------------------------------------  ------------------------------------------
-----------------------------------------------   Ending Pool              0.00        0  PPIS Due Certificate                  0.00
                                                  --------------------------------------  ------------------------------------------
-----------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST             --------------------------------------  ------------------------------------------
-----------------------------------------------         Servicing Advance Summary         ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
Trustee Fee                                0.00   --------------------------------------  ------------------------------------------
Fee Strips                                 0.00                                 Amount                          Principal   Interest
Misc. Fees                                 0.00   --------------------------------------  ------------------------------------------
Interest Reserve Withholding               0.00   Prior Outstanding                       Prior Outstanding          0.00       0.00
Plus Interest Reserve Deposit              0.00   Plus Current Period                     Plus Current Period        0.00       0.00
-----------------------------------------------   Less Recovered                          Less Recovered             0.00       0.00
Total                                      0.00   Less Non Recovered                      Less Non Recovered         0.00       0.00
-----------------------------------------------   Ending Outstanding                      Ending Outstanding         0.00       0.00
                                                  --------------------------------------  ------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        PAGE 3 OF 24

[LOGO] LASALLE BANK                          GREENWICH CAPITAL COMMERICAL FUNDING CORP.                         Statement Date:
       ABN AMRO                                  COMMERCIAL MORTGAGE TRUST 2007-GG9                             Payment Date:
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        Prior Payment:
                                                          SERIES 2007-GG9                                       Next Payment:
                                                                                                                Record Date:

                                                           ABN AMRO ACCT:

                                                 BOND INTEREST RECONCILIATION DETAIL

--------------------------------------------------------------------------------------------------------------------------
                                                                                                     Current    Remaining
         Accrual               Pass-     Accrued      Total      Total     Distributable  Interest   Period    Outstanding
       ------------  Opening  Through  Certificate  Interest    Interest    Certificate   Payment   Shortfall   Interest
Class  Method  Days  Balance   Rate     Interest    Additions  Deductions    Interest      Amount   Recovery    Shorfalls
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

                                       -----------------------------------------------------------------------------------

---------------------------
              Credit
             Support
       --------------------
Class  Original  Current(1)
---------------------------

---------------------------

(1) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
    (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                                                                        PAGE 4 OF 24

[LOGO] LASALLE BANK                          GREENWICH CAPITAL COMMERICAL FUNDING CORP.                         Statement Date:
       ABN AMRO                                  COMMERCIAL MORTGAGE TRUST 2007-GG9                             Payment Date:
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        Prior Payment:
                                                          SERIES 2007-GG9                                       Next Payment:
                                                                                                                Record Date:

                                                           ABN AMRO ACCT:

                                                 BOND INTEREST RECONCILIATION DETAIL

--------------------------------------------------------------------------------------
                                                    Additions
                           -----------------------------------------------------------
                             Prior    Interest
        Prior    Current   Interest    Accrual                               Other
       Interest  Interest  Shortfall  on Prior   Prepayment     Yield       Interest
Class  Due Date  Due Date     Due     Shortfall   Premiums   Maintenance  Proceeds (1)
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

                           -----------------------------------------------------------

-------------------------------------------------------------------
                   Deductions
       -----------------------------------
                  Deferred &                Distributable  Interest
       Allocable  Accretion     Interest     Certificate   Payment
Class    PPIS      Interest   Loss Expense    Interest      Amount
-------------------------------------------------------------------

-------------------------------------------------------------------

       ------------------------------------------------------------

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
    Bondholder's Distributable Interest.

                                                                                                                        PAGE 5 OF 24

[LOGO] LASALLE BANK                          GREENWICH CAPITAL COMMERICAL FUNDING CORP.                         Statement Date:
       ABN AMRO                                  COMMERCIAL MORTGAGE TRUST 2007-GG9                             Payment Date:
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        Prior Payment:
                                                          SERIES 2007-GG9                                       Next Payment:
                                                                                                                Record Date:

                                                           ABN AMRO ACCT:

                                                    INTEREST ADJUSTMENTS SUMMARY

------------------------------------------------------------------------------------------------------------------------------------

 ---------------------------------------------------------------   ---------------------------------------------------------------
 SHORTFALL ALLOCATED TO THE BONDS:                                 EXCESS ALLOCATED TO THE BONDS:
 ------------------------------------------------------            ------------------------------------------------------

 Net Prepayment Int. Shortfalls Allocated to the Bonds      0.00   Other Interest Proceeds Due the Bonds                      0.00

 Special Servicing Fees                                     0.00   Prepayment Interest Excess Due the Bonds                   0.00

 Workout Fees                                               0.00   Interest Income                                            0.00

 Liquidation Fees                                           0.00   Yield Maintenance Penalties Due the Bonds                  0.00

 Legal Fees                                                 0.00   Prepayment Penalties Due the Bonds                         0.00

 Misc. Fees & Expenses Paid by/to Servicer                  0.00   Recovered ASER Interest Due the Bonds                      0.00

 Interest Paid to Servicer on Outstanding Advances          0.00   Recovered Interest Due the Bonds                           0.00

 ASER Interest Advance Reduction                            0.00   ARD Excess Interest                                        0.00
                                                                                                                          --------
 Interest Not Advanced (Current Period)                     0.00   Total Excess Allocated to the Bonds                        0.00
                                                                                                                          ========
 Recoup of Prior Advances by Servicer                       0.00

 Servicing Fees Paid Servicer on Loans Not Advanced         0.00

 Misc. Fees & Expenses Paid by Trust                        0.00

 Shortfall Due to Rate Modification                         0.00

 Other Interest Loss                                        0.00
                                                        --------
 Total Shortfall Allocated to the Bonds                     0.00
                                                        ========
 ---------------------------------------------------------------   ---------------------------------------------------------------

                                        AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS
                                --------------------------------------------------------------------

                                Total Excess Allocated to the Bonds                             0.00

                                Less Total Shortfall Allocated to the Bonds                     0.00
                                                                                           ---------
                                Total Interest Adjustment to the Bonds                          0.00
                                                                                           =========

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        PAGE 6 OF 24

[LOGO] LASALLE BANK                          GREENWICH CAPITAL COMMERICAL FUNDING CORP.                         Statement Date:
       ABN AMRO                                  COMMERCIAL MORTGAGE TRUST 2007-GG9                             Payment Date:
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        Prior Payment:
                                                          SERIES 2007-GG9                                       Next Payment:
                                                                                                                Record Date:

                                                           ABN AMRO ACCT:

                                    ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

------------    ------------------------------------------------------------------------------------------
                                               Delinquency Aging Categories
                ------------------------------------------------------------------------------------------
Distribution    Delinq 1 Month    Delinq 2 Months    Delinq 3+ Months     Foreclosure            REO
   Date         #      Balance    #       Balance    #        Balance    #      Balance    #       Balance
------------    ------------------------------------------------------------------------------------------

------------    ------------------------------------------------------------------------------------------

------------    -----------------------------------------------------------
                               Special Event Categories (1)
                -----------------------------------------------------------
Distribution      Modifications      Specially Serviced       Bankruptcy
   Date         #         Balance    #           Balance    #       Balance
------------    -----------------------------------------------------------

------------    -----------------------------------------------------------

      (1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

                                                                                                                        PAGE 7 OF 24

[LOGO] LASALLE BANK                          GREENWICH CAPITAL COMMERICAL FUNDING CORP.                         Statement Date:
       ABN AMRO                                  COMMERCIAL MORTGAGE TRUST 2007-GG9                             Payment Date:
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        Prior Payment:
                                                          SERIES 2007-GG9                                       Next Payment:
                                                                                                                Record Date:

                                                           ABN AMRO ACCT:

                                    ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

------------   -----------------------------------------------------------------------------------------------------------------
Distribution   Ending Pool (1)     Payoffs (2)      Penalties     Appraisal Reduct. (2)   Liquidations (2)   Realized Losses (2)
   Date        #       Balance   #      Balance   #      Amount     #         Balance      #       Balance    #        Amount
------------   -----------------------------------------------------------------------------------------------------------------

------------   -----------------------------------------------------------------------------------------------------------------

------------   -----------------------------------
Distribution   Remaining Term   Curr Weighted Avg.
   Date         Life             Coupon     Remit
------------   -----------------------------------

------------   -----------------------------------

                                                                                                                        PAGE 8 OF 24

[LOGO] LASALLE BANK                          GREENWICH CAPITAL COMMERICAL FUNDING CORP.                         Statement Date:
       ABN AMRO                                  COMMERCIAL MORTGAGE TRUST 2007-GG9                             Payment Date:
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        Prior Payment:
                                                          SERIES 2007-GG9                                       Next Payment:
                                                                                                                Record Date:

                                                           ABN AMRO ACCT:

                                                    MORTGAGE LOAN CHARACTERISTICS

               DISTRIBUTION OF PRINCIPAL BALANCES                               DISTRIBUTION OF MORTGAGE INTEREST RATES

----------------------------------------------------------------    ----------------------------------------------------------------
                                                                       Current
   Current                                   Weighted Average         Mortgage                                  Weighted Average
  Scheduled   # of   Scheduled   % of     ----------------------      Interest   # of   Scheduled   % of     -----------------------
   Balance    Loans   Balance   Balance   Term  Coupon  PFY DSCR        Rate     Loans   Balance   Balance   Term   Coupon  PFY DSCR
----------------------------------------------------------------    ----------------------------------------------------------------

                                                                    ----------------------------------------------------------------

                                                                    ----------------------------------------------------------------

                                                                    Minimum Mortgage Interest Rate

                                                                    Maximum Mortgage Interest Rate

                                                                                DISTRIBUTION OF REMAINING TERM (BALLOON)

                                                                    ----------------------------------------------------------------
                                                                      Balloon                                   Weighted Average
----------------------------------------------------------------     Mortgage    # of   Scheduled   % of     -----------------------
                                                                       Loans     Loans   Balance   Balance   Term   Coupon  PFY DSCR
----------------------------------------------------------------    ----------------------------------------------------------------

Average Schedule Balance

Maximum Schedule Balance

Minimum Schedule Balance

       DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

----------------------------------------------------------------
   Fully
Amortizing                                   Weighted Average
 Mortgage     # of   Scheduled   % of     ----------------------
   Loans      Loans   Balance   Balance   Term  Coupon  PFY DSCR
----------------------------------------------------------------

----------------------------------------------------------------    ----------------------------------------------------------------

----------------------------------------------------------------    ----------------------------------------------------------------

                                                                                                                        PAGE 9 OF 24

[LOGO] LASALLE BANK                          GREENWICH CAPITAL COMMERICAL FUNDING CORP.                         Statement Date:
       ABN AMRO                                  COMMERCIAL MORTGAGE TRUST 2007-GG9                             Payment Date:
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        Prior Payment:
                                                          SERIES 2007-GG9                                       Next Payment:
                                                                                                                Record Date:

                                                           ABN AMRO ACCT:

                                                    MORTGAGE LOAN CHARACTERISTICS

                   DISTRIBUTION OF DSCR (PFY)                                           GEOGRAPHIC DISTRIBUTION

----------------------------------------------------------------    ----------------------------------------------------------------
   Debt
  Service
 Coverage     # of   Scheduled   % of                               Geographic   # of   Scheduled   % of
   Ratio      Loans   Balance   Balance   WAMM    WAC   PFY DSCR     Location    Loans   Balance   Balance   WAMM     WAC   PFY DSCR
----------------------------------------------------------------    ----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------

Maximum DSCR

Minimum DSCR

                 DISTRIBUTION OF DSCR (CUTOFF)

----------------------------------------------------------------
   Debt
  Service
 Coverage     # of   Scheduled   % of
   Ratio      Loans   Balance   Balance   WAMM    WAC   PFY DSCR
----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------

Maximum DSCR                                                        ----------------------------------------------------------------

Minimum DSCR                                                        ----------------------------------------------------------------

                                                                                                                       PAGE 10 OF 24

[LOGO] LASALLE BANK                          GREENWICH CAPITAL COMMERICAL FUNDING CORP.                         Statement Date:
       ABN AMRO                                  COMMERCIAL MORTGAGE TRUST 2007-GG9                             Payment Date:
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        Prior Payment:
                                                          SERIES 2007-GG9                                       Next Payment:
                                                                                                                Record Date:

                                                           ABN AMRO ACCT:

                                                    MORTGAGE LOAN CHARACTERISTICS

                 DISTRIBUTION OF PROPERTY TYPES                                      DISTRIBUTION OF LOAN SEASONING

----------------------------------------------------------------    ----------------------------------------------------------------
 Property     # of   Scheduled   % of                               Number of    # of   Scheduled   % of
   Types      Loans   Balance   Balance   WAMM    WAC   PFY DSCR     Months      Loans   Balance   Balance   WAMM     WAC   PFY DSCR
----------------------------------------------------------------    ----------------------------------------------------------------

----------------------------------------------------------------    ----------------------------------------------------------------
                  0          0     0.00%                                             0          0     0.00%
----------------------------------------------------------------    ----------------------------------------------------------------

               DISTRIBUTION OF AMORTIZATION TYPE                                  DISTRIBUTION OF YEAR LOANS MATURING

----------------------------------------------------------------    ----------------------------------------------------------------
Amortization  # of   Scheduled   % of                                            # of   Scheduled   % of
    Type      Loans   Balance   Balance   WAMM    WAC   PFY DSCR         Year    Loans   Balance   Balance   WAMM    WAC    PFY DSCR
----------------------------------------------------------------    ----------------------------------------------------------------

                                                                         2007        0          0     0.00%     0    0.00%     0.00
                                                                         2008        0          0     0.00%     0    0.00%     0.00
                                                                         2009        0          0     0.00%     0    0.00%     0.00
                                                                         2010        0          0     0.00%     0    0.00%     0.00
                                                                         2011        0          0     0.00%     0    0.00%     0.00
                                                                         2012        0          0     0.00%     0    0.00%     0.00
                                                                         2013        0          0     0.00%     0    0.00%     0.00
                                                                         2014        0          0     0.00%     0    0.00%     0.00
                                                                         2015        0          0     0.00%     0    0.00%     0.00
                                                                         2016        0          0     0.00%     0    0.00%     0.00
                                                                         2017        0          0     0.00%     0    0.00%     0.00
                                                                    2018 & Greater   0          0     0.00%     0    0.00%     0.00
----------------------------------------------------------------    ----------------------------------------------------------------
                  0          0     0.00%                                             0          0     0.00%
----------------------------------------------------------------    ----------------------------------------------------------------

                                                                                                                       PAGE 11 OF 24

[LOGO] LASALLE BANK                          GREENWICH CAPITAL COMMERICAL FUNDING CORP.                         Statement Date:
       ABN AMRO                                  COMMERCIAL MORTGAGE TRUST 2007-GG9                             Payment Date:
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        Prior Payment:
                                                          SERIES 2007-GG9                                       Next Payment:
                                                                                                                Record Date:

                                                           ABN AMRO ACCT:

                                                       DELINQUENT LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
              Paid                   Outstanding    Out. Property                     Special
Disclosure    Thru    Current P&I        P&I         Protection      Loan Status     Servicer       Foreclosure    Bankruptcy   REO
Control #     Date      Advance      Advances**       Advances        Code (1)     Transfer Date       Date           Date      Date
------------------------------------------------------------------------------------------------------------------------------------

   TOTAL
------------------------------------------------------------------------------------------------------------------------------------
A. IN GRACE PERIOD          1. DELINQ. 1 MONTH       3. DELINQUENT 3 + MONTHS           5. NON PERFORMING MATURED BALLOON     9. REO
B. LATE PAYMENT BUT < 1     2. DELINQ. 2 MONTHS      4. PERFORMING MATURED BALLOON      7. FORECLOSURE
   MONTH DELINQ.
------------------------------------------------------------------------------------------------------------------------------------

** Outstanding P&I Advances include the current period P&I Advances and may include Servicer Advances.

                                                                                                                       PAGE 12 OF 24

[LOGO] LASALLE BANK                          GREENWICH CAPITAL COMMERICAL FUNDING CORP.                         Statement Date:
       ABN AMRO                                  COMMERCIAL MORTGAGE TRUST 2007-GG9                             Payment Date:
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        Prior Payment:
                                                          SERIES 2007-GG9                                       Next Payment:
                                                                                                                Record Date:

                                                           ABN AMRO ACCT:

                                                          LOAN LEVEL DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                 Operating             Ending                                                 Loan
Disclosure          Property   Maturity   PFY    Statement    Geo.    Principal  Note  Scheduled   Prepayment  Prepayment    Status
Control #    Group    Type       Date     DSCR     Date     Location   Balance   Rate     P&I        Amount       Date      Code (1)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

------------------------------------------------------------------------------------------------------------------------------------
(1) Legend:   A. In Grace Period          1. Delinquent 1 month      3. Delinquent 3+ months      5. Non Performing        9. REO
              B. Late Payment but < 1     2. Delinquent 2 months     4. Performing Matured           Matured Ballon
                 month delinq                                           Balloon                   7. Foreclosure
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 13 OF 24

[LOGO] LASALLE BANK                          GREENWICH CAPITAL COMMERICAL FUNDING CORP.                         Statement Date:
       ABN AMRO                                  COMMERCIAL MORTGAGE TRUST 2007-GG9                             Payment Date:
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        Prior Payment:
                                                          SERIES 2007-GG9                                       Next Payment:
                                                                                                                Record Date:

                                                           ABN AMRO ACCT:

                                                        REALIZED LOSS DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                          Beginning            Gross Proceeds    Aggregate       Net        Net Proceeds
        Disclosure  Appraisal  Appraisal  Scheduled   Gross      as a % of      Liquidation  Liquidation     as a % of      Realized
Period  Control #     Date       Value     Balance   Proceeds  Sched. Balance    Expenses *    Proceeds     Sched. Balance    Loss
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL

CUMULATIVE
------------------------------------------------------------------------------------------------------------------------------------

    * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                                                                                                       PAGE 14 OF 24

[LOGO] LASALLE BANK                          GREENWICH CAPITAL COMMERICAL FUNDING CORP.                         Statement Date:
       ABN AMRO                                  COMMERCIAL MORTGAGE TRUST 2007-GG9                             Payment Date:
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        Prior Payment:
                                                          SERIES 2007-GG9                                       Next Payment:
                                                                                                                Record Date:

                                                           ABN AMRO ACCT:

                                            BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                                                                                                                       Interest
                              Beginning                                                                              (Shortages)/
                           Balance of the         Aggregate       Prior Realized        Amounts Covered by         Excesses applied
Prospectus                     Loan at          Realized Loss     Loss Applied to      Overcollateralization          to Realized
    ID        Period         Liquidation          on Loans         Certificates          and other Credit               Losses

                                                                        A                       B                          C
------------------------------------------------------------------------------------------------------------------------------------

CUMULATIVE

                                              Additional                                                            (Recoveries)/
                   Modification              (Recoveries)/        Current Realized Loss      Recoveries of          Realized Loss
Prospectus     Adjustments/Appraisal      Expenses applied to          Applied to           Realized Losses          Applied to
    ID         Reduction Adjustment         Realized Losses           Certificates*          paid as Cash       Certificate Interest

                        D                          E
------------------------------------------------------------------------------------------------------------------------------------

CUMULATIVE

*In the Initial Period the Current Realized Loss Applied to Certificates will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A - C - D + E

Description of Fields
---------------------

          A                    Prior Realized Loss Applied to Certificates

          B                    Reduction to Realized Loss applied to bonds (could represent OC, insurance policies, reserve accounts, etc)

          C                    Amounts classified by the Master as interest adjustments from general collections on a loan with a
                               Realized Loss

          D                    Adjustments that are based on principal haircut or future interest foregone due to modification

          E                    Realized Loss Adjustments, Supplemental Recoveries or Expenses on a previously liquidated loan

                                                                                                                       PAGE 15 of 24

[LOGO] LASALLE BANK                          GREENWICH CAPITAL COMMERICAL FUNDING CORP.                         Statement Date:
       ABN AMRO                                  COMMERCIAL MORTGAGE TRUST 2007-GG9                             Payment Date:
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        Prior Payment:
                                                          SERIES 2007-GG9                                       Next Payment:
                                                                                                                Record Date:

                                                           ABN AMRO ACCT:

                                                     APPRAISAL REDUCTION DETAIL

---------------------------  -----------------------------------------------------------------------------
Disclosure        Appraisal        Scheduled          AR          Current P&I
 Control#         Red. Date         Balance         Amount          Advance                 ASER
---------------------------  -----------------------------------------------------------------------------

                 ----------  -----------------------------------------------------------------------------

---------------------------  -----------------------------------------------------------------------------

-----------------------------------------  ------------------------------  --------  ---------------------
                        Remaining Term                                                     Appraisal
Note    Maturity    ---------------------      Property        Geographic            ---------------------
Rate      Date       Life                        Type           Location     DSCR      Value         Date
-----------------------------------------  ------------------------------  --------  ---------------------

-----------------------------------------  ------------------------------  --------  ---------------------

                                                                                                                       PAGE 16 OF 24

[LOGO] LASALLE BANK                          GREENWICH CAPITAL COMMERICAL FUNDING CORP.                         Statement Date:
       ABN AMRO                                  COMMERCIAL MORTGAGE TRUST 2007-GG9                             Payment Date:
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        Prior Payment:
                                                          SERIES 2007-GG9                                       Next Payment:
                                                                                                                Record Date:

                                                           ABN AMRO ACCT:

                                                      OTHER RELATED INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

                                                            SWAP PAYMENTS

                                          Accrual Days            Notional                 Rate                Amount
          -------------------------------------------------------------------------------------------------------------------

                                                             SWAP CONTRACT
          -------------------------------------------------------------------------------------------------------------------
                                                              Yield Maintenance                                 Special
                Amount                     Amount            Prepayment Premiums            Shortfall           Payment
               Received                     Paid                    Paid                     Amount              Amount
          -------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 17 OF 24

[LOGO] LASALLE BANK                          GREENWICH CAPITAL COMMERICAL FUNDING CORP.                         Statement Date:
       ABN AMRO                                  COMMERCIAL MORTGAGE TRUST 2007-GG9                             Payment Date:
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        Prior Payment:
                                                          SERIES 2007-GG9                                       Next Payment:
                                                                                                                Record Date:

                                                           ABN AMRO ACCT:

                                        MATERIAL BREACHES AND MATERIAL DOCUMENT DEFECT DETAIL

---------------------------------   ------------------------------------------------------------------------------------------------
              Ending     Material
Disclosure   Principal    Breach                              Material Breach and Material Document Defect
 Control #    Balance      Date                                               Description
---------------------------------   ------------------------------------------------------------------------------------------------

---------------------------------   ------------------------------------------------------------------------------------------------

                       Material breaches of pool asset representation or warranties or transaction covenants.          PAGE 18 OF 24

[LOGO] LASALLE BANK                          GREENWICH CAPITAL COMMERICAL FUNDING CORP.                         Statement Date:
       ABN AMRO                                  COMMERCIAL MORTGAGE TRUST 2007-GG9                             Payment Date:
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        Prior Payment:
                                                          SERIES 2007-GG9                                       Next Payment:
                                                                                                                Record Date:

                                                           ABN AMRO ACCT:

                                            HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

----------------------   ----------------------------------------------------   ---------------------   ----------------------------
Disclosure    Payoff     Initial                             Payoff   Penalty   Prepayment   Maturity      Property       Geographic
 Control #    Period     Balance            Type             Amount   Amount       Date        Date          Type          Location
----------------------   ----------------------------------------------------   ---------------------   ----------------------------

----------------------   ----------------------------------------------------   ---------------------   ----------------------------

                                                        ---------------------
                                      CURRENT

                                     CUMULATIVE
                                                        ---------------------

                                                                                                                       PAGE 19 OF 24

[LOGO] LASALLE BANK                          GREENWICH CAPITAL COMMERICAL FUNDING CORP.                         Statement Date:
       ABN AMRO                                  COMMERCIAL MORTGAGE TRUST 2007-GG9                             Payment Date:
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        Prior Payment:
                                                          SERIES 2007-GG9                                       Next Payment:
                                                                                                                Record Date:

                                                           ABN AMRO ACCT:

                                      SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

----------------------   -------   -----------------------   -------------------------------------   -------------------------------
                          Loan             Balance                                    Remaining
Disclosure   Servicing   Status    -----------------------    Note     Maturity    ---------------         Property           Geo.
Control #    Xfer Date   Code(1)    Schedule      Actual      Rate       Date      Life                      Type           Location
----------------------   -------   -----------------------   -------------------------------------   -------------------------------

             ---------             -----------------------

----------------------   -------   -----------------------   -------------------------------------   -------------------------------

--------------------------------
                           NOI
   NOI         DSCR       Date
--------------------------------

--------------------------------

------------------------------------------------------------------------------------------------------------------------------------
(1) Legend:     A. P&I Adv - in Grace     1. P&I Adv - delinquent     3. P&I Adv - delinquent   5. Non Performing Mat.   9. REO
                             Period                    1 month                     3+ months       Balloon

                B. P&I Adv - < one        2. P&I Adv - delinquent     4. Mat. Balloon/Assumed   7. Foreclosure
                             month                     2 months                     P&I
                             delinq
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 20 OF 24

[LOGO] LASALLE BANK                          GREENWICH CAPITAL COMMERICAL FUNDING CORP.                         Statement Date:
       ABN AMRO                                  COMMERCIAL MORTGAGE TRUST 2007-GG9                             Payment Date:
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        Prior Payment:
                                                          SERIES 2007-GG9                                       Next Payment:
                                                                                                                Record Date:

                                                           ABN AMRO ACCT:

                            SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

-----------------------------------------------------   ----------------------------------------------------------------------------
    Disclosure                  Resolution
    Control #                    Strategy                                                 Comments
-----------------------------------------------------   ----------------------------------------------------------------------------

-----------------------------------------------------   ----------------------------------------------------------------------------

                                                                                                                       PAGE 21 OF 24

[LOGO] LASALLE BANK                          GREENWICH CAPITAL COMMERICAL FUNDING CORP.                         Statement Date:
       ABN AMRO                                  COMMERCIAL MORTGAGE TRUST 2007-GG9                             Payment Date:
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        Prior Payment:
                                                          SERIES 2007-GG9                                       Next Payment:
                                                                                                                Record Date:

                                                           ABN AMRO ACCT:

                                                     MATURITY EXTENSION SUMMARY

------------------------------------------------------------------------------------------------------------------------------------

              LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED
                 Number of Loans:                                                                        0
                 Stated Principal Balance outstanding:                                                0.00
                 Weighted Average Extension Period:                                                      0

              LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED
                 Number of Loans:                                                                        0
                 Stated Principal Balance outstanding:                                                0.00
                 Weighted Average Extension Period:                                                      0

              LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED
                 Number of Loans:                                                                        0
                 Cutoff Principal Balance:                                                            0.00
                 Weighted Average Extension Period:                                                      0

              LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS
                 Number of Loans:                                                                        0
                 Cutoff Principal Balance:                                                            0.00
                 Weighted Average Extension Period:                                                      0

              LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS
                 Number of Loans:                                                                        0
                 Cutoff Principal Balance:                                                            0.00

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 22 OF 24

[LOGO] LASALLE BANK                          GREENWICH CAPITAL COMMERICAL FUNDING CORP.                         Statement Date:
       ABN AMRO                                  COMMERCIAL MORTGAGE TRUST 2007-GG9                             Payment Date:
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        Prior Payment:
                                                          SERIES 2007-GG9                                       Next Payment:
                                                                                                                Record Date:

                                                           ABN AMRO ACCT:

                                                         RATING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

    --------------------       ------------------------------------------       ------------------------------------------------
                                            ORIGINAL RATINGS                              RATING CHANGE/CHANGE DATE(1)

       CLASS     CUSIP           FITCH         MOODY'S              S&P          FITCH                MOODY'S               S&P
    --------------------       ------------------------------------------       ------------------------------------------------

    --------------------       ------------------------------------------       ------------------------------------------------

NR - Designates that the class was not rated by the rating agency.

(1) Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to LaSalle within 30 days of the payment date listed on this statement. Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report, LaSalle recommends that investors obtain current rating information directly from the rating agency.

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 23 OF 24

[LOGO] LASALLE BANK                          GREENWICH CAPITAL COMMERICAL FUNDING CORP.                         Statement Date:
       ABN AMRO                                  COMMERCIAL MORTGAGE TRUST 2007-GG9                             Payment Date:
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        Prior Payment:
                                                          SERIES 2007-GG9                                       Next Payment:
                                                                                                                Record Date:

                                                           ABN AMRO ACCT:

                                                               LEGEND

------------------------------------------------------------------------------------------------------------------------------------

Until this statement/report is filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Securities
Exchange Act of 1934, as amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 24 OF 24

                                     ANNEX F

                      CLASS A-AB PLANNED PRINCIPAL BALANCE

       PERIOD             MONTH OF PAYMENT DATE             BALANCE ($)
   --------------      ---------------------------      -------------------
         1                      April 2007                 88,000,000.00
         2                       May 2007                  88,000,000.00
         3                      June 2007                  88,000,000.00
         4                      July 2007                  88,000,000.00
         5                     August 2007                 88,000,000.00
         6                    September 2007               88,000,000.00
         7                     October 2007                88,000,000.00
         8                    November 2007                88,000,000.00
         9                    December 2007                88,000,000.00
        10                     January 2008                88,000,000.00
        11                    February 2008                88,000,000.00
        12                      March 2008                 88,000,000.00
        13                      April 2008                 88,000,000.00
        14                       May 2008                  88,000,000.00
        15                      June 2008                  88,000,000.00
        16                      July 2008                  88,000,000.00
        17                     August 2008                 88,000,000.00
        18                    September 2008               88,000,000.00
        19                     October 2008                88,000,000.00
        20                    November 2008                88,000,000.00
        21                    December 2008                88,000,000.00
        22                     January 2009                88,000,000.00
        23                    February 2009                88,000,000.00
        24                      March 2009                 88,000,000.00
        25                      April 2009                 88,000,000.00
        26                       May 2009                  88,000,000.00
        27                      June 2009                  88,000,000.00
        28                      July 2009                  88,000,000.00
        29                     August 2009                 88,000,000.00
        30                    September 2009               88,000,000.00
        31                     October 2009                88,000,000.00
        32                    November 2009                88,000,000.00
        33                    December 2009                88,000,000.00
        34                     January 2010                88,000,000.00
        35                    February 2010                88,000,000.00
        36                      March 2010                 88,000,000.00
        37                      April 2010                 88,000,000.00
        38                       May 2010                  88,000,000.00
        39                      June 2010                  88,000,000.00
        40                      July 2010                  88,000,000.00
        41                     August 2010                 88,000,000.00
        42                    September 2010               88,000,000.00
        43                     October 2010                88,000,000.00
        44                    November 2010                88,000,000.00
        45                    December 2010                88,000,000.00

                                       F-1

       PERIOD             MONTH OF PAYMENT DATE             BALANCE ($)
   --------------      ---------------------------      -------------------
        46                     January 2011                88,000,000.00
        47                    February 2011                88,000,000.00
        48                      March 2011                 88,000,000.00
        49                      April 2011                 88,000,000.00
        50                       May 2011                  88,000,000.00
        51                      June 2011                  88,000,000.00
        52                      July 2011                  88,000,000.00
        53                     August 2011                 88,000,000.00
        54                    September 2011               88,000,000.00
        55                     October 2011                88,000,000.00
        56                    November 2011                88,000,000.00
        57                    December 2011                88,000,000.00
        58                     January 2012                88,000,000.00
        59                    February 2012                88,000,000.00
        60                      March 2012                 88,000,000.00
        61                      April 2012                 88,000,000.00
        62                       May 2012                  88,000,000.00
        63                      June 2012                  88,000,000.00
        64                      July 2012                  87,999,607.72
        65                     August 2012                 86,578,146.62
        66                    September 2012               85,149,382.17
        67                     October 2012                83,505,297.09
        68                    November 2012                82,060,740.75
        69                    December 2012                80,384,849.25
        70                     January 2013                78,910,868.61
        71                    February 2013                77,429,310.46
        72                      March 2013                 75,310,849.83
        73                      April 2013                 73,810,772.66
        74                       May 2013                  72,093,821.95
        75                      June 2013                  70,577,201.87
        76                      July 2013                  68,844,159.40
        77                     August 2013                 67,310,828.22
        78                    September 2013               65,769,613.66
        79                     October 2013                64,012,647.43
        80                    November 2013                62,435,638.00
        81                    December 2013                60,645,504.35
        82                     January 2014                59,056,893.15
        83                    February 2014                57,452,302.88
        84                      March 2014                 55,205,757.61
        85                      April 2014                 53,581,352.65
        86                       May 2014                  51,738,007.55
        87                      June 2014                  50,095,766.44
        88                      July 2014                  48,235,071.59
        89                     August 2014                 46,574,812.98
        90                    September 2014               44,906,016.38
        91                     October 2014                43,019,490.21
        92                    November 2014                41,332,406.10
        93                    December 2014                39,428,091.10
        94                     January 2015                37,722,533.50

                                       F-2

       PERIOD             MONTH OF PAYMENT DATE             BALANCE ($)
   --------------      ---------------------------      -------------------
        95                    February 2015                36,008,204.42
        96                      March 2015                 33,662,044.97
        97                      April 2015                 31,926,821.94
        98                       May 2015                  29,975,680.72
        99                      June 2015                  28,221,494.61
       100                      July 2015                  26,251,907.42
       101                     August 2015                 24,478,565.37
       102                    September 2015               22,696,102.38
       103                     October 2015                20,699,009.41
       104                    November 2015                18,897,102.93
       105                    December 2015                16,881,096.67
       106                     January 2016                15,059,548.96
       107                    February 2016                13,228,631.78
       108                      March 2016                 10,980,514.99
       109                      April 2016                  9,128,609.32
       110                       May 2016                   7,063,967.28
       111                      June 2016                   5,191,911.82
       112                      July 2016                   3,107,669.45
       113                     August 2016                  1,215,259.27
       114                    September 2016                        0.00

                                       F-3

                                     ANNEX G

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in limited circumstances, the globally offered Commercial Mortgage
Trust 2007-GG9, Commercial Mortgage Pass-Through Certificates, Series 2007-GG9,
Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M,
Class A-MFL, Class A-J, Class B, Class C, Class D, Class E and Class F will be available only in book-entry form.

      The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds.

      Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

      Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

      As described under "Certain U.S. Federal Income Tax Documentation
Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

      All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

      Investors' securities custody accounts will be credited with their holdings against payment in same day funds on the settlement date.

      Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same day funds.

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same day funds.

      Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same day funds.

                                       G-1

      Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including March 1, 2007) to and excluding the settlement date, calculated on the basis of a year of 360-days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

      Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

      As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

      Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

      Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including March 1, 2007) to and excluding the settlement date, calculated on the basis of a year of 360-days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or
Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of
Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

                                       G-2

      Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      o     borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or
            Euroclear accounts, in accordance with the clearing system's customary procedures;

      o     borrowing the book-entry certificates in the United States from a
            DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

      o     staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A holder that is not a "United States person" (a "U.S. PERSON") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "NON-U.S.
HOLDER") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. WITHHOLDING AGENT") establishing an exemption from withholding. A non-U.S.
holder may be subject to withholding unless each U.S. withholding agent receives:

      1.    from a non-U.S. holder that is classified as a corporation for U.S.
            federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS
            Form W-8BEN (or any successor form);

      2.    from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

      3.    from a non-U.S. holder that is classified as a partnership for U.S.
            federal income tax purposes, a duly completed and executed IRS Form
            W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

      4.    from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

            (a)   if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury
                  Regulations (a "QUALIFIED INTERMEDIARY"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute
                  form)--

                  (i)     stating the name, permanent residence address and
                          qualified intermediary employer identification number
                          of the qualified intermediary and the country under
                          the laws of which the qualified intermediary is
                          created, incorporated or governed,

                  (ii)    certifying that the qualified intermediary has
                          provided, or will provide, a withholding statement as
                          required under section 1.1441-1(e)(5)(v) of the U.S.
                          Treasury Regulations,

                  (iii)   certifying that, with respect to accounts it
                          identifies on its withholding statement, the qualified
                          intermediary is not acting for its own account but is
                          acting as a qualified intermediary, and

                                       G-3

                  (iv)    providing any other information, certifications, or
                          statements that may be required by the IRS Form W-8IMY
                          or accompanying instructions in addition to, or in
                          lieu of, the information and certifications described
                          in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of
                          the U.S. Treasury Regulations; or

            (b)   if the intermediary is not a qualified intermediary (a
                  "NONQUALIFIED INTERMEDIARY"), a duly completed and executed
                  IRS Form W-8IMY (or any successor or substitute form)--

                  (i)     stating the name and permanent residence address of
                          the nonqualified intermediary and the country under
                          the laws of which the nonqualified intermediary is
                          created, incorporated or governed,

                  (ii)    certifying that the nonqualified intermediary is not
                          acting for its own account,

                  (iii)   certifying that the nonqualified intermediary has
                          provided, or will provide, a withholding statement
                          that is associated with the appropriate IRS Forms W-8
                          and W-9 required to substantiate exemptions from
                          withholding on behalf of such nonqualified
                          intermediary's beneficial owners, and

                  (iv)    providing any other information, certifications or
                          statements that may be required by the IRS Form W-8IMY
                          or accompanying instructions in addition to, or in
                          lieu of, the information, certifications, and
                          statements described in section 1.1441-1(e)(3)(iii) or
                          (iv) of the U.S. Treasury Regulations; or

      5.    from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or
            W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

      All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

      In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

      o     provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a
            non-U.S. holder;

      o     provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

      o     can be treated as an "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a
            corporation or a financial institution such as a bank).

      This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are
non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                       G-4

                                   PROSPECTUS

            GREENWICH CAPITAL COMMERCIAL FUNDING CORP., THE DEPOSITOR
           MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES BY
                           SEPARATE ISSUING ENTITIES

      Our name is Greenwich Capital Commercial Funding Corp., the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See
"Method of Distribution."

------------------------------------------------------------------------------------------------------------------------------------
                   THE OFFERED CERTIFICATES:                                           THE TRUST ASSETS:

The offered certificates will be issuable in series. Each             The assets of each of our trusts will include--
series of offered certificates will--
                                                                            o   mortgage loans secured by first and junior liens
      o   have its own series designation,                                      on, or security interests in, various interests in
                                                                                commercial and multifamily real properties,
      o   consist of one or more classes with various payment
          characteristics,                                                  o   mortgage-backed securities that directly or
                                                                                indirectly evidence interests in, or are directly
      o   evidence beneficial ownership interests in a separate                 or indirectly secured by, those types of mortgage
          issuing entity that is a trust established by us, and                 loans, or

      o   be payable solely out of the related trust assets.                o   some combination of those types of mortgage loans
                                                                                and mortgage-backed securities.
The applicable prospectus supplement may provide that a
governmental agency or instrumentality will insure or guarantee       Trust assets may also include letters of credit, surety
payment on the offered certificates. Otherwise, payments on the       bonds, insurance policies, guarantees, reserve funds,
offered certificates will not be guaranteed or insured by             guaranteed investment contracts, interest rate exchange
anyone. Neither we nor any of our affiliates are responsible          agreements, interest rate cap, collar or floor agreements and
for making payments on the offered certificates if collections        currency exchange agreements.
on the related trust assets are insufficient.
------------------------------------------------------------------------------------------------------------------------------------

      In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters'
compensation. YOU MAY NOT PURCHASE THE OFFERED CERTIFICATES OF ANY SERIES UNLESS
YOU HAVE ALSO RECEIVED THE PROSPECTUS SUPPLEMENT FOR THAT SERIES. YOU SHOULD
CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 14 IN THIS PROSPECTUS, AS
WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT, PRIOR TO
INVESTING.

--------------------------------------------------------------------------------
      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED
UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

                The date of this prospectus is February 12, 2007.

                                       ii

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

      When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different.
In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state or other jurisdiction where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

      We have filed with the SEC a registration statement under the Securities
Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement, its exhibits and other filed materials (including annual reports on
Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K), and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Room, 100 F Street,
N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also obtain copies of these materials electronically through the SEC's Web site (http://www.sec.gov).

      In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at
600 Steamboat Road, Greenwich, Connecticut 06830, attention: Paul D. Stevelman,
Esq., or by telephone at (203) 625-2700.

                                       iii

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                              SUMMARY OF PROSPECTUS

      This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF
CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED
PROSPECTUS SUPPLEMENT IN FULL.

WHO WE ARE................................   Our name is Greenwich Capital Commercial Funding Corp., the depositor with respect to each series of offered certificates. We are a limited purpose
                                             Delaware corporation. Our principal offices are located at 600 Steamboat
                                             Road, Greenwich, Connecticut 06830. Our main telephone number is (203)
                                             625-2700. We are an indirect wholly owned subsidiary of The Royal Bank of
                                             Scotland Group plc and an affiliate of Greenwich Capital Financial
                                             Products, Inc., a sponsor and one of the mortgage loan sellers, and of
                                             Greenwich Capital Markets, Inc., one of the underwriters. See "Greenwich
                                             Capital Commercial Funding Corp."

THE SPONSORS..............................   Unless we state otherwise in the related prospectus supplement, Greenwich
                                             Capital Financial Products, Inc., which is our affiliate, will be a sponsor with respect to each series of offered certificates. Greenwich Capital
                                             Financial Products, Inc. maintains an office at 600 Steamboat Road,
                                             Greenwich, Connecticut 06830, and its telephone number is (203) 625-2700.
                                             If and to the extent that there are other sponsors with respect to any series of offered certificates, we will identify each of those sponsors and include relevant information with respect thereto in the related prospectus supplement. See "The Sponsor."

THE SECURITIES BEING OFFERED..............   The securities that will be offered by this prospectus and the related prospectus supplements consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See
                                             "Rating."

                                             Each series of offered certificates will evidence beneficial ownership interests in a separate issuing entity that is a trust

                                        1

                                             established by us and containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES MAY BE ISSUED
   WITH OTHER CERTIFICATES................   We may not publicly offer all the mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under
                                             "--The Securities Being Offered" above.

THE GOVERNING DOCUMENTS...................   In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things--

                                             o    the issuance of each series of offered certificates,

                                             o    the creation of and transfer of assets to the related trust, and

                                             o    the servicing and administration of those assets.

                                             The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the separate issuing entity that is a trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                                             If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include--

                                             o    one or more master servicers that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted, nonperforming or otherwise problematic in any material respect, and

                                             o    one or more special servicers that will generally be responsible for servicing and administering those

                                        2

                                                  mortgage loans that are defaulted, nonperforming or otherwise problematic in any material respect and real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

                                             One or more primary servicers may also be a party to the governing document(s). The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any of our trusts.

                                             If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                                             In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties in further detail.
                                             See "Description of the Governing Documents."

CHARACTERISTICS OF THE
   MORTGAGE ASSETS........................   The trust assets with respect to any series of offered certificates will, in general, include mortgage loans and/or interests in mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties.
                                             In particular, those properties may include:

                                             o    rental, cooperatively-owned, condominium or condominium conversion buildings with multiple dwelling units;

                                             o    retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

                                             o    office buildings;

                                             o    hospitality properties;

                                        3

                                             o    casino properties;

                                             o    health care-related facilities;

                                             o    industrial facilities;

                                             o    warehouse facilities, mini-warehouse facilities and self-storage facilities;

                                             o    restaurants, taverns and other establishments involved in the food and beverage industry;

                                             o    manufactured housing communities, mobile home parks and recreational vehicle parks;

                                             o    recreational and resort properties;

                                             o    arenas and stadiums;

                                             o    churches and other religious facilities;

                                             o    parking lots and garages;

                                             o    mixed use properties;

                                             o    other income-producing properties; and/or

                                             o    unimproved land.

                                             The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                                             o    may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

                                             o    may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

                                             o    may provide for no accrual of interest;

                                             o    may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

                                        4

                                             o    may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

                                             o    may permit the negative amortization or deferral of accrued interest;

                                             o    may prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments;

                                             o    may permit defeasance and the release of real property collateral in connection with that defeasance;

                                             o    may provide for payments of principal, interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

                                             o    may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

                                             Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the
                                             United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                             We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates.
                                             See "The Sponsor." We will identify in the related prospectus supplement any originator (other than any sponsor and/or its affiliates) that will be or is expected to be an originator of mortgage loans representing in excess of 10% of the related mortgage asset pool, by balance.

                                             Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. If so specified in the related prospectus supplement, a governmental agency or instrumentality may guarantee or insure repayment of the

                                        5

                                             mortgage loans underlying a series of offered certificates. Otherwise, repayment of such mortgage loans will not be guaranteed by anyone. See
                                             "Description of the Trust Assets--Mortgage Loans."

                                             The trust assets with respect to any series of offered certificates may also include:

                                             o    mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not guaranteed or insured by the United States or any of its agencies or instrumentalities; or

                                             o    certificates insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie
                                                  Mae, Farmer Mac, or another federal or state governmental agency or instrumentality;

                                             provided that, each mortgage-backed security will evidence an interest in, or will be secured by a pledge of, multifamily and/or commercial mortgage loans.

                                             We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless the mortgage-backed security has been registered under the Securities Act of 1933, as amended, or each of the following are true:

                                             o    neither the issuer of the mortgage-backed security nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the mortgage-backed security and the related series of securities to be issued;

                                             o    neither the issuer of the mortgage-backed security nor any of its affiliates is an affiliate of us, the sponsor, issuing entity or underwriter of the related series of securities to be issued; and

                                             o    we would be free to publicly resell the mortgage-backed security without registration.

                                             See "Description of the Trust Assets--Mortgage-Backed Securities."

                                             In addition to the asset classes described above in this "Characteristics of the Mortgage Assets" section, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other

                                        6

                                             asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool.

                                             If 10% or more of the pool assets in the aggregate are or will be located in any one state, we will describe in the related prospectus supplement any economic or other factors specific to such state that may materially impact those pool assets or the cash flows from those pool assets.

                                             We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

                                             In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates.
                                             In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

SUBSTITUTION, ACQUISITION AND REMOVAL OF
   MORTGAGE ASSETS........................   If and to the extent described in the related prospectus supplement, we, a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts, various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document
                                             (or the failure to deliver such document without material defect) may, under the circumstances described in the

                                        7

                                             related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage assets(s) that satisfy the criteria specified in the related prospectus supplement.

                                             If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

                                             o    cash that would be applied to pay down the principal balances of certificates of that series; and/or

                                             o    other mortgage loans or mortgage-backed securities that--

                                                  1.   conform to the description of mortgage assets in this prospectus,
                                                       and

                                                  2.   satisfy the criteria set forth in the related prospectus
                                                       supplement.

                                             If so specified in the related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that--

                                                  1.   conform to the description of mortgage assets in this prospectus,
                                                       and

                                                  2.   satisfy the criteria set forth in the related prospectus
                                                       supplement.

                                             If so specified in the related prospectus supplement, if any mortgage loan in the specified trust fund becomes delinquent as to any balloon payment or becomes a certain number of days delinquent as specified in the related prospectus supplement as to any other monthly debt service payment (in each case without giving effect to any applicable grace period) or becomes a specially serviced mortgage loan as a result of any non monetary event of default, then the related directing certificateholder, the special servicer or any other person specified in the related prospectus supplement may have the right, at its option, to purchase that underlying mortgage loan from the trust fund

                                        8

                                             at the price and on the terms described in the related prospectus supplement.

                                             No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

                                             Further, if so specified under circumstances described in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates.

                                             If a series of offered certificates involves a prefunding period, then we will indicate in the related prospectus supplement, among other things, (i)
                                             the term or duration of the prefunding period and the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds and (ii) any limitation on the ability to add pool assets.

CHARACTERISTICS OF
   THE OFFERED CERTIFICATES...............   An offered certificate may entitle the holder to receive:

                                             o    a stated principal amount;

                                             o    interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

                                             o    specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

                                             o    payments of principal, with disproportionate, nominal or no payments of interest;

                                             o    payments of interest, with disproportionate, nominal or no payments of principal;

                                        9

                                             o    payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

                                             o    payments of principal to be made, from time to time or for designated periods, at a rate that is--

                                                  1.   faster and, in some cases, substantially faster, or

                                                  2.   slower and, in some cases, substantially slower,

                                             than the rate at which payments or other collections of principal are received on the related mortgage assets;

                                             o    payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

                                             o    payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

                                             Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                                             A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                                             We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement including payment characteristics and authorized denominations. Among other things, in the related prospectus supplement, we will summarize the flow of funds, payment priorities and allocations among the respective classes of offered certificates of any particular series, the respective classes of non-offered certificates of that series and fees and expenses, to the extent necessary to understand the payment characteristics of those classes of offered certificates, and we will identify any events in the applicable governing document(s) that would alter the

                                       10

                                             transaction structure or flow of funds. See "Description of the
                                             Certificates."

CREDIT SUPPORT AND REINVESTMENT,
   INTEREST RATE AND CURRENCY
   RELATED PROTECTION FOR
   THE OFFERED CERTIFICATES...............   Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee, or a reserve fund. We will describe the credit support, if any, for each class of offered certificates and, if applicable, we will identify the provider of that credit support, in the related prospectus supplement. The trust assets with respect to any series of offered certificates may also include any of the following agreements:

                                             o    guaranteed investment contracts in accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

                                             o    interest rate exchange agreements, or interest rate cap, collar or floor agreements; or

                                             o    currency exchange agreements.

                                             We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                                             See "Risk Factors," "Description of the Trust Assets" and "Description of
                                             Credit Support."

ADVANCES WITH RESPECT
   TO THE MORTGAGE ASSETS.................   If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

                                       11

                                             o    delinquent scheduled payments of principal and/or interest, other than balloon payments,

                                             o    property protection expenses,

                                             o    other servicing expenses, or

                                             o    any other items specified in the related prospectus supplement.

                                             Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See
                                             "Description of the Certificates--Advances."

                                             If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

OPTIONAL TERMINATION......................   We will describe in the related prospectus supplement any circumstances in which a specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. If any class of certificates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certificates will include the word "callable." In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                                             o    all the mortgage assets in any particular trust, thereby resulting in a termination of the trust, or

                                             o    that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

                                             See "Description of the Certificates--Termination" in this prospectus.

FEDERAL INCOME TAX
   CONSEQUENCES...........................   Any class of offered certificates will constitute or evidence ownership of:

                                       12

                                             o    regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal
                                                  Revenue Code; or

                                             o    interests in a grantor trust under Subpart E of Part I of Subchapter J of the Internal Revenue Code.

                                             See  "Federal Income Tax Consequences."

CERTAIN ERISA
   CONSIDERATIONS.........................   If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "Certain ERISA Considerations."

LEGAL INVESTMENT..........................   If your investment authority is subject to legal restrictions, you should consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates, if any, will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
                                             amended. See "Legal Investment."

                                       13

                                  RISK FACTORS

      You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND
MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

      The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop.
There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

      We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

      We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

      Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

      If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY
FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE
UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE
SUPPLY AND DEMAND OF CMBS GENERALLY

      The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

      The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

      The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.
The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and

                                       14

multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors'
demand for commercial mortgage-backed securities, including--

      o     the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

      o     legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

      o     investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

      o     investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

      If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS
OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED
PAYMENTS ON THOSE CERTIFICATES

      The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT
YOU AGAINST ALL POTENTIAL LOSSES

      Certain Classes of the Offered Certificates Are Subordinate to, and Are
Therefore Riskier than, One or More Other Classes of Certificates of the Same
Series. If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will

                                       15

receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of certificates of the same series that are senior to your offered certificates.

      When making an investment decision, you should consider, among other things--

      o     the payment priorities of the respective classes of the certificates of the same series,

      o     the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

      o     the characteristics and quality of the mortgage loans in the related trust.

      The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See
"Description of the Certificates--Allocation of Losses and Shortfalls" and
"Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

      Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses.
For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

      Disproportionate Benefits May Be Given to Some Classes and Series to the
Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON
PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE
PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

      The Terms of the Underlying Mortgage Loans Will Affect Payments on Your
Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

      In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of

                                       16

prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

      o     an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

      o     a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

      The Terms of the Underlying Mortgage Loans Do Not Provide Absolute
Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered
Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

      The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

      o     the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

      o     the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

      The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

      Prepayments on the Underlying Mortgage Loans Will Affect the Average Life
of Your Offered Certificates; and the Rate and Timing of Those Prepayments May
Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

                                       17

      The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

      o     vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

      o     be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

      We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

      Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your
Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly
Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.
The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

      Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May
Affect the Amount and Timing of Payments on Your Offered Certificates; and the
Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those
Losses, are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

      Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while

                                       18

the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.
Additionally, the right of the master servicer or special servicer, as applicable, to receive interest on delinquency advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on delinquency advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

      If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

      Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

      If losses on the mortgage loan exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

      See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

      There is an Increased Risk of Default Associated with Balloon Payments.
Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing, which involve greater risk than fully amortizing loans. In addition, fully amortizing mortgage loans which may pay interest on an "actual/360" basis but have fixed monthly payments that were calculated based on a 30/360 schedule may have a small principal payment due at maturity. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

      o     the fair market value and condition of the underlying real property;

      o     the level of interest rates;

                                       19

      o     the borrower's equity in the underlying real property;

      o     the borrower's financial condition;

      o     the operating history and occupancy level of the underlying real property;

      o     changes in zoning and tax laws;

      o     changes in competition in the relevant area;

      o     changes in rental rates in the relevant area;

      o     reductions in government assistance/rent subsidy programs;

      o     changes in governmental regulation and fiscal policy;

      o     prevailing general and regional economic conditions;

      o     the state of the fixed income and mortgage markets;

      o     the existence of any subordinate or mezzanine debt related to the property; and

      o     the availability of credit for multifamily rental or commercial properties.

      See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

      Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

      The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS ON THE
PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER
TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH
THERE IS NO ASSURANCE

      Most of the Mortgage Loans Underlying Your Offered Certificates Will Be
Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

      o     the sufficiency of the net operating income of the applicable real property;

                                       20

      o     the market value of the applicable real property at or prior to maturity; and

      o     the ability of the related borrower to refinance or sell the applicable real property.

      In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

      The related prospectus supplement may specify that the mortgage loans underlying your offered certificates will be insured or guaranteed by a governmental entity or private mortgage insurer. Otherwise, such mortgage loans will not be insured or guaranteed by anyone.

      The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of one-to-four family properties. This is because multifamily rental and commercial real estate lending involves larger loans to a single borrower or groups of related borrowers and, as described above, repayment is dependent upon the successful operation and value of the related real estate project. Net operating income on a multifamily or commercial real estate property can be volatile and may be insufficient to cover debt services on the loan at any given time.

      Many Risk Factors are Common to Most or All Multifamily and Commercial
Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

      o     the age, design and construction quality of the property;

      o     perceptions regarding the safety, convenience and attractiveness of the property;

      o     the characteristics of the neighborhood where the property is located;

      o     the proximity and attractiveness of competing properties;

      o     the existence and construction of competing properties;

      o     the adequacy of the property's management and maintenance;

      o     national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

      o     local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

      o     demographic factors;

      o     customer tastes and preferences;

      o     retroactive changes in building codes;

      o     changes in governmental rules, regulations and fiscal policies, including environmental legislation;

      o     dependence upon a single tenant or a concentration of tenants in a particular business or industry;

                                       21

      o     the diversity of tenants and their industries;

      o     consumer confidence;

      o     changes or continued weakness in specific industry segments; and

      o     public perception of safety for customers and clients.

      Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

      o     an increase in interest rates, real estate taxes and other operating expenses;

      o     an increase in the capital expenditures needed to maintain the property or make improvements;

      o     a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

      o     an increase in vacancy rates;

      o     a decline in rental rates as leases are renewed or replaced; and

      o     natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

            The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

      o     the length of tenant leases;

      o     the creditworthiness of tenants;

      o     the rental rates at which leases are renewed or replaced;

      o     the percentage of total property expenses in relation to revenue;

      o     the ratio of fixed operating expenses to those that vary with revenues; and

      o     the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

      The Successful Operation of a Multifamily or Commercial Property Depends
on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

                                       22

      o     to pay for maintenance and other operating expenses associated with the property;

      o     to fund repairs, replacements and capital improvements at the property; and

      o     to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

      Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

      o     an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

      o     an increase in tenant payment defaults;

      o     a decline in rental rates as leases are entered into, renewed or extended at lower rates;

      o     an increase in the capital expenditures needed to maintain the property or to make improvements; and

      o     a decline in the financial condition of a major or sole tenant.

      Various factors that will affect the operation and value of a commercial property include:

      o     the business operated by the tenants;

      o     the creditworthiness of the tenants; and

      o     the number of tenants.

      Dependence on a Single Tenant or a Small Number of Tenants Makes a
Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease there would likely be an interruption of rental payments or of cash flow and the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants. This is so because:

      o     the financial effect of the absence of rental income may be severe;

      o     more time may be required to re-lease the space; and

      o     substantial capital costs may be incurred to make the space appropriate for replacement tenants.

      An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry. Similarly, concentrations of particular tenants among the mortgaged properties increase the possibility that financial problems with such tenants could affect the mortgage loans.

                                       23

      Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant (such as an anchor tenant), or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

      o     the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

      o     an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

      The Success of an Income-Producing Property Depends on Reletting Vacant
Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.
Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

      If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

      Property Value May Be Adversely Affected Even When Current Operating
Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

      o     changes in interest rates;

      o     the availability of refinancing sources;

      o     changes in governmental regulations, licensing or fiscal policy;

      o     changes in zoning or tax laws; and

      o     potential environmental or other legal liabilities.

      Property Management May Affect Property Operations and Value. The
operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

      o     responding to changes in the local market;

      o     planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

      o     operating the property and providing building services;

                                       24

      o     managing operating expenses; and

      o     ensuring that maintenance and capital improvements are carried out in a timely fashion.

      Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

      By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

      o     maintain or improve occupancy rates, business and cash flow,

      o     reduce operating and repair costs, and

      o     preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property. Additionally, in the case of some of the mortgage loans underlying the offered certificates, the related managers and borrowers may experience conflicts of interest in the management of the related real properties as a result of, among other things, affiliations between the borrower and the manager or the ownership or management of other real properties by the borrower or manager.

      Maintaining a Property in Good Condition is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s)
that may encumber that property.

      Competition Will Adversely Affect the Profitability and Value of an
Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

      o     rental rates;

      o     location;

      o     type of business or services and amenities offered; and

      o     nature and condition of the particular property.

      The profitability and value of an income-producing property may be adversely affected by a comparable property that:

      o     offers lower rents,

      o     has lower operating costs,

                                       25

      o     offers a more favorable location, or

      o     offers better facilities.

      Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

      Various Types of Income-Producing Properties May Present Special Risks.
The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

      o     Health care-related facilities and casinos are subject to
            significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

      o     Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent
            stabilization laws and laws governing landlord/tenant relationships.

      o     Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the
            transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

      o     Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and
            self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

      o     Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

      o     Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

      o     Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

      o     Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

      Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See
"Description of the Trust Assets--Mortgage Loans--A Discussion of the Various
Types of Multifamily and Commercial Properties that May Secure Mortgage Loans
Underlying a Series of Offered Certificates."

                                       26

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

      A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

      o     the operation of all of the related real properties, and

      o     the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
AND LOSS

      Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

      If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

      o     any adverse economic developments that occur in the locale, state or region where the properties are located;

      o     changes in the real estate market where the properties are located;

      o     changes in governmental rules and fiscal policies in the
            governmental jurisdiction where the properties are located; and

      o     acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

                                       27

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

      The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

      If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

      In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS
THAN FIXED RATE MORTGAGE LOANS

      Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE OR MEZZANINE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL
DEFAULT ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

      Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt or to otherwise incur additional subordinate debt. In addition, some or all of the mortgage loans included in one of our trusts may permit the owner of the related borrower to pledge its equity interests in such borrower as security for mezzanine debt.

      Even if a mortgage loan prohibits further encumbrance of the related real property or the incurrence of additional subordinate or mezzanine debt, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt or its parent from incurring mezzanine debt.

      When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans or are mezzanine loans not directly secured by the mortgaged property), the trust is subjected to additional risks. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

                                       28

      Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case.
The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

WITH RESPECT TO CERTAIN MORTGAGE LOANS INCLUDED IN OUR TRUSTS, THE MORTGAGED
PROPERTY OR PROPERTIES THAT SECURE THE SUBJECT MORTGAGE LOAN IN THE TRUST ALSO
SECURE ONE (1) OR MORE RELATED MORTGAGE LOANS THAT ARE NOT IN THE TRUST; THE
INTERESTS OF THE HOLDERS OF THOSE NON-TRUST MORTGAGE LOANS MAY CONFLICT WITH
YOUR INTERESTS.

      Certain mortgage loans included in our trusts are each part of a loan group or split loan structure that includes one or more additional mortgaged loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject mortgage loan. See "DESCRIPTION OF THE TRUST
ASSETS--Mortgage Loans--Loan Groups." Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan group, or a group of holders of non-trust mortgage loans in a subject loan group (acting together), may be granted various rights and powers that affect the mortgage loan in that loan group that is in one of our trusts, including (a) cure rights with respect to the mortgage loan in our trust, (b) a purchase option with respect to the mortgage loan in our trust, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan group, and/or (d) the right to replace the applicable special servicer (without cause)
with respect to the mortgage loan in our trust. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholder for so doing.

      In addition, certain of mortgage loans included in our trusts that are part of a loan group will be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan group. Consequently, the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans and the parties with control over the servicing of those mortgage loans may have interests that conflict with your interests. See "DESCRIPTION OF
THE GOVERNING DOCUMENTS--Servicing Mortgage Loans That Are Part of a Loan
Group."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN
UNDERLYING YOUR OFFERED CERTIFICATES

      Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

      In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured

                                       29

indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

      A bankruptcy court also may:

      o     grant a debtor a reasonable time to cure a payment default on a mortgage loan;

      o     reduce monthly payments due under a mortgage loan;

      o     change the rate of interest due on a mortgage loan; or

      o     otherwise alter a mortgage loan's repayment schedule.

      Moreover, the filing of a petition in bankruptcy by, or on behalf of a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts.
In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

      Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

      As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

      In its decisions in In re 203 North LaSalle Street Partnership, 246 B.R.
325 (Bankr. N.D. III. March 10, 2000), the United States Bankruptcy Court for
the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

      As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
THE OFFERED CERTIFICATES

      One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to

                                       30

retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

      o     any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
            Section 856(d) of the Internal Revenue Code, and

      o     any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

      These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE
CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

      There can be no assurance--

      o     as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

      o     that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

      o     that the results of the environmental testing were accurately evaluated in all cases;

      o     that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

      o     that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

      Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

      In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

      o     tenants at the property, such as gasoline stations or dry cleaners,

      o     conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby, or

      o     activities of third parties not related to borrowers.

      Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or

                                       31

operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

      The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an
"owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

      o     agents or employees of the lender are deemed to have participated in the management of the borrower, or

      o     the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

      Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as
amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

      Federal law requires owners of residential housing constructed prior to
1978 to disclose to potential residents or purchasers--

      o     any condition on the property that causes exposure to lead-based paint, and

      o     the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

      Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY
BE CHALLENGED AS BEING UNENFORCEABLE

      Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance,

                                       32

even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

      o     the bankrupt party--

            1.    was insolvent at the time of granting the lien,

            2.    was rendered insolvent by the granting of the lien,

            3.    was left with inadequate capital, or

            4.    was not able to pay its debts as they matured; and

      o     the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization or subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of the borrower. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

      Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

      Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

      o     the related real property, or

      o     a majority ownership interest in the related borrower.

      We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

      The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

      o     the default is deemed to be immaterial,

      o     the exercise of those remedies would be inequitable or unjust, or

                                       33

      o     the circumstances would render the acceleration unconscionable.

      Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage
Loans--Bankruptcy Laws."

      Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of securities (which may include direct, non-callable United
States government securities) and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable.
If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD
LOSSES

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

      o     war,

      o     revolution,

      o     governmental actions,

      o     floods and other water-related causes,

      o     earth movement, including earthquakes, landslides and mudflows,

      o     wet or dry rot,

      o     vermin, and

      o     domestic animals.

                                       34

      Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN
ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

      In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

      In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

      Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

      The failure of a mortgaged property to comply with zoning laws or to be a
"legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

      In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and

                                       35

limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

      Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

      The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

      o     breach of contract involving a tenant, a supplier or other party;

      o     negligence resulting in a personal injury, or

      o     responsibility for an environmental problem.

      Litigation will divert the owner's attention from operating its property.
If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX
CONSEQUENCES

      Inclusion of Taxable Income in Excess of Cash Received. If you own a
certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

                                       36

      You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

      Some Taxable Income of a Residual Interest Cannot Be Offset Under the
Internal Revenue Code. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code.
You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

      o     generally will not be reduced by losses from other activities,

      o     for a tax-exempt holder, will be treated as unrelated business taxable income, and

      o     for a foreign holder, will not qualify for any exemption from withholding tax.

      Individuals and Some Entities Should Not Invest in REMIC Residual
Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the
Internal Revenue Code. Therefore, the certificates that are residual interests generally are not appropriate investments for:

      o     individuals,

      o     estates,

      o     trusts beneficially owned by any individual or estate, and

      o     pass-through entities having any individual, estate or trust as a shareholder, member or partner.

      In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code or to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or of any other person or to partnerships that have any non-U.S. Persons as partners.

      See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Residual Certificates."

PROBLEMS WITH BOOK-ENTRY REGISTRATION

      Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

      o     you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its
            participating organizations;

      o     you may have only limited access to information regarding your offered certificates;

                                       37

      o     you may suffer delays in the receipt of payments on your offered certificates; and

      o     your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

      See "Description of the Certificates--Book-Entry Registration."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

      The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

      In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

      In servicing the mortgage loans in any of our trusts, the related master servicer, primary servicer, sub-servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

      Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

      In addition, one of our affiliates may purchase certificates evidencing interests in one or more of the trusts.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

      From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary"
attached to this prospectus.

                                       38

                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

      We will be responsible for establishing the trust underlying each series of offered certificates. The certificates of each series will represent interests in the assets of the related trust fund and the certificates of each series will be backed by the assets of the related trust fund. The assets of the trust will primarily consist of:

      o     various types of multifamily and/or commercial mortgage loans;

      o     pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

      o     a combination of mortgage loans and mortgage-backed securities of the types described above.

      In addition to the asset classes described above in this "Description of the Trust Assets" section, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool. We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

THE ORIGINATORS OF THE MORTGAGE LOANS

      We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be Greenwich Capital Financial Products, Inc. or another one of our affiliates.
See "The Sponsor." We will identify in the related prospectus supplement any originator (other than any sponsor and/or its affiliates) that will be or is expected to be an originator of mortgage loans representing in excess of 10% of the related mortgage asset pool, by aggregate principal balance.

      We will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

      Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. If so specified the related prospectus supplement, a governmental agency or instrumentality may guarantee or insure those mortgage assets. Otherwise, these mortgage assets will not be guaranteed or insured by anyone.

MORTGAGE LOANS

      General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

                                       39

      o     rental, cooperatively-owned condominium or condominium conversion buildings with multiple dwelling units;

      o     retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops,
            convenience stores and gas stations;

      o     retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

      o     office properties;

      o     hospitality properties, such as hotels, motels and other lodging facilities;

      o     casino properties;

      o     health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

      o     industrial properties;

      o     warehouse facilities, mini-warehouse facilities and self-storage facilities;

      o     restaurants, taverns and other establishments involved in the food and beverage industry;

      o     manufactured housing communities, mobile home parks and recreational vehicle parks;

      o     recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

      o     arenas and stadiums;

      o     churches and other religious facilities;

      o     parking lots and garages;

      o     mixed use properties;

      o     other income-producing properties; and

      o     unimproved land.

      The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

      o     a fee interest or estate, which consists of ownership of the property for an indefinite period,

      o     an estate for years, which consists of ownership of the property for a specified period of years,

      o     a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

      o     shares in a cooperative corporation which owns the property, or

                                       40

      o     any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

      Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United
States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

      If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust.
The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

      o     first, to the payment of court costs and fees in connection with the foreclosure,

      o     second, to the payment of real estate taxes, and

      o     third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

      If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued; provided, however, that delinquent mortgage loans will constitute less than 20% by dollar volume of the related mortgage pool as of the date of issuance of the related series. In those cases, we will describe in the related prospectus supplement--

      o     the period of the delinquency,

      o     any forbearance arrangement then in effect,

      o     the condition of the related real property, and

      o     the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

      Loan Groups. Certain of the mortgage loans included in one of our trust funds may be part of a loan group. A loan group will generally consist of the particular mortgage loan or loans that

                                       41

we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan group is evidenced by a separate promissory note. The aggregate debt represented by the entire loan group, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties.
The mortgage loans constituting a particular loan group are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan group, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan group. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan group. "RISK FACTORS--With Respect to Certain
Mortgage Loans Included in Our Trusts, the Mortgage Property or Properties That
Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More
Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders
of Those Non-Trust Mortgage Loans May Conflict with Your Interests."

      A Discussion of the Various Types of Multifamily and Commercial Properties
That May Secure Mortgage Loans Underlying a Series of Offered Certificates. The
mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Default and Loss Considerations with Respect to Commercial and
Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

      Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

      o     the physical attributes of the property, such as its age,
            appearance, amenities and construction quality;

      o     the types of services offered at the property;

      o     the location of the property;

      o     the characteristics of the surrounding neighborhood, which may change over time;

      o     the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

      o     the ability of management to provide adequate maintenance and insurance;

      o     the property's reputation;

      o     the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

                                       42

      o     the existence or construction of competing or alternative
            residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

      o     the ability of management to respond to competition;

      o     the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

      o     adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

      o     state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

      o     the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

      o     the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

      o     the extent to which increases in operating costs may be passed through to tenants.

      Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

      Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

      o     require written leases;

      o     require good cause for eviction;

      o     require disclosure of fees;

      o     prohibit unreasonable rules;

      o     prohibit retaliatory evictions;

      o     prohibit restrictions on a resident's choice of unit vendors;

      o     limit the bases on which a landlord may increase rent; or

      o     prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

      Apartment building owners have been the subject of suits under state
Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

      Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

                                       43

      o     fixed percentages,

      o     percentages of increases in the consumer price index,

      o     increases set or approved by a governmental agency, or

      o     increases determined through mediation or binding arbitration.

      In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

      Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

      Condominium Properties. Some mortgage loans underlying the offered certificates will be secured by--

      o     the related borrower's interest in multiple units in a residential condominium project, and

      o     the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

      The management and operation of a condominium is generally controlled by the board of members representing the owners of the condominium units.
Generally, the consent of a majority of the voting board members is required for any action of the condominium board. The condominium board is generally responsible for administration of the affairs of the condominium, including the following:

      o     providing for maintenance and repair of the general common elements;

      o     determination and collection of general common charges (which may include insurance premiums, working capital, operating reserves and replacement reserve funds);

      o     employment of personnel; maintaining bank accounts;

      o     adopting rules and regulations relating to general common elements;

                                       44

      o     obtaining insurance; and

      o     repairing and restoring the property after a casualty.

      Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board generally has the right to control the use of casualty proceeds. Additionally, the condominium board determines the budget and the amount of the common area charges and assessments due from unit owners. The condominium board has discretion to make decisions affecting the entire mortgaged property. Thus, decisions made by the condominium board including common area charges and assessments to be paid by the unit owners, insurance to be maintained on the building and many other decisions affecting the maintenance of the mortgaged property will have a significant impact on the related mortgaged property. Although the condominium board must act in accordance with state and local laws relating to condominium units, there can be no assurance that the condominium board will always act in the best interests of the related borrower and the related mortgaged property.

      Condominium Conversion Properties. The payment of interest and the repayment of a mortgage loan secured by a condominium conversion property will depend upon the ability of the related borrower to sell condominium units, and on the pace and price at which condominium units are sold. Since most condominium conversion properties require some level of construction and re-development before condominium units may be sold (although condominium units may be "pre-sold" prior to completion of construction), the success of a condominium conversion property may also be affected by the amount of time and money required to complete the construction and re-development phase of the project.

      Unlike some operating properties, which may have a history of operating results that may be analyzed, each condominium conversion project is unique and must be evaluated based on its likelihood for success rather than its operating history. Accordingly, information regarding debt service coverage ratio with respect to such property may not presented in the prospectus supplement. The success of a condominium conversion project will be influenced by many of the same factors that affect operating properties, as well as by:

      o     the construction, re-development and conversion experience of the parties involved;

      o     the time to completion of, and potential cost of, construction and re-development;

      o     cost over-runs experienced in the construction phase of the project and the adequacy and reliability of funding for construction costs;

      o     the existence of a "completion guarantee" from a credit-worthy entity guaranteeing the completion of the construction phase of the property;

      o     the adequacy of reserves for debt service and other property expenses during the construction phase of the project;

      o     regulatory and other obstacles encountered in the condominium conversion process;

      o     the number of pre-sold condominium units and the percentage of such units that are purchased by "speculators" who are purchasing such units for re-sale (because such re-sales could potentially compete with sales of un-sold condominium units); and

                                       45

      o     the "absorption rate" of condominium units of the price, quality and character of the subject units in the markets where the condominium conversion property is located; and the developer's track record in successfully completing and marketing similar projects.

      Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

      A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

      o     mortgage loan payments,

      o     real property taxes,

      o     maintenance expenses, and

      o     other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

      A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

      o     maintenance payments from the tenant/shareholders, and

      o     any rental income from units or commercial space that the
            cooperative corporation might control.

      A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

      In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

                                       46

      Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non tenant/shareholders.

      Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

      o     shopping centers,

      o     factory outlet centers,

      o     malls,

      o     automotive sales and service centers,

      o     consumer oriented businesses,

      o     department stores,

      o     grocery stores,

      o     convenience stores,

      o     specialty shops,

      o     gas stations,

      o     movie theaters,

      o     fitness centers,

      o     bowling alleys,

      o     salons, and

      o     dry cleaners.

      Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

      o     lower rents;

      o     grant a potential tenant a free rent or reduced rent period;

                                       47

      o     improve the condition of the property generally; or

      o     make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

      A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

      o     competition from other retail properties;

      o     perceptions regarding the safety, convenience and attractiveness of the property;

      o     perceptions regarding the safety of the surrounding area;

      o     demographics of the surrounding area;

      o     the strength and stability of the local, regional and national economies;

      o     traffic patterns and access to major thoroughfares;

      o     the visibility of the property;

      o     availability of parking;

      o     the particular mixture of the goods and services offered at the property;

      o     customer tastes, preferences and spending patterns; and

      o     the drawing power of other tenants.

      The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues.
Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

      Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

      The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with

                                       48

respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.
In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

      Various factors will adversely affect the economic performance of an anchored retail property, including:

      o     an anchor tenant's failure to renew its lease;

      o     termination of an anchor tenant's lease;

      o     the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

      o     the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be;
            or

      o     a loss of an anchor tenant's ability to attract shoppers.

      Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

      o     factory outlet centers;

      o     discount shopping centers and clubs;

      o     catalogue retailers;

      o     television shopping networks and programs;

      o     internet web sites; and

      o     telemarketing.

      Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

      Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

      Office Properties. Factors affecting the value and operation of an office property include:

      o     the number and quality of the tenants, particularly significant tenants, at the property;

      o     the physical attributes of the building in relation to competing buildings;

      o     the location of the property with respect to the central business district or population centers;

                                       49

      o     demographic trends within the metropolitan area to move away from or towards the central business district;

      o     social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

      o     tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

      o     local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

      o     the quality and philosophy of building management;

      o     access to mass transportation; and

      o     changes in zoning laws.

      Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

      Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

      o     rental rates;

      o     the building's age, condition and design, including floor sizes and layout;

      o     access to public transportation and availability of parking; and

      o     amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

      The cost of refitting office space for a new tenant is often higher than for other property types.

      The success of an office property also depends on the local economy.
Factors influencing a company's decision to locate in a given area include:

      o     the cost and quality of labor;

      o     tax incentives; and

      o     quality of life matters, such as schools and cultural amenities.

      The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

      Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

      o     full service hotels;

                                       50

      o     resort hotels with many amenities;

      o     limited service hotels;

      o     hotels and motels associated with national or regional franchise chains;

      o     hotels that are not affiliated with any franchise chain but may have their own brand identity; and

      o     other lodging facilities.

      Factors affecting the economic performance of a hospitality property include:

      o     the location of the property and its proximity to major population centers or attractions;

      o     the seasonal nature of business at the property;

      o     the level of room rates relative to those charged by competitors;

      o     quality and perception of the franchise affiliation;

      o     economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

      o     the existence or construction of competing hospitality properties;

      o     nature and quality of the services and facilities;

      o     financial strength and capabilities of the owner and operator;

      o     the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

      o     increases in operating costs, which may not be offset by increased room rates;

      o     the property's dependence on business and commercial travelers and tourism; and

      o     changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

      Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

      Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the

                                       51

completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

      The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

      o     the continued existence and financial strength of the franchisor;

      o     the public perception of the franchise service mark; and

      o     the duration of the franchise licensing agreement.

      The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.
Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license.
There can be no assurance that a new license could be obtained or that it could be obtained promptly.

      Casino Properties. Factors affecting the economic performance of a casino property include:

      o     location, including proximity to or easy access from major population centers;

      o     appearance;

      o     economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

      o     the existence or construction of competing casinos;

      o     dependence on tourism; and

      o     local or state governmental regulation.

      Competition among major casinos may involve attracting patrons by--

      o     providing alternate forms of entertainment, such as performers and sporting events, and

      o     offering low-priced or free food and lodging.

      Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

      Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

                                       52

      The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

      Any jurisdiction that currently allows legalized gambling could pass legislation banning it.

      The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

      Health Care-Related Properties. Health-care related properties include

      o     hospitals;

      o     skilled nursing facilities;

      o     nursing homes;

      o     congregate care facilities; and

      o     in some cases, assisted living centers and housing for seniors.

      Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to

      o     statutory and regulatory changes;

      o     retroactive rate adjustments;

      o     administrative rulings;

      o     policy interpretations;

      o     delays by fiscal intermediaries; and

      o     government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

      Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

      o     federal and state licensing requirements;

      o     facility inspections;

                                       53

      o     rate setting;

      o     reimbursement policies; and

      o     laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

      Under applicable federal and state laws and regulations, Medicare and
Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.
Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals.
The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

      Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

      Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

      The value and operation of an industrial property depends on:

      o     the location of the property, the desirability of which in a particular instance may depend on--

            1.    availability of labor services,

            2.    proximity to supply sources and customers, and

            3.    accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

      o     the building design of the property, the desirability of which in a particular instance may depend on--

            1.    ceiling heights,

            2.    column spacing,

                                       54

            3.    number and depth of loading bays,

            4.    divisibility,

            5.    floor loading capacities,

            6.    truck turning radius,

            7.    overall functionality, and

            8.    adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized
                  activities; and

      o     the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

      Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

      Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse,
mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

      Successful operation of a warehouse, mini-warehouse or self storage property depends on--

      o     building design,

      o     location and visibility,

      o     tenant privacy,

      o     efficient access to the property,

      o     proximity to potential users, including apartment complexes or commercial users,

      o     services provided at the property, such as security,

      o     age and appearance of the improvements, and

      o     quality of management.

      Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

      o     competition from facilities having businesses similar to a particular restaurant or tavern;

      o     perceptions by prospective customers of safety, convenience, services and attractiveness;

      o     the cost, quality and availability of food and beverage products;

                                       55

      o     negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

      o     changes in demographics, consumer habits and traffic patterns;

      o     the ability to provide or contract for capable management; and

      o     retroactive changes to building codes, similar ordinances and other legal requirements.

      Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

      The food and beverage service industry is highly competitive. The principal means of competition are--

      o     market segment,

      o     product,

      o     price,

      o     value,

      o     quality,

      o     service,

      o     convenience,

      o     location, and

      o     the nature and condition of the restaurant facility.

      A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

      o     lower operating costs,

      o     more favorable locations,

      o     more effective marketing,

      o     more efficient operations, or

      o     better facilities.

      The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities.
Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there

                                       56

may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

      Factors affecting the success of a regionally- or nationally-known chain restaurant include:

      o     actions and omissions of any franchisor, including management practices that--

            1.    adversely affect the nature of the business, or

            2.    require renovation, refurbishment, expansion or other
                  expenditures;

      o     the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

      o     the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

      Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

      Manufactured Housing Communities, Mobile Home Parks and Recreational
Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for home sites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

      Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable

                                       57

tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

      Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

      o     location of the manufactured housing property;

      o     the number of comparable competing properties in the local market;

      o     the age, appearance and reputation of the property;

      o     the quality of management; and

      o     the types of facilities and services it provides.

      Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

      o     multifamily rental properties,

      o     cooperatively-owned apartment buildings,

      o     condominium complexes, and

      o     single-family residential developments.

      Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

      Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

      Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

      In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to:

      o     fixed percentages,

      o     percentages of increases in the consumer price index,

      o     increases set or approved by a governmental agency, or

      o     increases determined through mediation or binding arbitration.

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      In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the home site. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

      Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort.
Factors affecting the economic performance of a property of this type include:

      o     the location and appearance of the property;

      o     the appeal of the recreational activities offered;

      o     the existence or construction of competing properties, whether are not they offer the same activities;

      o     the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

      o     geographic location and dependence on tourism;

      o     changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

      o     seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

      o     sensitivity to weather and climate changes; and

      o     local, regional and national economic conditions.

      A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

      Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

      Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

      Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

      o     sporting events;

      o     musical events;

      o     theatrical events;

                                       59

      o     animal shows; and/or

      o     circuses.

      The ability to attract patrons is dependent on, among others, the following factors:

      o     the appeal of the particular event;

      o     the cost of admission;

      o     perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

      o     perceptions by prospective patrons of the safety of the surrounding area; and

      o     the alternative forms of entertainment available in the particular locale.

      In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

      Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

      Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

      Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

      o     the number of rentable parking spaces and rates charged;

      o     the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

      o     the amount of alternative parking spaces in the area;

      o     the availability of mass transit; and

      o     the perceptions of the safety, convenience and services of the lot or garage.

      Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

      o     its location,

      o     its size,

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      o     the surrounding neighborhood, and

      o     local zoning laws.

      Default and Loss Considerations with Respect to Commercial and Multifamily
Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

      o     the successful operation of the property, and

      o     its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

      The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

      o     the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

      o     the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

      The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

      o     make the loan payments on the related mortgage loan,

      o     cover operating expenses, and

      o     fund capital improvements at any given time.

      Operating revenues of a nonowner occupied, income- producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

      o     some health care-related facilities,

      o     hotels and motels,

      o     recreational vehicle parks, and

      o     mini-warehouse and self-storage facilities,

                                       61

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

      o     warehouses,

      o     retail stores,

      o     office buildings, and

      o     industrial facilities.

      Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

      Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

      o     increases in energy costs and labor costs;

      o     increases in interest rates and real estate tax rates; and

      o     changes in governmental rules, regulations and fiscal policies.

      Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

      Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

      o     the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

      o     the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

      A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

      o     the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

      o     the lender has greater protection against loss on liquidation following a borrower default.

      Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a

                                       62

multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

      o     the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

      o     the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

      o     the income capitalization method, which takes into account the property's projected net cash flow; or

      o     a selection from the values derived from the foregoing methods.

            Each of these appraisal methods presents analytical difficulties.
            For example,

      o     it is often difficult to find truly comparable properties that have recently been sold;

      o     the replacement cost of a property may have little to do with its current market value; and

      o     income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate
            capitalization rate and discount rate.

      If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

      The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

      We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

      See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There Is No Assurance."

      Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

      o     an original term to maturity of not more than approximately 40 years; and

      o     scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

      A mortgage loan included in one of our trusts may also include terms that:

                                       63

      o     provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

      o     provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

      o     provide for no accrual of interest;

      o     provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

      o     be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

      o     permit the negative amortization or deferral of accrued interest;

      o     permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

      o     prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

      Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

      o     the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

      o     the type or types of property that provide security for repayment of the mortgage loans;

      o     the earliest and latest origination date and maturity date of the mortgage loans;

      o     the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

      o     loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

      o     the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

      o     if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan. The interest rate of any mortgage loan that bears interest at an adjustable interest rate will be based on an index (which may be increased or decreased by a specified margin, and/or subject to a cap or floor), which may be the London interbank offered rate for one month, three month, six month, or one-

                                       64

            year U.S. dollar deposits or may be another index, which in each case will be specified in the related prospectus supplement and will be an index reflecting interest paid on a debt, and will not be a commodities or securities index;

      o     information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

      o     debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

      o     the geographic distribution of the properties securing the mortgage loans on a state-by-state (or other jurisdiction) basis.

      If 10% or more of the pool assets are or will be located in any one state, we will describe in the related prospectus supplement any economic or other factors specific to such state that may materially impact those pool assets or the cash flows from those pool assets.

      If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

MORTGAGE-BACKED SECURITIES

      The mortgage backed-securities underlying a series of offered certificates may include:

      o     mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

      o     certificates issued and/or insured or guaranteed by Freddie Mac,
            Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

      In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

      We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless the mortgage-backed security has been registered under the Securities Act of 1933, as amended, or each of the following are true:

      o     neither the issuer of the mortgage-backed security nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the mortgage-backed security and the related series of securities to be issued;

      o     neither the issuer of the mortgage-backed security nor any of its affiliates is an affiliate of us, the sponsor, the issuing entity or underwriter of the related series of securities to be issued; and

      o     we would be free to publicly resell the mortgage-backed security without registration under that Act.

                                       65

      We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

      o     the initial and outstanding principal amount(s) and type of the securities;

      o     the original and remaining term(s) to stated maturity of the securities;

      o     the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

      o     the payment characteristics of the securities;

      o     the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

      o     a description of the related credit support, if any;

      o     the type of mortgage loans underlying the securities;

      o     the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

      o     the terms and conditions for substituting mortgage loans backing the securities; and

      o     the characteristics of any agreements or instruments providing interest rate protection to the securities.

      With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

      If and to the extent described in the related prospectus supplement, we, a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts, various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document (or the failure to deliver such document without a material defect) may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage assets(s) that satisfy the criteria specified in the related prospectus supplement.

      If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, to purchase a defaulted mortgage loan from the trust fund at a price equal to its outstanding principal balance plus accrued interest thereon, or at its fair market value, subject to the conditions specified in that prospectus supplement. In addition, the master servicer or special servicer may be required to sell a defaulted mortgage loan.

                                       66

      No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

      Further, if so specified in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates. We will describe in the related prospectus supplement the circumstances under which the exchange may occur.

      If a series of offered certificates involves a prefunding period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding period and the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds and (ii) any limitation on the ability to add pool assets. Any prefunding period will not extend for more than one year from the date of issuance of the related certificates and the portion of the proceeds for the related prefunding account will not involve in excess of 50% of the proceeds of the offering of the related certificates.

UNDELIVERED MORTGAGE ASSETS

      In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

      The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

      The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the

                                       67

related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

      o     the subordination or one or more other classes of certificates of the same series;

      o     a letter of credit;

      o     a surety bond;

      o     an insurance policy;

      o     a guarantee; or

      o     a reserve fund.

      In the related prospectus supplement, we will describe the amount and terms of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

      The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

      o     interest rate exchange agreements;

      o     interest rate cap agreements;

      o     interest rate floor agreements;

      o     interest rate collar agreements; or

      o     currency exchange agreements.

      Generally, an interest rate exchange agreement is a contract between two parties to pay and receive, with a set frequency, interest payments determined by applying the differential between two interest rates to an agreed upon notional principal. Generally, an interest rate cap agreement is a contract pursuant to which one party agrees to reimburse another party for a floating rate interest payment obligation, to the extent that the rate payable at any time exceeds a specified cap. Generally, an interest rate floor agreement is a contract pursuant to which one party agrees to reimburse another party in the event that amounts owing to the latter party under a floating rate interest payment obligation are payable at a rate which is less than a specified floor.
Generally an interest rate collar agreement is a combination of an interest rate cap and interest rate floor agreement. Generally, a currency exchange agreement is a contract between two parties to exchange future payments in one currency for future payments in another currency. In the related prospectus supplement, we will describe any such agreements. If applicable, we will also identify any obligor under the agreements. The Depositor will not include in any trust fund any derivative agreement that could be used to create a non asset-backed product whose payment would be based primarily by reference to something other than the performance of the mortgage assets and other financial assets in the trust fund.

                                       68

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

            The yield on your offered certificates will depend on--

      o     the price you paid for your offered certificates,

      o     the pass-through rate on your offered certificates,

      o     the amount and timing of payments on your offered certificates.

      The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

      A class of interest-bearing offered certificates may have a fixed, floating, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable, floating or adjustable, the method of determining the pass-through rate. Such interest rates may include, without limitation:

      o     a rate based on a specified portion of the interest on some or all of the related mortgage assets;

      o     a rate based on the weighted average of the interest rates for some or all of the related mortgage assets;

      o     a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series; and/or

      o     a rate based on a percentage or combination of any one or more of the foregoing rates.

Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

      If so specified in the related prospectus supplement, an interest rate exchange agreement or other derivative instrument may be used to permit issuance of a series of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement or other derivatives instrument to alter the payment characteristics of such assets.

                                       69

PAYMENT DELAYS

      There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

      The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

      o     the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

      o     the dates on which any balloon payments are due; and

      o     the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

      The rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors;
accordingly such rate cannot be predicted.

      The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

      o     whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

      o     when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered
            certificates.

      If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

      If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

      If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

                                       70

      o     be based on the principal balances of some or all of the mortgage assets, or a portion thereof, in the related trust,

      o     equal the total principal balance, or a designated portion of the total principal balance, of one or more of the other classes of certificates of the same series, or

      o     be based on such other formula as may be specified in the related prospectus supplement.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

      o     payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

      o     payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

      The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

      o     the availability of mortgage credit;

      o     the relative economic vitality of the area in which the related real properties are located;

      o     the quality of management of the related real properties;

      o     the servicing of the mortgage loans;

      o     possible changes in tax laws; and

      o     other opportunities for investment.

In general, those factors that increase--

      o     the attractiveness of selling or refinancing a commercial or multifamily property, or

      o     the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

      The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

      o     prepayment lock-out periods, and

      o     requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

                                       71

      The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

      o     to convert to a fixed rate loan and thereby lock in that rate, or

      o     to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

      Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

      o     realize its equity in the property,

      o     meet cash flow needs or

      o     make other investments.

      Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

      We make no representation as to--

      o     the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

      o     the relative importance of those factors,

      o     the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

      o     the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

      The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

      The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

      o     scheduled amortization, or

      o     prepayments, including--

            1.    voluntary prepayments by borrowers, and

                                       72

            2.    involuntary prepayments resulting from liquidations,
                  casualties or condemnations and purchases of mortgage loans out of the related trust.

      Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2%
per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.
Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

      In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

      o     the projected weighted average life of each class of those offered certificates with principal balances, and

      o     the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

      Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

      o     to refinance the loan, or

      o     to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be

                                       73

extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

      o     the bankruptcy of the borrower, or

      o     adverse economic conditions in the market where the related real property is located.

      In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

      Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

      o     limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

      o     provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

      o     provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

      Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates.
We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

      The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant.
This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

      The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

                                       74

      During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

      Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

      o     the number of foreclosures with respect to the underlying mortgage loans; and

      o     the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

      Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

      Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

      The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

      o     a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

      o     the establishment of a priority of payments among classes of certificates.

      If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

      Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

      o     amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

      o     interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

                                       75

      o     prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

      o     any other amounts described in the related prospectus supplement.

      The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.

      We were incorporated in Delaware on November 18, 1999. We were organized, among other things, for the purposes of--

      o     acquiring mortgage loans, or interests in those loans, secured by first or junior liens on commercial and multifamily real properties;

      o     acquiring mortgage-backed securities that evidence interests in mortgage loans that are secured by commercial and multifamily real properties;

      o     forming pools of mortgage loans and mortgage-backed securities; and

      o     acting as depositor of one or more trusts formed to issue bonds, certificates of interest or other evidences of indebtedness that are secured by or represent interests in, pools of mortgage loans and mortgage-backed securities.

Our principal executive offices are located at 600 Steamboat Road, Greenwich,
Connecticut 06830. Our telephone number is (203) 625-2700. We are an indirect wholly owned subsidiary of The Royal Bank of Scotland Group plc and an affiliate of Greenwich Capital Financial Products, Inc., a sponsor and one of the mortgage loan sellers, and of Greenwich Capital Markets, Inc., one of the underwriters.
There can be no assurance that at any particular time we will have any significant assets.

      The depositor will have minimal ongoing duties with respect to the offered certificates and the underlying mortgage loans. The depositor's duties pursuant to the related pooling and servicing agreement include, without limitation, the duty to appoint a successor trustee in the event of the resignation or removal of the trustee, to remove the trustee if requested by at least a majority of certificateholders, to provide information in its possession to the trustee to the extent necessary to perform REMIC tax administration, to indemnify the trustee, any similar party and trust fund for any liability, assessment or costs arising from its bad faith, negligence or malfeasance in providing such information, to indemnify the trustee or any similar party against certain securities laws liabilities, and to sign any reports required under the
Securities Exchange Act of 1934, as amended, including the required certification under the Sarbanes-Oxley Act of 2002, required to be filed by the trust fund. The depositor is required under the underwriting agreement relating to the series of offered certificates to indemnify the underwriters for certain securities law liabilities.

                                       76

                                   THE SPONSOR

GENERAL

      Greenwich Capital Financial Products, Inc. ("GCFP") is a sponsor of the series of securities offered by this prospectus. GCFP was incorporated in the state of Delaware in 1990. GCFP is a wholly owned subsidiary of Greenwich
Capital Holdings, Inc. and an indirect subsidiary of The Royal Bank of Scotland
Group plc. The Royal Bank of Scotland Group plc is a public limited company incorporated in Scotland which is engaged in a wide range of banking, financial and finance-related activities in the United Kingdom and internationally. GCFP is also an affiliate of Greenwich Capital Commercial Funding Corp., the depositor, and Greenwich Capital Markets, Inc., the underwriter. The principal offices of GCFP are located at 600 Steamboat Road, Greenwich, Connecticut 06830.
The main telephone number of GCFP is (203) 625-2700.

      The prospectus supplement for each series of securities will identify and describe any co-sponsors for the related series.

GCFP'S COMMERCIAL MORTGAGE SECURITIZATION PROGRAM

      GCFP has been engaged in commercial mortgage lending since its formation.
The vast majority of mortgage loans originated by GCFP are intended to be either sold through securitization transactions in which GCFP acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that GCFP originates:

            o     Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office retail, hospitality, multifamily, residential,
                  healthcare, self storage and industrial properties. These
                  loans are GCFP's principal loan product and are primarily
                  originated for the purpose of securitization.

            o     Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real
                  estate properties. These loans are primarily originated for securitization, though in certain cases only a senior
                  participation interest in the loan is intended to be
                  securitized.

            o     Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization by GCFP and are sold in individual loan sale transactions.

      In general, GCFP does not hold the loans it originates until maturity. As of December 31, 2005, GCFP had a portfolio of commercial mortgage loans in excess of $3.3 billion of assets.

      As a sponsor, GCFP originates mortgage loans and, together with other sponsors or mortgage loan sellers, initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating

                                       77

agency models and criteria. GCFP's role as sponsor also includes engaging third-party service providers such as the servicer, special servicer and trustee, and engaging the rating agencies. In coordination with the underwriters for the related offering, GCFP works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

      Neither GCFP nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, GCFP and/or the depositor contracts with other entities to servicer the mortgage loans in the securitization transactions.

      GCFP commenced selling mortgage loans into securitizations in 1998. During the period commencing on January 1, 1998 and ending on December 31, 2005, GCFP was the sponsor of 22 commercial mortgage-backed securitization transactions.
Approximately $20.1 billion of the mortgage loans included in those transactions were originated by GCFP. The following table sets forth information with respect to originations and securitizations of fixed rate commercial and multifamily mortgage loans by GCFP for the two years ending on December 31, 2005:

                           FIXED RATE COMMERCIAL LOANS

--------------------------------------------------------------------------------
                TOTAL GCFP FIXED RATE LOANS        TOTAL GCFP FIXED RATE LOANS
                         ORIGINATED                        SECURITIZED
  YEAR                 (APPROXIMATE)                      (APPROXIMATE)
--------------------------------------------------------------------------------
  2005                  $7.3 billion                       $7.0 billion
--------------------------------------------------------------------------------
  2004                  $4.3 billion                       $2.7 billion
--------------------------------------------------------------------------------

                     FLOATING RATE COMMERCIAL MORTGAGE LOANS

--------------------------------------------------------------------------------
               TOTAL GCFP FLOATING RATE LOANS     TOTAL GCFP FLOATING RATE LOANS
                         ORIGINATED                        SECURITIZED
  YEAR                 (APPROXIMATE)                      (APPROXIMATE)
--------------------------------------------------------------------------------
  2005                  $2.0 billion                       $0.8 billion
--------------------------------------------------------------------------------
  2004                  $2.4 billion                       $0.9 billion
--------------------------------------------------------------------------------

UNDERWRITING STANDARDS

      General. GCFP originates commercial mortgage loans from its headquarters in Greenwich, Connecticut as well as from its origination offices in Los Angeles and Irvine, California, Chicago, Illinois, Atlanta, Georgia and Baltimore,
Maryland. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans' originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria.
All mortgage loans must be approved by at least two or more members of GCFP's credit committee, depending on the size of the mortgage loan.

      Loans originated by GCFP generally conform to the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. These underwriting criteria are general, and there is no assurance that every loan originated by GCFP will comply in all respects with the guidelines.

      Loan Analysis. Generally, GCFP performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the

                                       78

analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review, money laundering and background checks, third party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property's historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property's historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a staff member of GCFP. The borrower's and property manager's experience and presence in the subject market are also received. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

      Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan is greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent direction are required.

      Loan Approval. All mortgage loans must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to commitment for loans with principal balances of $25 million or greater, an investment committee memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

      Property Characteristics. Post-1980 construction is preferred; however, older properties in good repair and having had material renovation performed within the last five years will be considered. The remaining useful life of the mortgaged property should extend at least five years beyond the end of the amortization period.

      Location. Generally, established or emerging markets with a minimum population of 50,000 (25,000 for retail properties), and no population declines since 1980 based upon established census data are preferred. Regional and trade area demographics should be flat to rising. The market should not be dependent on a single employment source or industry.

      Operating History. Operating history is a significant factor in the evaluation of an established mortgaged property, but may be given less weight with respect to mortgage loans on newly constructed or rehabilitated properties.
Generally, for established properties, the mortgaged property must be open and have stable occupancy history (or operating performance in the case of retail properties). The mortgaged property should not have experienced material declines in operating performance over the previous two years. Newly-constructed or recently rehabilitated properties which have not reached stabilized occupancy are considered on a case-by-case basis.

      Debt Service Coverage Ratio and LTV Ratio. GCFP's underwriting standards generally mandate minimum debt service coverage ratios and maximum loan to value ratios. An LTV Ratio generally based upon the appraiser's determination of value as well as the value derived

                                       79

using a stressed capitalization rate is considered. The Debt Service Coverage
Ratio is based upon the Underwritten Net Cash Flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan to value ratios and amortization periods for the mortgage loans originated by GCFP may vary from these guidelines.

      Escrow Requirements. Generally, GCFP requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by GCFP are as follows:

            o     Taxes--Typically an initial deposit and monthly escrow
                  deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. GCFP may waive this
                  escrow requirement under certain circumstances.

            o     Insurance--If the property is insured under an individual
                  policy (i.e., the property is not covered by a blanket
                  policy), typically an initial deposit and monthly escrow
                  deposits equal to 1/12th of the annual property insurance
                  premium are required to provide the lender with sufficient funds to pay all insurance premiums. GCFP may waive this
                  escrow requirement under certain circumstances.

            o     Replacement Reserves--Replacement reserves are generally
                  calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus 2 years. GCFP relies on information provided by an independent engineer to make this determination. GCFP may
                  waive this escrow requirement under certain circumstances.

            o     Completion Repair/Environmental Remediation--Typically, a
                  completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan,
                  GCFP generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. GCFP may waive this escrow requirement under certain circumstances.

            o     Tenant Improvement/Lease Commissions--In most cases, various tenants have lease expirations within the mortgage loan term.
                  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be
                  associated with re-leasing the space occupied by such
                  tenants.]

      Other Factors. Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

                                       80

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

      A series of certificates consists of all those certificates that--

      o     have the same series designation;

      o     were issued under the same Governing Documents; and

      o     represent beneficial ownership interests in the same trust.

      A class of certificates consists of all those certificates of a particular series that--

      o     have the same class designation; and

      o     have the same payment terms.

      The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

      o     a stated principal amount, which will be represented by its principal balance;

      o     interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specified events or for any other reason from one accrual or payment period to another, as described in the related prospectus
            supplement;

      o     specified, fixed or variable portions of the interest, principal or other amounts received on all or certain of the related mortgage assets;

      o     payments of principal, with disproportionate, nominal or no payments of interest;

      o     payments of interest, with disproportionate, nominal or no payments of principal;

      o     payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not accrue interest, all as set forth in the related prospectus supplement;

      o     payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal
            outstanding on one or more other classes of certificates of the same series;

      o     payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related mortgage assets;

                                       81

      o     payments of principal to be made, from time to time or for designated periods, at a rate that is--

            1.    faster and, in some cases, substantially faster, or

            2.    slower and, in some cases, substantially slower,

            than the rate at which payments or other collections of principal are received on the related mortgage assets;

      o     payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

      o     payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related mortgage assets in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

      o     payments of principal out of amounts other than payments or other collections of principal on the related mortgage assets, such as excess spread on the related mortgage assets or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

      o     payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

      o     payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

      Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

      A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

      Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on

                                       82

transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream
Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

      General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

      o     the periodic payment date for that series, and

      o     the record date as of which certificateholders entitled to payments on any particular payment date will be established.

      All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

      o     by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement, or

      o     by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

      In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

      Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

      The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate. Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing

                                       83

rates. Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate. With respect to any floating rate certificates, interest may be based on an index (which may be increased or decreased by a specified margin, and/or subject to a cap or floor), which may be the London interbank offered rate for one month, three month, six month, or one-year, U.S. dollar deposits or may be another index, which in each case will be specified in the related prospectus supplement and will be a standard index that measures interest in debt transactions, and will not be a commodities or securities index.

      Interest may accrue with respect to any offered certificate on the basis of:

      o     a 360-day year consisting of 12 30-day months,

      o     the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

      o     the actual number of days elapsed during each relevant period in a normal calendar year, or

      o     any other method identified in the related prospectus supplement.

      We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

      Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

      If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

      o     based on the principal balances of some or all of the mortgage assets, or a portion thereof, in the related trust,

      o     equal to the total principal balances of all, or a designated portion of the total principal balance, of one or more of the other classes of certificates of the same series, or

      o     be based on such other formula as may be specified in the related prospectus supplement.

      Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

      We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including

                                       84

shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

      Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

      The total outstanding principal balance of any class of offered certificates will be reduced by--

      o     payments of principal actually made to the holders of that class,
            and

      o     if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

      A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

      We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

      Generally, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

      The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

      o     amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

      o     interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

      o     prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

      o     any other amounts described in the related prospectus supplement.

      We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

                                       85

ALLOCATION OF LOSSES AND SHORTFALLS

      If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

      o     by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

      o     by establishing a priority of payments among those classes.

      See "Description of Credit Support."

ADVANCES

      If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

      o     delinquent payments of principal and/or interest, other than balloon payments,

      o     property protection expenses,

      o     other servicing expenses, or

      o     any other items specified in the related prospectus supplement.

      If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

      o     subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

      o     any other specific sources identified in the related prospectus supplement.

      If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

      o     periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

                                       86

      o     at any other times and from any sources as we may describe in the related prospectus supplement.

      If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; REQUESTS FILED WITH THE SEC

      All documents filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d)
of the Exchange Act, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

      The depositor or master servicer on behalf of the trust fund of the related series will file the reports required under the Securities Act and under
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include
(but are not limited to):

            o     Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund,
                  including as Exhibits to the Form 8-K of the agreements or other documents specified in the related prospectus
                  supplement, if applicable;

            o     Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time frame specified in
                  Form 8-K related to the type of event;

            o     Reports on Form 10-D (Asset-Backed Issuer Distribution
                  Report), containing the distribution and pool performance
                  information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

            o     Report on Form 10-K (Annual Report), containing the items
                  specified in Form 10-K with respect to a fiscal year and
                  filing or furnishing, as appropriate, the required exhibits.

      Neither the depositor nor the master servicer intends to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of
1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each trust fund formed by the depositor will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is

                                       87

not available until filing of the final prospectus supplement related to the series. Reports filed with respect to a trust fund with the SEC after the final prospectus supplement is filed will be available under trust fund's specific number, which will be a series number assigned to the file number of the depositor shown above.

      The trustee on behalf of any trust fund will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the Corporate Trust Office of the trustee specified in the accompanying prospectus supplement.

REPORTS TO CERTIFICATEHOLDERS

      On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

      o     the payments made on that payment date with respect to the applicable class of offered certificates, and

      o     the recent performance of the mortgage assets.

      Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

      o     that calendar year, or

      o     the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

      If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

                                       88

VOTING RIGHTS

      Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

      o     with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment,"
            or

      o     as otherwise specified in this prospectus or in the related prospectus supplement.

      As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

      The trust for each series of offered certificates will terminate and cease to exist following:

      o     the final payment or other liquidation of the last mortgage asset in that trust; and

      o     the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

      Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination. If any class of certificates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certificates will include the word
"callable."

      If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

      If we specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner,

                                       89

and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

      General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

      DTC, Euroclear and Clearstream.  DTC is:

      o     a limited-purpose trust company organized under the New York Banking
            Law,

      o     a "banking corporation" within the meaning of the New York Banking
            Law,

      o     a member of the Federal Reserve System,

      o     a "clearing corporation" within the meaning of the New York Uniform
            Commercial Code, and

      o     a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

      DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc. and the National Association of Securities Dealers, Inc. Access
to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

      It is our understanding that Clearstream Banking, societe anonyme holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars.
Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. As a professional depositary,
Clearstream is subject to regulation by the Luxembourg Monetary Institute.
Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the

                                       90

Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,500 customers located in over 94 countries, including all major European countries,
Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

      It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 32 markets. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this
"--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank
S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear
Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of
Belgium. All operations are conducted by the Euroclear Operator, and all
Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

      Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms
and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.
The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

      Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial
Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry

                                       91

certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the
DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

      Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or
Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

      Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of
Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

      Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

      Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

                                       92

      o     governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

      o     the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

      Under a book-entry system, beneficial owners may receive payments after the related payment date.

      The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as
"certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a
"certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

      Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

      Issuance of Definitive Certificates. Generally, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

      o     we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor;

      o     we elect, at our option, to notify DTC of our intent to terminate the book-entry system through DTC with respect to those offered certificates and, upon notice of such intent from DTC, the participants holding beneficial interests in those certificates agree to initiate the termination; or

      o     after the occurrence of an Event of Default under the pooling and servicing agreement, certificateholders representing a majority in principal amount of the offered certificates of any class then outstanding advise DTC through Participants in writing that the continuation of book-entry system through DTC (or a successor thereto) is no longer in the best interest of such
            certificateholders.

      Upon the occurrence of any of these events described in the prior paragraph, the trustee or other designated party will be required to notify all
DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated

                                       93

party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates. The related prospectus supplement may specify other events upon which definitive certificates may be issued.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

      The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing
Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

      If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, primary servicer, sub-servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

      Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

      A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the
Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing
Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the
Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Greenwich Capital Commercial Funding Corp."

ASSIGNMENT OF MORTGAGE ASSETS

      At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to

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be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

      Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

      o     in the case of a mortgage loan--

            1.    the address of the related real property,

            2.    the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap
                  information,

            3.    the remaining term to maturity,

            4.    if the mortgage loan is a balloon loan, the remaining
                  amortization term, and

            5.    the outstanding principal balance; and

      o     in the case of a mortgage-backed security--

            1.    the outstanding principal balance, and

            2.    the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

      We will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

      o     the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the
            Governing Document for that series;

      o     the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

      o     in the case of a mortgage loan--

            1.    the enforceability of the related mortgage note and mortgage,

            2.    the existence of title insurance insuring the lien priority of the related mortgage, and

            3.    the payment status of the mortgage loan.

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      We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

      The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

      In general, the related master servicer and special servicer, directly or through primary servicers or sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related
Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

      As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document.

      Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan that it is responsible for servicing.

      The master servicer and/or the special servicer for one or our trusts, directly or through primary servicers or sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

      o     maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

      o     ensuring that the related real properties are properly insured;

      o     attempting to collect delinquent payments;

      o     supervising foreclosures;

      o     negotiating modifications;

      o     responding to borrower requests for partial releases of the encumbered real property, easements, consents to alteration or demolition and similar matters;

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      o     protecting the interests of certificateholders with respect to senior lienholders;

      o     conducting inspections of the related real properties on a periodic or other basis;

      o     collecting and evaluating financial statements for the related real properties;

      o     managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

      o     maintaining servicing records relating to mortgage loans in the trust.

      We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

      o     mortgage loans that are delinquent with respect to a specified number of scheduled payments;

      o     mortgage loans as to which there is a material non-monetary default;

      o     mortgage loans as to which the related borrower has--

            1.    entered into or consented to bankruptcy, appointment of a
                  receiver or conservator or similar insolvency proceeding, or

            2.    become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

      o     real properties acquired as part of the trust with respect to defaulted mortgage loans.

      The related Governing Document may also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

      A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any

                                       97

corrective action or the need for additional initiatives. The time within which a special servicer can--

      o     make the initial determination of appropriate action,

      o     evaluate the success of corrective action,

      o     develop additional initiatives,

      o     institute foreclosure proceedings and actually foreclose, or

      o     accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.
See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

      A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

      o     performing property inspections and collecting, and

      o     evaluating financial statements.

      A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

      o     continuing to receive payments on the mortgage loan,

      o     making calculations with respect to the mortgage loan, and

      o     making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

      The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

      The master servicer for your series, or another party specified in the prospectus supplement, will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SERVICING MORTGAGE LOANS THAT ARE PART OF A LOAN GROUP

      Certain of the mortgage loans that are included in one of our trusts will be part of a loan group as described under "Description of the Trust
Assets--Mortgage Loans--Loan Groups." With respect to certain of those mortgage loans, the entire loan group may be serviced under the

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Governing Document for our trust and, in that event (a) the servicers under the
Governing Document will have to service the loan group with regard to and considering the interests of the holders of the non-trust mortgage loans included in the related loan group and (b) the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan group, including the mortgage loan in our trust. With respect to other mortgage loans in one of our trusts that are part of a loan group, the entire loan group may be serviced under a servicing agreement for the securitization of a related non-trust loan in that loan group and, in that event (a) our servicer and the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans and (b) the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan group, including the mortgage loan in our trust. See "RISK FACTORS--With Respect to Certain Mortgage Loans
Included in Our Trusts, the Mortgaged Property or Properties that Secure the
Subject Mortgage Loan in the Trust Also Secure One (1) or More Related Mortgage
Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust
Mortgage Loans May Conflict with Your Interests."

SUB-SERVICERS

      A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, the master servicer or special servicer will generally remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing
Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

      Generally, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

      If a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

      o     that mortgage-backed security will be registered in the name of the related trustee or its designee;

      o     the related trustee will receive payments on that mortgage-backed security; and

      o     subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

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MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

      No master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

      o     the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal, qualification or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

      o     a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

      In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

      With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related
Governing Document.

      In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

      o     willful misfeasance, bad faith or gross negligence in the
            performance of obligations or duties under the Governing Document for any series of offered certificates, or

      o     reckless disregard of those obligations and duties.

      Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense:

      o     specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

      o     incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

      o     incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of

                                       100

            obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

      Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

      o     the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

      o     either--

            1.    that party is specifically required to bear the expense of the action, or

            2.    the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be
                  reimbursed under the Governing Document for the affected
                  series of offered certificates.

      However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

      With limited exception, any person or entity--

      o     into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

      o     resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

      o     succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

      The compensation arrangements with respect to any master servicer, special servicer and/or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

      We will identify in related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

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AMENDMENT

      The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

            1.    to cure any ambiguity;

            2.    to correct, modify or supplement any provision in the
                  Governing Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related
                  prospectus supplement;

            3.    to add any other provisions with respect to matters or
                  questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

            4.    to the extent applicable, to relax or eliminate any
                  requirement under the Governing Document imposed by the
                  provisions of the Internal Revenue Code relating to REMICs or grantor trusts if the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

            5.    to relax or eliminate any requirement under the Governing
                  Document imposed by the Securities Act of 1933, as amended, or the rules under that Act if that Act or those rules are
                  amended or clarified so as to allow for the relaxation or
                  elimination of that requirement;

            6.    to comply with any requirements imposed by the Internal
                  Revenue Code or any final, temporary or, in some cases,
                  proposed regulation, revenue ruling, revenue procedure or
                  other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited
                  transaction or reduce the incidence of any tax that would
                  arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing
                  Document;

            7.    to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC; or

            8.    to otherwise modify or delete existing provisions of the
                  Governing Document.

      However, no such amendment of the Governing Document for any series of offered certificates, that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, no such amendment may significantly change the activities of the related trust.

      In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66 2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

                                       102

      o     reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

      o     adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

      o     significantly change the activities of the trust without the consent of the holders of offered and/or non-offered certificates
            representing, in total, not less than 51% of the voting rights for that series, not taking into account certificates of that series held by us or any of our affiliates or agents; or

      o     modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

      o     modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

LIST OF CERTIFICATEHOLDERS

      Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing
Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders proposed to send.

THE TRUSTEE

      The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

      The trustee for each series of offered certificates will not--

      o     make any representation as to the validity or sufficiency of those certificates, the related Governing Document (other than as to its being a valid obligation of such trustee) or any underlying mortgage asset or related document, or

      o     be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

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      If no event of default has occurred and is continuing under the related
Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related
Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related
Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

      As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

      The trustee for each series of offered certificates and each of its directors, officers, employees and agents will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document.
However, the indemnification of a trustee or any of its directors, officers, employees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related
Governing Document.

      No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

      No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related
Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document at the request, order or direction of any of the certificateholders of that series, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

      No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

      The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The trustee for any series of offered certificates may resign at any time.
We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of

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offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. The trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

      Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

      o     the subordination of one or more other classes of certificates of the same series;

      o     the use of letters of credit, surety bonds, insurance policies, guarantees or guaranteed investment contracts;

      o     the establishment of one or more reserve funds; or

      o     any combination of the foregoing.

      If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

      If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

      If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

      o     the nature and amount of coverage under that credit support;

      o     any conditions to payment not otherwise described in this
            prospectus;

      o     any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

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      o     the material provisions relating to that credit support.

      Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

      If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.
If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

      If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

LETTERS OF CREDIT

      If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

      If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or

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sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

      The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

RESERVE FUNDS

      If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

      Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

      If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

CASH FLOW AND DERIVATIVES AGREEMENTS

      If so specified in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. If so specified in the prospectus supplement for a series of certificates, the related trust fund may include interest rate exchange agreements or interest rate cap, collar or floor agreements. These types of agreements may be used to limit the exposure of the trust fund or investors in the certificates to fluctuations

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in interest rates and to situations where interest rates become higher or lower than specified thresholds, and may also be used to permit issuance of fixed or floating rate classes of certificates. Generally, an interest rate exchange agreement is a contract between two parties to pay and receive, with a set frequency, interest payments determined by applying the differential between two interest rates to an agreed-upon notional principal. Generally, an interest rate cap agreement is a contract pursuant to which one party agrees to reimburse another party for a floating rate interest payment obligation, to the extent that the rate payable at any time exceeds a specified cap. Generally, an interest rate floor agreement is a contract pursuant to which one party agrees to reimburse another party in the event that amounts owing to the latter party under a floating rate interest payment obligation are payable at a rate which is less than a specified floor. Generally an interest rate collar agreement is a combination of an interest rate cap and interest rate floor agreement. The trust fund may also include currency exchange agreements, which limit the exposure of the trust fund to changes in currency exchange rates. Generally, a currency exchange agreement is a contract between two parties to exchange future payments in one currency for future payments in another currency. The specific provisions of these types of agreements will be described in the related prospectus supplement. The Depositor will not include in any trust fund any cash flow or derivative agreement that could be used to create a security whose payment is not based primarily by reference to the performance of the mortgage assets in the trust fund.

                         LEGAL ASPECTS OF MORTGAGE LOANS

      Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the
United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United
States, its territories and possessions.

      The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage
Loans."

      If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

      Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in

                                       108

this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

      o     the terms of the mortgage,

      o     the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

      o     the knowledge of the parties to the mortgage, and

      o     in general, the order of recordation of the mortgage in the appropriate public recording office.

      However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      There are two parties to a mortgage--

      o     a mortgagor, who is the owner of the encumbered interest in the real property, and

      o     a mortgagee, who is the lender.

      In general, the mortgagor is also the borrower.

      In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

      o     the trustor, who is the equivalent of a mortgagor,

      o     the trustee to whom the real property is conveyed, and

      o     the beneficiary for whose benefit the conveyance is made, who is the lender.

      Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

      A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

      Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

      The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

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      o     the express provisions of the related instrument,

      o     the law of the state in which the real property is located,

      o     various federal laws, and

      o     in some deed of trust transactions, the directions of the
            beneficiary.

INSTALLMENT CONTRACTS

      The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

      However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

      A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents

                                       110

are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

      In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

      In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

      o     without a hearing or the lender's consent, or

      o     unless the lender's interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALITY

      Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

      General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

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      Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

      o     judicial foreclosure, involving court proceedings, and

      o     nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

      Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

      Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

      o     all parties having a subordinate interest of record in the real property, and

      o     all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

      Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

      Equitable and Other Limitations on Enforceability of Particular
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.
These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

      o     alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

      o     require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

      o     require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

      o     limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

            1.    a failure to adequately maintain the mortgaged property, or

            2.    an impermissible further encumbrance of the mortgaged
                  property.

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      Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

      o     upheld the reasonableness of the notice provisions, or

      o     found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger
            constitutional protections.

      In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

      Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

      o     a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

      o     notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

            In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

      o     record a notice of default and notice of sale, and

      o     send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.
A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

      Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

      o     the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

      o     the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

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      As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

      The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

      Rights of Redemption. The purposes of a foreclosure action are--

      o     to enable the lender to realize upon its security, and

      o     to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

      The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

      The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

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      One Action Rule. Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, in the case of a multi-property mortgage loan that is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply
(and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

      Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan.
However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

      Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

      o     requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

      o     permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

      o     contains other protective provisions typically required by prudent lenders to be included in a ground lease.

      Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

      In a recent decision by the United States Court of Appeals for the Seventh
Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir.
2003)) the court ruled with respect

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to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code
(11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.
Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(a)), a
lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interests; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear"
sale under Section 363(f) of the Bankruptcy Code would not be authorized
(including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy
Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Doe, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the lender will be able to recuperate the full value of the leasehold interest in bankruptcy court.

      Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the Governing Documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

      Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

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BANKRUPTCY LAWS

      Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

      Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

      o     reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the
            then-current value of the property and the outstanding balance of the loan;

      o     reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

      o     extend or shorten the term to maturity of the loan;

      o     permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

      o     permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

      Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

      A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

                                       117

      o     past due rent,

      o     accelerated rent,

      o     damages, or

      o     a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

      In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

      o     assume the lease and either retain it or assign it to a third party,
            or

      o     reject the lease.

      If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance.
These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S.
Bankruptcy Code also limits a lessor's damages for lease rejection to:

      o     the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

      o     unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

      General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

      Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

      CERCLA. The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, imposes strict liability on present and past
"owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination

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and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.
Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called
"secured creditor exemption."

      The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that
"merely having the capacity to influence, or unexercised right to control"
operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

      o     it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices,
            or

      o     assumes day-to-day management of operational functions of a mortgaged property.

      The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

      Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and
Recovery Act.

      Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

      o     impose liability for releases of or exposure to asbestos-containing materials, and

      o     provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

      Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

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      In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

      Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

      Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

      Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

      If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

      In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.
This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain
Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

      Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

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      In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

      o     first, to the payment of court costs and fees in connection with the foreclosure;

      o     second, to real estate taxes;

      o     third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

      o     last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

      Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

      o     the borrower may have difficulty servicing and repaying multiple loans;

      o     if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

      o     acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

      o     if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

      o     the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

      Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.
Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

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APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

      Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.
The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

      Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any interest above an annual rate of 6%, unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast
Guard and officers of the U.S. Public Health Service or the National Oceanic and
Atmospheric Administration assigned to duty with the military. Because the
Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

      Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected

                                       122

mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

      o     banks,

      o     insurance companies, and

      o     foreign investors.

      Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

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      Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

      o     given with respect to events that have occurred at the time the advice is rendered, and

      o     is directly relevant to the determination of an entry on a tax return.

      Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "State and Other Tax
Consequences."

      The following discussion addresses securities of two general types:

      o     REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or
            REMIC, election under Sections 860A through 860G of the Internal
            Revenue Code; and

      o     grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

      We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing
Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests, residual interests and/or ownership interests, as applicable, in the resulting REMIC.

      The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements
Providing Reinvestment, Interest Rate and Currency Related Protection."

      The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and
in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue
Code and in the Treasury regulations issued or proposed under those sections.
The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

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REMICS

      General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

      o     the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

      o     those offered certificates will represent--

            1.    regular interests in the REMIC, or

            2.    residual interests in the REMIC.

      Any and all offered certificates representing interests in a REMIC will be either--

      o     REMIC regular certificates, representing regular interests in the
            REMIC, or

      o     REMIC residual certificates, representing residual interests in the
            REMIC.

      If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation.
Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue
Code.

      Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

      o     "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

      o     "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in
            the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

      However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section
7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

                                       125

      In addition, unless otherwise provided in the related prospectus supplement, offered certificates that are REMIC regular certificates will be
"qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal
Revenue Code in the hands of another REMIC.

      Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the
Internal Revenue Code.

      The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the
Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable
Treasury regulations.

      The assets of the REMIC will include, in addition to mortgage loans--

      o     collections on mortgage loans held pending payment on the related offered certificates, and

      o     any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

      It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal
Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue
Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans within the meaning of
Section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

      To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

      o     a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code;

      o     a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue
            Code; and

      o     the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

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      Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining:

      o     whether the related REMIC certificates will be "real estate assets"
            within the meaning of Section 856(c)(5)(B) of the Internal Revenue
            Code,

      o     whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the
            Internal Revenue Code, and

      o     whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue
            Code.

      Taxation of Owners of REMIC Regular Certificates.

      General. Except as otherwise stated in this discussion, the Internal
Revenue Code treats REMIC regular certificates as debt instruments issued by the
REMIC and not as ownership interests in the REMIC or its assets. Holders of
REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

      Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the
Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Section 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things,
REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal Revenue Code do not
adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

      The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the
Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a
REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related

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prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

      The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

      The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

      Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

      o     a single fixed rate,

      o     a "qualified floating rate,"

      o     an "objective rate,"

      o     a combination of a single fixed rate and one or more "qualified floating rates,"

      o     a combination of a single fixed rate and one "qualified inverse floating rate," or

      o     a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

      In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the
IRS.

      Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the
REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

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      In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

      Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

      o     the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

      o     a fraction--

            1.    the numerator of which is the amount of the payment, and

            2.    the denominator of which is the stated redemption price at maturity of the certificate.

      Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

      o     the total amount of the de minimis original issue discount, and

      o     a fraction--

            1.    the numerator of which is the amount of the principal payment,
                  and

            2.    the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

      The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" below for a description of that election under the applicable Treasury regulations.

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      If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue
Discount" subsection.

      As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

      o     the sum of:

            1.    the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC
                  regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

            2.    the payments made on that certificate during the accrual
                  period of amounts included in the stated redemption price, over

      o     the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

      The adjusted issue price of a REMIC regular certificate is:

      o     the issue price of the certificate, increased by

      o     the total amount of original issue discount previously accrued on the certificate, reduced by

      o     the amount of all prior payments of amounts included in its stated
            redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

      o     assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

      o     using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

      o     taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

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      The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

      A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated
redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.
However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

      o     the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

      o     the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

      If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related
REMIC prepay more quickly than anticipated. See "Risk Factors--The Investment
Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and
Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses
May Be Highly Unpredictable."

      The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

      The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC regular certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of holders of REMIC regular certificates to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue

                                       131

interest after the last record date. The proposed regulations are limited to
REMIC regular certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the
Federal Register.

      Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

      o     in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

      o     in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

      If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue
Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

      The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--Premium" below.

      Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

      However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal
Revenue Code if the market discount is less than 0.25% of the remaining stated
redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Original Issue Discount" above. This treatment would result in

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discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

      Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury
Department, the relevant rules described in the Committee Report apply. The
Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

      o     on the basis of a constant yield method,

      o     in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

      o     in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

      The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

      To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

      Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

      Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue
Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated

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interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

      The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See
"--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the
Internal Revenue Code.

      Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

      o     the purchase price paid for your offered certificate, and

      o     the payments remaining to be made on your offered certificate at the time of its acquisition by you.

      If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

      Realized Losses. Under Section 166 of the Internal Revenue Code, if you
are either a corporate holder of a REMIC regular certificate and or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

      o     you will not be entitled to deduct a loss under Section 166 of the
            Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

      o     the loss will be characterized as a short-term capital loss.

      You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

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      Taxation of Owners of REMIC Residual Certificates.

      General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--Prohibited Transactions Tax and Other Taxes"
below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the
Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

      Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the
REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC." Holders of
REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the
REMIC's termination. Income derived from the REMIC residual certificates will be
"portfolio income" for the purposes of the limitations under Section 469 of the
Internal Revenue Code on the deductibility of "passive losses."

      A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.
These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

      Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.
Consequently, you should have--

      o     other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

      o     unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

                                       135

      o     excess inclusions,

      o     residual interests without significant value, and

      o     noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

      Taxable Income of the REMIC. The taxable income of a REMIC will equal:

      o     the income from the mortgage loans and other assets of the REMIC;
            plus

      o     any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

            1.    the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on
                  issuance, on any class of REMIC certificates constituting
                  regular interests in the REMIC, whether offered or not,

            2.    amortization of any premium on the mortgage loans held by the
                  REMIC,

            3.    bad debt losses with respect to the mortgage loans held by the
                  REMIC, and

            4.    except as described below in this "--Taxable Income of the
                  REMIC" subsection, servicing, administrative and other
                  expenses.

      For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

      Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it

                                       136

holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See
"--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

      A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal
Revenue Code to amortize any premium on the mortgage loans that it holds.
Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

      A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the
REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

      If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount."

      As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.
See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related
REMIC certificates, subject to the limitation of Section 67 of the Internal
Revenue Code. See "--Pass-Through of Miscellaneous Itemized Deductions" below.
If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

      Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

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      o     the amount paid for that REMIC residual certificate,

      o     increased by, amounts included in the income of the holder of that
            REMIC residual certificate, and

      o     decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

      A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

      Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

      A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a
REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

      The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

      o     through distributions,

      o     through the deduction of any net losses of the REMIC, or

      o     upon the sale of its REMIC residual certificate. See
            "--REMICs--Sales of REMIC Certificates" below.

      For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

      Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in

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income (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations.

      Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

      o     the daily portions of REMIC taxable income allocable to that certificate, over

      o     the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

      The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

      o     the issue price of the certificate, increased by

      o     the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

      o     any payments made with respect to the certificate before the beginning of that quarter.

      The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term
Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

      Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a
REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

      For holders of REMIC residual certificates, excess inclusions:

      o     will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

      o     will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

                                       139

      o     will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however,
            "--REMICs--Foreign Investors in REMIC Certificates" below.

      Furthermore, for purposes of the alternative minimum tax:

      o     excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

      o     alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

      This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

      In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these
REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a
REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2)
of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

      o     regulated investment companies,

      o     common trusts, and

      o     some cooperatives.

      The Treasury regulations, however, currently do not address this subject.

      Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related
Governing Document:

      o     the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

      o     the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

                                       140

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate. This rate is computed and published monthly by the
IRS.

      Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

      o     from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

      o     from the prospective transferee, providing representations as to its financial condition including an understanding that it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that it intends to pay its debts as they come due in the future, and

      o     from the prospective transferee, stating that it will not cause income from the REMIC residual certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or of any other
            U.S. Person, and

      o     from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

      The Treasury has issued final regulations that, in addition to the affidavits above, require, in order to receive safe harbor protection against possible disregard of a transfer, that either:

      (1)   the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of:

            o     the present value of any consideration given to the transferee to acquire the interest,

            o     the present value of the expected future distributions on the interest, and

            o     the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates
                  losses.

For purposes of the computations under this alternative, the transferee is presumed to pay tax at the highest corporate rate, currently 35%, or, in certain circumstances, the alternative minimum tax rate. Further, present values are computed using a discount rate equal to the short-term Federal rate set forth in
Section 1274(d) of the Internal Revenue Code, for the month of such transfer and the compounding period used by the transferee; or

      (2)   o     the transferee is a domestic C corporation (other than a
                  corporation exempt from taxation or a regulated investment company or real estate investment trust) that

                                       141

                  meets certain gross and net asset tests (generally, $100
                  million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years),

            o     the transferee agrees in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for this safe harbor transfer, and

            o     the facts and circumstances known to the transferor on or
                  before the date of the transfer do not reasonably indicate that the taxes associated with ownership of the residual
                  interest will not be paid by the transferee.

      Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

      We will disclose in the related prospectus supplement whether the offered
REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a
REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

      See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

      Mark-to-Market Rules. Regulations under Section 475 of the Internal
Revenue Code provide a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules.

      Transfers of REMIC Residual Certificates to Investors That are Foreign
Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code and to United States partnerships that have (or are permitted under their related partnership agreements to have) any non-United
States persons as partners (either directly or indirectly, other than through a
U.S. corporation) will be prohibited under the related Governing Documents.

      If transfers of REMIC residual certificates to investors that are foreign persons are permitted under the related Governing Documents, and such a transfer takes place, then it is possible that the transfer will be disregarded for all federal tax purposes. The applicable Treasury regulations provide that a transfer of a REMIC residual certificate that has "tax avoidance potential" to a
non-U.S. Person will be disregarded for all federal tax purposes, unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A REMIC residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer--

      o     the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

                                       142

      o     the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

      If the non-U.S. Person transfers the REMIC residual certificate back to a
U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

      In addition, under temporary and final Treasury regulations, effective
August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Pooling and Servicing Agreement will prohibit transfer of a Class R or Class LR Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which
(other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a non-U.S. Person.

      Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a
REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

      If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

      o     an individual,

      o     an estate or trust, or

      o     a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

      then--

      o     an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

      o     the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal
            Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

      In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

                                       143

      o     3% of the excess, if any, of adjusted gross income over a statutory inflation-adjusted amount, or;

      o     80% of the amount of itemized deductions otherwise allowable for such year.

      Such limitations will be phased out beginning in 2006 and eliminated in
2010.

      Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

      o     an individual,

      o     an estate or trust, or

      o     a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

      The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section
68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

      Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

      o     an individual,

      o     an estate or trust, or

      o     a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

      We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

      Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.
The adjusted basis of a REMIC regular certificate generally will equal:

      o     the cost of the certificate to that certificateholder, increased by

      o     income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

      o     payments on the certificate received by that certificateholder and by amortized premium and realized losses allocated to the
            certificate and previously deducted by the certificateholder.

      The adjusted basis of a REMIC residual certificate will be determined as described above under "--Taxation of Owners of REMIC Residual
Certificates--Basis Rules, Net Losses and

                                       144

Distributions." Except as described below in this "--Sales of REMIC
Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

      In addition to the recognition of gain or loss on actual sales, the
Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

      o     entitle the holder to a specified principal amount,

      o     pay interest at a fixed or variable rate, and

      o     are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most
REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

      Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

      o     the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

      o     the amount of ordinary income actually includible in the seller's income prior to that sale.

      In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held

                                       145

by the seller, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular
Certificates--Market Discount" and "--Premium."

      REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

      A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the
"wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

      o     reacquires that same REMIC residual certificate,

      o     acquires any other residual interest in a REMIC, or

      o     acquires any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

      Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code
imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

      o     the disposition of a non-defaulted mortgage loan,

      o     the receipt of income from a source other than a mortgage loan or other permitted investments,

      o     the receipt of compensation for services, or

      o     the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

                                       146

      It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

      In addition, some contributions to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition of a tax on the
REMIC equal to 100% of the value of the contributed property. The related
Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

      REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Internal
Revenue Code.

      Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

      Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

      o     the person has sufficient assets to do so, and

      o     the tax arises out of a breach of that person's obligations under the related Governing Document.

      Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

      Tax and Restrictions on Transfers of REMIC Residual Certificates to
Particular Organizations. If a REMIC residual certificate is transferred to a
Disqualified Organization, a tax will be imposed in an amount equal to the product of:

      o     the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

      o     the highest marginal federal income tax rate applicable to corporations.

      The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate.

      The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

                                       147

      o     events that have occurred up to the time of the transfer,

      o     the prepayment assumption, and

      o     any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

      The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

      o     the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

      o     as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

      In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

      o     the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the
            Disqualified Organization, and

      o     the highest marginal federal income tax rate imposed on
            corporations.

      A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

      o     the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

      o     a statement under penalties of perjury that the record holder is not a Disqualified Organization.

      If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

      In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a
Pass-Through Entity.

      Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

      o     the residual interests in the entity are not held by Disqualified
            Organizations, and

      o     the information necessary for the application of the tax described in this prospectus will be made available.

                                       148

      We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

      Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

      Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects. The related tax administrator may hold at least a nominal amount of REMIC residual certificates.

      As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

      o     income,

      o     deductions

      o     gains,

      o     losses, and

      o     classification as a REMIC.

      Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related
REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item.
Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

      Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

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      o     corporations,

      o     trusts,

      o     securities dealers, and

      o     various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

      o     30 days after the end of the quarter for which the information was requested, or

      o     two weeks after the receipt of the request.

      Reporting with respect to REMIC residual certificates, including--

      o     income,

      o     excess inclusions,

      o     investment expenses, and

      o     relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

      As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Market Discount."

      Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

      Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code at a rate of 28%, which rate will be increased to 31%
after 2010 unless the recipient of these payments:

      o     is a United States person and provides IRS Form W-9 with the correct taxpayer identification number;

      o     is a foreign person and provides IRS Form W-8BEN identifying the foreign person and stating that the beneficial owner is not a United
            States person; or

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      o     can be treated as an exempt recipient within the meaning of Treasury
            Regulations Section 1.6049-4(c)(1)(ii).

      Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Information reporting requirements may also apply regardless of whether withholding is required. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

      Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

      o     a foreign person, and

      o     not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding tax, that holder must provide certain documentation. The appropriate documentation includes Form W-8BEN, if the foreign person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the foreign person is eligible for an exemption on the basis of its income from the REMIC certificate being effectively connected to a United States trade or business; Form W-8BEN or Form
W-8IMY if the foreign person is a trust, depending on whether such trust is classified as the beneficial owner of the REMIC certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the foreign person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A
"qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section
1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, and nominee or otherwise as an agent for the beneficial owner of a REMIC Certificate. A
"qualified intermediary" is generally a foreign financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS.

      For these purposes, a foreign person is anyone other than a U.S. Person.

      It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related
REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original

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issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

      It is possible, under regulations promulgated under Section 881 of the
Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

      o     owns 10% or more of one or more underlying mortgagors, or

      o     if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

      Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to
United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

      Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

      o     foreign persons, or

      o     U.S. Persons, if classified as a partnership under the Internal
            Revenue Code, unless all of their beneficial owners are U.S.
            Persons.

GRANTOR TRUSTS

      Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue
Code and not as a partnership or an association taxable as a corporation.

      A grantor trust certificate may be classified as either of the following types of certificate:

      o     a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest on those loans at a pass-through rate; or

      o     a grantor trust strip certificate representing ownership of all or a portion of the difference between--

            1.    interest paid on the mortgage loans constituting the related grantor trust, minus

            2.    the sum of:

      o     normal administration fees, and

      o     interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

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      A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

      Characterization of Investments in Grantor Trust Certificates.

      Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

      o     "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code,
            but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

      o     "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section
            860G(a)(3) of the Internal Revenue Code; and

      o     "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

      In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal
Revenue Code.

      Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

      o     consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section
            7701(a)(19)(C)(v) of the Internal Revenue Code,

      o     consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code,
            and

      o     the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section
            856(c)(3)(A) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

      The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are]
principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Internal Revenue Code.

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      Taxation of Owners of Grantor Trust Fractional Interest Certificates

      General. Holders of a particular series of grantor trust fractional interest certificates generally:

      o     will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

      o     will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

      Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

      Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

      o     Section 68 of the Internal Revenue Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

      The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial.
Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

      Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

      The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

      o     a class of grantor trust strip certificates is issued as part of the same series, or

      o     we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

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      Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

      o     a master servicer,

      o     a special servicer,

      o     any sub-servicer, or

      o     their respective affiliates.

      If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the
Internal Revenue Code. This is subject, however, to the discussion below regarding:

      o     the treatment of some stripped bonds as market discount bonds, and

      o     de minimis market discount.

      See "--Market Discount" below.

      Under the stripped bond rules, the holder of a grantor trust fractional interest certificate, whether a cash or accrual method taxpayer, will be required to report interest income from its grantor trust fractional interest certificate for each month. The amount of reportable interest income must equal the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Internal Revenue Code relating to original issue discount.

      The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated
interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

      See "--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

      o     the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in
            "--Sales of Grantor Trust Certificates," and

      o     the yield of that grantor trust fractional interest certificate to the holder.

      The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any

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payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

      With respect to some categories of debt instruments, Section 1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

      Section 1272(a)(6) applies to any "pool of debt instruments the yield on which may be affected by reason of prepayments." The precise application of
Section 1272(a)(6) is unclear in some respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

      We recommend that certificateholders consult their tax advisors concerning reporting original issue discount with respect to grantor trust fractional interest certificates.

      In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

      In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

      o     a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

      o     a constant yield computed using a representative initial offering price for each class of certificates.

      However, neither we nor any other person will make any representation that--

      o     the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate,
            or

      o     the prepayment assumption will not be challenged by the IRS on audit.

      Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

                                       156

      Under Treasury Regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

      o     there is no original issue discount or only a de minimis amount of original issue discount, or

      o     the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

      If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

      o     0.25% of the stated redemption price, and

      o     the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--If Stripped Bond Rules Do Not
Apply" and "--Market Discount" below.

      In light of the application of Section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

      If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

      The original issue discount, if any, on mortgage loans will equal the difference between:

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      o     the stated redemption price of the mortgage loans, and

      o     their issue price.

      For a definition of "stated redemption price," see "--REMICs--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

      The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the
REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

      In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

      If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section
1272(a)(6) of the Internal Revenue Code requires that a prepayment assumption be used in computing yield with respect to any pool of debt instruments, the yield on which may be affected by prepayments. The precise application of this legislation is unclear in some respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments, or will be applied on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder. We recommend that certificateholders consult their own tax advisors concerning reporting original issue discount with respect to grantor trust fractional interest certificates.

      A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

      The adjusted issue price of a mortgage loan on any given day equals the sum of:

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      o     the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

      o     the daily portions of original issue discount for all days during the accrual period prior to that day.

      The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

      o     the issue price of the mortgage loan, increased by

      o     the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

      o     the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

      In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

      o     a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

      o     a constant yield computed using a representative initial offering price for each class of certificates.

      However, neither we nor any other person will make any representation that--

      o     the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

      o     the prepayment assumption will not be challenged by the IRS on audit.

      Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

      Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

      o     in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated
            redemption price, or

      o     in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

      If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described in the next paragraph, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable

                                       159

to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount"
above.

      Section 1276(b)(3) of the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until the time that regulations are issued by the Treasury
Department, the relevant rules described in the Committee Report apply. Under those rules, in each accrual period, you may accrue market discount on the underlying mortgage loans, at your option:

      o     on the basis of a constant yield method,

      o     in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or

      o     in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period.

      Section 1272(a)(6) of the Internal Revenue Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to any pool of debt instruments, the yield on which may be affected by prepayments. Because the mortgage loans will be a pool described in that section, it appears that the prepayment assumption used, or that would be used, in calculating the accrual of original issue discount, if any, is also to be used in calculating the accrual of market discount. However, the precise application of Section 1272(a)(6) is unclear in some respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate is to be determined at the time of the first sale of the grantor trust fractional interest certificate, or with respect to any holder, at the time of that holder's purchase of the grantor trust fractional interest certificate.

      We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

      To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

                                       160

      Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

      Further, under the rules described under "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

      Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

      o     be allocated among the payments of stated redemption price on the mortgage loan, and

      o     be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

      It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates. See "--Market Discount" above.

      Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of Section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Taxation of
Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules
Apply," no regulations or published rulings under Section 1286 of the Internal
Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates.
Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

      The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

      Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

                                       161

      o     the price paid for that grantor trust strip certificate by you, and

      o     the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

      o     an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

      See "--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--If Stripped Bond Rules Apply" above.

      As noted above, Section 1272(a)(6) of the Internal Revenue Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments. The Internal
Revenue Code also requires adjustments be made in the amount and rate of accrual of that discount when prepayments do not conform to the prepayment assumption.
It appears that those provisions would apply to grantor trust strip certificates. It is uncertain whether the assumed prepayment rate would be determined based on:

      o     conditions at the time of the first sale of the grantor trust strip certificate or,

      o     with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

      If the method for computing original issue discount under Section
1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable" above.

      The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the
IRS and certificateholders will be based on:

      o     the prepayment assumption we will disclose in the related prospectus supplement, and

      o     a constant yield computed using a representative initial offering price for each class of certificates.

      However, neither we nor any other person will make any representation that--

                                       162

      o     the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

      o     the prepayment assumption will not be challenged by the IRS on audit.

      We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

      Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

      Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

      o     the amount realized on the sale or exchange of a grantor trust certificate, and

      o     its adjusted basis.

      The adjusted basis of a grantor trust certificate generally will equal:

      o     its cost, increased by

      o     any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

      o     any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

      As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

      Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income.
Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

      Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally

                                       163

will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

      o     entitle the holder to a specified principal amount,

      o     pay interest at a fixed or variable rate, and

      o     are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

      o     the amount of servicing compensation received by a master servicer or special servicer, and

      o     all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

      The reporting party will furnish comparable information to the IRS as and when required by law to do so.

      Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

                                       164

      On January 24, 2006, the Service published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under
Treasury Regulation Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust fund in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to Certificateholders in accordance with these new regulations after December
31, 2007.

      Backup Withholding. In general, the rules described under
"--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

      Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates"
above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

      To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United
States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

      Any holder of a certificate that reports any item or items of income, gain, expense, or loss in respect of a certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the certificates.

                        STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                                       165

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended, and the
Internal Revenue Code impose various requirements on--

      o     ERISA Plans, and

      o     persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other
ERISA Plans are invested.

      Governmental plans and, if they have not made an election under Section
410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the considerations described below in this
"Certain ERISA Considerations" section, subject to the provisions of other applicable federal and state law. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue
Code, however, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

      ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

      o     investment prudence and diversification, and

      o     compliance with the investing ERISA Plan's governing the documents.

      Section 406 of ERISA and Section 4975 of the Internal Revenue Code also prohibit a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption exists.

      The types of transactions between ERISA Plans and Parties in Interest that are prohibited include:

      o     sales, exchanges or leases of property;

      o     loans or other extensions of credit; and

      o     the furnishing of goods and services.

      Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected ERISA Plan for any losses realized by that ERISA Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

                                       166

PLAN ASSET REGULATIONS

      An ERISA Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that ERISA Plan. Section 2510.3-101 of the Plan Asset Regulations, as
modified by Section 3(42) of ERISA, provides that when an ERISA Plan acquires an equity interest in an entity, the assets that ERISA Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both
ERISA Plans and entities deemed to include plan assets because of investments in such entities by ERISA Plans, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

            1.    those with discretionary authority or control over the assets of the entity,

            2.    those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

            3.    those who are affiliates of the persons described in the
                  preceding clauses 1. and 2.

      In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

      A fiduciary of an investing ERISA Plan is any person who--

      o     has discretionary authority or control over the management or disposition of the assets of that ERISA Plan, or

      o     provides investment advice with respect to the assets of that ERISA
            Plan for a fee.

      If the mortgage and other assets included in one of our trusts are ERISA
Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

      o     deemed to be a fiduciary with respect to the investing ERISA Plan,
            and

      o     subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are
ERISA Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For
example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing ERISA Plan, then the purchase by that ERISA Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that ERISA Plan and the Party in Interest.

      The Plan Asset Regulations provide that where an ERISA Plan purchases a
"guaranteed governmental mortgage pool certificate," the assets of that ERISA
Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations

                                       167

include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie
Mae, Fannie Mae and Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of an ERISA Plan, the underlying mortgages would not be treated as assets of that ERISA Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

      In addition, the acquisition or holding of offered certificates by or on behalf of an ERISA Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in
Interest with respect to an investing ERISA Plan.

      If you are the fiduciary of an ERISA Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

PROHIBITED TRANSACTION EXEMPTIONS

      If you are an ERISA Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of an ERISA Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

      o     Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving ERISA Plans and broker-dealers, reporting dealers and banks;

      o     Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

      o     Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and
            Parties in Interest;

      o     Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a
            "qualified professional asset manager;"

      o     Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

      o     Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an
            "in-house asset manager."

      We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of an ERISA Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

                                       168

UNDERWRITER'S EXEMPTION

      It is expected that Greenwich Capital Markets, Inc. will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 90-59 to Greenwich
Capital Markets, Inc. Subject to the satisfaction of the conditions specified in that exemption, PTE 90-59, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code, various transactions relating to, among other things--

      o     the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and

      o     the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Greenwich Capital
            Markets, Inc. or any person affiliated with Greenwich Capital
            Markets, Inc., such as particular classes of the offered
            certificates.

      The related prospectus supplement will state whether PTE 90-59 is or may be available with respect to any offered certificates underwritten by Greenwich
Capital Markets, Inc.

INSURANCE COMPANY GENERAL ACCOUNTS

      The Small Business Job Protection Act of 1996 added a new Section 401(c)
to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code for transactions involving an insurance company general account. This exemption is in addition to any exemption that may be available under prohibited transaction class exemption
95-60 for the purchase and holding of offered certificates by an insurance company general account.

      Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of an ERISA Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be ERISA Plan assets.

      Any assets of an insurance company general account which support insurance policies issued to an ERISA Plan after December 31, 1998, or issued to an ERISA
Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section
401(c) of ERISA, may be treated as ERISA Plan assets. In addition, because
Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as ERISA Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

                                       169

CONSULTATION WITH COUNSEL

      If you are a fiduciary for an ERISA Plan and you intend to purchase offered certificates on behalf of or with assets of that ERISA Plan, you should:

      o     consider your general fiduciary obligations under ERISA, and

      o     consult with your legal counsel as to--

            1.    the potential applicability of ERISA and Section 4975 of the
                  Internal Revenue Code to that investment, and

            2.    the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

      An ERISA Plan that is exempt from federal income taxation under Section
501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a
REMIC allocated to a REMIC residual certificate held by a tax-exempt ERISA Plan will be considered unrelated business taxable income and will be subject to federal income tax.

      See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Residual Certificates--Excess Inclusions" in this prospectus.

                                LEGAL INVESTMENT

      If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Mortgage
related securities are legal investments for entities--

      o     that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

      o     whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

      Prior to December 31, 1996, classes of offered certificates would be mortgage related securities for purposes of SMMEA only if they:

      o     were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

      o     evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and

                                       170

            commercial structure, which loans had been originated by the types of originators specified in SMMEA.

      Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation.

      Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which the securities may relate, loans secured by "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Through September 23, 2001, any state could have enacted legislation limiting the extent to which mortgage related securities under this expanded definition would constitute legal investments under that state's laws.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

      o     federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those securities;

      o     federal credit unions may invest in mortgage related securities; and

      o     national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. ss. 24 (Seventh),

subject in each case to regulations that the applicable federal regulatory authority may prescribe.

      The OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information, "Type IV securities," which are defined in 12 C.F.R. ss.
1.2(m) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security"
and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

                                       171

      The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. ss.
703.140.

      The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

      All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective
May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying" and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      There may be other restrictions on your ability either to purchase one or more classes of offered certificates of any series or to purchase offered certificates representing more than a specified percentage of your assets.
Except as to the status of some classes of offered certificates as mortgage related securities, we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

      o     the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

      o     SMMEA has been overridden in any State relevant to you.

                                       172

                                 USE OF PROCEEDS

      Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

      The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

      We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

            1.    by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

            2.    by placements by us with institutional investors through
                  dealers; and

            3.    by direct placements by us with institutional investors.

      In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

      If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

      Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.
Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in

                                       173

connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

      It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

      o     the obligations of the underwriters will be subject to various conditions precedent,

      o     the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

      o     in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

      The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

      We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be
"underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

      Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by
Cadwalader, Wickersham & Taft LLP.

                                     RATING

      It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

                                       174

      o     whether the price paid for those certificates is fair;

      o     whether those certificates are a suitable investment for any particular investor;

      o     the tax attributes of those certificates or of the related trust;

      o     the yield to maturity or, if they have principal balances, the average life of those certificates;

      o     the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

      o     the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

      o     whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

      o     the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

      o     if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

      The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

      "ADA" means the Americans with Disabilities Act of 1990, as amended.

      "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

      "Committee Report" means the Conference Committee Report accompanying the
Tax Reform Act of 1986.

      "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

      "Disqualified Organization" means:

      o     the United States,

      o     any State or political subdivision of the United States,

      o     any foreign government,

                                       175

      o     any international organization,

      o     any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal
            Revenue Code or the Freddie Mac,

      o     any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

      o     any organization described in Section 1381(a)(2)(C) of the Internal
            Revenue Code.

      "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

      "ERISA Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code.

      "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear System, or any successor entity.

      "Euroclear Terms and Conditions" means the Terms and Conditions Governing
Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System,
Belgian law.

      "Fannie Mae" means the Federal National Mortgage Association.

      "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

      "FDIC" means the Federal Deposit Insurance Corporation.

      "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

      "Freddie Mac" means the Federal Home Loan Mortgage Association.

      "Ginnie Mae" means the Government National Mortgage Association.

      "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

      "IRS" means the Internal Revenue Service.

                                       176

      "Lender Liability Act" means the Asset Conservation Lender Liability and
Deposit Insurance Act of 1996, as amended.

      "NCUA" means the National Credit Union Administration.

      "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

      "OCC" means the Office of the Comptroller of the Currency.

      "OTS" means the Office of Thrift Supervision.

      "Party in Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of Section
4975 of the Internal Revenue Code.

      "Pass-Through Entity" means any:

      o     regulated investment company,

      o     real estate investment trust,

      o     trust,

      o     partnership, or

      o     other entities described in Section 860E(e)(6) of the Internal
            Revenue Code.

      "Plan Asset Regulations" means the regulations of the U.S. Department of
Labor promulgated under ERISA.

      "PTE" means a Prohibited Transaction Exemption issued by the U.S.
Department of Labor.

      "REIT" means a real estate investment trust within the meaning of Section
856(a) of the Internal Revenue Code.

      "Relief Act" means the Servicemembers Civil Relief Act, as amended.

      "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and
Sections 860A through 860G of the Internal Revenue Code.

      "SEC" means the Securities and Exchange Commission.

      "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

      "SPA" means standard prepayment assumption.

      "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

                                       177

      "U.S. Person" means:

      o     a citizen or resident of the United States;

      o     a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

      o     an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

      o     a trust as to which--

            1.    a court in the United States is able to exercise primary
                  supervision over the administration of the trust, and

            2.    one or more United States persons have the authority to
                  control all substantial decisions of the trust.

      In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

                                       178

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "GCCFC
2007-GG9-Annex-A, Black.XLS" and is a Microsoft Excel 97(1) spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Annex A
and Annex B to, this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in its entirety prior to accessing the spreadsheet file.

_________________

(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

We are not offering these certificates in any state where the offer is not permitted.

Prospectus Supplement

Important Notice About the Information Contained in this Prospectus Supplement and the Accompanying Prospectus	S-5
European Economic Area	S-5
United Kingdom	S-6
Notice to United Kingdom Investors	S-6
Selling Legends for Hong Kong, Japan and Singapore	S-6
Summary of Prospectus Supplement	S-8
Risk Factors	S-45
Capitalized Terms Used in this Prospectus Supplement	S-74
Forward-Looking Statements	S-74
The Sponsors, Mortgage Loan Sellers and Originators	S-74
The Depositor	S-81
The Issuing Entity	S-82
The Servicers	S-82
The Trustee	S-88
Description of the Mortgage Pool	S-92
Servicing Under the Pooling and Servicing Agreement	S-132
Description of the Offered Certificates	S-164
Yield and Maturity Considerations	S-188
Legal Proceedings	S-193
Use of Proceeds	S-193
Certain Legal Aspects	S-193
Federal Income Tax Consequences	S-194
Certain ERISA Considerations	S-196
Legal Investment	S-200
Legal Matters	S-200
Method of Distribution	S-200
Ratings	S-202
Glossary	S-204
ANNEX A — Certain Characteristics of the Underlying Mortgage Loans	A-1
ANNEX B — Structural and Collateral Term Sheet	B-1
ANNEX C — Mortgage Pool Characteristics	C-1
ANNEX D — Decrement Tables	D-1
ANNEX E — Form of Payment Date Statement	E-1
ANNEX F — Class A-AB Planned Principal Balance	F-1
ANNEX G — Global Clearance, Settlement and Tax Documentation Procedures	G-1
Prospectus
Important Notice About the Information Presented in this Prospectus	iii
Available Information; Incorporation by Reference	iii
Summary of Prospectus	1
Risk Factors	14
Capitalized Terms Used in this Prospectus	38
Description of the Trust Assets	39
Yield and Maturity Considerations	69
Greenwich Capital Commercial Funding Corp.	76
The Sponsor	77
Description of the Certificates	81
Description of the Governing Documents	94
Description of Credit Support	105
Legal Aspects of Mortgage Loans	108
Federal Income Tax Consequences	123
State and Other Tax Consequences	165
Certain ERISA Considerations	166
Legal Investment	170
Use of Proceeds	173
Method of Distribution	173
Legal Matters	174
Rating	174
Glossary	175

$6,007,389,000
(Approximate)

Greenwich Capital
Commercial Funding Corp.

(as Depositor)

Commercial Mortgage Trust 2007-GG9

(as Issuing Entity)

Commercial Mortgage Pass-Through
Certificates, Series 2007-GG9
Class A-1, Class A-2, Class A-3,
Class A-AB, Class A-4, Class A-1-A,
Class A-M, Class A-J, Class B, Class C,
Class D, Class E and Class F

PROSPECTUS SUPPLEMENT

Goldman, Sachs & Co.

BANC OF AMERICA SECURITIES LLC
CREDIT SUISSE
MORGAN STANLEY
WACHOVIA SECURITIES

February 21, 2007

Dated February 21, 2007

Greenwich Capital
Commercial Funding Corp.,

Commercial Mortgage
Pass-Through Certificates
Series 2007-GG9

GCCFC 2007-GG9 Annex A Black.xls
(Microsoft Excel, Version 5.0)

$6,007,389,000 (Approximate) GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Trust 2007-GG9 Commercial Mortgage Pass-Through Certificates, Series 2007-GG9